UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

________________

SCHEDULE 14A
(Rule 14a-101)

________________

INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934

Filed by the Registrant	☒
Filed by a Party other than the Registrant	☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

SILVERSUN TECHNOLOGIES, INC.
(Name of Registrant as Specified in its Charter)

_________________________________________________________________
(Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check in the appropriate box):

☒	No fee required.
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

Dear SilverSun Stockholders:

We invite you to attend the Special Meeting of Stockholders of SilverSun Technologies, Inc. (“SilverSun” or the “Company”) to be held at the Company corporate offices located at 120 Eagle Rock Avenue, East Hanover, New Jersey 07936 on March 14, 2024, at 9:00 a.m. Eastern time (the “Special Meeting”).

On December 3, 2023, the Company entered into an Investment Agreement (as it may be amended or supplemented, the “Investment Agreement”) with Jacobs Private Equity II, LLC, a Delaware limited liability company (“JPE”), and the other investors listed on Schedule I thereto (the “Other Investors,” and together with JPE, the “Investors”), providing for an aggregate investment by the Investors of $1,000,000,000 in cash in the Company, including $900,000,000 from JPE (collectively, the “Equity Investment”). The Investment Agreement has been unanimously approved by the Board of Directors of the Company (the “Company Board”). Following the closing of the Equity Investment (together with all of the other transactions contemplated by the Investment Agreement, the “Transactions”), JPE will become the controlling stockholder of the Company, and Brad Jacobs, the Managing Member of JPE, will become Chairman of the Company Board and the Chief Executive Officer of the Company.

Following the closing of the Equity Investment, under the leadership of Mr. Jacobs, the Company intends to pursue a business strategy of creating a tech-forward leader in the building products distribution industry. After spinning off the existing Company business as described below, the remaining company, which will be renamed QXO, Inc., will be a standalone platform for acquisitions and operations in the building products distribution industry.

Prior to the closing of the Equity Investment, the Company will amend and restate its certificate of incorporation (the “Charter Amendment”) to, among other things, effect an 8:1 reverse stock split (the “Reverse Stock Split”) with respect to the Company’s common stock, par value $0.00001 per share (the “Common Stock”). Upon the closing of the Equity Investment and giving effect to the Reverse Stock Split, the Company will issue to the Investors, in the aggregate: (a) 1,000,000 shares of Convertible Perpetual Preferred Stock of the Company (the “Convertible Preferred Stock”) that, in the aggregate, will be convertible into approximately 219 million shares of the Company’s common stock at an initial conversion price of $4.566 per share (equivalent to $0.571 per share pre-Reverse Stock Split), subject to customary anti-dilution adjustments, and (b) warrants to purchase an additional approximately 219 million shares of the Company’s common stock (the “Warrants,” and together with the Convertible Preferred Stock, the “Securities”) at initial exercise prices of $4.566 per share (equivalent to $0.571 per share pre-Reverse Stock Split) with respect to 50% of the Warrants, $6.849 per share (equivalent to $0.856 per share pre-Reverse Stock Split) with respect to 25% of the Warrants, and $13.698 per share (equivalent to $1.712 per share pre-Reverse Stock Split) with respect to the remaining 25% of the Warrants, in each case subject to customary anti-dilution adjustments. Following the closing of the Equity Investment, the Investors will own approximately 99.85% of the Company’s common stock on an as-converted, as-exercised basis.

Under the terms of the Investment Agreement, the Company will, six days after the closing of the Equity Investment (the “Distribution Date”), separate the existing Company business into SilverSun Technologies Holdings, Inc., a Nevada corporation and currently a wholly owned subsidiary of the Company (“SpinCo”), and distribute all of the shares of SpinCo to the stockholders of the Company as of the close of business on a record date (the “Dividend and Distribution Record Date”) that is expected to be one day prior to the closing date of the Equity Investment (collectively, the “Spin-Off”). Also pursuant to the Investment Agreement, the Company will declare a $2.5 million aggregate cash dividend to its stockholders of record as of the Dividend and Distribution Record Date (the “Dividend”). The Dividend will be paid on the Distribution Date from proceeds received by the Company from the Equity Investment.

Following the closing of the Equity Investment, the Company Board will be reconstituted such that (a) the number of seats on the Company Board will be as directed by JPE, (b) each of such directors (including Mr. Jacobs) will be individuals designated by JPE, (c) each standing committee of the Company Board will be reconstituted in a manner designated by JPE and (d) Mr. Jacobs will be appointed as the Chairman of the Company Board and Chief Executive Officer of the Company. In addition, the current executive officers of the Company will resign and new officers designated by JPE will be appointed.

At the Special Meeting, Company stockholders will be asked to consider and vote upon the following proposals:

1.      To approve the issuance and sale to the Investors of the Securities (including shares of common stock that may be issued pursuant to the Securities) in accordance with the Investment Agreement, and the other transactions contemplated by the Investment Agreement (the “Investment Proposal”). A copy of the Investment Agreement is attached as Annex A to the accompanying proxy statement.

2.      To approve the adoption of the Fifth Amended and Restated Certificate of Incorporation (the “Amended and Restated Certificate of Incorporation”), a copy of the form of which is attached as Annex B to the accompanying proxy statement, which, if approved, would become effective prior to and in connection with the closing of the Equity Investment (the “General Charter Proposal”).

3.      To approve separately a feature of the Amended and Restated Certificate of Incorporation implementing the Reverse Stock Split.

4.      To approve separately a feature of the Amended and Restated Certificate of Incorporation effecting an increase in the number of authorized shares of Common Stock to 2,000,000,000 and an increase in the number of authorized shares of Preferred Stock to 10,000,000.

5.      To approve separately a feature of the Amended and Restated Certificate of Incorporation specifying the circumstances under which stockholders are able to act by written consent in lieu of a stockholder meeting.

6.      To approve separately a feature of the Amended and Restated Certificate of Incorporation specifying the circumstances under which a special meeting of stockholders may be called.

7.      To approve separately a feature of the Amended and Restated Certificate of Incorporation designating the exclusive forums in which certain claims relating to the Company may be brought.

8.      To approve separately a feature of the Amended and Restated Certificate of Incorporation providing for exculpation of directors and officers to the extent permitted by the Delaware General Corporation Law (this Proposal, together with the General Charter Proposal and Proposals 3 through 7, collectively, the “Charter Proposals”).

9.      To approve the QXO, Inc. 2024 Omnibus Incentive Plan, a copy of which is attached as Annex C to the accompanying proxy statement (the “2024 Plan Proposal”).

10.    To approve one or more adjournments of the Special Meeting to a later date or dates, if necessary or appropriate, to solicit additional proxies if there are insufficient votes for the approval of the Investment Proposal, the Charter Proposals or the 2024 Plan Proposal at the time of the Special Meeting (the “Adjournment Proposal”).

On December 2, 2023, the Company Board unanimously determined that the Company’s entry into the Investment Agreement and the consummation of the Equity Investment and all of the other transactions contemplated by the Investment Agreement, including the Charter Amendment, were advisable and in the best interests of the Company and its stockholders, and recommended that the stockholders of the Company vote in favor of the approval of (i) the Equity Investment and all of the other transactions contemplated by the Investment Agreement, (ii) the Charter Amendment (including the Reverse Stock Split, increase in authorized shares, written consent change, special meeting rights change, and exclusive forum change contemplated thereby), and (iii) any equity incentive plan proposed by JPE prior to the mailing of the accompanying proxy statement, which includes the 2024 Plan.

The Company Board unanimously recommends that stockholders vote “FOR” the approval of each of the Proposals to be voted on at the Special Meeting.

Consummation of the proposed Transactions is conditioned on the approval of the Investment Proposal, each of the Charter Proposals and the 2024 Plan Proposal at the Special Meeting. The Transactions are not conditioned on Company stockholders approving the Adjournment Proposal.

The accompanying proxy statement describes the proposals to be considered and voted upon at the Special Meeting and related matters. Every vote is important. Whether or not you plan to attend the Special Meeting, please take the time to vote by following the instructions on your proxy card and in the accompanying Notice of Special Meeting of Stockholders.

The accompanying proxy statement provides you with detailed information about the Equity Investment, the Spin-Off, the Dividend, and the Proposals. You may also obtain more information about the Company from documents we have filed with the Securities and Exchange Commission. Please see “Where You Can Find Additional Information” in the accompanying proxy statement. If you have any questions regarding the accompanying proxy statement, you may contact the Company at 120 Eagle Rock Avenue, East Hanover, NJ 07936 (973-396-1720).

Sincerely,

Mark Meller
Chief Executive Officer
SilverSun Technologies, Inc.
February 13, 2024

NEITHER THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES REGULATORY AGENCY HAS APPROVED OR DISAPPROVED THE TRANSACTIONS DESCRIBED IN THE ACCOMPANYING PROXY STATEMENT, PASSED UPON THE MERITS OR FAIRNESS OF THE EQUITY INVESTMENT OR RELATED TRANSACTIONS CONTEMPLATED BY THE INVESTMENT AGREEMENT OR PASSED UPON THE ADEQUACY OR ACCURACY OF THE DISCLOSURES IN THE ACCOMPANYING PROXY STATEMENT. ANY REPRESENTATION TO THE CONTRARY CONSTITUTES A CRIMINAL OFFENSE.

The accompanying proxy statement is dated February 13, 2024 and, together with the enclosed form of proxy card, is first being mailed to the Company stockholders on or about February 13, 2024.

SILVERSUN TECHNOLOGIES, INC.
NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
TO BE HELD MARCH 14, 2024

To the Stockholders of SilverSun Technologies, Inc.

NOTICE IS HEREBY GIVEN of a Special Meeting of the Stockholders of SilverSun Technologies, Inc. (the “Company”), which will be held on March 14, 2024, at 9:00 a.m. Eastern time, at the Company corporate offices located at 120 Eagle Rock Avenue, East Hanover, New Jersey 07936. At the Special Meeting, you will be asked to consider and vote on the following proposals:

1.      To approve the issuance and sale to Jacobs Private Equity II, LLC, a Delaware limited liability company (“JPE”), and the Other Investors (as defined in the Investment Agreement, dated as of December 3, 2023 (as may be amended), by and among the Company, JPE and the Other Investors (the “Investment Agreement”)) of the Securities (as defined in the Investment Agreement) (including shares of Common Stock that may be issued pursuant to the Securities) in accordance with the Investment Agreement, and the other transactions contemplated by the Investment Agreement (the “Investment Proposal”). A copy of the Investment Agreement is attached as Annex A to the accompanying proxy statement.

2.      To approve the adoption of the Fifth Amended and Restated Certificate of Incorporation (the “Amended and Restated Certificate of Incorporation”), a copy of the form of which is attached as Annex B to the accompanying proxy statement, which, if approved, would become effective prior to and in connection with the closing of the Equity Investment (as defined in the Investment Agreement) (the “General Charter Proposal”).

3.      To approve separately a feature of the Amended and Restated Certificate of Incorporation effecting an 8:1 reverse stock split with respect to the Company’s common stock.

4.      To approve separately a feature of the Amended and Restated Certificate of Incorporation effecting an increase in the number of authorized shares of Common Stock to 2,000,000,000 and an increase in the number of authorized preferred shares of the Company to 10,000,000.

5.      To approve separately a feature of the Amended and Restated Certificate of Incorporation specifying the circumstances under which stockholders are able to act by written consent in lieu of a stockholder meeting.

6.      To approve separately a feature of the Amended and Restated Certificate of Incorporation specifying the circumstances under which a special meeting of stockholders may be called.

7.      To approve separately a feature of the Amended and Restated Certificate of Incorporation designating the exclusive forums in which certain claims relating to the Company may be brought.

8.      To approve separately a feature of the Amended and Restated Certificate of Incorporation providing for exculpation of directors and officers to the extent permitted by the Delaware General Corporation Law (this Proposal, together with the General Charter Proposal and Proposals 3 through 7, collectively, the “Charter Proposals”).

9.      To approve the QXO, Inc. 2024 Omnibus Incentive Plan, a copy of which is attached as Annex C to the accompanying proxy statement, which, if approved, would become effective at the closing of the Equity Investment (the “2024 Plan Proposal”).

10.    To approve one or more adjournments of the Special Meeting to a later date or dates, if necessary or appropriate, to solicit additional proxies if there are insufficient votes for the approval of the Investment Proposal, the Charter Proposals or the 2024 Plan Proposal at the time of the Special Meeting (the “Adjournment Proposal”).

The Company will transact no other business at the Special Meeting, except for business properly brought before the Special Meeting or any adjournment or postponement thereof.

Only holders of record of shares of Common Stock at the close of business on February 12, 2024, the record date for the Special Meeting, are entitled to notice of, and a vote at, the Special Meeting and any adjournments or postponements thereof.

The Company Board unanimously recommends that stockholders vote “FOR” the approval of each of the Proposals to be voted on at the Special Meeting.

Your vote is important regardless of the number of shares you own.    We encourage you to sign and return your proxy card, or use the telephone or Internet voting procedures, before the Special Meeting, so that your shares will be represented and voted at the Special Meeting even if you cannot attend in person.

Consummation of the proposed Transactions is conditioned on the approval of the Investment Proposal, each of the Charter Proposals and the 2024 Plan Proposal at the Special Meeting. The Transactions are not conditioned on Company stockholders approving the Adjournment Proposal.

By Order of the Company Board,
Mark Meller Chief Executive Officer, Chairman and Corporate Secretary
East Hanover, NJ February 13, 2024

SUMMARY VOTING INSTRUCTIONS

If you hold your shares through a bank, broker, custodian or other recordholder, please refer to your proxy card or voting instruction form or the information forwarded by your bank, broker, custodian or other recordholder to see which options are available to you.

Company stockholders of record may submit their proxies by:

Internet.    You can vote over the Internet by accessing the website listed on your proxy card and following the instructions on the website prior to 11:59 p.m. Eastern time on March 13, 2024. Internet voting is available 24 hours a day. If you vote over the Internet, do not return your proxy card(s).

Telephone.    You can vote by telephone by calling the toll-free number listed on your proxy card in the United States, Canada, or Puerto Rico on a touch-tone phone prior to 11:59 p.m. Eastern time on March 13, 2024. You will then be prompted to enter the control number printed on your proxy card and to follow subsequent instructions. Telephone voting is available 24 hours a day. If you vote by telephone, do not return your proxy card(s).

Mail.    You can vote by mail by completing, signing, dating, and mailing your proxy card(s) in the postage-paid envelope included herewith.

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CERTAIN DEFINED TERMS

The following sets forth certain defined terms used throughout this proxy statement. Other capitalized terms used in this proxy statement are defined in various other sections of this proxy statement.

Unless the context otherwise requires, references in this proxy statement to:

•        “2024 Plan” are to the QXO, Inc. 2024 Omnibus Incentive Plan;

•        “2024 Plan Proposal” are to the proposal by the Company Board for stockholder approval of the 2024 Plan providing for stock-based incentive compensation to select officers, employees, non-employee directors, consultants, and service providers of the Company;

•        “Adjournment Proposal” are to the proposal by the Company Board for stockholder approval to adjourn the Special Meeting if necessary or appropriate, to solicit additional proxies if there are insufficient votes to adopt that the Investment Proposal, the Charter Proposals or the 2024 Plan Proposal at the time of the Special Meeting;

•        “Amended and Restated Bylaws” are to the Amended and Restated Bylaws of the Company, the form of which is attached as Annex F to this proxy statement;

•        “Amended and Restated Certificate of Incorporation” are to the Fifth Amended and Restated Certificate of Incorporation of the Company, the form of which is attached as Annex B to this proxy statement;

•        “CCDC” are to Critical Cyber Defense Corporation, a Nevada corporation and indirect wholly owned subsidiary of the Company;

•        “Certificate of Designation” are to the Certificate of Designation of Convertible Perpetual Preferred Stock of the Company, to be filed with the Secretary of State of the State of Delaware in connection with the closing of the Equity Investment, the form of which is attached as Exhibit A to the Investment Agreement;

•        “Charter Proposals” are to the General Charter Proposal and Charter Amendment Feature Proposals 3 through 8, collectively;

•        “Closing” are to the closing of the Equity Investment;

•        “Closing Date” are to the date on which the Closing occurs;

•        “Common Stock” are to the Company’s common stock, $0.00001 par value per share;

•        “Company” are to SilverSun Technologies, Inc., a Delaware corporation, prior to the consummation of the Transactions or thereafter (and renamed as “QXO, Inc.”), as the context requires;

•        “Company Board” are to the Board of Directors of the Company;

•        “Company Legacy Stockholders” are to holders of Common Stock as of the Dividend and Distribution Record Date;

•        “Convertible Preferred Stock” are to the convertible perpetual preferred stock of the Company, par value $0.001 per share, having the terms set forth in the Certificate of Designation, shares of which are to be issued to the Investors in the Equity Investment;

•        “DGCL” are to the Delaware General Corporation Law;

•        “Distribution” are to the distribution of SpinCo Common Stock on a pro rata basis to persons that were holders of record of Common Stock as of the close of business on the Dividend and Distribution Record Date pursuant to the Separation and Distribution Agreement;

•        “Distribution Date” are to the date on which the Company will effect the Distribution and the Dividend, which date will be six days following the Closing Date;

•        “Dividend” are to the Company’s aggregate cash dividend of $2.5 million to be paid to persons that were Company stockholders of record as of the Dividend and Distribution Record Date;

•        “Dividend and Distribution Record Date” are to the close of business on the date that is one day prior to the Closing Date;

•        “Equity Investment” are to the issuance and sale by the Company to the Investors, and the purchase from the Company by the Investors, of the Securities in accordance with the Investment Agreement;

•        “Exchange Act” are to the Securities Exchange Act of 1934, as amended;

•        “HSR Act” are to the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended;

•        “Investment Agreement” are to the Investment Agreement, dated as of December 3, 2023, by and among the Company, JPE and the Other Investors, as the same may be amended, supplemented, or modified;

•        “Investment Proposal” are to the proposal by the Company Board for stockholder approval of the issuance and sale to the Investors of the Securities (including shares of common stock that may be issued pursuant to the Securities) in accordance with the Investment Agreement, and the other transactions contemplated by the Investment Agreement;

•        “Investors” are to JPE and the Other Investors, collectively;

•        “JPE” are to Jacobs Private Equity II, LLC, a Delaware limited liability company;

•        “Meller Employment Agreement” are to the Amended and Restated Employment Agreement, dated as of February 4, 2016, by and between SilverSun Technologies, Inc. and Mark Meller.

•        “Nasdaq” are to The Nasdaq Stock Market LLC;

•        “Other Investors” are to the investors, other than JPE, that are party to the Investment Agreement, as set forth on Schedule I thereto;

•        “Post-Closing Company Board” are to the Board of the Company following the Closing;

•        “Post-Closing Spin-Off Period” are to the 7-day period following the Dividend and Distribution Record Date;

•        “Preferred Stock” are to the preferred stock, par value $0.001 per share, authorized to be issued by the Company;

•        “Proposals” are to the proposals that Company stockholders will be asked to consider and vote upon at the Special Meeting, namely, the Investment Proposal, the Charter Proposals, the 2024 Plan Proposal, and, if applicable, the Adjournment Proposal;

•        “Reverse Stock Split” are to the 8:1 reverse stock split of the Common Stock to be effected at 11:59 p.m. Eastern time two days prior to the Closing Date pursuant to the Amended and Restated Certificate of Incorporation;

•        “SCS” are to Secure Cloud Services, Inc., a Nevada corporation and indirect wholly owned subsidiary of the Company;

•        “SEC” are to the U.S. Securities and Exchange Commission;

•        “Securities” are to the Convertible Preferred Stock and the Warrants, collectively;

•        “Securities Act” are to the Securities Act of 1933, as amended;

•        “Separation” are to the Company’s separation of the SpinCo Business, pursuant to the Separation and Distribution Agreement;

•        “Separation and Distribution Agreement” are to the Separation and Distribution Agreement to be entered into by the Company and SpinCo one day prior to the Distribution Date, the form of which is attached as Exhibit I to the Investment Agreement;

•        “Special Meeting” are to the Special Meeting of Stockholders of SilverSun Technologies, Inc. to be held at the Company’s corporate offices located at 120 Eagle Rock Avenue, East Hanover, New Jersey 07936 on March 14, 2024, at 9:00 a.m. Eastern time;

•        “SpinCo” are to the Company’s recently formed direct wholly owned subsidiary, SilverSun Technologies Holdings, Inc., a Nevada corporation;

•        “SpinCo Business” are to (a) the business conducted by the Company or any of its subsidiaries prior to the Closing and (b) the business conducted by the Company or any of its subsidiaries following the Closing and prior to the effective time of the Distribution (other than, in the case of this clause (b), the business of the Company that the Company conducts at the direction of the Company Board from and after the Closing (other than the business described in the foregoing clause (a)));

•        “SpinCo Common Stock” are to Common Stock, par value $0.00001 per share, of SpinCo;

•        “Spin-Off” are to the Separation and the Distribution, collectively;

•        “Spin-Off Effective Time” are to 12:01 a.m., New York City time, on the Distribution Date;

•        “Stockholder Approvals” are to the affirmative vote of the holders of Common Stock voting at the Special Meeting or any adjournment or postponement thereof in favor of the approval of (a) the Equity Investment and all of the other transactions contemplated by the Investment Agreement, (b) the Amended and Restated Certificate of Incorporation (including the Reverse Stock Split contemplated by the Amended and Restated Certificate of Incorporation), and (c) any equity incentive plan proposed by JPE, including the 2024 Plan, prior to the mailing of the definitive proxy statement;

•        “SWK” are to SWK Technologies, Inc., a Delaware corporation and indirect wholly owned subsidiary of the Company;

•        “Transactions” are to the Equity Investment, the Dividend, the Spin-Off, and the related transactions set forth in the Investment Agreement; and

•        “Warrants” are to the warrants to purchase an additional approximately 219 million shares of Common Stock (giving effect to the Reverse Stock Split and subject to anti-dilution adjustments) to be issued to the Investors in the Equity Investment.

QUESTIONS AND ANSWERS ABOUT THE MEETING

Below are brief answers to questions you may have concerning the transactions described in this proxy statement and the Special Meeting. These questions and answers do not, and are not intended to, address all of the information that may be important to you. You should read carefully this entire proxy statement and the other documents to which we refer you.

Q:     Why am I receiving these proxy materials?

A:     We are providing these proxy materials in connection with the solicitation by the Company Board of proxies to be voted at the Special Meeting in connection with the transactions contemplated by the Investment Agreement, as further described in this proxy statement.

Q:     What will happen in the proposed transactions?

A:     Pursuant to the Investment Agreement, prior to the closing of the Equity Investment, the Company will amend and restate its certificate of incorporation pursuant to, among other things, effect Reverse Stock Split. Upon the closing of the Equity Investment and giving effect to the Reverse Stock Split, the Investors will invest an aggregate of $1,000,000,000 in cash in the Company in exchange for: (a) 1,000,000 shares of Convertible Preferred Stock that, in aggregate, will be convertible into approximately 219 million shares of Common Stock at an initial conversion price of $4.566 per share, subject to customary anti-dilution adjustments, and (b) Warrants to purchase an additional approximately 219 million shares of Common Stock at initial exercise prices of $4.566 per share with respect to 50% of the Warrants, $6.849 per share respect to 25% of the Warrants, and $13.698 per share with respect to the remaining 25% of the Warrants, in each case subject to customary anti-dilution adjustments. Following the closing of the Equity Investment, the Investors will own approximately 99.85% of the Company’s common stock on an as-converted, as-exchanged basis.

In addition, under the terms of the Separation and Distribution Agreement, the Company will, on the Distribution Date, separate the existing Company business into SpinCo, and distribute all of the shares of SpinCo to Company Legacy Stockholders. Also pursuant to the Investment Agreement, the Company will declare the Dividend. The Dividend will be paid to Company Legacy Stockholders on the Distribution Date from proceeds received by the Company from the Equity Investment.

Additional information on the Equity Investment, the Dividend and the Spin-Off is set forth in the section of this proxy statement entitled “The Transactions” beginning on page 24.

Q:     When and where is the Special Meeting of the stockholders?

A:     The Special Meeting will be held at 9:00 a.m., Eastern Time, on March 14, 2024, at the Company corporate offices located at 120 Eagle Rock Avenue, East Hanover, New Jersey 07936.

Q:     Who can answer any questions I may have about the Special Meeting and the Proposals?

A:     Any questions that Company stockholders or banks, brokers or other nominee record holders may have concerning the Special Meeting can be addressed to SilverSun Technologies, Inc., 120 Eagle Rock Avenue, East Hanover, NJ 07936, attention: Joseph Macaluso, (973-396-1720), email: joe.macaluso@swktech.com.

Q:     What constitutes a quorum for the transaction of business at the Special Meeting?

A:     Holders of a majority of the issued and outstanding shares of Common Stock must be present, in person or represented by proxy, at the Special Meeting to constitute a quorum. Abstentions will be counted as present, and broker non-votes will not be counted, for the purpose of determining a quorum.

Q:     What are broker non-votes?

A:     A broker non-vote occurs when a nominee record holder, such as a broker, holding shares of Common Stock for a beneficial owner of such shares does not vote on a particular proposal because the nominee does not have discretionary authority to vote on that particular proposal and has not received instructions from the beneficial owner as to how to vote its shares. If you do not provide your broker with voting instructions, none of your shares held by the broker will be voted on any of those proposals and will not count for purposes of determining a quorum at the Special Meeting. Please see “If my shares are held in “street name” by a broker, bank, or other nominee, will my broker or other nominee vote my shares for me?” beginning on page 7 for more information.

Q:     Who can vote at the Special Meeting?

A:     Only stockholders of record at the close of business on February 12, 2024 (which is the record date for the Special Meeting), will be entitled to vote at the Special Meeting. On this record date, there were 5,315,581 shares of Common Stock outstanding.

Stockholder of Record: Shares Registered in Your Name

If on the record date, your shares were registered directly in your name with the Company’s transfer agent, then you are a stockholder of record. As a stockholder of record, you may vote in person at the meeting or vote by proxy. Whether or not you plan to attend the meeting, we urge you to fill out and return the enclosed proxy.

Beneficial Owner: Shares Registered in the Name of a Broker, Bank, or Other Nominee

If on the record date, your shares were held in an account at a brokerage firm, bank, dealer, or other similar organization, rather than in your name, then you are the beneficial owner of shares held in “street name” and these proxy materials are being forwarded to you by that entity. The entity holding your account is considered to be the stockholder of record for purposes of voting at the Special Meeting. As a beneficial owner, you have the right to direct your broker or other nominee record holder regarding how to vote the shares in your account. You are also invited to attend the Special Meeting. As you are not the stockholder of record, however, you may not vote your shares in person at the meeting unless you request and obtain a valid proxy from your broker or other agent record holder.

Q:     What vote is required to approve the proposals subject to a stockholder vote at the Special Meeting?

A:     The affirmative vote of a majority of the shares of Common Stock outstanding and entitled to vote as of the close of business on the record date for the Special Meeting is required to approve the Charter Proposals. The affirmative vote of stockholders representing a majority of the votes properly cast on the Proposals by stockholders present in person or represented by proxy at the Special Meeting is required to approve the Investment Proposal and the 2024 Plan Proposal, assuming a quorum is present. Approval of the Adjournment Proposal requires the affirmative vote of stockholders representing a majority of votes properly cast on the Proposal by stockholders present in person or represented by proxy at the Special Meeting, whether or not a quorum is present. A stockholder’s failure to vote by proxy or to vote in person at the Special Meeting, as well as an abstention from voting and a broker non-vote with regard to the Investment Proposal, the 2024 Plan Proposal, and the Adjournment Proposal, if applicable, will have no effect on such Proposals, assuming a quorum is present. A stockholder’s failure to vote by proxy or to vote in person at the Special Meeting, as well as an abstention from voting or a broker non-vote, with regard to the Charter Proposals, will have the same effect as a vote “against” the Charter Proposals.

At the record date for the Special Meeting, directors and executive officers of the Company and their respective affiliates have the right to vote an aggregate of 2,006,534 (approximately 38%) of the then outstanding shares of Common Stock. Mark Meller (the Company’s President, Chief Executive Officer and Chairman) and certain related parties that collectively own an aggregate of 2,006,534 (approximately 38%) of the outstanding shares of Common Stock have entered into a Voting and Support Agreement with JPE pursuant to which, among other things, they have agreed to vote in favor of each of the Proposals. Each of the Company’s directors and executive officers, and certain affiliated persons, have indicated, verbally or in writing, their present intention to vote, or cause to be voted, the shares of Common Stock owned by them in favor of each of the Proposals.

Q:     How does the Company Board recommend that I vote with respect to the Proposals?

A:     The Company Board unanimously recommends that the Company stockholders vote “FOR” each of the Proposals.

Additional information on the recommendation of the Company Board is set forth in “The Transactions — The Company’s Reasons for the Transactions; Recommendation of the Company Board” beginning on page 28.

You should note that some the Company directors and executive officers, and their affiliates, have interests in the Transactions that are different from, or in addition to, the interests of other Company stockholders generally. Information relating to the interests of the Company’s directors and executive officers, and their affiliates, in the Transactions is set forth in “The Transactions — Interests of Certain Company Directors and Executive Officers in the Transactions” beginning on page 35.

Q:     Are the Proposals conditioned on one another?

A:     The Closing is conditioned upon the approval of the Investment Proposal, each of the Charter Proposals and the 2024 Plan Proposal. The Transactions are not conditioned on Company stockholders approving the Adjournment Proposal. Each of the Investment Proposal and the Charter Proposals are conditioned upon the approval of such other Proposals. Neither the 2024 Plan Proposal nor the Adjournment Proposal is conditioned on the approval of any other Proposal set forth in this proxy statement.

It is important for you to note that in the event that the Investment Proposal or any of the Charter Proposals does not receive the requisite vote for approval, the Company will not consummate the Transactions. It is also important for you to note in the event that the 2024 Plan Proposal does not receive the requisite vote for approval, the Transaction will not be consummated unless such condition is waived. If the Transactions are not consummated, the Company will remain an independent public company and retain its current name, and the Equity Investment, the Spin-Off and the Dividend will not take place.

Q:     What will stockholders of the Company and the Company Legacy Stockholders receive if the Transactions are completed?

A:     As the result of the Transactions, SpinCo will own and operate the Company’s pre-Transactions business (i.e., the SpinCo Business) and the Company will own and operate new businesses acquired following the Closing. The Company will also receive $1.0 billion in cash from the Equity Investment, $2.5 million of which will be used to pay the Dividend.

Upon completion of the Transactions, each holder of Common Stock as of the Dividend and Distribution Record Date will own (a) the same number of shares of Common Stock that such stockholder owned immediately prior to the Distribution (which will be one-eighth of the number of shares owned prior to the effective time of the Reverse Stock Split) and (b) such number of shares of SpinCo Common Stock that represents the same proportionate interest in SpinCo that the shares of Common Stock it owned immediately prior to the Dividend and Distribution Record Date represented in the Company, in each case, assuming no interim transfers of Common Stock by such Company Legacy Stockholder. After the completion of the Transactions, however, the Company Legacy Stockholders will own a significantly smaller percentage of the Company than they owned immediately prior to the Closing. Upon the Closing, the Company Legacy Stockholders will retain approximately 0.15% of the Common Stock, and the Investors will own approximately 99.85% of the Common Stock on an as-converted, as-exercised basis.

Six days after the Closing, the Company will distribute an aggregate amount of $2.5 million to the Common Legacy Stockholders (the amount per share will equal $2.5 million divided by the number of outstanding shares of Common Stock on the Dividend and Distribution Record Date). The Dividend amount will be paid out of the $1.0 billion of cash paid to the Company from the Investors upon the Closing of the Equity Investment.

Additional information on the Equity Investment, the Dividend and the Spin-Off is set forth in the section of this proxy statement entitled “The Transactions” beginning on page 24, “Investment Agreement — Preparation of Form 10 and the Spin-Off” beginning on page 42 and “The Spin-Off” beginning on page 58.

Q:     What will happen if the Investment Proposal, the Charter Proposals or the 2024 Plan Proposal are not approved and the Transactions are not completed?

A:     In the event that the Investment Proposal or any of the Charter Proposals does not receive the requisite vote for approval, then the Transactions will not be consummated. It is also important for you to note in the event that the 2024 Plan Proposal does not receive the requisite vote for approval, the Transaction will not be consummated unless such condition is waived. If the Transactions are not consummated, the Company will remain an independent public company and retain its current name, and the Equity Investment, the Spin-Off and the Dividend will not take place. In any event, the Company will continue to file periodic reports with the SEC.

Q:     When do you expect to complete the Transactions?

A:     We anticipate completing the Transactions during the first half of 2024, subject to receipt of Stockholder Approvals and satisfaction of the other closing conditions. We cannot, however, assure completion by any particular date or that the Transactions will be completed.

Q:     Do I have appraisal rights?

A:     No. Holders of Common Stock are not entitled to appraisal rights under the DGCL in connection with the Transactions.

Q:     What do I need to do now?

A:     After carefully reading and considering the information contained in this proxy statement, please complete and sign your proxy card and return it in the enclosed postage-paid envelope as soon as possible so that your shares may be represented at the Special Meeting. Alternatively, you may cast your vote by telephone or Internet by following the instructions on your proxy card. In order to ensure that your vote is recorded, please vote your proxy as instructed on your proxy card, or on the voting instruction form provided by the record holder if your shares are held in the name of your broker or other nominee, even if you currently plan to attend the Special Meeting in person.

Please see “The Special Meeting” beginning on page 20 for additional information regarding voting procedures.

Q:     What should I do if I receive more than one set of voting materials?

A:     You may receive more than one set of voting materials, including multiple copies of this proxy statement and multiple proxy cards or voting instruction cards. For example, if you hold your shares in more than one brokerage account, you will receive a separate voting instruction card for each brokerage account in which you hold shares. If you are a holder of record and your shares are registered in more than one name, you will receive more than one proxy card. Please follow the instructions and vote in accordance with each proxy card and voting instruction card you receive.

Q:     If my shares are held in “street name” by a broker, bank, or other nominee, will my broker or other nominee vote my shares for me?

A:     No. Under the rules of various national and regional securities exchanges, if you do not provide your broker with instructions on how to vote your “street name” shares, your broker will not be permitted to vote on the Investment Proposal, the Charter Proposals, or the 2024 Plan Proposal. You should therefore be sure to provide your broker with instructions on how to vote your shares. You should check the voting form used by your broker to see if your broker offers telephone or Internet voting. If you do not give voting instructions to your broker, your shares will not be counted towards a quorum at the Special Meeting, and will effectively will be treated as voting against the approval of the Charter Proposals. If your broker holds your shares and you wish to attend and vote at the Special Meeting in person, you must obtain and bring with you a “legal proxy” from your broker, bank or other nominee record holder.

If your shares are held in street name by a bank or other nominee (other than a broker), you must similarly provide the record holder of your shares with instructions on how to vote your shares if you wish them to be voted on any of the Proposals at the Special Meeting, unless you have an arrangement with the nominee granting such nominee discretionary authority to vote your shares.

Q:     What if I do not vote on any of the Proposals?

A:     Because approval of the Charter Proposals requires the affirmative vote of a majority of the shares of Common Stock outstanding and entitled to vote as of the record date for the Special Meeting, and the Charter Proposals and the Investment Proposal are each conditioned on each other, if you abstain or fail to vote your shares in favor of the Charter Proposals, it will have the same effect as voting your shares against each of the foregoing Proposals. If you fail to respond with a vote or fail to instruct your broker or other nominee how to vote on the Charter Proposals it will have the same effect as a vote against the Charter Proposals. If you respond but do not indicate how you want to vote on the Proposals included herein, your proxy will be counted as a vote in favor of all Proposals. A stockholder’s failure to vote by proxy or to vote in person at the Special Meeting, as well as an abstention from voting and a broker non-vote with regard to the Investment Proposal, the 2024 Plan Proposal, and the Adjournment Proposal will have no effect on such Proposals, assuming a quorum is present.

Q:     What will happen if I return my proxy card without indicating how to vote?

A:     If you sign and return your proxy card without indicating how to vote on any particular proposal, the shares of Common Stock represented by your proxy will be voted “FOR” such proposal.

Q:     Can I change my vote after submitting my proxy?

A:     Yes. You can revoke your proxy at any time before it is voted. If you are the record holder of your shares, you may revoke your proxy in any one of three ways:

•        You may submit another properly completed proxy card with a later date;

•        You may send a timely written notice that you are revoking your proxy to the Company at 120 Eagle Rock Avenue, East Hanover, NJ 07936, Attn: Joseph Macaluso; or

•        You may attend the Special Meeting and vote in person. Simply attending the meeting will not, by itself, revoke your proxy.

If your shares are held by your broker or bank as a nominee or agent, you should follow the instructions provided by your broker or bank to change your vote.

SUMMARY

This summary highlights selected information in this proxy statement and may not contain all of the information about the Investment Agreement, the Equity Investment or the other transactions contemplated by the Investment Agreement that is important to you. We have included page references in parentheses to direct you to more complete descriptions of the topics presented in this summary. You should carefully read this proxy statement in its entirety, including the annexes hereto and the other documents to which we have referred you, for a more complete understanding of the matters being considered at the Special Meeting. You may obtain, without charge, copies of documents incorporated by reference into this proxy statement by following the instructions under the section of this proxy statement entitled “Where You Can Find Additional Information” beginning on page 94.

The Parties to the Transactions (Page 19)

SilverSun Technologies, Inc. (the “Company”)

The Company, through its wholly owned subsidiaries, is a business application, technology and consulting company providing strategies and solutions to meet its clients’ information technology and business management needs. The Company’s current principal executive office is located at 120 Eagle Rock Avenue, East Hanover, New Jersey 07936. The Company’s current telephone number is (973) 396-1720.

More information about the Company may be found in the documents we file with the SEC. Please see “Where You Can Find Additional Information” beginning on page 94.

Jacobs Private Equity II, LLC (“JPE”)

JPE is an investment vehicle controlled by Brad Jacobs.

Brad Jacobs has completed approximately 500 M&A transactions in his career, and built five multibillion-dollar, publicly traded companies to date: XPO, Inc., one of the largest providers of less-than-truckload services in North America; GXO Logistics, Inc., the largest pure-play contract logistics provider in the world; RXO, Inc., a leading tech-enabled freight brokerage platform; United Rentals, Inc., the world’s largest equipment rental company; and United Waste Systems, Inc., the fifth largest U.S. waste management company at the time of its sale. Each of these companies has a history of attracting world-class talent, establishing advantages through technology, and scaling up through accretive capital allocations for M&A and organic growth.

The mailing address of the principal executive offices of JPE is Jacobs Private Equity II, LLC, Five American Lane, Greenwich, CT 06831. The telephone number is 888-998-6000.

Business Strategy (Page 25)

Following the closing of the Equity Investment, under the leadership of Brad Jacobs, the Company intends to pursue a business strategy of creating a tech-forward leader in the building products distribution industry through accretive M&A and organic growth, with the goal of generating outsized stockholder value. After spinning off the existing Company business as described in this proxy statement, the remaining company, which will be renamed QXO, Inc., will be a standalone platform for future acquisitions and operations in the building products distribution industry.

The Transactions (Page 24)

The Equity Investment

On December 3, 2023, the Company entered into the Investment Agreement with JPE and the Other Investors, providing for, among other things, (a) an aggregate investment by the Investors of $1,000,000,000 in cash in the Company, (b) the issuance to Investors of 1,000,000 shares of Convertible Preferred Stock of the Company that, in aggregate, will be convertible into approximately 219 million shares of the Company’s Common Stock and Warrants to purchase an additional approximately 219 million shares of the Company’s Common Stock (in each case subject to customary anti-dilution adjustments), (c) six days after the Closing Date, the Separation of the SpinCo Business into the Company Technologies Holdings, Inc., a Nevada corporation and currently a wholly owned subsidiary of the Company, and (d) six days following the Closing Date, the Distribution and the Dividend.

Subsequent to the Closing, the Company will be renamed “QXO, Inc.”

The Spin-Off

Prior to the consummation of the Spin-Off, the Company and SpinCo will enter into the Separation and Distribution Agreement, whereby, on or before the Spin-Off Effective Time, (a) (i) the Company will transfer to SpinCo, and SpinCo will accept, the remaining SpinCo assets, and (ii) SpinCo will transfer to the Company, and the Company will accept, all Company retained assets, (b) SpinCo will assume all remaining SpinCo liabilities, and (c) as described above, the Company will pay the Dividend and cause to be distributed on the Distribution Date all of the issued and outstanding shares of SpinCo Common Stock on a pro rata basis to the Company Legacy Stockholders in the Distribution.

A copy of the Investment Agreement is attached to this proxy statement as Annex A and a copy of the form of Separation and Distribution Agreement is attached as Exhibit I to the Investment Agreement.

The Company’s Reasons for the Transactions; Recommendation of the Company Board (Page 28)

On December 2, 2023, the Company Board unanimously:

•        approved, adopted and declared advisable the Investment Agreement and the transactions contemplated by the Investment Agreement, including the Equity Investment, the Charter Amendment, the Spin-Off and the Dividend;

•        declared that it is in the best interests of the Company and the Company stockholders that the Company enter into the Investment Agreement and consummate the Equity Investment, the Charter Amendment, the Spin-Off and the Dividend, on the terms and subject to the conditions set forth in the Investment Agreement; and

•        recommended that the stockholders of the Company vote in favor of the approval of (a) the Equity Investment and all of the other transactions contemplated by the Investment Agreement, (b) the Charter Amendment (including the Reverse Stock Split, increase in authorized shares, written consent change, special meeting rights change, and exclusive forum change contemplated thereby), and (c) any equity incentive plan proposed by JPE prior to the mailing of the accompanying proxy statement, which includes the 2024 Plan.

In making its decision, the Company Board consulted with Company management, as well as the Company’s legal and financial advisors, and considered the following potentially positive factors, which are not intended to be exhaustive and are not presented in any relative order of importance:

•        Pursuant to the Investment Agreement and related transactions, the Company stockholders as of the Dividend and Distribution Record Date will be retaining a small interest in the Company following Closing while receiving the Dividend and the Distribution, which the management of SilverSun viewed as accretive to the value of their investment in the Company.

•        Benchmark’s fairness opinion concluded that the Equity Investment was fair to the Company stockholders from a financial point of view.

•        The Distribution allows the Company’s stockholders to maintain an interest in a public company that will continue the operations of the Company’s principal pre-Transactions subsidiaries SWK, SCS, and CCDC.

•        The belief of the Company Board, after a review of strategic alternatives and discussions with the Company’s management and advisors, that the value offered to stockholders pursuant to the Transactions is more favorable to the stockholders of the Company than the potential value that might have resulted from other strategic opportunities potentially available to the Company.

•        The view that the Company’s management negotiated the best deal possible with JPE and the Other Investors and that the terms of the Investment Agreement and the Transactions were the result of robust arm’s-length negotiations conducted over several months.

Opinion of Financial Advisor to the Company (Page 30)

The Company engaged The Benchmark Company, LLC (“Benchmark”) as financial advisor to the Company in connection with the Equity Investment. In connection with this engagement, Benchmark delivered a written opinion, dated December 3, 2023, to the Company Board to the effect that the Equity Investment was fair to the Company stockholders from a financial point of view.

The full text of Benchmark’s written opinion, dated December 3, 2023, which describes the assumptions made, procedures followed, matters considered, limitations on the review undertaken and qualifications, is attached as Annex D to this proxy statement. The description of Benchmark’s opinion set forth herein is qualified in its entirety by reference to the full text of the opinion. Benchmark’s opinion was directed to the Company Board (in its capacity as such) in connection with its evaluation of the fairness to the Company stockholders from a financial point of view of the Equity Investment and did not address any other terms, aspects or implications of the Transactions, including the Spin-Off. Benchmark was not requested to opine as to, and its opinion did not address, the basic business decision to proceed with or effect the Equity Investment, the Spin-Off, the Dividend and the related transactions. Benchmark expressed no opinion or view as to the relative merits of the Equity Investment or the related transactions as compared to any alternative business strategies or transactions that might exist for the Company or the effect of any other transaction in which the Company might engage. Benchmark’s opinion is not intended to be and did not constitute a recommendation to the Company Board and does not constitute a recommendation to any Company stockholder as to how to act or vote with respect to the Transactions or any other matter.

Material U.S. Federal Income Tax Consequences of the Distribution and the Dividend (Page 64)

Each U.S. Holder (as defined in the section of this proxy statement entitled “Material U.S. Federal Income Tax Consequences to U.S. Holders”) of Common Stock that receives shares of SpinCo Common Stock in connection with the Distribution and cash in the Dividend will be treated as receiving a taxable distribution in an amount equal to the fair market value of the SpinCo Common Stock and cash received. Such distribution generally will be taxed as a dividend to the extent of such holder’s ratable share of the Company’s current or accumulated earnings and profits (including the Company’s taxable gain, if any, recognized in connection with the Distribution and the Dividend), with any excess treated as a non-taxable return of capital to the extent of such holder’s basis in its Common Stock and any remaining excess treated as capital gain from the sale or exchange of Common Stock.

Although the Company will be ascribing a value to the shares of SpinCo Common Stock in the Distribution for tax purposes, this valuation is not binding on the Internal Revenue Service (the “IRS”) or any other tax authority. These tax authorities could ascribe a higher valuation to those shares, particularly if shares of SpinCo Common Stock trade at prices significantly above the value ascribed to those shares by the Company in the period following the Distribution. Such higher valuation may cause a larger reduction in the tax basis of a U.S. Holder’s shares of Common Stock or may cause a U.S. Holder to recognize additional dividend or capital gain income.

The Company will not be able to advise U.S. Holders of the amount of its earnings and profits until after the end of the calendar year in which the Distribution and Dividend occur. However, the Company anticipates that it will recognize capital gain for U.S. federal income tax purposes in connection with the Distribution that will have the effect of increasing its earnings and profits for the year in which the Distribution and Dividend occur.

The tax consequences to you related to the Distribution and the Dividend will depend on your particular facts and circumstances. You are urged to consult your tax advisors as to the specific tax consequences to you. Holders who are not U.S. Holders are urged to consult with their tax advisor regarding the U.S. federal income tax consequences of the Distribution and the Dividend. Please review the information in the section of this proxy statement entitled “Material U.S. Federal Income Tax Consequences to U.S. Holders — The Distribution and the Dividend” for a more complete description of the material U.S. federal income tax consequences of the Distribution and Dividend to U.S. Holders.

Material U.S. Federal Income Tax Consequences of the Reverse Stock Split (Page 65)

The Reverse Stock Split is intended to qualify as a “recapitalization” within the meaning of Section 368(a)(1)(E) of the Internal Revenue Code of 1986, as amended (the “Code”), and/or an exchange described in Section 1036 of the Code and the Company intends to report the Reverse Stock Split consistent with such qualification. Assuming the Reverse Stock Split so qualifies, a U.S. Holder of Common Stock generally is not expected to recognize gain or loss upon the Reverse Stock Split, except to the extent a U.S. Holder receives cash in lieu of a fractional share of Common Stock. However, it is not a condition to the Company’s obligation or SpinCo’s obligation to complete the transactions that the Reverse Stock Split be treated as a “recapitalization” within the meaning of Section 368(a)(1)(E) of the Code or an exchange described in Section 1036 of the Code or that Company or SpinCo receive an opinion from counsel to that effect. Company and SpinCo have not sought, and will not seek, any ruling from the IRS regarding any matters related to the transactions, and, as a result, there can be no assurance that the IRS would not assert that the Reverse Stock Split does not qualify as a “recapitalization” within the meaning of Section 368(a)(1)(E) of the Code or an exchange described in Section 1036 of the Code, or that a court would not sustain such a position.

If any requirement for qualification as a “recapitalization” within the meaning of Section 368(a)(1)(E) of the Code or an exchange described in Section 1036 of the Code is not met, then a U.S. Holder of Common Stock generally would recognize gain or loss in an amount equal to the difference, if any, between the fair market value of the Common Stock received in the Reverse Stock Split, and such U.S. Holder’s aggregate tax basis in the corresponding Common Stock surrendered in the Reverse Stock Split.

The tax consequences to you related to the Reverse Stock Split will depend on your particular facts and circumstances. You are urged to consult your tax advisors as to the specific tax consequences to you. Holders who are not U.S. Holders are urged to consult with their tax advisor regarding the U.S. federal income tax consequences of the Reverse Stock Split. Please review the information in the section of this proxy statement entitled “Material U.S. Federal Income Tax Consequences to U.S. Holders — The Reverse Stock Split” for a more complete description of the material U.S. federal income tax consequences of the Reverse Stock Split to U.S. Holders.

Governance and Management of the Company Post-Closing and of SpinCo (Page 46)

Upon the Closing, Brad Jacobs, who controls JPE, will become Chairman and Chief Executive Officer of the Company and the Post-Closing Company Board will be comprised of such number of directors and such persons as are designated by JPE in accordance with the Investment Agreement. Please see “The Investment Agreement — Composition of the Post-Closing Company Board” beginning on page 46 for more information.

SpinCo’s initial officers and directors will be the same as the persons currently serving such roles as the Company, barring retirements and other terminations of their positions with the Company prior to consummation of the Transactions.

The Post-Closing Company Board will be permitted to operate the Company and its subsidiaries (other than SpinCo and the legacy businesses that have been contributed to SpinCo) during the Post-Closing Spin-Off Period in any manner the Company deems to be appropriate, including consummating an acquisition of one or more businesses or entities, purchasing any assets of one or more businesses or entities, entering into financing transactions, or engaging in any similar transactions and actions in connection with the foregoing.

Treatment of Outstanding Equity Awards (Page 36)

Each option to purchase shares of Common Stock that is outstanding immediately prior to the Closing, if any, will be terminated upon the Closing.

Accounting Treatment (Page 35)

The Transactions will be accounted for as a business combination in accordance with accounting principles generally accepted in the United States (“GAAP”). Under this method of accounting, JPE will be treated as the accounting acquirer for financial reporting purposes. Accordingly, for accounting purposes, the Transactions will be treated as the equivalent of JPE acquiring the Company.

Interests of Certain Company Directors and Executive Officers in the Transactions (Page 35)

In considering the recommendation of the Company Board to vote in favor of the Investment Proposal, each of the Charter Proposals and the 2024 Plan Proposal, the Company stockholders should be aware that certain of Company directors and executive officers have interests in the proposed Transactions that may be different from, or in addition to, the interests of other Company stockholders generally and may create potential conflicts of interest. These interests are described in “The Transactions — Interests of Certain Directors and Executive Officers in the Transactions” beginning on page 35.

The Voting and Support Agreement (Page 56)

In connection with the execution of the Investment Agreement, Mark Meller (the Company’s President, Chief Executive Officer and Chairman) and certain of his related parties, who collectively beneficially own an aggregate of 2,006,534 shares representing approximately 38% of the outstanding shares of Common Stock, entered into a Voting and Support Agreement with JPE (the “Voting and Support Agreement”), pursuant to which, among other things, they have agreed to vote in favor of each of the Proposals.

Conditions to the Equity Investment (Page 47)

The respective obligations of the Investors and the Company to complete the Transactions are subject to the satisfaction or waiver of certain conditions, including (a) the receipt of Stockholder Approvals, (b) the receipt of required regulatory approvals, including that any waiting period applicable to the Transactions under the HSR Act will have been terminated or shall have expired, and any other approval under any other applicable antitrust or similar law shall have been obtained or terminated or shall have expired, (c) the absence of any injunctions or legal restraints preventing the consummation of the Equity Investment or any other transactions contemplated by the Investment Agreement, and (d) the effectiveness of the registration statement on Form 10 under the Securities Act, the absence of any stop order suspending its effectiveness, and the absence of any proceeding that has been initiated or threatened in writing by the SEC or its staff and not withdrawn.

The obligations of the Investors to complete the Transactions are also subject to the satisfaction or waiver of certain conditions, including (i) the accuracy of the representations and warranties of the Company in the Investment Agreement, subject to certain materiality thresholds as set forth in the Investment Agreement, (ii) the performance by the Company in all material respects of all of its obligations in the Investment Agreement, (iii) the absence of any pending litigation claim brought or threatened by any governmental entity, or legal restraint, challenging the consummation of the Equity Investment or seeking to impose limitations on the Investors’ ability to acquire or hold Warrants or Preferred or Common Stock, (iv) that no material adverse effect with respect to the Company has occurred, (v) JPE’s receipt of an officer’s certificate to the effect that conditions set forth in the foregoing clauses (i), (ii), and (iv) have been satisfied, (vi) that the Company has duly adopted the Amended and Restated Certificate of Incorporation and the Certificate of Designation, (vii) that Nasdaq has approved the listing of shares of Common Stock issuable upon conversion of the Convertible Preferred Stock and exercise of the warrants on the Nasdaq, (viii) JPE’s receipt of a counterpart to the Registration Rights Agreement, (ix) JPE’s receipt of a counterpart to the Jacobs Employment Agreement, (x) the termination of the Meller Employment Agreement, and (xi) the absence of any trading halt with respect to the trading of the Common Stock.

The obligations of the Company to complete the Transactions are also subject to the satisfaction or waiver of certain conditions, including (i) the accuracy of the representations and warranties of the Investors in the Investment Agreement, subject to certain materiality thresholds as set forth in the Investment Agreement; and (ii) the performance by the Investors in all material respects of all of their obligations in the Investment Agreement.

No Solicitation (Page 43)

The Investment Agreement contains customary “no solicitation” provisions that prohibit the Company and its representatives from taking any action to solicit a takeover proposal, subject to customary exceptions.

Termination of the Investment Agreement; Termination Fees (Page 49)

A termination fee of $600,000 is payable by the Company to JPE in the event that:

•        (a) the Investment Agreement is terminated (i) by either JPE or the Company if the Closing has not occurred on or prior to December 31, 2024 or because the stockholders meeting was held and the Stockholder Approvals were not obtained at such meeting, or (ii) by JPE due to a breach by the Company of any of its representations or warranties or failure to perform any of its covenants or other agreements in the Investment Agreement, which give rise to the failure of a closing condition, and are incapable of being cured or are uncured within twenty days after receipt of written notice thereof from JPE, (b) a takeover proposal has been made to the Company or the Company stockholders or any person has publicly disclosed, announced or otherwise communicated a takeover proposal or an intention to make a takeover proposal or a takeover proposal otherwise becomes publicly known after the date of the Investment Agreement and prior to its termination and (c) prior to the date that is 12 months after such termination, the Company or any of its subsidiaries enters into an alternative acquisition agreement or any other definitive contract to consummate any takeover proposal or any takeover proposal is consummated (solely for purposes of clauses (b) and (c), the term “takeover proposal” has the meaning set forth in section “The Investment Agreement — No Solicitation of Transactions” except that all references to 20% are deemed references to 50%); or

•        the Investment Agreement is terminated by JPE prior to receipt of the Stockholder Approvals in the event an adverse recommendation change has occurred or if the Company has breached any of its obligations or failed to perform any of its non-solicitation covenants in any material respect; or

•        the Investment Agreement is terminated by the Company prior to receipt of the Stockholder Approvals to concurrently enter into a definitive agreement to consummate a superior proposal.

Termination Fees and Expenses (Page 50)

All fees and expenses relating to the Spin-Off (including the Separation and the Distribution) incurred by the Company or any of its subsidiaries, including SpinCo, will be paid by SpinCo (except that all taxes imposed as a result of the Spin-Off in excess of $1,500,000 will be borne by SpinCo, and taxes imposed as a result of the Spin-Off up to $1,500,000 will be borne by the Company).

If the Closing occurs, the Company will reimburse JPE within two business days following the consummation of the Spin-Off for all reasonable costs and expenses incurred by JPE and its affiliates in connection with the transactions contemplated by the Investment Agreement. In addition, JPE will be responsible for all government filing fees relating to the HSR filing by the Company, which amount will be reimbursed by the Company to JPE promptly following the consummation of the Spin-Off.

If the Closing occurs, JPE will pay up to $900,000 of the out-of-pocket expenses incurred by the Company in connection with the Investment Agreement and the Transactions and related agreements contemplated thereby, including all fees of its legal counsel, financial advisers, and accountants incurred by the Company in connection therewith.

Potential Acquisitions and Contributions (Page 36)

Under the Investment Agreement, until the Closing of the Equity Investment, the Company will cooperate with JPE in JPE’s efforts for the Company to consummate an acquisition of one or more businesses selected by JPE, the consummation of which will not occur until the consummation of the Spin-Off. Such cooperation by the Company will include signing any definitive agreements with respect to such acquisition so long as the closing thereunder does not occur until the Closing. JPE will pay for the expenses of this cooperation until the Closing of the Spin-Off, at which point the Company will reimburse JPE for all such expenses (with the intention being that these expenses will not reduce cash otherwise available to SpinCo).

JPE may consummate an acquisition of a business or businesses prior to the Closing of the Equity Investment, and at, or substantially contemporaneously with, the Closing, at its sole election, JPE may contribute such business or businesses to the Company, in which case the Company will be required to cooperate to effectuate such contribution. As part of such contribution, the Company will be required to issue to JPE, as directed by JPE, shares of Convertible Preferred Stock and Warrants with a value equal to the amount paid by JPE to purchase the business or businesses contributed by JPE, based on the same per share/per Warrant price as contemplated by the Investment Agreement. In such case, and notwithstanding anything in the Investment Agreement to the contrary, the portion of the purchase price otherwise payable by JPE to the Company pursuant to the Investment Agreement will be reduced by the amount JPE paid for the contributed business or businesses. Such contributed business or businesses would remain with the Company following the consummation of the Spin-Off.

Other Terms of the Investment Agreement (Page 36)

Under the Investment Agreement, even if the Closing conditions are satisfied or waived, JPE will be permitted to delay the Closing, on one or more occasions, to a date that does not exceed 12 months following the date of the Investment Agreement (subject to the continued satisfaction of closing conditions at such time). If JPE delays the Closing by more than 7 months following the date of the Investment Agreement, JPE will pay the Company the following fees on the first day of each additional month, starting with the first day of the eighth month: (a) month eight (8): $40,000, (b) month nine (9): $40,000, (c) month ten (10): $50,000, (d) month eleven (11): $50,000, and (e) month twelve (12): $50,000.

The Company and each of the Investors have made customary representations, warranties and covenants in the Investment Agreement, generally subject to customary materiality qualifiers. Among other things, the Company has agreed, subject to certain exceptions, (i) to conduct its business in the ordinary course, from the date of the Investment Agreement until the earlier of the Closing or the termination of the Investment Agreement, and (ii) not to take certain actions prior to the Closing without the prior written consent of JPE.

The Investment Agreement contains representations, warranties, covenants and other terms, provisions and conditions that the parties thereto made to each other as of specific dates. The assertions embodied therein were made solely for purposes of the Investment Agreement and may be subject to important qualifications and limitations agreed to by the parties thereto in connection with negotiating their respective terms. Moreover, they may be subject to a contractual standard of materiality that may be different from what may be viewed as material to stockholders, or may have been used for the purpose of allocating risk between the parties thereto rather than establishing matters as facts. For the foregoing reasons, no person should rely on such representations, warranties, covenants or other terms, provisions or conditions as statements of factual information at the time they were made or otherwise. Unless required by applicable law, neither the Company nor JPE undertook or undertakes any obligation to update such information.

Summary of Separation and Distribution Agreement (Page 58)

The Separation and Distribution Agreement is attached as Exhibit I to the Investment Agreement attached as Annex A to this proxy statement and governs the terms of the Spin-Off.

Prior to the consummation of the Spin-Off, the Company and SpinCo will enter into the Separation and Distribution Agreement. Thereunder, the Company will (a) separate the SpinCo Business from the Company, and (b) distribute all of the issued and outstanding shares of SpinCo Common Stock to Company Legacy Stockholders on a pro rata basis. Following the Separation, SpinCo will operate the SpinCo Business. Prior to the Closing, SpinCo and the Company will prepare and SpinCo will file with the SEC the Form 10, which will include an information statement setting forth the disclosures concerning SpinCo, the Separation and the Distribution.

Six (6) days after the Closing, the Company will issue the Distribution and pay the Dividend to holders of Common Stock as of the close of business on the Dividend and Distribution Record Date. The cash to pay the Dividend will come from the $1.0 billion to be received from the Investors pursuant to the Equity Investment.

Summary of the Jacobs Employment Agreement (Page 60)

Effective as of the Closing, the Company will enter into an employment agreement with Brad Jacobs, in the form directed by JPE in writing prior to the Closing (but in no event earlier than 2 business days prior to the Closing), providing for the terms and conditions of Mr. Jacobs’ employment as Chief Executive Officer of the Company. The employment agreement will specify the compensation for Mr. Jacobs during the five-year term of the agreement, including an initial award of time-based restricted stock units stock units relating to 3,832,676 shares of Common Stock and an initial award of performance-based restricted stock units relating to 7,117,828 shares of Common Stock at target. Note that these share amounts are on a post-Reverse Stock Split basis.

Summary of the Meller Letter Agreement (Page 35)

Concurrently with the execution of the Investment Agreement, the Company and Mark Meller, the Chairman of the Company Board and Chief Executive Officer, entered into a letter agreement (the “Meller Letter Agreement”), which provides that Mr. Meller’s existing employment agreement will be terminated as of immediately prior to the

Closing and, in full satisfaction of all obligations of the Company under such employment agreement, the Company will pay to Mr. Meller a lump sum termination payment equal to the lesser of (i) $3.0 million and (ii) 300% of the average annual amount paid by the Company or any parent or subsidiary thereof to Mr. Meller and included in his gross income for services rendered in each of the five calendar years immediately prior to the Closing, less $100, which is the amount that he is entitled to receive under such employment agreement for certain terminations of his employment within three years following a change in control of the Company.

Matters to Be Considered at the Special Meeting (Page 20)

Company stockholders will be asked to vote to approve the Investment Proposal, the Charter Proposals, and the 2024 Plan Proposal and to transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

CAUTIONARY INFORMATION REGARDING FORWARD-LOOKING STATEMENTS

This proxy statement contains forward-looking statements. Statements that are not historical facts, including statements about beliefs or expectations, are forward-looking statements. These statements are based on plans, estimates, expectations and projections at the time the statements are made, and readers should not place undue reliance on them. In some cases, readers can identify forward-looking statements by the use of forward-looking terms such as “may,” “will,” “should,” “expect,” “opportunity,” “intend,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “target,” “goal,” or “continue,” or the negative of these terms or other comparable terms. Forward-looking statements involve inherent risks and uncertainties and readers are cautioned that a number of important factors could cause actual results to differ materially from those contained in any such forward-looking statements. Factors that could cause actual results to differ materially from those described herein include, among others:

•        uncertainties as to the ability of the parties to consummate the Equity Investment, the Spin-Off and the other Transactions, including the risk that one or more of the Transactions may involve unexpected costs, liabilities or delays;

•        the risks associated with the Company’s relatively low public float, which may result in its common stock experiencing significant price volatility;

•        the possibility that competing transaction proposals may be made;

•        the risks associated with raising additional equity or debt capital from public or private markets to pursue acquisitions or other strategic investments, including in an amount that may significantly exceed the initial equity investment, and the effects that raising such capital may have on the Company’s business and the trading price of the Company’s common stock, including the possibility of substantial dilution;

•        the possibility that additional future financings may not be available to the Company on acceptable terms or at all;

•        the effects that the announcement, pendency or consummation of the Equity Investment, the Spin-Off and the other Transactions may have on the Company and its current or future business and on the price of the Company’s Common Stock;

•        the possibility that an active, liquid trading market for the Company’s Common Stock may not develop or, if developed, may not be sustained;

•        the possibility that the Warrants, if issued, may not be exercised;

•        the possibility that various closing conditions for the Transactions may not be satisfied or waived, or any other required consents or approvals may not be obtained within the expected timeframe, on the expected terms, or at all, including the possibility that the Company may fail to obtain the required Stockholder Approvals;

•        the effects that a termination of the Investment Agreement may have on the Company, including the risk that the price of the Company’s Common Stock may decline significantly if the Equity Investment is not completed;

•        the risk that the Spin-Off may be more difficult, time-consuming, or costly than expected or the possibility that the anticipated benefits of the Spin-Off may not be realized;

•        uncertainties regarding the Company’s focus, strategic plans and other management actions;

•        the risk that the Company, following the closing of the Equity Investment, is or becomes highly dependent on the continued leadership of Mr. Jacobs as Chairman and Chief Executive Officer and the possibility that the loss of Mr. Jacobs in these roles could have a material adverse effect on the Company’s business, financial condition and results of operations;

•        the risk that Mr. Jacobs’ past performance may not be representative of future results;

•        the risk that the Company is unable to attract or retain world-class talent;

•        the risk that the Company may be unable to identify suitable acquisition candidates or expeditiously consummate any particular acquisition candidate on acceptable terms or at all;

•        the risk that the failure to consummate an acquisition expeditiously, or at all, could have a material adverse effect on the Company’s business prospects, financial condition, results of operations or the price of the Company’s Common Stock;

•        the risk that the Company may fail to satisfy the ongoing requirements of Nasdaq if it is unable to expeditiously consummate an acquisition following the consummation of the Spin-Off;

•        the risks associated with cybersecurity and technology, including attempts by third parties to defeat the security measures of the Company and its business partners, and the loss of confidential information and other business disruptions;

•        the possibility that new investors in any future financing transactions could gain rights, preferences, and privileges senior to those of the Company’s existing stockholders;

•        the risks associated with the uncertain nature of the building products distribution industry in which Mr. Jacobs, upon becoming Chairman and Chief Executive Officer of the Company, plans to pursue acquisitions after consummation of the Transactions;

•        the possibility that industry demand may soften or shift substantially due to the cyclicality and seasonality of the building products distribution industry and its dependence on general economic conditions, including inflation or deflation, interest rates, consumer confidence, labor and supply shortages, weather and commodity prices;

•        the possibility that regional or global barriers to trade or a global trade war could increase the cost of products in the building products distribution industry, which could adversely impact the competitiveness of such products and the financial results of businesses in the industry;

•        the risks associated with potential litigation related to the Transactions or related to any possible subsequent financing transactions or acquisitions or investments;

•        uncertainties regarding general economic, business, competitive, legal, regulatory, tax and geopolitical conditions; and

•        other factors, including those set forth in the Company’s filings with the U.S. Securities and Exchange Commission, including its Annual Report on Form 10-K for the fiscal year ended December 31, 2022, and subsequent Quarterly Reports on Form 10-Q.

Forward-looking statements herein speak only as of the date each statement is made. None of the Company, JPE or any other person undertakes any obligation to update any of these statements in light of new information or future events, except to the extent required by applicable law.

THE PARTIES TO THE TRANSACTIONS

SilverSun Technologies, Inc. (the “Company”)

The Company, through its wholly owned subsidiaries, is a business application, technology and consulting company providing strategies and solutions to meet its clients’ information technology and business management needs. The Company’s current principal executive office is located at 120 Eagle Rock Avenue, East Hanover, New Jersey 07936. The Company’s current telephone number is (973) 396-1720. More information about the Company may be found in the documents we file with the SEC. Please see “Where You Can Find Additional Information” beginning on page 94.

Jacobs Private Equity II, LLC (“JPE”)

JPE is an investment vehicle controlled by Brad Jacobs.

Brad Jacobs has completed approximately 500 M&A transactions in his career, and built five multibillion-dollar, publicly traded companies to date: XPO, Inc., one of the largest providers of less-than-truckload services in North America; GXO Logistics, Inc., the largest pure-play contract logistics provider in the world; RXO, Inc., a leading tech-enabled freight brokerage platform; United Rentals, Inc., the world’s largest equipment rental company; and United Waste Systems, Inc., the fifth largest U.S. waste management company at the time of its sale. Each of these companies has a history of attracting world-class talent, establishing advantages through technology, and scaling up through accretive capital allocations for M&A and organic growth.

The mailing address of the principal executive offices of JPE is Jacobs Private Equity II, LLC, Five American Lane, Greenwich, CT 06831. The telephone number is 888-998-6000.

THE SPECIAL MEETING

General Information

The Company Board has sent these proxy statement materials to you to solicit your vote at the Special Meeting. The meeting will be held at the Company corporate offices located at 120 Eagle Rock Avenue, East Hanover, New Jersey 07936, on March 14, 2024, at 9:00 a.m. Eastern Time. Check-in will begin one-half hour prior to the meeting. If you plan to attend the Special Meeting in person, please allow ample time for the check-in procedures.

Agenda

The Special Meeting will be held for the following purposes:

1.      To approve the issuance and sale to the Investors of the Securities (including shares of common stock that may be issued pursuant to the Securities) in accordance with the Investment Agreement, and the other transactions contemplated by the Investment Agreement (the “Investment Proposal”). A copy of the Investment Agreement is attached as Annex A to this proxy statement.

2.      To approve the adoption of the Amended and Restated Certificate of Incorporation, a copy of the form of which is attached as Annex B to this proxy statement, which will, if approved, would become effective prior to and in connection with the closing of the Equity Investment (the “General Charter Proposal”).

3.      To approve separately a feature of the Amended and Restated Certificate of Incorporation, implementing the Reverse Stock Split.

4.      To approve separately a feature of the Amended and Restated Certificate of Incorporation effecting an increase in the number of authorized shares of Common Stock to 2,000,000,000 and an increase in the number of authorized Preferred Stock of the Company to 10,000,000.

5.      To approve separately a feature of the Amended and Restated Certificate of Incorporation specifying the circumstances under which stockholders are able to act by written consent in lieu of a stockholder meeting.

6.      To approve separately a feature of the Amended and Restated Certificate of Incorporation specifying the circumstances under which a special meeting of stockholders may be called.

7.      To approve separately a feature of the Amended and Restated Certificate of Incorporation designating the exclusive forums in which certain claims relating to the Company may be brought.

8.      To approve separately a feature of the Amended and Restated Certificate of Incorporation providing for exculpation of directors and officers to the extent permitted by the DGCL (this Proposal, together with the General Charter Proposal and Proposals 3 through 7, collectively, the “Charter Proposals”).

9.      To approve the QXO, Inc. 2024 Omnibus Incentive Plan, a copy of which is attached as Annex C to this proxy statement, which will, if approved, would become effective as of the closing of the Equity Investment (the “2024 Plan Proposal”).

10.    To approve one or more adjournments of the Special Meeting to a later date or dates, if necessary or appropriate, to solicit additional proxies if there are insufficient votes for the approval of the Investment Proposal, the Charter Proposals or the 2024 Plan Proposal at the time of the Special Meeting (the “Adjournment Proposal”).

Stockholders Entitled to Vote

Holders of record of Common Stock at the close of business on February 12, 2024 are entitled to notice of and to vote at the Special Meeting. At the close of business on February 12, 2024, there were 5,315,581 shares of Common Stock issued and outstanding. Each share of Common Stock entitles the holder thereof to one vote on all matters submitted to a vote at the Special Meeting and any adjournment or postponement of the meeting. A complete list of the Company stockholders entitled to vote will be available for examination at the meeting and for at least ten days prior to the meeting at the Company’s principal executive offices.

Stockholder of Record: Shares Registered in Your Name

If on February 12, 2024, your shares were registered directly in your name with the Company’s transfer agent, Pacific Stock Transfer, Inc., then you are a stockholder of record. As a stockholder of record, you may vote in person at the meeting or vote by proxy. Whether or not you plan to attend the meeting, we urge you to fill out and return the enclosed proxy.

Beneficial Owner: Shares Registered in the Name of a Broker, Bank, or Other Nominee

If on February 12, 2024, your shares were held in an account at a brokerage firm, bank, dealer, or other similar organization, rather than in your name, then you are the beneficial owner of shares held in “street name” and these proxy materials are being forwarded to you by that entity. The entity holding your account is considered to be the stockholder of record for purposes of voting at the Special Meeting. As a beneficial owner, you have the right to direct your broker or other nominee record holder regarding how to vote the shares in your account.

Under the rules of various national and regional securities exchanges, if you do not provide your broker with instructions on how to vote your “street name” shares, your broker will not be permitted to vote on the Investment Proposal, the Charter Proposals, or the 2024 Plan Proposal. You should therefore be sure to provide your broker with instructions on how to vote your shares. You should check the voting form used by your broker to see if your broker offers telephone or Internet voting. If you do not give voting instructions to your broker, your shares will not be counted towards a quorum at the Special Meeting, and effectively will be treated as voting against the approval of the Charter Proposals.

If your shares are held in street name by a bank or other nominee (other than a broker), you must similarly provide the record holder of your shares with instructions on how to vote your shares if you wish them to be voted on any of the Proposals at the Special Meeting, unless you have an arrangement with the nominee granting such nominee discretionary authority to vote your shares.

If your shares are held in street name, you may attend the Special Meeting but may not vote your shares at the meeting unless you obtain a “legal proxy” from your broker, bank, or other nominee record holder.

Quorum and Required Votes

A quorum of stockholders is necessary for a valid Special Meeting. The presence in person or by proxy of the holders of a majority of the outstanding shares of Common Stock as of the record date will constitute a quorum for the Special Meeting.

Approval of the Charter Proposals requires the affirmative vote of holders of a majority of all shares of Common Stock outstanding as of the record date for the Special Meeting. Approval of each of the Investment Proposal and the 2024 Plan Proposal requires the affirmative vote of stockholders representing a majority of votes properly cast on the Proposals by stockholders present in person or represented by proxy at the Special Meeting, assuming a quorum is present. Approval of the Adjournment Proposal requires the affirmative vote of stockholders representing a majority of votes properly cast on the Proposal by stockholders present in person or represented by proxy at the Special Meeting, whether or not a quorum is present.

All proxies that the Company receives in connection with the Special Meeting will be voted as directed by the stockholder. A proxy, if executed and not revoked, will be voted FOR each of the Proposals (unless it contains instructions to the contrary, in which event it will be voted in accordance with such instructions).

Consummation of the Transactions is conditioned on the approval of the Investment Proposal, each of the Charter Proposals and the 2024 Plan Proposal at the Special Meeting. Consummation of the Transactions is not conditioned upon approval of the Adjournment Proposal.

It is important for you to note that in the event the Investment Proposal and the Charter Proposals do not receive the requisite vote for approval, the Transaction will not be consummated. It is also important for you to note in the event that the 2024 Plan Proposal does not receive the requisite vote for approval, the Transaction will not be consummated unless such condition is waived.

How to Vote

Because many stockholders cannot attend the Special Meeting in person, it is necessary that a large number of stockholders be represented by proxy. If you hold your shares through a bank, broker, custodian or other nominee record holder, please refer to your voting instruction form or the information forwarded by your bank, broker, custodian or other nominee record holder to see which voting options are available to you; alternatively, you may obtain a “legal proxy” from your broker, bank or other nominee and attend the meeting and vote in person. If you are a stockholder of record of Common Stock, you can vote your proxy by the following three methods as set forth on the enclosed proxy card:

•        Internet.    You can vote over the Internet by accessing the website listed on your proxy card and following the instructions on the website prior to the deadline set forth in the proxy card. Internet voting is available 24 hours a day. If you vote over the Internet, do not return your proxy card(s).

•        Telephone.    You can vote by telephone by calling the toll-free number listed on your proxy card in the United States, Canada, or Puerto Rico on a touch-tone phone prior to the deadline set forth in the proxy card. You will then be prompted to enter the control number printed on your proxy card and to follow subsequent instructions. Telephone voting is available 24 hours a day. If you vote by telephone, do not return your proxy card(s).

•        Mail.    You can vote by mail by completing, signing, dating, and mailing your proxy card(s) in the postage-paid envelope included herewith.

Where internet and telephone voting procedures are available for voting a proxy, procedures have been established to authenticate Company stockholders of record by use of a control number and to allow you to confirm that your instructions have been properly recorded.

You may receive more than one proxy card or voting instruction form depending on how you hold your shares. You should vote each proxy card or voting instruction form provided to you.

Revocation of a Proxy

If you are a stockholder of record of Common Stock, you may revoke a proxy that you previously provided at any time before it is voted in any one of three ways:

•        You may submit another properly completed proxy card with a later date;

•        You may send a timely written notice that you are revoking your proxy to the Company at 120 Eagle Rock Avenue, East Hanover, NJ 07936, Attn: Joseph Macaluso; or

•        You may attend the Special Meeting and vote in person. Simply attending the meeting will not, by itself, revoke your proxy.

•        If your shares are held by your broker, bank or other nominee, you should follow the instructions provided by your bank, broker or other recordholder to revoke or change your vote.

Proxy Solicitation

This solicitation is made on behalf of the Company Board. The Company is paying the costs and expenses of printing and mailing this proxy statement and all fees paid to the SEC. Proxies are being solicited by mail and may be solicited by telephone, email or other electronic communication, or in person by Company employees, who will not receive additional compensation for any such solicitation. Any questions that Company stockholders, banks or brokers may have concerning the Special Meeting can be addressed to SilverSun Technologies, Inc., 120 Eagle Rock Avenue, East Hanover, NJ 07936, Attn: Joseph Macaluso, (973-396-1720), email: joe.macaluso@swktech.com. The Company will also request brokers and other fiduciaries to forward proxy soliciting material to the beneficial owners of shares of Common Stock that are held of record by such brokers and fiduciaries and will reimburse their reasonable out-of-pocket expenses.

Householding

The Company has adopted a procedure approved by the SEC called “householding,” by which certain stockholders who do not participate in electronic delivery of proxy materials but who have the same address and appear to be members of the same family receive only one copy of the Company’s annual report and proxy statements. Each stockholder participating in householding continues to receive a separate proxy card. Householding reduces both the environmental impact of the Company’s annual meetings and the Company’s mailing and printing expenses.

If you would like to change your householding election, request that a single copy of the proxy materials be sent to your address, or request a separate copy of the proxy materials, please contact the Company, by calling Joseph Macaluso: (973-396-1720), email: joe.macaluso@swktech.com.

Questions About the Special Meeting

Any questions that Company stockholders, banks or brokers may have concerning the Special Meeting can be addressed to SilverSun Technologies, Inc., 120 Eagle Rock Avenue, East Hanover, NJ 07936, Attn: Joseph Macaluso, (973-396-1720), email: joe.macaluso@swktech.com.

THE TRANSACTIONS

The discussion in this proxy statement of the Transactions and the principal terms of the Investment Agreement and the Separation and Distribution Agreement are subject to, and are qualified in their entirety by reference to, the Investment Agreement, a copy of which is attached to this proxy statement as Annex A, and the Separation and Distribution Agreement, set forth in Exhibit I to the Investment Agreement, and in each case incorporated into this proxy statement by reference.

Description of the Transactions

On December 3, 2023, the Company entered into the Investment Agreement with JPE and the other Investors, providing for, among other things, an aggregate investment by the Investors of $1,000,000,000 in cash in the Company, including $900,000,000 from JPE. The Investment Agreement has been unanimously approved by the Company Board. Following the Closing of the Transactions, JPE will be the controlling stockholder of the Company, and Brad Jacobs, the Managing Member of JPE, will become Chairman of the Company Board. Mr. Jacobs will also become the Company’s Chief Executive Officer following the Closing.

Prior to the Closing of the Equity Investment, the Company will amend and restate its Certificate of Incorporation to, among other things, effect an 8:1 Reverse Stock Split with respect to the Company’s Common Stock. Upon the Closing of the Equity Investment and giving effect to the Reverse Stock Split, the Company will issue to the Investors, in the aggregate: (a) 1,000,000 shares of Convertible Preferred Stock of the Company that, in aggregate, will be convertible into approximately 219 million shares of the Company’s Common Stock at an initial conversion price of $4.566 per share, subject to customary anti-dilution adjustments, and (b) warrants to purchase additional shares of the Company’s Common Stock (the “Warrants” and, together with the Convertible Preferred Stock, the “Securities”) at initial exercise prices of $4.566 per share with respect to 50% of the Warrants, $6.849 per share with respect to 25% of the Warrants, and $13.698 per share with respect to the remaining 25% of the Warrants, in each case subject to customary anti-dilution adjustments. Following the Closing of the Equity Investment, the Investors will own approximately 99.85% of the Company’s Common Stock on an as-converted, as-exchanged basis. The terms of the Amended and Restated Certificate of Incorporation (which includes the Reverse Stock Split) are more fully set forth in Exhibit D to the Investment Agreement attached as Annex A to this proxy statement and incorporated by reference herein.

The Convertible Preferred Stock will pay quarterly cash dividends equal to the greater of (a) the as-converted dividends on the underlying Common Stock for the relevant quarter and (b) 9% of the then-applicable liquidation preference per annum. Accrued and unpaid dividends for any quarter will accrete to liquidation preference for all purposes. The Convertible Preferred Stock will not be redeemable or subject to any required offer to purchase and will vote together with the Company’s Common Stock on an as-converted basis on all matters, except as otherwise required by law, and separately as a class with respect to certain matters implicating the rights of holders of shares of Convertible Preferred Stock. The terms of the Convertible Preferred Stock are more fully set forth in the Certificate of Designation, the form of which is attached as Exhibit A to the Investment Agreement and incorporated by reference herein.

Each Warrant will initially be exercisable at any time and from time to time from the Closing Date until the tenth anniversary of the Closing Date, at the option of the holder thereof, into one share of Common Stock at the exercise prices described above, subject to customary anti-dilution adjustments. The initial aggregate number of shares of Common Stock subject to Warrants will be 219,007,375 shares. The terms of the Warrants are more fully set forth in Exhibit B to the Investment Agreement and incorporated by reference herein.

Under the terms of the Investment Agreement, the Company will, six days after the Closing of the Equity Investment, separate the existing Company business (i.e., the SpinCo Business) into SpinCo and distribute all of the shares SpinCo Common Stock to the Company Legacy Stockholders in the Distribution. The terms of the Separation and Distribution are more fully set forth in the Separation and Distribution Agreement to be entered into by the Company and SpinCo one day prior to the Distribution Date, the form of which is attached as Exhibit I to the Investment Agreement and incorporated by reference herein. Also pursuant to the Investment Agreement, the Company will declare the Dividend to the Company Legacy Stockholders. The Dividend will be paid on the Distribution Date from proceeds received by the Company from the Equity Investment.

The Company and SpinCo will also enter into the Tax Matters Agreement and the Employee Matters Agreement in the forms attached as Exhibits J and K, respectively, to the Investment Agreement and incorporated by reference herein, providing for certain tax and employee compensation and benefits matters in connection with the Spin-Off.

Following the Spin-Off, the Company’s current executive officers and directors, including Mark Meller, the Company’s Chief Executive Officer, are expected to continue in their current roles at SpinCo and its subsidiaries barring retirements and other terminations of their positions with the Company prior to consummation of the Transactions. SpinCo will apply for the public quotation of its shares on the OTCQX tier of OTC Markets, which shares will be registered pursuant to a registration statement on Form 10 that will be filed with the SEC.

Following the Closing of the Equity Investment, the Company Board will be reconstituted such that (a) the number of seats on the Post-Closing Company Board will be as directed by JPE, (b) each of such directors (including Mr. Jacobs) will be individuals designated by JPE, (c) each standing committee of the Board of the Company will be reconstituted in a manner designated by JPE and (d) Mr. Jacobs will be appointed as the Chairman of the Post-Closing Company Board and Chief Executive Officer of the Company. In addition, the current executive officers of the Company will resign and new officers designated by JPE will be appointed.

Under the Investment Agreement, until the Closing of the Equity Investment, the Company will cooperate with JPE in JPE’s efforts for the Company to consummate an acquisition of one or more businesses selected by JPE, the consummation of which will not occur until the consummation of the Spin-Off. Such cooperation by the Company will include signing any definitive agreements with respect to such acquisition so long as the closing thereunder does not occur until the Closing. JPE will pay for the expenses of this cooperation until the Closing of the Spin-Off, at which point the Company will reimburse JPE for all such expenses (with the intention being that these expenses will not reduce cash otherwise available to SpinCo).

If JPE consummates an acquisition of a business or businesses before the Closing, at the sole election of JPE, JPE may contribute such business or businesses to the Company and the Company will cooperate with JPE to effectuate any such contribution. As part of such contribution, the Company will issue to JPE (and as directed by JPE) shares of Convertible Preferred Stock and Warrants with a value equal to the amount paid by JPE to purchase such business or businesses contributed by JPE, based on the same per share of Convertible Preferred Stock/per Warrant prices set forth above, and in such case the portion of the purchase price otherwise payable by JPE to the Company pursuant to the Investment Agreement will be reduced by the amount JPE paid for the contributed business or businesses.

Business Strategy

Following the Closing, under the leadership of Brad Jacobs, the Company intends to pursue a business strategy of creating a tech-forward leader in the building products distribution industry through accretive M&A and organic growth, including greenfield openings, with the goal of generating outsized stockholder value. After spinning off the existing Company business as described above, the remaining company, which will be renamed QXO, Inc., will be a standalone platform for significant acquisitions.

Distributors of building products offer materials, finished goods, value-added solutions and expertise to a broad range of customers across residential, nonresidential, industrial and infrastructure end-markets. Their products are used in new construction and in repair and remodeling. Key categories include access control, construction supplies, waterworks, doors and windows, electrical components, fencing and decking, HVAC, infrastructure, landscaping, lumber, plumbing, pools, roofing, siding and water, among others.

JPE expects to achieve a revenue run-rate for QXO of at least $1 billion by the end of year one, at least $5 billion within three years, and tens of billions of dollars over the next decade, leveraging its scale to elevate the customer experience, increase sales force effectiveness and enable margin expansion.

The industry’s nascent use of technology, particularly AI and B2B e-commerce, represents a compelling opportunity for tech-focused entrants. According to industry data, the percentage of industry revenue derived from e-commerce is currently only mid-single digits, and this share is expected to triple by 2030. Additional types of tech adoption by distributors have the potential to be transformative through price optimization, demand forecasting, warehouse automation and robotics, automated inventory management, route optimization for delivery fleets, supply chain visibility, and end-to-end digital customer connectivity. QXO’s strategy anticipates that these drivers, among others, will be central to the company’s goal of outsized stockholder value creation.

The building products distribution industry is highly fragmented, with approximately 7,000 distributors in North America and 13,000 in Europe, according to industry observers. The industry has generated compound annual revenue growth of 7% over the last five years, based on industry data, and continues to benefit from powerful secular growth drivers for building products distribution in the residential, nonresidential and infrastructure sectors.

For example, industry reports estimate that the current supply of U.S. homes is 3 million units short of demand, potentially creating long-term tailwinds for both new construction and the repair and remodeling of aging homes. In the nonresidential sector, long-term demand is expected to be driven by growth across multiple industrial and commercial verticals, according to industry sources. Infrastructure should benefit from the widely reported need for repair or replacement of America’s public transportation, utility and communication systems, among others.

These market dynamics, together with the fragmented nature of the industry, offer a significant opportunity to unlock growth potential through scale and technology. National distributors can serve large customers across multiple geographies and project types with standardized efficiencies, providing consistent, data-driven customer services across a broad operating scope. Additionally, a scaled technology ecosystem can expand the array of value-added services offered to customers, such as jobsite visibility into product consumption, digital configuration tools for custom ordering and tracking, and virtual design capabilities that interface with product order flow.

The foregoing description of the post-Closing business strategy of the Company includes forward-looking statements that are subject to numerous risks and uncertainties. Please see “Cautionary Information Regarding Forward-Looking Statements” beginning on page 17.

Effect on the Company If the Transactions Are Not Completed

If the Transactions are not completed for any reason, the Company will remain an independent public company and retain its current name, and the Equity Investment, the Spin-Off and the Dividend will not take place. In any event, the Company will continue to file periodic reports with the SEC.

If the Transactions are not completed, there can be no assurance as to the effect of these risks and opportunities on the future value of the shares of Common Stock. If the Transactions are not completed, the Company Board will continue to evaluate and review the Company’s business operations, properties, dividend policy and capitalization, among other things, and make such changes as are deemed appropriate and continue to seek to identify strategic alternatives to enhance stockholder value. If the Transactions are not completed, there can be no assurance that any comparable transaction acceptable to the Company will be offered or that the Company’s business, prospects or results of operation will not be adversely impacted.

Background of the Transactions

The Company Board, together with senior management, regularly reviews the Company’s performance, growth prospects and overall strategic direction and evaluates potential opportunities to strengthen the Company’s business and enhance value for the Company’s stockholders. These reviews and evaluations have included analyzing the Company’s strategy as a standalone company and potential opportunities for business combinations, strategic partnerships, mergers and acquisitions and other financial and strategic alternatives. From time to time, the Company has received inbound inquiries from, and has held discussions with, third parties, including potential acquirers, regarding the possibility of pursuing strategic transactions.

On August 15, 2023, Mr. Meller received an inquiry from a representative of Goldman Sachs & Co. LLC (“Goldman Sachs”), a financial advisor to JPE, seeking to introduce JPE to the Company in connection with a possible transaction (the “Possible Transaction”). Mr. Meller and a representative of Goldman Sachs spoke later that day via telephone, during which discussion representatives of Goldman Sachs briefly explained JPE’s potential interest in the Possible Transaction. Mr. Meller informed Goldman Sachs that the Company could not engage in any discussions regarding the Possible Transaction under the terms of the non-solicitation provisions of the Company’s September 29, 2022 merger agreement (the “Rhodium Merger Agreement”) with Rhodium Enterprises, Inc. and the other parties thereto. Mr. Meller advised Goldman Sachs that he would let Goldman Sachs know should circumstances change.

On September 6, 2023, the Company and the other parties to the Rhodium Merger Agreement amended the Rhodium Merger Agreement to, among other things, remove the non-solicitation and related provisions from the Rhodium Merger Agreement and provide that the parties could enter into certain transactions without the consent of the other party.

On September 7, 2023, Mr. Meller contacted representatives of Goldman Sachs and advised them that the Rhodium Merger Agreement had been so amended. Mr. Meller and representatives of Goldman Sachs discussed JPE’s continuing potential interest in a Possible Transaction as well as the need for a confidentiality agreement to facilitate the sharing of information between the Company and JPE that the Company believed would be conducive to further discussions and engagement.

From September 2023 through the signing of the Investment Agreement, Mr. Meller updated and kept the other directors of the Company informed about discussions with representatives of JPE and Goldman Sachs regarding the Possible Transaction, and the Company Board held a number of meetings throughout this time to discuss these matters.

Between September 7, 2023 and September 13, 2023, JPE and the Company negotiated the terms of the confidentiality agreement, with representatives of Wachtell, Lipton, Rosen & Katz (“Wachtell Lipton”), JPE’s legal advisor, and Lucosky Brookman LLP (“Lucosky Brookman”), the Company’s legal advisor, participating in such negotiations.

On September 13, 2023, JPE and the Company entered into the confidentiality agreement (the “Confidentiality Agreement”).

Following entry into the Confidentiality Agreement, on September 14, 2023, representatives of Goldman Sachs provided to the Company a preliminary term sheet outlining JPE’s proposed terms for the Possible Transaction.

On September 15, 2023, representatives of JPE, including Mr. Jacobs and Austin Landow, Managing Director of JPE, held an introductory virtual meeting with Mr. Meller regarding the Possible Transaction and the terms contained in the preliminary term sheet.

On September 22, 2023, various representatives of JPE, including Mr. Jacobs and Mr. Landow met with Mr. Meller and other representatives of the Company at the Company’s offices in East Hanover, New Jersey, to discuss the Company’s business, the Possible Transaction, Mr. Jacobs’ background, and Mr. Jacobs’ business strategy.

On September 26, 2023, Mr. Meller and representatives of Goldman Sachs and Morgan Stanley & Co. LLC (“Morgan Stanley”), a financial advisor to JPE, discussed potential next steps with respect to the Possible Transaction, and Mr. Meller agreed to meet in person with Mr. Jacobs at the Greenwich Economic Forum, to be held October 3 and October 4, 2023.

On September 30, 2023, representatives of Wachtell Lipton and Lucosky Brookman held a preliminary call regarding various topics, including, among others, the Rhodium Merger Agreement, and the due diligence process for the Possible Transaction.

On October 3, 2023, Mr. Meller attended the Greenwich Economic Forum and met in person with Mr. Jacobs and Mr. Landow, during which meeting they discussed the general terms and parameters of the Possible Transaction.

On October 4, 2023, representatives of Wachtell Lipton sent representatives of Lucosky Brookman a preliminary due diligence request list in connection with the Possible Transaction. Also on October 4, 2023, Mr. Meller and Mr. Landow spoke about various components of the Possible Transaction and other business matters relating thereto.

On October 5, 2023, representatives of Wachtell Lipton sent a revised draft of the term sheet to the Company and Lucosky Brookman outlining the proposed terms of the Possible Transaction, including the amount of the proposed investment, the terms of the Securities, JPE’s governance rights following the Closing, and certain matters related to the Spin-Off.

Between October 5, 2023 and October 10, 2023, representatives of JPE, the Company, Wachtell Lipton and Lucosky Brookman had various discussions regarding the Term Sheet, certain of the terms of the Possible Transaction and related matters.

On October 13, 2023, the Company terminated the Rhodium Merger Agreement in accordance with its terms and informed JPE and Wachtell Lipton of the termination.

On October 16, 2023, the Company provided JPE and Wachtell Lipton with access to a confidential data room containing certain due diligence materials requested by JPE.

Between October 16, 2023 and December 3, 2023, JPE, with the assistance of Wachtell Lipton, Goldman Sachs, Morgan Stanley, and JPE’s other advisors, conducted due diligence on the Company, including through the materials made available in the confidential data room and telephone and videoconference calls with members of Company management.

Between October 23, 2023 and October 25, 2023, representatives of Wachtell Lipton provided to representatives of the Company and Lucosky Brookman drafts of the Investment Agreement and other transaction documentation.

Between October 23, 2023 and December 4, 2023, Mr. Meller, Mr. Jacobs, Mr. Landow and other representatives of JPE and the Company, as well as representatives of Wachtell Lipton and Lucosky Brookman, engaged in negotiations regarding the terms of the Investment Agreement and the other transaction documentation, including the exhibits to the Investment Agreement. During the course of these negotiations, significant areas of discussion and negotiation between the parties included, among other things, the length of time that JPE would be permitted to delay the Closing, the consequences of delaying the Closing, the terms and amount of the cash dividend to be paid by the Company to stockholders as of the record date for the Spin-Off, the terms of the Spin-Off, the allocation of costs and expenses of the Transactions, and the terms related to the termination of Mr. Meller’s employment agreement.

On December 2, 2023, the Company Board held a meeting via videoconference, which was attended by all members of the Company Board as well as members of the Company’s senior management and representatives of Lucosky Brookman and Benchmark. Lucosky Brookman presented a summary of the terms of the Investment Agreement and the exhibits thereto, and discussed the fiduciary duties of the members of the Company Board. Next, Benchmark reviewed with the Company Board Benchmark’s financial analyses of the consideration and delivered to the Company Board an oral opinion, which opinion was confirmed by delivery of a written opinion, dated December 3, 2023, to the effect that, as of that date and based on and subject to various assumptions, matters considered and limitations described in its opinion, the Transactions were fair, from a financial point of view, to the Company’s stockholders. Following discussion, during which the members of the Company Board considered the matters reviewed and discussed at that meeting and prior meetings, including factors set forth in “The Transactions — The Company’s Reasons for the Transactions; Recommendation of the Company Board,” the Company Board, by unanimous vote, determined that the Company’s entry into the Investment Agreement and the consummation of the Equity Investment and all of the other transactions contemplated by the Investment Agreement, including the Charter Amendment, were advisable and in the best interests of the Company and its stockholders, and resolved to recommend that the stockholders of the Company vote in favor of the approval of (i) the Equity Investment and all of the other transactions contemplated by the Investment Agreement, (ii) the Charter Amendment (including the Reverse Stock Split, increase in authorized shares, written consent change, special meeting rights change, and exclusive forum change contemplated thereby), and (iii) any equity incentive plan proposed by JPE prior to the mailing of the accompanying proxy statement, which includes the 2024 Plan.

On December 3, 2023, the Company and JPE entered into the Investment Agreement.

On December 4, 2023, prior to the opening of the market, the Company and JPE issued a joint press release announcing the execution of the Investment Agreement and filed a Form 8-K with the SEC describing the terms of the Transactions.

The Company’s Reasons for the Transactions; Recommendation of the Company Board

The Company’s Reasons for the Transactions

In reaching its unanimous determination, the Company Board consulted with and received the advice of its financial and legal advisors, discussed certain issues with the Company’s senior management team, and considered a number of factors that it believed supported its decision to recommend that the Company enter into the Investment Agreement and consummate the Equity Investment, and recommend that the stockholders vote in favor of the Proposals, including, but not limited to, the following material factors, which are not intended to be exhaustive and are not presented in any relative order of importance:

•        the financial analyses presented to the Company Board by Benchmark, as well as the written opinion of Benchmark, dated December 3, 2023, to the Company Board to the effect that the Transactions are fair to the SilverSun stockholders from a financial point of view;

•        the fact that, pursuant to the Transactions, the Company’s stockholders of record as of the Dividend and Distribution Record Date will receive the Dividend and the Distribution, which the Company Board views as accretive to the value of the Company’s stockholders’ investment in the Company;

•        the fact that the Company’s stockholders, through the Spin-Off, will be able to maintain an interest in a public company that will continue the Company’s existing operations;

•        the fact that the Company’s stockholders will have the ability to share in any upside that might result from any future improved performance on the part of the Company, including as a result of JPE’s business strategy, through the interest they will retain in the Company following the Closing;

•        the reputation of JPE and Mr. Jacobs, including with respect to Mr. Jacobs’ ability to raise funds in follow-on offerings and complete accretive acquisitions on a large-scale basis;

•        the belief of the Company Board, after a review of strategic alternatives and discussions with the Company’s management and advisors, and based on the SilverSun Board’s knowledge of the Company’s business, operations, financial condition, strategy and prospects, as well as the risks involved in achieving those prospects, that the value offered to stockholders pursuant to the Transactions is more favorable to the stockholders of the Company than the value that might have resulted if the Company were to continue to operate independently or from other strategic opportunities potentially available to the Company;

•        the likelihood and anticipated timing of completing the Transactions, including the absence of any financing condition in the Investment Agreement;

•        the limited scope of the conditions to the parties’ obligations to consummate the Transactions, and the likelihood that such conditions would be satisfied in a reasonable timeframe;

•        the Company’s right under the Investment Agreement, subject to the terms and conditions thereof, to consider and respond to an unsolicited written acquisition proposal, to furnish confidential information to the person making such a proposal and to engage in discussions or negotiations with the person making such a proposal, if the Company Board, prior to taking any such actions, determines in good faith that such acquisition proposal either constitutes a superior proposal or would reasonably be expected to lead to a superior proposal;

•        the Company Board’s ability, under certain circumstances, to withhold, withdraw, qualify or modify its recommendation that its stockholders vote to approve the Proposals;

•        the Company’s ability, under certain circumstances, to terminate the Investment Agreement, including in order to enter into an agreement providing for a superior acquisition proposal, provided that the Company complies with its obligations relating to the entering into of any such agreement and concurrently with the termination of the Investment Agreement pays to JPE a termination fee of $600,000; and

•        the terms and conditions of the Investment Agreement and related agreements, which were reviewed by the Company Board with its financial and legal advisors, including the representations, covenants, deal protection and termination provisions, and closing conditions, and the fact that such terms were the product of robust arm’s-length negotiations over several months between the parties.

The Company Board also considered the following uncertainties, risks and potentially negative factors in its deliberations concerning the Investment Agreement and the related transactions, which are not intended to be exhaustive and are not presented in any relative order of importance:

•        the risk that the Transactions might not be completed in a timely manner or at all;

•        the restrictions on the conduct of or the Company’s business prior to the Closing, which may delay or prevent SilverSun from undertaking business opportunities that may arise or any other action it would otherwise take with respect to the operations of the Company pending completion of the Transactions;

•        the significant costs involved in connection with entering into the Investment Agreement and the related agreements and completing the Transactions, and the substantial time and effort of the Company’s management and the Company Board required to consummate the Transactions and related disruptions to the operation of the Company’s business;

•        the risks and costs to the Company associated with the pendency of the Transactions and/or the failure to complete the Transactions, including the diversion of management and employee attention, potential employee attrition, potential adverse effects on the market price of the Common Stock and market perception of the Company, and the potential disruptive effect on business and customer relationships;

•        the risks associated with potential litigation related to the Transactions;

•        the risk that the Spin-Off may be more difficult, time-consuming or costly than expected or the possibility that the anticipated benefits of the Spin-Off may not be realized; and

•        the fact that some of the Company’s directors and executive officers have interests in the Transactions that are different from, or in addition to, the Company’s stockholders generally (see “The Transactions — Interests of Certain Company Directors and Executive Officers in the Transactions”).

The Company Board concluded that the uncertainties, risks and potentially negative factors relevant to the Investment Agreement and the Transactions were outweighed by the potential benefits. The foregoing discussion is not exhaustive but is intended to summarize the material information and factors considered by the Company Board in its consideration of the Investment Agreement and the Transactions. The Company Board reached the unanimous decision to recommend and approve the entry into the Investment Agreement and the Transactions in light of the factors described above and other factors that the members of the Company Board believed were appropriate. In view of the wide variety of factors considered by the Company Board in connection with its evaluation of the Transactions and the complexity of these matters, the Company Board did not consider it practical, and did not attempt, to quantify, rank or otherwise assign relative weights to the specific factors it considered in reaching its decision and did not undertake to make any specific determination as to whether any particular factor, or any aspect of any particular factor, was favorable or unfavorable to the ultimate determination of the Company Board. Rather, the Company Board made its recommendation based on the totality of information presented to it and the investigation conducted by it. In considering the factors discussed above, individual members of the special committee may have given different weights to different factors.

The foregoing discussion of the reasoning of the Company Board and certain information presented in this section is forward-looking in nature and should be read in light of the factors set forth in the section titled “Cautionary Information Regarding Forward-Looking Statements” beginning on page 17.

Recommendation of the Company Board

After careful consideration, the Company Board:

•        has unanimously determined that the Transactions and the related Proposals are advisable and in the best interests of the Company and its stockholders;

•        unanimously recommends that the Company’s stockholders vote “FOR” the approval of the Investment Proposal, the Charter Proposals, and the 2024 Plan Proposal; and

•        if necessary and appropriate, unanimously recommends the approval of the adjournment of the Special Meeting to solicit additional proxies if there are insufficient votes at the time of the Special Meeting to adopt the Investment Proposal, the Charter Proposal or the 2024 Plan Proposal.

Opinion of Financial Advisor to the Company

In making its recommendation, the Company Board considered the oral opinion of an independent investment bank, Benchmark, subsequently confirmed in a written opinion and supporting analysis (the “Fairness Opinion”) providing that, as of such date, the Transactions were fair to the Company’s stockholders from a financial point of view. Benchmark provides investment banking and advisory services to institutions and companies. Benchmark’s investment banking practice provides valuation services in connection with financings and mergers and acquisitions for both public and private companies. Benchmark was selected to provide the opinion based on their substantial experience and industry knowledge and their ability to complete the assignment in a timely manner. Pursuant to an engagement letter dated October 23, 2023, the Company retained Benchmark to evaluate whether the Transactions were fair to the stockholders of the Company from a financial point of view.

On December 2, 2023, Benchmark rendered to the Company Board its oral opinion, subsequently confirmed in a written opinion dated as of December 3, 2023, providing that, as of such date, the Transactions were fair to the Company’s stockholders from a financial point of view.

The following description of the Fairness Opinion is qualified in its entirety by reference to the full text of such Fairness Opinion, a copy of which is annexed as Annex D to this proxy statement and is incorporated herein by reference. The Fairness Opinion describes the procedures followed, assumptions made, matters considered, and qualifications and limitations on the review undertaken by Benchmark in preparing the Fairness Opinion. Benchmark’s Fairness Opinion speaks only as of the date of the Fairness Opinion. The Fairness Opinion was for the information of and addressed to the Company Board (solely in its capacity as such) in connection with and for the purposes of its evaluation of the Investment Agreement and the Transactions. The Fairness Opinion addressed only the fairness of the Transactions from a financial point of view and did not address the underlying business decision of the Company Board, the Company, or the Company’s executives to engage in the Transactions or enter into the Investment Agreement or constitute a recommendation to the Company Board or the Company’s stockholders in connection with the Transactions. The full text of the written opinion of Benchmark, attached as Annex D, should be read carefully in its entirety for a description of the assumptions made, procedures followed, matters considered, and qualifications and limitations upon the review undertaken by Benchmark in preparing its opinion.

In connection with rendering the Fairness Opinion described above and performing its related financial analyses, Benchmark has, among other things:

•        reviewed and considered an execution version of the Investment Agreement and final drafts of the forms of Certificate of Designation and Warrant Certificate provided to Benchmark by the Company;

•        conducted discussions with certain members of the management of the Company and certain of its advisors and representatives regarding the Company, the Transactions and related matters;

•        reviewed and considered the current and historical market prices, trading characteristics and financial performance of the publicly traded securities of certain companies that Benchmark deemed to be relevant; and

•        reviewed and considered such other information, economic and market criteria and data, financial studies, analyses and investigations and such other factors as Benchmark deemed relevant.

In arriving at its opinion, Benchmark assumed and relied upon, without independent verification, the accuracy and completeness of the financial and other information and data publicly available or provided to or otherwise reviewed by or discussed with it and relied upon the assurances of the management of the Company that it is not aware of any facts or circumstances that would make such information or data inaccurate or misleading in any material respect. Benchmark assumed that the Transactions will be consummated in a manner that complies in all respects with applicable foreign, federal, state and local laws, rules and regulations. Benchmark assumed, with the Company’s consent, that the final executed forms of the Investment Agreement, the Certificate of Designation and the Warrant Certificate do not differ in any material respect from the drafts Benchmark reviewed and that the Transactions will be consummated on the terms set forth in the Investment Agreement, without further amendments thereto, and without waiver by the Company of conditions to any of its obligations thereunder or in the alternative that any such amendments or waivers thereto will not be detrimental to the Company or its stockholders in any material respect.

In connection with rendering the Fairness Opinion, Benchmark performed certain financial, comparative and other analyses as summarized below. Each of the analyses conducted by Benchmark was carried out to provide a different perspective on the Transactions, and to enhance the total mix of information available. Benchmark did not form a conclusion as to whether any individual analysis, considered in isolation, supported or failed to support its opinion. Further, the summary of Benchmark’s analyses described below is not a complete description of the analyses underlying Benchmark’s opinion. The preparation of a fairness opinion is a complex process involving various determinations as to the most appropriate and relevant methods of financial analysis and the application of those methods to the particular circumstances and, therefore, a fairness opinion is not readily susceptible to partial analysis or summary description. In arriving at its opinion, Benchmark made qualitative judgments as to the relevance of each analysis and factors that it considered. Also, Benchmark may have given various analyses more or less weight than other analyses, and may have deemed various assumptions more or less probable than other assumptions, so that the range of valuations resulting from any particular analysis described below should not be taken to be Benchmark’s view of the value of our assets. The estimates contained in Benchmark’s analyses and the ranges of valuations resulting from any particular analysis are not necessarily indicative of actual values or actual future results, which may be significantly more or less favorable than suggested by such analyses. Also, analyses relating to the value of businesses or assets neither purport to be appraisals nor do they necessarily reflect the prices at which businesses or assets may actually be sold. Accordingly, Benchmark’s analyses and estimates are inherently subject to substantial uncertainty. Benchmark believes that its analyses must be considered as a whole and that selecting portions of its analyses or the factors it considered, without considering all analyses and factors collectively, could create a misleading or incomplete view of the process underlying the analyses performed by Benchmark in connection with the preparation of its opinion.

Benchmark’s conclusion is based on Benchmark’s analysis that the equity value attributable to the Company’s stockholders at the Closing, consisting of the value of SpinCo Common Stock, the Dividend, and the 5,256,177 shares (pre-Reverse Stock Split) of Common Stock, and taking into account the fact that (i) JPE will if the Closing occurs, pay up to $900,000 of the out-of-pocket expenses incurred by the Company in connection with the Investment Agreement and the Transactions and related agreements contemplated thereby, and (ii) all fees and expenses relating to the Spin-Off (including the Separation and the Distribution) incurred by the Company or any of its subsidiaries, including SpinCo, will be paid by SpinCo (except that all taxes imposed as a result of the Spin-Off in excess of $1,500,000 will be borne by SpinCo, and taxes imposed as a result of the Spin-Off up to $1,500,000 will be borne by the Company), is estimated to be between approximately $3.99 and $4.48 per share if SpinCo Common Stock is valued based on 0-10% discount to the Company’s closing price of $3.69 as of December 1, 2023, and between $3.74 and $4.20 per share if SpinCo Common Stock is valued based on 0-10% discount to the Company’s 90-day VWAP of $3.37 as of December 1, 2023. At the time Benchmark performed its review, there were 5,256,177 shares of Common Stock outstanding.

Financial Analyses

The following is a summary of the material financial analyses performed by Benchmark in connection with the preparation of the Fairness Opinion. The following summary, however, does not purport to be a complete description of the financial analyses performed by Benchmark, nor does the order of analyses described represent the relative importance or weight given to those analyses.

The order in which these analyses are presented below, and the results of those analyses, should not be taken as an indication of the relative importance or weight given to these analyses by Benchmark or the Company Board. Except as otherwise noted, the following quantitative information, to the extent it is based on market data, is based on market data as it existed on or before December 3, 2023, and is not necessarily indicative of current market conditions. Benchmark used a database provided by FactSet as its primary source of market data. All analyses conducted by Benchmark were going-concern analyses and Benchmark expressed no opinion regarding the liquidation value of any entity.

Benchmark completed a series of financial analyses to derive a range of implied equity value estimates of the equity attributable to SilverSun’s stockholders at the Closing, which will primarily consist of the following components: all the issued and outstanding shares of SpinCo Common Stock, the Dividend, and SilverSun’s remaining shares of the Common Stock (5,256,177 shares). In arriving at the estimated value attributable to SilverSun’s stockholders, Benchmark employed the financial analyses set forth below to estimate the values of SpinCo Common Stock and of the Common Stock as of the Closing.

Valuation of SpinCo Common Stock

In accordance with the terms of the Investment Agreement, Benchmark assumed that SpinCo will comprise all of the SpinCo Business and the shares of SpinCo Common Stock to be distributed to the Company Legacy Stockholders on the Distribution Date shall have been approved for quotation on the OTCQX tier of the OTC Markets. As such, the Company Legacy Stockholders will own 100% of the shares of SpinCo Common Stock and the SpinCo Business will be the same as SilverSun’s existing business, with the main difference being that the shares of SpinCo Common Stock will be quoted on the OTCQX instead of on the Nasdaq. Share trading on a major exchange such as Nasdaq tends to be more liquid, and Benchmark applied a discount of 0-10% to the current SilverSun equity market value to take into account the possible reduction of trading liquidity due to SpinCo being traded on OTCQX. The 0-10% discount Benchmark used was based on the following considerations:

•        The “illiquidity discount” for private companies tends to range between 20-30% of the estimated value as a general rule of thumb (e.g., Private Company Valuation, Aswath Damodaran). As SpinCo will not be private following the Separation and instead will be quoted and publicly-traded on the OTCQX, Benchmark would expect the discount due to a possible decrease in trading liquidity to be less than the lower end of the 20-30% range for a private company, that is less than 20%.

•        While the shares of Common Stock are currently listed on Nasdaq, their trading liquidity is already limited. The 90-day average daily trading volume of shares of Common Stock was approximately 11,700 shares as of December 1, 2023, or 0.22% of the shares of Common Stock outstanding, compared to an average of 0.8% for S&P 500 stocks, 1.0% for S&P 400 stocks, and 1.5% for the stocks of US companies listed on a major exchange (New York Stock Exchange, NYSE American or Nasdaq) with a market cap between $10 million and $50 million (Benchmark used primarily a database provided by FactSet for market and trading data). Considering the Company’s already limited liquidity, and combined with the fact that shares of SpinCo Common Stock would be publicly quoted and traded on the OTCQX, Benchmark concluded that the possible illiquidity discount is estimated to be at the lower end of the 0-20% range implied by the consideration above and as such used a 0-10% discount.

Benchmark applied the 0-10% discount to the Company’s equity market value as of December 1, 2023. Using the closing price of shares of Common Stock on December 1, 2023 of $3.67 per share and 30-day volume-weighted average price (VWAP) of $3.39 per share, the equity market value attributed to the Company’s stockholders ranges from $17.8 million to $19.3 million, and applying a 0-10% discount for possible reduction in liquidity results in a range of $16.0 million to $19.3 million.

Valuation of Common Stock

At the Closing and as currently contemplated in the Investment Agreement, the Investors will provide an aggregate investment of $1,000,000,000 in cash in the Company and the Company will issue to the Investors 1,000,000 shares of Preferred Stock convertible into approximately 219 million shares of the Common Stock (after giving effect to the Reverse Stock Split) or 1.752 billion shares of the Common Stock (before giving effect to the Reverse Stock Split) and Warrants to purchase an additional approximately 219 million shares of the Common Stock (after giving effect to the Reverse Stock Split) or 1.752 billion shares of the Common Stock (before giving effect to the Reverse Stock Split). The Company Legacy Stockholders will continue to hold 5,256,277 shares of the Common Stock (before giving effect to the Reverse Stock Split). Benchmark employed financial analyses to estimate the value of the Common Stock at Closing by estimating the incremental value attributable to the Preferred Stock over the Common Stock and the value of the Warrants.

•        Incremental Value of the Preferred Stock over the Common Stock:    the key incremental economic benefit to be received by the holders of Preferred Stock over the Common Stock is quarterly cash dividends equal to 9% of the then-applicable liquidation preference per annum. Benchmark estimated the present value of the incremental dividends to be received by the holders of the Preferred Stock using two scenarios: in the first scenario, the Preferred Stock would be fully converted after 3 years; in the second scenario, the Preferred Stock would be held into perpetuity. Because the Preferred Stock is convertible to Common Stock, its incremental value over the Common Stock varies based on assumptions about the timing of its eventual conversion or lack thereof. The longer the Preferred Stock remains outstanding, the higher its incremental value over the Common Stock, and vice versa. In light of that, Benchmark selected the two scenarios described above as the range of timeframes of the potential conversion of the Preferred Stock, with three years used as the low end of the range (while earlier conversion is possible, Benchmark used three years as a conservative estimate) and the Preferred Stock being held into perpetuity as the high end of the range. Benchmark used a discount rate of 17.1% to 19.0% based on a cost of equity calculation using the Capital Asset Pricing Model (CAPM), which is calculated as the risk-free rate, plus beta multiplied by the equity risk premium (ERP), plus an additional adjustment for small-company size. Benchmark’s calculation of the discount rate used the following inputs: (i) the 10-year treasury yield as the estimate for the risk-free rate (4.22% on December 1, 2023), (ii) the average beta of three stocks of companies currently or previously held by JPE or its affiliates, GXO Logistics, RXO, Inc., and XPO, Inc. (average beta of 1.38), (iii) ERP of 4.25% and (iv) small-company size adjustment of 7.1% to 8.9%, which are estimates based on market data. This resulted in an estimated discount rate range of 17.1% to 19.0%. As of the date of the Fairness Opinion, JPE and the Company had not disclosed any information about the nature or type of business envisioned or planned for the Company following the closing of the Equity Investment. Accordingly, Benchmark estimated the discount rate using the average beta of stocks of three companies currently or previously held by JPE or its affiliates listed above as a proxy of the beta of the ultimate business of the Company following the closing of the Equity Investment. This was more conservative than using the average beta of broader market groups such as S&P 500 or S&P 400 companies which had an average beta of 0.97 and 1.11, respectively. Based on this analysis, the estimated incremental value of the Preferred Stock ranged from $192.7 million (Preferred Stock converted after 3 years and using 19.0% as the discount rate) to $524.9 million (Preferred Stock held in perpetuity and using 17.1% as the discount rate).

•        Value of the Warrants:    Benchmark valued the Warrants using a Black-Scholes model with the following key assumptions: implied volatility of 39.7%, which was based on the annualized historical volatility of the same three stocks as used above (GXO Logistics, RXO, Inc., and XPO, Inc.), 10-year warrant term, and a risk-free interest rate of 4.22% (using the 10-year treasury yield as of December 1, 2023). As of the date of the Fairness Opinion, JPE and the Company had not disclosed the nature or type of business envisioned or planned for the Company following the closing of the Equity Investment. Accordingly Benchmark estimated the implied volatility of the Common Stock using the average volatility of three stocks of companies currently or previously held by JPE or its affiliates listed above as a proxy of the volatility the Common Stock following the closing of the Equity Investment. This was more conservative than using the average volatility of broader market groups such as S&P 500 or S&P 400 companies, which had an average volatility of 27.7% and 33.6%, respectively. Based on this analysis, the estimated value of the warrant to purchase shares of the Common Stock at $0.571 per share (pre-Reverse Stock Split) ranged from $0.069 to $0.148 per warrant (pre-Reverse Stock Split), the estimated value of Warrant to purchase shares of Common Stock at $0.856 per share (pre-Reverse Stock Split) ranged from $0.049 to $0.111 per warrant (pre-Reverse Stock Split), and the estimated value of Warrant to purchase shares of Common Stock at $1.712 per share (pre-Reverse Stock Split) ranged from $0.023 to $0.061 per warrant (pre-Reverse Stock Split). In aggregate, the estimated value of the Warrants ranged from $91.7 million to $206.4 million.

Based on the estimated value ranges of the incremental value of the Preferred Stock and the Warrants, the remaining equity value attributable to the holders of Common Stock is estimated to be in the range of $373.4 million to $591.0 million (net of estimated Transaction-related expenses to be incurred by the Company), which resulted in a value of Common Stock of $0.212 to $0.336 per share (pre-Reverse Stock Split) based on total shares outstanding of 1.757 billion (pre-Reverse Stock Split, including as-converted Common Stock assuming the conversion of the Preferred Stock).

Summary

Based on Benchmark’s analysis, the equity value attributable to Company Legacy Stockholders, consisting of the value of SpinCo Common Stock, the Dividend, and the 5,256,177 shares (pre-Reverse Stock Split) of Common Stock, and taking into account the fact that (i) JPE will pay up to $900,000 of the out-of-pocket expenses incurred by the Company in connection with the Investment Agreement and the Transactions and related agreements contemplated thereby, and (ii) all fees and expenses relating to the Spin-Off (including the Separation and the Distribution) incurred by the Company or any of its subsidiaries, including SpinCo, will be paid by SpinCo (except that all taxes imposed as a result of the Spin-Off in excess of $1,500,000 will be borne by SpinCo, and taxes imposed as a result of the Spin-Off up to $1,500,000 will be borne by the Company), is estimated to be between approximately $3.99 and $4.48 per share if SpinCo Common Stock is valued based on SilverSun’s closing price of $3.69 as of December 1, 2023, and between $3.74 and $4.20 per share if SpinCo Common Stock is valued based on SilverSun’s 90-day VWAP of $3.37 as of December 1, 2023.

Miscellaneous

In performing its analyses, Benchmark considered industry performance, general business and economic conditions and other matters, many of which are beyond the control of SilverSun. These analyses were prepared solely as part of Benchmark’s analysis of the fairness, from a financial point of view, to SilverSun’s stockholders of the Transactions and were provided to the Company Board in connection with the delivery of the Fairness Opinion. The analyses do not purport to be appraisals or to reflect the prices at which a company might actually be sold or the prices at which any securities have traded or may trade at any time in the future. Accordingly, the estimates used in, and the ranges of valuations resulting from, any particular analysis described above are inherently subject to substantial uncertainty and should not be taken to be Benchmark’s view of the actual value of the Company’s equity.

SilverSun paid Benchmark for its services in connection with the Fairness Opinion a cash fee equal to $100,000, which was not contingent upon either the conclusion expressed in the Fairness Opinion or on the consummation of the Transactions. SilverSun has also agreed to indemnify Benchmark against certain potential liabilities in connection with Benchmark’s services in rendering the Fairness Opinion and to reimburse Benchmark for certain of its expenses, if any, incurred in connection with Benchmark’s engagement with SilverSun. Benchmark has provided other advisory services to SilverSun over the last two years for which it received compensation. Benchmark received a total of $275,000 from SilverSun under two separate engagement letters in 2022 with respect to proposed transactions that were subsequently abandoned. Benchmark may seek to provide other financial advisory or investment banking services to SilverSun and/or its affiliates and other participants in the Transactions in the future for which Benchmark may receive compensation, although as of the date of the Fairness Opinion, there was no agreement to do so nor any mutual understanding that such services were contemplated.

The analysis was only one of the many factors considered by the Company Board in its evaluation of the Transactions and should not be viewed as determinative of the views of the Company Board.

Accounting Treatment

The Transactions will be accounted for as a business combination in accordance with GAAP. Under this method of accounting, JPE will be treated as the accounting acquirer for financial reporting purposes. Accordingly, for accounting purposes, the Transactions will be treated as the equivalent of JPE acquiring the Company.

Interests of Certain Company Directors and Executive Officers in the Transactions

In considering the recommendation of the Company Board to vote for the Investment Proposal, each of the Charter Proposals and the 2024 Plan Proposal, Company stockholders should be aware that certain of the Company’s directors and executive officers have interests in the proposed Transactions that may be different from, or in addition to, the interests of other Company stockholders generally. The members of the Company Board were aware of and considered these interests, among other matters, in evaluating and negotiating the proposed Transactions, and in recommending to Company’s stockholders that the Proposals be approved. These interests include the following:

•        The Company’s directors and executive officers will become the directors and executive officers, respectively, of SpinCo, and will receive compensation and benefits from SpinCo in respect of their services.

•        Concurrently with the execution of the Investment Agreement, the Company and Mr. Meller entered into a letter agreement pursuant to which Mr. Meller’s existing employment agreement with the Company will be terminated as of immediately prior to the Closing and, in full satisfaction of all obligations of the Company under such employment agreement, the Company will pay to Mr. Meller a lump sum termination payment equal to the lesser of (i) $3.0 million and (ii) 300% of the average annual amount paid by the Company or any parent or subsidiary thereof to Mr. Meller and included in his gross income for services rendered in each of the five calendar years immediately prior to the Closing, less $100, which is the amount that he is entitled to receive under such employment agreement with the Company for certain terminations of his employment within three years following a change in control of the Company.

The information set forth in the table below is intended to comply with Item 402(t) of the SEC’s Regulation S-K, which requires disclosure of information about certain compensation for each named executive officer of the Company that is based on, or otherwise relates to, the proposed Transactions. The table below sets forth the amount of payments that Mr. Meller would receive in connection with the Closing, assuming that the Closing occurs during calendar year 2024.

Golden Parachute Compensation Table

Named Executive Officer(1)	Cash ($)(2)	Total ($)
Mark Meller	$2,854,534	$2,854,534

____________

(1)      Joseph Macaluso, the Company’s Chief Financial Officer, is not entitled to receive any compensation that is based on, or otherwise relates to, the proposed Transactions.

(2)      Calculated in accordance with the letter agreement between the Company and Mark Meller as the lesser of (a) $3.0 million and (b) 300% of the average annual amount paid by the Company or any parent or subsidiary thereof to Mr. Meller and included in his gross income for services rendered in each of calendar years 2023, 2022, 2021, 2020 and 2019, less $100.

Regulatory Approvals

Under the Investment Agreement, the Company and the Investors have agreed to use their reasonable best efforts to obtain all required governmental approvals in connection with the completion of the Transactions. The Company and JPE have determined that a filing under the HSR Act is required in connection with the Equity Investment. We are unaware of any other material federal, state or foreign regulatory requirements or approvals required for completion of the Equity Investment, other than in connection with this proxy statement or the Form 10. The Company and JPE submitted the requisite notification and report forms under the HSR Act and the 30-day waiting period under the HSR Act in connection with the Transactions expired at 11:59 p.m. on February 12, 2024.

Absence of Appraisal Rights

The Company is incorporated in the State of Delaware and, accordingly, subject to the DGCL. The Company’s stockholders are not entitled to appraisal rights under the DGCL with respect to the Transactions.

THE INVESTMENT AGREEMENT

On December 3, 2023, the Company entered into the Investment Agreement with the Investors. The summary of the material terms of the Investment Agreement below and elsewhere in this proxy statement is qualified in its entirety by reference to the Investment Agreement, a copy of which is attached to this proxy statement as Annex A and which we incorporate by reference into this document. This summary may not contain all of the information about the Investment Agreement that is important to you. We encourage you to read carefully the Investment Agreement in its entirety.

Consideration to Be Paid in the Equity Investment

Subject to the terms and conditions of the Investment Agreement, upon the Closing, the Company will issue to the Investors, for $1,000,000,000 in cash, (a) an aggregate of 1,000,000 shares of Convertible Preferred Stock (convertible into 219,007,375 shares of Common Stock (giving effect to the Reverse Stock Split)) and (b) Warrants to purchase 219,007,375 shares of Common Stock (giving effect to the Reverse Stock Split).

Principal Investor

In the Investment Agreement, JPE is empowered to act on behalf of the Other Investors in connection with the transactions contemplated thereunder. This appointment entitles JPE to, among other things:

•        exercise discretion in agreeing to amendments or modifications to the Investment Agreement;

•        exercise discretion in executing and delivering waivers and consents in connection with the Investment Agreement, the Equity Investment and the other transactions contemplated by the Investment Agreement;

•        exercise discretion in making necessary agreements in connection with the Investment Agreement; and

•        communicate to, and receive communications from, the Company on behalf of the Investors.

Closing of the Equity Investment

Unless the Company and JPE agree otherwise in writing, the Equity Investment will close on the fifth business day after the satisfaction or waiver of all the conditions in the Investment Agreement (other than those conditions that by their nature are to be satisfied or waived at the Closing).

However, under the Investment Agreement, even if the Closing conditions are satisfied or waived, JPE will be permitted, at JPE’s written election, to delay the Closing, on one or more occasions, to a date that does not exceed 12 months following the date of the Investment Agreement (subject to the continued satisfaction of closing conditions at such time). If JPE delays the Closing by more than 7 months following the date of the Investment Agreement, JPE will pay the Company the following fees on the first day of each additional month, starting with the first day of the eighth month: (a) month eight (8): $40,000, (b) month nine (9): $40,000, (c) month ten (10): $50,000, (d) month eleven (11): $50,000; and (e) month twelve (12): $50,000.

In the event of any breach by any Investor (other than JPE) that would result in the failure of a closing condition, JPE is entitled, in its sole discretion, to either purchase such Securities from the Company or assign to another person the rights and obligations to purchase from the Company the Securities otherwise allocable to such defaulting Investor, and the Company will issue and deliver such Securities according to such election.

Each option to purchase shares of Common Stock that is outstanding immediately prior to the Closing, if any, will be terminated upon the Closing.

Potential Acquisitions and Contributions

Under the Investment Agreement, until the Closing, the Company will cooperate with JPE in JPE’s efforts for the Company to consummate an acquisition of one or more businesses selected by JPE, the consummation of which will not occur until the consummation of the Spin-Off. Such cooperation by the Company will include signing any definitive agreements with respect to such acquisition so long as the closing thereunder does not occur until the Closing. JPE will pay for the expenses of this cooperation until the Closing of the Spin-Off, at which point the Company will reimburse JPE for all such expenses (with the intention being that these expenses will not reduce cash otherwise available to SpinCo).

JPE may consummate an acquisition of a business or businesses prior to the Closing of the Equity Investment, and at, or substantially contemporaneously with, the Closing, at its election, JPE may contribute such business or businesses to the Company, in which case the Company will be required to cooperate to effectuate such contribution. As part of such contribution, the Company will be required to issue to JPE, as directed by JPE, shares of Convertible Preferred Stock and Warrants with a value equal to the amount paid by JPE to purchase the business or businesses contributed by JPE, based on the same per share/per Warrant price as contemplated by the Investment Agreement. In such case, and notwithstanding anything in the Investment Agreement to the contrary, the portion of the purchase price otherwise payable by JPE to the Company pursuant to the Investment Agreement will be reduced by the amount JPE paid for the contributed business or businesses. Such contributed business or businesses would remain with the Company following the consummation of the Spin-Off.

Representations and Warranties of the Company and the Investors

The representations and warranties of the Company contained in the Investment Agreement have been made solely for the benefit of the Investors. In addition, such representations and warranties (a) have been made only for purposes of the Investment Agreement, (b) have been qualified by confidential disclosures made to the Investors in connection with the Investment Agreement, (c) are subject to materiality qualifications contained in the Investment Agreement which may differ from what may be viewed as material by investors generally, (d) were made only as of the date of the Investment Agreement or such other date as is specified in the Investment Agreement and (e) have been included in the Investment Agreement for the purpose of allocating risk between the contracting parties rather than establishing matters as facts. Accordingly, the summary of the representations and warranties set forth below and the Investment Agreement annexed hereto are included in this filing only to provide stockholders with information regarding the terms of the Investment Agreement and not to provide investors with any other factual information regarding the Company or its business. The Company’s stockholders should not rely on the representations and warranties or any descriptions thereof as characterizations of the actual state of facts or condition of the Company or any of its subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Investment Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures.

The Company’s representations and warranties relate to, among other things:

•        the Company’s and its subsidiaries’ due organization, valid existence, good standing and requisite corporate power to own, lease and operate assets and properties and carry on its business;

•        the Company’s certificate of incorporation and by-laws;

•        required consents and approvals of governmental entities as a result of the transactions contemplated by the Investment Agreement;

•        the Company’s corporate power and authority to enter into the Investment Agreement and to consummate the transactions contemplated thereby;

•        the absence of any violation of or conflict with the Company’s and its subsidiaries’ organizational documents, applicable law or certain agreements, as a result of entering into the Investment Agreement and consummating the transactions contemplated thereby;

•        the Company’s capitalization, including in particular the number of shares of Preferred Stock, Common Stock and stock options outstanding and the status of the Company’s indebtedness;

•        ownership of the Company’s subsidiaries;

•        the Company’s SEC filings since December 31, 2018;

•        the Company’s financial statements contained in SEC filings and implementation of certain internal controls over financial reporting and a system of disclosure controls as required by the Exchange Act and the Sarbanes-Oxley Act;

•        the absence of any undisclosed liabilities;

•        the absence of certain changes and events, including any “Material Adverse Effect”, since December 31, 2022;

•        the absence of any legal action pending or, to the Company’s knowledge, threatened against the Company or its subsidiaries in the last five years, or orders outstanding against the Company or its subsidiaries that would reasonably be expected to be material;

•        material and other specified contracts;

•        employee benefit plans;

•        employment and labor matters;

•        tax matters;

•        environmental matters;

•        intellectual property;

•        owned and leased real property and title to assets;

•        possession of all licenses and permits necessary to operate the Company’s properties and carry on its business;

•        compliance with anti-corruption laws, applicable sanctions laws, anti-money laundering laws and export-import laws;

•        regulatory matters;

•        the absence of any application of Section 203 of the DGCL or other state takeover laws to the Transactions;

•        the absence of any transactions with affiliates that would be required to be reported pursuant to Item 404 of Regulation S-K;

•        insurance arrangements;

•        the absence of performance of any “At The Market” transactions since November 1, 2021;

•        receipt by the Company of a fairness opinion from Benchmark;

•        the absence of undisclosed broker’s fees;

•        the Company Board approving the Amended and Restated Certificate of Incorporation and the Certificate of Designation with respect to the Convertible Preferred Stock;

•        the due and valid authorization and, when issued and paid for, valid issuance of the Convertible Preferred Stock;

•        the absence of material omissions and untrue statements of material fact in the information included or incorporated by reference in this proxy statement or the Form 10;

•        the stockholder approvals required in connection with the Transactions;

•        compliance with applicable securities laws;

•        the termination of the agreement and plan of merger by and among the Company, Rhodium Enterprises Acquisition Corp., and Rhodium Enterprises Acquisition LLC; and

•        the absence of indebtedness of the Company and its subsidiaries (other than SpinCo).

For purposes of the Investment Agreement, “Material Adverse Effect” means any state of facts, change, development, event, effect, condition, occurrence, action or omission (each, an “Effect”) that, alone or together with any other Effects, (a) materially and adversely affects the business, assets, liabilities, properties, financial condition or results of operations of the Company and its subsidiaries, taken as a whole, or (b) prevents, materially impedes or materially delays the consummation by the Company of the Equity Investment or the other transactions contemplated by the Investment Agreement.

However, none of the following will be deemed either alone or in combination to constitute, and none of the following will be taken into account in determining whether there has been or would be, a Material Adverse Effect on the Company:

•        changes after the date of the Investment Agreement in general legal, market, economic or political conditions affecting the industry in which the Company operates, provided that such Effects do not disproportionately affect the Company or its subsidiaries in relation to other companies in the industry or geographic areas in which the Company or its subsidiaries operate;

•        changes after the date of the Investment Agreement affecting general worldwide economic or capital market conditions (including changes in interest or exchange rates), provided that such Effects do not disproportionately affect the Company or its subsidiaries in relation to other companies in the industry or geographic areas in which the Company or its subsidiaries operate;

•        the pendency or announcement of the Investment Agreement or the anticipated consummation of the Equity Investment, including any reaction of any customer, employee, supplier, service provider, partner or other constituency to the identity of the Investors or any of the transactions contemplated by the Investment Agreement (provided that the exception in this bullet will not apply to any representation or warranty in the Investment Agreement to the extent the purpose of such representation or warranty is to address the consequences resulting from the execution of or performance under the Investment Agreement or the consummation of the transactions contemplated thereby);

•        any decrease in and of itself in the market price or trading volume of the Common Stock (except that the underlying cause or causes of any such decrease may be deemed to constitute, in and of itself or themselves, a Material Adverse Effect and may be taken into consideration when determining whether there has occurred a Material Adverse Effect);

•        the Company’s failure to meet any internal or published projections, forecasts or other predictions or published industry analyst expectations of financial performance (except that the underlying cause or causes of any such failure may be deemed to constitute, in and of itself and themselves, a Material Adverse Effect and may be taken into consideration when determining whether there has occurred a Material Adverse Effect);

•        any change after the date of the Investment Agreement in GAAP;

•        actions or omissions of the Company or any of its subsidiaries taken with the express prior written consent of JPE; and

•        any natural disaster, or the commencement or escalation of any war, material armed hostilities or other material international or national calamity or act of terrorism, provided that such Effects do not disproportionately affect the Company or its subsidiaries in relation to other companies in the industry or geographic areas in which the Company or its subsidiaries operate.

In the Investment Agreement, the Investors make various customary representations and warranties to the Company.

Their representations and warranties relate to, among other things:

•        their due organization, valid existence and good standing;

•        their corporate or other power or capacity, and authority, to enter into the Investment Agreement and, subject to receipt by the Company of Stockholder Approvals, to consummate the transactions contemplated by the Investment Agreement;

•        the absence of material omissions and untrue statements of material fact in the information supplied by the Investors in this proxy statement;

•        the sufficiency of available funds at Closing to consummate the Equity Investment;

•        matters relating to the absence of any application of Section 203 of the DGCL;

•        their status as “accredited investors”;

•        the appropriate advice obtained and the due diligence investigation made with respect to the Investment Agreement, the Stockholders Agreement, the Equity Investment and the transactions contemplated thereby; and

•        their understanding of the limitations on transfers and other restrictions on the Securities they will receive pursuant to the Equity Investment.

Conduct of Business Pending the Closing

Under the Investment Agreement, the Company has agreed that, subject to certain exceptions set forth in the Investment Agreement, between the date of the Investment Agreement and the Closing, the Company and its subsidiaries will use reasonable best efforts to:

•        conduct its business and operations in the ordinary course of business consistent with past practice; and

•        maintain and preserve intact its business organization, to retain the services of its current officers and employees and to preserve the goodwill of its business and its relationships with its customers, suppliers, agents, employees, and other persons with whom the Company and its subsidiaries have material business relationships.

The Company also agreed that during the same period, subject to certain exceptions set forth in the Investment Agreement, neither the Company nor its subsidiaries will:

•        amend, modify, change or waive any of the Company organizational documents or those of its subsidiaries;

•        make, declare, set aside, or pay any dividend or distribution on or with respect to its or its subsidiaries’ capital stock or other equity interests, other than dividends or distributions by wholly owned subsidiaries in the ordinary course of business consistent with past practice, or enter into any agreement restricting or limiting the Company’s ability or its subsidiaries’ ability to make, declare, set aside or pay any dividends or distributions (provided that the Company, in connection with the Distribution, will be permitted to declare and distribute the Dividend to the Company Legacy Stockholders);

•        except for the Reverse Stock Split in accordance with the Amended and Restated Certificate of Incorporation, adjust, split, subdivide, combine, reclassify, redeem, purchase or otherwise acquire (directly or indirectly), any shares of its capital stock or other equity interests or any securities convertible or exchangeable into or exercisable for any shares of its capital stock or other equity interests, issue, deliver, grant, encumber or sell any of its capital stock or other equity interests or any securities convertible or exchangeable into or exercisable for any shares of its capital stock or such equity interests or securities or enter into any contract with respect to the sale, voting, registration or repurchase of its capital stock or other equity interests;

•        increase compensation or benefits payable or to become payable to, grant any equity or equity base incentive award to, renew or enter into or amend any new employment or severance agreement with, any current or former employees or any directors, managers or officers of the Company or its subsidiaries, or establish, adopt, amend or terminate any Company benefit plan;

•        enter into, terminate, amend or negotiate any collective bargaining agreement or other agreement or contract with any labor organization, works council, trade union, labor association, or other employee representative;

•        implement any employee layoffs that could trigger any liability or notice requirements under the WARN Act;

•        take any action to accelerate the vesting, payment, or funding of any compensation or benefits to any current or former company employee or any directors, managers, or officers;

•        sell, lease, exclusively license, transfer, pledge, encumber, otherwise subject to any lien (as defined in the Investment Agreement), grant or dispose of any assets of the Company or any of its subsidiaries, including any intellectual property rights, the capital stock, or other equity interests, subject to certain exceptions;

•        acquire, by merger, consolidation, acquisition of equity interests or assets, or otherwise, any business, any material assets or properties, or any corporation, partnership, limited liability company, joint venture or other business organization or division of such business organization, subject to certain exceptions;

•        enter into any contract which if in effect of the date of the Investment Agreement would be a “Material Contract” (as defined in the Investment Agreement) or “Company Real Property Lease” (as defined in the Investment Agreement), or would otherwise restrict the Company or its subsidiaries or affiliates from engaging or competing in any line of business or in any geographic area;

•        terminate, amend or waive any material rights under a Material Contract or Company Real Property lease or any provisions of any confidentiality or standstill agreements in place with any third parties;

•        incur, assume, issue or guarantee any indebtedness for borrowed money, or otherwise issue or sell any debt securities or calls, options, warrants, or other rights to acquire any debt securities;

•        make any loans, advances or capital contributions to (other than business advances (that are not material in amount) in the ordinary course of business consistent with past practice), or investments in, any other person (including any of its officers, directors, managers, employees, agents or consultants), other than by the Company or a wholly owned subsidiary of the Company to, or in, the Company or any of its wholly owned subsidiaries in the ordinary course of business consistent with past practice;

•        make any material change in the Company or its subsidiaries’ existing borrowing or lending arrangements for or on behalf of such persons;

•        make, change or revoke any material tax election, adopt or change any tax accounting period or material method of tax accounting, amend any material tax return, settle or compromise any material liability for taxes for any tax audit, claim, or other proceeding, enter into any “closing agreement” within the meaning of Section 7121 of the Code (or any similar provision of state, local or non-U.S. law), surrender any right to claim a material refund of taxes, request any material ruling from any taxing authority, or agree to an extension, modification or waiver of the statute of limitations with respect to a material amount of taxes;

•        materially change accounting policies or procedures or any of its methods of reporting income, deductions, or other items for material accounting purposes or revalue any of its material assets, other than as required by changes in GAAP or applicable law;

•        commence, initiate, waive, release, assign, settle, or compromise any legal action or enter into any settlement agreement or understanding with any governmental entity, subject to certain exceptions;

•        enter into or amend any arrangement or contract with any affiliate, director, officer, or stockholder of the company;

•        take any action that would reasonably be expected to result in any of the conditions to the Transactions not being satisfied or satisfaction of those conditions being materially delayed;

•        except for transactions involving SpinCo that JPE has approved in writing and except for the dissolution of certain of the Company’s subsidiaries, merge, consolidate, liquidate, dissolve, restructure, recapitalize or effect any other reorganization or similar transaction, or adopt any plan or resolution providing for any of the foregoing;

•        adopt or implement any stockholder rights plan or comparable arrangement; and

•        authorize, agree, or otherwise enter into an agreement to take any of the foregoing actions.

Stockholders’ Meeting

The Company has agreed to, as promptly as reasonably practicable after the date of the Investment Agreement, establish a record date for, duly call, give notice of, convene and hold a meeting of the Company’s stockholders for the purpose of obtaining the Stockholder Approvals, regardless of whether the Company Board has determined at any time that the Investment Agreement is no longer advisable or recommends that the stockholders of the Company vote against the Proposals (subject to the Company’s right to terminate the Investment Agreement in certain circumstances), subject to certain exceptions specified in the Investment Agreement.

In addition, the Company has agreed, subject to the exceptions set forth below, that the Company Board will recommend to the Company’s stockholders that they vote in favor of the Proposals and include such recommendation in this proxy statement, and to use the Company’s reasonable best efforts to solicit stockholder approval of the Proposals.

Preparation of Form 10 and the Spin-Off

The Company has agreed to, as promptly as reasonably practicable, prepare and file with the SEC a registration statement on Form 10 relating to the registration of the shares of SpinCo Common Stock to be distributed to Company Legacy Stockholders. The Company has agreed to cooperate with JPE and its representatives (and keep them reasonably informed on a current basis) in connection with all matters relating to the Spin-Off and has agreed not to make material decisions relating to the Spin-Off, including with respect to the terms of any documents relating to the Spin-Off and directors and officers of SpinCo without reasonably consulting with, and obtaining prior written consent of, JPE (such consent not to be unreasonably withheld, conditioned or delayed). Without limiting the foregoing, neither the Company nor any of its subsidiaries will amend or modify any terms of the Separation and Distribution Agreement, Tax Matters Agreement or the Employee Matters Agreement, or approve or enter into any such agreements that have different terms than set forth in the exhibits to the Investment Agreement.

During the Post-Closing Spin-Off Period:

•        neither the Company, the Post-Closing Company Board, JPE, nor its controlled affiliates, will take any action by or on behalf of the Company (or any of JPE or its controlled affiliates) that would be likely to delay, compromise or otherwise jeopardize the consummation of the Spin-Off;

•        each member of JPE or its controlled affiliates will act in good faith in connection with the continued operation of the Company’s legacy business, consistent with past practice in all material respects, and will use his, her, or its reasonable best efforts to cooperate with the Company in effecting the Spin-Off; and

•        no member of JPE or its controlled affiliates will make any material decisions relating to or impacting the Company’s legacy businesses, including without limitation, modifying any of the organizational documents of SpinCo or any of its subsidiaries other than as contemplated by the Investment Agreement, or modifying any contracts to the extent relating to or impacting the legacy businesses, other than as contemplated by the Investment Agreement, without consulting with and obtaining the prior written consent of Mark Meller, the present CEO of the Company or in his absence, the then-current CEO of SpinCo (in each case which consent will not be unreasonably withheld, conditioned or delayed), or preventing or terminating the Spin-Off.

The Company, JPE, and the Post-Closing Company Board will be permitted to operate the Company and its subsidiaries (other than SpinCo and the legacy businesses that have been contributed to be SpinCo) during the Post-Closing Spin-Off Period in any manner they deem to be appropriate, including consummating an acquisition of one or more businesses or entities, purchasing any assets of one or more businesses or entities, entering into financing transactions, or engaging in any similar transactions and actions in connection with the foregoing.

No Solicitation of Transactions

The Company has agreed, subject to certain exceptions set forth in the Investment Agreement, that neither the Company nor any of its subsidiaries will, nor will the Company authorize or permit any of its or its subsidiaries’ affiliates, directors, officers, employees, investment bankers, attorneys, accountants or other advisors or representatives to, directly or indirectly:

•        solicit, initiate, respond to or propose, or encourage, facilitate or assist in any proposal or offer that constitutes, or could reasonably be expected to lead to a takeover proposal;

•        terminate, waive, amend or modify any provision of any existing confidentiality, standstill or similar agreement with respect to a potential takeover proposal, other than informing persons of the existence of the Company’s no-solicitation obligations;

•        enter into, authorize continue or otherwise participate in any discussions, negotiations or other communications, or any acquisition agreement, business combination, merger agreement or similar definitive agreement, or any letter of intent, memorandum of understanding or agreement in principle, or any other agreement regarding or related to, or furnish to any person any confidential or other non-public information of the Company and its subsidiaries for the purpose of encouraging, facilitating or responding to, any takeover proposal or any proposal or inquiry that could reasonably be expected to lead to a takeover proposal; or

•        recommend for approval or authorize the entry of, or enter into or propose to enter into any agreement requiring us or any of the Company’s subsidiaries to abandon, terminate, or fail to consummate the Equity Investment and the other transactions contemplated by this Agreement (including the Spin-Off).

However, prior to the obtaining of the Stockholder Approvals, if the Company receives a bona fide written unsolicited takeover proposal from a third party that the Company Board, after consultation with its financial advisor and outside legal counsel, determines in good faith constitutes or would reasonably be expected to lead to a “superior proposal,” and which takeover proposal did not result from a breach of the Company’s non-solicitation obligations, the Company may, and the Company may permit and authorize its subsidiaries and representatives and its subsidiaries’ representatives to, furnish non-public information with respect to the Company and its subsidiaries to the person making such takeover proposal (and its representatives) pursuant to a nondisclosure agreement which contains terms that are not less restrictive with respect to the obligations (including confidentiality obligations, use restrictions, non-solicit provisions and no hire provisions, but excluding any standstill provisions) of such person making such takeover proposal, than those contained in the nondisclosure agreement with JPE dated September 13, 2023 (provided that all such information has been provided or is concurrently provided to JPE), and engage in discussions or negotiations with the person making such takeover proposal.

For purposes of the Investment Agreement, “Takeover Proposal” means any inquiry, proposal, offer, or indication of interest (whether written, oral or otherwise, or binding or non-binding) from any “person” or “group” (as defined in Section 13 and 14 of the Exchange Act) (other than any Investor) relating to, or that could reasonably be expected to lead to, in one transaction or a series of related transactions:

•        any merger, consolidation, share exchange or other business combination involving the Company or any of its subsidiaries;

•        a sale, lease, exchange, mortgage, transfer, or other disposition of 20% or more of the assets, revenues or earnings of the Company and its subsidiaries on a consolidated basis;

•        any direct or indirect acquisition, issuance or sale of 20% or more of the shares of capital stock, equity interests or other stock equivalents of the Company (including the Common Stock) or any of its subsidiaries, including by way of an issuance, dividend, distribution, merger, consolidation, license, transfer, sale, option, right of first refusal with respect to a sale or similar preemptive right with respect to a sale, share exchange, tender offer or exchange offer, or other business combination or similar transaction;

•        a reorganization, recapitalization, liquidation or dissolution of the Company or its subsidiaries;

•        any direct or indirect acquisition, including by way of any merger, consolidation, tender offer, exchange offer, stock acquisition, asset acquisition, binding share exchange, business combination, recapitalization, liquidation, dissolution, joint venture or similar transaction, of assets or businesses that constitute or represent 20% or more of the total revenue, net income, EBITDA or assets of the Company and its subsidiaries, taken as a whole; or

•        any other transaction having a similar effect to the foregoing, or any combination of the transactions in the foregoing in each case other than the Equity Investment.

“Superior proposal” means any binding bona fide unsolicited written takeover proposal (substituting “50%” for “20%” in each instance in the definition of takeover proposal) which did not result from a breach of the above restrictions, and that the Company Board determines in good faith, in consultation with outside legal counsel and financial advisors and taking into account all the terms and conditions and the financial, legal, regulatory, timing, financing, conditionality and other aspects and risks of such takeover proposal and the Investment Agreement (after taking into account any revisions to the terms and conditions to the Investment Agreement made or proposed in writing by JPE prior to the time of determination that would be immediately binding on JPE upon acceptance by the Company and execution of definitive documents), including the availability of financing, regulatory approvals, breakup fee and expense reimbursement provisions, the identity and wherewithal of the person or group making the proposal to consummate the transaction, and such other factors as the Company Board considers appropriate:

•        is more favorable to the Company’s stockholders (solely in their capacities as such) than the Equity Investment and the other transactions contemplated by this Agreement (including the Dividend and Spin-Off);

•        the financing of which, if applicable, is fully committed on customary terms for a transaction of the type; and

•        the Company Board believes is reasonably likely to be consummated in accordance with its terms taking into account all the factors described above and other aspects and terms of such proposal and the identity of the person or group making the proposal.

The Company has agreed that neither the Company Board nor any committee thereof will (or will agree or resolve to):

•        withhold, amend, withdraw, qualify or modify in a manner adverse to the Investors, or propose publicly to withhold, amend, withdraw, qualify or modify in a manner adverse to the Investors, the approval, recommendation or declaration of advisability by the Company Board or any such committee of the Investment Agreement, the Equity Investment and the other transactions contemplated by the Investment Agreement;

•        fail to publicly announce, within ten business days after a tender offer or exchange offer relating to the Common Stock will have been formally commenced or after any change in the consideration being offered thereunder, a statement disclosing that the Company Board recommends rejection of such tender or exchange offer;

•        fail to publicly reaffirm such recommendation and declaration of advisability within two business days after the Company receives a written request from the JPE to do so;

•        fail to include such recommendation and declaration of advisability in the Proxy Statement and fail to use reasonable best efforts to solicit such approval; or

•        adopt, approve, endorse, recommend or declare advisable, or propose publicly an intention to adopt, approve, endorse, recommend or declare advisable, any takeover proposal or any proposal that could reasonably be expected to lead to a takeover proposal.

We refer to any action, resolution or agreement to take such action described in the foregoing bullets as an “adverse recommendation change.”

In addition, the Company has agreed that neither the Company Board nor any committee thereof will (or will agree or resolve to) cause or permit the Company to enter into any letter of intent, memorandum of understanding, agreement in principle, acquisition agreement, merger agreement, option agreement, joint venture agreement, partnership agreement or other agreement constituting or related to, or which is intended to or could reasonably be expected to lead to, any takeover proposal (other than a permitted nondisclosure agreement) (each of which we refer to as an “alternative acquisition agreement”).

Notwithstanding the foregoing, at any time prior to receipt of the Stockholder Approvals, the Company Board may:

•        in response to a superior proposal or an intervening event, effect an adverse recommendation change; and

•        in response to a superior proposal, cause the Company to enter into a definitive agreement to consummate such superior proposal and concurrently with executing such definitive agreement, upon payment of the termination fee, terminate the Investment Agreement;

in each case, the Company Board must first determine in good faith, after consultation with its financial advisors and outside legal counsel, that the failure to do so would be a breach of the fiduciary duties of the Company Board under applicable law. However, the Company Board and the committees thereof will not, and will cause the Company not to, take any of the actions described in the foregoing two bullets unless:

•        the Company Board has first provided prior written notice to JPE at least five business days in advance advising JPE that it is prepared to take such action in response to a superior proposal or an intervening event, which notice must, in the case of a superior proposal, attach the most current version of any written agreement relating to the transaction that constitutes such superior proposal, and, in the case of an intervening event, attach information describing the intervening event; and

•        JPE does not make, within five business days after the receipt of such notice, a proposal that would, in the good faith judgment of the Company Board, after consultation with its financial advisors and outside legal counsel, cause the offer previously constituting a superior proposal to no longer constitute a superior proposal, or obviate the need for an adverse recommendation change as a result of an intervening event (and any amendment or modification of such superior proposal requires a new notice and a new five business day period) (and provided that any purported termination of the Investment Agreement will be void and of no force or effect unless the Company pays to JPE the termination fee prior to or concurrently with such termination).

During the five business day period prior to effecting an adverse recommendation change or taking an action described above, the Company and its officers, directors and representatives will negotiate in good faith with JPE and its representatives regarding any revisions to the terms of the Investment Agreement, the Equity Investment and the other transactions contemplated by the Investment Agreement proposed by JPE.

For purposes of the Investment Agreement, the term “intervening event” means any material event, change, effect, development or occurrence occurring or arising after the date of this Agreement that:

•        was unknown to and not reasonably foreseeable by the Company Board as of the date of this Agreement (or, if known, the consequences of which were not known or reasonably foreseeable to the Company Board) and results in the standalone financial condition of the Company and its subsidiaries, taken as a whole, being materially more favorable to the stockholders of the Company than this Agreement, the Equity Investment and the other transactions contemplated by this Agreement (including the Spin-Off and the Dividend); and

•        does not relate to or involve a takeover proposal; or any changes in the market price, or change in trading volume, of the Common Stock, any change of the ratings or ratings outlook for the Company and the consequences of any such ratings or outlook changes, or the Company or its subsidiaries meeting, failing to meet, or exceeding any projections, forecasts, budgets, operational metrics or estimates (it being understood that the underlying causes of any such changes or developments may, if they are not otherwise excluded from the definition of Intervening Event, be taken into account in determining whether an Intervening Event has occurred), or any event, fact, development, circumstance or occurrence excluded from the definition of Material Adverse Effect.

In addition, the Company has agreed to, as promptly as possible and in any event within 24 hours after the receipt thereof, advise JPE in writing of any written or oral takeover proposal and the terms and conditions of such takeover proposal, furnish to JPE a copy of the alternative acquisition agreement providing for such takeover proposal and other material written proposals or offers delivered with, or in connection with such takeover proposal, provide to JPE the identity of the person making such takeover proposal, and keep JPE informed on a reasonably current basis of any material developments with respect to such takeover proposal and promptly provide JPE with copies of all documents and material written or electronic communication relating to such takeover proposal, in each case, as soon as is reasonably practicable and in any event within 24 hours of receipt, provision or occurrence thereof. In addition, the Company has agreed to provide JPE with at least one business day’s prior written notice of a meeting of the Company Board at which the Company Board is reasonably expected to consider any takeover proposal and as soon as is reasonably practicable and in any event within 24 hours following a determination by the Company Board that a takeover proposal is a superior proposal, notify JPE in writing of such determination.

The Company has further agreed to, and agreed to cause all representatives to, (a) cease immediately all discussions and negotiations that commenced prior to the date of this agreement regarding any proposal that would constitute, or could reasonably be expected to lead to, a takeover proposal, (b) within two (2) business days of the date of the Investment Agreement, request the prompt return or destruction of all confidential or other non-public information concerning the Company or its subsidiaries furnished to any person with whom a confidentiality agreement in contemplation of an acquisition transaction was entered into and (c) immediately terminate all access granted to any such persons or their respective representatives.

Agreement to Use Reasonable Best Efforts

Subject to the terms and conditions of the Investment Agreement, each party has agreed to use its reasonable best efforts to obtain all required governmental approvals in connection with the completion of the Transactions. The Company and JPE have determined that a filing under the HSR Act is required in connection with the Equity Investment. We are unaware of any other material federal, state or foreign regulatory requirements or approvals required for completion of the Equity Investment, other than in connection with this proxy statement or the Form 10. The Company and JPE submitted the requisite notification and report forms under the HSR Act and the 30-day waiting period under the HSR Act in connection with the Transactions expired at 11:59 p.m. on February 12, 2024.

Composition of the Post-Closing Company Board

Effective as of the Closing, the Company Board will be reconstituted (the Company and the Company Board will cause such reconstitution to occur) such that: (a) the number of seats on the Post-Closing Company Board will be as directed by JPE at least five business days prior to Closing, (b) each of such directors (including Brad Jacobs) will be individuals designated by JPE at least 5 business days prior to Closing, (c) each standing committee of the Board will be reconstituted in a manner designated by JPE at least 5 business days prior to Closing and (d) Brad Jacobs will be appointed the Chairman of the Post-Closing Company Board and Chief Executive Officer of the Company.

In connection with each meeting of stockholders of the Company at which directors are to be elected to serve on the Company Board, the Company has agreed to take all necessary steps to nominate the candidates appointed by JPE and to use its reasonable best efforts to cause the Company Board to unanimously recommend that the stockholders of the Company vote in favor of each such person for election to the Company Board. If, for any reason, a candidate appointed by JPE is determined to be unqualified to serve on the Company Board because such appointment would constitute a breach of the fiduciary duties of the Company Board or applicable law or stock exchange requirements, JPE will have the right to designate an alternative person. Each person so appointed will hold office as a director of the Company for such term as is provided in the Company’s constituent documents or until his or her death, resignation or removal from the Company Board or until his or her successor has been duly elected and qualified. If any such appointee ceases to serve as a director of the Company for any reason during his or her term, the Company will use its reasonable best efforts to cause the Company Board to fill the vacancy created thereby with a replacement designated by JPE.

Subject to applicable law and applicable stock exchange requirements, JPE will have the right to designate directors to the Company Board as follows:

•        all of the members of the Company Board for so long as the Investors collectively own or control (together with their affiliates) Convertible Preferred Stock, Common Stock or other voting securities, or Warrants exercisable for such securities, representing, in the aggregate, at least 80% of the total voting power of the capital stock of the Company, calculated on a fully-diluted, as-converted basis;

•        75% of the total number of seats (rounded up to the nearest whole number) on the Company Board for so long as the Investors collectively own or control (together with their affiliates) Convertible Preferred Stock, Common Stock or other voting securities, or Warrants exercisable for such securities, representing, in the aggregate, at least 65% (but less than 80%) of the total voting power of the capital stock of the Company, calculated on a fully-diluted, as-converted basis;

•        a majority of the total number of seats (rounded up to the nearest whole number) on the Company Board for so long as the Investors collectively own or control (together with their affiliates) Convertible Preferred Stock, Common Stock or other voting securities, or Warrants exercisable for such securities, representing, in the aggregate, at least 45% (but less than 65%) of the total voting power of the capital stock of the Company, calculated on a fully-diluted, as-converted basis;

•        40% of the total number of seats (rounded up to the nearest whole number) on the Company Board for so long as the Investors collectively own or control (together with their affiliates) Convertible Preferred Stock, Common Stock or other voting securities, or Warrants exercisable for such securities, representing, in the aggregate, at least 30% (but less than 45%) of the total voting power of the capital stock of the Company, calculated on a fully-diluted, as-converted basis;

•        33% of the total number of seats (rounded up to the nearest whole number) on the Company Board for so long as the Investors collectively own or control (together with their affiliates) Convertible Preferred Stock, Common Stock or other voting securities, or Warrants exercisable for such securities, representing, in the aggregate, at least 15% (but less than 30%) of the total voting power of the capital stock of the Company, calculated on a fully-diluted, as-converted basis; and

•        two members of the Company Board for so long as the Investors collectively own or control (together with their Affiliates) Convertible Preferred Stock, Common Stock or other voting securities, or Warrants exercisable for such securities, representing, in the aggregate, at least 5% (but less than 15%) of the total voting power of the capital stock of the Company, calculated on a fully-diluted, as-converted basis.

The Company Board will have no obligation to appoint or nominate any appointee or nominee of JPE if such appointment or nomination would violate applicable law or stock exchange requirements or result in a breach by the Company Board of its fiduciary duties to its stockholders; provided, that the foregoing will not affect the right of JPE to designate an alternate nominee or appointee.

The board representation rights of JPE under the Investment Agreement are in addition to, and not in limitation of, JPE’s voting rights as a holder of capital stock of the Company.

Conditions to Closing

The respective obligations of the Investors and the Company to complete the Equity Investment are subject to the satisfaction or waiver on or prior to the Closing of the following conditions:

•        the Stockholder Approvals have been obtained;

•        any waiting period (or extension thereof) applicable to the Investment Agreement, the Equity Investment or other transactions contemplated by the Investment Agreement under the HSR Act will have been terminated or will have expired, and any other approval or waiting period under any other applicable competition, merger control, antitrust or similar law will have been obtained or terminated or will have expired;

•        no temporary restraining order, preliminary or permanent injunction or other orders issued by any court of competent jurisdiction or other legal restraint or prohibition that has the effect of preventing, prohibiting or making illegal the consummation of the Equity Investment or any of the other transactions contemplated by the Investment Agreement will be in effect; and

•        The Form 10 will have become effective under the Securities Act and no stop order suspending the effectiveness of the Form 10 will have been issued by and no proceeding for that purpose will have been initiated or threatened in writing by the SEC or its staff and not withdrawn.

The obligations of the Investors to complete the Equity Investment are further subject to the satisfaction or waiver on or prior to the Closing of the following conditions:

•        The representations and warranties of the Company with respect to organization and power, corporate authorizations, subsidiaries, business operations, takeover statutes, opinion of financial advisor, information supplied, and indebtedness must have been true and correct in all material respects as of the date of the Investment Agreement and must be true and correct in all material respects as of the Closing as though made on and as of the Closing (except to the extent a representation or warranty is made as of a specified time, in which case such representation or warranty must be true and correct in all material respects at and as of such time);

•        The representations and warranties of the Company with respect to capitalization must have been true and correct in all respects other than for any de minimis inaccuracies as of the date of the Investment Agreement and will be true and correct in all respects other than for any de minimis inaccuracies as of the Closing as though made on and as of the Closing (except to the extent a representation or warranty is made as of a specified time, in which case such representation or warranty must be true and correct in all but de minimis respects at and as of such time);

•        the representations and warranties of the Company with respect to absence of certain changes, brokers, the Amended and Restated Certificate of Incorporation and Convertible Preferred Stock Certificate of Designation, valid issuance, voting requirements, and securities law compliance must have been true and correct as of the date of the Investment Agreement and must be true and correct as of the Closing as though made on and as of the Closing (except to the extent a representation or warranty is made as of a specified time, in which case such representation or warranty must be true and correct at and as of such time);

•        the other representations and warranties of the Company must have been true and correct as of the date of the Investment Agreement and must be true and correct as of the Closing as if made at and as of such time (except to the extent a representation or warranty is made as of a specified time, in which case such representation or warranty must be true and correct at and as of such time), with only such exceptions with respect to this bullet, as stated in the Investment Agreement, as have not had and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect; provided, that, with respect to the first bullet point and this bullet point, any exceptions and qualifications with regard to materiality or Material Adverse Effect contained in such representations or warranties will be disregarded;

•        the Company has performed in all material respects all obligations required to be performed by it under the Investment Agreement at or prior to the Closing;

•        there being no pending claim suit, action or proceeding brought or threatened by any governmental entity challenging or seeking to restrain or prohibit the consummation of the Equity Investment or the other transactions contemplated by the Investment Agreement or seeking to obtain from the Investors or any of their affiliates any damages in relation thereto, or seeking to impose limitations on the Investors’ ability to acquire or hold or exercise full ownership of any Warrants or any shares of Convertible Preferred Stock or Common Stock, including the right to vote the Convertible Preferred Stock or Common Stock on all matters properly presented to the Company stockholders;

•        there being no legal restraint that could reasonably be expected to result, directly or indirectly, in any of the effects referred to the bullet point immediately above;

•        since the date of the Investment Agreement, there will not have occurred any Material Adverse Effect or any state of facts, change, development, event, effect, condition, occurrence, action or omission that is reasonably likely to have a Material Adverse Effect;

•        JPE has received a certificate dated as of the Closing Date and signed on behalf of the Company by the Chief Executive Officer and the Chief Financial Officer of the Company to the effect that the conditions set forth in the first, second, third, fourth, fifth and eighth bullet points above have been satisfied;

•        the Amended and Restated Certificate of Incorporation and Certificate of Designation have been duly adopted by the Company and duly filed with, and accepted by, the Secretary of State of the State of Delaware in accordance with the laws of the State of Delaware;

•        Nasdaq has approved the listing of shares of Common Stock issuable upon conversion of the Convertible Preferred Stock and exercise of the Warrants on the Nasdaq, upon official notice of issuance;

•        JPE will have received a counterpart of the Registration Rights Agreement, in a form reasonably acceptable to JPE and reflecting the terms consistent with those set forth on Exhibit C of the Investment Agreement, that will have been executed and delivered by a duly authorized officer of the Company;

•        JPE has received a counterpart to the Jacobs Employment Agreement duly executed by the Company, in the form directed by JPE in writing prior to the Closing (but in no event earlier than 2 business days prior to the Closing);

•        The Meller Employment Agreement has been terminated in accordance with the Meller Letter Agreement and the Company will have taken all action necessary to cause such termination to occur in accordance with Treasury Regulation Section 1.409A-3(j)(4)(ix)(B); and

•        there being no stop order or suspension of trading imposed by the Nasdaq, the SEC or any other governmental or regulatory body with respect to public trading in the Company’s Common Stock.

The obligation of the Company to complete the Equity Investment is further subject to the satisfaction or waiver on or prior to the Closing of the following conditions:

•        the representations and warranties of each Investor in the Investment Agreement that are qualified as to materiality must be true and correct (as so qualified) and the representations and warranties of each Investor which are not so qualified must be true and correct in all material respects, in each case as of the date of the Investment Agreement (or, with respect to any Investor made a party to the Investment Agreement by joinder, as of the date of the applicable joinder) and as of the Closing with the same effect as though made as of the Closing (except that the accuracy of those representations and warranties that by their terms speak as of a specified date will be determined as of such date); and

•        each Investor has performed in all material respects all obligations required to be performed by it under the Investment Agreement at or prior to Closing.

In the event of any breach by any Investor (other than JPE) that would result in the failure of a Closing condition, JPE will be entitled, in its sole discretion, to purchase the shares of Convertible Preferred Stock and Warrants otherwise allocable to the breaching Investor on the terms set forth in the Investment Agreement and, in such event, the breach by such Investor that would otherwise result in the failure of a Closing condition will be deemed cured for purposes of the Closing.

Termination

The Company and JPE may agree in writing to terminate the Investment Agreement, and the Equity Investment and other transactions contemplated by the Investment Agreement may be abandoned, at any time prior to the Closing, whether before or after the Stockholder Approvals have been obtained. The Investment Agreement may also be terminated:

•        by either JPE or the Company if:

•        the Closing has not occurred on or prior to December 31, 2024, provided that such right to terminate the Investment Agreement will not be available to any party whose action or failure to act has been a principal cause of, or resulted in the failure of, the Closing to occur on or before such date and such action or failure to act constitutes a breach of the Investment Agreement;

•        certain legal restraints will be in effect and will have become final and non-appealable; or

•        the stockholders meeting in respect of the Transactions has been held and the Stockholder Approvals have not been received there, or at any adjournment or postponement of such meeting (except that the right to terminate this Agreement will not be available to the Company where the failure to obtain the Stockholder Approvals has been caused by the action or failure to act by the Company and such action or failure to act constitutes a material breach by the Company of the Investment Agreement);

•        by JPE prior to the receipt of Stockholder Approvals if an adverse recommendation change has occurred;

•        by JPE if the Company has breached any of its non-solicitation obligations in any material respect;

•        by JPE if:

•        the Company has breached any of its representations or warranties or failed to perform any of its covenants or other agreements contained in the Investment Agreement, which breach of failure to perform (a) would give rise to the failure of a Closing condition to not be satisfied, and (b) that is incapable of being cured by the Company, or if capable of being cured by the Company, the Company does not cure such breach or failure within 20 business days after its receipt of written notice thereof from JPE, provided that the right to terminate the Investment Agreement will not be available to JPE if JPE is then in material breach of any of its representations, warranties, agreements or covenants contained in the Investment Agreement; or

•        certain legal restraints will be in effect and will have become final and nonappealable;

•        by the Company:

•        if any Investor will have breached any of its representations or warranties or failed to perform any of its covenants or other agreements contained in the Investment Agreement, which breach or failure to perform (a) would give rise to the failure of a Closing condition, and (b) is incapable of being cured by such Investor or JPE, or if capable of being cured by such Investor or JPE, such Investor or JPE does not cure such breach or failure within 20 business days after its receipt of written notice thereof from the Company, provided that the right to terminate the Investment Agreement will not be available to the Company if the Company is then in material breach of any of its representations, warranties, agreements or covenants contained in the Investment Agreement; or

•        prior to receipt Stockholder Approvals, in order to concurrently enter into a definitive agreement to consummate a “superior proposal.”

Termination Fees and Expenses

A termination fee of $600,000 is payable by the Company to JPE in the event that:

•        all of the following occur:

•        the Investment Agreement is terminated by either JPE or the Company if the Closing has not occurred on or prior to December 31, 2024 or because the stockholders meeting was held and the Proposals were not approved at such meeting, or by JPE due to a breach by the Company of any of its representations or warranties or failure to perform any of its covenants or other agreements in the Investment Agreement, which give rise to the failure of a closing condition, and are incapable of being cured or are uncured within 20 days after receipt of written notice thereof from JPE;

•        a takeover proposal has been made to the Company or the Company stockholders or any person has publicly disclosed, announced or otherwise communicated a takeover proposal or an intention to make a takeover proposal or a takeover proposal otherwise becomes publicly known after the date of the Investment Agreement and prior to its termination; and

•        prior to the date that is 12 months after such termination, the Company or any of its subsidiaries enters into an alternative acquisition agreement or any other definitive contract to consummate any takeover proposal or any takeover proposal is consummated (solely for purposes of this bullet, the term “takeover proposal” has the meaning set forth in section “The Investment Agreement — No Solicitation of Transactions” except that all references to 20% are deemed references to 50%); or

•        that the Investment Agreement is terminated by JPE prior to receipt of the Stockholder Approvals in the event an adverse recommendation change has occurred or if the Company has breached any of its non-solicitation obligations.

All fees and expenses relating to the Spin-Off (including the Separation and the Distribution) incurred by the Company or any of its subsidiaries, including SpinCo, will be paid by SpinCo (provided that all taxes imposed as a result of the Spin-Off in excess of $1,500,000 will be borne by SpinCo, and taxes imposed as a result of the Spin-Off up to $1,500,000 will be borne by the Company). If the Closing occurs, the Company will reimburse JPE within 2 business days following the consummation of the Spin-Off for all reasonable costs and expenses incurred by JPE and its affiliates in connection with the transactions contemplated by the Investment Agreement. In addition, JPE will be responsible for all government filing fees relating to the HSR filing by the Company, which amount will be reimbursed by the Company to JPE promptly following the consummation of the Spin-Off. In addition, if the Closing occurs, JPE will pay up to $900,000 of the out-of-pocket expenses incurred by the Company in connection with the Investment Agreement and the Transactions and related agreements contemplated thereby, including all fees of its legal counsel, financial advisers, and accountants incurred by the Company in connection therewith.

The reimbursement of JPE’s expenses as provided above does not relieve the Company of any obligation to pay the termination fee, if applicable.

THE CONVERTIBLE PREFERRED STOCK

The following is a summary of the material terms of the Convertible Preferred Stock as contained in the Certificate of Designation. The Certificate of Designation is set forth in Exhibit A to the Investment Agreement, which is attached as Annex A to this proxy statement. We urge you to carefully read the Certificate of Designation in its entirety.

Authorized Shares and Liquidation Preference

The Company will designate 1,000,000 authorized preferred shares as Convertible Preferred Stock, par value of $0.001 per share. Each share of Convertible Preferred Stock will have an initial liquidation preference of $1,000 per share, for an aggregate initial liquidation preference of $1,000,000,000.

Ranking

The Convertible Preferred Stock will rank, with respect to dividend rights and distribution of assets upon liquidation, winding-up or dissolution, senior to the Common Stock and each other class or series of capital stock, whether outstanding or established after the date of issuance of the Convertible Preferred Stock, the terms of which do not expressly provide that it ranks senior to or on a parity with the Convertible Preferred Stock as to payment of dividends and distribution of assets upon liquidation, winding-up or dissolution. The Convertible Preferred Stock will rank on a parity with or junior to each class or series of capital stock, the terms of which expressly provide for a pari passu or senior ranking, respectively, relative to the Convertible Preferred Stock.

Dividends

Dividends on the Convertible Preferred Stock will be payable quarterly, when, as and if declared by the Company Board or a duly authorized committee thereof, out of the assets legally available for the payment of dividends, on the 15th calendar day (or the following business day if the 15th is not a business day) of January, April, July and October of each year at the rate per annum of 9% per share on the then-applicable liquidation preference (subject to the following paragraph). The amount of dividends payable for any period that is shorter or longer than a full quarterly dividend period, other than for the period commencing on the issuance date and ending on the first date after Closing on which the Convertible Preferred Stock would be entitled to a dividend payment, will be computed on the basis of a 360-day year consisting of twelve 30-day months.

In the event that the Company pays dividends on shares of Common Stock in any dividend period with respect to the Convertible Preferred Stock, then the dividend payable in respect of each share of Convertible Preferred Stock for such period will be equal to the greater of (a) the amount otherwise payable in respect of such share of Convertible Preferred Stock in accordance with the foregoing paragraph and (b) the product of (i) the aggregate dividends payable per share of Common Stock in such dividend period multiplied by (ii) the number of shares of Common Stock into which such share of Convertible Preferred Stock is then convertible.

A dividend period with respect to a dividend payment date is the period commencing on the preceding dividend payment date or, if none, the date of original issuance, and ending on the day immediately prior to the next dividend payment date.

The Company will make each dividend payment on the Convertible Preferred Stock in cash.

Accretion

If the Company is unable, or otherwise fails to pay dividends in full on the Convertible Preferred Stock on any dividend payment date, the then-applicable liquidation preference on each share of Convertible Preferred Stock will be increased automatically as of the first day of the immediately succeeding dividend period by the amount of the unpaid dividends. The amount of dividends payable for any dividend period following a non-payment of dividends will be calculated on the basis of the liquidation preference of each share of Convertible Preferred Stock, including such accreted dividends, determined as of the first day of the relevant dividend period. The Company may pay all or a portion of any dividends so accreted on any regular dividend payment date or any other date fixed by the Company Board or a duly authorized committee thereof.

Payment Restrictions

No dividends may be declared or paid on any capital stock of the Company ranking on a parity with or junior to the Convertible Preferred Stock (including the Common Stock), other than dividends and distribution payable solely in stock and cash paid in lieu of fractional shares, and no such capital stock may be redeemed or repurchased by or on behalf of the Company, unless all accrued and unpaid dividends have been paid on the Preferred Stock and any capital stock of the Company ranking on a parity with the Preferred Stock. Notwithstanding the foregoing, if full dividends have not been paid on the Preferred Stock and any parity stock, dividends may be declared and paid on the Preferred Stock and such parity stock so long as the dividends are declared and paid pro rata.

Liquidation

In the event that the Company voluntarily or involuntarily liquidates, dissolves or winds up, the holders of the Convertible Preferred Stock will be entitled, before any distribution to the holders of shares of Common Stock or any other junior capital stock, and subject to the rights of the Company’s creditors, to receive an amount equal to the greater of (a) the aggregate accreted liquidation preference on their shares of Convertible Preferred Stock plus an amount equal to any accrued and unpaid dividends (whether or not declared) for the then-current dividend period and (b) the payment or distribution to which such holders would have been entitled if their shares of Convertible Preferred Stock were converted into shares of Common Stock immediately before such liquidation, dissolution or winding-up (without accounting for the accreted liquidation preference otherwise payable).

Voting Rights

Holders of Convertible Preferred Stock will vote together with the holders of the Common Stock on an “as-converted” basis on all matters, except as otherwise required by law. In addition, the approval of the holders of at least a majority of the outstanding shares of the Convertible Preferred Stock, voting separately as a single class, will be required (a) to amend, alter or repeal (whether by merger, consolidation or otherwise) any provision of the Certificate of Designation, (b) to amend, alter or repeal (whether by merger, consolidation or otherwise) any provision of the Amended and Restated Certificate of Incorporation or the Amended and Restated Bylaws if such amendment, alteration or appeal would have an adverse effect on the powers, preferences, privileges or rights of the holders of the Convertible Preferred Stock, (c) to authorize, create, issue or increase the authorized amount of, or issue or authorize any obligation or security convertible into exchangeable for or evidencing a right to purchase, any capital stock of the Company ranking on a parity with or senior to the Convertible Preferred Stock, (d) to reclassify any authorized capital stock of the Company into any parity stock or senior stock, or any obligation or security convertible into, exchangeable for or evidencing a right to purchase any parity stock or senior stock, or (e) for any increase or decrease in the authorized number of shares of Convertible Preferred Stock or the issuance of shares of Convertible Preferred Stock after the date of issuance of the Convertible Preferred Stock.

Conversion

The Convertible Preferred Stock will be convertible at any time, in whole or in part, at the option of holder thereof into a number of shares of Common Stock equal to the then-applicable liquidation preference divided by the then-applicable conversion price, which will initially be $0.571 per share of Common Stock (without giving effect to the Reverse Stock Split).

After giving effect to the Reverse Stock Split, the Convertible Preferred Stock will have a conversion price of $4.566 per share of Common Stock.

The Convertible Preferred Stock will have the benefit of customary anti-dilution adjustments.

Transfer of Securities

The offer and sale of the Convertible Preferred Stock will not be registered under the Securities Act and may not be offered or sold by the holders thereof except in compliance with the registration requirements of the Securities Act and any other applicable securities laws or exemptions from such registration requirements. The above-mentioned securities will have the benefit of certain registration rights under the Securities Act pursuant to a Registration Rights Agreement to be entered into by the Company, as described below.

Redemption

The Convertible Preferred Stock is not redeemable or subject to any required offer to purchase.

THE WARRANTS

The summary of the material terms of the warrants to be issued in the Equity Investment (the “Warrants”) below is qualified in its entirety by reference to the Warrant Certificate, a copy of which is attached as Exhibit B to the Investment Agreement, which is attached as Annex A to this proxy statement. This summary may not contain all of the information about the Warrants that is important to you. We encourage you to read carefully the Warrant Certificate in its entirety.

After giving effect to the Reverse Stock Split, the aggregate number of shares of Common Stock subject to the Warrants will initially be 219,007,375 shares. The Warrants will be exercisable at the option of the holder at any time from the Closing Date until the tenth anniversary of the Closing Date.

After giving effect to the Reverse Stock Split, and subject to customary anti-dilution adjustments, the Warrants will have an exercise price of $4.566 per share of Common Stock with respect to 50% of the Warrants, $6.849 per share of Common Stock with respect to 25% of the Warrants, and $13.698 per share of Common Stock with respect to the remaining 25% of the Warrants.

Cashless Exercise Option

Each Warrant may be exercised, in whole or in part, at any time or times on or after the issuance date and on or before the expiration date at the election of the holder (in such holder’s sole discretion) by means of a “cashless exercise” in which the holder will be entitled to receive a number of shares of Common Stock equal to the quotient of the product of Closing Sale Price (as defined in the Warrant Certificate) of a share of Common Stock on the trading day immediately preceding the date on which holder elects to exercise its Warrant, less the adjusted exercise price, multiplied by the number of shares of Common Stock issuable upon exercise of such Warrant, divided by the aforementioned Closing Sale Price of a share of Common Stock on the trading day immediately preceding the date on which holder elects to exercise its Warrant.

Transfer of Securities

The offer and sale of the Warrants and the shares of Common Stock issuable upon exercise thereof will not be registered under the Securities Act and may not be offered or sold by the holders thereof except in compliance with the registration requirements of the Securities Act and any other applicable securities laws or exemptions from such registration requirements. The above-mentioned securities will have the benefit of certain registration rights under the Securities Act pursuant to a Registration Rights Agreement to be entered into by the Company as described below.

Voting Rights and Dividends

Holders of the Warrants (in their capacity as such) will not be entitled to any rights of a stockholder of the Company, including the right to vote or to consent with respect to any matter or to receive dividends, prior to exercising their Warrants.

THE REGISTRATION RIGHTS AGREEMENT

Pursuant to the Investment Agreement, the Company has agreed to enter into a Registration Rights Agreement (“Registration Rights Agreement”) with the Investors concurrently with the Closing. The summary of the material terms of the Registration Rights Agreement below is qualified in its entirety by reference to the Summary of Principal Registration Rights Provisions, a copy of which is set forth in Exhibit C to the Investment Agreement, which is attached as Annex A to this proxy statement. This summary may not contain all of the information about the Summary of Principal Registration Rights Provisions that is important to you. We encourage you to read carefully the Summary of Principal Registration Rights Provisions in its entirety. You should also keep in mind that the complete terms of the Registration Rights Agreement are not yet final.

The Registration Rights Agreement will provide the Investors or their affiliate transferees with certain rights to cause the Company to register the sale of shares of Convertible Preferred Stock, the Warrants and the shares of Common Stock issued or issuable upon conversion of the Convertible Preferred Stock or upon exercise of the Warrants, in each case other than any such securities that are then freely transferable without registration pursuant to Rule 144 under the Securities Act without limitation as to volume, manner of sale or other restrictions under Rule 144 (the “Registrable Securities”).

Demand Registration Rights

At any time on or after the Closing Date, Investors or their affiliate transferees holding Registrable Securities representing no less than a majority of the shares of Common Stock constituting Registrable Securities or issuable upon conversion of shares of Convertible Preferred Stock or exercise of Warrants constituting Registrable Securities may request registration of the sale of such securities by giving the Company written notice thereof. The Company must then use reasonable best efforts to (i) file a registration statement (or amend an existing registration statement) registering such Registrable Securities (including for purposes of underwritten offering, shelf takedowns and block trades) as promptly as reasonably practicable and in any event within 30 days (if on Form S-3) or 45 days (if on Form S-1) and (ii) have such registration statement declared effective as promptly as reasonably practicable thereafter (subject to customary exceptions to be agreed). Such majority holders may request a total of 10 demand registrations.

Piggyback Registration Rights

If the Company registers the offer and sale of its securities on a registration statement that permits the inclusion of the Registrable Securities, the Company must give JPE prompt written notice thereof. The Company must then include on such registration statement all Registrable Securities requested to be included therein (subject to certain exceptions to be agreed).

Selection of Underwriters

Managing underwriter(s) will be selected by Investors or their affiliate transferees representing a majority of the Registrable Securities included in any demand registration, subject to the Company’s approval, not to be unreasonably withheld.

Expenses of Registration and Selling

The Company will bear all expenses incurred in connection with the registration or resale of the Registrable Securities, other than brokers’ discounts or commissions.

Other Registration Rights

The Company will not grant any person any registration rights with respect to its securities that are prior in right, in conflict or inconsistent with (including rights that would reduce the number of securities an Investor or affiliate transferee may include in any demand or piggyback registration) the rights of the Investors or their affiliate transferee pursuant to the Registration Rights Agreement, or that would allow for a holder to demand registration, without providing the Investors or their affiliate transferees piggyback registration rights.

THE VOTING AND SUPPORT AGREEMENT

Concurrently with the execution and delivery of the Investment Agreement, certain stockholders of the Company entered into a Voting and Support Agreement with JPE and the Company. The summary of the material terms of the Voting and Support Agreement below and elsewhere in this proxy statement is qualified in its entirety by reference to the Voting and Support Agreement, a copy of which is attached as Annex E to this proxy statement to this proxy statement and which we incorporate by reference into this document. This summary may not contain all of the information about the Voting and Support Agreement that is important to you. We encourage you to read carefully the Voting and Support Agreement in its entirety.

Pursuant to the Voting and Support Agreement, each of Mark Meller, Chief Executive Officer and a director of the Company, Sharieve Meller Family Trust, for which Mark Meller is Trustee, and Mark M. Meller Family Trust, for which Sharieve Meller is Trustee (collectively, the “Meller Parties”), have agreed to vote their shares of Common Stock in favor of the Stockholders Approvals and related matters, and against certain other matters, such as other takeover proposals. In the event that any of the Meller Parties acquires ownership of, or otherwise acquires voting power with respect to, any shares of Common Stock following the date of the Voting and Support Agreement and prior to the Expiration Time (as defined below), such party will be subject to the provisions of the Voting and Support Agreement with respect to such shares.

In addition, pursuant to the Voting and Support Agreement, other than in a “permitted transfer”, the Meller Parties have agreed not to transfer any shares of Common Stock beneficially owned by them until the “Expiration Time,” which is the earliest to occur of (a) the time that the Investment Agreement has been approved by the Company’s stockholders and all of the other stockholder approvals required for the Transactions have been obtained, (b) the delivery of written notice of termination of the Voting and Support Agreement by the Meller Parties to JPE following any amendment to the Investment Agreement that alters or changes the amount or form of consideration to be paid to the Company or the Company’s stockholders in connection with the Transactions in a manner adverse in any material respect to the Meller Parties, made without prior written consent of the Meller Parties, (c) the valid termination of the Investment Agreement pursuant to its terms, and (d) the termination of the Voting and Support Agreement by the mutual written consent of JPE and the Meller Parties.

The Voting and Support Agreement provides that a “permitted transfer” includes a sale of up to 50% of shares of Common Stock beneficially owned, collectively, by the Meller Parties so long as, (a) such sale and transfer is in accordance with applicable law, (b) each purchaser of such shares, in connection with, and prior to, such sale and transfer, executes a joinder to the Voting and Support Agreement, in form and substance reasonably acceptable to JPE, pursuant to which such purchaser agrees to become a party to the Voting and Support Agreement and be subject to the restrictions and obligations therein, (c) such sale and transfer is effected as a private sale, pursuant to a private sale exception from the registration requirements of the securities laws and (d) such sale and transfer does not and would not reasonably be expected to prevent, impair, materially delay or materially adversely affect the consummation of the Equity Investment or any of the other transactions contemplated by the Investment Agreement.

The Voting and Support Agreement will automatically terminate upon the Expiration Time.

THE STOCKHOLDERS AGREEMENT

Pursuant to the Investment Agreement, JPE and the Other Investors have agreed to enter into a stockholders agreement concurrently with and in connection with the Closing (the “Stockholders Agreement”). The summary of the material terms of the Stockholders Agreement below and elsewhere in this proxy statement is qualified in its entirety by reference to the Form of Stockholders Agreement, a copy of which is attached as Exhibit G to the Investment Agreement, which is attached as Annex A to this proxy statement.

Voting Agreement

Pursuant to the Stockholders Agreement, each of the Other Investors will agree to (a) appear in person or by proxy at any stockholder meeting and (b) vote, or cause to be voted, or execute written consents with respect to, as applicable, all voting securities that such Other Investor beneficially owns (i) in favor of the election of each candidate designated or nominated for election by JPE, (ii) in favor of the removal of each person designated for removal by JPE and (iii) except with respect to matters that would adversely affect such Other Investor in a manner disproportionate to any other Investor, in accordance with JPE’s written direction with respect to any other matter presented at such stockholder meeting. Each Other Investor will also agree to take all other necessary or desirable actions within such Other Investor’s control to effectuate the foregoing.

Lock-Up

Pursuant to the Stockholders Agreement, each Other Investor will agree that, except with the prior written consent of JPE, and subject to certain specified exceptions, such Other Investor will not, and will cause its affiliates not to, transfer all or any portion of the Convertible Preferred Stock, Warrants or shares of Common Stock issuable upon conversion or exercise thereof beneficially owned by such Other Investor during the five-year period beginning on the Closing Date.

The foregoing transfer restriction will not restrict transfers by any Other Investor (i) to its affiliates, (ii) in the case of an individual, to a member of such individual’s immediate family, (iii) in connection with a pledge to a financial institution pursuant to a bona fide financing, or (iv) to any person approved in writing by JPE (provided that the Other Investors and their permitted transferees under the Stockholders Agreement will not transfer any such securities beneficially owned by them to any permitted transferee unless such permitted transferee becomes a party to and fully subject to and bound by the Stockholders Agreement).

In addition, if JPE transfers (other than to an affiliate) all or any portion of the Convertible Preferred Stock, Warrants or shares of Common Stock issuable upon conversion or exercise thereof beneficially owned by JPE, then the transfer restrictions applicable to the Other Investors will not apply solely with respect to the percentage of such securities beneficially owned by each such Other Investor equal to (a) the amount of such securities transferred by JPE (other than to an affiliate) divided by (b) the amount of such securities beneficially owned by JPE as of the Closing Date. For illustrative purposes, if JPE transfers 5% of the Convertible Preferred Stock, Warrants or shares of Common Stock issuable upon conversion or exercise thereof beneficially owned by JPE as of the Closing Date, then each Other Investor may transfer up to 5% of such securities that such Other Investor beneficially owned as of the Closing Date.

THE SPIN-OFF

Prior to the consummation of the Spin-Off, the Company and SpinCo will enter into several agreements effecting the Spin-Off and related transactions and governing the relationship of the parties following the Spin-Off, including a Separation and Distribution Agreement, a Tax Matters Agreement and an Employee Matters Agreement. The forms of each of these agreements are summarized below. The following summaries are not complete and are qualified in their entirety by reference to the full text of the forms of the agreements, copies of which are attached as Exhibits I through K to the Investment Agreement, which is attached as Annex A to this proxy statement.

Separation and Distribution Agreement

Pursuant to the Separation and Distribution Agreement, prior to the consummation of the Spin-Off, the Company will transfer all remaining assets, and SpinCo will assume all remaining liabilities, to the extent related to the Company’s existing business. Six days after the Closing, the Company will pay the Dividend and distribute all of the issued and outstanding shares of SpinCo Common Stock, in each case on a pro rata basis to the Company Legacy Stockholders. The cash to pay the Dividend will be funded from the $1.0 billion to be received from the Investors at the Closing pursuant to the Equity Investment.

The other cash proceeds received by the Company from the Equity Investment will be retained by the Company. In addition, any contract or other assets contributed by JPE to the Company at the Closing of the Equity Investment, or any contracts entered into, or any other assets acquired by the Company on or after the Closing and before the consummation of the Spin-Off at the written direction of JPE or with the approval of the Post-Closing Company Board, will be retained by the Company and will not be transferred to SpinCo.

Each of the following entities will be contributed to SpinCo as part of the Separation: (a) SWK, (b) SCS, (c) CDC and (d) SWK Technologies Canada, Inc.

Prior to the Closing, SpinCo and the Company will prepare and SpinCo will file with the SEC the Form 10, which will include an information statement setting forth the disclosures concerning SpinCo, the Separation and the Distribution.

Tax Matters Agreement

The Company and SpinCo will enter into the Tax Matters Agreement (the “Tax Matters Agreement”), which will govern the respective rights, responsibilities and obligations of the Company and SpinCo after the Spin-Off with respect to tax liabilities and benefits, tax attributes, certain indemnification rights with respect to tax matters, the preparation and filing of tax returns, the control of audits and other tax proceedings, the intended federal income tax characterization of the Spin-Off and the agreed-upon reporting thereof and certain other tax matters. Subject to certain exceptions, under the Tax Matters Agreement:

•        SpinCo generally will be responsible for (a) taxes of the Company, SpinCo and their respective subsidiaries for tax periods (or portions thereof) ending on or before the Distribution Date, (b) taxes imposed on the Company, SpinCo and their respective subsidiaries as a result of, in connection with or relating to the Distribution and certain related transactions, other than the first $1.5 million of such taxes, which will be borne by the Company, and (c) taxes of SpinCo and its subsidiaries for tax periods (or portions thereof) beginning after the Distribution Date; and

•        The Company generally will be responsible for (a) the first $1.5 million of taxes imposed on SilverSun, SpinCo and their respective subsidiaries as a result of, in connection with or relating to the Distribution and certain related transactions, and (b) taxes of the Company and its subsidiaries for tax periods (or portion thereof) beginning after the Distribution Date.

Employee Matters Agreement

The Company and SpinCo will enter into an employee matters agreement (“Employee Matters Agreement”) in connection with the Separation and Distribution to allocate liabilities and responsibilities relating to employment matters, employee compensation and benefits plans and programs, and other related matters. The Employee Matters Agreement will govern certain compensation and employee benefit obligations with respect to current and former employees and non-employee directors of each company.

The Employee Matters Agreement will provide that for purposes of compensation and benefit matters, unless otherwise specified, SpinCo will be responsible for liabilities for all current and former employees of the Company and its subsidiaries (including SpinCo and its subsidiaries) as of the Distribution.

JACOBS EMPLOYMENT AGREEMENT

Effective as of the Closing, the Company will enter into an employment agreement with Brad Jacobs (the “Jacobs Employment Agreement”) in the form directed by JPE in writing prior to the Closing (but in no event earlier than 2 business days prior to the Closing). The expected principal terms of the Jacobs Employment Agreement are described below.

Term

The Jacobs Employment Agreement will provide for a five-year term, commencing on the Closing Date.

Position and Reporting

Mr. Jacobs will serve as Chief Executive Officer of the Company, reporting to the Company Board and, effective on the first day of the term, Mr. Jacobs will also be appointed as a member and Chairman of the Company Board.

Salary and Target Annual Bonus

Mr. Jacobs’ annual base salary will have an initial annual rate of $750,000 and his target annual bonus will initially be 100% of his base salary. Mr. Jacobs’ annual base salary and target annual bonus will increase (but not decrease) each calendar year of the term depending on the Company’s annualized revenue run rate as of the preceding December 31 as follows:

Potential Salary increases based on Annual Revenue Run Rate Band

Annualized Revenue Run Rate Band	Base Salary
$1 Billion to $5 Billion	$950,000
$5 Billion to $10 Billion	$1,150,000
$10 Billion to $20 Billion	$1,250,000
$20 Billion to $30 Billion	$1,500,000
Greater than $30 Billion	$1,700,000

Potential Target Bonus Amounts based on Annual Revenue Run Rate Band

Annualized Revenue Run Rate Band	Target Bonus Percentage	Target Bonus Amount
$1 Billion to $5 Billion	135% of Base Salary	$1,282,500
$5 Billion to $10 Billion	150% of Base Salary	$1,725,000
$10 Billion to $20 Billion	165% of Base Salary	$2,062,500
$20 Billion to $30 Billion	200% of Base Salary	$3,000,000
Greater than $30 Billion	200% of Base Salary	$3,400,000

Termination Event

The Company may terminate Mr. Jacobs’ employment during the term with or without cause and Mr. Jacobs may resign his employment on 30 days’ prior written notice to the Company (or may resign for good reason in certain circumstances as described below). The term will also end upon Mr. Jacobs’ permanent disability or death. The severance payments described below are subject to and conditioned upon Mr. Jacobs (a) signing an irrevocable waiver and general release in favor of the Company and (b) complying with the restrictive covenants contained in the Jacobs Employment Agreement.

Non-CIC Termination.    In the event that either prior to a change in control of the Company or more than two years after a change in control of the Company occurs, the Company terminates Mr. Jacobs’ employment without cause, Mr. Jacobs will be entitled to receive:

•        a cash payment equal to 12 months of base salary;

•        medical and dental coverage for a period of six months from the date of termination; and

•        vesting of equity-based or other long-term incentive compensation awards solely to the extent set forth in the applicable award agreement.

CIC Termination.    In the event that upon or within the two-year period following a change in control of the Company, Mr. Jacobs’ employment is terminated by the Company without cause or he resigns for good reason, Mr. Jacobs will receive:

•        2.99 times the sum of Mr. Jacobs’ annual base salary and target bonus;

•        a pro rata target bonus for the year of termination;

•        medical and dental coverage for a period of 24 months from the date of termination; and

•        vesting of equity-based or other long-term incentive compensation awards solely to the extent set forth in the applicable award agreement.

In the event that any benefits due or amounts payable to Mr. Jacobs in connection with a change in control of the Company constitute “parachute payments” within the meaning of Section 280G of the Internal Revenue Code of 1986, as amended (the “Code”), then any such amounts will be reduced to avoid triggering the excise tax imposed by Section 4999 of the Code, provided that such reduction will be applied solely if it would result in Mr. Jacobs retaining a greater portion of the payments on a net after-tax basis.

Clawbacks.    Mr. Jacobs will be subject to any compensation recovery policy maintained by the Company, as in effect from time to time.

Restrictive Covenants

Mr. Jacobs is generally subject to the following restrictive covenants: employee and customer non-solicitation covenants during his employment and for a period of four years thereafter; confidentiality and mutual non-disparagement covenants during his employment and thereafter; and non-competition covenants during his employment and for a period of 12 months thereafter (during which period the Company will make monthly noncompete payments to Mr. Jacobs equal to one-twelfth of his base salary), except that the Company will have the right (other than following a change in control of the Company) to extend the non-compete for up to three additional one-year periods so long as the Company pays Mr. Jacobs an amount equal to the sum of one-twelfth of his base salary for each month during each applicable one-year extension period.

Initial Equity Awards

Grant of Initial Equity Awards.    In connection with the execution of the Jacobs Employment Agreement, following the Closing on a date selected by the Compensation Committee of the Company Board (which is anticipated to be no later than the 120th day after the Closing), the Company will grant to Mr. Jacobs an award of time-based restricted stock units relating to 3,832,676 shares of Common Stock (the “RSUs”) and an award of performance-based restricted stock units relating to 7,117,828 shares of Common Stock at target (the “PRSUs”). Any RSUs and PRSUs that vest will be settled for Common Stock or, at the Company’s election, an equivalent amount of cash. Except in the event of a change in control of the company, all shares delivered in settlement of RSUs and PRSUs (net of any shares withheld to cover taxes) will be subject to a transfer restriction that prohibits Mr. Jacobs from disposing of such shares prior to December 31, 2029. The Jacobs Employment Agreement does not contemplate that any additional equity awards will be granted to Mr. Jacobs during the five-year term of the Jacobs Employment Agreement.

RSU Vesting.    The RSUs will vest in five tranches on each of the first five anniversaries of the grant date, with the first tranche covering 15% of the RSUs, each of the next two tranches covering 17.5% of the RSUs, and each of the final two tranches covering 25% of the awards. Vesting of RSUs will generally be subject to Mr. Jacobs’s continued service with the Company through the applicable vesting date.

PRSU Vesting.    The PRSUs will be earned based on performance goals relating to the Company’s total stockholder return (“TSR”) compared to the TSR ranking of each company that is in the S&P 500 Index. The PRSUs may be earned at a level ranging from zero to 225% of the target number, depending upon the degree of achievement of the applicable performance goal. The degree of achievement of the Company TSR relative to the S&P 500 companies’ TSR will be measured against a specified payout matrix, pursuant to which Company TSR below the 55th percentile of the S&P 500 companies will result in zero payout, while achievement at the 90th percentile or above will result in a payout of 225% of target. The performance goals for a portion of the PRSUs will be measured over a cumulative performance period beginning on the grant date and ending on December 31, 2028 and the performance goals for the remainder of the PRSUs will be measured based on designated performance periods that occur within such cumulative period. Vesting of the PRSUs will generally be subject to Mr. Jacobs’s continued service through the applicable performance period.

Termination of Employment.    The RSUs and PRSUs will be subject to special rules providing for either partial or full vesting on a qualifying termination of employment, including due to death, disability, termination without cause or, during the two years following a change in control, termination for good reason.

MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES
TO U.S. HOLDERS

The following is a general discussion of the material U.S. federal income tax consequences of the Distribution, the Dividend, and the Reverse Stock Split to U.S. Holders (as defined below) of Common Stock. This discussion is based on the Code, the Treasury Regulations promulgated thereunder, and judicial and administrative interpretations thereof, all as in effect as of the date of this proxy statement and all of which are subject to differing interpretations or change, possibly with retroactive effect. No assurance can be given that the IRS would not assert, or that a court would not sustain, a position contrary to any of the tax consequences described below. Neither the Company nor SpinCo has sought or will seek an advance ruling from the IRS regarding any matter discussed in this section. This discussion assumes that the Distribution, the Dividend and the Reverse Stock Split will be consummated in accordance with the Separation and Distribution Agreement and as described in this proxy statement.

For purposes of this discussion, a “U.S. Holder” is a beneficial owner of the Common Stock that is for U.S. federal income tax purposes:

•        an individual who is a citizen or resident of the United States;

•        a corporation created or organized in or under the laws of the United States, any state therein, or the District of Columbia;

•        an estate, the income of which is subject to U.S. federal income taxation regardless of its source; or

•        a trust if it: (a) is subject to the primary supervision of a court within the United States and one or more U.S. persons have the authority to the control all substantial decisions of the trust; or (b) has a valid election in effect under applicable Treasury Regulations to be treated as a U.S. person for U.S. federal income tax purposes.

This discussion addresses only the consequences of the Distribution, the Dividend, and the Reverse Stock Split to U.S. Holders that hold the Common Stock as a capital asset within the meaning of Section 1221 of the Code (generally, property held for investment). It does not address all aspects of U.S. federal income taxation that may be relevant to a U.S. Holder in light of that holder’s particular circumstances or to a U.S. Holder subject to special treatment under the Code, such as:

•        a financial institution, underwriter, real estate investment trust, regulated investment company, or insurance company;

•        a tax-exempt organization or government organization;

•        a dealer or broker in stock, securities, commodities or currencies;

•        a trader in securities that elects mark-to-market treatment;

•        a stockholder that holds Common Stock as part of a hedge, appreciated financial position, straddle, conversion, or other risk reduction transaction for U.S. federal income tax purposes;

•        former citizens or former long-term residents of the United States;

•        a stockholder that owns, or is deemed to own, at least 10%, by voting power or value, of the Company’s equity;

•        a stockholder that is subject to the alternative minimum tax;

•        a partnership, S corporation or other pass-through entity (or an investor in a partnership, S corporation or other pass-through entity);

•        a stockholder that is required to accelerate the recognition of any item of gross income with respect to the Common Stock as a result of such income being recognized on an applicable financial statement;

•        a stockholder that has a functional currency other than the U.S. dollar;

•        a stockholder that holds Common Stock in a tax-deferred account, such as an individual retirement account; or

•        a stockholder that acquired Common Stock pursuant to the exercise of employee stock options or otherwise as compensation.

If a partnership, or any entity treated as a partnership for U.S. federal income tax purposes, holds Common Stock, the tax treatment of a partner in such partnership generally will depend on the status of the partner and the activities of the partnership. Such a partner or partnership should consult its tax adviser regarding the tax consequences of the Distribution, the Dividend and the Reverse Stock Split to its specific circumstances.

This discussion of material U.S. federal income tax consequences is not a complete analysis or description of all potential U.S. federal income tax consequences of the Distribution, the Dividend, or the Reverse Stock Split and, in particular, does not address any tax consequences to holders of SilverSun common stock that are not U.S. Holders or any tax consequences arising under the Medicare contribution tax on net investment income or the Foreign Account Tax Compliance Act of 2010 (including the U.S. Treasury regulations promulgated thereunder and intergovernmental agreements entered into pursuant thereto or in connection therewith). In addition, it does not address any estate, gift, or other non-income tax consequences or any non-U.S., state, or local tax consequences of the Distribution, the Dividend or the Reverse Stock Split. Accordingly, holders of Common Stock should consult their tax advisers to determine the particular U.S. federal, state, or local or non-U.S. income or other tax consequences of the Distribution, the Dividend and the Reverse Stock Split.

HOLDERS OF COMMON STOCK ARE ENCOURAGED TO CONSULT THEIR TAX ADVISORS WITH RESPECT TO THE TAX CONSEQUENCES OF THE DISTRIBUTION, THE DIVIDEND AND THE REVERSE STOCK SPLIT TO THEIR PARTICULAR SITUATION, Including the applicability and effect of the alternative minimum tax and any U.S. federal, U.S. state or local, non-U.S. or other tax laws and of changes in such laws. THIS DISCUSSION DOES NOT APPLY TO NON-US HOLDERS WHO ARE ENCOURAGED TO CONSULT WITH THEIR OWN TAX ADVISORS.

The Distribution and the Dividend

Each U.S. Holder of Common Stock that receives shares of SpinCo Common Stock in the Distribution and cash in the Dividend will be treated as receiving a taxable distribution in an amount equal to the fair market value of the SpinCo Common Stock received in the Distribution and cash received in the Dividend (the “Distribution Amount”).

The Distribution Amount received by a U.S. Holder generally will be treated as a taxable dividend to the extent of such holder’s ratable share of the Company’s current or accumulated earnings and profits (including the Company’s taxable gain, if any, recognized in connection with the Distribution and the Dividend). The Company will not be able to advise U.S. Holders of the amount of its earnings and profits until after the end of the calendar year in which the Distribution and Dividend occur. However, the Company anticipates that it will recognize capital gain for tax purposes in connection with the Distribution that will have the effect of increasing its earnings and profits for the year in which the Distribution and Dividend occur.

To the extent that the Distribution Amount received by a U.S. Holder exceeds such U.S. Holder’s ratable share of the Company’s current and accumulated earnings and profits (as determined under U.S. federal income tax principles), any such excess will generally be treated as a return of capital and will not be taxable to a U.S. Holder to the extent of such U.S. Holder’s adjusted tax basis in its Common Stock. Any portion of the Distribution Amount that is treated as a nontaxable return of capital will reduce the adjusted tax basis of the U.S. Holder’s shares of Common Stock.

To the extent that any such excess portion of the Distribution Amount received by a U.S. Holder exceeds such U.S. Holder’s adjusted tax basis in its shares of Common Stock, such excess will be treated as capital gain recognized on a sale or exchange of such Common Stock. Any such capital gain or loss generally will be long-term capital gain or loss if the U.S. Holder’s holding period for its Common Stock exceeds one year. Long term capital gains recognized by noncorporate U.S. Holders may be eligible to be taxed at reduced rates. The deductibility of capital losses is subject to limitations. A U.S. Holder’s holding period in its shares of Common Stock will not be affected by the Distribution or the Dividend.

U.S. Holders who hold different blocks of Common Stock (shares of Common Stock purchased or acquired on different dates or at different prices) should consult their tax advisors to determine how the above rules apply to them.

A U.S. Holder’s tax basis in the shares of SpinCo Common Stock received in the Distribution generally will equal the fair market value of those shares on the date of the Distribution, and a U.S. Holder’s holding period for those shares will begin the day after the date of the Distribution.

Although the Company will ascribe a value to the shares of SpinCo Common Stock it distributes in the Distribution for tax purposes, this valuation is not binding on the IRS or any other tax authority. These taxing authorities could ascribe a higher valuation to those shares, particularly if shares of SpinCo Common Stock trade at prices significantly above the value ascribed to those shares by the Company in the period following the Distribution. Such a higher valuation may cause a U.S. Holder to recognize additional dividend or capital gain income or may cause a larger reduction in the tax basis of a U.S. Holder’s shares of Common Stock.

The Reverse Stock Split

The Reverse Stock Split is intended to qualify as a “recapitalization” within the meaning of Section 368(a)(1)(E) of the Code and/or an exchange described in Section 1036 of the Code and the Company intends to report the Reverse Stock Split consistent with such qualification. However, it is not a condition to the Company’s obligation or SpinCo’s obligation to complete the transactions that the Reverse Stock Split be treated as a “recapitalization” within the meaning of Section 368(a)(1)(E) of the code or an exchange described in Section 1036 of the Code or that the Company or SpinCo receive an opinion from counsel to that effect. The Company and SpinCo have not sought, and will not seek, any ruling from the IRS regarding any matters related to the transactions, and, as a result, there can be no assurance that the IRS would not assert that the Reverse Stock Split does not qualify as a “reorganization” within the meaning of Section 368(a)(1)(E) of the Code or an exchange described in Section 1036 of the Code, or that a court would not sustain such a position.

If the Reverse Stock Split qualifies as a “recapitalization” within the meaning of Section 368(a)(1)(E) of the Code or an exchange described in Section 1036 of the Code, a U.S. Holder of shares of Common Stock generally is not expected to recognize gain or loss upon the Reverse Stock Split, except with respect to cash received in lieu of a fractional share of Common Stock, as discussed below. A U.S. Holder’s aggregate adjusted tax basis in the shares of Common Stock received pursuant to the Reverse Stock Split (including any fractional share of Common Stock deemed received and sold as discussed below) generally will equal the aggregate adjusted tax basis of the shares of Common Stock surrendered, and such U.S. Holder’s holding period in the shares of Common Stock received in the Reverse Stock Split generally will include the holding period in the shares of Common Stock surrendered. Treasury Regulations provide detailed rules for allocating the tax basis and holding period of the shares of Common Stock surrendered to the shares of Common Stock received pursuant to the Reverse Stock Split. U.S. Holders of shares of Common Stock acquired on different dates and at different prices should consult their tax advisors regarding the allocation of the tax basis and holding period of such shares.

A U.S. Holder that receives cash in lieu of a fractional share of Common Stock pursuant to the Reverse Stock Split will be treated as having sold such fractional share for cash and is expected to recognize capital gain or loss in an amount equal to the difference between the amount of cash received and the U.S. holder’s adjusted tax basis in such fractional share of Common Stock. Such gain or loss will be long-term capital gain or loss if the U.S. Holder’s holding period for its Common Stock exceeds one year at the time of the Reverse Stock Split.

If the Reverse Stock Split does not qualify as a “recapitalization” within the meaning of Section 368(a)(1)(E) of the Code or an exchange described in Section 1036 of the Code, then a U.S. Holder of shares of Common Stock that exchanges such shares for Common Stock in the Reverse Stock Split generally will recognize gain or loss equal to the difference, if any, between (a) the sum of the fair market value of the shares of Common Stock received by such U.S. Holder in the Reverse Stock Split and the amount of any cash received in lieu of a fractional share of Common Stock and (b) such U.S. Holder’s adjusted tax basis in the Common Stock exchanged therefor. Gain or loss must be calculated separately for each block of Common Stock exchanged by such U.S. Holder if such blocks were acquired at different times or for different prices. Such gain or loss generally will be capital gain or loss, and will be long-term capital gain or loss if the U.S. Holder’s holding period in a particular block of Common Stock exceeds one year at the effective time of the Reverse Stock Split. A U.S. Holder’s aggregate tax basis in the Common

Stock received in the Reverse Stock Split will equal the fair market value of such shares of Common Stock as of the effective time of the Reverse Stock Split, and the holding period of such Common Stock will begin on the date after the date of the Reverse Stock Split.

Information Reporting and Backup Withholding

The Dividend, the Distribution and the Reverse Stock Split may be subject to information reporting and backup withholding (currently at a rate of 24%) if a U.S. Holder fails to provide a properly completed IRS Form W-9 certifying such U.S. Holder’s correct taxpayer identification number and certain other information or otherwise establish an exemption from backup withholding. Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against a U.S. Holder’s U.S. federal income tax liability, if any, provided that the required information is timely furnished to the IRS.

U.S. Holders should consult their tax advisors regarding any information reporting requirements and their qualification for an exemption from backup withholding and the procedures for obtaining such an exemption.

EXECUTIVE COMPENSATION

The following summary compensation table sets forth all compensation awarded to, earned by, or paid to the Company’s President and Chief Executive Officer and the Company’s Chief Financial Officer (together, the “Named Executive Officers”) by the Company during the years ended December 31, 2023 and 2022.

Name and Position(s)	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total Compensation ($)
Mark Meller	2023	$1,120,092	$—	$—	$—	$—	$—	$—	$1,120,092
President, Chief Executive Officer, and Director	2022	$1,026,650	$—	$—	$—	$—	$—	$—	$1,026,650

Joseph Macaluso,	2023	$238,943	$55,628	$—	$—	$—	$—	$—	$294,571
Chief Financial Officer	2022	$228,516	$45,150	$—	$—	$—	$—	$—	$273,666

Named Executive Officer Employment Agreements

Mark Meller, Chief Executive Officer

On February 4, 2016, the Company entered into an amended and restated employment agreement with Mark Meller, pursuant to which Mr. Meller serves as the Company’s President and Chief Executive Officer. The employment agreement provided for a term ending September 14, 2023; on November 11, 2021, the Company and Mr. Meller entered into an amendment to Mr. Meller’s employment agreement to extend the term thereof through September 14, 2028. As the Company entered into an Investment Agreement on December 3, 2023, the Company executed a letter agreement with Mr. Meller to agree that the consummation of the transaction contemplated by the Investment Agreement and Mr. Meller’s cessation of employment with the Company upon the occurrence of the Spin-Off will entitle Mr. Meller to receive the termination payment under his employment agreement. The parties to the Investment Agreement also agree to terminate and liquidate the employment agreement and provide for a payment to Mr. Meller in full satisfaction of any and all obligations of the Company pursuant to the employment agreement. The parties also agree that the termination payment will not exceed $3 million.

Mr. Meller’s employment agreement provides that the Company will pay Mr. Meller an initial annual salary of $565,000, with a 10% increase on each September 1 for the duration of the term of the agreement. The agreement also provides that Mr. Meller is entitled to fringe benefits, including but not limited to a luxury automobile of his choice not to exceed $1,000 per month, health insurance, disability insurance, long term care insurance, auto insurance, $600.00 per month travel, and an annual bonus, in accordance with the Company policies and plans in effect, from time to time, for executive officers of the Company.

Potential Payments upon Termination or Change in Control

As previously discussed, Mr. Meller’s employment agreement provides for a severance payment to Mr. Meller of 300% of his average annual gross income for services rendered to the Company in each of the five prior calendar years, less $100, should his employment be terminated following a Change in Control (as defined therein).

Joseph Macaluso, Chief Financial Officer

In connection with his appointment as Chief Financial Officer of the Company, the Company provided Mr. Macaluso an offer letter setting forth the terms of his employment, which provides that Mr. Macaluso is to receive a base annual salary of $215,000 and a one-time cash sign on bonus of $30,000, and that Mr. Macaluso is eligible for an annual discretionary bonus of up to 20% of his annual base salary. Pursuant to the offer letter, Mr. Macaluso’s employment with the Company is at-will and it may be terminated with or without cause.

Grants of Plan-based Awards Table for Fiscal Year 2023

There were no stock option grants for the year ended December 31, 2023.

Outstanding Plan-based Awards at December 31, 2023

The Company had no outstanding equity awards to the executives named above at the end of the most recently completed fiscal year.

Options Exercised During Fiscal Year 2023

Name	# of Shares Exercised	Exercise Price	Value Realized on Exercise
Joseph Macaluso	8,370	$6.53	$27,421
Joseph Macaluso	11,630	$5.90	$45,566

Clawback Policy

The Company has adopted a clawback policy that states that, in the event that the Company is required to prepare an accounting restatement, it will recover incentive-based compensation received by any current or former executive officer that was based upon the attainment of a financial reporting measure that was erroneously awarded during the three-year period preceding the date that the restatement was required.

Director Compensation

The following table sets forth the compensation paid by the Company to its directors for the fiscal year ending on December 31, 2023.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Non-Qualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Stanley Wunderlich	12,000	—	—	—	—	—	12,000
Kenneth Edwards	20,000	—	—	—	—	—	20,000
John Schachtel	18,000	—	—	—	—	—	18,000

The Company pays its non-employee directors for their service on the Company Board. Mr. Wunderlich is paid $1,000 per month, payable quarterly for his service as a member of the Company Board and as Chairman of the Nominating and Governance Committee. Mr. Edwards was paid $1,667 per month, payable quarterly for his service as a member of the Company Board and as Chairman of the Audit Committee. Mr. Schachtel is paid $1,500 per month, payable quarterly for his service as a member of the Company Board and as Chairman of the Compensation Committee.

Director Agreements

The Company and Stanley Wunderlich are parties to an Amended and Restated Director Agreement dated as of August 3, 2011, with respect to Mr. Wunderlich’s service on the Company Board. The agreement provides for compensation to Mr. Wunderlich for his service on the Company Board as follows: (a) a quarterly stipend of $1,000, (b) upon execution thereof, a warrant to purchase shares of Common Stock in an amount equal to $20,000 divided by the Closing price of the Common Stock on the OTC Markets on the date of grant (the “Formula”), and (c) every three months for the duration of his service on the Company Board, a warrant exercisable for the number of shares of Common Stock resulting from the application of the Formula on the applicable grant date. The agreement provides that the exercise price of the Warrants will be the Closing price of the Common Stock on the date of grant plus $0.01, and that the Warrants will be exercisable upon receipt for a period of five years. The agreement also provides that the Company will reimburse Mr. Wunderlich for reasonable out-of-pocket expenses he incurs in attending any in-person meetings.

In connection with a recapitalization of the Company in 2012, Mr. Wunderlich and the Company agreed to amend his Director Agreement to: (a) change the stipend to $1,000 per month, payable quarterly, (b) forego the issuance of any Warrants due to Mr. Wunderlich under the Director Agreement, and (c) cancel the future issuance of any Warrants due to Mr. Wunderlich under the Director Agreement. To date no Warrants have been issued pursuant to Mr. Wunderlich’s Director Agreement.

The Company entered into a director agreement with John Schachtel dated as of March 27, 2017, in connection with Mr. Schachtel’s appointment to the Company Board effective March 27, 2017. The agreement provides for compensation to Mr. Schachtel for his service on the Company Board as follows: (a) a stipend of $1,500 per month, and (b) upon execution thereof, a warrant to purchase shares of Common Stock in an amount equal to $20,000 divided by the Formula, at an exercise price per share equal to be the Closing price of the Common Stock on the date of grant plus $0.01. The agreement provides that the Warrants are exercisable upon receipt for a period of five years. The agreement also provides that the Company will reimburse Mr. Schachtel for reasonable out-of-pocket expenses he incurs in attending any in-person meetings.

The Company and Kenneth Edwards have entered into a Director Agreement dated as of January 4, 2021, in connection with Mr. Edwards’ appointment to the Company Board effective January 4, 2021. The agreement provides that Mr. Edwards will receive a quarterly stipend of $5,000 for his service on the Company Board. The agreement also provides that the Company will reimburse Mr. Edwards for reasonable out-of-pocket expenses he incurs in attending any in-person meetings.

Pay Versus Performance Table

The following table shows the total compensation for the named executive officers as set forth in the Summary Compensation Table, the compensation “actually paid” (“CAP”) to the Named Executive Officers, the Company’s TSR, and the Company’s net loss for the years ended December 31, 2023 and 2022.

2023 Pay vs. Performance Table

Fiscal Year	Summary compensation table total for PEO(1)	Compensation actually paid to PEO(1)(3)	Average summary compensation table total for non-PEO NEOs(2)	Average compensation actually paid to non-PEO NEOs(2)(4)	Value of initial fixed $100 investment based on total stockholder return(3)(5)	Net income(6)
2023	$1,120,092	$1,120,092	$294,571	$294,571	$610	$(1,070,095)
2022	$1,026,650	$1,026,650	$273,666	$273,666	$120	$(282,219)

____________

(1)      In the table above, our PEO is Mark Meller.

(2)      In the table above, our only non-PEO NEO is Joseph Macaluso.

(3)      Cumulative TSR is calculated by dividing the sum of the cumulative amount of dividends for the measurement period, assuming dividend reinvestment, and the difference between the Company’s share price at the end and the beginning of the measurement period by the Company’s share price at the beginning of the measurement period.

(4)      SEC rules require that certain adjustments be made to the Summary Compensation Table totals to determine CAP, as reported in the Pay versus Performance table above. The following table details the applicable adjustments, if any, that were made to determine CAP for the years ended December 31, 2022 and December 31, 2023. (No such adjustments were required for the years ended December 31, 2022 and December 31, 2023).

(5)      Cumulative TSR is calculated based on the value of an initial fixed investment of $100 in Common Stock as of December 31, 2021.

(6)      Results for 2023 based on unaudited financials.

Executives		SCT total ($)	Deduct grant date fair value of stock awards & option awards ($)	Add year-end fair value of unvested equity granted in the year ($)	Add year-over- year change in fair value of outstanding and unvested equity granted in prior years ($)	Add fair value as of vesting date of equity awards granted and vested in the year ($)	Add year- over-year change in fair value of equity awards granted in prior years that vested in the year ($)	Deduct fair value at the end of the prior year of equity awards that failed to meet vesting conditions in the year ($)
2023	PEO	1,120,092	—	—	—	—	—	—
	Non-PEO NEOs (average)	294,571	—	—	—	—	—	—

2022	PEO	1,026,650	—	—	—	—	—	—
	Non-PEO NEOs (average)	273,666	—	—	—	—	—	—

Relationship Between Compensation Actually Paid and Performance Measures

CAP for the PEO and the other Named Executive Officer is primarily wage-based, and changes in the value of the unvested and vested equity awards are not significant. The compensation is based upon contractual requirements as well as industry standards. While the Company reviews performance measures in order to align executive compensation with the Company’s performance, all of those Company measures are not presented in the Pay Versus Performance table above. Moreover, the Company generally seeks to incentivize long-term performance, and therefore does not specifically align its performance measures with compensation actually paid (which, for all purposes hereof, will be as computed in accordance with SEC rules) for a particular year.

The increase in the Company’s TSR reflects management’s efforts to increase stockholder value, however, the Company’s stock price is very volatile and may not be an indicator of future performance. The increase in the Company’s TSR reflects management’s efforts to increase stockholder value, however, the higher stock price at December 31, 2023 is a result of the announcement on December 4, 2023 that the Company entered into the Investment Agreement with JPE and the Investors, providing for an aggregate investment by the Investors of $1,000,000,000 in cash in the Company. Following the closing of the Equity Investment, JPE will be the controlling stockholder of the Company and Mr. Brad Jacobs, who controls JPE, will become Chairman and Chief Executive Officer of the Company.

PROPOSAL 1:
THE INVESTMENT PROPOSAL

General

The Company Board has unanimously approved the issuance to JPE and the Other Investors of 1,000,000 shares of Convertible Preferred Stock (convertible into 219,007,375 shares of Common Stock, giving effect to the Reverse Stock Split (1,752,059,000 shares of Common Stock without giving effect to the Reverse Stock Split)) and of 219,007,375 shares subject to Warrants (giving effect to the Reverse Stock Split (1,752,059,000 shares of Common Stock without giving effect to the Reverse Stock Split)).

The Convertible Preferred Stock will have an initial liquidation preference of $1,000 per share, for an aggregate initial liquidation preference of $1,000,000,000. The Convertible Preferred Stock will be convertible at any time, in whole or in part and from time to time, at the option of the holder thereof, into a number of shares of Common Stock equal to the then-applicable liquidation preference divided by the conversion price, which will initially be $0.571 per share of Common Stock (before giving effect to the contemplated 8:1 Reverse Stock Split, and subject to customary anti-dilution adjustments). The Convertible Preferred Stock will pay quarterly cash dividends equal to the greater of (a) the “as-converted” dividends on the underlying Common Stock for the relevant quarter, and (b) 9% of the then-applicable liquidation preference per annum. Accrued and unpaid dividends for any quarter will accrete to liquidation preference for all purposes. The Convertible Preferred Stock is not redeemable or subject to any required offer to purchase, and will vote together with the Common Stock on an “as-converted” basis on all matters, except as otherwise required by law, and separately as a class with respect to certain matters implicating the rights of holders of shares of the Convertible Preferred Stock.

The terms of the Convertible Preferred Stock are more fully set forth in the Certificate of Designation, which is attached as Exhibit A to the Investment Agreement, filed herewith as Annex A to this proxy statement and incorporated by reference herein.

Each Warrant will initially be exercisable at any time and from time to time from the closing date until the tenth anniversary of the closing date, at the option of the holder thereof, into one share of Common Stock at initial exercise prices of $4.566 per share with respect to 50% of the Warrants, $6.849 per share with respect to 25% of the Warrants, and $13.698 per share with respect to the remaining 25% of the Warrants, giving effect to the Reverse Stock Split, (or, before giving effect to the Reverse Stock Split, of $0.571 per share with respect to 50% of the Warrants, $0.856 per share with respect to 25% of the Warrants, and $1.712 per share with respect to the remaining 25% of the Warrants) in each case subject to customary anti-dilution adjustments. The initial aggregate number of shares of Common Stock subject to Warrants will be 219,007,375 shares, giving effect to the Reverse Stock Split (1,752,059,000 shares without giving effect to the Reverse Stock Split).

The terms of the Warrants are more fully set forth in the Warrant Certificate attached as Exhibit B to the Investment Agreement, filed herewith as Annex A and incorporated by reference herein.

Purpose of the Equity Issuance

The purpose of Proposal 1 is to permit the Equity Investment, which will result in JPE becoming the Company’s controlling stockholder and Brad Jacobs becoming the Chairman of the Company Board and Chief Executive Officer, and provide an opportunity for the Company’s existing stockholders to participate in JPE’s plans to grow the Company and create value for Company stockholders. The Equity Investment will also provide initial capital to support the Company’s plans, under the leadership of Mr. Jacobs, to pursue strategic acquisitions, as described further under “The Transactions — Business Strategy.”

Under the Investment Agreement, receipt of stockholder approval for the issuance of the Securities is a condition to closing the Equity Investment. If such approval is not obtained, the investment by the Investors will not be made, JPE will not become majority stockholder of the Company and Brad Jacobs will not become Chairman of the Company Board and Chief Executive Officer of the Company. You should read “The Transactions — Background of the Transactions” and “The Transactions — The Company’s Reasons for the Transactions; Recommendation of the Company Board” for a discussion of the factors that the Company Board considered in deciding to recommend the approval of Proposal 1.

Effect of Proposal

If the Company’s stockholders approve this Proposal and the Equity Investment is consummated, the Investors will pay the Company $1.0 billion in cash and the Investors will receive 1,000,000 shares of Convertible Preferred Stock and Warrants initially exercisable for an aggregate of 219,007,375 shares of Common Stock (giving effect to the Reverse Stock Split). If the Investors were to exercise their Warrants in full at Closing, the Investors would own approximately 99.85% of the total voting power of the capital stock of the Company. Additionally, the issuance of the Convertible Preferred Stock and the Warrants (when the Warrants are exercised) will have the effect of diluting the aggregate interest owned by the Company’s existing stockholders from 100% of the total voting power of the capital stock of the Company prior to the transaction to approximately 0.15% of the total voting power of the capital stock of the Company immediately following consummation of the Equity Investment, assuming the Investors exercise their Warrants in full immediately following the Closing.

Relationship to Other Proposals

Consummation of the proposed Transactions is conditioned on the approval of the Investment Proposal, each of the Charter Proposals and the 2024 Plan Proposal at the Special Meeting. Each of the Investment Proposal and the Charter Proposals are conditioned upon the approval of such other Proposals.

Vote Required for Approval

Assuming a quorum is present, the affirmative vote of holders of a majority of the votes properly cast on the Proposal at the Special Meeting is required to approve the Investment Proposal.

Stockholder approval of this proposal will constitute stockholder approval for purposes of Nasdaq Listing Rules 5635(b) and 5635(d). If stockholder approval is not obtained, the Company will not be able to consummate the Equity Investment or the other Transactions.

THE SILVERSUN BOARD RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THIS PROPOSAL 1.

PROPOSAL 2:
GENERAL CHARTER PROPOSAL

General

On December 2, 2023, the Company Board unanimously approved, subject to stockholder approval, the amendment and restatement of the Company’s certificate of incorporation in the form of the Amended and Restated Certificate of Incorporation attached as Annex B to this proxy statement. The following discussion is qualified by the text of the Amended and Restated Certificate of Incorporation.

Stockholders are being asked to approve the adoption of the Amended and Restated Certificate of Incorporation. The Amended and Restated Certificate of Incorporation will include, among other things, the features described in Proposals 3 through 8. This Proposal is referred to as the “General Charter Proposal” (together with Proposals 3 through 8, the “Charter Proposals”).

Relationship to Other Proposals

The approval of each of the Charter Proposals is required to approve the adoption of the Amended and Restated Certificate of Incorporation. The Amended and Restated Certificate of Incorporation will not be filed and will not become effective if any of the Charter Proposals are not approved by the Company’s stockholders. The Charter Proposals are conditioned on the Investment Proposal. Consummation of the proposed Transactions is conditioned on the approval of the Investment Proposal, each of the Charter Proposals and the 2024 Plan Proposal at the Special Meeting.

Description of Other Immaterial Changes

The form of the Amended and Restated Certificate of Incorporation included as Annex B to this proxy statement also reflects certain immaterial changes. These changes, which do not substantively affect stockholder rights, include providing for indemnification of officers and directors and mandatory advancement of expenses in connection with legal proceedings related to their service to the Company in such capacities to the fullest extent authorized by the DGCL and the other changes set forth in the form of the Amended and Restated Certificate of Incorporated Certificate of Incorporation included as Annex B to this proxy statement other than the changes reflected in the other Proposals.

Vote Required for Approval

Approval of the adoption of the Amended and Restated Certificate of Incorporation requires the affirmative vote of holders of a majority of the shares of Common Stock outstanding at the close of business on the record date for the Special Meeting. If stockholder approval is not obtained for any of the Charter Proposals, then the Amended and Restated Certificate of Incorporation will not become effective and the Transactions will not be consummated.

THE COMPANY BOARD RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THIS PROPOSAL 2.

PROPOSAL 3:
CHARTER AMENDMENT FEATURE PROPOSAL — REVERSE STOCK SPLIT

General

Stockholders are being asked to approve separately a feature of the Amended and Restated Certificate of Incorporation that will effect the Reverse Stock Split. In connection with the Reverse Stock Split, which is expected to become effective at 11:59 p.m. Eastern time two days prior to the Closing, each eight shares of Common Stock will be combined into one share of Common Stock. The provision of the Amended and Restated Certificate of Incorporation effecting the Reverse Stock Split would not proportionately be reduced by a corresponding amount in the number of shares of authorized Common Stock and Preferred Stock.

No fractional shares of Common Stock will be issued in connection with the Reverse Stock Split. Instead, stockholders of record who would otherwise be entitled to a fraction of a share of Common Stock as a result of the Reverse Stock Split will be entitled to receive a cash payment (without interest and subject to applicable withholding taxes) in lieu of such fractional share. The total amount of cash that will be paid to holders of fractional shares following the Reverse Stock Split will be an amount equal to the net proceeds attributable to the sale of such fractional shares following the aggregation and sale by the Company’s transfer agent of all fractional shares otherwise issuable. Holders of fractional shares as a result of the Reverse Stock Split will be paid such proceeds on a pro rata basis, according to the fractional shares that they would otherwise be entitled to receive.

The Reverse Stock Split will affect all Company stockholders uniformly and will not affect any of the Company stockholder’s percentage ownership interest in the Company, except to the extent that the Reverse Stock Split results in any of the Company stockholders owning a fractional share. Shares of Common Stock issued pursuant to the Reverse Stock Split will remain fully paid and nonassessable.

Purpose of the Reverse Stock Split

The intent of the Reverse Stock Split is (a) to ensure that the market price of shares of Common Stock is maintained or increased after giving effect to the Equity Investment and the Distribution to ensure that the Common Stock continues to meet applicable Nasdaq listing requirements and continues to be listed on Nasdaq, and (b) to make the Common Stock more attractive to a broader range of investors and thereby increase the Company’s flexibility for future equity financings to support JPE’s intended growth through acquisitions. We believe that the Reverse Stock Split will make the Common Stock more attractive to, and may affect its acceptability to, certain institutional investors, professional investors and other members of the investing public.

It should be noted, however, that although the Reverse Stock Split is being proposed for the purpose of maintaining or increasing the market price of the Common Stock, there can be no assurance that such price maintenance or increase can be achieved or maintained. A number of factors will influence the future trading price of the Common Stock, many of which are not within the Company’s control. As a result, there can be no assurance that the Reverse Stock Split will result in the intended benefits described above or that the market price of the Common Stock will not decrease in the future.

The Company stockholders should be aware that, under the escheat laws of the various jurisdictions where the stockholders reside, where the Company is domiciled, and where the funds will be deposited, sums due for fractional shares that are not timely claimed after the effective date of the Reverse Stock Split may be required to be paid to the designated agent for each such jurisdiction, unless correspondence has been received by the Company or the exchange agent concerning ownership of such funds within the time permitted in such jurisdiction. Thereafter, stockholders otherwise entitled to receive such funds will have to seek to obtain them directly from the state to which they were paid.

Effect of the Reverse Stock Split

If our stockholders approve this Reverse Split Proposal and the Board of Directors elects to effect a reverse stock split (the “Reverse Stock Split”), the principal effect will be that every eight shares of Common Stock would be reclassified and combined into one share of Common Stock. The Reverse Stock Split would be effected simultaneously for all of the Common Stock, and the exchange ratio would be the same for all shares of Common Stock. The Reverse Stock Split would affect all of our stockholders uniformly and would not affect any stockholder’s percentage ownership interests in the Company, except to the extent that it results in a stockholder receiving cash in lieu of fractional shares. The Reverse Stock Split would not affect the relative voting or other rights that accompany the shares of the Common Stock, except to the extent that it results in a stockholder receiving cash in lieu of fractional shares. Common Stock issued pursuant to the Reverse Stock Split would remain fully paid and non-assessable.

In addition to the change in the number of shares of Common Stock outstanding, the Reverse Stock Split would have the following effects:

Increase the Per Share Price of the Common Stock — By effectively condensing a number of pre-split shares into one share of Common Stock, the per share price of a post-split share is generally greater than the per share price of a pre-split share. The amount of the initial increase in per share price and the duration of such increase, however, is uncertain.

Increase in the Number of Shares of Common Stock Available for Future Issuance — By reducing the number of shares outstanding without reducing the number of shares of available but unissued Common Stock, a reverse stock split will increase the number of authorized but unissued shares.

The following table contains approximate information relating to the Common Stock, based on share information as of February 12, 2024:

Current Number of Shares	After 8:1 Reverse Split
5,315,581	664,448

Certain Procedural Matters

Beneficial Holders of Common Stock

Upon the implementation of the Reverse Stock Split, we intend to treat shares of Common Stock held by stockholders through a broker, dealer, commercial bank, trust company or other nominee in the same manner as registered stockholders whose shares are registered in their names. Brokers and other nominees will be instructed to effect the Reverse Stock Split for their beneficial holders holding Common Stock in street name. These brokers and other nominees, however, may have different procedures than registered stockholders for processing the Reverse Stock Split. We encourage stockholders who hold shares of Common Stock with a broker or other nominee and who have any questions in this regard to contact their broker or other nominee.

Registered “Book-Entry” Holders of Common Stock

Certain registered holders of Common Stock may hold some or all of their shares electronically in book-entry form with the Company’s transfer agent. These stockholders do not have stock certificates evidencing their ownership of Common Stock. They are, however, provided with a statement reflecting the number of shares registered in their accounts. If a stockholder holds registered shares in book-entry form with the transfer agent, the transfer agent will send them a transmittal letter and they will need to return a properly completed and duly executed transmittal letter in order to receive any cash payment in lieu of fractional shares that may be payable to holders of record following the Reverse Stock Split.

Holders of Certificated Shares

Holders of shares of Common Stock in certificated form will be sent a transmittal letter by the transfer agent after the Reverse Stock Split is effective. The letter of transmittal will contain instructions on how a stockholder should surrender his, her or its certificate(s) representing shares of Common Stock (the “Old Shares”) to the transfer agent in exchange for a book entry with the Company’s transfer agent representing the appropriate number of shares of post-Reverse Stock Split Common Stock (the “New Shares”). No New Shares will be issued to a stockholder until such stockholder has surrendered all Old Shares, together with a properly completed and executed letter of transmittal, to the transfer agent. No stockholder will be required to pay a transfer or other fee to exchange Old Shares. Stockholders will then receive confirmation from the transfer agent that a book entry has been made for the New Shares, representing the number of shares of Common Stock to which such stockholder is entitled as a result of the Reverse Stock Split. Until surrendered, we will deem outstanding Old Shares held by stockholders to be cancelled and only to represent the number of shares of post-Reverse Stock Split Common Stock to which these stockholders are entitled. Any Old

Shares submitted for exchange, whether because of a sale, transfer or other disposition of stock, will automatically be exchanged for New Shares. If Old Shares contain a restrictive legend, the book entry for the New Shares will include a restrictive legend notation as well. Upon request to the transfer agent, stockholders may elect for the transfer agent to deliver physical stock certificates representing the New Shares in lieu of the book entry described above.

STOCKHOLDERS SHOULD NOT DESTROY ANY STOCK CERTIFICATE(S) AND SHOULD NOT SUBMIT ANY STOCK CERTIFICATE(S) UNTIL REQUESTED TO DO SO.

Accounting Matters

The Reverse Stock Split will not affect the per-share par value of the Common Stock or the Preferred Stock, which will continue to have a par value per share of $0.00001 and $0.001, respectively. As a result, the stated capital attributable to the Common Stock will be reduced proportionately based on the 8:1 Reverse Stock Split ratio (including a retroactive adjustment of prior periods), and the additional paid-in capital account will be credited with the amount by which the stated capital is reduced.

Relationship to Other Proposals

The approval of each of the Charter Proposals is required to approve the adoption of the Amended and Restated Certificate of Incorporation. The Amended and Restated Certificate of Incorporation will not be filed and become effective if any of the Charter Proposals are not approved by the Company’s stockholders. The Charter Proposals are conditioned on the Investment Proposal. Consummation of the proposed Transactions is conditioned on the approval of the Investment Proposal, each of the Charter Proposals and the 2024 Plan Proposal at the Special Meeting.

Vote Required for Approval

Approval of the adoption of the Amended and Restated Certificate of Incorporation, including the amendment described in this Proposal, requires the affirmative vote of holders of a majority of the shares of Common Stock outstanding at the close of business on the record date for the Special Meeting. If stockholder approval is not obtained for any of the Charter Proposals, then the Amended and Restated Certificate of Incorporation will not become effective and the Transactions will not be consummated.

THE COMPANY BOARD RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THIS PROPOSAL 3.

PROPOSAL 4:
CHARTER AMENDMENT FEATURE PROPOSAL — INCREASE IN AUTHORIZED SHARES

General

Stockholders are being asked to approve separately a feature of the Amended and Restated Certificate of Incorporation that will provide for an increase in the number of authorized shares of Common Stock from 75,000,000 to 2,000,000,000 and an increase in the number of authorized shares of Preferred Stock from 1,000,000 to 10,000,000. The Company will need to authorize additional amounts of Common Stock and Preferred Stock prior to the Closing in order to fulfill its obligations under the Investment Agreement, the Certificate of Designation and the Warrants, and to provide sufficient capacity for future financings and acquisitions.

Purpose of the Increase in Authorized Shares

The purpose of increasing the authorized number of shares of Common Stock is to provide for a sufficient number of authorized shares to permit the full conversion of the Preferred Stock and the full exercise of the Warrants, as well as to provide the Company with sufficient capacity to allow the flexibility for future equity financings to raise funds to support the intended growth of the Company’s business, including through strategic acquisitions.

Effect of the Increase in Authorized Shares

If this Proposal is approved, there will be a sufficient number of shares of Common Stock to permit the full conversion of the Preferred Stock and the full exercise of the Warrants and to provide adequate financing flexibility to support JPE’s plan to grow the Company’s business for the foreseeable future (see “Transactions — Business Strategy” for more information). We do not currently have any material commitments which would require the issuance of additional shares of Common stock, other than as described in this proxy statement and the documents attached hereto or incorporated herein by reference. The Company Board does not believe that an increase in the number of authorized shares of Common Stock, without more, will have a significant impact on the market price of Common Stock. The availability of significant authorized but unissued shares of Common Stock will, however (in addition to enabling the consummation of the Equity Investment), give the Company the flexibility to issue additional common equity and create dilution without further approval of stockholders. The Company Board believes, however, that this additional flexibility is warranted, as it would facilitate execution of future financings and strategic acquisitions and thereby facilitate the growth of the Company’s business.

Relationship to Other Proposals

The approval of each of the Charter Proposals is required to approve the adoption of the Amended and Restated Certificate of Incorporation. The Amended and Restated Certificate of Incorporation will not be filed and become effective if any of the Charter Proposals is not approved by the Company’s stockholders. The Charter Proposals are conditioned on the Investment Proposal. Consummation of the proposed Transactions is conditioned on the approval of the Investment Proposal, each of the Charter Proposals and the 2024 Plan Proposal at the Special Meeting.

Vote Required for Approval

Approval of the adoption of the Amended and Restated Certificate of Incorporation, including the amendment described in this Proposal, requires the affirmative vote of holders of a majority of the shares of Common Stock outstanding at the close of business on the record date for the Special Meeting. If stockholder approval is not obtained for any of the Charter Proposals, then the Amended and Restated Certificate of Incorporation will not become effective and the Transactions will not be consummated.

THE COMPANY BOARD RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THIS PROPOSAL 4.

PROPOSAL 5:
CHARTER AMENDMENT FEATURE PROPOSAL — STOCKHOLDER ACTION BY WRITTEN CONSENT

General

Stockholders are being asked to approve separately a feature of the Amended and Restated Certificate of Incorporation that will permit stockholder action to be taken only at a duly called annual or special meeting and to eliminate action by written consent of stockholders, except if the Investors and their Affiliates (as defined in the Investment Agreement) continue to own at least 30% of the voting power of the outstanding shares of the Company’s capital stock entitled to vote generally in the election of directors. The DGCL provides that, unless otherwise provided in the certificate of incorporation, any action required to be taken at any annual or special meeting of stockholders of a corporation, or any action which may be taken at any annual or special meeting of such stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action taken is signed by the holders of not less than the minimum number of votes that would be necessary to take such action at a meeting at which all stockholders having a right to vote thereon were present and voted. The Company’s current certificate of incorporation does not limit the right of its stockholders to act by written consent. The Company’s current bylaws permit stockholder action by written consent to the same extent permitted by the DGCL and stockholder action by written consent is not prohibited by the certificate of incorporation. The proposed amendment to the Company’s certificate of incorporation would eliminate the ability of Company stockholders to act by written consent without a meeting, thus requiring all stockholder action to be taken at an annual or special meeting of stockholders, unless the Investors and their Affiliates (as defined in the Investment Agreement) continue to own at least 30% of the voting power of the Company. Following the closing of the Equity Investment, the Investors will own approximately 99.85% of the Common Stock on an as-converted, as-exercised basis.

Purpose of the Change to Written Consent Rights

The Company Board believes that the approval of this Proposal will be in the best interests of the Company and its stockholders. By permitting action to be taken only at a duly called annual or special meeting of stockholders and eliminating action by written consent of stockholders following such time as the Investors and their affiliates no longer hold at least 30% of the voting power of the Company, the amendment would give all of Company stockholders entitled to vote on a particular matter advance notice of and the opportunity to participate in the determination of any proposed action.

Relationship to Other Proposals

The approval of each of the Charter Proposals is required to approve the adoption of the Amended and Restated Certificate of Incorporation. The Amended and Restated Certificate of Incorporation will not be filed and become effective if any of the Charter Proposals is not approved by the Company’s stockholders. The Charter Proposals are conditioned on the Investment Proposal. Consummation of the proposed Transactions is conditioned on the approval of the Investment Proposal, each of the Charter Proposals and the 2024 Plan Proposal at the Special Meeting.

Vote Required for Approval

Approval of the adoption of the Amended and Restated Certificate of Incorporation, including the amendment described in this Proposal, requires the affirmative vote of holders of a majority of the shares of Common Stock outstanding at the close of business on the record date for the Special Meeting. If stockholder approval is not obtained for any of the Charter Proposals, then the Amended and Restated Certificate of Incorporation will not become effective and the Transactions will not be consummated.

THE COMPANY BOARD RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THIS PROPOSAL 5.

PROPOSAL 6:
CHARTER AMENDMENT FEATURE PROPOSAL — SPECIAL MEETING RIGHTS

General

Stockholders are being asked to approve separately a feature of the Amended and Restated Certificate of Incorporation that will provide for a change in stockholders’ right to call a special meeting. The DGCL provides that special meetings of stockholders may be called by the Company Board or by such person or persons as may be authorized by the certificate of incorporation or by the bylaws. The Company’s current certificate of incorporation does not address the right to call a special meeting of stockholders, and the Company’s current bylaws provide that special meetings may be called by the chairman of the board, the president, or the Company Board (or by the secretary upon application by a majority of directors). As a result, the Company stockholders currently do not have the right to call special meetings. In addition to codifying special meeting rights in the Company’s Amended and Restated Certificate of Incorporation rather than only in the bylaws (which will be amended and restated following the Closing in the form attached to this proxy statement as Annex F and in a manner consistent with this Proposal), the Amended and Restated Certificate of Incorporation, if adopted, would extend the ability to call special meetings of stockholders to the Lead Independent Director (if one has been appointed) and would modify the Company Board’s ability to call special meetings, in particular by specifying that the latter requires a resolution adopted by a majority of the “Whole Board,” which means a majority of the directors that would constitute the Company Board if there were no vacancies.

Purpose of the Change to Special Meeting Rights

The Company Board believes it is in the best interests of the Company and its stockholders to provide for limitations on the ability to call special meetings in the Amended and Restated Certificate of Incorporation. Convening a special meeting of stockholders imposes significant costs, both administrative and operational, given that the Company Board and management must devote significant time and attention to preparing for a special meeting, taking their attention away from their primary focus of operating the Company’s business. The Company Board believes that special meetings should only be called to discuss critical, time-sensitive issues that cannot be delayed until the Company’s next annual meeting and should not be used as a means to permit a group of stockholders to advance their own interests at the expense of stockholders generally. In light of the foregoing, the Company Board believes that amending the provisions of its certificate of incorporation to include limitations on the ability to call a special meeting of stockholders is a prudent corporate governance measure to ensure that any proposal before stockholders will be presented after stockholders have had the full benefit of the knowledge, advice and participation of the Company’s management and Company Board.

Relationship to Other Proposals

The approval of each of the Charter Proposals is required to approve the adoption of the Amended and Restated Certificate of Incorporation. The Amended and Restated Certificate of Incorporation will not be filed and become effective if any of the Charter Proposals is not approved by the Company’s stockholders. The Charter Proposals are conditioned on the Investment Proposal. Consummation of the proposed Transactions is conditioned on the approval of the Investment Proposal, each of the Charter Proposals and the 2024 Plan Proposal at the Special Meeting.

Vote Required for Approval

Approval of the adoption of the Amended and Restated Certificate of Incorporation, including the amendment described in this Proposal, requires the affirmative vote of holders of a majority of the shares of Common Stock outstanding at the close of business on the record date for the Special Meeting. If stockholder approval is not obtained for any of the Charter Proposals, then the Amended and Restated Certificate of Incorporation will not become effective and the Transactions will not be consummated.

THE COMPANY BOARD RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THIS PROPOSAL 6.

PROPOSAL 7:
CHARTER AMENDMENT FEATURE PROPOSAL — EXCLUSIVE FORUM

General

Stockholders are being asked to approve separately a feature of the Amended and Restated Certificate of Incorporation that would provide for courts in Delaware to be the exclusive forum for certain legal actions and for federal courts of the United States of America to be the exclusive forum for certain other legal actions, in each case unless otherwise consented to by the Company. The Amended and Restated Certificate of Incorporation, if adopted, would provide that, unless the Company consents in writing to the selection of an alternative forum, the state court located within the State of Delaware (or, if no state court located within the State of Delaware has jurisdiction, the federal court for the District of Delaware) would be the exclusive forum for (a) any derivative action or proceeding brought on the Company’s behalf, (b) any action asserting a claim of breach of a fiduciary duty owed by the Company’s directors, officers or other employees or its stockholders, (c) any action asserting a claim against the Company or any of its directors, officers or employees arising pursuant to any provision of the DGCL, the Amended and Restated Certificate of Incorporation or the Amended and Restated Bylaws, (d) any action asserting a claim governed by the internal affairs doctrine, or (e) any action asserting an “internal corporate claim,” as that term is defined in Section 115 of the DGCL. Additionally, the Amended and Restated Certificate of Incorporation would provide that, unless the Company consents in writing to the selection of an alternative forum, the federal district courts of the United States will be the exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act (but that this provision does not apply to a cause of action arising under the Exchange Act).

Purpose of the Change to Exclusive Forum

The exclusive forum provisions are intended to avoid multiple lawsuits in multiple jurisdictions on matters relating to the DGCL and the Securities Act, thereby reducing inefficiencies, costs, and uncertainty regarding outcomes when two or more similar cases proceed in different jurisdictions. Additionally, the background and experience of the Delaware State Courts and the U.S. federal district courts in resolving issues under the DGCL and the Securities Act, respectively, place these courts in the best positions to resolve claims arising under the applicable bodies of law. Accordingly, the Company Board believes that the exclusive forum provisions are a prudent and proactive means for managing these types of potential litigation and promote efficient and consistent resolutions in the event these types of litigation arise. Although some plaintiffs might prefer to litigate these matters in different jurisdictions, the Company Board believes that the substantial benefits to the Company and its stockholders outweigh these concerns.

Relationship to Other Proposals

The approval of each of the Charter Proposals is required to approve the adoption of the Amended and Restated Certificate of Incorporation. The Amended and Restated Certificate of Incorporation will not be filed and become effective if any of the Charter Proposals is not approved by the Company’s stockholders. The Charter Proposals are conditioned on the Investment Proposal. Consummation of the proposed Transactions is conditioned on the approval of the Investment Proposal, each of the Charter Proposals and the 2024 Plan Proposal at the Special Meeting.

Vote Required for Approval

Approval of the adoption of the Amended and Restated Certificate of Incorporation, including the amendment described in this Proposal, requires the affirmative vote of holders of a majority of the shares of Common Stock outstanding at the close of business on the record date for the Special Meeting. If stockholder approval is not obtained for any of the Charter Proposals, then the Amended and Restated Certificate of Incorporation will not become effective and the Transactions will not be consummated.

THE COMPANY BOARD RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THIS PROPOSAL 7.

PROPOSAL 8:
CHARTER AMENDMENT FEATURE PROPOSAL — OFFICER EXCULPATION

General

Stockholders are being asked to approve separately a feature of the Amended and Restated Certificate of Incorporation that will provide for exculpation of directors and officers to the extent permitted by the DGCL. Article IX of the Company’s certificate of incorporation currently exculpates the Company’s directors from personal liability for monetary damages associated with breaches of the duty of care, to the extent permitted by the DGCL. The State of Delaware, which is the Company’s state of incorporation, recently amended Section 102(b)(7) of the DGCL to allow Delaware corporations to exculpate certain senior officers, in addition to its directors, for certain fiduciary duty breaches. Under amended Section 102(b)(7), officers eligible for exculpation include (a) a company’s president, chief executive officer, chief operating officer, chief financial officer, chief legal officer, controller, treasurer or chief accounting officer, (c) any named executive officer identified in the company’s filings with the SEC, or (c) any other officer who has consented to service of process in Delaware by written agreement. For both directors and officers, exculpation is not permitted for breaches of the duty of loyalty, acts or omissions not in good faith or those that involve intentional misconduct or a knowing violation of law, or any transaction in which the director or senior officer derived an improper personal benefit. In addition, for senior officers, amended Section 102(b)(7) only permits exculpation for direct claims brought by stockholders (as opposed to derivative claims made by stockholders on behalf of the Company, with respect to which exculpation of senior officers is not permitted).

In light of this legislative update, stockholders are being asked to approve this Proposal in order to align with current Delaware law to permit the exculpation of its senior officers from monetary liability from certain breaches of fiduciary duty in limited circumstances. Pursuant to the Amended and Restated Certificate of Incorporation, if adopted, the Company’s senior officers, in addition to the Company’s directors, would be exculpated from monetary liability for certain fiduciary duty breaches, solely to the extent permitted under Section 102(b)(7) of the DGCL.

Purpose of the Director and Officer Exculpation Provision

The Company Board believes it is important to provide exculpation to the Company’s officers to the extent permitted by the DGCL. This protection has long been afforded to directors and, as Delaware law now allows exculpation to be extended to certain senior officers, the Company Board believes that aligning the Company’s governing documents with current Delaware law will enhance the ability of the Company’s senior officers to make decisions that will maximize the Company’s value. Like the Company’s directors, senior officers are often called upon to respond to crucial and time-sensitive challenges and opportunities, which, in the current litigious environment, carry a substantial risk of claims, actions, suits or proceedings that will require the Company’s time and resources to address, regardless of the merit of the claims.

Adopting an exculpation provision that aligns with amended Section 102(b)(7) of the DGCL would allow the Company’s directors and senior officers to more freely exercise their independent business judgment to advance the goals of the Company and maximize value for the Company’s stockholders. Even with exculpation, directors and senior officers still would not be protected from liability for breaches of the duty of loyalty, acts or omissions not in good faith or those that involve intentional misconduct or a knowing violation of law, or any transactions in which a director or senior officer derived an improper personal benefit.

In addition, many other companies have updated their charters to align with amended Section 102(b)(7) and provide exculpation to both directors and senior officers, and we expect other companies will follow suit. The Company Board believes that the Company’s ability to attract and retain highly qualified officer candidates may be adversely impacted if we do not similarly do so.

Relationship to Other Proposals

The approval of each of the Charter Proposals is required to approve the adoption of the Amended and Restated Certificate of Incorporation. The Amended and Restated Certificate of Incorporation will not be filed and become effective if any of the Charter Proposals is not approved by the Company’s stockholders. The Charter Proposals are conditioned on the Investment Proposal. Consummation of the proposed Transactions is conditioned on the approval of the Investment Proposal, each of the Charter Proposals and the 2024 Plan Proposal at the Special Meeting.

Vote Required for Approval

Approval of the adoption of the Amended and Restated Certificate of Incorporation, including the amendment described in this Proposal, requires the affirmative vote of holders of a majority of the shares of Common Stock outstanding at the close of business on the record date for the Special Meeting. If stockholder approval is not obtained for any of the Charter Proposals, then the Amended and Restated Certificate of Incorporation will not become effective and the Transactions will not be consummated.

THE COMPANY BOARD RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THIS PROPOSAL 8.

PROPOSAL 9:
THE QXO, INC. 2024 OMNIBUS INCENTIVE COMPENSATION PLAN

General

We are asking Company stockholders to approve the 2024 Omnibus Incentive Compensation Plan (the “2024 Plan”) to authorize 30,000,000 shares of Common Stock for issuance thereunder, subject to an annual increase under a 3% evergreen provision. The 2024 Plan is being implemented in connection with the Equity Investment and would be effective only upon, and subject to the occurrence of, the Closing. If the Closing does not occur for any reason, then the 2024 Plan will not become effective, regardless of whether Company stockholders have approved the 2024 Plan. Because the 2024 Plan will only become effective at the Closing, the 2024 Plan name reflects the anticipated change of the name of the company to QXO, Inc. The 2024 Plan was approved by the Board on January 12, 2024 (a) subject to approval by Company stockholders and (b) subject to, and effective upon the occurrence of, the Closing. If the stockholders do not approve the 2024 Plan, the 2024 Plan will not become effective. The SilverSun Technologies, Inc. 2019 Equity and Incentive Plan (the “2019 Plan”) will be terminated at the Closing and no further awards will be granted by the Company under the 2019 Plan after the Closing, regardless of whether the 2024 Plan is approved by stockholders.

Purpose of the 2024 Plan

The purpose of the 2024 Plan is to promote the Company’s interests and those of Company stockholders by (a) enabling us to grant awards that attract and retain exceptional directors, officers, employees and consultants (including prospective directors, officers, employees and consultants), and (b) enabling such individuals to participate in, and motivating their efforts toward, the Company’s long-term growth and financial success.

Summary of the Material Terms of the 2024 Plan

The material terms of the 2024 Plan are summarized below. This summary does not contain all information about the 2024 Plan. This summary is qualified in its entirety by reference to, and should be read together with, the full text of the 2024 Plan, which is attached hereto as Annex E. The 2024 Plan Proposal is conditioned on the Investment Proposal and the Charter Proposals.

Types of Awards

The 2024 Plan provides for the grant of options intended to qualify as incentive stock options (“ISOs”) under Section 422 of the Code, nonqualified stock options (“NSOs”), stock appreciation rights (“SARs”), restricted share awards, restricted stock units (“RSUs”), performance awards, cash incentive awards, deferred share units and other equity-based and equity-related awards, as well as cash-based awards.

2024 Plan Administration

The 2024 Plan is administered by the Compensation Committee of the Company Board or such other committee the Company Board designates to administer the 2024 Plan (the “Committee”). Subject to the terms of the 2024 Plan and applicable law, the Committee has sole authority to administer the 2024 Plan, including, but not limited to, the authority to (a) designate plan participants, (b) determine the type or types of awards to be granted to a participant, (c) determine the number of shares of Common Stock to be covered by awards, (d) determine the terms and conditions of awards, (e) determine the vesting schedules of awards and, if certain performance criteria were required to be attained in order for an award to vest or be settled or paid, establish such performance criteria and certify whether, and to what extent, such performance criteria have been attained, (f) interpret, administer, reconcile any inconsistency in, correct any default in and/or supply any omission in, the 2024 Plan, (g) establish, amend, suspend or waive such rules and regulations and appoint such agents as it should deem appropriate for the proper administration of the 2024 Plan, (h) accelerate the vesting or exercisability of, payment for or lapse of restrictions on, awards, and (i) make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the 2024 Plan.

Shares Available For Awards

Subject to adjustment for changes in capitalization, the maximum aggregate number of shares of Common Stock that may be delivered pursuant to awards granted under the 2024 Plan shall be equal to 30,000,000 (the “Plan Share Limit”), of which 30,000,000 shares of Common Stock may be delivered pursuant to ISOs granted under the 2024 Plan (such amount, the “Plan ISO Limit”). The number of shares of Common Stock covered by the Plan Share Limit shall automatically increase on January 1 of each calendar year commencing with January 1, 2025 and on each January 1 thereafter until the 2024 Plan expiration date in an amount equal to three percent (3%) of the sum of (1) the number of shares of Common Stock outstanding as of December 31 of the preceding calendar year and (2) the number of shares of Common Stock into which the Convertible Preferred Stock outstanding on December 31 of the preceding calendar year are convertible. Notwithstanding the foregoing, the Company Board or the Committee may in its sole discretion act prior to the first day of any calendar year to provide that there shall be no increase in the Plan Share Limit for such calendar year or that the increase in the Plan Share Limit for such calendar year shall be a lesser number of shares of Common Stock than would otherwise occur pursuant to the preceding sentence. The following shares of Common Stock shall not be treated as delivered pursuant to Awards granted under the 2024 Plan for purposes of applying the Plan Share Limit: (a) shares subject to an award that is forfeited (or otherwise expires, terminates or is canceled without the delivery of all shares subject thereto), (b) shares issued or issuable upon exercise, vesting or settlement of an award that are surrendered to the Company in payment of the exercise price of an award (including any stock appreciation right) or any taxes required to be withheld in respect of an award, and (c) shares subject to an award that is settled in cash. In any calendar year, the total (i) grant date value of shares covered by awards granted under the 2024 Plan to any non-employee director in such year, plus (ii) the total cash compensation paid to such non-employee director during such calendar year, shall not exceed $1,000,000. The closing per share price of the Common Stock on the Nasdaq Stock Market on February 12, 2024 was $15.89.

If the 2024 Plan is approved by stockholders and becomes effective, then it is expected that the initial equity awards to be granted to Mr. Jacobs pursuant to the Jacobs Employment Agreement, consisting of time-based restricted stock units relating to 3,832,676 shares of Common Stock and performance-based restricted stock units relating to 7,117,828 shares of Common Stock at target, will be granted under the 2024 Plan and will therefore count against the Plan Share Limit. Please see “Jacobs Employment Agreement” beginning on page 60 for additional information regarding the initial equity awards to be granted to Mr. Jacobs.

Changes in Capitalization

In the event of any extraordinary dividend or other extraordinary distribution (whether in the form of cash, Common Stock, other securities or other property), recapitalization, rights offering, stock split, reverse stock split, split-up or spin-off, the Committee shall equitably adjust any or all of (a) the number of shares of Common Stock or other securities of the Company (or number and kind of other securities or property) with respect to which awards may be granted, including (i) the Plan Share Limit, and (ii) the Plan ISO Limit, and (b) the terms of any outstanding award, including (i) the number of shares of Common Stock or other securities of the Company (or number and kind of other securities or property) subject to outstanding awards or to which outstanding awards relate, (ii) the exercise price, if applicable, with respect to any award, and (iii) the performance goals applicable to any award; provided, however, that the Committee shall determine the method and manner in which to effect such equitable adjustment.

In the event that the Committee determines that any reorganization, merger, consolidation, combination, repurchase or exchange of shares of Common Stock or other securities of the Company, issuance of warrants or other rights to purchase shares of Common Stock or other securities of the Company, or other similar corporate transaction or event affects the shares of Common Stock (including any change of control) such that an adjustment is determined by the Committee in its discretion to be appropriate or desirable, then the Committee may (A) in such manner as it may deem appropriate or desirable, equitably adjust any or all of (1) the number of shares of Common Stock or other securities of the Company (or number and kind of other securities or property) with respect to which awards may be granted, including (i) the Plan Share Limit, and (ii) the Plan ISO Limit, and (2) the terms of any outstanding award, including (i) the number of shares of Common Stock or other securities of the Company (or number and kind of other securities or property) subject to outstanding awards or to which outstanding awards relate, (ii) the exercise price, if applicable, with respect to any award and (iii) the performance goals applicable to any award, (B) if deemed appropriate or desirable by the Committee, make provision for a cash payment to the holder of an outstanding award in consideration for the cancelation of such award, including, in the case of an outstanding ISO, NSO or SAR, a cash payment to the holder of such ISO, NSO or SAR in consideration for the cancelation of such ISO, NSO or SAR in an amount equal to the excess, if any, of the fair market value (as of a date specified by the Committee) of the shares of Common Stock subject to such ISO, NSO or SAR over the aggregate exercise price of such ISO, NSO or SAR, and (C) if deemed appropriate or desirable by the Committee, cancel and terminate any ISO, NSO or SAR having a per-share exercise price equal to, or in excess of, the fair market value of a share of Common Stock subject to such ISO, NSO or SAR without any payment or consideration therefor.

Substitute Awards

The Committee is permitted to grant awards in assumption of, or in substitution for, outstanding awards previously granted by us or any of the Company affiliates or a company that we acquired or with which we combined. Any shares issued by us through the assumption of or substitution for outstanding awards granted by a company that we acquired do not reduce the aggregate number of shares of Common Stock available for awards under the 2024 Plan, except that awards issued in substitution for ISOs will reduce the number of shares of Common Stock available for ISOs under the 2024 Plan.

Source of Shares

Any shares of Common Stock issued under the 2024 Plan consist, in whole or in part, of authorized and unissued shares or of treasury shares.

Eligible Participants

Any director, officer, employee or consultant (including any prospective director, officer, employee or consultant) of the Company or the Company’s affiliates following the Closing is eligible to participate in the 2024 Plan. As of February 12, 2024, there were 3 non-employee directors, 2 executive officers, approximately 196 employees, and approximately 133 consultants.

Stock Options

The Committee is permitted to grant both ISOs and NSOs under the 2024 Plan. The exercise price for stock options may not be less than the fair market value (as defined in the 2024 Plan) of the Common Stock on the grant date. The Committee may not reprice any stock option granted under the 2024 Plan without the approval of the Company stockholders. All stock options granted under the 2024 Plan are NSOs unless the applicable award agreement expressly stated that the stock option was intended to be an ISO. Subject to the provisions of the 2024 Plan and the applicable award agreement, the Committee determines, at or after the grant of a stock option, the vesting criteria, term, methods of exercise and any other terms and conditions of any stock option. Unless otherwise set forth in the applicable award agreement, each stock option expires upon the earlier of (i) the tenth anniversary of the date the stock option was granted and (ii) three months after the participant who was holding the stock option ceased to be a director, officer, employee or consultant for the Company or one of the Company’s affiliates. The exercise price is permitted to be paid with cash (or its equivalent) or, in the sole discretion of the Committee, with previously acquired shares of the Common Stock or through delivery of irrevocable instructions to a broker to sell the Common Stock otherwise deliverable upon the exercise of the stock option (provided that there was a public market for the Common Stock at such time), or, in the sole discretion of the Committee, a combination of any of the foregoing, provided that the combined value of all cash and cash equivalents and the fair market value of any such shares so tendered to us as of the date of such tender, together with any shares withheld by us in respect of taxes relating to a stock option, was at least equal to such aggregate exercise price.

Stock Appreciation Rights

The Committee is permitted to grant SARs under the 2024 Plan. The exercise price for SARs may not be less than the fair market value (as defined in the 2024 Plan) of the Common Stock on the grant date. The Committee may not reprice any SAR granted under the 2024 Plan without the approval of the Company stockholders. Upon exercise of a SAR, the holder receives cash, shares of the Common Stock, other securities, other awards, other property or a combination of any of the foregoing, as determined by the Committee, equal in value to the excess, if any, of the fair market value of a share of the Common Stock on the date of exercise of the SAR over the exercise price of the SAR. Subject to the provisions of the 2024 Plan (including the minimum vesting period described below) and the applicable award agreement, the Committee determines, at or after the grant of a SAR, the vesting criteria, term, methods of exercise, methods and form of settlement and any other terms and conditions of any SAR. Unless otherwise set forth in the applicable award agreement, each SAR expires upon the earlier of (a) the tenth anniversary of the date the SAR was granted and (b) three months after the participant who was holding the SAR ceased to be a director, officer, employee or consultant for the Company or one of its affiliates. Under certain circumstances, the Committee has the ability to substitute, without the consent of the affected participant, SARs for outstanding NSOs. No SAR granted under the 2024 Plan could be exercised more than 10 years after the date of grant.

Restricted Shares and Restricted Stock Units

Subject to the provisions of the 2024 Plan, the Committee is permitted to grant restricted shares and RSUs. Restricted shares and RSUs are not permitted to be sold, assigned, transferred, pledged or otherwise encumbered except as provided in the 2024 Plan or the applicable award agreement, except that the Committee may determine that restricted shares and RSUs are permitted to be transferred by the participant for no consideration. Restricted shares may be evidenced in such manner as the Committee determines.

An RSU is granted with respect to one share of the Common Stock or has a value equal to the fair market value of one such share. Upon the lapse of restrictions applicable to an RSU, the RSU may be paid in cash, shares of the Common Stock, other securities, other awards or other property, as determined by the Committee, or in accordance with the applicable award agreement. In connection with each grant of restricted shares, except as provided in the applicable award agreement, the holder is entitled to the rights of a stockholder (including the right to vote and receive dividends) in respect of such restricted shares. The Committee is permitted to, on such terms and conditions as it might determine, provide a participant who holds RSUs with dividend equivalents, payable in cash, shares of the Common Stock, other securities, other awards or other property.

Performance Awards

Subject to the provisions of the 2024 Plan, the Committee is permitted to grant awards under the 2024 Plan that are conditioned on the achievement of performance goals established by the Committee. In its discretion, the Committee sets performance goals that, depending on the extent to which they were met during a specified performance period, determine the number and/or value of performance units that are paid out to the participant. The Committee, in its sole discretion, is permitted to pay earned performance awards in the form of cash, shares of the Common Stock or any combination thereof that has an aggregate fair market value equal to the value of the earned performance units at the close of the applicable performance period. The determination of the Committee with respect to the form and timing of payout of performance units is set forth in the applicable award agreement. The Committee is permitted to, on such terms and conditions as it might determine, provide a participant who holds performance units with dividends or dividend equivalents, payable in cash, shares of the Common Stock, other securities, other awards or other property.

Cash Incentive Awards

Subject to the provisions of the 2024 Plan, the Committee is permitted to grant cash incentive awards to participants. In its discretion, the Committee determines the number of cash incentive awards to be awarded, the duration of the period in which, and any condition under which, the cash incentive awards vest or are forfeited, and any other terms and conditions applicable to the cash incentive awards. Subject to the provisions of the 2024 Plan, the holder of a cash incentive award may receive payment based on the number and value of the cash incentive award earned, which is determined by the Committee, in its discretion, based on the extent to which performance goals or other conditions applicable to the cash incentive award have been achieved.

Other Stock-Based Awards

Subject to the provisions of the 2024 Plan, the Committee is permitted to grant to participants other equity-based or equity-related compensation awards, including vested stock. The Committee is permitted to determine the amounts and terms and conditions of any such awards.

Clawbacks

The Company may claw back awards provided to eligible employees in accordance with any compensation recovery policy maintained by the Company.

Amendment and Termination of the 2024 Plan

Subject to any applicable law or government regulation and to the rules of the applicable national stock exchange or quotation system on which the shares of the Common Stock may be listed or quoted, the 2024 Plan may be amended, modified or terminated by the Company Board without the approval of the Company stockholders, except that stockholder approval is required for any amendment that (a) increases the maximum number of shares of the Common Stock available for awards under the 2024 Plan or increases the maximum number of shares of the Common Stock that could be delivered pursuant to ISOs granted under the 2024 Plan, (b) changes the class of employees or other individuals eligible to participate in the 2024 Plan, (c) amends or decreases the exercise price of any option or SAR, (d) cancels or exchanges any option or SAR at a time when its exercise price exceeds the fair market value of the underlying shares, (e) allows repricing of any option or SAR without stockholder approval, or (f) constitutes a material increase in the benefits to be provided to eligible employees within the meaning of the applicable exchange rules as of the date hereof. Under these provisions, stockholder approval is not required for all possible amendments that might increase the cost of the 2024 Plan. No modification, amendment, or termination of the 2024 Plan that materially and adversely impairs the rights of any participant is effective without the consent of the affected participant, unless otherwise provided by the Committee in the applicable award agreement.

The Committee is permitted to waive any conditions or rights under, amend any terms of, or alter, suspend, discontinue, cancel, or terminate any award previously granted under the 2024 Plan, prospectively or retroactively. However, unless otherwise provided by the Committee in the applicable award agreement or in the 2024 Plan, any such waiver, amendment, alteration, suspension, discontinuance, cancellation, or termination that materially and adversely impairs the rights of any participant to any award previously granted is not effective without the consent of the affected participant.

The Committee is authorized to make adjustments in the terms and conditions of awards in the event of any unusual or nonrecurring corporate event (including the occurrence of a change of control of the Company) affecting the Company, any of the Company’s affiliates or the financial statements of the Company or any of the Company’s affiliates, or of changes in applicable rules, rulings, regulations or other requirements of any governmental body or securities exchange, accounting principles or law whenever the Committee, in its discretion, determined that those adjustments were appropriate or desirable, including providing for the substitution or assumption of awards, accelerating the exercisability of, lapse of restrictions on, or termination of, awards or providing for a period of time for exercise prior to the occurrence of such event and, in its discretion, the Committee is permitted to provide for a cash payment, if any, to the holder of an award in consideration for the cancellation of such award.

Change of Control

The 2024 Plan provides that, unless otherwise provided in an award agreement, in the event of a change of control of the Company, awards will be assumed and replaced by awards of equivalent value in connection with the change of control and such assumed awards will have so-called “double trigger” vesting provisions, such that the awards will vest in full and become immediately exercisable upon qualifying terminations of employment during the two-year period following the change of control. However, in the event that awards are not replaced with awards of equivalent value the vesting of the awards will generally accelerate immediately prior to the change of control.

Unless otherwise provided pursuant to an award agreement, a change of control is defined to mean any of the following events, generally:

•        during any period, a change in the composition of a majority of the Company Board, as constituted on the first day of such period, that was not supported by a majority of the Post-Closing Company Board;

•        consummation of certain mergers or consolidations of the Company with any other corporation following which the Company stockholders hold 50% or less of the combined voting power of the surviving entity;

•        the stockholders approve a plan of complete liquidation or dissolution of the Company; or

•        an acquisition by any individual, entity or group of beneficial ownership of a percentage of the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors that was equal to or greater than 30%.

Although award agreements may provide for a different definition of change of control than is provided for in the 2024 Plan, except in the case of a transaction described in the third bullet above, any definition of change of control set forth in any award agreement must provide that a change of control will not occur until consummation or effectiveness of a change of control of the Company, rather than upon the announcement, commencement, stockholder approval or other potential occurrence of any event or transaction that, if completed, will result in a change of control of the Company.

Term of the 2024 Plan

The 2024 Plan is being implemented in connection with the Equity Investment and would be effective only upon, and subject to the occurrence of, the Closing. No award may be granted under the 2024 Plan after the tenth anniversary of such effective date.

New Plan Benefits

As of the date of this proxy statement, no awards have been granted under the 2024 Plan. All awards to be made under the 2024 Plan are subject to the future exercise of discretion by the Committee or its delegates, and accordingly are not presently determinable.

Certain U.S. Federal Income Tax Aspects of the 2024 Plan

The following summary describes the U.S. Federal income tax treatment associated with awards granted under the 2024 Plan. The summary is based on the law as in effect on the date of this filing, which is subject to change (possibly retroactively). The summary does not purport to cover federal employment tax or other federal tax consequences that may be associated with the 2024 Plan, nor does it discuss state, local and foreign tax consequences. The tax treatment of participants in the 2024 Plan may vary depending on each participant’s particular situation and may, therefore, be subject to special rules not discussed below. Participants are advised to consult with a tax advisor concerning the specific tax consequences of participating in the 2024 Plan.

Incentive Stock Options

Neither the grant nor the exercise of an ISO results in taxable income to the optionee for regular U.S. federal income tax purposes. However, an amount equal to (i) the per-share fair market value on the exercise date minus the exercise price at the time of grant multiplied by (ii) the number of shares with respect to which the ISO is being exercised will count as “alternative minimum taxable income” which, depending on the particular facts, could result in liability for the “alternative minimum tax” or AMT. If the optionee does not dispose of the shares issued pursuant to the exercise of an ISO until the later of the two-year anniversary of the date of grant of the ISO and the one-year anniversary of the date of the acquisition of those shares, then (a) upon a later sale or taxable exchange of the shares, any recognized gain or loss will be treated for tax purposes as a long term capital gain or loss and (b) the Company will not be permitted to take a deduction with respect to that ISO for federal income tax purposes.

If shares acquired upon the exercise of an ISO were disposed of prior to the expiration of the two-year and one-year holding periods described above (a “disqualifying disposition”), generally the optionee will realize ordinary income in the year of disposition in an amount equal to the lesser of (i) any excess of the fair market value of the shares at the time of exercise of the ISO over the amount paid for the shares or (ii) the excess of the amount realized on the disposition of the shares over the participant’s aggregate tax basis in the shares (generally, the exercise price). A deduction will generally be available to the Company equal to the amount of ordinary income recognized by the optionee. Any further gain realized by the optionee will be taxed as short-term or long-term capital gain and will not result in any deduction by us. A disqualifying disposition occurring in the same calendar year as the year of exercise will eliminate the alternative minimum tax effect of the ISO exercise.

Special rules may apply where all or a portion of the exercise price of an ISO is paid by tendering shares, or if the shares acquired upon exercise of an ISO are subject to substantial forfeiture restrictions. The foregoing summary of tax consequences associated with the exercise of an ISO and the disposition of shares acquired upon exercise of an ISO assumes that the ISO is exercised during employment or within three months following termination of employment. The exercise of an ISO more than three months following termination of employment will result in the tax consequences described below for NSOs, except that special rules apply in the case of disability or death. An individual’s stock options otherwise qualifying as ISOs will be treated for tax purposes as NSOs (and not as ISOs) to the extent that, in the aggregate, they first become exercisable in any calendar year for stock having a fair market value (determined as of the date of grant) in excess of $100,000.

Nonqualified Stock Options

An NSO (that is, a stock option that does not qualify as an ISO) results in no taxable income to the optionee or deduction to us at the time it is granted. An optionee exercising an NSO will, at that time, realize taxable compensation equal to (i) the per-share fair market value on the exercise date minus the exercise price at the time of grant multiplied by (ii) the number of shares with respect to which the stock option is being exercised. If the NSO was granted in connection with employment, this taxable income will also constitute “wages” subject to withholding and employment taxes. A corresponding deduction will generally be available to the Company. The foregoing summary assumes that the shares acquired upon exercise of an NSO option are not subject to a substantial risk of forfeiture.

Restricted Stock and RSUs

A restricted stock award results in no taxable income to the grantee or deduction to the Company at the time it is granted, unless the award agreement permitted the grantee to elect to realize ordinary income in the year the award is granted in an amount equal to the fair market value of the restricted stock awarded, determined without regard to the restrictions, and the grantee in fact made such election. If no such election has been made, when the restrictions lapse with regard to any installment of restricted stock, the grantee will recognize ordinary income in an amount equal to the fair market value of the shares with respect to which the restrictions lapse. A grantee will not recognize income at the time an award of RSUs is granted. The grantee will generally recognize ordinary income at the time the RSUs vest and are settled, in an amount equal to the cash paid or the fair market value of the shares delivered. If the award of restricted stock or RSUs was granted in connection with employment, this taxable income will also constitute “wages” subject to withholding and employment taxes. A corresponding deduction will generally be available to the Company.

Section 162(m)

In general, Section 162(m) of the Code currently provides that if, in any year, the compensation that is paid to any “covered employee” (as defined under Section 162(m)) exceeds $1,000,000 per person, any amounts that exceed the $1,000,000 threshold will not be deductible by the company for federal income tax purposes.

Section 409A

Section 409A of the Code imposes restrictions on nonqualified deferred compensation. Failure to satisfy these rules results in accelerated taxation, an additional tax to the holder in an amount equal to 20% of the deferred amount, and a possible interest charge. Stock options granted with an exercise price that is not less than the fair market value of the underlying shares on the date of grant will not give rise to “deferred compensation” for this purpose unless they involve additional deferral features. Stock options that are awarded under the 2024 Plan are intended to be eligible for this exception.

Equity Compensation Plan Information

The following table sets forth information as of December 31, 2023 with respect to compensation plans (including individual compensation arrangements) under which the Common Stock is authorized for issuance, aggregated as follows:

	All compensation plans previously approved by security holders; and All compensation plans not previously approved by security holders
Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance
	(a)	(b)	(c)
Equity compensation plans approved by security holders	0	$—	1,056,670
Equity compensation plans not approved by security holders.	—	$—	—
Total	0	$—	1,056,670

Relationship to Other Proposals

Consummation of the proposed Transactions is conditioned on the approval of the Investment Proposal, each of the Charter Proposals and the 2024 Plan Proposal at the Special Meeting. The 2024 Plan Proposal is not conditioned on the approval of any other Proposal set forth in this proxy statement.

Vote Required for Approval

Assuming a quorum is present, the affirmative vote of holders of a majority of the votes properly cast on this Proposal at the Special Meeting is required to approve the 2024 Plan.

THE COMPANY BOARD RECOMMENDS THE STOCKHOLDERS VOTE “FOR” THIS PROPOSAL 9.

PROPOSAL 10:
THE ADJOURNMENT PROPOSAL

General

The Company is asking its stockholders to approve the adjournment of the Special Meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes to adopt the Investment Proposal, the Charter Proposals and the 2024 Plan Proposal at the time of the Special Meeting. The Adjournment Proposal is in addition to, and not in lieu of, the authority of the chair of the meeting to adjourn the meeting without a vote of stockholders in appropriate circumstances.

Purpose of Adjournment

In this Proposal, the Company is asking its stockholders to authorize the holder of any proxy solicited by the Company Board to vote in favor of adjourning or postponing the Special Meeting to another time or place for the purpose of soliciting additional proxies. If the stockholders approve this Proposal 10, the Company could adjourn the Special Meeting and use the additional time to solicit additional proxies, including from stockholders who have previously voted.

Relationship to Other Proposals

The Adjournment Proposal is not conditioned on the approval of any other Proposal set forth in this proxy statement. The Transactions are not conditioned on Company stockholders approving the Adjournment Proposal.

Vote Required for Approval

The affirmative vote of holders of a majority of the votes properly cast on the Proposal at the Special Meeting, whether or not a quorum is present, is required to approve Proposal 10.

THE COMPANY BOARD RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THIS PROPOSAL 10 to adjourn or postpone the special meeting, if necessary or appropriate, to solicit additional proxies.

Other Matters to Come Before the Special Meeting

The business transacted at a Special Meeting is limited to the purposes stated in the notice of the meeting. Accordingly, no other items of business may be properly brought before the Special Meeting. If, however, any other matters properly come before the meeting, the persons named in the proxy will vote the shares represented thereby in accordance with the judgment of management on any such matter.

Important

To ensure the representation of the Company’s stockholders and a quorum for the transaction of business at the Special Meeting, including consideration of the adoption of the Investment Agreement, each Company stockholder is urged to please complete, sign, date and return the enclosed proxy card promptly or otherwise vote by using the toll-free number or visiting the website listed on the proxy card if eligible to do so.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND
EXECUTIVE OFFICERS AND DIRECTORS OF THE COMPANY

The following table sets forth certain information regarding the beneficial ownership of the Common Stock as of February 12, 2024, by: (a) each stockholder who is known to us to own beneficially 5% or more of the outstanding shares of Common Stock; (b) each director of the Company; (c) each executive officer of the Company, and (d) all executive officers and directors of the Company as a group. Except as otherwise indicated, all persons listed below have (i) sole voting power and investment power with respect to their shares of Common Stock, except to the extent that authority is shared by spouses under applicable law, and (ii) record and beneficial ownership with respect to their shares of Common Stock.

For purposes of this table, a person or group of persons is deemed to have “beneficial ownership” of any shares of Common Stock that such person has the right to acquire within 60 days of February 12, 2024. For purposes of computing the percentage of outstanding shares of Common Stock held by each person or group of persons named above, any shares that such person or persons has the right to acquire within 60 days of February 12, 2024 is deemed to be outstanding, but is not deemed to be outstanding for the purpose of computing the percentage ownership of any other person. The inclusion herein of any shares listed as beneficially owned does not constitute an admission of beneficial ownership. Unless otherwise identified, the address of the Company’s directors and officers is c/o SilverSun Technologies, Inc. at 120 Eagle Rock Ave, East Hanover, NJ 07936.

Name and Address of Beneficial Owner	Pre-Transactions Common Stock
	Number of Shares		Percentage of Outstanding Shares(1)
Directors and Executive Officers:
Mark Meller	2,006,534	(2)	37.75%
Officers and Directors as a Group	2,008,034		37.78%

5% Stockholders
None other than as listed above

____________

*        Less than one percent.

(1)      Based on 5,315,581 shares of Common Stock outstanding as of February 12, 2024.

(2)      Includes 800,000 shares owned by Sharieve Meller Family Trust, Sharieve is Mr. Meller’s wife. Mr. Meller disclaims beneficial ownership of these shares. Also includes 800,000 shares owned by the Mark M. Meller Family Trust. Mr. Meller beneficially owns 406,534 shares.

STOCKHOLDER PROPOSALS

In order to be considered for inclusion in the proxy materials for the Company’s next annual meeting of stockholders, stockholder proposals submitted to the Company in compliance with SEC Rule 14a-8 (which concerns stockholder proposals that are requested to be included in a company’s proxy statement) must be received on or before July 30, 2024; provided, however, that if the date of such annual meeting is more than 30 days before or after December 19, 2024 (the one-year anniversary date of the annual meeting of stockholders held in 2023), then the deadline is a reasonable time before the Company begins to print and send its proxy materials in connection with such annual meeting.

Under the Company’s current bylaws, notice of any stockholder proposal to be submitted outside of the Rule 14a-8 process for consideration at the next annual meeting of stockholders must be received by October 13, 2024; provided, however, that if the date such annual meeting is more than 30 days before or after December 19, 2024, then the deadline is a reasonable time before the Company begins to print and send its proxy materials in connection with such annual meeting. Under the Amended and Restated Bylaws, which will be the Company’s bylaws following the Closing, if it occurs, Company stockholders who wish to submit a proposal that is not intended to be included in the Company’s annual meeting proxy statement but to be presented for consideration at the 2024 annual meeting of stockholders, or who propose to nominate a candidate for election as a director at the 2024 annual meeting of stockholders, will be required to provide written notice of such proposal no earlier than August 21, 2024 and no later than September 20, 2024, unless we change the date of the 2024 annual meeting by more than 30 days before or more than 60 days after December 19, 2024, the anniversary date of the 2023 annual meeting of stockholders, in which case notice must be delivered not earlier than the 120th day prior to the date of such annual meeting and not later than the 90th day prior to the date of such annual meeting or, if the first public announcement of the date of such annual meeting is less than 100 days prior to the date of such annual meeting, the 10th day following the day on which public announcement of the date of such meeting is first made by the Company. Under the Amended and Restated Bylaws, if a Company stockholder’s written notice is not received between the dates specified above and does not satisfy the additional informational requirements set forth in the Amended and Restated Bylaws, the notice will not be considered properly submitted and will not be acted upon at the 2024 annual meeting of stockholders.

In addition to satisfying the foregoing requirements, to comply with the universal proxy rules, Company stockholders who intend to solicit proxies in support of director nominees other than the Company’s nominees, must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than sixty 60 days before the first anniversary of the date of the 2023 annual meeting of stockholders. If the date of the Company’s 2024 annual meeting is changed by more than thirty 30 days from the first anniversary of the date of the 2023 annual meeting of stockholders, then notice must be provided by the later of 60 days prior to the date of the annual meeting or within 10 days of the Company’s first public announcement of the date of the 2024 annual meeting. This deadline under Rule 14a-19 does not supersede or replace any of the timing requirements for advance notice under the Amended and Restated Bylaws. The supplemental notice and information required under Rule 14a-19 is in addition to the advance notice requirements of the Amended and Restated Bylaws and does not extend the deadline specified in the Amended and Restated Bylaws.

Any stockholder who wishes to submit a proposal or an above-referenced notice of solicitation of proxies should submit such proposal by certified mail, return receipt requested. Notices should be directed to: SilverSun Technologies, Inc., 120 Eagle Rock Ave., East Hanover, NJ 07936, Attention: Chief Financial Officer.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

The Company files reports, proxy statements and other information with the SEC as required by the Exchange Act. You can read the Company’s SEC filings, including this proxy statement, over the Internet at the SEC’s website at http://www.sec.gov or the Company’s website at http://ir.silversuntech.com. The Company’s website and the information contained on, or that can be accessed through, the website is not deemed to be incorporated by reference in, and is not considered part of, this proxy statement. If you would like additional copies of this proxy statement or if you have questions about the Equity Investment or the other Transactions or the proposals to be presented at the Special Meeting, you should contact the Company by telephone or in writing:

SilverSun Technologies, Inc.
120 Eagle Rock Avenue
East Hanover, NJ 07936
www.silversuntech.com
(973) 396-1720

Incorporation by Reference

The SEC’s rules allow us to “incorporate by reference” information into this proxy statement, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this proxy statement, and subsequent information that we file with the SEC will automatically update and supersede that information. Any statement contained in a previously filed document incorporated by reference will be deemed to be modified or superseded for purposes of this proxy statement to the extent that a statement contained in this proxy statement modifies or replaces that statement.

We incorporate by reference the documents listed below, and any future filings made by us with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, which we refer to as the “Exchange Act” in this proxy statement, between the date of this proxy statement and the termination of the offering of the securities described in this proxy statement (other than, in each case, those documents, or the portions of those documents or exhibits thereto, deemed to be furnished and not filed in accordance with SEC rules). These documents contain important information about the Company and its financial performance.

This proxy statement incorporates by reference the documents set forth below that have previously been filed with the SEC:

•        Our Annual Report on Form 10-K for the year ended December 31, 2022, filed on February 28, 2023.

•        Our Quarterly Report on Form 10-Q for the quarter ended September 30, 2023, filed on November 14, 2023.

•        Our Proxy Statement for the 2023 annual meeting, filed on November 27, 2023.

•        Our Current Reports on Form 8-K, filed on March 15, 2023, July 12, 2023, August 11, 2023, September 8, 2023, October 16, 2023, November 15, 2023, December 4, 2023, and December 19, 2023.

Information furnished under Item 2.02 or Item 7.01 of any Current Report on Form 8-K, including related exhibits, is not and will not be incorporated by reference into this proxy statement, unless expressly stated otherwise therein.

All reports and other documents we subsequently file pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, including all such documents we may file with the SEC after the date of this proxy statement and prior to the date of the Special Meeting, but excluding any information furnished to, rather than filed with, the SEC, will also be incorporated by reference into this proxy statement and deemed to be part of this proxy statement from the date of the filing of such reports and documents.

You may request a free copy of any of the documents incorporated by reference in this proxy statement (other than exhibits, unless they are specifically incorporated by reference in the documents) by writing or telephoning us at the following address:

SilverSun Technologies, Inc.
120 Eagle Rock Ave
East Hanover, NJ 07936
(973) 396-1720

Exhibits to the filings will not be sent, however, unless those exhibits have specifically been incorporated by reference in this proxy statement/and any accompanying supplement.

If you would like to request documents, please do so by no later than five business days before the date of the Special Meeting.

*                *                *

THIS PROXY STATEMENT DOES NOT CONSTITUTE THE SOLICITATION OF A PROXY IN ANY JURISDICTION TO OR FROM ANY PERSON TO WHOM OR FROM WHOM IT IS UNLAWFUL TO MAKE SUCH PROXY SOLICITATION IN THAT JURISDICTION. THE COMPANY HAS NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT FROM WHAT IS CONTAINED IN THIS PROXY STATEMENT. THIS PROXY STATEMENT IS DATED FEBRUARY 13, 2024. YOU SHOULD NOT ASSUME THAT THE INFORMATION CONTAINED IN THIS PROXY STATEMENT IS ACCURATE AS OF ANY DATE OTHER THAN THAT DATE (OR AN EARLIER DATE IF SO INDICATED IN THIS PROXY STATEMENT), AND THE MAILING OF THIS PROXY STATEMENT TO STOCKHOLDERS DOES NOT CREATE ANY IMPLICATION TO THE CONTRARY.

Annex A

INVESTMENT AGREEMENT

among

JACOBS PRIVATE EQUITY II, LLC,

THE OTHER INVESTORS PARTY HERETO

and

SILVERSUN TECHNOLOGIES, INC.

Dated as of December 3, 2023

Annex A-i

SCHEDULE I	Investors

EXHIBIT A	Form of Convertible Perpetual Preferred Stock Certificate of Designation
EXHIBIT B	Form of Warrant Certificate
EXHIBIT C	Summary of Principal Registration Rights Provisions
EXHIBIT D	Form of the Fifth Amended and Restated Certificate of Incorporation of SilverSun Technologies, Inc.
EXHIBIT E	Reserved
EXHIBIT F	Form of Voting and Support Agreement
EXHIBIT G	Form of Stockholders Agreement
EXHIBIT H	Reserved
EXHIBIT I	Form of Separation and Distribution Agreement
EXHIBIT J	Form of Tax Matters Agreement
EXHIBIT K	Form of Employee Matters Agreement
EXHIBIT L	Form of Meller Letter Agreement

Annex A-ii

GLOSSARY

Term	Section
A&R Bylaws	Recitals
Adverse Recommendation Change	4.02(b)
Affiliate	8.03(a)
Agreement	Preamble
Allocation	5.11(c)
Alternative Acquisition Agreement	4.02(b)
Anti-Corruption Laws	8.03(b)
Anti-Money Laundering Laws	8.03(c)
ATM	3.01(aa)
Balance Sheet Date	3.01(k)(i)
business day	8.03(d)
CARES Act	8.03(e)
Cash Dividend	Recitals
CEO	5.13(c)
Certificate of Designation	3.01(dd)
Change Notice	4.02(b)
Closing	2.01
Closing Date	2.01
Code	8.03(f)
Company	Preamble
Company Benefit Plan	3.01(o)(i)
Company Common Stock	Recitals
Company Employee	8.03(g)
Company Equity Plan	8.03(h)
Company Financial Advisor	3.01(bb)
Company Intellectual Property	3.01(s)(i)
Company Letter	3.01
Company Organizational Documents	3.01(b)
Company Owned Intellectual Property	3.01(s)(iii)
Company Permits	3.01(u)(i)
Company Preferred Stock	8.03(i)
Company Real Property	3.01(t)
Company Real Property Leases	3.01(t)(ii)
Company Registered IP	3.01(s)(i)
Company Stock Option	8.03(j)
Company Transaction Expenses	5.04(a)(i)
Company Transaction Expenses Certificate	5.04(a)(ii)
Contract	8.03(k)
COVID-19	8.03(l)
Deferred Closing Date	2.01
DGCL	1.01
Distribution	Recitals
Distribution Date	Recitals
Effect	8.03(x)
Employee Matters Agreement	Recitals
Environmental Laws	8.03(m)
Equity Investment	1.01
ERISA	3.01(o)(i)
ERISA Affiliate	8.03(n)

Annex A-iii

Term	Section
Exchange Act	3.01(c)
Ex-Im Laws	8.03(o)
Fifth A&R Certificate of Incorporation	Recitals
Filed SEC Documents	3.01
FLSA	3.01(p)(ii)
Form 10	8.03(p)
GAAP	3.01(j)(i)(B)
Governmental Authorizations	3.01(c)
Governmental Entity	3.01(c)
Hazardous Substances	8.03(q)
HSR Act	3.01(c)
HSR Filing	3.01(c)
Intellectual Property	8.03(r)
Intervening Event	4.02(b)
Investor	Preamble
Investor Closing Election	2.01
Investors	Preamble
IT Assets	3.01(s)(viii)
Jacobs Employment Agreement	6.02(j)
knowledge	8.03(s)
Law	8.03(t)
Legal Actions	8.03(u)
Legal Restraints	6.01(c)
Liability	8.03(v)
Lien	8.03(w)
Listing Application	5.07
Material Adverse Effect	8.03(x)
Material Contract	3.01(n)(i)
Meller Employment Agreement	8.03(y)
Meller Letter Agreement	Recitals
Nasdaq	8.03(z)
Nondisclosure Agreement	4.02(a)
Orders	8.03(aa)
OTC Listing Application	5.07
Outside Date	7.01(b)(i)
Permits	3.01(r)(ii)
Permitted Acquisitions	4.01(f)
Permitted Liens	8.03(bb)
person	8.03(cc)
Post-Closing Spin-Off Period	Recitals
Preferred Stock	Recitals
Principal Investor	Preamble
Principal Investor Appointee	5.06(a)
Principal Investor Group	5.13(c)
Proxy Statement	3.01(c)
Purchase Price	2.02
Record Date	Recitals
Registration Rights Agreement	Recitals
Releasee	1.02(b)
Releasees	1.02(b)

Annex A-iv

Term	Section
Representatives	8.03(dd)
Reverse Split	8.03(ee)
Rhodium Merger Agreement	3.01(ii)
S-3 Registration Statement	3.01(i)(vii)
Sanctioned Person	8.03(ff)
Sanctions	8.03(gg)
SEC	3.01(c)
Securities	Recitals
Securities Act	Recitals
Separation	Recitals
Separation Agreement	Recitals
Software	8.03(hh)
SpinCo	Recitals
SpinCo Common Stock	Recitals
Spin-Off	Recitals
Stockholder Approvals	3.01(gg)
Stockholder Litigation	5.11(a)
Stockholders	Recitals
Stockholders Meeting	5.01(c)
Subsidiary	8.03(ii)
Superior Proposal	4.02(a)
Takeover Proposal	4.02(a)
Tax	8.03(jj)
Tax Matters Agreement	Recitals
Tax Return	8.03(kk)
Taxing Authority	8.03(ll)
Termination Fee	5.04(b)
Transition Services Agreement	5.14
Voting and Support Agreement	Recitals
WARN Act	3.01(p)(iii)
Warrants	Recitals

Annex A-v

INVESTMENT AGREEMENT dated as of December 3, 2023 (this “Agreement”), by and among JACOBS PRIVATE EQUITY II, LLC, a Delaware limited liability company (the “Principal Investor”), each of the other Investors listed on Schedule I hereto (including by joinder pursuant to Section 8.08) (including the Principal Investor, each an “Investor,” and together, the “Investors”) and SilverSun Technologies, Inc., a Delaware corporation (the “Company”).

WHEREAS, each Investor wishes to purchase, and the Company wishes to sell to each Investor, (a) that number of shares of the Company’s convertible perpetual preferred stock having the terms set forth in Exhibit A to this Agreement (the “Preferred Stock”) set forth opposite such Investor’s name in Schedule I to this Agreement, and (b) warrants in the form of Exhibit B to this Agreement (the “Warrants”) representing the right to purchase the number of shares of the Company’s common stock, par value $0.00001 per share (the “Company Common Stock”), set forth opposite such Investor’s name in Schedule I to this Agreement, in each case for the price and upon the terms and conditions set forth in this Agreement (the Preferred Stock and the Warrants, collectively, the “Securities”);

WHEREAS, the Company and the Investors are executing and delivering this Agreement in reliance upon the exemption from securities registration afforded by the Securities Act of 1933, as amended, and the rules promulgated by the SEC thereunder (collectively, the “Securities Act”), including Section 4(a)(2) of the Securities Act;

WHEREAS, concurrently with the Closing, the parties hereto will execute and deliver the registration rights agreement (the “Registration Rights Agreement”) containing the terms set forth in Exhibit C to this Agreement, pursuant to which the Company will agree to provide certain registration rights under the Securities Act with respect to the Securities and the securities issuable upon conversion or exercise thereof;

WHEREAS, the parties hereto desire that, prior to the Closing, for the Company to amend and restate its (a) certificate of incorporation to be in the form set forth on Exhibit D to this Agreement or as otherwise directed by the Principal Investor in writing prior to the mailing of the Proxy Statement (the “Fifth A&R Certificate of Incorporation”), and (b) bylaws to be in the form directed by the Principal Investor in writing prior to the Closing (the “A&R Bylaws”);

WHEREAS, the Company intends to separate (the “Separation”) its business application, technology and consulting businesses (including the business of providing business management applications and technologies and professional consulting services, and its cyber defense products and security services business) into SilverSun Technologies Holdings, Inc., a Nevada corporation and direct wholly owned subsidiary of the Company (“SpinCo”) and, seven (7) days following the Record Date (such seven (7)-day period, the “Post-Closing Spin-Off Period”), distribute (the “Distribution” and the date of such distribution, the “Distribution Date”) all of the issued and outstanding shares of common stock of SpinCo (such common stock, the “SpinCo Common Stock”) to each stockholder of the Company as of the close of business on the date that is one (1) day prior to the Closing Date (the “Record Date,” and the Separation and the Distribution, the “Spin-Off” ), pursuant to that certain Separation and Distribution Agreement, by and between the Company and SpinCo, in the form attached hereto as Exhibit I (the “Separation Agreement”);

WHEREAS, in connection with the Spin-Off, the Company intends to enter into a Tax Matters Agreement, by and between the Company and SpinCo, in the form attached hereto as Exhibit J (the “Tax Matters Agreement”);

WHEREAS, in connection with the Spin-Off, the Company intends to enter into an Employee Matters Agreement, by and between the Company and SpinCo, in the form attached hereto as Exhibit K (the “Employee Matters Agreement”);

WHEREAS, in connection with declaring the Distribution, the Company shall declare a cash dividend, in an amount per share of Company Common Stock equal to $2,500,000 divided by the number of shares of Company Common Stock issued and outstanding as of the Record Date, to the Company’s stockholders of record as of the Record Date (the “Cash Dividend”), to be funded by proceeds to be received by the Company from the Equity Investment and to be paid on the Distribution Date;

WHEREAS, the Board of Directors of the Company has unanimously (a) approved, adopted and declared advisable this Agreement and the transactions contemplated by this Agreement, including the Equity Investment, Fifth A&R Certificate of Incorporation, A&R Bylaws, the Spin-Off and the Cash Dividend, (b) declared that it is in the best interests of the Company and the stockholders of the Company that the Company enter into this Agreement and consummate the Equity Investment, Fifth A&R Certificate of Incorporation, A&R Bylaws, the Spin-Off and the Cash Dividend, on the terms and subject to the conditions set forth in this Agreement, and (c) recommended to the stockholders of the Company that they vote in favor of the approval of (i) the Equity Investment and all of the other

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transactions contemplated by this Agreement, (ii) the Fifth A&R Certificate of Incorporation (including the Reverse Split contemplated by the Fifth A&R Certificate of Incorporation) and (iii) any equity incentive plan proposed by the Principal Investor prior to the mailing of the definitive Proxy Statement;

WHEREAS, concurrently with the execution and delivery of this Agreement and as a condition to the Investors’ willingness to enter into this Agreement, certain stockholders of the Company are entering into a voting and support agreement with the Principal Investor in the form attached hereto as Exhibit F (the “Voting and Support Agreement”), pursuant to which, among other things, such stockholders will agree to vote all of their shares of Company Common Stock vote in favor of the approval of (a) the Equity Investment and all of the other transactions contemplated by this Agreement, (b) the Fifth A&R Certificate of Incorporation (including the Reverse Split contemplated by the Fifth A&R Certificate of Incorporation) and (c) any equity incentive plan proposed by the Principal Investor pursuant to this Agreement;

WHEREAS, concurrently with the execution and delivery of this Agreement and as a condition to the Investors’ willingness to enter into this Agreement, the Company and Mark Meller entered into a letter agreement in the form attached hereto as Exhibit L (the “Meller Letter Agreement”) pursuant to which, among other things, the Meller Employment Agreement will automatically be terminated effective immediately prior to the Closing; and

WHEREAS, at the Closing, the Investors will enter into a stockholders agreement in the form attached hereto as Exhibit G (the “Stockholders Agreement”).

NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth herein, the parties hereto agree as follows:

ARTICLE I
THE EQUITY INVESTMENT

SECTION 1.01. Purchase. Upon the terms and subject to the conditions set forth in this Agreement, and in accordance with the General Corporation Law of the State of Delaware (the “DGCL”), at the Closing, the Company shall issue and sell to each Investor, and each of the Investors, severally and not jointly (subject to Section 2.04), shall purchase from the Company, the shares of Preferred Stock and the Warrants in the respective amounts set forth opposite such Investor’s name on Schedule I hereto (such sale, issuance and purchase, the “Equity Investment”).

SECTION 1.02. Principal Investor. (a) The Principal Investor hereby is appointed, authorized and empowered to act on behalf of each of the other Investors, during the period from and including the date of this Agreement through and including the Closing, in connection with and to facilitate this Agreement, the Equity Investment and the other transactions contemplated by this Agreement, and in connection with the activities to be performed on behalf of the Investors under this Agreement, for the purposes and with the powers and authority hereinafter set forth in this Section 1.02, which shall include the power and authority:

(i) to agree to such amendments or modifications hereto as the Principal Investor, in its sole discretion, may deem necessary or desirable (other than any amendment or modification increasing the purchase obligation of any other Investor with respect to the Equity Investment or modifying in any material respect the terms of the Securities as contemplated hereby, or adversely affecting the terms of this Agreement as they apply to another Investor in a manner disproportionate to the effect on the Investors generally), and each Investor hereby agrees to any such amendment or modification;

(ii) to execute and deliver such waivers and consents in connection with this Agreement, the Equity Investment and the other transactions contemplated by this Agreement as the Principal Investor, in its sole discretion, may deem necessary or desirable, and each Investor hereby agrees to any such waiver or consent (subject to the parenthetical in Section 1.02(a)(i));

(iii) to make, execute, acknowledge and deliver, on behalf of itself and the other Investors, all such other agreements, and, in general, to do any and all things and to take any and all actions that the Principal Investor, in its sole discretion, may consider necessary, proper or convenient in connection with this Agreement, the Equity Investment and the other transactions contemplated by this Agreement (subject to the parenthetical in Section 1.02(a)(i));

Annex A-2

(iv) to communicate to, and receive communications from, the Company on behalf of the Investors; and

(v) to take such other actions as may be expressly provided in this Agreement.

(b) Each Investor, on behalf of itself and its Affiliates, releases and forever discharges the Principal Investor and its Affiliates and each of their respective officers, directors, agents, employees, attorneys, predecessors, successors and assigns (individually, a “Releasee” and collectively, “Releasees”) from any and all claims, demands, proceedings, causes of action, orders, obligations, debts and Liabilities whatsoever, whether known or unknown, both at law and in equity, which such Investor or its Affiliates has or may hereafter have against any of the Releasees, arising out of or relating to any action or failure to act of the Principal Investor (in its capacity as such) in connection with this Agreement, the Equity Investment and the other transactions contemplated by this Agreement.

(c) Except as otherwise expressly set forth in Section 2.04, the obligations of each Investor under this Agreement are several and not joint with the obligations of any other Investor, and no Investor shall be responsible for the performance of the obligations of any other Investor under this Agreement.

ARTICLE II
THE CLOSING

SECTION 2.01. Closing. The closing of the Equity Investment (the “Closing”) will take place (subject to Section 2.04) at 10:00 a.m., New York time, on the fifth (5th) business day after satisfaction or (to the extent permitted by Law) waiver of the conditions set forth in Article VI (other than those that by their nature are to be satisfied or waived at the Closing, it being understood that the occurrence of the Closing shall remain subject to the satisfaction or waiver of such conditions at Closing), at the offices of Wachtell, Lipton, Rosen & Katz (or through electronic exchange of documents and signatures), unless another time, date or place is agreed to in writing by the Company and the Principal Investor; provided that:

(a) at the Principal Investor’s written election (the “Investor Closing Election”) delivered to the Company no later than three (3) business days prior to the date on which the Closing would have otherwise occurred, the Closing shall be delayed (on one or more occasions) and shall take place on a date to be specified in writing by the Principal Investor in the Investor Closing Election (in its sole discretion and which Investor Closing Election may be delivered more than one time) but in no case shall such date be later than twelve (12) months after the date hereof (the “Deferred Closing Date”), so long as the conditions set forth in Article VI are satisfied or (to the extent permitted by Law) waived as of the Deferred Closing Date; it being understood, that if the conditions set forth in Article VI are not satisfied or waived as of the Deferred Closing Date, the Closing may occur thereafter if such conditions become satisfied or waived in accordance with this Section 2.01; and

(b) if the Deferred Closing Date shall be more than seven (7) months after the date hereof, then, for each additional month that the Principal Investor elects to extend the Closing, the Principal Investor shall pay to the Company, on the first day of each additional month, starting with the first day of the eighth (8th) month, the following fees:

(i) month eight (8): $40,000;

(ii) month nine (9): $40,000;

(iii) month ten (10): $50,000;

(iv) month eleven (11): $50,000; and

(v) month twelve (12): $50,000.

(c) The date on which the Closing actually occurs is referred to in this Agreement as the “Closing Date.”

SECTION 2.02. Issuance of and Payment for Securities. Upon the terms and subject to the conditions set forth in this Agreement, at the Closing, (a) the Company shall issue and sell to each Investor, free and clear of any and all Liens (except for transfer restrictions imposed by applicable securities Laws), the shares of Preferred Stock and Warrants

Annex A-3

set forth opposite the name of such Investor on Schedule I hereto, which is referred to as the Equity Investment, and (b) each Investor shall pay to the Company, in respect of the shares of Preferred Stock and Warrants set forth opposite the name of such Investor on Schedule I hereto, such Investor’s applicable purchase price for such shares of Preferred Stock and Warrants as set forth on Schedule I hereto (the aggregate of such amounts, the “Purchase Price”).

SECTION 2.03. Actions to be Taken prior to or at the Closing.

(a) At least two days prior to the Closing, the Company shall file with the Secretary of State of the State of Delaware the Fifth A&R Certificate of Incorporation and have the Fifth A&R Certificate of Incorporation become effective in accordance with the laws of the State of Delaware as of 11:59 p.m., New York Time, on the date that is two (2) days prior to the Closing.

(b) To effect the purchase and sale of Securities as set forth in Section 2.02 and the other transactions contemplated by this Agreement, upon the terms and subject to the conditions set forth in this Agreement, at the Closing:

(i) The Company shall issue and deliver to each Investor a certificate or certificates, registered in such names as the applicable Investor may designate in writing to the Company (through the Principal Investor) no less than three (3) business days prior to the Closing, representing the shares of Preferred Stock and the Warrants to be issued and delivered to such Investor as set forth in Schedule I hereto, against payment in full of such Investor’s applicable portion of the Purchase Price as set forth on Schedule I hereto.

(ii) Each Investor shall cause a wire transfer in same day funds to an account of the Company, which account shall be designated in writing by the Company to the Principal Investor no less than three (3) business days prior to the Closing, in an amount equal to such Investor’s applicable portion of the Purchase Price as set forth in Schedule I hereto.

(iii) The Board of Directors of the Company shall be reconstituted as provided in Section 5.06, and such reconstituted Board of Directors of the Company shall appoint Bradley S. Jacobs as the Chairman of the Board of Directors of the Company and as Chief Executive Officer of the Company.

(iv) Each of the Company and the Investors shall take all such other actions required hereby to be performed and deliver all other documents, certificates and other items required to be delivered on its part, prior to or on the Closing Date, including delivering the documents and satisfying the conditions set forth in Article VI. All such documents and instruments delivered to any party pursuant hereto shall be in form and substance, and shall be executed in a manner, reasonably satisfactory to such party and its counsel.

SECTION 2.04. Defaulting Investor. Notwithstanding anything to the contrary (but subject to the satisfaction or (to the extent permitted by Law) waiver of the conditions to Closing set forth in this Agreement), in the event that any Investor (other than the Principal Investor) shall breach its obligation to pay to the Company at the Closing its applicable portion of the Purchase Price in accordance with Section 2.03, the Principal Investor shall, at its election, either purchase from the Company or assign to another Person the rights and obligations to purchase from the Company the shares of Preferred Stock and the Warrants otherwise allocable to such defaulting Investor in accordance with this Agreement, and the Company shall issue and deliver such shares of Preferred Stock and Warrants according to such election. In the event that the Principal Investor shall become obligated to purchase shares of Preferred Stock and Warrants otherwise allocable to a defaulting Investor in accordance with the foregoing sentence, then the Principal Investor shall have the right, in its sole discretion, upon written notice to the Company, to delay the Closing for a period of up to five (5) business days. This Section 2.04 shall be without prejudice to any rights or remedies that the Principal Investor may have against the defaulting Investor in respect of such breach.

SECTION 2.05. Potential Acquisitions and Contributions. The parties hereto acknowledge and agree that, without limiting the obligations of the Company under Section 5.09, the Principal Investor may consummate an acquisition of a business or businesses prior to the Closing, and at (or substantially contemporaneously with) the Closing, at the sole election of the Principal Investor, the Principal Investor may contribute such business or businesses to the Company and the Company shall cooperate with the Principal Investor to effectuate any such contribution. As part of such contribution, the Company shall issue to the Principal Investor, and as directed by the Principal Investor, shares of Preferred Stock and Warrants with a value equal to the amount paid by the Principal Investor to purchase

Annex A-4

the business or businesses contributed by the Principal Investor, based on the same per share/per Warrant price as set forth in this Agreement, and in such case (and notwithstanding anything in this Agreement to the contrary) the portion of the Purchase Price otherwise payable by the Principal Investor to the Company shall be reduced by the amount the Principal Investor paid for the contributed business or businesses. For the avoidance of doubt, such contributed business or businesses would remain with the Company following the consummation of the Spin-Off.

ARTICLE III
REPRESENTATIONS AND WARRANTIES

SECTION 3.01. Representations and Warranties of the Company. Except as (i) set forth in the corresponding sections of the disclosure letter delivered by the Company to the Principal Investor on the date of this Agreement (the “Company Letter”), it being agreed that disclosure of any item in any section of the Company Letter (whether or not an explicit cross reference appears) shall be deemed to be disclosure with respect to any other section to which the relevance of such item is reasonably apparent on its face or (ii) disclosed in any report, schedule, form, statement or other document filed with, or furnished to, the SEC and publicly available at least two (2) business days prior to the date hereof (the “Filed SEC Documents”) to the extent the relevance of such item is reasonably apparent on its face (excluding all disclosures contained under the headings “Risk Factors,” “Disclosure Regarding Forward Looking Statements” or “Quantitative and Qualitative Disclosures about Market Risk” or in any other sections to the extent such disclosures are prospective or forward-looking statements or cautionary, predictive or forward-looking in nature) (provided, that nothing disclosed in the Filed SEC Documents shall be deemed to be a qualification of, or modification to, the representations and warranties set forth in Section 3.01(a), Section 3.01(b), Section 3.01(c), Section 3.01(d), Section 3.01(e), Section 3.01(f)(i), Section 3.01(g), Section 3.01(h), Section 3.01(l), Section 3.01(bb), Section 3.01(cc), Section 3.01(dd), Section 3.01(ee) and Section 3.01(hh)), the Company represents and warrants to each Investor as follows:

(a) Organization and Power. The Company and each of its Subsidiaries is duly organized, validly existing and in good standing under the Laws of its jurisdiction of organization. The Company and each of its Subsidiaries has the requisite corporate power and authority to own, lease and operate its assets and properties and to carry on its business as now conducted, except where the failure to have such requisite power or authority has not had and would not reasonably be expected to have a Material Adverse Effect. The Company and each of its Subsidiaries is duly qualified to do business as a foreign corporation, limited liability company or other legal entity and is in good standing in each jurisdiction where such qualification is necessary, except where the failure to be so qualified or in good standing has not had and would not reasonably be expected to have a Material Adverse Effect.

(b) Organizational Documents of the Company. The Company has made available to the Principal Investor true and complete copies of the certificate of incorporation and bylaws of the Company as in effect on the date of this Agreement (together with any and all amendments thereto) (collectively, the “Company Organizational Documents”). The Company is not in breach of the Company Organizational Documents in any material respect.

(c) Governmental Authorizations. No consent, approval, order or authorization of, or registration, declaration or filing with, or notice to, any federal, state or local, domestic or foreign, government or any court, administrative agency or commission or other governmental, quasi-governmental or regulatory authority or agency, domestic or foreign (a “Governmental Entity”), is required by or with respect to the Company or any of its Subsidiaries in connection with the execution and delivery of this Agreement by the Company, the consummation by the Company of the Equity Investment and the other transactions contemplated by this Agreement or the compliance by the Company with the provisions of this Agreement (the “Governmental Authorizations”), except for (i) the filing of a notification and report form by the Company (the “HSR Filing”) under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”), and the termination or expiration of the applicable waiting period thereunder, (ii) the filing with the United States Securities and Exchange Commission (the “SEC”) of a proxy statement relating to the Stockholder Approvals (as amended or supplemented from time to time, the “Proxy Statement”) and such reports under the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (collectively, the “Exchange Act”), as may be required in connection with this Agreement and the Equity Investment and the other transactions contemplated by this Agreement, (iii) the filing with the SEC of the Form 10, (iv) the filing of the Fifth A&R Certificate of Incorporation and the Certificate of Designation with the Secretary of State

Annex A-5

of the State of Delaware, (v) any filings required under the rules and regulations of the Nasdaq and (vi) such other consents, approvals, orders, authorizations, registrations, declarations, filings and notices the failure of which to be obtained or made, individually or in the aggregate, have not had and not reasonably be expected to have a Material Adverse Effect.

(d) Corporate Authorization. The Company has all necessary corporate power and authority to enter into this Agreement and, subject to the receipt of the Stockholder Approvals, to consummate the Equity Investment, the Cash Dividend and the other transactions contemplated by this Agreement. The Board of Directors of the Company has unanimously (i) approved and declared advisable this Agreement, the Fifth A&R Certificate of Incorporation, the A&R Bylaws, the Equity Investment, the Cash Dividend and the other transactions contemplated by this Agreement, (ii) declared that it is in the best interests of the stockholders of the Company that the Company enter into this Agreement and to consummate the Equity Investment, the Cash Dividend and the other transactions contemplated by this Agreement, on the terms and subject to the conditions set forth in this Agreement, and (iii) recommended to the stockholders of the Company that they vote in favor of the approval of (A) the Equity Investment and all of the other transactions contemplated by this Agreement, (B) the Fifth A&R Certificate of Incorporation (including the Reverse Split contemplated by the Fifth A&R Certificate of Incorporation) and (C) any equity incentive plan proposed by the Principal Investor pursuant to this Agreement prior to the mailing of the definitive Proxy Statement. This Agreement has been duly and validly executed and delivered by the Company and constitutes a legal, valid and binding agreement of the Company enforceable against the Company in accordance with its terms (except as such enforceability may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other similar laws of general applicability relating to or affecting creditor’s rights, and to general equitable principles). The Stockholder Approvals are the only votes of the holders of any class or series of capital stock of the Company required to approve and adopt this Agreement, the Fifth A&R Certificate of Incorporation (including the Reverse Split contemplated by the Fifth A&R Certificate of Incorporation), the A&R Bylaws, the Equity Investment and the other transactions contemplated by this Agreement. Prior to the execution of the Voting and Support Agreement, the Board of Directors of the Company approved the Voting and Support Agreement and the transactions contemplated by the Voting and Support Agreement. Prior to the Closing, the Board of Directors of the Company will approve the Stockholders Agreement and the transactions contemplated by the Stockholders Agreement.

(e) Non-Contravention.

(i) Subject to obtaining the Stockholder Approvals, the receipt of the consents, approval, authorizations and other requirements set forth in Section 3.01(c), and except as set forth on Section 3.01(e) of the Company Letter, the execution, delivery and performance of this Agreement by the Company and the consummation and implementation of the Equity Investment and the other transactions contemplated by this Agreement, including the Spin-Off, do not and will not (A) contravene or conflict with, or result in any violation or breach of, any provision of (1) the Company Organizational Documents or (2) the comparable organizational or governing documents of any of the Subsidiaries of the Company, (B) contravene or conflict with, or result in any material violation or breach of, any Permit or Law applicable to Company or its Subsidiaries or by which any assets of the Company or its Subsidiaries are bound, assuming that all Governmental Authorizations described in Section 3.01(c) have been obtained or made, (C) result in any violation, termination, acceleration of any material obligation, cancellation or breach of, or constitute a default (with or without notice or lapse of time or both) or require any notice or consent under, any Material Contracts or Company Real Property Lease to which the Company or any of its Subsidiaries is a party or by which any assets of the Company or its Subsidiaries are bound or (D) result in the creation of any Liens (other than Permitted Liens) upon any of the assets of the Company or its Subsidiaries, except, in the case of clauses (B), (C) and (D), as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. None of the Company nor any of its Subsidiaries has received any written notice from any Governmental Entity regarding any actual, alleged, possible or potential violation by, or failure of the Company or any of its Subsidiaries to comply with any Permit or Law.

Annex A-6

(ii) There is no Contract to which the Company or any of its subsidiaries is a party that purports to have a material effect (or could be construed to affect) on the Company Intellectual Property following consummation of the Equity Investment and the other transactions contemplated by this Agreement.

(f) Capitalization.

(i) As of the date of this Agreement, the Company’s authorized capital stock consists solely of (A) 75,000,000 shares of Company Common Stock, and (B) 1,000,000 shares of Company Preferred Stock. As of the close of business on the date of this Agreement, (1) 5,256,177 shares of Company Common Stock were issued and outstanding, (2) no shares of Company Preferred Stock were issued and outstanding (3) Company Stock Options to purchase 86,790 shares of Company Common Stock at a weighted average per share exercise price of $6.53 were outstanding, (4) Company Stock Options to purchase 71,630 shares of Company Common Stock at a per share exercise price of $5.90 were outstanding, and (5) 675,000 shares of Company Common Stock were reserved for issuance under the Company Equity Plan.

(ii) Except as set forth in Section 3.01(f)(i), (A) there are no other outstanding shares of capital stock or any other securities or equity interests of the Company (subject to any exercise of Company Stock Options set forth in Section 3.01(f)(i) after the date of this Agreement each in accordance with their terms) and (B) there are no outstanding subscriptions, options, warrants, calls, convertible securities, rights of first refusal, preemptive rights, or other similar rights, agreements or commitments (other than this Agreement) relating to the issuance or acquisition of capital stock or any other securities or equity interests to which any of the Company or its Subsidiaries is a party obligating the Company or its Subsidiaries to (1) issue, transfer or sell any shares of capital stock or other securities or equity interests of any of the Company or its Subsidiaries or securities convertible into or exchangeable for such shares, securities or equity interests, (2) grant, extend or enter into any such subscription, option, warrant, call, convertible securities or other similar right, agreement or arrangement, (3) redeem, repurchase or otherwise acquire any such shares of capital stock or other securities or equity interests, or (4) provide an amount of funds to, or make any investment (in the form of a loan, capital contribution or otherwise) in the Company or any of its Subsidiaries or any other person.

(iii) All outstanding shares of Company Common Stock have been duly authorized and are validly issued, fully paid and non-assessable and are not subject to any pre-emptive rights, and all shares of Preferred Stock and Company Common Stock that will be issued to the Investors pursuant to this Agreement (including pursuant to the Warrants) have been duly authorized and, when issued in accordance with the terms of this Agreement, will be validly issued, fully paid and non-assessable and not subject to any pre-emptive rights. All outstanding shares of Company Common Stock and Company Stock Options were offered, sold and issued in compliance in all material respects with applicable securities Laws and were not issued in violation in any material respect of (A) the Company Organizational Documents applicable to the Company or (B) any Contract.

(iv) Each outstanding share of capital stock or other equity interests of each Subsidiary of the Company is duly authorized, validly issued, fully paid and non-assessable, in each case, to the extent such concepts are applicable to such capital stock or other equity interests, and not subject to any pre-emptive rights.

(v) There are no outstanding contractual obligations of the Company or any of its Subsidiaries to repurchase, redeem or otherwise acquire any capital stock of the Company, including shares of Company Common Stock, or capital stock of any Subsidiary of the Company.

(vi) There are no voting trusts, proxies or similar agreements, arrangements or commitments to which the Company or its Subsidiaries is a party with respect to the voting of any shares of capital stock or any other equity interests of any of the Company or its Subsidiaries. There are no bonds, debentures, notes or other instruments of indebtedness of the Company or its Subsidiaries that entitle the holder of such instruments of indebtedness to vote together with stockholders of the Company on any matters with respect to the Company or its Subsidiaries.

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(vii) Section 3.01(f)(vii) of the Company Letter sets forth a true, complete and correct list of all persons who, as of the date of this Agreement, hold Company Stock Options, indicating, with respect to each such holder, the number of shares of Company Common Stock subject to such option, the exercise price of each Company Stock Option, the date of grant, the vesting schedule and the expiration date.

(g) Subsidiaries.

(i) Section 3.01(g)(i) of the Company Letter sets forth a complete and accurate list of each Subsidiary of the Company. The Company has made available to the Principal Investor the organizational documents of each Subsidiary of the Company.

(ii) Each of the Subsidiaries of the Company is wholly owned by the Company, directly or indirectly, free and clear of any Liens (other than restrictions on transfer arising under applicable securities laws). The Company does not own, directly or indirectly, any capital stock or other equity securities of, or any other securities convertible or exchangeable into or exercisable for capital stock or other equity securities of, any person other than the Subsidiaries of the Company. The Company has not agreed to, is not obligated to make, and is not bound by any Contract under which it may become obligated to make, any future investment in or capital contribution to, any person.

(h) Business Operations. Except as set forth on Section 3.01(h) or Section 3.01(n) of the Company Letter, the Company (i) has not owned and does not own any assets or property (other than equity interests of its wholly-owned Subsidiaries), (ii) has not had and does not have any employees, (iii) except for this Agreement, is not and has not been a party to, and does not have and, following the Spin-Off, will not have, any obligations under, any Contracts, (iv) has not conducted and does not conduct any business (other than the ownership of equity interests of its Subsidiaries) and (v) except: (A) for Taxes accrued and not yet payable, (B) for obligations under the Company Organizational Documents applicable to the Company, and (C) as contemplated by this Agreement, does not have any indebtedness for borrowed money or material Liabilities.

(i) SEC Filings.

(i) The Company has filed with or furnished to the SEC (subject to extensions pursuant to Exchange Act Rule 12b-25) each report, statement, schedule, form, certification or other document (including exhibits and all other information incorporated in such documents) or filing required by applicable Law to be filed with or furnished by the Company to the SEC in a timely manner, except for the filings listed in Section 3.01(i) of the Company Letter. The Company has delivered to the Principal Investor accurate and complete copies of all reports, statements (including registration and proxy statements), schedules, forms, certifications or other documents (including exhibits and all other information incorporated in such documents) filed by the Company with the SEC since December 31, 2018, other than such documents that can be obtained on the SEC’s website at www.sec.gov. No Subsidiary of the Company is required to file or furnish any report, statement, schedule, form, registration statement, proxy statement, certification or other document with, or make any other filing with, or furnish any other material to, the SEC.

(ii) As of its filing date (or, if amended, supplemented, modified or superseded by a filing prior to the date of this Agreement, on the date of such filing), each Filed SEC Document complied, and each such report, statement, schedule, form, certification or other document or filing required by applicable Law to be filed with or furnished by the Company to the SEC that was filed subsequent to the date of this Agreement and prior to the Closing Date will comply in all material respects with the applicable requirements of the Securities Act, the Exchange Act and the rules and regulations of the SEC promulgated that are applicable to each such Filed SEC Document.

(iii) As of its filing date (or, if amended, supplemented, modified or superseded by another filing prior to the date of this Agreement, on the date of such filing), each Filed SEC Document (not including any Filed SEC Document filed with the SEC as an exhibit to an SEC filing) filed on or prior to the date of this Agreement did not, and each such report, statement, schedule, form, certification or other document or filing required by applicable Law to be filed with or furnished by the Company to the SEC that was filed subsequent to the date of this Agreement and prior

Annex A-8

to the Closing Date will not, contain any untrue statement of a material fact or omit to state any material fact required to be stated in such Filed SEC Document or necessary in order to make the statements made in such Filed SEC Document, in the light of the circumstances under which they were made, not misleading. Each Filed SEC Document that is a registration statement, as amended or supplemented, if applicable, filed pursuant to the Securities Act, as of the date such registration statement, amendment or supplement became effective, did not contain any untrue statement of a material fact or omit to state any material fact required to be stated in such Filed SEC Document or necessary to make the statements in such Filed SEC Document not misleading.

(iv) As of the date of this Agreement, there are no outstanding or unresolved comments in, any comment letters received by the Company from the SEC with respect to the Filed SEC Documents and to the Company’s knowledge, none of the Filed SEC Documents has been the subject of any review of, or is the subject of any ongoing review by, the SEC.

(v) Neither the Company nor any of its Subsidiaries is a party to, or has any commitment to become a party to, any joint venture, off balance sheet partnership or any similar Contract (including any Contract or arrangement relating to any transaction or relationship between or among the Company and its Subsidiaries, on the one hand, and any unconsolidated Affiliate, including any structured finance, special purpose or limited purpose entity or person, on the other hand).

(vi)  With respect to each annual report on Form 10-K and each quarterly report on Form 10-Q (and any amendments to such Form 10-K or 10-Q) included in the Filed SEC Documents, the principal executive officer and principal financial officer of the Company have made all certifications required by Rules 13a-14 and 15d-14 under the Exchange Act and 18 U.S. Code Section 1350, and (A) the statements contained in any such certifications were complete and correct and (B) such certifications complied with the applicable provisions thereof in each case, in all material respects as of their respective dates. As of the date of this Agreement, the Company has not received written notice from the SEC challenging or questioning the accuracy, completeness, form or manner of filing of such certifications made with respect to the Filed SEC Documents filed prior to the date of this Agreement. The Company is in compliance in all material respects with all current listing and corporate governance requirements of Nasdaq. The Company has not received any correspondence from any officials or staff of Nasdaq relating to the delisting or maintenance of listing of the Company Common Stock on Nasdaq.

(vii) The Company meets the requirements for use of Form S-3 under the Securities Act and has prepared and filed with the SEC a Registration Statement on Form S-3 (File No. 333-249238) that has been declared effective by the SEC for the offering and sale of securities of the Company (the “S-3 Registration Statement”) and there has been no issuance by the SEC of any stop order suspending the effectiveness of such S-3 Registration Statement. The S-3 Registration Statement meets the requirements set forth in Rule 415(a)(1)(x). The Company has met the transaction requirements with respect to the aggregate market value of securities being sold pursuant to such S-3 Registration Statement and during the twelve (12) months prior to an offering pursuant to such S-3 Registration Statement, as set forth in General Instruction I.B.6 of Form S-3.

(j) Financial Statements; Internal Controls Over Financial Reporting.

(i) The audited consolidated financial statements and unaudited consolidated interim financial statements of the Company and its consolidated Subsidiaries included in the Filed SEC Documents:

(A) complied in all material respects with applicable accounting requirements and the rules and regulations of the SEC;

(B) were prepared in accordance with U.S. generally accepted accounting principles as in effect from time to time (“GAAP”) applied on a consistent basis (except as may be indicated in the notes to those financial statements); and

(C) fairly presented in all material respects the consolidated financial position of the Company and its Subsidiaries as of the dates of such financial statements and their consolidated results of operations and cash flows for the periods then ended (subject, in

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the case of any unaudited interim financial statements, to normal, not material year-end adjustments and the absence of notes). The Company maintains and since January 1, 2018, has maintained, disclosure controls and procedures required by Rule 13a-15 or Rule 15d-15 under the Exchange Act. Such disclosure controls and procedures are reasonably designed to ensure that all material information relating to the Company and its Subsidiaries is made known to the Company’s principal executive officer and its principal financial officer by others within the Company and its Subsidiaries, to allow timely decisions regarding required disclosure, and such disclosure controls and procedures are effective as of September 30, 2023. The Company maintains “internal control over financial reporting” (as defined in Rules 13a-15(f) and 15d-15(f) under the Exchange Act) reasonably sufficient to provide reasonable assurance (1) regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP, (2) that receipts and expenditures are executed only in accordance with the authorization of management and the Board of Directors of the Company, and (3) regarding prevention or timely detection of the unauthorized acquisition, use or disposition of the Company’s properties or assets that could have a material effect on the financial statements. The Company has disclosed to the Company’s auditors and the audit committee of the Board of Directors of the Company and made available to the Principal Investor prior to the date of this Agreement any record with respect to (x) all significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the Company’s or any of its Subsidiaries’ ability to record, process, summarize and report financial information in any material respect and (y) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal control over financial reporting, in each case, if any, since January 1, 2018. From January 1, 2018, until the date of this Agreement, to the knowledge of the Company, neither the Company nor any of its Subsidiaries has received any written complaint, allegation, assertion or claim regarding the accounting or auditing practices, procedures, methodologies or methods of the Company or its Subsidiaries or their respective internal accounting controls.

(ii) To the knowledge of the Company, the Company’s independent registered accounting firm has, since January 1, 2018 been: (A) a registered public accounting firm (as defined in Section 2(a)(12) of the Sarbanes-Oxley Act); (B) “independent” with respect to the Company within the meaning of Regulation S-X under the Exchange Act; and (C) in compliance with subsections (g) through (l) of Section 10A of the Exchange Act and the rules and regulations promulgated by the SEC and the Public Company Accounting Oversight Board under the Exchange Act.

(iii) There have been no investigations regarding financial reporting or accounting policies and practices discussed with, reviewed by or initiated at the direction of the chief executive officer, chief financial officer, principal accounting officer, general counsel or similar officer of the Company, the Board of Directors of the Company or any committee of the Board of Directors of the Company, other than ordinary course audits or reviews of accounting policies and practices or internal controls over financial reporting required by the Sarbanes-Oxley Act.

(iv) Each director and executive officer of the Company has filed with the SEC on a timely basis all statements required by Section 16(a) of the Exchange Act and the rules and regulations promulgated under the Exchange Act. The Company has not taken any action prohibited by Section 402 of the Sarbanes-Oxley Act.

(k) Undisclosed Liabilities. Except as set forth in Section 3.01(k) of the Company Letter, there are no Liabilities of the Company or any of its Subsidiaries, whether or not such Liabilities are required to be recorded or reflected on a balance sheet prepared in accordance with GAAP, other than:

(i) Liabilities reflected or reserved against in the consolidated balance sheet of the Company and its consolidated Subsidiaries as of June 30, 2023 (the “Balance Sheet Date”) or the related footnotes set forth in the Filed SEC Documents;

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(ii) Liabilities incurred since the Balance Sheet Date in the ordinary course of business consistent with past practice (none of which is a Liability for tort, breach of contract or environmental Liability);

(iii) Liabilities incurred in connection with the Equity Investment and the other transactions contemplated by this Agreement or as expressly required by this Agreement; and

(iv) Liabilities that would not reasonably be expected to be, individually or in the aggregate, material to the Company and its Subsidiaries.

(l) Absence of Certain Changes. Since December 31, 2022 to the date of this Agreement, (i) the business of the Company and each of its Subsidiaries has been conducted, in all material respects, in the ordinary course of business consistent with past practice, (ii) there has not been any Material Adverse Effect and (iii) there has not been, and there has not occurred, any event, condition, action or effect that, if taken after the date of this Agreement, would constitute a breach of Section 4.01.

(m) Litigation. Except as set forth in Section 3.01(m) of the Company Letter, (i) there are no and, in the last five (5) years there have not been any, Legal Actions pending or, to the knowledge of the Company, threatened against the Company or any of its Subsidiaries or any of its or their assets or properties that have been or would reasonably be expected to be, individually or in the aggregate, material to the Company and its Subsidiaries and (ii) there are no Orders outstanding against the Company or any of its Subsidiaries or any of its or their assets or properties that have been or would reasonably be expected to be, individually or in the aggregate, material to the Company or its Subsidiaries.

(n) Material Contracts.

(i) Section 3.01(n)(i) of the Company Letter sets forth a list of each of the following Contracts to which, as of the date of this Agreement, the Company or its Subsidiaries is a party or to which its assets are subject (each, a “Material Contract”):

(A) each “material contract” (as described in Item 601(b)(10) of Regulation S-K of the SEC as determined as of the date of this Agreement, other than those agreements and arrangements described in Item 601(b)(10)(iii)) with respect to the Company;

(B) each Contract (1) that includes obligations not to (or that otherwise restricts or limits the ability of the Company or its Subsidiaries or affiliates to) compete or engage in any line of business or geographic area or (2) that includes obligations that restrict the ability of the Company or its Subsidiaries or affiliates to conduct business in any geographic area;

(C) each Contract (other than any Company Benefit Plan) providing for or resulting in payments by the Company or any of its Subsidiaries that exceeded $100,000 in the calendar year ended December 31, 2022, or that is reasonably likely to require, during the remaining term of such Contract, annual payments by the Company or any of its Subsidiaries that exceed $100,000;

(D) all Contracts granting to any person an option or a first refusal, first offer or similar preferential right to purchase or acquire any material assets of the Company or its Subsidiaries;

(E) all Contracts (1) for the granting or receiving of a license, sublicense, covenant not to sue or similar right with respect to Company Intellectual Property material to the business of the Company and its Subsidiaries (2) under which any person is obligated to pay or has the right to receive a royalty, license fee, franchise fee or similar payment in which it is reasonably expected to pay or receive a royalty, license fee, franchise fee or similar payment in excess of $100,000, or (3) that materially restricts the Company’s or its Subsidiaries’ right to use or exploit any Company Owned Intellectual Property, in each case of clause (1) and clause (2), other than agreements with employees, non-exclusive licenses granted to the Company’s or its Subsidiaries’ customers, and non-exclusive licenses to commercially available, off-the-shelf Software or information technology services that have been granted on standardized, generally available terms;

Annex A-11

(F) all partnership, joint venture or other similar agreements or arrangements;

(G) any agreement with any director, officer or stockholder of the Company or any Subsidiary;

(H) any agreement relating to indebtedness for borrowed money or the deferred purchase price of any asset or property (in either case, whether incurred, assumed, guaranteed or secured by any asset), except any such agreement with an aggregate outstanding principal amount not exceeding $100,000;

(I) any agreement for the disposition or acquisition by the Company or any of its Subsidiaries, with material obligations of the Company or its Subsidiaries (other than confidentiality obligations) remaining to be performed or Liabilities of the Company or its Subsidiaries continuing after the date of this Agreement, of any business or any assets other than in the ordinary course of business consistent with past practice;

(J) any agreement restricting or limiting the payment of dividends or the making of distributions to stockholders, including intercompany dividends or distributions other than such restrictions or limitations that are required by applicable Law; and

(K) all agreements with any Governmental Entity.

(ii) Intentionally Omitted.

(iii) A true and complete copy of each Material Contract (including any related amendments) entered into prior to the date of this Agreement has been filed as an exhibit (by reference or otherwise) to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022 filed with the SEC on February 28, 2023 disclosed by the Company in a subsequent Filed SEC Document or made available to the Principal Investor prior to the date of this Agreement. Each Material Contract is a valid and binding agreement of the Company or its applicable Subsidiary, except where the failure to be valid and binding has not had and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. Except as has not been and would not be material to the Company or its Subsidiaries, (A) neither the Company or such Subsidiary nor, to the knowledge of the Company, any other party, is in breach of or default under any such Material Contract, (B) as of the date of this Agreement, there are no material disputes with respect to any such Material Contract and (C) as of the date of this Agreement, no party under any Material Contract has given written notice of its intent to terminate or otherwise seek a material amendment to such Material Contract.

(o) Benefit Plans.

(i) Section 3.01(o)(i) of the Company Letter lists all material Company Benefit Plans. For purposes of this Agreement a “Company Benefit Plan” is, whether or not written, (A) any “employee benefit plan” within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), (B) any compensation, stock purchase, stock option, equity or equity-based compensation, retention, severance, employment, individual consulting, change-of-control, transaction bonus, bonus, incentive, deferred compensation and other employee benefit plan, agreement, arrangement, program or policy, whether or not subject to ERISA, (C) any plan, agreement, program or policy providing vacation benefits, medical, dental, vision or prescription benefits, disability or sick leave benefits, life insurance, employee assistance program, supplemental unemployment benefits and post-employment or retirement benefits (including compensation or pension benefits), in each case (1) under which any current or former director, manager, officer, employee or individual independent contractor of the Company or any of its Subsidiaries has any right to benefits and for which the Company or any of its Subsidiaries has any Liability or (2) which are maintained, sponsored or contributed to by the Company or any of its Subsidiaries or to which the Company or any of its Subsidiaries makes or is required to make contributions or with respect to which the Company or any of its Subsidiaries has any material Liability.

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(ii) With respect to each material Company Benefit Plan, if applicable, the Company has made available to the Principal Investor prior to the date of this Agreement true and complete copies of (A) such Company Benefit Plan, including the current plan document and any amendments thereto and for any unwritten plan, a summary of the material terms, (B) the most recent summary plan description, (C) the most recent annual report on Form 5500 (including all schedules), (D) if the Company Benefit Plan is intended to qualify under Section 401(a) of the Code, the most recent determination or opinion letter received from the IRS, and (E) all material non-routine correspondence with respect to any Company Benefit Plan with a Governmental Entity within the last three (3) years.

(iii) Neither the Company nor any of its Subsidiaries maintains, sponsors, or contributes to (or is required to sponsor, maintain, or contribute to), or has within the preceding six (6) years maintained, sponsored or contributed to, or has any Liability, including on account of an ERISA Affiliate, under or with respect to, (A) any “defined benefit plan” (as defined in Section 3(35) of ERISA) that is subject to Section 412 or Section 430 of the Code or Title IV of ERISA, (B) any “multiemployer plan” (as defined in Section 3(37) of ERISA and 4001(a)(3) of ERISA), (C) any “multiple employer plan” (within the meaning of Section 210 of ERISA or Section 413(c) of the Code) or that is or has been subject to Section 4063 or 4064 of ERISA, or (D) any “multiple employer welfare arrangement” (as defined in Section 3(40)(A) of ERISA). Neither Company nor any of its Subsidiaries has any Liability as a result of any time being considered a single employer with any other person under Section 414 of the Code. No Company Benefit Plan is a voluntary employee benefit association under Section 501(c)(9) of the Code. Neither the Company nor any of its Subsidiaries has engaged in any transaction described in sections 4069 or 4212(c) of ERISA or to which Section 4204 of ERISA applied.

(iv) Each Company Benefit Plan is in compliance in all material respects with all applicable requirements of ERISA, the Code and other applicable Laws and has been administered in all material respects in accordance with its terms and such Laws. With respect to each Company Benefit Plan that is intended to qualify under Section 401(a) of the Code, (A) such Company Benefit Plan has received a favorable determination or opinion letter has been issued by the IRS with respect to such qualification, (B) its related trust has been determined to be exempt from taxation under Section 501(a) of the Code and (C) to the knowledge of the Company, no event has occurred since the date of such qualification or exemption that would reasonably be expected to adversely affect such qualification or exemption. All contributions, premiums and expenses to or in respect of each Company Benefit Plan have been paid in full or, to the extent not yet due, have been accrued on the applicable financial statements of the Company in accordance with GAAP. Neither the Company nor any trustee, administrator or other third-party fiduciary and/or party in interest has engaged in any breach of fiduciary responsibility or any prohibited transaction to which Section 406 or ERISA or Section 4975 of the Code applies and which would subject, or impose an indemnification obligation on, the Company or any of its Subsidiaries with respect to the Tax or penalty on prohibited transactions imposed by Section 4975 of the Code or Section 406 of ERISA.

(v) Neither the Company nor any of its Subsidiaries has any Liability with respect to, and no Company Benefit Plan provides, retiree or post-employment health, medical, life insurance or death benefits to current or former employees or other individual service providers of the Company or any of its Subsidiaries beyond their retirement or other termination of service, other than coverage mandated by COBRA or Section 4980B of the Code, or any similar state group health plan continuation Law, the premium cost of which is fully paid by such current or former employees or other individual service providers or their dependents. No Company Benefit Plan is maintained (or governed by the Laws) outside of the United States or provides benefits to any service provider who is based or provides substantial services (in whole or in part) outside of the United States.

(vi) Neither the execution and delivery of this Agreement nor the consummation of the Equity Investment and the other transactions contemplated by this Agreement could (either alone or in combination with another event) (A) result in any payment from the Company or any of its Subsidiaries becoming due, or increase the amount of any compensation due, to any current or former employee, director, manager or individual independent contractor of the Company or any of its Subsidiaries, (B) increase any benefits otherwise payable under any Company Benefit Plan,

Annex A-13

(C) result in the acceleration of the time of payment, vesting of any compensation or benefits or forgiveness of indebtedness with respect to any current or former employee, director, manager or individual independent contractor of the Company or any of its Subsidiaries, (D) result in any funding, through a grantor trust or otherwise, of any compensation or benefits to any current or former employee, director, manager or individual independent contractor of the Company or any of its Subsidiaries under any Company Benefit Plan or (E) result in any breach or violation of or default under or limit the Company’s right to amend, modify or terminate any Company Benefit Plan.

(vii) Neither the execution and delivery of this Agreement nor the consummation of the Equity Investment and the other transactions contemplated by this Agreement could (either alone or in combination with another event) cause any amount to fail to be deductible by reason of Section 280G of the Code or be characterized as an “excess parachute payment” (as such term is defined in Section 280G(b)(1) of the Code).

(viii) Each Company Benefit Plan that constitutes in any part a “nonqualified deferred compensation” (as defined in Section 409A(d)(1) of the Code) has been operated and maintained, in form and operation, in all respects in accordance with Section 409A of the Code and applicable guidance of the Department of the Treasury and the Internal Revenue Service, and no amount under any such Company Benefit Plan has been, is or is reasonably expected to be subject to any Tax set forth under Section 409A(a)(1)(B) of the Code. No person is entitled to any gross-up, make-whole or other additional payment from the Company or any of its Subsidiaries in respect of any Tax (including taxes imposed under Section 4999 or 409A of the Code).

(ix) Since January 1, 2018, there have been no pending, or, to the knowledge of the Company, threatened, material claims, investigations, audits or litigation against or involving any Company Benefit Plan, other than ordinary claims for benefits by participants and beneficiaries.

(x) Each Company Benefit Plan can be terminated at any time for any or no reason by the Company or any of its Subsidiaries without any past, present or future Liability or obligation to the Company or any of its Subsidiaries (other than solely administrative expenses related to such termination). No consents, approvals or other actions of any third party (other than solely administrative processes) are required to effect the actions contemplated by the Separation Agreement with respect to the Company Benefit Plans.

(p) Labor Relations.

(i) Since January 1, 2018, (A) no employee of the Company or any of its Subsidiaries is or has been represented by a union and, to the knowledge of the Company, no union organizing efforts are currently being, or have been, conducted, (B) neither the Company nor any of its Subsidiaries is or has been a party to, or is currently negotiating any entry into, any collective bargaining agreement or other labor Contract, and (C) there have been no actual or, to the knowledge of the Company, threatened strike, picket, work stoppage, work slowdown or other organized labor dispute in respect of the Company or its Subsidiaries.

(ii) The Company and each of its Subsidiaries is, and has been since January 1, 2018, in compliance in all material respects with all Laws regarding labor, employment and employment practices, including but not limited to all Laws relating to: (A) the hiring, promotion, assignment and termination of employees (including but not limited to timing and usage of employment applications, drug testing and pre-employment testing); (B) discrimination; (C) harassment; (D) retaliation; (E) equal employment opportunities; (F) disability; (G) labor relations; (H) wages and hours; (I) the Fair Labor Standards Act of 1938 and applicable state and local wage and hour Laws (the “FLSA”); (J) hours of work; (K) payment of wages (including but not limited to the timing of payments, recordkeeping and reporting of wages to employees); (L) immigration; (M) workers’ compensation; (N) employee benefits; (O) background and credit checks; (P) working conditions; (Q) occupational safety and health; (R) family and medical leave; (S) classification of employees; (T) unfair competition/noncompetition; (U) any bargaining or other obligations under the National Labor Relations Act; and (V) COVID-19.

Annex A-14

(iii) Neither the Company nor any of its Subsidiaries has incurred any material Liability or obligation under the Worker Adjustment and Retraining Notification Act or any similar state or local Law (“WARN Act”) that remains unsatisfied.

(iv) Since January 1, 2018, (A) no allegations of harassment, sexual misconduct or discrimination have been made against any employee with the title of vice president or above (or equivalent title based on role, responsibility or pay grade) of the Company or any of its Subsidiaries through the Company’s anonymous employee hotline or any formal human resources communication channels at the Company or any of its Subsidiaries, and (B) there are no Legal Actions against the Company or any of its Subsidiaries or, to the Company’s knowledge, investigations pending or threatened related to any allegations of harassment, sexual misconduct or discrimination by any employee with the title of vice president or above (or equivalent title based on role, responsibility or pay grade) of the Company or any of its Subsidiaries. Since January 1, 2018, neither the Company nor any of its Subsidiaries has entered into any settlement agreements related to allegations of harassment, sexual misconduct or discrimination by any employee with the title of vice president or above (or equivalent title based on role, responsibility or pay grade) of the Company or any of its Subsidiaries.

(v) There are no pending or, to the Company’s knowledge, threatened Legal Actions against the Company or any of its Subsidiaries brought by or on behalf of any applicant for employment, any current or former employees or other individual service providers of the Company or any of its Subsidiaries, any current or former leased employee, intern, volunteer or “temp” of the Company or any of its Subsidiaries, or any person alleging to be a current or former employee, or any group or class of the foregoing, or any Governmental Entity, alleging: (A) violation of any labor or employment Laws; (B) breach of any collective bargaining agreement; (C) breach of any express or implied contract of employment; (D) wrongful termination of employment; or (E) any other discriminatory, wrongful or tortious conduct in connection with any employment relationship, including before the Equal Employment Opportunity Commission.

(vi) Since January 1, 2018, all individuals who perform or have performed services for the Company or any of its Subsidiaries have been properly classified under applicable Law in all material respects (A) as employees or individual independent contractors and (B) for employees, as an “exempt” employee or a “non-exempt” employee (within the meaning of the FLSA and state Law), and no such individual has been improperly included or excluded from any Company Benefit Plan, and neither the Company nor any of its Subsidiaries has notice of any pending or, to the Company’s knowledge, threatened inquiry or audit from any Governmental Entity concerning any such classifications.

(vii) Since January 2, 2021, no executive officer has terminated employment with the Company and, to the Company’s knowledge, no executive officer intends to terminate employment with the Company or is otherwise likely to become unavailable to continue as an executive officer of the Company.

(q) Taxes.

(i) (A) All income and other material Tax Returns required to be filed by or with respect to the Company or its Subsidiaries have been timely filed (taking into account all valid applicable extensions), and all such Tax Returns are true, complete and correct in all material respects, (B) the Company and its Subsidiaries have fully and timely paid (or have had paid on their behalf) all material Taxes due and payable (whether or not shown to be due on any Tax Return) and have made adequate provision in accordance with GAAP for all material Taxes not yet due and payable in the most recent financial statements contained in the Filed SEC Documents, and (C) the Company and its Subsidiaries have (1) timely withheld, deducted and collected all material Taxes required to have been withheld, deducted or collected in connection with amounts paid, received or owing to or from any employee, creditor, stockholder, independent contractor, customer or other third party; (2) timely paid over any amounts so withheld, deducted or collected to the appropriate Governmental Entity; and (3) otherwise complied in all material respects with all applicable Laws relating to the withholding, collection and remittance of Taxes (including information reporting requirements).

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(ii) (A) There are no outstanding agreements extending, modifying or waiving the statutory period of limitations applicable to any claim for, or the period for the collection, assessment or reassessment of, any material Taxes due from the Company or its Subsidiaries for any taxable period and no request for any such waiver, modification or extension is currently pending, (B) except as set forth in Section 3.01(q) of the Company Letter, no audit, investigation, examination, claim, suit, inquiry or other proceeding is ongoing, pending or threatened in writing with respect to any material Taxes due from or with respect to the Company or its Subsidiaries, (C) no claim in writing has been made by any Governmental Entity in a jurisdiction where the Company or any of its Subsidiaries do not file Tax Returns of a particular type that the Company or such Subsidiary is or may be subject to taxation of such type by, or required to file Tax Returns of such type in, that jurisdiction, and (D) no material deficiencies, claims, issues or adjustments have been asserted, assessed, proposed or threatened by a Governmental Entity in connection with any Taxes or Tax Returns of the Company or its Subsidiaries that have not been fully and timely paid.

(iii) There are no Liens for Taxes upon the assets of the Company or its Subsidiaries, except for Permitted Liens.

(iv) Neither the Company nor any of its Subsidiaries has participated in any listed transaction within the meaning of Treasury Regulations Section 1.6011-4(b) (or any similar provision of state, local or non-U.S. Tax Law).

(v) Neither the Company nor any of its Subsidiaries has been a “controlled corporation” or a “distributing corporation” in any distribution occurring during the past two (2) years that was purported or intended to be governed by Section 355 of the Code.

(vi) Neither the Company nor any of its Subsidiaries has (A) been a member of an affiliated, consolidated, combined, unitary or similar Tax group for purposes of filing any Tax Return, other than a group of which the Company is the common parent or (B) any Liability for the Taxes of any person (other than the Company or any of its Subsidiaries) under Treasury Regulation Section 1.1502-6 (or any similar provision of state, local, or non-U.S. Law), as a transferee, successor, by Contract (other than pursuant to customary provisions in any ordinary course commercial Contract, the principal purpose of which does not relate to Taxes) or otherwise.

(vii) Neither the Company nor any of its Subsidiaries is a party to or bound by any Tax sharing, allocation or indemnification agreement or similar contract or arrangement or any agreement that obligates it to make any payment computed by reference to the Taxes, taxable income or taxable losses of any other person (other than the Company or any of its Subsidiaries), other than customary indemnification provisions in any ordinary course commercial Contract, the principal purpose of which does not relate to Taxes.

(viii) No closing agreements, private letter rulings, technical advice memoranda or similar agreements or rulings have been entered into with or issued by any Governmental Entity with respect to the Company or its Subsidiaries that would bind the Company or any of its Subsidiaries in any taxable period (or portion thereof) after the Closing and no request for any such closing agreement, private letter ruling, technical advice memorandum or similar agreement or ruling is currently pending. Neither the Company nor any of its Subsidiaries is the beneficiary of any Tax holidays, concessions, exemptions, incentives, credits, rebates or similar arrangements or agreements.

(ix) Neither the Company nor any of its Subsidiaries: (A) is resident for Tax purposes in a country outside of its jurisdiction of organization or incorporation; (B) has, or has ever had, a permanent establishment or other taxable presence in any country other than its jurisdiction of organization or incorporation; or (C) is, or has ever been, subject to income Tax in a country outside its jurisdiction of organization or incorporation.

(x) Neither the Company nor any of its Subsidiaries will be required to include any material item of income in, or exclude any material item of deduction from, taxable income for any taxable period (or portion of any taxable period) ending after the Closing Date as a result of (A) any change in or improper method of accounting adopted or used prior to the Closing, (B) any intercompany

Annex A-16

transaction or any excess loss account described in Treasury Regulations under Section 1502 of the Code (or any similar provision of state, local or non-U.S. income Tax law), (C) any installment sale or open transaction disposition made prior to the Closing, (D) any item of deferred revenue, (E) any election under Section 965 of the Code, (F) any prepaid amounts received prior to the Closing, or (G) any agreement entered into with any Governmental Entity with respect to Taxes.

(xi) Neither the Company nor any of its Subsidiaries has deferred the payment of any Tax that remains unpaid or claimed or received any Tax refund or credit pursuant to the CARES Act, any other Tax legislation related to COVID-19 or any written agreement with a Governmental Entity. The Company and each of its Subsidiaries has (A) properly complied with all applicable Laws with respect to any deferral of the employer’s share of any “applicable employment taxes” under Section 2302 of the CARES Act, (B) properly complied with all applicable Laws and duly accounted for any available Tax credits under Sections 7001 through 7005 of the Families First Act and Section 2301 of the CARES Act, and (C) not sought and does not intend to seek a covered loan under paragraph (36) of Section 7(a) of the Small Business Act (15 U.S.C. 636(a)), as added by Section 1102 of the CARES Act.

(xii) The Company and its Subsidiaries have complied in all material respects with all applicable Laws regarding transfer pricing, including the execution and maintenance of contemporaneous documentation required to substantiate transfer pricing practices of the Company and each of its Subsidiaries.

(xiii) The Company is not, nor has it ever been, a U.S. real property holding corporation (as defined in Section 897(c)(2) of the Code) during the applicable period specified in Section 897(c)(1)(A) of the Code.

(xiv) Each of the Company and each of its Subsidiaries is registered for sales Tax, value-added Tax, goods and services Tax or any similar Tax in each jurisdiction where it is required to be so registered and has complied with all applicable Laws related to such Taxes, including any obligation to collect and remit any such Taxes in respect of services provided by it.

(xv) The unpaid Taxes of the Company and its Subsidiaries do not exceed the reserves therefor (other than any reserve for deferred Taxes established to reflect timing differences between book and Tax income) set forth in the most recent financial statements contained in the Filed SEC Documents and will not exceed such reserves as adjusted for the passage of time through and including the Closing Date in accordance with the past custom and practices of the Company and its Subsidiaries in filing their Tax Returns. Since December 31, 2022, the Company and its Subsidiaries have not incurred any material Tax liability outside the ordinary course of business.

(r) Environmental Matters.

(i) The Company and its Subsidiaries are in compliance and for the past five (5) years have complied with all applicable Environmental Laws, in all material respects;

(ii) The Company and its Subsidiaries possess all material franchises, grants, authorizations, licenses, registrations, easements, variances, exceptions, consents, certificates, approvals, waivers, notices, and other permits of any Governmental Entity (“Permits”) required under Environmental Laws necessary for their respective operations as currently conducted, and are in compliance with such Permits, which are, and through the Closing Date shall remain, in full force and effect;

(iii) Neither the Company nor any Subsidiary has received any notice or request for information from any Governmental Entity or other third party related to any actual or alleged Liability under Environmental Law, including any investigatory, remedial or corrective obligations or otherwise pertaining to Hazardous Substances;

(iv) To the knowledge of the Company, no condition exists on any property owned or operated by the Company and its Subsidiaries or any other location, in each case, which has given rise to, or would reasonably be expected to give rise to, any Liability for the Company or any of its Subsidiaries relating to environmental or Hazardous Substances matters or Environmental Laws; and

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(v) To the knowledge of the Company, the Equity Investment and the other transactions contemplated by this Agreement do not require notice to, or approval from, any Governmental Entity under any Environmental Law.

(s) Intellectual Property.

(i) Section 3.01(s)(i) of the Company Letter sets forth a true and complete list of the following which are owned by the Company or any of its Subsidiaries: (A) patents and patent applications, (B) registered trademarks and applications therefor, (C) registered copyrights and applications therefor, and (D) domain name registrations (clauses (A) – (D), (the “Company Registered IP”)).

(ii) The Company and its Subsidiaries own, are licensed to use, pursuant to valid, enforceable and binding Contracts, or otherwise have the right to use all Intellectual Property used, held for use or necessary for the operation of the business of the Company and its Subsidiaries (collectively, the “Company Intellectual Property”). The execution, delivery and performance of this Agreement by the Company and the consummation by the Company of the Equity Investment and the other transactions contemplated by this Agreement do not and will not encumber, impair or extinguish any of, or any of the Company’s or its Subsidiaries rights in or to, any Company Intellectual Property.

(iii) The Company and each of its Subsidiaries exclusively owns all Company Intellectual Property owned or purported to be owned by such entities (“Company Owned Intellectual Property”) material to their businesses, free and clear of all Liens other than permitted Liens. To the Company’s knowledge, no material Company Intellectual Property (A) has been adjudged invalid or unenforceable in whole or in part, or (B) is the subject of any cancellation or reexamination proceeding or any other proceeding challenging its ownership, use, registrability, validity and enforceability, and, to the knowledge of the Company, all material Company Registered IP is subsisting, in full force and effect and, to the Company’s knowledge, valid and enforceable, and all renewal fees and other maintenance fees have been paid. There exist no material contractual restrictions on the disclosure, use, license or transfer of any Company Owned Intellectual Property.

(iv) (A) Except as has not resulted in, and would not reasonably be expected to result in, individually or in the aggregate, material liability or business disruption, the conduct of the business of the Company and its Subsidiaries does not infringe upon, misappropriate or otherwise violate, and has not, since January 1, 2018 infringed upon, misappropriated, or otherwise violated, the Intellectual Property rights of any third party, (B) no Legal Action is pending, asserted in writing, or to the knowledge of the Company, threatened against the Company or any of its Subsidiaries that the conduct of the business of the Company or any of its Subsidiaries infringes upon, misappropriates or otherwise violates the Intellectual Property rights of any third party, and (C) to the knowledge of the Company, no person is infringing upon, misappropriating or otherwise violating, or has, since January 1, 2018, infringed upon, misappropriated, or otherwise violated, any Intellectual Property owned by the Company or its Subsidiaries.

(v) The Company and its Subsidiaries have taken reasonable steps in accordance with normal industry practice to maintain and protect the confidentiality of all Company Intellectual Property that is material to the business of the Company and its Subsidiaries and the value of which is contingent upon confidentiality being maintained. Except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, none of the Company Owned Intellectual Property has been disclosed to any person other than to third parties that are bound by customary, written confidentiality agreements entered into in the ordinary course of business consistent with past practice and that are valid and enforceable.

(vi) Except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, all persons who have contributed, developed or conceived any Company Owned Intellectual Property have done so pursuant to a valid and enforceable Contract (subject to enforceability exceptions for bankruptcy and insolvency and subject to principles of equity) that protects the confidential information of the Company and its Subsidiaries and assigns to the Company (or one of its Subsidiaries, as applicable) exclusive ownership of the person’s contribution, development or conception, other than Intellectual Property excluded by Law or non-assignable moral rights.

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(vii) Neither the Company nor any of its Subsidiaries have used, modified, incorporated, linked, distributed or made available for remote access any Software that is subject to any “open source,” “copyleft” or similar obligation in a manner that requires that any of the Company’s or its Subsidiaries’ material proprietary Software be (A) disclosed, distributed or otherwise made available in source code format, (B) licensed for the purpose of permitting others to modify or prepare derivative works, or (C) or distributed or otherwise made available for use on a royalty-free or low-fee basis.

(viii) Except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, (A) the Company and its Subsidiaries have sufficient rights to use all of the Software, including middleware, databases, and systems, information technology equipment, and associated documentation used or held for use in connection with the operation of the business of the Company and its Subsidiaries (“IT Assets”), (B) in each case, the IT Assets operate and perform in accordance with their documentation and functional specifications and are sufficient or configurable to effectively perform all operations necessary for the current operation of the business of the Company and its Subsidiaries, and all IT Assets are owned or licensed under valid licenses and operated by and are under the control of the Company and its Subsidiaries, (C) the IT Assets have not malfunctioned or failed in the past three (3) years, to the knowledge of the Company, do not contain any viruses, bugs, faults or other devices or effects that (1) enable or assist any person to access without authorization or disable or erase the IT Assets, or (2) otherwise materially adversely affect the functionality of the IT Assets, (D) the Company and its Subsidiaries have taken commercially reasonable steps to provide for the remote-site back-up of data and information critical to the conduct of the business of the Company and its Subsidiaries and have in place commercially reasonable disaster recovery and business continuity plans, procedures and facilities, (E) no person has gained unauthorized access to any IT Assets in the past three (3) years, (F) the Company and its Subsidiaries have maintained, continue to maintain, and caused their vendors to maintain, safeguards, security measures and procedures against the unauthorized access, disclosure, destruction, loss, or alteration of customer data or information (including any personal or device-specific information) in its possession or control that comply with any applicable contractual and legal requirements and meet industry standards, and (G) the Company and its Subsidiaries have in place with the third-party owners and operators of all data centers which provide services related to the business of Company and its Subsidiaries written agreements that ensure that such third parties adhere to and are in compliance with commercially reasonable standards and requirements.

(t) Real Property; Personal Property.

(i) Section 3.01(t)(i) of the Company Letter sets forth a true and complete list of the address of each owned and leased Company Real Property. The Company and its Subsidiaries have good and marketable title to, or have a valid and enforceable right to use or a valid and enforceable leasehold interest in, all real property (including all buildings, fixtures and other improvements) used by the business of the Company and its Subsidiaries (the “Company Real Property”) and the ownership of or leasehold interest in any Company Real Property is not subject to any Lien (except in all cases for Permitted Liens). Neither the Company nor its Subsidiaries have leased, subleased, licensed, sublicensed or otherwise granted to any person the right to use or occupy any Company Real Property or any portion of Company Real Property, there are no outstanding options, rights of first offer or rights of first refusal to purchase any Company Real Property or any portion of or interest, and neither the Company nor any of its Subsidiaries are parties to any Contract to sell, transfer, or encumber any Company Real Property.

(ii) Each of the leases, subleases and other agreements under which the Company or any of its Subsidiaries use or occupy or have the right to use or occupy, now or in the future, any Company Real Property (the “Company Real Property Leases”) is valid and binding (except as may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other similar laws of general applicability relating to or affecting creditor’s rights, and to general equitable principles). No termination event or breach or default on the part of the Company or its Subsidiaries exists under any Company Real Property Lease and no event has occurred or circumstance exists which, with the delivery of notice, the passage of time or both, would constitute such a termination event

Annex A-19

or breach or default under any Company Real Property Lease. Neither the Company nor any of its Subsidiaries have collaterally assigned or granted any other security interest in any Company Real Property Lease or any interest therein. The Company has made available to the Principal Investor prior to the date of this Agreement, true and complete copies of each Company Real Property Lease document (including all amendments, extensions, renewals, guaranties and other agreements with respect thereto).

(iii) (A) The Company and its Subsidiaries have good and marketable title to, or a valid and enforceable leasehold interest in, all material assets of the Company and its Subsidiaries and (B) none of the Company’s or any of its Subsidiaries’ ownership of or leasehold interest in any such material assets of the Company and its Subsidiaries is subject to any Liens (except in all cases for Permitted Liens).

(u) Permits; Compliance with Law.

(i) Except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, the Company and each of its Subsidiaries is in possession of all Permits necessary for the Company and each of its Subsidiaries to own, lease and operate their respective properties and assets or to carry on their respective business as it is now being conducted (collectively, the “Company Permits”). All such Company Permits are in full force and effect in all material respects and no revocation, termination, suspension or cancellation of any of the Company Permits is pending or, to the knowledge of the Company, has been threatened in writing against the Company or any of its Subsidiaries.

(ii) The Company and each of its Subsidiaries has at all times since January 1, 2018 been in compliance in all material respects with (A) all Laws applicable to the Company or such Subsidiary or by which any of the material assets of the Company or its Subsidiaries is bound and (B) all Laws applicable to, and the terms and conditions of, any Company Permits.

(v) Certain Business Practices.

(i) None of the Company or any of its Subsidiaries, nor any of their respective directors, managers, or officers, or, to the knowledge of the Company, any employee, agent, or representative thereof, has in the past three (3) years offered, paid, promised to pay, or authorized the payment of any money or any other thing of value to any person (A) with the intention of inducing improper conduct on the part of the recipient, (B) acceptance of which would violate the policies of the recipient’s employer or cause the recipient to breach a duty owed to his or her employer, or (C) to otherwise secure an undue or improper advantage for the Company or its Subsidiaries in violation of any Anti-Corruption Law.

(ii) None of the Company or its Subsidiaries, nor any of their respective directors, managers, or officers, or, to the knowledge of the Company, any employee, agent, or representative thereof in the past three (3) years (A) has been or is a Sanctioned Person, (B) has (acting for or on behalf of the Company or its Subsidiaries) transacted business with or for the benefit of a Sanctioned Person or otherwise violated applicable Sanctions, or (C) committed a violation of any applicable Ex-Im Law.

(iii) The operations of the Company and its Subsidiaries have been and are conducted in compliance with applicable Anti-Money Laundering Laws, including any financial recordkeeping and reporting requirements, and the Company’s books and records fairly and accurately reflect, in reasonable detail, their transactions and disposition of assets consistent with the requirements of the U.S. Foreign Corrupt Practices Act of 1977, as amended.

(iv) To the knowledge of the Company, neither the Company nor any of its Subsidiaries has been, in the last three (3) years, the subject of any allegation, voluntary disclosure, investigation, prosecution or enforcement action related to any Anti-Corruption Laws, Sanctions, Ex-Im Laws.

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(w) Regulatory Matters.

(i) (A) The Company and its Subsidiaries currently conduct, and have at all times since January 1, 2018, conducted their respective business in compliance in all material respects with all Laws applicable to their respective operations, activities or services and any Orders to which they are a party or are subject, including any settlement agreements or corporate integrity agreements, (B) except for routine matters arising in the ordinary course of business, none of the Company or any of its Subsidiaries has received any written notice, citation, suspension, revocation, limitation, warning, or request for repayment or refund issued by a Governmental Entity which alleges or asserts that the Company or any of its Subsidiaries has violated any Laws or which requires or seeks to adjust, modify or alter the Company’s or any of its Subsidiary’s operations, activities, services or financial condition that has not been fully and finally resolved to the Governmental Entity’s satisfaction without further Liability to the Company and its Subsidiaries and (C) there are no restrictions imposed by any Governmental Entity upon the Company’s or any of its Subsidiaries’ business, activities or services which would restrict or prevent the Company or any of its Subsidiaries from operating as it currently operates.

(ii) The Company and each of its Subsidiaries, and to the knowledge of the Company, all of their respective directors, managers, officers, agents and employees, are in compliance in all material respects with, and the Company and each of its Subsidiaries have compliance programs including policies and procedures reasonably designed to cause the Company and its Subsidiaries and their respective directors, managers, officers, agents and employees to be in compliance in all material respects with, to the extent applicable, all Laws.

(x) Takeover Statutes. The Board of Directors of the Company has taken all necessary action to ensure that the restrictions on business combinations that are set forth in Section 203 of the DGCL, and any other similar Law applicable to the Company, will not apply to this Agreement, the Voting and Support Agreement, the Stockholders Agreement, the Equity Investment and the other transactions contemplated by this Agreement and such other agreements, including by approving this Agreement, the Equity Investment and the other transactions and agreements contemplated by this Agreement. There is no stockholder rights plan, “poison pill” anti-takeover plan or other similar plan, device or arrangement to which the Company or any of its Subsidiaries is a party or by which it or they are bound with respect to any capital stock of the Company or any of its Subsidiaries.

(y) Transactions with Affiliates. Except as disclosed in the Filed SEC Documents, no event has occurred that would be required to be reported by the Company pursuant to Item 404 of Regulation S-K and there are no transactions, arrangements or Contracts between the Company or any of its Subsidiaries, on the one hand, and any stockholder, officer, director, manager or Affiliate of the Company or any of its Subsidiaries, on the other hand, other than employment relationships, equity arrangements and compensation and benefits arrangements in the ordinary course of business consistent with past practice and disclosed to the Principal Investor prior to the date of this Agreement.

(z) Insurance. The Company and its Subsidiaries are covered by valid and currently effective insurance policies and all premiums payable under such policies have been duly paid to date. None of the Company or any of its Subsidiaries have received any written notice of default or cancellation of any such policy. All material fire and casualty, general Liability, business interruption, product Liability, and sprinkler and water damage insurance policies maintained by or on behalf of the Company or any of its Subsidiaries provide adequate coverage for all normal risks incident to the business of the Company and its Subsidiaries and their respective properties and assets.

(aa) Certain Transactions. Since November 1, 2021, the Company has not raised capital through, and has not performed, any “At The Market” (the “ATM”) transactions. Since December 8, 2021, the Company has not, directly or indirectly, raised capital, whether directly or indirectly through the issuance of equity securities, convertible debt instruments, or otherwise, under the ATM or any other method of raising capital.

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(bb) Opinion of Financial Advisor. The Benchmark Company, LLC (the “Company Financial Advisor”) has delivered to the Board of Directors of the Company an opinion to the effect that, as of the date of such opinion, and based on and subject to the assumptions, limitations, qualifications and other matters set forth in such opinion, the Equity Investment is fair, from a financial point of view, to the stockholders of the Company. A copy of the written opinion will be promptly provided to the Principal Investor, solely for informational purposes, following receipt of such written opinion by the Board of Directors of the Company (it being understood and agreed that such written opinion may not be relied upon by the Company or its Affiliates).

(cc) Brokers. Except for the Company Financial Advisor, no broker, finder, adviser or investment banker is entitled to any brokerage, success, finder’s or other similar fee or commission in connection with this Agreement or any of the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Company or any of its Subsidiaries or any of their respective affiliates. The Company has delivered to the Principal Investor complete and correct copies of all agreements under which any such fees or commissions are payable and all indemnification and other agreements related to the engagement of the persons to whom such fees are payable. The fees and expenses of any accountant, broker, financial advisor, consultant, legal counsel and any other person retained by the Company or any of its Subsidiaries in connection with this Agreement or the Equity Investment and the other transactions contemplated by this Agreement will not exceed the fees and expenses set forth in Section 3.01(cc) of the Company Letter.

(dd) Fifth A&R Certificate of Incorporation and Preferred Stock Certificate of Designation. Each of the Fifth A&R Certificate of Incorporation and the Certificate of Designation with respect to the Preferred Stock (the “Certificate of Designation”) has been duly adopted by the Company and the Board of Directors of the Company and will be duly filed with the Secretary of State of the State of Delaware in accordance with the Laws of the State of Delaware prior to the Closing, to be effective as of 11:59 p.m., New York Time, on the date that is two (2) days prior to the Closing. The Preferred Stock, when issued, will have the designations, preferences and relative, participating, optional and other special rights and qualifications, limitations and restrictions set forth in the Certificate of Designation.

(ee) Valid Issuance. The shares of Preferred Stock have been duly and validly authorized and, when issued and paid for pursuant to this Agreement, will be validly issued, fully paid and nonassessable, and shall be free and clear of all Liens (other than Liens created by the Investors), except for restrictions on transfer imposed by applicable securities Laws. The Warrants have been duly and validly authorized. Upon the due exercise of the Warrants or conversion of the shares of Preferred Stock, the shares of the Company Common Stock issuable or issued upon exercise of the Warrants or conversion of the shares of Preferred Stock, as applicable, will be validly issued, fully paid and nonassessable, free and clear of all Liens, except for restrictions on transfer imposed by applicable securities Laws. The Company will as of the Closing Date have reserved a sufficient number of shares of Company Common Stock for issuance upon the exercise of the Warrants and conversion of the shares of Preferred Stock.

(ff) Information Supplied. None of the information included or incorporated by reference in the Proxy Statement or the Form 10 will, at the date it is first mailed to the Company’s stockholders, at the time of the Stockholders Meeting or at the time of any amendment or supplement thereof, as amended or supplemented at such date or time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading, except that no representation is made by the Company with respect to statements made or incorporated by reference therein based on information supplied by or on behalf of the Investors specifically for inclusion or incorporation by reference in the Proxy Statement. The Proxy Statement and the Form 10 will comply as to form in all material respects with the requirements of the Exchange Act.

(gg) Voting Requirements. The affirmative vote of the holders of a majority of the shares of Company Common Stock voting at the Stockholders Meeting or any adjournment or postponement thereof in favor of (i) the approval of (A) the Equity Investment and all of the other transactions contemplated by this Agreement, (B) the Fifth A&R Certificate of Incorporation (including the Reverse Split contemplated by the Fifth A&R Certificate of Incorporation) and (C) any equity incentive plan proposed by the Principal Investor prior to the mailing of the definitive Proxy Statement pursuant to Section 5.01(c) (collectively, the “Stockholder Approvals”) are the only votes of the holders of any class or series of the Company’s capital stock necessary to approve this Agreement and to consummate the Equity Investment and the other transactions contemplated by this Agreement.

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(hh) Securities Law Compliance. Neither the Company nor any of its Affiliates, nor any person acting on its or their behalf, has conducted any general solicitation or general advertising (as those terms are used in Regulation D under the Securities Act) in connection with the offer or sale of any of the Securities. Neither the Company nor any of its Affiliates, nor any person acting on its or their behalf, has, directly or indirectly, made any offers or sales of any Company security or solicited any offers to buy any security, under circumstances that would adversely affect reliance by the Company on Section 4(a)(2) of the Securities Act for the exemption from registration for the transactions contemplated hereby or would require registration under the Securities Act of the offer or sale of the Securities as contemplated hereby. Assuming the accuracy of the representations and warranties set forth in Section 3.02(f), Section 3.02(g) and Section 3.02(h), the offer and sale of the Securities to the Investors as contemplated hereby is exempt from the registration requirements of the Securities Act.

(ii) Termination of Rhodium Agreement. On September 29, 2022, the Company entered into an agreement and plan of merger (as amended, the “Rhodium Merger Agreement”) by and among the Company, Rhodium Enterprises Acquisition Corp., a Delaware corporation and direct wholly owned subsidiary of the Company, Rhodium Enterprises Acquisition LLC, a Delaware limited liability company and direct wholly owned subsidiary of the Company, and Rhodium Enterprises, Inc., a Delaware corporation. The Company has made available to the Principal Investor prior to the date of this Agreement true, complete and accurate copies of the Rhodium Merger Agreement, all amendments, waivers and modifications thereto, all notices and consents given thereunder (including a copy of the termination notice regarding the termination referred to below), and all schedules and exhibits thereto. Prior to the consummation of the Mergers (as defined in the Rhodium Merger Agreement) and the other transactions contemplated by the Rhodium Merger Agreement, on October 13, 2023, the Company validly terminated the Rhodium Merger Agreement in accordance with its terms pursuant to Section 7.02(a) of the Rhodium Merger Agreement, without any Liabilities to the Company, its Subsidiaries or affiliates. Without limiting the foregoing, there are no Liabilities of the Company or any of its Subsidiaries arising out of, with respect to or in connection with, the Rhodium Merger Agreement or the other transactions contemplated by the Rhodium Merger Agreement.

(jj) Indebtedness. Except as set forth on Section 3.01(jj) of the Company Letter, neither the Company nor any of its Subsidiaries has incurred, assumed, issued, guaranteed or otherwise become liable under, any indebtedness in an amount in excess of $50,000 (including, but not limited to, any indebtedness in respect of any letters of credit or deferred purchase price). Immediately prior to and on the Closing Date, neither the Company nor any of its Subsidiaries (other than SpinCo) is or will be an obligor or otherwise liable under any contract relating to indebtedness in an amount in excess of $50,000 (including, but not limited to, any indebtedness in respect of any letters of credit or deferred purchase price).

(kk) No Reliance. Except for the representations and warranties of the Investors expressly set forth in Section 3.02, the Company hereby agrees and acknowledges that none of the Investors have made and are not making any express or implied representation or warranty with respect to any Investor, the Equity Investment or the Company or its prospects, including with respect to any information provided or made available to the Company or its representatives by or on behalf of any of the Investors or their respective representatives, and none of the Investors will have or be subject to any liability to the Company or any other person resulting from the delivery to or use by the Company or any of its representatives of any projections, forecasts or other forward-looking information, business plans or other similar material.

(ll) No Additional Representations or Warranties. Except as provided in this Article III, none of the Company nor any of its Subsidiaries has made, or is making, any express or implied representation or warranty whatsoever to the Investors or their Affiliates and no such party shall be liable (except in the case of fraud) in respect of the accuracy or completeness of any information provided to the Investors.

SECTION 3.02. Representations and Warranties of the Investors. Each Investor, severally (as to itself) and not jointly, represents and warrants to the Company and to the other Investors that:

(a) Organization. Such Investor, other than any individual, is duly organized, validly existing and in good standing under the Laws of the jurisdiction of its organization and has all requisite corporate or other power and authority to carry on its business as currently conducted.

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(b) Authority; Non-Contravention. Such Investor has all necessary corporate or other power or capacity (as applicable) and authority to enter into this Agreement (including, as applicable, by joinder hereto in accordance with Section 8.08) and, subject to the receipt by the Company of the Stockholder Approvals, to consummate the Equity Investment. This Agreement has been duly and validly executed and delivered by such Investor (including, as applicable, by joinder hereto in accordance with Section 8.08) and constitutes a legal, valid and binding agreement of such Investor enforceable against such Investor in accordance with its terms (except as such enforceability may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other similar laws of general applicability relating to or affecting creditor’s rights, and to general equitable principles). The execution, delivery and performance of this Agreement by such Investor and the consummation of the Equity Investment do not and will not (A) contravene or conflict with, or result in any violation or breach of, any provision of the certificate of incorporation or bylaws or comparable organizational documents of such Investor (other than any individual), (B) contravene or conflict with, or result in any material violation or breach of, any Permit or Law applicable to such Investor or by which any of its material are bound, assuming that all Governmental Authorizations described in Section 3.01(c) have been obtained or made, or (C) result in the creation of any Liens (other than Permitted Liens) upon any of the material assets of such Investor, except, in the case of clauses (B), (C) and (D), as would not, individually or in the aggregate, reasonably be expected to impair in any material respect the ability of such Investor to perform its obligations under this Agreement or prevent or materially impede or materially delay the consummation of the Equity Investment or other transactions contemplated by this Agreement.

(c) Information Supplied. None of the information included in the Proxy Statement that was supplied by or on behalf of such Investor specifically for inclusion or incorporation by reference in the Proxy Statement, at the date it is first mailed to the Company’s stockholders, at the time of the Stockholders Meeting or at the time of any amendment or supplement thereof, as amended or supplemented at such date or time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading, except that no representation is made by such Investor with respect to statements made or incorporated by reference therein based on information supplied by or on behalf of the Company or any of its affiliates or representatives.

(d) Financing. Such Investor will have available to it upon the Closing sufficient funds to consummate the Equity Investment as contemplated hereby with respect to such Investor, including payment in full of its applicable portion of the Purchase Price.

(e) State Takeover Statutes. Such Investor has not been an “interested stockholder” with respect to the Company at any time within three (3) years of the date of this Agreement, as such term is used in Section 203 of DGCL.

(f) Accredited Investor. Such Investor is an “accredited investor” within the meaning of Rule 501(a) of Regulation D under the Securities Act. Such Investor is knowledgeable, sophisticated and experienced in business and financial matters, has previously invested in securities similar to the Securities and fully understands the limitations on transfer and the restrictions on sales of such Securities. Such Investor is able to bear the economic risk of its investment and is currently able to afford the complete loss of such investment. The Securities to be received by such Investor hereunder will be acquired for such Investor’s own account, not as nominee or agent, and not with a view to the resale or distribution of any part thereof in violation of the Securities Act, and such Investor has no present intention of selling, granting any participation in, or otherwise distributing the same in violation of the Securities Act, without prejudice, however, to such Investor’s right at all times to sell or otherwise dispose of all or any part of such Securities in compliance with applicable Federal and state securities Laws and the Stockholders Agreement. Nothing contained herein shall be deemed a representation or warranty by such Investor to hold the Securities for any period of time. Such Investor is not a broker-dealer registered with the SEC under the Exchange Act or an entity engaged in a business that would require it to be so registered.

(g) Advisors. Such Investor acknowledges that prior to entering into this Agreement, it was advised by persons deemed appropriate by such Investor concerning this Agreement, the Stockholders Agreement, the Equity Investment and the transactions contemplated by this Agreement and the Stockholders Agreement, and conducted its own due diligence investigation and made its own investment decision with respect to such agreements and transactions.

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(h) No Reliance. Except for the representations and warranties expressly set forth in this Agreement, such Investor is not relying on any statements, representations or warranties by the Company, the Principal Investor or any other person in connection with this Agreement or the transactions contemplated hereby. Such Investor represents and warrants that it has had an opportunity to receive all information related to the Company and the terms and conditions of the Equity Investment and the Securities deemed necessary by it for purposes of making its investment decision with respect to the Securities. Such Investor acknowledges receipt of and/or free access to the Filed SEC Documents. The decision of such Investor to purchase Securities pursuant to this Agreement has been made by such Investor independently of any other Investor. Such Investor acknowledges that no other Investor (including the Principal Investor) or its representatives has acted as agent or representative for such Investor in connection with making its investment decision with respect to the Securities.

(i) Private Placement Considerations. Such Investor understands and acknowledges that: (i) the offering of the Securities pursuant to this Agreement will not be registered under the Securities Act on the ground that the sale provided for in this Agreement and the issuance of the Securities hereunder is exempt from the registration requirements of the Securities Act; (ii) its representations and warranties contained herein are being relied upon by the Company as a basis for exemption of the sale of the Securities under the Securities Act, under the securities Laws of all applicable states and for other purposes; (iii) no state or Federal agency has made any finding or determination as to the fairness of the terms of the sale of the Securities or any recommendation or endorsement thereof; and (iv) the Securities are “restricted securities” as defined in Rule 144(a)(3) under the Securities Act inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that under applicable securities Laws such Securities (and the securities issuable upon conversion or exercise thereof) may be resold without registration under the Securities Act only in certain limited circumstances and only in accordance with the Securities Act and the exemptions to registration provided by the Securities Act.

(j) No Additional Representations or Warranties. Except as provided in this Section 3.02, neither such Investor nor any of its Affiliates has made, or is making, any express or implied representation or warranty whatsoever to the Company or its Affiliates and no such Investor or any of its Affiliates shall be liable in respect of the accuracy or completeness of any information provided to the Company or its Affiliates.

ARTICLE IV
COVENANTS

SECTION 4.01. Conduct of Business Prior to Closing. From and after the date of this Agreement and until the Closing or the date, if any, on which this Agreement is earlier terminated pursuant to Article VII, except (i) as expressly contemplated or required by this Agreement, (ii) as set forth in Section 4.01 of the Company Letter, (iii) as required by applicable Law, or (iv) as consented to in writing by the Principal Investor, such consent not to be unreasonably withheld, conditioned or delayed, the Company shall, and shall cause each of its Subsidiaries to, use reasonable best efforts to (A) conduct its business and operations in the ordinary course of business consistent with past practice and (B) maintain and preserve intact its business organization, to retain the services of its current officers and employees (it being understood that no material increases in any compensation, including any incentive, retention or similar compensation shall be required in respect thereof) and to preserve the goodwill of its business and its relationships with its customers, suppliers, agents, employees and other persons with whom it has material business relationships. Without limiting the generality of the foregoing, and except (1) as otherwise expressly contemplated or required by this Agreement, (2) as set forth in Section 4.01 of the Company Letter, (3) as required by applicable Law, or (4) as consented to in writing by the Principal Investor, such consent not to be unreasonably withheld, conditioned or delayed, from and after the date of this Agreement and until the Closing or the date, if any, on which this Agreement is earlier terminated pursuant to Article VII, the Company shall not, and shall not permit any of its Subsidiaries to, take any of the following actions:

(a) Organizational Documents. amend, modify, change or waive any of the Company Organizational Documents or any of the comparable organizational documents of any of Company’s Subsidiaries (including partnership agreements and limited liability company agreements) as applicable;

(b) Dividends. (i) make, declare, set aside or pay any dividend or distribution on or with respect to any shares of its capital stock or other equity interests, other than dividends or distributions by wholly owned Subsidiaries of the Company to the Company or another wholly owned Subsidiary of the Company in the

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ordinary course of business consistent with past practice or (ii) enter into any agreement restricting or limiting the ability of the Company or any of its Subsidiaries to make, declare, set aside or pay any dividends or distributions; provided, that, for the avoidance of doubt, in connection with the Distribution, the Company shall be permitted to declare and distribute the Cash Dividend to its stockholders as of the Record Date;

(c) Capital Stock. except for the Reverse Split in accordance with the Fifth A&R Certificate of Incorporation, (i) adjust, split, subdivide, combine or reclassify its capital stock or other equity interests, (ii) redeem, purchase or otherwise acquire, directly or indirectly, any shares of its capital stock or other equity interests or any securities convertible or exchangeable into or exercisable for any shares of its capital stock or other equity interests, (iii) issue, deliver, grant, encumber or sell any shares of its capital stock or other equity interests or any securities convertible or exchangeable into or exercisable for any shares of its capital stock or such equity interests or securities (other than pursuant to the exercise of Company Stock Options outstanding as of the date of this Agreement and in accordance with their terms), or (iv) enter into any Contract with respect to the sale, voting, registration or repurchase of its capital stock or other equity interests;

(d) Compensation and Benefits. (i) increase the compensation or benefits payable or to become payable to any current or former Company Employee or any directors, managers or officers, (ii) grant any equity or equity-based incentive award, retention, severance or termination pay or change in control or transaction bonus to any current or former Company Employee or any directors, managers or officers, (iii) renew or enter into or amend any new employment or severance agreement with any current or former Company Employee or any directors, managers or officers, (iv) establish, adopt, enter into, amend or terminate any Company Benefit Plan or any employee benefit plan, agreement, policy or program that, if in effect on the date of this Agreement, would be a Company Benefit Plan, (v) enter into, terminate, amend or negotiate any collective bargaining agreement or other agreement or Contract with any labor organization, works council, trade union, labor association or other employee representative, (vi) implement any employee layoffs that could trigger any Liability or notice requirements under the WARN Act or (vii) take any action to accelerate the vesting, payment, or funding of any compensation or benefits to any current or former Company Employee or any directors, managers or officers, except, in each case, to the extent required by applicable Law, this Agreement or in terms of any Company Benefit Plan in effect on the date of this Agreement and set forth on Section 4.01(d) of the Company Letter that has been made available to the Principal Investor prior to the date of this Agreement;

(e) Dispositions. except for the transactions listed in Section 4.01(e) of the Company Letter, sell, lease, exclusively license, transfer, pledge, encumber, otherwise subject to any Lien, grant or dispose of any assets of the Company or any of its Subsidiaries, including any Intellectual Property rights, the capital stock or other equity interests of Subsidiaries of the Company, other than (i) the sale or other provision of products or services offered or provided in the ordinary course of business consistent with past practice, (ii) the disposition of obsolete equipment in the ordinary course of business consistent with past practice or (iii) grants of non-exclusive licenses of Company Intellectual Property in connection with the sale or provision of products or services, in each case in the ordinary course of business consistent with past practice;

(f) Acquisitions. except for (i) the pending acquisition transactions listed in Section 4.01(f) of the Company Letter and (ii) acquisitions for consideration payable solely by SpinCo that would not (individually or in the aggregate) (A) constitute a significant business acquisition as defined in Rule 11-01(b) of SEC Regulation S-X, (B) require any amendment to, or re-filing of, the Form 10, (C) prevent or materially impede or materially delay the consummation of the Equity Investment or other transactions contemplated by this Agreement and (D) require the approval of the stockholders of the Company (collectively, “Permitted Acquisitions”), acquire, by merger, consolidation, acquisition of equity interests or assets, or otherwise, any business, any material assets or properties, or any corporation, partnership, limited liability company, joint venture or other business organization or division of such business organization; provided that Permitted Acquisitions shall only be permitted hereunder if neither the Company nor any Subsidiary of the Company (other than SpinCo) will have or would reasonably be expected to have any Liability in connection with or relating to such acquisition;

(g) Contracts. except for the Contracts listed in Section 4.01(g) of the Company Letter, (i) enter into any Contract which if in effect as of the date of this Agreement would be a Material Contract or Company Real Property Lease, other than in the ordinary course of business consistent with past practice (unless such

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Contract would otherwise be prohibited under this Section 4.01), (ii) enter into any Contract that would limit or otherwise restrict the Company or any of its Subsidiaries or any of their successors or Affiliates from engaging or competing in any line of business or in any geographic area, (iii) terminate, cancel or amend or waive any material rights under any Material Contract or Company Real Property Lease, or (iv) terminate, amend or waive any provisions of any confidentiality or standstill agreements in place with any third parties;

(h) Indebtedness; Guarantees. incur, assume, issue or guarantee any indebtedness for borrowed money, or otherwise issue or sell any debt securities or calls, options, warrants or other rights to acquire any debt securities (directly, contingently or otherwise);

(i) Loans. (i) make any loans, advances or capital contributions to (other than business advances (that are not material in amount) in the ordinary course of business consistent with past practice), or investments in, any other person (including any of its officers, directors, managers, employees, agents or consultants), other than by the Company or a wholly owned Subsidiary of the Company to, or in, the Company or any of its wholly owned Subsidiaries in the ordinary course of business consistent with past practice or (ii) make any material change in the Company or its Subsidiaries’ existing borrowing or lending arrangements for or on behalf of such persons;

(j) Tax. make, change or revoke any material Tax election, adopt or change any Tax accounting period or material method of Tax accounting, amend any material Tax Return, settle or compromise any material liability for Taxes or any Tax audit, claim or other proceeding relating to a material amount of Taxes, enter into any “closing agreement” within the meaning of Section 7121 of the Code (or any similar provision of state, local or non-U.S. Law), surrender any right to claim a material refund of Taxes, request any material ruling from any Taxing Authority, or agree to an extension, modification or waiver of the statute of limitations with respect to a material amount of Taxes;

(k) Accounting. materially change its accounting policies or procedures or any of its methods of reporting income, deductions or other items for material accounting purposes or revalue any of its material assets, in each case, other than as required by changes in GAAP or applicable Law after the date of this Agreement;

(l) Legal Actions. except for the Legal Action set forth in Section 4.01(l) of the Company Letter (which may be settled only for cash consideration paid prior to the Closing and without any admission of wrongdoing), commence, initiate, waive, release, assign, settle or compromise any Legal Action, or enter into any settlement agreement or other understanding or agreement with any Governmental Entity;

(m) Affiliate Transactions. enter into or amend any arrangement or Contract with any Affiliate, director, officer or stockholder of the Company;

(n) Inhibiting Transactions. take any action that would reasonably be expected to result in any of the conditions to the transactions contemplated by this Agreement set forth in Article VI of this Agreement not being satisfied or satisfaction of those conditions being materially delayed;

(o) Mergers and Recapitalizations. except for transactions involving SpinCo that the Principal Investor has approved in writing and except for the dissolution of certain of the Subsidiaries of the Company as set forth in Section 4.01(o) of the Company Letter, merge, consolidate, liquidate (completely or partially), dissolve, restructure, recapitalize or effect any other reorganization or similar transaction (including any merger, consolidation, restructuring, recapitalization, or reorganization between or among any of the Company and its Subsidiaries), or adopt any plan or resolution providing for any of the foregoing;

(p) Rights Plan. adopt or otherwise implement any stockholder rights plan, “poison-pill” or other comparable agreement; or

(q) Related Actions. authorize, agree or otherwise enter into an agreement to do any of the foregoing.

SECTION 4.02. No Solicitation. (a) Notwithstanding any provision in this Agreement to the contrary, the Company shall not, nor shall it authorize or permit any of its Subsidiaries to, nor shall it authorize or permit any Affiliate, director, officer or employee of the Company or any of its Subsidiaries or any investment banker, attorney, accountant or other advisor or Representative of the Company or any of its Subsidiaries to, directly or indirectly,

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(i) solicit, initiate, respond to or propose, or encourage, facilitate or assist in, any proposal or offer, that constitutes, or could reasonably be expected to lead to, a Takeover Proposal, (ii) terminate, waive, amend or modify any provision of any existing confidentiality, standstill or similar agreement with respect to a potential Takeover Proposal, except as permitted by this Section 4.02(a), (iii) other than informing persons of the existence of the Company’s obligations under this Section 4.02, enter into, authorize, continue or otherwise participate in any discussions, negotiations or other communications, or any acquisition agreement, business combination, merger agreement or similar definitive agreement, or any letter of intent, memorandum of understanding or agreement in principle, or any other agreement regarding or related to, or furnish to any person any confidential or other non-public information of the Company and its Subsidiaries for the purpose of encouraging, facilitating or responding to, any Takeover Proposal or any proposal or inquiry that could reasonably be expected to lead to a Takeover Proposal or (iv) recommend for approval or authorize the entry of, or enter into or propose to enter into any agreement requiring the Company or any of its Subsidiaries to abandon, terminate or fail to consummate the Equity Investment and the other transactions contemplated by this Agreement (including the Spin-Off); provided, that at any time prior to obtaining the Stockholder Approvals, in response to a bona fide written unsolicited Takeover Proposal that the Board of Directors of the Company, after consultation with its financial advisor and outside legal counsel, determines in good faith constitutes, or would reasonably be expected to lead to, a Superior Proposal, and which Takeover Proposal did not result from a breach of this Section 4.02, the Company may, and may permit and authorize its Subsidiaries and its Representatives and its Subsidiaries’ Representatives to, in each case subject to compliance with Section 4.02(c), (A) furnish non-public information with respect to the Company and its Subsidiaries to the person making such Takeover Proposal (and its Representatives) pursuant to a nondisclosure agreement which contains terms that are not less restrictive with respect to the obligations (including confidentiality obligations, use restrictions, non-solicit provisions and no hire provisions, but excluding any standstill provisions) of such person making such Takeover Proposal, than those contained in that certain nondisclosure letter agreement dated September 13, 2023 between the Principal Investor and the Company (as it may be amended from time to time, the “Nondisclosure Agreement”); provided, that such confidentiality agreement shall not (1) grant any exclusive right to negotiate with such person making such Takeover Proposal or other counterparty, (2) prohibit the Company from satisfying its respective obligations under this Agreement or (3) require the Company or its Subsidiaries to pay or reimburse the fees, costs or expenses of such person making such Takeover Proposal or of any other counterparty; provided, further, that all such information had been provided, or is concurrently provided, to the Principal Investor; (B) engage in discussions or negotiations with the person making such Takeover Proposal (or the Representatives of such person making such Takeover Proposal) regarding any Takeover Proposal; and (C) amend, or grant a waiver or release under, any standstill or similar agreement with respect to any Company Common Stock with such person making such Takeover Proposal. Without limiting the generality of the foregoing, it is understood that any violation of the restrictions set forth in the preceding sentence by any director, officer or employee of the Company or any of its Subsidiaries or any investment banker, attorney, accountant or other advisor or representative of the Company or any of its Subsidiaries shall be deemed to be a breach of this Section 4.02(a) by the Company.

For purposes of this Agreement, the term “Takeover Proposal” means any inquiry, proposal, offer, indication of interest (whether written, oral or otherwise, or binding or non-binding) from any “person” or “group” (as defined in Section 13 and 14 of the Exchange Act) (other than any Investor) relating to, or that could reasonably be expected to lead to, in one transaction or a series of related transactions, (a) any merger, consolidation, share exchange or other business combination involving the Company or any of its Subsidiaries, (b) a sale, lease, exchange, mortgage, transfer or other disposition of twenty percent (20%) or more of the assets, revenues or earnings of the Company and its Subsidiaries on a consolidated basis, (c) any direct or indirect acquisition, issuance or sale of twenty percent (20%) or more of the shares of capital stock, equity interests or other stock equivalents of the Company (including the Company Common Stock) or any of its Subsidiaries, including by way of an issuance, dividend, distribution, merger, consolidation, license, transfer, sale, option, right of first refusal with respect to a sale or similar preemptive right with respect to a sale, share exchange, tender offer or exchange offer, or other business combination or similar transaction, (d) a reorganization, recapitalization, liquidation or dissolution of the Company or its Subsidiaries, (e) any direct or indirect acquisition, including by way of any merger, consolidation, tender offer, exchange offer, stock acquisition, asset acquisition, binding share exchange, business combination, recapitalization, liquidation, dissolution, joint venture or similar transaction, of assets or businesses that constitute or represent twenty percent (20%) or more of the total revenue, net income, EBITDA or assets of the Company and its Subsidiaries, taken as a whole or (f) any other transaction having a similar effect to those described in clauses (a) through (e), or any combination of the transactions in clauses (a) through (e) in each case other than the Equity Investment.

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For purposes of this Agreement, the term “Superior Proposal” means any binding bona fide unsolicited written Takeover Proposal (substituting “fifty percent (50%)” for “twenty percent (20%)” in each instance in the definition of Takeover Proposal) from any “person” or “group” (as defined in Section 13 and 14 of the Exchange Act) (other than any Investor) which did not result from a breach of Section 4.02, and that the Board of Directors of the Company determines in good faith, in consultation with outside legal counsel and financial advisors and taking into account all the terms and conditions and the financial, legal, regulatory, timing, financing, conditionality and other aspects and risks of such Takeover Proposal and this Agreement (after taking into account any revisions to the terms and conditions to this Agreement made or proposed in writing by the Principal Investor prior to the time of determination that would be immediately binding on the Principal Investor upon acceptance by the Company and execution of definitive documents), including the availability of financing, regulatory approvals, breakup fee and expense reimbursement provisions, the identity and wherewithal of the person or group making the proposal to consummation the transaction, and such other factors as the Board of Directors of the Company considers appropriate, (a) is more favorable to the Company’s stockholders (solely in their capacities as such) than the Equity Investment and the other transactions contemplated by this Agreement (including the Cash Dividend and Spin-Off), (b) the financing of which, if applicable, is fully committed on customary terms for a transaction of the type, and (c) the Board of Directors of the Company believes is reasonably likely to be consummated in accordance with its terms taking into account all the factors described above and other aspects and terms of such proposal and the identity of the person or group making the proposal.

(b) Except as set forth in the next sentence, neither the Board of Directors of the Company nor any committee thereof shall (or shall agree or resolve to) (i) withhold, amend, withdraw, qualify or modify in a manner adverse to the Investors, or propose publicly to withhold, amend, withdraw, qualify or modify in a manner adverse to the Investors, the approval, recommendation or declaration of advisability by such Board of Directors or any such committee of this Agreement, the Equity Investment and the other transactions contemplated by this Agreement, (ii) fail to publicly announce, within ten (10) business days after a tender offer or exchange offer relating to the Company Common Stock shall have been formally commenced or after any change in the consideration being offered thereunder, a statement disclosing that the Board of Directors of the Company recommends rejection of such tender or exchange offer, (iii) fail to publicly reaffirm such recommendation and declaration of advisability within two (2) business days after the Company receives a written request from the Principal Investor to do so, (iv) fail to include such recommendation and declaration of advisability in the Proxy Statement and fail to use reasonable best efforts to solicit such approval, (v) adopt, approve, endorse, recommend or declare advisable, or propose publicly an intention to adopt, approve, endorse, recommend or declare advisable, any Takeover Proposal or any proposal that could reasonably be expected to lead to a Takeover Proposal (any such action, resolution or agreement to take such action described in clause (i)-(v) being referred to herein as an “Adverse Recommendation Change”), or (vi) cause or permit the Company to enter into any letter of intent, memorandum of understanding, agreement in principle, acquisition agreement, merger agreement, option agreement, joint venture agreement, partnership agreement or other agreement constituting or related to, or which is intended to or could reasonably be expected to lead to, any Takeover Proposal (other than a nondisclosure agreement entered into in accordance with Section 4.02(a)) (an “Alternative Acquisition Agreement”). Notwithstanding the foregoing, at any time prior to receipt of the Stockholder Approvals, the Board of Directors of the Company may (A) in response to a Superior Proposal effect an Adverse Recommendation Change or in response to an Intervening Event effect an Adverse Recommendation Change contemplated by clauses (i), (iii) or (iv) of the definition thereof and (B) in response to a Superior Proposal, cause the Company to enter into a definitive agreement to consummate such Superior Proposal and concurrently with executing such definitive agreement, upon payment of the Termination Fee, terminate this Agreement pursuant to and in accordance with Section 7.01(g); provided that, with respect to clauses (A) and (B), the Board of Directors of the Company must first determine in good faith, after consultation with its financial advisors and outside legal counsel that the failure to do so would be a breach of the fiduciary duties of the Board of Directors of the Company under applicable Law, and provided, further, that the Board of Directors of the Company and the committees thereof shall not, and shall cause the Company not to, take any action described in clause (A) or (B) unless (1) the Board of Directors of the Company shall have first provided prior written notice to the Principal Investor (a “Change Notice”) at least five (5) business days in advance advising the Principal Investor that it is prepared to take such action in response to a Superior Proposal or an Intervening Event, which notice shall, in the case of a Superior Proposal, attach the most current version of any written agreement relating to the transaction that constitutes such Superior Proposal, and, in the case of an Intervening Event, attach information describing

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such Intervening Event in reasonable detail, and (2) the Principal Investor does not make, within five (5) business days after the receipt of such notice, a proposal that would, in the good faith judgment of the Board of Directors of the Company (after consultation with its financial advisors and outside legal counsel), (I) cause the offer previously constituting a Superior Proposal to no longer constitute a Superior Proposal or (II) obviate the need for an Adverse Recommendation Change as a result of an Intervening Event (it being understood and agreed that any amendment or modification of such Superior Proposal shall require a new Change Notice and a new five (5) business day period), and provided, further, that any purported termination of this Agreement pursuant to Section 7.01(g) shall be void and of no force or effect unless the Company pays to the Principal Investor the Termination Fee in accordance with Section 5.04(b) prior to or concurrently with such termination. The Company agrees that, during the five (5) business day period prior to its effecting an Adverse Recommendation Change or taking an action described in clause (B) above, the Company and its officers, directors and representatives shall negotiate in good faith with the Principal Investor and its representatives regarding any revisions to the terms of this Agreement, the Equity Investment and the other transactions contemplated by this Agreement proposed by the Principal Investor.

For purposes of this Agreement, the term “Intervening Event” means any material event, change, effect, development or occurrence occurring or arising after the date of this Agreement that (a) was unknown to and not reasonably foreseeable by the Board of Directors of the Company as of the date of this Agreement (or, if known, the consequences of which were not known or reasonably foreseeable to the Board of Directors of the Company) and results in the standalone financial condition of the Company and its Subsidiaries, taken as a whole, being materially more favorable to the stockholders of the Company than this Agreement, the Equity Investment and the other transactions contemplated by this Agreement (including the Spin-Off and the Cash Dividend) and (b) does not relate to or involve (i) a Takeover Proposal, (ii) any changes in the market price, or change in trading volume, of the Company Common Stock, any change of the ratings or ratings outlook for the Company and the consequences of any such ratings or outlook changes, or the Company or its Subsidiaries meeting, failing to meet, or exceeding any projections, forecasts, budgets, operational metrics or estimates (it being understood that the underlying causes of any such changes or developments may, if they are not otherwise excluded from the definition of Intervening Event, be taken into account in determining whether an Intervening Event has occurred), or (iii) any event, fact, development, circumstance or occurrence excluded from the definition of Material Adverse Effect.

(c) In addition to the obligations of the Company set forth in Section 4.02(a) and Section 4.02(b), the Company shall, as promptly as possible and in any event within twenty-four (24) hours after the receipt thereof, advise the Principal Investor orally and in writing of (i) any written or oral Takeover Proposal, (ii) the terms and conditions of such Takeover Proposal (including any subsequent amendment or other modification to such terms and conditions), (iii) a copy of the Alternative Acquisition Agreement providing for such Takeover Proposal and other material written proposals or offers delivered with, or in connection with, such Takeover Proposal, and (iv) the identity of the person making any such Takeover Proposal. Commencing upon the provision of any notice referred to above, the Company (or its outside counsel) shall (A) advise the Principal Investor (or its outside counsel) on a reasonably current basis of any material developments with respect to the Takeover Proposal, including the progress of negotiations concerning any Takeover Proposal, the material resolved and unresolved issues related thereto and any other material matters identified with reasonable specificity by the Principal Investor (or its outside counsel) and the material details (including amendments or proposed amendments as to price and other material terms) of any such Takeover Proposal and (B) promptly upon receipt or delivery thereof, provide the Principal Investor (or its outside counsel) with copies of all documents and material written or electronic communications describing any terms or conditions of any such Takeover Proposal (including the financing thereof) exchanged between the Company, its Subsidiaries or any of their respective officers, directors, employees, investment bankers, attorneys, accountants or other advisors or Representatives, on the one hand, and the person making a Takeover Proposal or any of its Affiliates, or their respective officers, directors, employees, investment bankers, attorneys, accountants or other advisors or Representatives, on the other hand, in each case, as soon as is reasonably practicable and in any event within twenty-four (24) hours of receipt, provision or occurrence thereof. In addition to the foregoing, the Company shall (1) provide the Principal Investor with at least one (1) business day’s prior written notice of a meeting of the Board of Directors of the Company (or any committee of the Board of Directors of the Company) at which the Board of Directors of the Company (or any committee of the Board of Directors of the Company) is reasonably expected to consider any Takeover Proposal it has received and (2) as soon as

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is reasonably practicable and in any event within twenty-four (24) hours following a determination by the Board of Directors of the Company that a Takeover Proposal is a Superior Proposal, notify the in writing the Principal Investor of such determination.

(d) Nothing contained in this Section 4.02 or elsewhere in this Agreement shall prohibit the Company or from the Board of Directors of the Company from (i) taking and disclosing to its stockholders a position with respect to a tender offer contemplated by Rule 14d-9 or Rule 14e-2(a) promulgated under the Exchange Act or from issuing a “stop, look and listen” statement pending disclosure of its position thereunder or (ii) making any disclosure to its stockholders if, in the good faith judgment of the Board of Directors of the Company (after consultation with its financial advisors and outside legal counsel), failure so to disclose would reasonably likely result in a breach of its fiduciary duties under applicable Law; provided, that in no event shall the Company or its Board of Directors or any committee thereof take, agree or resolve to take any action prohibited by Section 4.02(b).

(e) The Company shall, and shall cause its Representatives to: (i) cease immediately all discussions and negotiations that commenced prior to the date of this Agreement regarding any proposal that would constitute (if made after the date of this Agreement), or could reasonably be expected to lead to, a Takeover Proposal, (ii) within two (2) business days of the date of this Agreement, request the prompt return or destruction of all confidential or other non-public information concerning the Company or its Subsidiaries furnished to any person with whom a confidentiality agreement in contemplation of an acquisition transaction was entered into and (iii) immediately terminate all access granted to any such persons or their respective Representatives referenced in clauses (i) and (ii) to any physical or electronic data room; provided, that the foregoing shall not in any way limit or modify any of the Company’s rights under the other provisions of this Section 4.02.

SECTION 4.03. Legend. Each Investor acknowledges that to the extent applicable, each certificate evidencing the Securities shall be endorsed with a legend substantially in the form set forth below, as well as any additional legend imposed or required by applicable state securities Laws:

“THE SECURITIES REPRESENTED BY THIS INSTRUMENT AND THE SECURITIES ISSUABLE UPON [CONVERSION] [EXERCISE] THEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR SECURITIES LAWS OF ANY STATE AND MAY NOT BE TRANSFERRED, SOLD OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO A REGISTRATION STATEMENT RELATING THERETO IN EFFECT UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT OR SUCH LAWS.”

ARTICLE V
ADDITIONAL AGREEMENTS

SECTION 5.01.  Preparation of the Proxy Statement; Form 10; Stockholders Meeting.

(a) As promptly as reasonably practicable following the date of this Agreement, the Company shall prepare and file with the SEC (i) the preliminary Proxy Statement and (ii) the Form 10 relating to the registration of the shares of SpinCo Common Stock to be distributed to the stockholders of the Company as of the Record Date, which Form 10 shall include forms of the Separation Agreement, Tax Matters Agreement, Employee Matters Agreement and, if required by Section 5.14 of this Agreement, the Transition Services Agreement, in each case, on the terms set forth herein unless otherwise agreed in writing by the Principal Investor and the Company. If the Company does not receive comments from the SEC with respect to the preliminary Proxy Statement and is not notified by the SEC that it will receive comments, absent any Legal Restraint that has the effect of preventing such action, the Company shall, except as may be agreed in writing by the Principal Investor, file with the SEC the definitive Proxy Statement, and shall use its reasonable best efforts to cause the mailing of the definitive Proxy Statement to the stockholders of the Company, in each case as expeditiously as possible following the date hereof. If the Company does receive comments from the SEC with respect to the preliminary Proxy Statement, absent any Legal Restraint that has the effect of preventing such action, except as may be agreed in writing by the Principal Investor, the Company shall file with the SEC the definitive Proxy Statement, and shall use its reasonable best efforts to cause the mailing of the definitive Proxy Statement to the stockholders of the Company, in each case as expeditiously as possible following the date hereof. Each of the Company and the Investors shall furnish all information concerning

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such person as may be reasonably requested in connection with the preparation, filing and distribution of the Proxy Statement and the Form 10. The Company shall promptly notify the Principal Investor upon the receipt of any comments from the SEC or its staff or any request from the SEC or its staff for amendments or supplements to the Proxy Statement and the Form 10 and shall provide the Principal Investor with copies of all correspondence between it and its representatives, on the one hand, and the SEC, on the other hand. Each of the Company and the Principal Investor shall use reasonable best efforts (x) to respond as promptly as practicable to any comments of the SEC with respect to the Proxy Statement and the Form 10 or requests for additional information from the SEC and (y) clear any SEC comments with respect to the Proxy Statement and the Form 10 as promptly as practicable following their filing with the SEC and (z) to cause the Form 10 to become effective as promptly as practicable after its filing (provided that SpinCo shall be permitted to withdraw and refile, if the Principal Investor consents in writing, which consent shall not be unreasonably withheld, conditioned or delayed, such Form 10 in order to prevent it from going effective taking into account the anticipated timing of the Closing). Notwithstanding the foregoing or anything in this Agreement to the contrary, prior to filing or mailing the Proxy Statement (or any amendment or supplement thereto) or the Form 10 (or any amendment or supplement thereto) or the information statement included as part of the Form 10 (or any amendment or supplement thereto) or responding to any comments of the SEC with respect thereto, the Company (i) shall provide the Principal Investor an opportunity to review and comment on each such document or response, (ii) shall include all comments reasonably proposed by the Principal Investor and (iii) shall not file or mail such document, or respond to the SEC, prior to receiving the approval of the Principal Investor, which approval shall not be unreasonably withheld or delayed. If, at any time prior to the Stockholders Meeting, any information relating to the Company, the Investors or any of their respective Affiliates, officers or directors should be discovered by the Company or the Principal Investor that should be set forth in an amendment or supplement to the Proxy Statement or the Form 10 (including the information statement set forth therein), so that the Proxy Statement and the Form 10 (as applicable) shall not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading, the party that discovers such information shall promptly notify the other parties hereto, and an appropriate amendment or supplement describing such information shall be filed with the SEC and, to the extent required by applicable Law, disseminated to the stockholders of the Company.

(b) The Company agrees that each of the Proxy Statement and Form 10 will comply as to form in all material respects with the requirements of the Securities Act and the Exchange Act and other applicable Laws and that none of the information included or incorporated by reference in the Proxy Statement or the Form 10 and any pro forma financial statements included in the Form 10, will, at the date the Proxy Statement or the Form 10, as applicable, is filed with the SEC or mailed to the stockholders of the Company or at the time of the Stockholders Meeting or at the time the Form 10 becomes effective, or at the time of any amendment or supplement thereof, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading, except that no covenant is made by the Company with respect to statements made in the Proxy Statement, the Form 10 and any pro forma financial statements included in the Form 10, as applicable, based on information supplied in writing by or on behalf of the Principal Investor specifically for inclusion or incorporation for reference therein. Each Investor agrees that none of such information supplied by it will, at the date the Proxy Statement, or the Form 10, as applicable, is filed with the SEC or mailed to the stockholders of the Company or at the time of the Stockholders Meeting or the time the Form 10 becomes effective, or at the time of any amendment or supplement thereof, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. If requested by the Principal Investor prior to the filing of the preliminary Proxy Statement, the Company will submit to its stockholders for approval at the Stockholders Meeting, and recommend approval of, an equity incentive plan in a form (including as to share reserve) proposed by the Principal Investor (including with respect to the form of the proposal set forth in the Proxy Statement).

(c) As promptly as reasonably practicable after the date of this Agreement, the Company shall, in compliance with applicable Law, the Company Organizational Documents and the rules of Nasdaq, establish a record date (which will be as promptly as reasonably practicable following the date of this Agreement) for, duly call, give notice of, convene and hold a meeting of its stockholders (the “Stockholders Meeting”), for the

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purpose of obtaining the Stockholder Approvals, regardless of whether the Board of Directors of the Company determines at any time that this Agreement is no longer advisable or recommends that the stockholders of the Company reject it or any other Adverse Recommendation Change has occurred at any time (subject to the right of the Company to terminate this Agreement in accordance with Section 7.01(g)); provided, that (i) if the Company is unable to obtain a quorum of its stockholders at such time, the Company may extend the date of the Stockholders Meeting to the extent (and only to the extent) necessary in order to obtain a quorum of its stockholders and the Company shall use its reasonable best efforts to obtain such a quorum as promptly as practicable, (ii) the Company may adjourn or postpone the Stockholders Meeting to the extent (and only to the extent) the Company reasonably determines that such adjournment or postponement is required by applicable Law to comply with comments made by the SEC with respect to the Proxy Statement and (iii) if the Company receives a new Takeover Proposal, the price or material terms of a previously received Takeover Proposal are modified or amended or an Intervening Event occurs, in any such case during the five (5) calendar-day period immediately prior to the day of the Stockholders Meeting, the Company may delay the Stockholders Meeting until the date that is the fifth (5th) business day after the date on which the Stockholders Meeting would otherwise have been held; provided, that the Company may delay the Stockholders Meeting pursuant to clause (iii) no more than twice. Subject to Section 4.02(b), (x) the Board of Directors of the Company shall recommend to holders of Company Common Stock that they vote in favor of the Stockholder Approvals and shall include such recommendation in the Proxy Statement and (y) the Company shall use its reasonable best efforts to solicit the Stockholder Approvals. Without limiting the generality of the foregoing, the Company agrees that its obligations pursuant to this Section 5.01(c) shall not be affected by the commencement, public proposal, public disclosure or communication to the Company or any other person of any Takeover Proposal. The Company shall provide updates to the Principal Investor with respect to the proxy solicitation for the Stockholders Meeting (including interim results) as reasonably requested by the Principal Investor.

(d) As promptly as practicable following the clearance of the Form 10 by the SEC and after reasonable consultation with the Principal Investor and with the written consent of the Principal Investor (which consent shall not be unreasonably withheld, conditioned or delayed), the Company shall establish (i) the Record Date, which shall be a date immediately prior to the Closing Date, or such other date that is agreed to in writing by the Company and the Principal Investor, and (ii) the Distribution Date, which shall be a date that is seven (7) days after the Record Date, or such other date that is agreed to in writing by the Company and the Principal Investor.

SECTION 5.02. Access to Information; Confidentiality. Subject to compliance with applicable Laws, the Company shall, and shall cause each of its Subsidiaries to, afford to the Principal Investor and its representatives reasonable access during the period prior to the Closing or the termination of this Agreement to all their respective properties, assets, books, records, Contracts, commitments, Permits, documents, information, directors, officers and employees, and during such period the Company shall, and shall cause each of its Subsidiaries to, make available to the Principal Investor and its representatives any information concerning its business, assets, liabilities or other matters as the Principal Investor may reasonably request (including the work papers of Marcum LLP and Friedman LLP, subject to customary requirements). No investigation by the Principal Investor or any of its representatives and no other receipt of information by the Principal Investor or any of its representatives shall operate as a waiver or otherwise affect any representation, warranty, covenant, agreement or other provision of this Agreement, or the obligations of the parties (or remedies with respect thereto) or the conditions to the obligations of the parties under the Agreement. Except as required by any applicable Law or Order, the Principal Investor will hold, and will direct its officers, employees, investment bankers, attorneys, accountants and other advisors and representatives to hold, any and all information received from the Company confidential in accordance with the Nondisclosure Agreement (it being understood that the Principal Investor may share any such information with any Investor (or prospective Investor) who has agreed in writing to hold such information confidential).

SECTION 5.03.  Reasonable Best Efforts; Consultation and Notice. (a) Upon the terms set forth in this Agreement, each of the parties hereto agrees to use its reasonable best efforts to take, or cause to be taken, all actions that are necessary, proper or advisable to consummate and make effective the Equity Investment and the other transactions contemplated by this Agreement, including using its reasonable best efforts to accomplish the following: (i) the satisfaction of the conditions precedent set forth in Article VI, (ii) the obtaining of all necessary actions or nonactions, waivers, consents, approvals, orders and authorizations from, and the giving of any necessary notices to, Governmental Entities and other persons and the making of all necessary registrations, declarations and filings (including filings under the HSR Act and other registrations, declarations and filings with, or notices to, Governmental

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Entities, if any), (iii) the taking of all reasonable steps to provide any supplemental information requested by a Governmental Entity, including participating in meetings with officials of such entity in the course of its review of this Agreement, the Equity Investment or the other transactions contemplated by this Agreement, (iv) the taking of all reasonable steps as may be necessary to avoid any suit, claim, action, investigation or proceeding by any Governmental Entity or third party and (v) the obtaining of all necessary consents, approvals or waivers from any third party. In connection with and without limiting the generality of the foregoing, the Company shall, if any state takeover statute or similar statute or regulation is or becomes applicable to this Agreement or any of the Equity Investment or the other transactions contemplated by this Agreement, including the Voting and Support Agreement or the Stockholders Agreement or the transactions contemplated thereby, take all actions necessary to ensure that the Equity Investment and the other transactions contemplated by this Agreement may be consummated as promptly as practicable on the terms contemplated by this Agreement and otherwise to eliminate or minimize the effect of such statute or regulation on this Agreement, the Voting and Support Agreement, the Stockholders Agreement, the Equity Investment and the other transactions contemplated by this Agreement and such other agreements. Notwithstanding the foregoing or any other provision of this Agreement to the contrary, in no event shall the Investors be obligated to, and the Company shall not and shall cause its Subsidiaries not to, without the prior written consent of the Principal Investor, agree or proffer to divest or hold separate, or enter into any licensing, business restriction or similar arrangement with respect to, any assets (whether tangible or intangible) or any portion of any business of the Company or any of its Subsidiaries. Notwithstanding the foregoing or any other provision of this Agreement to the contrary, in no event shall the Investors or any of their respective Affiliates be obligated to litigate or participate in the litigation of, or agree to any settlement of, any suit, claim, action or proceeding, whether judicial or administrative, brought by any Governmental Entity (A) challenging or seeking to restrain or prohibit the consummation of the Equity Investment or the other transactions contemplated by this Agreement, including transactions under the Voting and Support Agreement, or seeking to obtain from the Investors or any of their respective Affiliates any damages in relation therewith; (B) seeking to prohibit or limit in any respect, or place any conditions on, the ownership or operation by the Company, the Investors or any of their respective Affiliates of all or any portion of the business or assets or any product of the Company or its Subsidiaries or to require any such person to dispose of, license (whether pursuant to an exclusive or nonexclusive license) or hold separate all or any portion of the business or assets or any product of the Company or its Subsidiaries or the Investors or their respective Affiliates, in each case as a result of or in connection with the Equity Investment or any of the other transactions contemplated by this Agreement; (C) seeking to directly or indirectly impose limitations on the ability of the Investors or any of their respective Affiliates to acquire or hold, or exercise full rights of ownership of, any shares of the Preferred Stock or the Company Common Stock, or any Warrants, including the right to vote the Preferred Stock or Company Common Stock on all matters properly presented to the stockholders of the Company; or (D) seeking to (1) directly or indirectly prohibit the Investors or any of their respective Affiliates from effectively controlling in any respect any of the business or operations of the Company or its Subsidiaries or (2) directly or indirectly prevent the Company or its Subsidiaries from operating any of their businesses in substantially the same manner as operated by the Company and its Subsidiaries immediately prior to the date of this Agreement. The Company and the Investors shall provide such assistance, information and cooperation to each other as is reasonably required to obtain any such actions, nonactions, waivers, consents, approvals, orders and authorizations and, in connection therewith, shall notify the other person or persons promptly following the receipt of any comments from any Governmental Entity and of any request by any Governmental Entity for amendments, supplements or additional information in respect of any registration, declaration or filing with, or notice to, such Governmental Entity and shall supply the other person or persons with copies of all correspondence between such person or persons or any of their respective representatives, on the one hand, and any Governmental Entity, on the other hand.

(b) (i) Subject to applicable Law, the Company shall consult in good faith on a reasonably regular basis with the Principal Investor to report material (individually or in the aggregate) Spin-Off related and operational developments, material changes in the status of relationships with customers and service providers, material changes in the status of ongoing operations and other matters reasonably requested by the Principal Investor pursuant to procedures reasonably requested by the Principal Investor; provided, that no such consultation shall operate as a waiver or otherwise affect any representation, warranty, covenant, agreement or other provision in this Agreement, or the obligations of the parties (or remedies with respect thereto) or the conditions to the obligations of the parties under this Agreement.

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(ii) Except as prohibited by applicable Law, the Company shall promptly notify the Principal Investor in writing of:

(A) the occurrence of any matter or event that (1) is, or that is reasonably likely to be, material (individually or in the aggregate) to the business, assets, properties, condition (financial or otherwise) or results of operations of the Company and its Subsidiaries, taken as a whole, or (2) has resulted, or is reasonably likely to result, in (I) any representation and warranty of the Company set forth in this Agreement that is qualified as to materiality becoming untrue, (II) any such representation and warranty that is not so qualified becoming untrue in any material respect or (III) any condition to the transactions contemplated hereby and set forth in Section 6.02 not being satisfied;

(B) the occurrence of any event known to the Company, including the failure of the Company to perform in any material respect any obligation required to be performed by it under this Agreement, which would reasonably be expected to, individually or in the aggregate, cause to be unsatisfied at any time prior to the Closing Date any condition set forth in Section 6.01 or Section 6.02;

(C) any notice or other communication from any person (other than a Governmental Entity) alleging that notice to or consent of such person is required in connection with the Equity Investment or the other transactions contemplated by this Agreement;

(D) any material notice or other material communication from any Governmental Entity in connection with the Equity Investment or the other transactions contemplated by this Agreement, and a copy of any such notice or communication shall be furnished to the Principal Investor, together with the Company’s written notice;

(E) any filing or notice made by the Company with any Governmental Entity in connection with the Equity Investment or the other transactions contemplated by this Agreement, and a copy of any such filing or notice shall be furnished to the Principal Investor together with the Company’s written notice; and

(F) any action, suit, proceeding, inquiry or known investigation pending or, to the knowledge of the Company, threatened which questions or challenges the validity of this Agreement or the ability of any party to consummate the Equity Investment;

provided, that no such notification shall operate as a waiver or otherwise affect any representation, warranty, covenant, agreement or other provision in this Agreement, or the obligations of the parties (or remedies with respect thereto) or the conditions to the obligations of the parties under this Agreement.

(iii) Each Investor shall promptly notify the Principal Investor and the Company in writing of (A) the occurrence of any matter or event that has resulted, or is reasonably likely to result, in (1) any representation and warranty of such Investor set forth in this Agreement that is qualified as to materiality becoming untrue, (2) any such representation and warranty that is not so qualified becoming untrue in any material respect or (3) any condition to the transactions contemplated hereby and set forth in Section 6.03(a) not being satisfied or (B) the failure of such Investor to perform in any material respect any obligation to be performed by such party under this Agreement such that the condition set forth in Section 6.03(b) could not be satisfied; provided, that no such notification shall operate as a waiver or otherwise affect any representation, warranty, covenant, agreement or other provision in this Agreement, or the obligations of the parties (or remedies with respect thereto) or the conditions to the obligations of the parties under this Agreement.

(c) Without limiting the generality of the foregoing, the Company shall give the Principal Investor the opportunity to participate in the defense, at its own cost, of any litigation against the Company and/or its directors relating to the Equity Investment, the Spin-Off or the other transactions contemplated by this Agreement, including transactions under the Voting and Support Agreement, and will obtain the prior written consent of the Principal Investor prior to settling or satisfying any such claim.

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SECTION 5.04.  Fees and Expenses.

(a)  Except as provided in the Separation Agreement, the Tax Matters Agreement, in Section 5.09, or as set forth in Section 5.01(a)(i) below, all fees and expenses incurred by the Company or any of its Subsidiaries in connection with this Agreement and the transactions contemplated by this Agreement shall be paid by the Company; provided that (and as further described in the Separation Agreement) all fees and expenses relating to the Spin-Off (including the Separation and the Distribution) incurred by the Company or any of its Subsidiaries, including SpinCo, shall be paid by SpinCo; provided, further, that, for the avoidance of doubt, responsibility and reimbursement for Taxes imposed on the Company as a result of, in connection with or relating to, the Spin-Off (including the Separation and the Distribution) shall be governed by the Tax Matters Agreement. If the Closing occurs, the Company shall reimburse the Principal Investor, within two (2) business days following the consummation of the Spin-Off, by wire transfer of same-day funds to an account or accounts designated by the Principal Investor, for all reasonable costs and expenses incurred by the Principal Investor and its Affiliates in connection with the transactions contemplated by this Agreement. Notwithstanding and in addition to the foregoing, (A) the Principal Investor shall be responsible for, and promptly and timely remit when due, all government filing fees relating to the HSR Filing by the Company under the HSR Act, which amount shall be reimbursed by the Company to the Principal Investor promptly following the consummation of the Spin-Off and (B) the Company and SpinCo shall be responsible for the allocation of expenses described in Section 5.04(a) of the Company Letter as and to the extent set forth therein.

(i) Notwithstanding the above, if the Closing occurs, the Principal Investor shall pay, or cause to be paid, up to $900,000 of the out-of-pocket expenses incurred by the Company in connection with this Agreement and the transactions and related agreements contemplated hereby and thereby, including all fees of its legal counsel, financial advisers, and accountants incurred by the Company in connection therewith (the “Company Transaction Expenses”), in accordance with the procedures set forth in Section 5.01(a)(ii) and Section 5.01(a)(iii);

(ii) No later than three (3) business days prior to the Closing Date, the Company shall provide to the Principal Investor a written report setting forth a list of all of the Company Transaction Expenses (together with written invoices and wire transfer instructions for the payment or reimbursement thereof), solely to the extent such fees and expenses are incurred (the “Company Transaction Expenses Certificate”); and

(iii) Within two (2) business days after the Closing, the Principal Investor shall pay or cause to be paid by wire transfer of immediately available funds up to $900,000 of Company Transaction Expenses, as set forth in the Company Transaction Expenses Certificate.

(b) In the event that (i) (A) this Agreement is terminated by either the Principal Investor or the Company pursuant to Section 7.01(b)(i) or Section 7.01(b)(iii) or by the Principal Investor pursuant to Section 7.01(e)(i), (B) a Takeover Proposal has been made to the Company or its stockholders or any person has publicly disclosed, announced or otherwise communicated a Takeover Proposal or an intention (whether or not conditional and whether or not withdrawn) to make a Takeover Proposal or a Takeover Proposal otherwise becomes publicly known after the date of this Agreement and prior to such termination and (C) prior to the date that is twelve (12) months after such termination, the Company or any of its Subsidiaries enters into any Alternative Acquisition Agreement or any other definitive contract to consummate any Takeover Proposal or any Takeover Proposal is consummated (solely for purposes of Section 5.04(b)(i)(B) and this Section 5.04(b)(i)(C), the term “Takeover Proposal” shall have the meaning set forth in the definition of Takeover Proposal contained in Section 4.02(a) except that all references to twenty percent (20%) shall be deemed references to fifty percent (50%)) or (ii) this Agreement is terminated by the Principal Investor pursuant to Section 7.01(c) or Section 7.01(d) or by the Company pursuant to Section 7.01(g), then the Company shall pay the Principal Investor a fee equal to $600,000 (the “Termination Fee”), by wire transfer of same-day funds (X) in the case of a termination by the Principal Investor pursuant to Section 7.01(c) or Section 7.01(d), within two (2) business days after such termination, (Y) in the case of a termination by the Company pursuant to Section 7.01(g), prior to or concurrently with, and as a condition to the effectiveness of, such termination and (Z) in the case of a payment as a result of any event referred to in Section 5.04(b)(i), no later than the first to occur of such events, in each case to an account designated by the Principal Investor.

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(c) The Company acknowledges that the agreements contained in this Section 5.04 are an integral part of the transactions contemplated by this Agreement and that, without these agreements, the Principal Investor would not have entered into this Agreement. Accordingly, if the Company fails promptly to pay the amounts due pursuant to this Section 5.04 and, in order to obtain such payment, the Principal Investor commences a suit that results in an Order against the Company for the amounts set forth in this Section 5.04, the Company shall pay to the Principal Investor its reasonable out-of-pocket costs and expenses (including attorneys’ fees and expenses) in connection with such suit and any appeal relating thereto, together with interest on the amounts set forth in this Section 5.04 at the prime rate as published in the Wall Street Journal in effect on the date such payment was required to be made plus five percent (5%).

SECTION 5.05.  Public Announcements. The parties agree that the initial press release to be issued with respect to the transactions contemplated by this Agreement shall be in the form heretofore agreed to by the parties. The Investors, on the one hand, and the Company, on the other hand, shall, to the extent at all reasonably practicable, consult with each other before making, and give each other a reasonable opportunity to review and comment upon, any press release or other public statements with respect to this Agreement, the Equity Investment, the Spin-Off and the other transactions contemplated by this Agreement, and shall not issue any such press release or make any such public statement without the other party’s prior written consent (which consent shall not be unreasonably withheld, conditioned or delayed), except as may be required by applicable Law, court process or by obligations pursuant to any listing agreement with any national securities exchange. Notwithstanding the foregoing, the Investors and their Affiliates shall be permitted to make communications to, and provide ordinary course information to any existing or prospective equityholders, general and limited partners, members, or managers of the applicable Investor, in each case, who are subject to customary confidentiality restrictions.

SECTION 5.06.  Board Representation Rights. Prior to the Closing, the Company shall take all action necessary to cause the following to occur:

(a) effective as of the Closing, the Board of Directors of the Company shall be reconstituted (and the Company and the Board of Directors of the Company shall cause such reconstitution to occur) such that (i) the number of seats on the Board of Directors of the Company shall be as directed by the Principal Investor at least five (5) business days prior to the Closing, (ii) each of such directors (including Bradley S. Jacobs) shall be individuals designated by the Principal Investor at least five (5) business days prior to the Closing, (iii) each standing committee of the Board of Directors of the Company shall be reconstituted in a manner designated by the Principal Investor at least five (5) business days prior to the Closing and (iv) Bradley S. Jacobs shall be appointed as the Chairman of the Board of Directors of the Company and Chief Executive Officer of the Company. The foregoing designations shall be made such that a majority of the Board of Directors of the Company and the members of each standing committee of the Board of Directors of the Company shall be independent as required in accordance with Nasdaq rules and applicable securities Law. In furtherance of the foregoing, the Company shall deliver to the Principal Investor prior to the Closing evidence reasonably satisfactory to the Principal Investor of the resignation of each director of the Company that has not been designated by the Principal Investor as a director of the Company from and after the Closing, and the resignation of the Chief Executive Officer, which resignations shall be effective as of the Closing. Each director designated by the Principal Investor in accordance with this Section 5.06 is referred to herein as an “Principal Investor Appointee.”

(b) Subject to Section 5.06(d), Section 5.06(e) and Section 5.06(f), in connection with each meeting of stockholders at which directors are to be elected to serve on the Board of Directors of the Company, the Company shall take all necessary steps to nominate each Principal Investor Appointee (or such alternative persons who are proposed by the Principal Investor and notified to the Company on or prior to any date set forth in the Company Organizational Documents or applicable Law with respect to the nomination of directors) and to use its reasonable best efforts to cause the Board of Directors of the Company to unanimously recommend that the stockholders of the Company vote in favor of each Principal Investor Appointee for election to the Board of Directors of the Company. If, for any reason, a candidate designated as an Principal Investor Appointee is determined to be unqualified to serve on the Board of Directors of the Company because such appointment would constitute a breach of the fiduciary duties of the Board of Directors of the Company or applicable Law or stock exchange requirements, the Principal Investor shall have the right to designate an alternative Principal Investor Appointee to be so appointed, and the provisions of this Section 5.06(b) shall apply, mutatis mutandis, to such alternative Principal Investor Appointee.

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(c) Each appointed or elected Principal Investor Appointee will hold his or her office as a director of the Company for such term as is provided in the Company Organizational Documents or until his or her death, resignation or removal from the Board of Directors of the Company or until his or her successor has been duly elected and qualified in accordance with the provisions of this Agreement, the Company Organizational Documents and applicable Law. If any Principal Investor Appointee ceases to serve as a director of the Company for any reason during his or her term, the Company will use its reasonable best efforts to cause the Board of Directors of the Company to fill the vacancy created thereby with a replacement designated by the Principal Investor.

(d) Subject to applicable Law and applicable stock exchange requirements, the Principal Investor shall have the right to designate directors to the Board of Directors of the Company pursuant to this Section 5.06 as follows: (i) all of the members of the Board of Directors of the Company for so long as the Investors collectively own or control (together with their Affiliates) Preferred Stock, Company Common Stock or other voting securities, or Warrants exercisable for such securities, representing, in the aggregate, at least eighty percent (80%) of the total voting power of the capital stock of the Company, calculated on a fully-diluted, as-converted basis, (ii) seventy-five percent (75%) of the total number of seats (rounded up to the nearest whole number) on the Board of Directors of the Company for so long as the Investors collectively own or control (together with their Affiliates) Preferred Stock, Company Common Stock or other voting securities, or Warrants exercisable for such securities, representing, in the aggregate, at least sixty-five percent (65%) (but less than eighty percent (80%)) of the total voting power of the capital stock of the Company, calculated on a fully-diluted, as-converted basis, (iii) a majority of the total number of seats (rounded up to the nearest whole number) on the Board of Directors of the Company for so long as the Investors collectively own or control (together with their Affiliates) Preferred Stock, Company Common Stock or other voting securities, or Warrants exercisable for such securities, representing, in the aggregate, at least forty-five percent (45%) (but less than sixty-five percent (65%)) of the total voting power of the capital stock of the Company, calculated on a fully-diluted, as-converted basis, (iv) forty percent (40%) of the total number of seats (rounded up to the nearest whole number) on the Board of Directors of the Company for so long as the Investors collectively own or control (together with their Affiliates) Preferred Stock, Company Common Stock or other voting securities, or Warrants exercisable for such securities, representing, in the aggregate, at least thirty percent (30%) (but less than forty-five percent (45%)) of the total voting power of the capital stock of the Company, calculated on a fully-diluted, as-converted basis, (v) thirty-three percent (33%) of the total number of seats (rounded up to the nearest whole number) on the Board of Directors of the Company for so long as the Investors collectively own or control (together with their Affiliates) Preferred Stock, Company Common Stock or other voting securities, or Warrants exercisable for such securities, representing, in the aggregate, at least fifteen (15%) (but less than thirty percent (30%)) of the total voting power of the capital stock of the Company, calculated on a fully-diluted, as-converted basis, and (vi) two members of the Board of Directors of the Company for so long as the Investors collectively own or control (together with their Affiliates) Preferred Stock, Company Common Stock or other voting securities, or Warrants exercisable for such securities, representing, in the aggregate, at least five percent (5%) (but less than fifteen percent (15%)) of the total voting power of the capital stock of the Company, calculated on a fully-diluted, as converted basis.

(e) The Board of Directors of the Company shall have no obligation to appoint or nominate any Principal Investor Appointee if such appointment or nomination would violate applicable Law or stock exchange requirements or result in a breach by the Board of Directors of the Company of its fiduciary duties to its stockholders; provided, that the foregoing shall not affect the right of the Principal Investor to designate an alternate Principal Investor Appointee.

(f) The rights of the Principal Investor set forth in this Section 5.06 shall be in addition to, and not in limitation of, such voting rights that the Principal Investor may otherwise have as a holder of capital stock of the Company (including any shares of Preferred Stock held by the Principal Investor).

SECTION 5.07.  Listing and Quotation. The Company shall take all action necessary to effect (a) the listing, effective as of the Closing, of the shares of Company Common Stock issuable upon conversion of the Preferred Stock and exercise of the Warrants on the Nasdaq Capital Market or such other Nasdaq market tier as may be appropriate, upon official notice of issuance (the applications necessary with respect to this clause (a), the “Listing Application”), and (b) the quotation, effective as of the closing of the Spin-Off, of the shares of SpinCo common stock to be distributed

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to stockholders of the Company in the Spin-Off on OTC Markets (the applications necessary with respect to this clause (b), the “OTC Application”). No submission of, or amendment or supplement to, the Listing Applications or OTC Application will be made by the Company without providing the Principal Investor with a reasonable opportunity to review and comment thereon, and the Company shall give due consideration to the additions, deletions or changes suggested thereto by the Principal Investor and its Representatives. In addition, the Company agrees to provide the Principal Investor and its Representatives with copies of any written comments, and shall inform the Principal Investor of any oral comments, that the Company or its Representatives may receive from time to time from the Nasdaq or its staff with respect to the Listing Applications or from OTC Markets or its staff with respect to the OTC Application promptly after receipt of such comments, and any written or oral responses thereto. The Principal Investor and its legal counsel shall be given a reasonable opportunity to review any such written responses and the Company shall give due consideration to the additions, deletions or changes suggested thereto by the Principal Investor and its counsel.

SECTION 5.08.  Reservation of Shares. From and after the Closing, the Company shall at all times reserve and keep available out of its authorized but unissued shares of Company Common Stock such number of shares of Company Common Stock as shall from time to time equal the number of shares sufficient to permit the exercise of the Warrants and the conversion of the shares of Preferred Stock issued pursuant to this Agreement in accordance with their respective terms. The Company covenants that all shares of Company Common Stock issuable upon exercise of the Warrants or conversion of the Preferred Stock shall be newly issued shares, shall have been duly authorized and validly issued and shall be, upon such issuance, fully paid and nonassessable and free from preemptive rights and free of any Lien or adverse claim.

SECTION 5.09.  Cooperation for Acquisitions. After the date hereof until the Closing Date, the Company agrees that the Company shall, and shall cause its employees to, cooperate with the Principal Investor and its representatives with the Principal Investor’s efforts for the Company to consummate an acquisition of one or more businesses following the Closing, with such cooperation to include signing any definitive agreements with respect to such acquisition so long as the closing thereunder does not occur until the Closing. Until the consummation of the Spin-Off, the Principal Investor shall pay for the reasonable costs and expenses incurred by the Company (as directed by the Principal Investor) in connection with its obligations pursuant to this Section 5.09. Immediately after the consummation of the Spin-Off, the Company shall reimburse the Principal Investor for all such fees and expenses, as promptly as practicable (but in any event within two (2) business days) following the date of the consummation of the Spin-Off by wire transfer of same-day funds to an account or accounts designated by the Principal Investor.

SECTION 5.10.  Cooperation on Certain Litigations.

(a) The Company shall be entitled to assume the control and defense at its sole expense of all stockholder litigation against the Company, any of its Subsidiaries or any of the directors, managers or officers of the Company or its Subsidiaries, in each case, arising out of, relating to or in connection with this Agreement or the Equity Investment, the Spin-Off or the other transactions contemplated by this Agreement (collectively, the “Stockholder Litigation”); provided, that (i) the Company shall promptly as practicable notify the Principal Investor of such Stockholder Litigation, (ii) the Company shall keep the Principal Investor reasonably informed on a reasonably prompt basis with respect to the status of such Stockholder Litigation, and (iii) the Principal Investor shall have the right to participate in (and jointly control) such Stockholder Litigation, including all proceedings, negotiations and settlement decisions related thereto.

(b) The Company shall obtain the prior written consent of the Principal Investor before entering into any settlement, understanding or other agreement relating to such Stockholder Litigation.

(c) Each party shall cooperate, and cause its Subsidiaries and employees and advisors to cooperate, in the defense of any Stockholder Litigation and shall furnish or cause to be furnished such records, information and testimony, and attend, at each party’s own expense, such conferences, discovery proceedings, hearings, trials or appeals, as may be reasonably requested in connection with such Stockholder Litigation.

SECTION 5.11.  Tax Matters.

(a)  Transfer Taxes. The Company shall pay all transfer, stamp, documentary, issue and other similar Taxes due with respect to the issuance or delivery of the Preferred Stock or the Warrants or any other securities or property issued or delivered upon conversion of the Preferred Stock or exercise of the Warrants.

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(b)  Tax Treatment. The Company and the Investors agree that (i) it is intended that the Preferred Stock not constitute “preferred stock” within the meaning of Section 305 of the Code and the Treasury Regulations promulgated thereunder and (ii) except to the extent otherwise required by a “determination” within the meaning of Section 1313(a) of the Code, neither the Company nor any Investor shall treat the Preferred Stock as such for U.S. federal income Tax or withholding Tax purposes or otherwise take any position inconsistent with such treatment on any Tax Return, in any Tax audit, investigation, examination, claim, suit, inquiry or other proceeding or otherwise.

(c)  Allocation of Purchase Price. The Company and the Investors agree that (i) the Company is issuing the Preferred Stock and Warrants solely in consideration of the Purchase Price and not in recognition of any services provided or to be provided directly or indirectly by any Investor as an employee or otherwise (which services, if any, shall be separately compensated), (ii) the Purchase Price is equivalent to the aggregate value of the Preferred Stock and the Warrants, (iii) the purchase and sale of the Preferred Stock and Warrants by each Investor pursuant to this Agreement shall be treated as the purchase and sale of an “investment unit” consisting of such Preferred Stock and Warrants and (iv) the allocation of the Purchase Price between the Preferred Stock and the Warrants shall be as set forth in Section 5.11(c) of the Company Letter (the “Allocation”). Except to the extent otherwise required by a “determination” within the meaning of Section 1313(a) of the Code, neither the Company nor any Investor shall take any position inconsistent with the treatment set forth in this Section 5.11(c) or the Allocation on any Tax Return, in any Tax audit, investigation, examination, claim, suit, inquiry or other proceeding or otherwise.

SECTION 5.12.  Treatment of Company Stock Options. As soon as practicable following the date of this Agreement, the Board of Directors of the Company (or, if appropriate, any committee administering the Company Equity Plan) shall adopt such resolutions or take such other actions (including obtaining any required consents) as may be required to, effectuate the actions contemplated by this Section 5.12.

(a) Effective as of the effective time of the Reverse Split contemplated by the Fifth A&R Certificate of Incorporation, the number of shares of Company Common Stock underlying Company Stock Options outstanding immediately prior to such effective time, and the exercise prices of such Company Stock Options, shall be appropriately adjusted so as to reflect such Reverse Split. Such adjustment shall be implemented in a manner that (i) complies with the terms of the Company Equity Plan and, to the extent applicable, Section 409A or 422 of the Code (including the regulations and other guidance promulgated thereunder), (ii) results in as minimal an amount of additional accounting expense as permitted pursuant to GAAP and (iii) in the case of any Company Stock Options held by any individual who is subject to the reporting requirements of Section 16(a) of the Exchange Act with respect to the Company, causes any acquisition or disposition of Company Stock Options in connection with such adjustment (or any deemed acquisition or disposition) to be exempt under Rule 16b-3 promulgated under the Exchange Act.

(b) Effective as of the Closing, each Company Stock Option that was outstanding and unexercised as of immediately prior to the Closing shall, automatically and without any action on the part of the holder therefore, be cancelled without payment of consideration to the holder thereof.

SECTION 5.13.  Spin-Off.

(a) After the date hereof until the consummation of the Spin-Off, the Company agrees that the Company and its Subsidiaries shall, and shall cause its and their employees to, cooperate with the Principal Investor and its Representatives (and keep them reasonably informed on a current basis) in connection with all matters relating to the Spin-Off and shall make no material decisions relating to the Spin-Off, including with respect to the terms of any documents relating to the Spin-Off (including the certificate of incorporation and bylaws of SpinCo) and the directors and officers of SpinCo, without reasonably consulting with, and obtaining the prior written consent of, the Principal Investor (such consent not to be unreasonably withheld, conditioned or delayed). Without limiting the foregoing, neither the Company nor any Subsidiary of the Company shall amend or modify any terms of the Separation Agreement, the Tax Matters Agreement or the Employee Matters Agreement, or approve or enter into any such agreements that have different terms than set forth in the Exhibits hereto, in each case without the prior written consent of the Principal Investor. Without limiting Section 5.01, the Company and its Subsidiaries shall give the Principal Investor an opportunity to review and comment on each document relating to the Spin-Off, shall include all comments reasonably

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proposed by the Principal Investor and shall not file or mail such document, or respond to the SEC, prior to receiving the prior written approval of the Principal Investor, which approval shall not be unreasonably withheld, conditioned or delayed.

(b) Prior to the Closing Date, the Company shall declare the Cash Dividend to the Company’s stockholders of record as of the Record Date. On the Distribution Date, the Cash Dividend shall be paid to the Company’s stockholders of record as of the Record Date and shall be funded by proceeds to be received by the Company from the Equity Investment.

(c) During the Post-Closing Spin-Off Period, (i) none of the Principal Investor or its controlled Affiliates (the “Principal Investor Group”), the Company or the then-newly constituted Board of Directors of the Company shall take any action by or on behalf of the Company (or any of the others in the Principal Investor Group) that would be likely to delay, compromise or otherwise jeopardize consummation by the Company of the Spin-Off; (ii) each member of the Principal Investor Group shall act in good faith in connection with the continued operation of the Company’s legacy businesses, consistent with past practice in all material respects, and shall use his, her or its reasonable best efforts to cooperate with the Company in effecting the Spin-Off; and (iii) no member of the Principal Investor Group shall make any material decisions relating to or impacting the Company’s legacy businesses, including without limitation, modifying any of the organizational documents of SpinCo or any of its Subsidiaries other than as contemplated by this Agreement, changing any of the directors or officers of SpinCo or any of its Subsidiaries other than as contemplated by this Agreement, or modifying any Contracts to the extent relating to or impacting the legacy businesses other than as contemplated by this Agreement, without consulting with, and obtaining the prior written consent of Mark Meller, the present Chief Executive Officer of the Company (“CEO”) or in his absence, the then-current CEO of SpinCo (in each case which consent shall not be unreasonably withheld, conditioned or delayed), or preventing or terminating the Spin-Off; provided, that each of the Principal Investor Group, the Company and the then-newly constituted Board of Directors of the Company shall be permitted to operate the Company and its Subsidiaries (other than SpinCo and the legacy businesses that have been contributed to SpinCo) during the Post-Closing Spin-Off Period in any manner they deem to be appropriate, including consummating an acquisition of one or more businesses or entities, purchasing any assets of one or more businesses or entities, entering into financing transactions, or engaging in any other similar transactions and actions in connection with the foregoing. Without limiting the foregoing, during the Post-Closing Spin-Off Period, no member of the Principal Investor Group shall amend or modify (or agree to amend or modify) any terms of any of the agreements or other documents delivered pursuant hereto, in each case without the prior written consent of the CEO or in his absence the then-current CEO of SpinCo (which consent shall not be unreasonably withheld, conditioned or delayed).

(d) During the Post-Closing Spin-Off Period, each of the CEO and the other now-existing officers and directors of the Company shall serve in similar roles for SpinCo, but, for the avoidance of doubt, not for the Company.

SECTION 5.14.  Transition Services Agreement. After the date hereof until the Closing Date, the Company agrees that if the Principal Investor determines that a transition services agreement between the Company and SpinCo is reasonably required after the consummation of the Spin-Off, the parties shall negotiate reasonably in good faith for the Company and SpinCo to enter into a customary transition services agreement, for a term not exceeding six (6) months and with services provided at cost, in connection with the Spin-Off (any such agreement, the “Transition Services Agreement”).

SECTION 5.15.  Registration Rights and Registration Rights Agreement. After the date hereof and prior to the Closing, the parties shall negotiate the Registration Rights Agreement, in a form reasonably acceptable to the Principal Investor and reflecting terms consistent with those set forth on Exhibit C. Without limiting the rights of the Investors under the Registration Rights Agreement, if requested by the Principal Investor at least twenty (20) days prior to the Closing, the Company will use reasonable best efforts to as promptly as reasonably practicable (a) file a registration statement with the SEC on Form S-3 (if eligible) registering shares of Preferred Stock, Warrants and shares of Company Common Stock issuable upon conversion of the Preferred Stock or upon exercise of the Warrants and (b) have such registration statement declared effective as promptly as reasonably practicable thereafter. Upon such registration statement becoming effective, the Company will use reasonable best efforts to maintain its effectiveness in accordance with applicable Laws.

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SECTION 5.16.  Jacobs Employment Agreement. Prior to the Closing (but in no event earlier than two (2) business days prior to the Closing), the Company shall enter into, effective as of the Closing, the Jacobs Employment Agreement in the form directed by the Principal Investor in writing prior to the Closing (but in no event earlier than two (2) business days prior to the Closing).

SECTION 5.17.  Preparation of Financial Statements. After the date hereof and prior to the Closing, the Company shall prepare and deliver to the Principal Investor as promptly as practicable, historical financial statements of the Company and pro forma financial statements of the Company (after taking into account the consummation of the Spin-Off) for such periods following the consummation of the Spin-Off as may be required by applicable SEC rules (including, for the avoidance of doubt, such financial statements as may be required to be included in the Current Report on Form 8-K to be filed in connection with the Closing or with the consummation of the Spin-Off, as applicable). The Company and each of its Subsidiaries shall provide all reasonable assistance and cooperation reasonably requested by the Principal Investor with the timely preparation of such financial statements.

ARTICLE VI
CONDITIONS PRECEDENT

SECTION 6.01.  Conditions to Each Party’s Obligation to Effect the Equity Investment. The respective obligation of each party to effect the Equity Investment is subject to the satisfaction or waiver on or prior to the Closing of the following conditions:

(a) Stockholder Approvals. The Stockholder Approvals shall have been obtained.

(b) Antitrust. Any waiting period (and any extension thereof) applicable to this Agreement, the Equity Investment or other transactions contemplated by this Agreement under the HSR Act shall have been terminated or shall have expired. Any other approval or waiting period under any other applicable competition, merger control, antitrust or similar Law shall have been obtained or terminated or shall have expired.

(c)  No Injunctions or Legal Restraints. No temporary restraining order, preliminary or permanent injunction or other Orders issued by any court of competent jurisdiction or other legal restraint or prohibition (collectively, “Legal Restraints”) that has the effect of preventing, prohibiting or making illegal the consummation of the Equity Investment or any of the other transactions contemplated by this Agreement shall be in effect.

(d) Form 10. The Form 10 shall have become effective under the Securities Act and no stop order suspending the effectiveness of the Form 10 shall have been issued and no proceeding for that purpose shall have been initiated or threatened in writing by the SEC or its staff and not withdrawn.

SECTION 6.02.  Conditions to Obligations of the Investors. The obligations of the Investors to effect the Equity Investment are further subject to the satisfaction or waiver on or prior to the Closing of the following conditions:

(a)  Representations and Warranties.

(i) The representations and warranties of the Company set forth in Section 3.01(a) (Organization and Power), Section 3.01(d) (Corporate Authorizations), Section 3.01(g) (Subsidiaries), Section 3.01(h) (Business Operations), Section 3.01(x) (Takeover Statutes), Section 3.01(bb) (Opinion of Financial Advisor), Section 3.01(ff) (Information Supplied) and Section 3.01(jj) (Indebtedness) shall be true and correct in all material respects as of the date hereof and shall be true and correct in all material respects as of the Closing as though made on and as of the Closing (except to the extent a representation or warranty is made as of a specified time, in which case such representation or warranty shall be true and correct in all material respects at and as of such time);

(ii) the representations and warranties of the Company set forth in Section 3.01(f) (Capitalization) shall be true and correct in all respects other than for any de minimis inaccuracies of the date hereof and shall be true and correct in all respects other than for any de minimis inaccuracies as of the Closing as though made on and as of the Closing (except to the extent a representation or warranty is made as of a specified time, in which case such representation or warranty shall be true and correct in all but de minimis respects at and as of such time);

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(iii) the representations and warranties of the Company set forth in Section 3.01(l)(ii) (Absence of Certain Changes), Section 3.01(cc) (Brokers), Section 3.01(dd) (Fifth A&R Certificate of Incorporation and Preferred Stock Certificate of Designation), Section 3.01(ee) (Valid Issuance), Section 3.01(gg) (Voting Requirements) and Section 3.01(hh) (Securities Law Compliance) shall be true and correct as of the date hereof and shall be true and correct as of the Closing as though made on and as of the Closing (except to the extent a representation or warranty is made as of a specified time, in which case such representation or warranty shall be true and correct at and as of such time); and

(iv) the other representations and warranties of the Company contained in Section 3.01 (Representations and Warranties of the Company) shall be true and correct as of the date hereof and shall be true and correct as of the Closing as if made at and as of such time (except to the extent a representation or warranty is made as of a specified time, in which case such representation or warranty shall be true and correct at and as of such time), with only such exceptions, in the case of this Section 6.02(a)(iv), as have not had and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect; provided, that, with respect to the foregoing clause (i) and this clause (iv), any exceptions and qualifications with regard to materiality or Material Adverse Effect contained therein shall be disregarded for purposes of this Section 6.02(a).

(b) Performance of Obligations of the Company. The Company shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing.

(c) No Litigation. There shall not be pending any claim, suit, action or proceeding brought or threatened by any Governmental Entity (i) challenging or seeking to restrain or prohibit the consummation of the Equity Investment or the other transactions contemplated by this Agreement, or seeking to obtain from the Investors or any of their Affiliates any damages in relation thereto; or (ii) seeking to impose limitations on the ability of the Investors to acquire or hold, or exercise full rights of ownership of, any Warrants or any shares of Preferred Stock or Company Common Stock, including the right to vote the Preferred Stock or the Company Common Stock on all matters properly presented to the stockholders of the Company.

(d) Legal Restraint. No Legal Restraint that could reasonably be expected to result, directly or indirectly, in any of the effects referred to in clause (i) or (ii) of Section 6.02(c) shall be in effect.

(e) No Material Adverse Effect. Since the date of this Agreement, there shall not have occurred any Material Adverse Effect or any state of facts, change, development, event, effect, condition, occurrence, action or omission that is reasonably likely to have a Material Adverse Effect.

(f) Officers Certificate. The Principal Investor shall have received a certificate dated as of the Closing Date and signed on behalf of the Company by the chief executive officer and chief financial officer of the Company to the effect that the conditions set forth in the foregoing clauses (a), (b) and (e) have been satisfied.

(g) Fifth A&R Certificate of Incorporation and Certificate of Designation. The Company shall have duly adopted the Fifth A&R Certificate of Incorporation and the Certificate of Designation, and the Fifth A&R Certificate of Incorporation and the Certificate of Designation shall have been duly filed with, and accepted by, the Secretary of State of the State of Delaware in accordance with the laws of the State of Delaware.

(h) Nasdaq Approval. Nasdaq shall have approved the listing of shares of Company Common Stock issuable upon conversion of the Preferred Stock and exercise of the Warrants on the Nasdaq, upon official notice of issuance.

(i) Registration Rights Agreement. The Principal Investor shall have received a counterpart of the Registration Rights Agreement, in a form reasonably acceptable to the Principal Investor and reflecting terms consistent with those set forth on Exhibit C, that shall have been executed and delivered by a duly authorized officer of the Company.

(j) Jacobs Employment Agreement. The Principal Investor shall have received a counterpart to the employment agreement by and between Bradley S. Jacobs and the Company (“Jacobs Employment Agreement”) duly executed by the Company, in the form directed by the Principal Investor in writing prior to the Closing (but in no event earlier than two (2) business days prior to the Closing).
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(k) Meller Employment Agreement. The Meller Employment Agreement shall have been terminated in accordance with the Meller Letter Agreement and the Company shall have taken all action necessary to cause such termination to occur in accordance with Treasury Regulation Section 1.409A-3(j)(4)(ix)(B).

(l) Trading Halt. No stop order or suspension of trading shall have been imposed by the Nasdaq, the SEC or any other governmental or regulatory body with respect to public trading in the Company Common Stock.

SECTION 6.03. Conditions to Obligation of the Company. The obligation of the Company to effect the Equity Investment is further subject to the satisfaction or waiver on or prior to the Closing of the following conditions:

(a) Representations and Warranties. The representations and warranties of each Investor contained herein that are qualified as to materiality shall be true and correct (as so qualified), and the representations and warranties of each Investor contained herein that are not so qualified shall be true and correct in all material respects, in each case as of the date of this Agreement (or, with respect to any Investor made a party hereto by joinder in accordance with Section 8.08, as of the date of the applicable joinder) and as of the Closing with the same effect as though made as of the Closing, except that the accuracy of representations and warranties that by their terms speak as of a specified date will be determined as of such date.

(b) Performance of Obligations of Investors. Each Investor shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing.

SECTION 6.04. Principal Investor Cure. In the event of any breach by any Investor (other than the Principal Investor) that would result in the failure of a closing condition pursuant to Section 6.03(a) or Section 6.03(b), the Principal Investor shall be entitled, in its sole discretion (subject to Section 2.04), to purchase the shares of Preferred Stock and Warrants otherwise allocable to the breaching Investor on the terms set forth in this Agreement and, in such event, the breach by such Investor that would otherwise result in the failure of a closing condition pursuant to Section 6.03(a) or Section 6.03(b) shall be deemed cured for purposes of Section 6.03.

ARTICLE VII
TERMINATION, AMENDMENT AND WAIVER

SECTION 7.01. Termination. This Agreement may be terminated, and the Equity Investment and the other transactions contemplated by this Agreement may be abandoned, at any time prior to the Closing, whether before or after the Stockholder Approvals have been obtained, upon written notice (other than in the case of Section 7.01(a) below) from the terminating party to the non-terminating party specifying the subsection of this Section 7.01 pursuant to which such termination is effected only in the following circumstances:

(a) by mutual written consent of the Principal Investor and the Company;

(b) by either the Principal Investor or the Company, if:

(i) the Closing shall not have occurred on or prior to December 31, 2024 (the “Outside Date”); provided, that the right to terminate this Agreement under this Section 7.01(b)(i) shall not be available to any party whose action or failure to act has been a principal cause of or resulted in the failure of the Closing to occur on or before such date and such action or failure to act constitutes a breach of this Agreement;

(ii) any Legal Restraint having the effect set forth in Section 6.01(c) shall be in effect and shall have become final and non-appealable; or

(iii) the Stockholders Meeting shall have been held and the Stockholder Approvals shall not have been obtained thereat or at any adjournment or postponement thereof, except that the right to terminate this Agreement under this Section 7.01(b)(iii) shall not be available to the Company where the failure to obtain the Stockholder Approvals has been caused by the action or failure to act by the Company and such action or failure to act constitutes a material breach by the Company of this Agreement;

(c) prior to receipt of the Stockholder Approvals, by the Principal Investor, in the event an Adverse Recommendation Change has occurred;

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(d) by the Principal Investor, if the Company shall have breached any of obligations or failed to perform any of its covenants or other agreements in Section 4.02 in any material respect;

(e) by the Principal Investor, if: (i) the Company shall have breached any of its representations or warranties or failed to perform any of its covenants or other agreements contained in this Agreement, which breach or failure to perform (A) would give rise to the failure of a condition set forth in Section 6.02(a) or Section 6.02(b) and (B) is incapable of being cured by the Company or, if capable of being cured by the Company, the Company does not cure such breach or failure within twenty (20) days after its receipt of written notice thereof from the Principal Investor; provided that, the right to terminate this Agreement under this Section 7.01(e)(i) shall not be available to the Principal Investor if the Principal Investor is then in material breach of any of its representations, warranties, agreements or covenants contained in this Agreement; or (ii) any Legal Restraint having any of the effects referred to in clause (i) or (ii) of Section 6.02(c) shall be in effect and shall have become final and non-appealable;

(f) by the Company, if any Investor shall have breached any of its representations or warranties or failed to perform any of its covenants or other agreements contained in this Agreement, which breach or failure to perform (i) would give rise to the failure of a condition set forth in Section 6.03(a) or Section 6.03(b) (after giving effect to Section 6.04) and (ii) is incapable of being cured by such Investor or the Principal Investor or, if capable of being cured by such Investor or the Principal Investor, such Investor or the Principal Investor does not cure such breach or failure within twenty (20) days after its receipt of written notice thereof from the Company; provided that, the right to terminate this Agreement under this Section 7.01(f) shall not be available to the Company if the Company is then in material breach of any of its representations, warranties, agreements or covenants contained in this Agreement; or

(g) prior to receipt of the Stockholder Approvals, by the Company in order to concurrently enter into a definitive agreement to consummate a Superior Proposal in accordance with Section 4.02(b).

SECTION 7.02. Effect of Termination. In the event of termination of this Agreement by either the Company or the Principal Investor as provided in Section 7.01, this Agreement shall forthwith become void and have no effect, without any liability or obligation on the part of the Investors or the Company, other than the last sentence of Section 5.02, Section 5.04, this Section 7.02 and Article VIII and except for any material and willful breach by a party of any of its representations, warranties, covenants or agreements set forth in this Agreement (which material breach and liability therefor shall not be affected by termination of this Agreement or any payment of the Termination Fee pursuant to Section 5.04).

SECTION 7.03. Extension; Waiver. At any time prior to the Closing, the Company or the Investors (or, if permitted by Section 1.02(a), the Principal Investor) may (a) extend the time for the performance of any of the obligations or other acts of the Investors or the Company, respectively, (b) waive any inaccuracies in the representations and warranties of any Investor or the Company, respectively, contained herein or in any document delivered pursuant hereto or (c) waive compliance with any of the agreements of any Investor or the Company, respectively, or any conditions to the obligations of the Investors or the Company, respectively, contained herein; provided, that after the Stockholder Approvals have been obtained, there shall be made no waiver that by Law requires further approval by stockholders of the Company without the further approval of such stockholders. Any agreement on the part of a party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party which specifically sets forth the terms of such extension or waiver. The failure or delay by any party to this Agreement to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of such rights nor shall any single or partial exercise by any party to this Agreement of any of its rights under this Agreement preclude any other or further exercise of such rights or any other rights under this Agreement.

ARTICLE VIII
GENERAL PROVISIONS

SECTION 8.01. Non-survival of Representations and Warranties. Except for the representations and warranties set forth in Section 3.01(ee) (Valid Issuance), Section 3.01(hh) (Securities Law Compliance), Section 3.01(kk) (No Reliance) and Section 3.02(f) through Section 3.02(i), none of the representations and warranties in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Closing. This Section 8.01 shall not limit any covenant or agreement of the parties which by its terms contemplates performance after the Closing.

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SECTION 8.02. Notices. All notices or other communications required or permitted to be given hereunder shall be in writing and shall be delivered by hand or sent by email or sent, postage prepaid, by registered, certified or express mail or reputable overnight courier service and shall be deemed given when so delivered by hand or sent by email, or if mailed, three (3) days after mailing (one (1) business day in the case of express mail or overnight courier service), as follows (or at such other address for a party as shall be specified by notice given in accordance with this Section 8.02):

if to the Investors or to the Principal Investor, to:

Jacobs Private Equity II, LLC
5 American Lane
Greenwich, CT 06831
Email: [Intentionally omitted]
Attention: Austin Landow

and with a copy to:

Wachtell, Lipton, Rosen & Katz
51 West 52nd Street
New York, NY 10019
Email: AOEmmerich@wlrk.com; VSapezhnikov@wlrk.com
Attention: Adam O. Emmerich, Viktor Sapezhnikov

if to the Company prior to the Closing, to:

SilverSun Technologies, Inc.
120 Eagle Rock Avenue
East Hanover, NJ 07936
Email: meller@silversuntech.com
Attention: Mark Meller, Chief Executive Officer

with a copy to:

Lucosky Brookman LLP
101 Wood Avenue South, 5th Floor
Woodbridge, NJ 08830
Email: jlucosky@lucbro.com; chaunschild@lucbro.com
Attention: Joseph Lucosky; Chris Haunschild

if to the Company after the Closing, to:

SilverSun Technologies, Inc.
5 American Lane
Greenwich, CT 06831
Email: [Intentionally omitted]
Attention: Austin Landow

with a copy to:

Wachtell, Lipton, Rosen & Katz
51 West 52nd Street
New York, NY 10019
Email: AOEmmerich@wlrk.com; VSapezhnikov@wlrk.com
Attention: Adam O. Emmerich, Viktor Sapezhnikov

and with a copy to (unless such notice occurs after the consummation of the Distribution):

Lucosky Brookman LLP
101 Wood Avenue South, 5th Floor
Woodbridge, NJ 08830
Email: jlucosky@lucbro.com; chaunschild@lucbro.com
Attention: Joseph Lucosky; Chris Haunschild

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SECTION 8.03. Definitions. For purposes of this Agreement:

(a) “Affiliate” means, with respect to any person, any other person directly or indirectly controlling, controlled by or under common control with such first person.

(b) “Anti-Corruption Laws” means the U.S. Foreign Corrupt Practices Act of 1977 (as amended), the United Kingdom Bribery Act 2010, and any other applicable anti-bribery or anti-corruption Law.

(c) “Anti-Money Laundering Laws” means any applicable laws, regulations or orders relating to anti-money laundering, counter-terrorist financing, or record-keeping and reporting requirements in any jurisdiction in which the Company or any of its Subsidiaries is located or conducting business including, but not limited to, the UK Proceeds of Crime Act 2002, the Money Laundering Control Act of 1986, the Bank Secrecy Act of 1970, and the USA PATRIOT Act of 2001 (as amended and updated).

(d) “business day” means any day except a Saturday, a Sunday or other day on which the SEC or banks in the City of New York are authorized or required by Law to be closed.

(e) “CARES Act” means (i) the Coronavirus Aid, Relief, and Economic Security Act (Pub. L. 116-136) Mar. 27, 2020, the Presidential Memorandum on Deferring Payroll Tax Obligations in Light of the Ongoing COVID-19 Disaster, dated August 8, 2020, Internal Revenue Service Notice 2020-65 and any related or successor legislation, guidance, rules and regulations promulgated thereunder or in connection therewith (and any similar relief, legislation, guidance, rules or regulations under any state, local or non-U.S. Law), and (ii) Division N – Additional Coronavirus Response and Relief of the Consolidated Appropriations Act, 2021 (H.R. 133).

(f) “Code” means the Internal Revenue Code of 1986, as amended.

(g) “Company Employee” means each individual who is an employee, independent contractor or other individual service provider of the Company and its Subsidiaries.

(h) “Company Equity Plan” means the SilverSun Technologies, Inc. 2019 Equity and Incentive Plan.

(i) “Company Preferred Stock” means the preferred stock, par value $0.001 per share, of the Company.

(j) “Company Stock Option” means a stock option to purchase shares of Company Common Stock issued by the Company pursuant to the Company Equity Plan.

(k) “Contract” means any written or oral contract, agreement, indenture, note, bond, loan, lease, sublease, mortgage, license, sublicense, obligation or other binding arrangement.

(l) “COVID-19” means the Coronavirus, SARS-CoV-2 or COVID-19, and all related strains, mutations or variations, including any resurgence or any evolutions or mutations of COVID-19 and/or related or associated epidemics, pandemics, disease outbreaks or public health emergencies.

(m) “Environmental Laws” means all Laws relating to (i) pollution, contamination, protection of the environment or health and safety (regarding Hazardous Substances), (ii) emissions, discharges, disseminations, releases or threatened releases of Hazardous Substances into the environment, including air (indoor or outdoor), surface water, groundwater, soil, land surface or subsurface, buildings, facilities, real or personal property or fixtures or (iii) the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of, or exposure to, Hazardous Substances. “Environmental Laws” includes the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. § 9601 et seq., the Clean Water Act, 33 U.S.C. § 1251 et seq., the Clean Air Act, 42 U.S.C. § 7401 et seq., the Toxic Substances Control Act, 15 U.S.C. § 2601 et seq., the Federal Insecticide, Fungicide, and Rodenticide Act, 7 U.S.C. § 136 et seq., the Oil Pollution Act of 1990, 33 U.S.C. § 2701 et seq., the Emergency Planning and Community Right-to-Know Act of 1986, 42 U.S.C. § 11001 et seq., the Safe Drinking Water Act, 42 U.S.C. § 300f et seq., the Endangered Species Act, 16 U.S.C. § 1531 et seq., the Solid Waste Disposal Act, as amended by the Resource Conservation and Control Act, 42 U.S.C. § 6901 et seq. and all applicable analogous state or local statutes or ordinances.

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(n) “ERISA Affiliate” means, with respect to any person, any trade or business (whether or not incorporated) that is treated as a single employer with such person within the meaning of Section 4001 of ERISA or Sections 414(b), (c), (m) or (o) of the Code.

(o) “Ex-Im Laws” means all applicable Laws, rules and regulations relating to export, re-export, transfer or import controls (including the Export Administration Regulations administered by the U.S. Department of Commerce, and customs and import Laws administered by U.S. Customs and Border Protection).

(p) “Form 10” means the registration statement on Form 10 to be filed by the Company with the SEC to effect the registration of SpinCo Common Stock pursuant to the Exchange Act, as such registration statement may be amended or supplemented from time to time.

(q) “Hazardous Substances” means any material, substance, chemical, waste, product, derivative, compound, mixture, solid, liquid, mineral, or gas, in each case, whether naturally occurring or manmade, that is defined or regulated as hazardous, acutely hazardous, toxic, or words of similar import or regulatory effect under any Environmental Law, including but not limited to any petroleum or petroleum-derived products, radon, radioactive materials or wastes, asbestos in any form, lead or lead-containing materials, urea formaldehyde foam insulation, polychlorinated biphenyls, mold, and perfluoroalkyl and polyfluoroalkyl substances.

(r) “Intellectual Property” means all intellectual property and other similar proprietary rights in any jurisdiction throughout the world, including any and all (i) inventions (whether or not patentable), invention disclosures, patents and patent applications (including divisionals, provisionals, continuations, continuations-in-part, and renewal applications), and any renewals, extensions, or reissues; (ii) trademarks, service marks, trade dress, logos, slogans, trade names, assumed names, corporate names, domain names and other source identifiers, including all registrations and applications for registration of the foregoing, and all goodwill associated with any of the foregoing; (iii) copyrights (including all registrations and applications for registration), copyrightable subject matter, original works of authorship, and moral rights; (iv) rights in Software, (v) trade secrets, including confidential and proprietary information and know-how (including processes, formulae, techniques, methods, algorithms, data, databases, designs, drawings, specifications, and material proprietary customer and business data); and (vi) rights to sue and recover and retain damages, costs and attorneys’ fees for the past, present and future infringement, misappropriation or other violation of any of the foregoing.

(s) as it relates to the Company, “knowledge” means, with respect to any matter in question, the actual knowledge, after reasonable inquiry, of any officer or employee of the Company identified in Section 8.03(s) of the Company Letter.

(t) “Law” means any federal, state, local or municipal, domestic or foreign, or other statute, law, code, ordinance, act, rule or regulation of any Governmental Entity, and any Orders.

(u) “Legal Actions” means actions, claims, demands, arbitrations, hearings, charges, complaints, sanctions, examinations, investigations, indictments, litigations, suits or other civil, criminal, administrative or investigative proceedings before or by a Governmental Entity

(v) “Liability” means any liabilities, Liens or obligations of any kind, whether known or unknown, accrued, contingent, absolute, inchoate or otherwise.

(w) “Lien” means any pledges, claims, liens, charges, options, security interests or other encumbrances of any kind or nature whatsoever.

(x) “Material Adverse Effect” means any state of facts, change, development, event, effect, condition, occurrence, action or omission (each, an “Effect”) that, alone or together with any other Effects, (i) materially and adversely affects the business, assets, liabilities, properties, financial condition or results of operations of the Company and its Subsidiaries, taken as a whole, or (ii) prevents, materially impedes or materially delays the consummation by the Company of the Equity Investment or the other transactions contemplated by this Agreement; provided, that, with respect to clause (i) above, none of the following shall be deemed either alone or in combination to constitute, and none of the following shall be taken into account in determining whether there has been or would be, a Material Adverse Effect on the Company: (A) changes

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after the date hereof in general legal, market, economic or political conditions affecting the industry in which the Company operates, provided that such Effects do not disproportionately affect the Company or its Subsidiaries in relation to other companies in the industry or geographic areas in which the Company or such Subsidiaries operate, (B) changes after the date hereof affecting general worldwide economic or capital market conditions (including changes in interest or exchange rates), provided that such Effects do not disproportionately affect the Company or its Subsidiaries in relation to other companies in the industry or geographic areas in which the Company or such Subsidiaries operate; (C) the pendency or announcement of this Agreement or the anticipated consummation of the Equity Investment, including any reaction of any customer, employee, supplier, service provider, partner or other constituency to the identity of the Investors or any of the transactions contemplated by this Agreement (provided that the exception in this clause (C) shall not apply to any representation or warranty to the extent the purpose of such representation or warranty is to address the consequences resulting from the execution of or performance under this Agreement or the consummation of the transactions contemplated hereby); (D) any decrease in and of itself in the market price or trading volume of the Company Common Stock (it being understood that the underlying cause or causes of any such decrease may be deemed to constitute, in and of itself or themselves, a Material Adverse Effect and may be taken into consideration when determining whether there has occurred a Material Adverse Effect); (E) the Company’s failure to meet any internal or published projections, forecasts or other predictions or published industry analyst expectations of financial performance (it being understood that the underlying cause or causes of any such failure may be deemed to constitute, in and of itself and themselves, a Material Adverse Effect and may be taken into consideration when determining whether there has occurred a Material Adverse Effect); (F) any change after the date hereof in GAAP; (G) actions or omissions of the Company or any of its Subsidiaries taken with the express prior written consent of the Principal Investor; and (H) any natural disaster or the commencement or escalation of any war, material armed hostilities or other material international or national calamity or act of terrorism, provided that such Effects do not disproportionately affect the Company or its Subsidiaries in relation to other companies in the industry or geographic areas in which the Company or such Subsidiaries operate.

(y) “Meller Employment Agreement” means the Amended and Restated Employment Agreement, dated as of February 4, 2016 by and between SilverSun Technologies, Inc. and Mark Meller.

(z) “Nasdaq” means The Nasdaq Stock Market LLC or such other Nasdaq market tier as may be appropriate.

(aa) “Orders” means any orders, decisions, judgments, writs, injunctions, or decrees issued by any court, agency or other Governmental Entity.

(bb) “Permitted Liens” means (i) Liens for Taxes not yet due and payable or that are being contested in good faith and for which adequate reserves have been established in the Company’s financial statements in accordance with GAAP, (ii) Liens for assessments and other governmental charges or landlords’, carriers’, warehousemen’s, mechanics’, repairmen’s, workers’ or similar Liens incurred in the ordinary course of business consistent with past practice, in each case for sums not yet due and payable or due but not delinquent or being contested in good faith by appropriate proceedings, (iii) Liens incurred in the ordinary course of business consistent with past practice, in connection with workers’ compensation, unemployment insurance and other types of social security or to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, leases, government contracts, performance and return of money bonds and similar obligations and (iv) Liens incurred in the ordinary course of business consistent with past practice that are not reasonably likely to adversely interfere in a material way with the use of properties encumbered thereby.

(cc) “person” means any natural person, corporation, limited liability company, partnership, joint venture, trust, business association, Governmental Entity or other entity.

(dd) “Representatives” means, when used with respect to any person, the directors, officers, employees, consultants, accountants, legal counsel, investment bankers or other financial advisors, agents and other representatives of such person.

(ee) “Reverse Split” means the 8:1 reverse stock split to be effected pursuant to the Fifth A&R Certificate of Incorporation.

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(ff) “Sanctioned Person” means any person who is the target of Sanctions, including by virtue of being (i) listed on any Sanctions-related list of designated or blocked persons; (ii) a Governmental Entity of, resident in, or organized under the Laws of a country or territory that is the target of comprehensive Sanctions (as of the date of this Agreement, Cuba, Iran, North Korea, Syria, and the Crimea region and so-called Donetsk People’s Republic and Luhansk People’s Republic in Ukraine); or (iii) fifty percent (50%) or more owned or controlled by any of the foregoing.

(gg) “Sanctions” means trade, economic and financial sanctions Laws, regulations, embargoes, and restrictive measures, including those administered, enacted or enforced by (i) the United States (including the Department of the Treasury, Office of Foreign Assets Control), (ii) the European Union and enforced by its member states, (iii) the United Nations or (iv) His Majesty’s Treasury.

(hh) “Software” means all computer software (in object code or source code format), libraries, data and databases, and related specifications, documentation and materials.

(ii) a “Subsidiary” of any person means any other person (i) more than fifty percent (50%) of whose outstanding shares or securities representing the right to vote for the election of directors or other managing authority of such other person are, now or hereafter, owned or controlled, directly or indirectly, by such first person, but such other person shall be deemed to be a Subsidiary only so long as such ownership or control exists, or (ii) which does not have outstanding shares or securities with such right to vote, as may be the case in a partnership, joint venture or unincorporated association, but more than fifty percent (50%) of whose ownership interest representing the right to make the decisions for such other person is, now or hereafter, owned or controlled, directly or indirectly, by such first person, but such other person shall be deemed to be a Subsidiary only so long as such ownership or control exists.

(jj) “Tax” means all taxes, fees, duties, charges, levies, governmental charges or assessments of any kind whatsoever imposed by any Governmental Entity, together with any interest, penalties, additions to tax or additional amounts with respect thereto.

(kk) “Tax Return” means any return, form, declaration, report, election, claim for refund, information return, statement or other document filed or required to be filed with any Taxing Authority, including any schedule or attachment thereto, and including any amendment thereof.

(ll) “Taxing Authority” means any Governmental Entity responsible for the assessment, collection or administration of Taxes.

SECTION 8.04. Exhibits; Interpretation. The headings contained in this Agreement or in any Exhibit hereto and in the table of contents to this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement. Any capitalized terms used in any Exhibit but not otherwise defined therein shall have the meaning as defined in this Agreement. When a reference is made in this Agreement to an Article, Section, Subsection or Exhibit, such reference shall be to a Section or Article of, or an Exhibit to, this Agreement unless otherwise indicated. For all purposes hereof, the terms “include,” “includes” and “including” shall be deemed followed by the words “without limitation.” The words “hereof,” “hereto,” “hereby,” “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. The term “or” is not exclusive. The word “extent” in the phrase “to the extent” means the degree to which a subject or other thing extends, and such phrase does not mean simply “if.” The words “made available to the Principal Investor” and words of similar import refer to documents (a) posted to a diligence website by or on behalf of the Company and made available to the Principal Investor and its representatives or (b) delivered in person or electronically to the Principal Investor and its representatives, in each case at least two (2) business days prior to the date hereof. The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms. Any agreement or instrument defined or referred to herein or in any agreement or instrument that is referred to herein means such agreement or instrument as from time to time amended, modified or supplemented. References to a person are also to its permitted successors and assigns. When calculating the period of time between which, within which or following which any act is to be done or step taken pursuant to this Agreement, the date that is the reference date in calculating such period shall be excluded. The parties hereto have participated jointly in the negotiation and drafting of this Agreement, and in the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as jointly drafted by the parties hereto and no presumption or burden of proof shall arise favoring or disfavoring any party hereto by virtue of the authorship of any provision of this Agreement.

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SECTION 8.05. Counterparts. This Agreement may be executed in one or more counterparts (including by any electronic signature complying with the U.S. ESIGN Act of 2000, e.g., www.docusign.com), all of which shall be considered one and the same agreement and shall become effective when one or more such counterparts have been signed by each of the parties and delivered to the other parties.

SECTION 8.06. Entire Agreement; No Third-Party Beneficiaries. This Agreement, together with the Exhibits hereto and the Company Letter, constitutes the entire agreement, and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter of this Agreement, except for the Nondisclosure Agreement, and is not intended to confer upon any person other than the parties hereto (and their respective successors and assigns, and including any Investor made a party hereto in accordance with Section 8.08) any rights (legal, equitable or otherwise) or remedies, whether as third party beneficiaries or otherwise.

SECTION 8.07. Governing Law. This Agreement shall be governed by, and construed in accordance with, the Laws of the State of Delaware, regardless of the Laws that might otherwise govern under applicable principles of conflicts of Laws thereof.

SECTION 8.08. Assignment. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned, in whole or in part, by operation of Law or otherwise by any of the parties without the prior written consent of the other parties. Subject to the preceding sentence, this Agreement shall be binding upon, inure to the benefit of and be enforceable by, the parties hereto and their respective successors and assigns. Notwithstanding anything to the contrary in this Section 8.08, the Principal Investor may assign a portion of its purchase obligation with respect to the shares of Preferred Stock and the Warrants otherwise allocable to it as set forth on Schedule I hereto to one or more additional Investors made party hereto following the date hereof pursuant to joinders in form and substance reasonably satisfactory to the Company, and, upon execution and delivery of any such joinder, Schedule I hereto shall be amended to reflect such assignment; provided that the purchase obligation of any such Investor made a party hereto in accordance with this sentence shall in all events be subject to Section 2.04.

SECTION 8.09. Amendment. This Agreement may be amended by the parties hereto at any time, whether before or after the Stockholder Approvals have been obtained; provided, that after the Stockholder Approvals have been obtained, there shall be made no amendment that by Law requires further approval by stockholders of the Company without the further approval of such stockholders. Except as set forth in Section 8.08, this Agreement may not be amended except by an instrument in writing signed on behalf of the Company and the Investors (or, if permitted by Section 1.02(a), the Company and the Principal Investor).

SECTION 8.10. Consent to Jurisdiction; Service of Process; Venue. Each of the parties hereto irrevocably and unconditionally submits to the exclusive jurisdiction of the Delaware Court of Chancery (and if the Delaware Court of Chancery shall be unavailable, any Delaware State court and the Federal court of the United States of America sitting in the State of Delaware) for the purposes of any suit, action or other proceeding arising out of this Agreement or the Equity Investment or any other transaction contemplated by this Agreement (and agrees that no such action, suit or proceeding relating to this Agreement shall be brought by it or any of its Subsidiaries except in such courts). Each of the parties further agrees that, to the fullest extent permitted by applicable Law, service of any process, summons, notice or document by U.S. registered mail to such person’s respective address set forth above shall be effective service of process for any action, suit or proceeding in the State of Delaware with respect to any matters to which it has submitted to jurisdiction as set forth above in the immediately preceding sentence. Each of the parties hereto irrevocably and unconditionally waives (and agrees not to plead or claim), any objection to the laying of venue of any action, suit or proceeding arising out of this Agreement or the Equity Investment or any of the other transactions contemplated by this Agreement in the Delaware Court of Chancery (and if the Delaware Court of Chancery shall be unavailable, in any Delaware State court or the Federal court of the United States of America sitting in the State of Delaware) or that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum.

SECTION 8.11. WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY SUIT, ACTION OR OTHER PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT. EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH PARTY WOULD NOT, IN THE EVENT OF ANY ACTION, SUIT OR PROCEEDING,

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SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT, BY, AMONG OTHER THINGS, THE MUTUAL WAIVER AND CERTIFICATIONS IN THIS SECTION 8.11.

SECTION 8.12. Enforcement. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached and that money damages are an inadequate remedy for an actual or threatened breach of this Agreement because of the difficulty of ascertaining the amount of damage that will be suffered by the non-breaching party in the event that this Agreement is breached. It is accordingly agreed that the parties hereto shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in the Delaware Court of Chancery (and if the Delaware Court of Chancery shall be unavailable, in any Delaware State court or the Federal court of the United States of America sitting in the State of Delaware), this being in addition to any other remedy to which they are entitled at Law or in equity. Each of the parties agrees that it will not oppose the granting of an injunction, specific performance and other equitable relief, without proof of actual damages, on the basis that (a) any party has an adequate remedy at law or (b) an award of specific performance is not an appropriate remedy for any reason at law or equity. Each party further agrees that no other party or any other person shall be required to obtain, furnish, secure or post any bond or similar instrument in connection with or as a condition to obtaining any remedy referred to in this Section 8.12, and each party irrevocably waives any right it may have to require the obtaining, furnishing, securing or posting of any such bond or similar instrument.

SECTION 8.13. Consents and Approvals. For any matter under this Agreement requiring the consent or approval of any party to be valid and binding on the parties hereto, such consent or approval must be in writing and executed and delivered to the other parties by a person duly authorized by such party to do so.

SECTION 8.14. Severability. If any provision of this Agreement or the application of any such provision to any person or circumstance shall be held invalid, illegal or unenforceable in any respect by a court of competent jurisdiction, such invalidity, illegality or unenforceability shall not affect the validity, legality or enforceability of any other provision hereof and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first written above.

JACOBS PRIVATE EQUITY II, LLC,

By:	/s/ Bradley S. Jacobs
	Name:	Bradley S. Jacobs
	Title:	Managing Member
SILVERSUN TECHNOLOGIES, INC.

By:	/s/ Mark Meller
	Name:	Mark Meller
	Title:	Chief Executive Officer
OTHER INVESTORS:

[Other Investors’ signature pages on file with the Company.]

[Signature Page to the Investment Agreement]

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SCHEDULE I

INVESTORS

Investor	Number of Shares of Preferred Stock(1)	Number of Shares of Common Stock Subject to Warrants(2)	Number of Shares of Common Stock Subject to Warrants(3)	Aggregate Purchase Price
Jacobs Private Equity II, LLC	900,000	1,576,853,100.00	197,106,637.50		$900,000,000
[Intentionally omitted; on file with the Company.]				$
Total	1,000,000	1,752,059,000.00	219,007,375.00		$1,000,000,000

____________

(1)      Shares of Preferred Stock shall have an initial conversion price of $0.571 per share of Company Common Stock; without giving effect to the 8:1 Reverse Split. Giving effect to the 8:1 Reverse Split, shares of Preferred Stock shall have an initial conversion price of $4.566 per share of Company Common Stock.

(2)      Share numbers in this column do not give effect to the 8:1 Reverse Split. The initial exercise price of 50% of the Warrants shall be $0.571 per share of Company Common Stock, without giving effect to the 8:1 Reverse Split. The initial exercise price of 25% of the Warrants shall be $0.856 per share of Company Common Stock, without giving effect to the 8:1 Reverse Split. The initial exercise price of 25% of the Warrants shall be $1.712 per share of Company Common Stock, without giving effect to the 8:1 Reverse Split.

(3)      Share numbers in this column give effect to the 8:1 Reverse Split. Giving effect to the 8:1 Reverse Split, the aggregate number of shares of Company Common Stock initially subject to the Warrants shall be 219,007,375 shares, and the initial exercise price of 50% of the Warrants shall be $4.566 per share of Company Common Stock, the initial exercise price of 25% of the Warrants shall be $6.849 per share of Company Common Stock and the initial exercise price of 25% of the Warrants shall be $13.698 per share of Company Common Stock.

Annex A-54

Exhibit A

FORM OF CERTIFICATE OF DESIGNATION OF
CONVERTIBLE PERPETUAL PREFERRED STOCK OF
SILVERSUN TECHNOLOGIES, INC.

Pursuant to Section 151 of the
General Corporation Law of the State of Delaware

SilverSun Technologies, Inc., a Delaware corporation (the “Company”), certifies that pursuant to the authority contained in its Fifth Amended and Restated Certificate of Incorporation (as amended, the “Certificate of Incorporation”), and in accordance with the provisions of Section 151 of the General Corporation Law of the State of Delaware (the “DGCL”), the Board of Directors of the Company (the “Board of Directors”), by resolution adopted by unanimous written consent pursuant to Section 141(f) of the DGCL, on [•],1 duly approved and adopted the following resolution, which resolution remains in full force and effect on the date hereof:

RESOLVED, that pursuant to the authority vested in the Board of Directors by the Certificate of Incorporation, the Board of Directors does hereby designate, create, authorize and provide for the issue of a series of the Company’s preferred stock, par value $0.001 per share, with an initial liquidation preference of $1,000 per share (the “Initial Liquidation Preference”), subject to accretion and adjustment as provided in Section 2(c) and Section 15(a) of this Certificate of Designation, which shall be designated as Convertible Perpetual Preferred Stock (the “Convertible Preferred Stock”), consisting of 1,000,000 shares, no shares of which have heretofore been issued by the Company, having the following powers, designations, preferences and relative, participating, optional and other special rights, and qualifications, limitations and restrictions thereof:

Certain defined terms used in this Certificate of Designation have the meanings assigned thereto in Section 13.

Section 1. Ranking. The Convertible Preferred Stock shall rank, with respect to payment of dividends and distribution of assets upon the liquidation, winding-up or dissolution of the Company, (a) senior to the common stock, par value $0.00001 per share, of the Company (the “Common Stock”), whether now outstanding or hereafter issued, and to each other class or series of stock of the Company (including any series of preferred stock established after [•]2 (the “Issue Date”) by the Board of Directors) the terms of which do not expressly provide that such class or series ranks senior to or pari passu with the Convertible Preferred Stock as to payment of dividends and distribution of assets upon the liquidation, winding-up or dissolution of the Company (collectively referred to as “Junior Stock”), (b) pari passu with each class or series of stock of the Company (including any series of preferred stock established after the Issue Date by the Board of Directors) the terms of which expressly provide that such class or series ranks pari passu with the Convertible Preferred Stock as to payment of dividends and distribution of assets upon the liquidation, winding-up or dissolution of the Company (collectively referred to as “Parity Stock”); and (c) junior to each other class or series of stock of the Company (including any series of preferred stock established after the Issue Date by the Board of Directors) the terms of which expressly provide that such class or series ranks senior to the Convertible Preferred Stock as to payment of dividends and distribution of assets upon the liquidation, winding-up or dissolution of the Company (collectively referred to as “Senior Stock”). The Company’s ability to issue Capital Stock that ranks pari passu with or senior to the Convertible Preferred Stock shall be subject to the provisions of Section 4.

Section 2. Dividends. (a) General. Dividends on the Convertible Preferred Stock shall be payable quarterly, when, as and if declared by the Board of Directors or a duly authorized committee thereof, out of the assets of the Company legally available therefor, on the 15th calendar day (or the following Business Day if the 15th is not a Business Day) of January, April, July and October of each year (each such date being referred to herein as a “Dividend Payment Date”) at the rate per annum of 9% per share on the Accreted Liquidation Preference in effect at such time (subject to the following paragraph), which Accreted Liquidation Preference is subject to adjustment as provided in Section 15(a).

____________

1        To be one day prior to the Closing Date of the Equity Investment (as defined in the Investment Agreement).

2        To be the Closing Date of the Equity Investment.

Annex A-55

The initial dividend on the Convertible Preferred Stock for the dividend period commencing on the Issue Date to but excluding [•],3 will be $[•]4 per share (subject to the following paragraph), and shall be payable, when, as and if declared, on [•].5 The amount of dividends payable for any other period that is shorter or longer than a full quarterly dividend period will be computed on the basis of a 360-day year consisting of twelve 30-day months.

In the event that dividends are paid on shares of Common Stock in any dividend period with respect to the Convertible Preferred Stock, then the dividend payable in respect of each share of Convertible Preferred Stock for such period shall be equal to the greater of (i) the amount otherwise payable in respect of such share of Convertible Preferred Stock in accordance with the foregoing paragraph and (ii) the product of (A) the aggregate dividends payable per share of Common Stock in such dividend period times (B) the number of shares of Common Stock into which such share of Convertible Preferred Stock is then convertible.

A dividend period with respect to a Dividend Payment Date is the period commencing on the preceding Dividend Payment Date or, if none, the Issue Date, and ending on the day immediately prior to the next Dividend Payment Date. Dividends payable on a Dividend Payment Date shall be payable to Holders of record on the later of (x) the close of business on the first calendar day (or the following Business Day if such first calendar day is not a Business Day) of the calendar month in which the applicable Dividend Payment Date falls and (y) the close of business on the day on which the Board of Directors or a duly authorized committee thereof declares the dividend payable (each, a “Dividend Record Date”).

The Company shall make each dividend payment on the Convertible Preferred Stock in cash.

All references in this Certificate of Designation to dividends or to a dividend rate or accretion rate shall be deemed to reflect any adjustment to the dividend rate or accretion rate pursuant to this Certificate of Designation.

(b) Payment Restrictions. No dividends or other distributions (other than a dividend or distribution payable solely in shares of Parity Stock or Junior Stock (in the case of Parity Stock) or Junior Stock (in the case of Junior Stock) and other than cash paid in lieu of fractional shares) may be declared, made or paid, or set apart for payment upon, any Parity Stock or Junior Stock, nor may any Parity Stock or Junior Stock be redeemed, purchased or otherwise acquired for any consideration (or any money paid to or made available for a sinking fund for the redemption of any Parity Stock or Junior Stock) by or on behalf of the Company (except by conversion into or exchange for shares of Parity Stock or Junior Stock (in the case of Parity Stock) or Junior Stock (in the case of Junior Stock)), unless all accrued and unpaid dividends (including any accrued and unpaid dividends that have accreted pursuant to Section 2(c) and are reflected in the Accreted Liquidation Preference) shall have been or contemporaneously are declared and paid in cash, or are declared and a sum of cash sufficient for the payment thereof is set apart for such payment, on the Convertible Preferred Stock and any Parity Stock for all dividend payment periods terminating on or prior to the date of such declaration, payment, redemption, purchase or acquisition. Notwithstanding the foregoing, if full dividends have not been paid on the Convertible Preferred Stock and any Parity Stock, dividends may be declared and paid on the Convertible Preferred Stock and such Parity Stock so long as the dividends are declared and paid pro rata so that the aggregate amounts of dividends declared per share on, and the amounts of such dividends declared in cash per share on, the Convertible Preferred Stock and such Parity Stock will in all cases bear to each other the same ratio that accrued and unpaid dividends per share on the shares of Convertible Preferred Stock and such other Parity Stock bear to each other.

(c) Accretion. If the Company is unable to, or otherwise fails (for any reason) to, pay dividends in cash and in full on the Convertible Preferred Stock on any Dividend Payment Date as described above in Section 2(a), the Accreted Liquidation Preference of each share of Convertible Preferred Stock will be increased automatically as of the first day of the immediately succeeding dividend period by the Accretion Amount in respect of the unpaid dividends. If the Company pays a portion of the dividends payable on the Convertible Preferred Stock on a Dividend Payment Date and accretes the unpaid portion, the Company will pay the current portion equally and ratably to the Holders. The amount of dividends payable for any dividend period following a non-payment of dividends will be calculated on the basis of the Accreted Liquidation Preference of each share of Convertible Preferred Stock as of the first day of the relevant dividend period.

____________

3        To be the first date after the closing of the Equity Investment on which the Convertible Preferred Stock would be entitled to a dividend payment in accordance with this Section 2.

4        To be an amount calculated at Closing in accordance with this Section 2.

5        To be the first date after the closing of the Equity Investment on which the Convertible Preferred Stock would be entitled to a dividend payment in accordance with this Section 2.

Annex A-56

The Company may pay all or a portion of the amount by which the Accreted Liquidation Preference of a share of Convertible Preferred Stock exceeds the Initial Liquidation Preference of a share of Convertible Preferred Stock on (i) any Dividend Payment Date or (ii) any other date fixed by the Board of Directors or a duly authorized committee thereof. The Company shall make any such payment in cash and any such payment shall be made equally and ratably to the Holders. The Accreted Liquidation Preference of each share of Convertible Preferred Stock will be reduced as of the first day following the date of such payment by the amount of such payment (the “Paydown Amount”) and the amount of dividends will be calculated on the basis of the reduced Accreted Liquidation Preference for the period of time from the date of such reduction until the applicable Dividend Payment Date.

Section 3. Liquidation Preference. In the event of any voluntary or involuntary liquidation, dissolution or winding-up of the Company, each Holder shall be entitled to receive out of the assets of the Company available for distribution to stockholders of the Company, before any distribution of assets is made on the Common Stock or any other Junior Stock, an amount equal to the greater of (a) the aggregate Accreted Liquidation Preference attributable to shares of Convertible Preferred Stock held by such Holder, subject to adjustment as provided in Section 15(a), plus an amount equal to the sum of all accrued and unpaid dividends (whether or not declared) for the then-current dividend period, and (b) the product of (i) the amount per share that would have been payable upon such liquidation, dissolution or winding-up to the holders of shares of Common Stock or such other class or series of securities into which the Convertible Preferred Stock is then convertible (assuming the conversion of each share of Convertible Preferred Stock and without deduction for the Accreted Liquidation Preference otherwise payable pursuant to clause (a)), multiplied by (ii) the number of shares of Common Stock or such other securities into which the shares of Convertible Preferred Stock held by such Holder are then convertible.

None of (A) the sale of all or substantially all of the property or business of the Company (other than in connection with the voluntary or involuntary liquidation, dissolution or winding-up of the Company), (B) the merger, conversion or consolidation of the Company into or with any other Person or (C) the merger, conversion or consolidation of any other Person into or with the Company, shall constitute a voluntary or involuntary liquidation, dissolution or winding-up of the Company for the purposes of the immediately preceding paragraph.

In the event the assets of the Company available for distribution to Holders upon any liquidation, winding-up or dissolution of the Company, whether voluntary or involuntary, shall be insufficient to pay in full all amounts to which such Holders are entitled pursuant to this Section 3, no such distribution shall be made on account of any shares of Parity Stock upon such liquidation, dissolution or winding-up unless proportionate distributable amounts shall be paid on account of the shares of Convertible Preferred Stock, ratably, in proportion to the full distributable amounts for which Holders and holders of any Parity Stock are entitled upon such liquidation, winding-up or dissolution, with the amount allocable to each series of such stock determined on a pro rata basis of the aggregate liquidation preference of the outstanding shares of each series and accrued and unpaid dividends to which each series is entitled.

Section 4. Voting Rights. (a) The Holders shall be entitled to vote along with the holders of Common Stock on all matters on which holders of Common Stock are entitled to vote. The Holders shall participate in such votes as if the shares of Convertible Preferred Stock were converted into shares of Common Stock in accordance with this Certificate of Designation as of the record date for the determination of holders of Common Stock entitled to vote. In addition, each Holder shall have one vote for each share of Convertible Preferred Stock held by such Holder on all matters voted upon by the holders of Convertible Preferred Stock as a separate class, as well as voting rights specifically required by the DGCL from time to time.

(b) So long as any Convertible Preferred Stock is outstanding, in addition to any other vote of stockholders of the Company required under applicable law or the Certificate of Incorporation, the affirmative vote or consent of the Holders of at least a majority of the outstanding shares of the Convertible Preferred Stock, voting separately as a single class, will be required (i) to amend, alter or repeal (whether by merger, consolidation or otherwise) any provision of this Certificate of Designation, (ii) to amend, alter or repeal (whether by merger, consolidation or otherwise) any provision of the Certificate of Incorporation or the bylaws of the Company if such amendment, alteration or repeal would have an adverse effect on the powers, preferences, privileges or rights of the Holders, (iii) to authorize, create, issue or increase the authorized amount of any Parity Stock or Senior Stock or any obligation or security convertible into, exchangeable for or evidencing a right to purchase any Parity Stock or Senior Stock, (iv) to reclassify any authorized stock of the Company into any Parity Stock or Senior Stock, or any obligation or security convertible into, exchangeable for or evidencing a right to purchase any Parity Stock or Senior Stock, or (v) for any increase or decrease in the authorized

Annex A-57

number of shares of Convertible Preferred Stock or issuance of shares of Convertible Preferred Stock after the Issue Date, provided that, for avoidance of doubt, no such vote shall be required for the Company to authorize, create, issue or increase the authorized amount of any Junior Stock or any obligation or security convertible into, exchangeable for or evidencing a right to purchase any Junior Stock.

Section 5. Conversion at the Option of the Holder. (a) Each share of Convertible Preferred Stock is convertible, in whole or in part, at the option of the Holder thereof (“Optional Conversion”), into the number of shares of Common Stock (the “Conversion Rate”) obtained by dividing (i) the Accreted Liquidation Preference by (ii) the Conversion Price then in effect.

(b) Holders who convert their shares of Convertible Preferred Stock on a day other than a Dividend Payment Date will not be entitled to any accrued dividends for the dividend period in which they convert their shares, as provided in the following sentence. Accordingly, shares of Convertible Preferred Stock surrendered for Optional Conversion after the close of business on a Dividend Record Date and before the opening of business on the immediately succeeding Dividend Payment Date must be accompanied by payment in cash of an amount equal to the dividend payable on such shares on such Dividend Payment Date. Such Holders will be entitled to receive the dividend payment on those shares on that Dividend Payment Date. A Holder on a Dividend Record Date who (or whose transferee) surrenders any shares for conversion on the corresponding Dividend Payment Date shall receive the dividend payable by the Company on the Convertible Preferred Stock on that date (and if the Company fails to pay such dividend, such Holder’s shares converted on such date will be converted at a Conversion Rate that reflects the Accreted Liquidation Preference after giving effect to such failure), and the converting Holder shall not be required to include payment in the amount of such dividend upon surrender of shares of Convertible Preferred Stock for conversion. Except as provided above, upon any Optional Conversion of shares of Convertible Preferred Stock, the Company shall make no payment or allowance for unpaid dividends, whether or not in arrears, on such shares of Convertible Preferred Stock as to which Optional Conversion has been effected.

(c) The conversion right of a Holder shall be exercised by the Holder by the surrender to the Company of the certificates representing shares of Convertible Preferred Stock to be converted at any time during usual business hours at its principal place of business or the offices of the Transfer Agent, accompanied by written notice to the Company that the Holder elects to convert all or a portion of the shares of Convertible Preferred Stock represented by such certificate and specifying the name or names (with address) in which a certificate or certificates or other appropriate evidence of ownership representing shares of Common Stock are to be issued and (if so required by the Company or the Transfer Agent) by a written instrument or instruments of transfer in form reasonably satisfactory to the Company or the Transfer Agent duly executed by the Holder or its duly authorized legal representative and transfer tax stamps or funds therefor, if required pursuant to Section 15(f). The date on which a Holder satisfies the foregoing requirements for conversion is referred to herein as the “Conversion Date.” The Company will deliver shares of Common Stock (or such other class or series of securities into which the Convertible Preferred Stock is then convertible) due upon conversion, together with any cash in lieu of fractional shares in accordance with Section 14 hereof, in accordance with Section 6. Immediately prior to the close of business on the Conversion Date, each converting Holder shall be deemed to be the holder of record of the shares of Common Stock (or such other class or series of securities into which the Convertible Preferred Stock is then convertible) issuable upon conversion of such Holder’s Convertible Preferred Stock notwithstanding that the share register of the Company shall then be closed or that certificates or other appropriate evidence of ownership representing such Common Stock (or such other class or series of securities into which the Convertible Preferred Stock is then convertible) shall not then be actually delivered to such Holder. On the Conversion Date, all rights with respect to the shares of Convertible Preferred Stock so converted, including the rights, if any, to receive notices, will terminate, except the rights of Holders thereof to (i) receive certificates or other appropriate evidence of ownership representing the number of whole shares of Common Stock (or such other class or series of securities into which the Convertible Preferred Stock is then convertible) into which such shares of Convertible Preferred Stock have been converted and cash in lieu of any fractional shares, in accordance with Section 14 hereof and (ii) exercise the rights to which they are entitled as holders of Common Stock (or such other class or series of securities into which the Convertible Preferred Stock is then convertible).

Section 6. Settlement upon Conversion. The Company shall satisfy its obligation to deliver shares of Common Stock (or such other class or series of securities into which the Convertible Preferred Stock is then convertible) upon conversion of Convertible Preferred Stock by delivering to Holders surrendering shares for conversion a number of shares of Common Stock (or such other class or series of securities into which the Convertible Preferred Stock is then

Annex A-58

convertible) equal to the product of (a) the aggregate number of shares of Convertible Preferred Stock to be converted multiplied by (b) the Conversion Rate then in effect (provided that the Company will deliver cash in lieu of fractional shares in accordance with Section 14), as soon as practicable after the third Trading Day (but in no event later than the fifth Business Day) following the Conversion Date.

Section 7. Anti-dilution Adjustments. (a) The Conversion Price shall be subject to the following adjustments from time to time:

(i) Stock Dividends. In case the Company shall pay or make a dividend or other distribution on the Common Stock in Common Stock, the Conversion Price, as in effect at the opening of business on the day following the date fixed for the determination of stockholders of the Company entitled to receive such dividend or other distribution, shall be adjusted by multiplying such Conversion Price by a fraction of which the numerator shall be the number of shares of Common Stock outstanding at the close of business on the date fixed for such determination and the denominator shall be the sum of such number of shares and the total number of shares constituting such dividend or other distribution, such adjustment to become effective immediately after the opening of business on the day following the date fixed for such determination.

(ii) Stock Purchase Rights. In case the Company shall issue to all holders of its Common Stock options, warrants or other rights entitling them to subscribe for or purchase shares of Common Stock for a period expiring within 60 days from the date of issuance of such options, warrants or other rights at a price per share of Common Stock less than the Market Value on the date fixed for the determination of stockholders of the Company entitled to receive such options, warrants or other rights (other than pursuant to a dividend reinvestment, share purchase or similar plan), the Conversion Price in effect at the opening of business on the day following the date fixed for such determination shall be adjusted by multiplying such Conversion Price by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding at the close of business on the date fixed for such determination plus the number of shares of Common Stock which the aggregate consideration expected to be received by the Company upon the exercise, conversion or exchange of such options, warrants or other rights (as determined in good faith by the Board of Directors, whose determination shall be conclusive and described in a Board Resolution) would purchase at such Market Value and the denominator of which shall be the number of shares of Common Stock outstanding at the close of business on the date fixed for such determination plus the number of shares of Common Stock so offered for subscription or purchase, either directly or indirectly, such adjustment to become effective immediately after the opening of business on the day following the date fixed for such determination; provided, that no such adjustment to the Conversion Price shall be made if the Holders would be entitled to receive such options, warrants or other rights upon conversion at any time of shares of Convertible Preferred Stock into Common Stock; provided, further, however, that if any of the foregoing options, warrants or other rights are only exercisable upon the occurrence of a Triggering Event, then the Conversion Price will not be adjusted until such Triggering Event occurs or, if earlier, the applicable Conversion Date.

(iii) Stock Splits, Reverse Splits and Combinations. In case outstanding shares of Common Stock shall be subdivided, split or reclassified into a greater number of shares of Common Stock, the Conversion Price in effect at the opening of business on the day following the day upon which such subdivision, split or reclassification becomes effective shall be proportionately reduced, and, conversely, in case outstanding shares of Common Stock shall be combined or reclassified into a smaller number of shares of Common Stock, the Conversion Price in effect at the opening of business on the day following the day upon which such combination or reclassification becomes effective shall be proportionately increased, such reduction or increase, as the case may be, to become effective immediately after the opening of business on the day following the day upon which such subdivision, split, reclassification or combination becomes effective.

(iv) Debt, Asset or Security Distributions. (A) In case the Company shall, by dividend or otherwise, distribute to all holders of its Common Stock evidences of its indebtedness, assets or securities (but excluding any dividend or distribution of options, warrants or other rights referred to in paragraph (ii) of this Section 7(a), any dividend or distribution paid exclusively in cash, any dividend or distribution of shares of Capital Stock of any class or series, or similar equity interests, of or relating to a Subsidiary or other business unit in the case of a Spin-off referred to in the next subparagraph, or any dividend or distribution referred to in paragraph (i) of this Section 7(a)), the Conversion Price shall be reduced by multiplying the Conversion Price in effect immediately prior to the close of business on the date fixed for the determination of stockholders of the Company entitled to receive such distribution by a fraction, the numerator of which shall be the Market Value on the date fixed

Annex A-59

for such determination and the denominator of which shall be such Market Value plus the fair market value (as determined in good faith by the Board of Directors, whose determination shall be conclusive and described in a Board Resolution) of the portion of the assets, securities or evidences of indebtedness so distributed applicable to one share of Common Stock, such adjustment to become effective immediately prior to the opening of business on the day following the date fixed for the determination of stockholders of the Company entitled to receive such distribution. In any case in which this subparagraph (iv)(A) is applicable, subparagraph (iv)(B) of this Section 7(a) shall not be applicable.

(B) In the case of a Spin-off, the Conversion Price in effect immediately prior to the close of business on the record date fixed for determination of stockholders of the Company entitled to receive such distribution shall be reduced by multiplying the Conversion Price by a fraction, the numerator of which shall be the Market Value and the denominator of which shall be the Market Value plus the Spin-off Market Value of the portion of those shares of Capital Stock or similar equity interests so distributed applicable to one share of Common Stock. Any adjustment to the Conversion Price under this subparagraph (iv)(B) will occur on the date that is the earlier of (1) the close of business on the tenth Trading Day from, and including, the effective date of the Spin-off and (2) the date of the Initial Public Offering (if any) of the securities being distributed in the Spin-off, if that Initial Public Offering is effected simultaneously with the Spin-off.

(v) Tender Offers. In the case that a tender or exchange offer made by the Company or any Subsidiary of the Company for all or any portion of the Common Stock shall expire and such tender or exchange offer (as amended through the expiration thereof) shall require the payment to stockholders of the Company (based on the acceptance (up to any maximum specified in the terms of the tender or exchange offer) of Purchased Shares) of aggregate consideration having a fair market value (as determined in good faith by the Board of Directors, whose determination shall be conclusive and described in a Board Resolution) per share of Common Stock that exceeds the Closing Sale Price of the Common Stock on the Trading Day next succeeding the last date on which tenders or exchanges may be made pursuant to such tender or exchange offer, then, immediately prior to the opening of business on the day after the date of the last time (the “Expiration Time”) tenders or exchanges could have been made pursuant to such tender or exchange offer (as amended through the expiration thereof), the Conversion Price shall be reduced by multiplying the Conversion Price immediately prior to the close of business on the date of the Expiration Time by a fraction (A) the numerator of which shall be equal to the product of (1) the Market Value on the date of the Expiration Time and (2) the number of shares of Common Stock outstanding (including any tendered or exchanged shares) on the date of the Expiration Time, and (B) the denominator of which shall be equal to (1) the product of (I) the Market Value on the date of the Expiration Time and (II) the number of shares of Common Stock outstanding (including any tendered or exchanged shares) on the date of the Expiration Time less the number of all shares validly tendered or exchanged, not withdrawn and accepted for payment on the date of the Expiration Time (such validly tendered or exchanged shares, up to any such maximum, being referred to as the “Purchased Shares”) plus (2) the amount of cash plus the fair market value (determined as aforesaid) of the aggregate consideration payable to stockholders of the Company pursuant to the tender or exchange offer (assuming the acceptance, up to any maximum specified in the terms of the tender or exchange offer, of Purchased Shares).

(b) Calculation of Adjustments. Notwithstanding anything herein to the contrary, no adjustment under this Section 7 need be made to the Conversion Price unless such adjustment would require an increase or decrease of at least 1.0% of the Conversion Rate then in effect. Any lesser adjustment shall be carried forward and shall be made at the time of and together with the next subsequent adjustment, if any, which, together with any adjustment or adjustments so carried forward, shall result in an increase or decrease of at least 1.0% of such Conversion Rate; provided that any such adjustment of less than 1.0% that has not been made shall be made upon any Conversion Date. No adjustment under this Section 7 shall be made if such adjustment will result in a Conversion Price that is less than the par value of the Common Stock. All adjustments to the Conversion Rate shall be calculated to the nearest 1/10,000th of a share of Common Stock (or if there is not a nearest 1/10,000th of a share to the next lower 1/10,000th of a share). For the avoidance of doubt, if an event occurs that would trigger an adjustment to the Conversion Price pursuant to this Section 7 under more than one subsection hereof, such event, to the extent fully taken into account in a single adjustment, shall not result in multiple adjustments hereunder; provided, however, that if more than one subsection of this Section 7 is applicable to a single event, the subsection shall be applied that produces the largest adjustment.

Annex A-60

(c) Stockholder Rights Plans. Upon conversion of the Convertible Preferred Stock, to the extent that the Holders receive Common Stock, such Holders shall receive, in addition to the shares of Common Stock and any cash for fractional shares in accordance with Section 14, if any, the rights issued under any future stockholder rights plan the Company may establish whether or not such rights are separated from the Common Stock prior to conversion. A distribution of rights pursuant to any stockholder rights plan will not result in an adjustment to the Conversion Price pursuant to Section 7(a)(ii) or Section 7(a)(iv); provided that the Company has provided for the Holders to receive such rights upon conversion; provided, further, that the Holders shall not be permitted to receive such rights to the extent that any of the Holders or their respective Affiliates is the “Acquiring Person” under such stockholder rights plan.

(d) Notice of Adjustment. Whenever the Conversion Price is adjusted in accordance with this Section 7, the Company shall (i) compute the Conversion Price in accordance with this Section 7 and prepare and transmit to the Transfer Agent an Officer’s Certificate setting forth the Conversion Price, the method of calculation thereof in reasonable detail, and the facts requiring such adjustment and upon which such adjustment is based and (ii) as soon as practicable following the occurrence of an event that requires an adjustment to the Conversion Price pursuant to this Section 7 (or if the Company is not aware of such occurrence, as soon as practicable after becoming so aware), the Company or, at the request and expense of the Company, the Transfer Agent shall provide a written notice to the Holders of the occurrence of such event and a statement setting forth in reasonable detail the method by which the adjustment to the Conversion Price was determined and setting forth the adjusted Conversion Price.

(e) Reversal of Adjustment. If the Company shall take a record of the holders of its Common Stock for the purpose of entitling them to receive a dividend or other distribution, and shall thereafter (and before the dividend or distribution has been paid or delivered to stockholders) legally abandon its plan to pay or deliver such dividend or distribution, then thereafter no adjustment in the Conversion Price then in effect shall be required by reason of the taking of such record.

(f) Exceptions to Adjustment. Notwithstanding the foregoing, the applicable Conversion Price shall not be adjusted:

(i) upon the issuance of any shares of Common Stock pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on the Company’s securities and the investment of additional optional amounts in shares of Common Stock under any such plan;

(ii) upon the issuance of any shares of Common Stock or options or rights to purchase those shares pursuant to any present or future employee, director or consultant benefit plan or program of or assumed by the Company or any of its Subsidiaries;

(iii) upon the issuance of any shares of Common Stock pursuant to any option, warrant, right or exercisable, exchangeable or convertible security outstanding as of the Issue Date;

(iv) in connection with (A) the issuance of the Convertible Preferred Stock or the Warrants to the Holders or their Affiliates pursuant to the terms of the Investment Agreement, (B) the issuance of shares of Common Stock to the Holders upon the exercise of the Warrants or the conversion of the Convertible Preferred Stock, or (C) any other transactions contemplated by and consummated in accordance with the Investment Agreement (including the Cash Dividend and the Spin-Off (as such terms are defined in the Investment Agreement) and the reverse stock split of the Common Stock that became effective prior to the Issue Date (the “Reverse Stock Split”));

(v) for a change in the par value of the Common Stock; or

(vi) for accrued and unpaid dividends on the Convertible Preferred Stock.

Section 8. Recapitalizations, Reclassifications and Changes in the Company’s Stock. In the event of any reclassification of outstanding shares of Common Stock (other than a change in par value, or from par value to no par value, or from no par value to par value and other than the Reverse Stock Split), or any consolidation or merger of the Company with or into another Person or any merger of another Person with or into the Company (other than a consolidation or merger in which the Company is the resulting or surviving Person and that does not result in any reclassification or change of outstanding Common Stock), or any sale or other disposition to another Person of all or substantially all of the assets of the Company (computed on a consolidated basis) (any of the foregoing, a “Transaction”), upon conversion of its shares of Convertible Preferred Stock, a Holder will be entitled to receive

Annex A-61

the kind and amount of securities (of the Company or another issuer), cash and other property receivable upon such Transaction by a holder of the number of shares of Common Stock into which such shares of Convertible Preferred Stock were convertible immediately prior to such Transaction, after giving effect to any adjustment event or, in the event holders of Common Stock have the opportunity to elect the form of consideration to be received in any Transaction, the weighted average of the forms and amounts of consideration received by the holders of the Common Stock, and, prior to or at the effective time of such Transaction, the Company or the successor or purchasing person, as the case may be, shall (and the Company shall cause such successor or purchasing person to) execute with the Holders an amendment to this Agreement providing for such change in the right to convert the shares of Convertible Preferred Stock. In the event that at any time, as a result of an adjustment made pursuant to this Certificate of Designation, the Holders shall become entitled upon conversion to any securities other than, or in addition to, shares of Common Stock, thereafter the number or amount of such other securities so receivable upon conversion shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Common Stock set forth in this Certificate of Designation.

Section 9. Consolidation, Merger and Sale of Assets. (a) The Company, without the consent of the Holders (but subject, for avoidance of doubt, to the right of the Holders to vote on any such transaction in accordance with the first two sentences of Section 4(a)), may consolidate with or merge into any other Person or convey, transfer or lease all or substantially all its assets to any Person or may permit any Person to consolidate with or merge into, or transfer or lease all or substantially all its properties to, the Company; provided, that (i) the successor, transferee or lessee is organized under the laws of the United States or any political subdivision thereof; (ii) the shares of Convertible Preferred Stock will become shares of such successor, transferee or lessee, having in respect of such successor, transferee or lessee the same powers, preferences and relative participating, optional or other special rights and the qualification, limitations or restrictions thereon, the Convertible Preferred Stock had immediately prior to such transaction; and (iii) the Company delivers to the Transfer Agent an Officer’s Certificate and an Opinion of Counsel, acceptable to the Transfer Agent, stating that such transaction complies with this Certificate of Designation.

(b) Upon any consolidation by the Company with, or merger by the Company into, any other Person or any conveyance, transfer or lease of all or substantially all the assets of the Company as described in Section 9(a), the successor resulting from such consolidation or into which the Company is merged or the transferee or lessee to which such conveyance, transfer or lease is made, will succeed to, and be substituted for, and may exercise every right and power of, the Company under the shares of Convertible Preferred Stock, and thereafter, except in the case of a lease, the predecessor (if still in existence) will be released from its obligations and covenants with respect to the Convertible Preferred Stock.

Section 10. Notices. All notices referred to herein shall be in writing and, unless otherwise specified herein, all notices hereunder shall be deemed to have been given upon the earlier of receipt thereof or three (3) Business Days after the mailing thereof if sent by registered or certified mail with postage prepaid, or by private courier service addressed: (i) if to the Company, to its office at 5 American Lane, Greenwich, CT 06831 (Attention: Chief Executive Officer), (ii) if to any Holder, to such Holder at the address of such Holder as listed in the stock record books of the Company (which may include the records of the Transfer Agent) or (iii) to such other address as the Company or any such Holder, as the case may be, shall have designated by notice similarly given.

Section 11. Transfer of Securities. (a) The shares of Convertible Preferred Stock and the shares of Common Stock issuable upon conversion of the Convertible Preferred Stock (collectively, the “Securities”) have not been registered under the Securities Act or any other applicable securities laws and may not be offered or sold except in compliance with the registration requirements of the Securities Act and any other applicable securities laws, or pursuant to an exemption from registration under the Securities Act and any other applicable securities laws, or in a transaction not subject to such laws. The Securities will have the benefit of certain registration rights under the Securities Act pursuant to a Registration Rights Agreement entered into by the Company and the Holders on the Issue Date, a copy of which may be obtained from the Company by writing to it at SilverSun Technologies, Inc., 5 American Lane, Greenwich, CT 06831, Attention: Chief Executive Officer.

(b) Except in connection with a registration statement relating to the Securities, if shares of Convertible Preferred Stock in certificated form are delivered upon the transfer, exchange or replacement of shares of Convertible Preferred Stock bearing the Restricted Stock Legend, or if a request is made to remove such Restricted Stock Legend on shares of Convertible Preferred Stock, the shares of Convertible Preferred Stock so issued shall bear the Restricted Stock Legend and the Restricted Stock Legend shall not be removed unless there is delivered to the Company and the

Annex A-62

Transfer Agent such satisfactory evidence, which may include an Opinion of Counsel licensed to practice law in the State of New York, as may be reasonably required by the Company, that such shares of Convertible Preferred Stock are not “restricted securities” within the meaning of Rule 144 under the Securities Act. Upon provision of such satisfactory evidence, the Transfer Agent, at the direction of the Company, shall countersign and deliver shares of Convertible Preferred Stock that do not bear the Restricted Stock Legend.

(c) Shares of Common Stock issued upon a conversion of the shares of Convertible Preferred Stock bearing the Restricted Stock Legend, prior to the first anniversary of the Issue Date, shall be in global form and bear a restricted common stock legend that corresponds to the Restricted Stock Legend (the “Restricted Common Stock Legend”).

Section 12. Tax Treatment. The Company and the Holders agree that (i) it is intended that the Convertible Preferred Stock not constitute “preferred stock” within the meaning of Section 305 of the Internal Revenue Code of 1986, as amended, (the “Code”) and the Treasury Regulations promulgated thereunder and (ii) except to the extent otherwise required by a “determination” within the meaning of Section 1313(a) of the Code, neither the Company nor any Holder shall treat the Convertible Preferred Stock as such for U.S. federal income tax or withholding tax purposes or otherwise take any position inconsistent with such treatment on any tax return, in any tax audit, investigation, examination, claim, suit, inquiry or other proceeding or otherwise.

Section 13. Definitions. (a) “Accretion Amount” per share of Convertible Preferred Stock for any Dividend Payment Date on which accrued dividends are not paid in full, means the product of (i) the accretion rate of 9% per annum, calculated on a quarterly basis, as such may be adjusted pursuant to Section 2(a), (ii) the Accreted Liquidation Preference as of the first day of the relevant dividend period and (iii) the fraction of the accrued dividends for that dividend period that were not paid in cash on the Dividend Payment Date.

(b) “Accreted Liquidation Preference” per share of Convertible Preferred Stock means, as of any date, the Initial Liquidation Preference increased by the sum of the Accretion Amounts, if any, for all prior Dividend Payment Dates, and decreased by the sum of the Paydown Amounts, if any, for all prior Dividend Payment Dates or other dates on which Paydown Amounts were paid.

(c) “Board of Directors” has the meaning set forth in the first paragraph of this Certificate of Designation.

(d) “Board Resolution” means a copy of a resolution certified by the Secretary or an Assistant Secretary of the Company to have been duly adopted by the Board of Directors and to be in full force and effect on the date of such certification, and delivered to the Transfer Agent.

(e) “Business Day” means any day other than a Saturday or Sunday or any other day on which banks in the City of New York are authorized or required by law or executive order to close.

(f) “Capital Stock” of any Person means any and all shares, interests, participations or other equivalents however designated of corporate stock or other equity participations, including partnership interests, whether general or limited, of such Person and any rights (other than debt securities convertible or exchangeable into an equity interest), warrants or options to acquire an equity interest in such Person.

(g) “Certificate of Incorporation” has the meaning set forth in the first paragraph of this Certificate of Designation.

(h) “Closing Sale Price” of a security on any date means the closing sale price per share (or if no closing sale price is reported, the average of the closing bid and ask prices or, if more than one in either case, the average of the average closing bid and the average closing ask prices) on such date as reported on the over-the-counter “Pink Sheets” market or, if the security is listed on a national securities exchange, the principal national securities exchange on which the security is traded. In the absence of such a quotation, the Closing Sale Price of the security will be an amount determined in good faith by the Board of Directors to be the fair market value of such security, and such determination shall be conclusive.

(i) “Code” has the meaning set forth in Section 12.

(j) “Common Stock” has the meaning set forth in Section 1.

(k) “Company” has the meaning set forth in the first paragraph of this Certificate of Designation.

(l) “Conversion Date” has the meaning set forth in Section 5(c).

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(m) “Conversion Price” shall initially equal $4.566 per share of Common Stock, and shall be subject to adjustment as set forth in Section 7. For the avoidance of doubt, the Conversion Price takes into account the 8:1 reverse stock split of the Common Stock that became effective on [•].6

(n) “Conversion Rate” has the meaning set forth in Section 5(a).

(o) “Convertible Preferred Stock” has the meaning set forth in the first paragraph of this Certificate of Designation.

(p) “DGCL” has the meaning set forth in the first paragraph of this Certificate of Designation.

(q) “Dividend Payment Date” has the meaning set forth in Section 2(a).

(r) “Dividend Record Date” has the meaning set forth in Section 2(a).

(s) “Expiration Time” has the meaning set forth in Section 7(a)(v).

(t) “Holder” means the Person in whose name a share of Convertible Preferred Stock is registered, in such Person’s capacity as a holder of such share of Convertible Preferred Stock.

(u) “including” means “including, without limitation.”

(v) “Initial Liquidation Preference” has the meaning set forth in the first paragraph of this Certificate of Designation.

(w) “Initial Public Offering” means, in the event of a Spin-off, the first time securities of the same class or type as the securities being distributed in the Spin-off are bona fide offered to the public for cash.

(x) “Investment Agreement” means the Investment Agreement, dated as of December 3, 2023, by and among the Company, Jacobs Private Equity II, LLC, and the other “Investors” party thereto.

(y) “Issue Date” has the meaning set forth in Section 1.

(z) “Junior Stock” has the meaning set forth in Section 1.

(aa) “Market Value” means, with respect to any date of determination, the average Closing Sale Price of the Common Stock for a five consecutive Trading Day period preceding the earlier of (i) the day preceding the date of determination and (ii) the day before the “ex date” with respect to the issuance or distribution requiring such computation; provided that, solely for purposes of Section 7(a)(iv)(B), the Market Value means the average of the daily Closing Sale Price of the Common Stock for the first 10 consecutive Trading Days after the effective date of the Spin-off (provided, further, that if an Initial Public Offering of the securities being distributed in the Spin-off is to be effected simultaneously with the Spin-off, the Market Value of the Common Stock means the Closing Sale Price of the Common Stock on the Trading Day on which the Initial Public Offering price of the securities being distributed in the Spin-off is determined). For purposes of this definition, the term “ex date” when used with respect to any issuance or distribution, means the first date on which the Common Stock trades, regular way, on the over-the-counter “Pink Sheets” market or, if the Common Stock is listed on a national securities exchange, the principal national securities exchange on which the Common Stock is traded at that time, without the right to receive the issuance or distribution.

(bb) “Officer” means the Chairman of the Board, President, Chief Executive Officer, any Vice President, the Chief Financial Officer, the Chief Accounting Officer, the Treasurer, any Assistant Treasurer, the Controller, any Assistant Controller, the Secretary or any Assistant Secretary of the Company.

(cc) “Officer’s Certificate” means a certificate signed by two Officers.

(dd) “Opinion of Counsel” means a written opinion from legal counsel who is reasonably acceptable to the Company or the Transfer Agent. The counsel may be an employee of or counsel to the Company or the Transfer Agent.

(ee) “Optional Conversion” has the meaning set forth in Section 5(a).

____________

6       To be the date that is two days prior to the closing of the Equity Investment.

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(ff) “Parity Stock” has the meaning set forth in Section 1.

(gg) “Paydown Amount” has the meaning set forth in Section 2(c).

(hh) “Person” means any natural person, corporation, limited liability company, partnership, joint venture, trust, business association, governmental entity or other entity.

(ii) “Purchased Shares” has the meaning set forth in Section 7(a)(v).

(jj) “Restricted Common Stock Legend” has the meaning set forth in Section 11(c).

(kk) “Restricted Stock Legend” means a legend to the following effect:

“THE SECURITIES REPRESENTED BY THIS INSTRUMENT AND THE SECURITIES ISSUABLE UPON CONVERSION THEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR SECURITIES LAWS OF ANY STATE AND MAY NOT BE TRANSFERRED, SOLD OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO A REGISTRATION STATEMENT RELATING THERETO IN EFFECT UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT OR SUCH LAWS.”

(ll) “Securities” has the meaning set forth in Section 11(a).

(mm) “Securities Act” means the Securities Act of 1933, as amended.

(nn) “Senior Stock” has the meaning set forth in Section 1.

(oo) “Spin-off” means a dividend or other distribution of shares of Capital Stock of any class or series, or similar equity interests, of or relating to a Subsidiary or other business unit of the Company.

(pp) “Spin-off Market Value” means (a) in the case of securities to be distributed to the holders of the Common Stock in connection with a Spin-off that is not effected simultaneously with an Initial Public Offering of the securities being distributed in the Spin-off and where such securities are listed or quoted (or will be listed or quoted upon consummation of the Spin-off) on a U.S. national securities exchange, the average of the Closing Sale Price of those securities over the first 10 consecutive Trading Days after the effective date of the Spin-off, (b) in the case of securities being distributed in any Spin-off that is effected simultaneously with an Initial Public Offering, the Initial Public Offering price and (c) in the case of securities being distributed in any Spin-off not involving any Initial Public Offering of such securities and where such securities are not and will not be listed or quoted on a U.S. national securities exchange, the fair market value (on a per share basis) of such securities (as determined in good faith by the Board of Directors, whose determination shall be conclusive and described in a Board Resolution).

(qq) “Subsidiary” of any Person means any other Person (i) more than 50% of whose outstanding shares or securities representing the right to vote for the election of directors or other managing authority of such other Person are, now or hereafter, owned or controlled, directly or indirectly, by such first Person, but such other Person shall be deemed to be a Subsidiary only so long as such ownership or control exists, or (ii) which does not have outstanding shares or securities with such right to vote, as may be the case in a partnership, joint venture or unincorporated association, but more than 50% of whose ownership interest representing the right to make the decisions for such other Person is, now or hereafter, owned or controlled, directly or indirectly, by such first Person, but such other Person shall be deemed to be a Subsidiary only so long as such ownership or control exists.

(rr) “Trading Day” means a day during which trading in securities generally occurs on the over-the-counter “Pink Sheets” market or, if the Common Stock is listed on a national securities exchange, the principal national securities exchange on which the Common Stock is traded.

(ss) “Transaction” has the meaning set forth in Section 8.

(tt) “Transfer Agent” means Pacific Stock Transfer, Inc. unless and until a successor is selected by the Company, and then such successor.

(uu) “Triggering Event” means a specified event the occurrence of which entitles the holders of rights, options or warrants to exercise such rights, options or warrants.

Annex A-65

(vv) “Warrants” has the meaning set forth in the Investment Agreement.

Section 14. Fractional Shares. No fractional shares of Common Stock shall be issued to Holders. In lieu of any fraction of a share of Common Stock that would otherwise be issuable in respect of the aggregate number of shares of the Convertible Preferred Stock surrendered by a Holder upon a conversion, such Holder shall have the right to receive an amount in cash (computed to the nearest cent) equal to the same fraction of the Closing Sale Price of the Common Stock on the Trading Day next preceding the date of conversion.

Section 15. Miscellaneous. (a) The Accreted Liquidation Preference and the annual dividend rate and accretion rate set forth herein each shall be subject to equitable adjustment whenever there shall occur a stock split, combination, reclassification or other similar event involving the Convertible Preferred Stock. Such adjustments shall be determined in good faith by the Board of Directors and submitted by the Board of Directors to the Transfer Agent.

(b) For the purposes of Section 7, the number of shares of Common Stock at any time outstanding shall not include shares held in the treasury of the Company but shall include shares issuable in respect of scrip certificates issued in lieu of fractions of shares of Common Stock.

(c) If the Company shall take any action affecting the Common Stock, other than any action described in Section 7, that in the opinion of the Board of Directors would materially adversely affect the conversion rights of the Holders, then the Conversion Price for the Convertible Preferred Stock may be adjusted, to the extent permitted by law, in such manner, and at such time, as the Board of Directors may determine to be equitable in the circumstances.

(d) The Company covenants that it will at all times reserve and keep available, free from preemptive rights, out of the aggregate of its authorized but unissued shares of Common Stock for the purpose of effecting conversion of the Convertible Preferred Stock, the full number of shares of Common Stock deliverable upon the conversion of all outstanding shares of Convertible Preferred Stock not theretofore converted. For purposes of this Section 15(d), the number of shares of Common Stock that shall be deliverable upon the conversion of all outstanding shares of Convertible Preferred Stock shall be computed as if at the time of computation all such outstanding shares were held by a single Holder.

(e) The Company covenants that any shares of Common Stock issued upon conversion of the Convertible Preferred Stock shall be duly and validly issued and fully paid and nonassessable, free from preemptive rights and free from all taxes, liens, charges and security interests with respect to the issuance thereof, except for transfer restrictions imposed by applicable securities laws.

(f) The Company shall pay all transfer, stamp, documentary, issue and other similar taxes due with respect to the issuance or delivery of shares of the Convertible Preferred Stock or shares of the Common Stock or other securities or property upon conversion of the Convertible Preferred Stock.

(g) The Convertible Preferred Stock is not redeemable.

(h) The Convertible Preferred Stock is not entitled to any preemptive or subscription rights in respect of any securities of the Company.

(i) Whenever possible, each provision hereof shall be interpreted in a manner as to be effective and valid under applicable law, but if any provision hereof is held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating or otherwise adversely affecting the remaining provisions hereof. If a court of competent jurisdiction should determine that a provision hereof would be valid or enforceable if a period of time were extended or shortened or a particular percentage were increased or decreased, then such court may make such change as shall be necessary to render the provision in question effective and valid under applicable law.

(j) Convertible Preferred Stock may be issued in fractions of a share which shall entitle the Holder, in proportion to such Holder’s fractional shares, to exercise voting rights, receive dividends, participate in distributions and have the benefit of all other rights of Holders.

Annex A-66

(k) Subject to applicable escheat laws, any monies set aside by the Company in respect of any payment with respect to shares of the Convertible Preferred Stock, or dividends thereon, and unclaimed at the end of two years from the date upon which such payment is due and payable shall revert to the general funds of the Company, after which reversion the Holders of such shares shall look only to the general funds of the Company for the payment thereof. Any interest accumulated on funds so deposited shall be paid to the Company from time to time.

(l) Except as may otherwise be required by law, the shares of Convertible Preferred Stock shall not have any voting powers, preferences and relative, participating, optional or other special rights, other than those specifically set forth in this Certificate of Designation or the Certificate of Incorporation.

(m) The headings of the various subdivisions hereof are for convenience of reference only and shall not affect the interpretation of any of the provisions hereof.

(n) If any of the voting powers, preferences and relative, participating, optional and other special rights of the Convertible Preferred Stock and qualifications, limitations and restrictions thereof set forth herein is invalid, unlawful or incapable of being enforced by reason of any rule of law or public policy, all other voting powers, preferences and relative, participating, optional and other special rights of Convertible Preferred Stock and qualifications, limitations and restrictions thereof set forth herein which can be given effect without the invalid, unlawful or unenforceable voting powers, preferences and relative, participating, optional and other special rights of Convertible Preferred Stock and qualifications, limitations and restrictions thereof shall, nevertheless, remain in full force and effect, and no voting powers, preferences and relative, participating, optional or other special rights of Convertible Preferred Stock and qualifications, limitations and restrictions thereof herein set forth shall be deemed dependent upon any other such voting powers, preferences and relative, participating, optional or other special rights of Convertible Preferred Stock and qualifications, limitations and restrictions thereof unless so expressed herein.

(o) Shares of Convertible Preferred Stock that (i) have not been issued on or before the Issue Date or (ii) have been issued and reacquired in any manner, including shares of Convertible Preferred Stock purchased or converted, shall (upon compliance with any applicable provisions of the laws of Delaware) have the status of authorized but unissued shares of preferred stock of the Company undesignated as to series and may be designated or redesignated and issued or reissued, as the case may be, as part of any series of preferred stock of the Company; provided that any issuance of such shares as Convertible Preferred Stock must be in compliance with the terms hereof.

(p) If any of the Convertible Preferred Stock certificates shall be mutilated, lost, stolen or destroyed, the Company shall issue, in exchange and in substitution for and upon cancellation of the mutilated Convertible Preferred Stock certificate, or in lieu of and substitution for the Convertible Preferred Stock certificate lost, stolen or destroyed, a new Convertible Preferred Stock certificate of like tenor and representing an equivalent amount of shares of Convertible Preferred Stock, but only upon receipt of evidence of such loss, theft or destruction of such Convertible Preferred Stock certificate and indemnity, if requested, reasonably satisfactory to the Company and the Transfer Agent.

Annex A-67

IN WITNESS WHEREOF, the Company has caused this Certificate of Designation to be duly executed on this ___ day of ___________, 20__.

SILVERSUN TECHNOLOGIES, INC.
By:
Name:	Mark Meller
Title:	Chief Executive Officer

Annex A-68

Exhibit B

THE SECURITIES REPRESENTED BY THIS INSTRUMENT AND THE SECURITIES ISSUABLE UPON EXERCISE THEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR SECURITIES LAWS OF ANY STATE AND MAY NOT BE TRANSFERRED, SOLD OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO A REGISTRATION STATEMENT RELATING THERETO IN EFFECT UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT OR SUCH LAWS.

FORM OF WARRANTS TO PURCHASE COMMON STOCK OF
SILVERSUN TECHNOLOGIES, INC.

No. [•]	Certificate for [•] Warrants[1]

This Warrant Certificate (“Warrant Certificate”) certifies that [INSERT NAME OF HOLDER], or registered assigns, is the registered holder of the number of Warrants set forth above. Each warrant represented hereby (a “Warrant”) entitles the holder thereof (the “Holder”), subject to the provisions contained herein, to purchase from SilverSun Technologies, Inc., a Delaware corporation (the “Company”), one share of the Company’s common stock, par value $0.00001 per share (“Company Common Stock”), subject to adjustment upon the occurrence of certain events specified herein, at the exercise price of [$4.566]2[$6.849]3[$13.698]4 per share (the “Exercise Price”), subject to adjustment upon the occurrence of certain events specified herein.

This Warrant Certificate is issued under and in accordance with the Investment Agreement, dated as of December 3, 2023 (the “Investment Agreement”), by and among Jacobs Private Equity II, LLC, the other Investors party thereto and the Company, and is subject to the terms and provisions contained in the Investment Agreement. Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to such terms in the Investment Agreement.

ARTICLE I

Exercise Price; Exercise of Warrants and Expiration of Warrants

SECTION 1.01 Exercise Price. This Warrant Certificate shall entitle the Holder hereof, subject to the provisions of this Warrant Certificate, to purchase one share of Company Common Stock for each Warrant represented hereby, at the Exercise Price, in each case subject to all adjustments made on or prior to the date of exercise thereof as herein provided.

SECTION 1.02 Exercise of Warrants. The Warrants shall be exercisable in whole or in part from time to time on any Business Day beginning on the Issuance Date and ending on the Expiration Date in the manner provided for herein.

SECTION 1.03 Expiration of Warrants. Any unexercised Warrants shall expire and the rights of the Holder of such Warrants to purchase Company Common Stock shall terminate at the close of business on the Expiration Date.

SECTION 1.04 Method of Exercise; Payment of Exercise Price. (a) In order to exercise a Warrant, the Holder hereof must (i) surrender this Warrant Certificate to the Company, with the Exercise Subscription Form attached hereto as Annex I duly completed and executed, and (ii) unless the cashless exercise procedure specified in Section 1.04(d) below is specified in the applicable Exercise Subscription Form, pay in full the Exercise Price then in effect for the shares of Company Common Stock as to which this Warrant Certificate is submitted for exercise in the manner provided in paragraph (b) of this Section 1.04.

____________

1        Total number of warrants to be equal (subject to the immediately following sentence) to the number of shares of Common Stock that the Investors would be entitled to receive if the Investors converted all of their respective shares of Preferred Stock immediately following the closing. Warrants to be apportioned among the Investors in accordance with Schedule I to the Investment Agreement. For each Investor, three Warrant certificates will be issued, one certificate for 50% of such Investor’s Warrants, one certificate for 25% of such Investor’s Warrants and one certificate for 25% of such Investor’s Warrants, with each certificate providing for different Exercise Prices as specified below.

2        Exercise Price of $4.566 to be applicable for 50% of the Warrants.

3        Exercise Price of $6.849 to be applicable for 25% of the Warrants.

4        Exercise Price of $13.698 to be applicable for 25% of the Warrants.

Annex A-69

(b) Simultaneously with the exercise of each Warrant, payment in full of the Exercise Price shall be delivered to the Company, unless the cashless exercise procedure specified in Section 1.04(d) below is specified in the applicable Exercise Subscription Form. Such payment (if applicable) shall be made in cash, by bank wire transfer in immediately available funds to an account designated by the Company.

(c) If fewer than all the Warrants represented by this Warrant Certificate are surrendered, this Warrant Certificate shall be surrendered and a new Warrant Certificate of the same tenor and for the number of Warrants that were not surrendered shall promptly be executed and delivered to the Person or Persons as may be directed in writing by the Holder (subject to the terms hereof), and the Company shall register any new Warrant Certificate in the name of such Person or Persons. Any new Warrant Certificate shall be executed on behalf of the Company by its President, Chief Executive Officer, Chief Financial Officer or Secretary, either manually or by facsimile signature printed thereon. In case any Officer of the Company whose signature shall have been placed upon any Warrant Certificate shall cease to be such Officer of the Company before issue and delivery thereof, such Warrant Certificate may, nevertheless, be issued and delivered with the same force and effect as though such person had not ceased to be such Officer of the Company.

(d) Notwithstanding anything contained herein to the contrary, each Warrant may be exercised, in whole or in part, at any time or times on or after the Issuance Date and on or before the Expiration Date at the election of the Holder (in such Holder’s sole discretion) by means of a “cashless exercise” in which the Holder shall be entitled to receive a number of shares of Company Common Stock equal to the quotient obtained by dividing ((A-B) * (X)) by (A), where:

(A) = the Closing Sale Price of a share of Company Common Stock on the Trading Day immediately preceding the date on which Holder elects to exercise this Warrant by means of a “cashless exercise,” as set forth in the applicable Exercise Subscription Form;

(B) = the Exercise Price, as adjusted hereunder; and

(X) = the number of shares of Company Common Stock that would be issuable upon exercise of such Warrant in accordance with the terms of this Warrant Certificate if such exercise were by means of a cash exercise rather than a cashless exercise.

(e) Upon surrender of this Warrant Certificate in accordance with the foregoing provisions, the Company shall instruct the Transfer Agent to transfer to the Holder appropriate evidence of ownership of any shares of Company Common Stock or other securities or property (including cash) to which the Holder is entitled, registered or otherwise placed in, or payable to the order of, such name or names as may be directed in writing by the Holder (subject to the terms hereof), and shall deliver such evidence of ownership and any other securities or property (including cash) to the Person or Persons entitled to receive the same, together with an amount in cash in lieu of any fraction of a share as provided in Section 2.03. Upon payment of the Exercise Price therefor (or in accordance with the cashless exercise procedure specified in Section 1.04(d)), the Holder (or its designee) shall be deemed to own and have all of the rights associated with any Company Common Stock or other securities or property (including cash) to which it is entitled pursuant to this Warrant Certificate upon the surrender of this Warrant Certificate in accordance with the terms of this Warrant Certificate.

SECTION 1.05 Compliance with the Securities Act. (a) No Warrants or shares of Company Common Stock issued upon exercise thereof may be sold, transferred or otherwise disposed of (any such sale, transfer or other disposition, a “Sale”), except in compliance with the registration requirements of the Securities Act and any other applicable securities laws or an exemption from registration under the Securities Act and any other applicable securities laws, or in a transaction not subject to such laws. The Warrants and the shares of Company Common Stock issuable upon exercise of the Warrants will have the benefit of certain registration rights under the Securities Act pursuant to a Registration Rights Agreement entered into by the Company on the Issuance Date.

Annex A-70

(b) Shares of Company Common Stock issued upon exercise of Warrants under a Warrant Certificate while such Warrant Certificate bears the legend set forth on the first page of this Warrant Certificate as of the Issuance Date shall, subject to Section 6.04, be in global form and bear the following legend:

THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR SECURITIES LAWS OF ANY STATE AND MAY NOT BE TRANSFERRED, SOLD OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO A REGISTRATION STATEMENT RELATING THERETO IN EFFECT UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT OR SUCH LAWS.

ARTICLE II

Adjustments; Changes upon Certain Other Transactions

SECTION 2.01 Anti-dilution Adjustments. (a) The number of shares issuable upon exercise of the Warrants and the Exercise Price shall be subject to the following adjustments from time to time:

(i) Stock Dividends. In case the Company shall pay or make a dividend or other distribution on the Company Common Stock in Company Common Stock, the number of shares of Company Common Stock issuable upon exercise of each Warrant, as in effect at the opening of business on the day following the date fixed for the determination of stockholders of the Company entitled to receive such dividend or distribution, shall be adjusted so that the Holder shall thereafter be entitled to receive the number of shares of Company Common Stock that the Holder would have owned or have been entitled to receive after the happening of the dividend or other distribution, had such Warrant been exercised immediately prior to the date fixed for such determination; and, in the event of any such adjustment, the Exercise Price, as in effect at the opening of business on the day following the date fixed for the determination of stockholders of the Company entitled to receive such dividend or other distribution, shall be adjusted by multiplying such Exercise Price by a fraction of which the numerator shall be the number of shares of Company Common Stock outstanding at the close of business on the date fixed for such determination and the denominator shall be the sum of such number of shares and the total number of shares constituting such dividend or other distribution. Such adjustments shall become effective immediately after the opening of business on the day following the date fixed for such determination.

(ii) Stock Purchase Rights. In case the Company shall issue to all holders of Company Common Stock options, warrants or other rights entitling them to subscribe for or purchase shares of Company Common Stock for a period expiring within 60 days from the date of issuance of such options, warrants or other rights at a price per share of Company Common Stock less than the Market Value on the date fixed for the determination of stockholders of the Company entitled to receive such options, warrants or other rights (other than pursuant to a dividend reinvestment, share purchase or similar plan), the number of shares of Company Common Stock issuable upon the exercise of each Warrant shall be adjusted by multiplying the number of shares of Company Common Stock issuable upon exercise of each Warrant, as in effect at the opening of business on the day following the date fixed for such determination, by a fraction, the numerator of which shall be the number of shares of Company Common Stock outstanding at the close of business on the date fixed for such determination plus the number of shares of Company Common Stock so offered for subscription or purchase, either directly or indirectly, and the denominator of which shall be the number of shares of Company Common Stock outstanding at the close of business on the date fixed for such determination plus the number of shares of Company Common Stock which the aggregate consideration expected to be received by the Company upon the exercise, conversion or exchange of such options, warrants or other rights (as determined in good faith by the Board, whose determination shall be conclusive and described in a Board Resolution) would purchase at such Market Value; and, in the event of any such adjustment, the Exercise Price in effect at the opening of business on the day following the date fixed for such determination shall be adjusted by multiplying such Exercise Price by a fraction, the numerator of which shall be the number of shares of Company Common Stock outstanding at the close of business on the date fixed for such determination plus the number of shares of Company Common Stock which the aggregate consideration expected to be received by the Company upon the exercise, conversion or exchange of such options, warrants or other rights (as determined in good faith by the Board, whose determination shall be conclusive and described in a Board Resolution) would purchase at such Market Value and the denominator

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of which shall be the number of shares of Company Common Stock outstanding at the close of business on the date fixed for such determination plus the number of shares of Company Common Stock so offered for subscription or purchase, either directly or indirectly. Such adjustments shall become effective immediately after the opening of business on the day following the date fixed for such determination; provided, however, that no such adjustments shall be made if the Holder would be entitled to receive such options, warrants or other rights upon exercise at any time of the Warrants; provided, further, however, that if any of the foregoing options, warrants or other rights are only exercisable upon the occurrence of a Triggering Event, then no such adjustments shall be made until such Triggering Event occurs or, if earlier, the applicable date of exercise.

(iii) Stock Splits, Reverse Splits and Combinations. In case outstanding shares of Company Common Stock shall be subdivided, split or reclassified into a greater number of shares of Company Common Stock, then the number of shares of Company Common Stock issuable upon exercise of each Warrant in effect at the opening of business on the day following the date upon which such subdivision, split or reclassification becomes effective shall be adjusted so that the Holder shall thereafter be entitled to receive the number of shares of Company Common Stock that the Holder would have owned or would have been entitled to receive had such Warrant been exercised immediately prior to such subdivision, split or reclassification becoming effective; and, in the event of any such adjustment, the Exercise Price in effect at the opening of business on the day following the date upon which such subdivision, split or reclassification becomes effective shall be proportionately reduced. Conversely, in case outstanding shares of Company Common Stock shall be combined or reclassified into a smaller number of shares of Company Common Stock, then the number of shares of Company Common Stock issuable upon exercise of each Warrant in effect at the opening of business on the day following the date upon which such combination or reclassification becomes effective shall be adjusted so that the Holder shall thereafter be entitled to receive the number of shares of Company Common Stock that the Holder would have owned or would have been entitled to receive had such Warrant been exercised immediately prior to such combination or reclassification becoming effective; and, in the event of any such adjustment, the Exercise Price in effect at the opening of business on the day following the date upon which such combination or reclassification becomes effective shall be proportionately increased. Such adjustments shall become effective immediately after the opening of business on the day following the date upon which such subdivision, split, reclassification or combination becomes effective.

(iv) Debt, Asset or Security Distributions. (A) In case the Company shall, by dividend or otherwise, distribute to all holders of Company Common Stock evidences of its indebtedness, assets or securities (but excluding any dividend or distribution of options, warrants or other rights referred to in paragraph (ii) of this Section 2.01(a), any dividend or distribution paid exclusively in cash, any dividend or distribution of shares of Capital Stock of any class or series, or similar equity interests, of or relating to a Subsidiary or other business unit in the case of a Spin-off referred to in the next subparagraph, or any dividend or distribution referred to in paragraph (i) of this Section 2.01(a)), then the number of shares of Company Common Stock issuable upon the exercise of each Warrant immediately prior to the close of business on the record date fixed for the determination of stockholders of the Company entitled to receive such distribution shall be increased to a number determined by multiplying the number of shares of Company Common Stock issuable upon the exercise of such Warrant immediately prior to the date fixed for such determination by a fraction, the numerator of which shall be the Market Value on the date fixed for such determination plus the fair market value (as determined in good faith by the Board, whose determination shall be conclusive and described in a Board Resolution) of the portion of the assets or evidences of indebtedness so distributed applicable to one share of Company Common Stock and the denominator of which shall be the Market Value on the date fixed for such determination; and, in the event of any such adjustment, the Exercise Price shall be reduced by multiplying the Exercise Price in effect immediately prior to the close of business on the date fixed for the determination of stockholders of the Company entitled to receive such distribution by a fraction, the numerator of which shall be the Market Value on the date fixed for such determination and the denominator of which shall be such Market Value plus the fair market value (as determined in good faith by the Board, whose determination shall be conclusive and described in a Board Resolution) of the portion of the assets, securities or evidences of indebtedness so distributed applicable to one share of Company Common Stock. Such adjustments shall become effective immediately prior to the opening of business on the day following

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the date fixed for the determination of stockholders of the Company entitled to receive such distribution. In any case in which this subparagraph (iv)(A) is applicable, subparagraph (iv)(B) of this Section 2.01(a)(iv) shall not be applicable.

(B) In the case of a Spin-off, the number of shares of Company Common Stock issuable upon the exercise of each Warrant immediately prior to the close of business on the record date fixed for determination of stockholders of the Company entitled to receive such distribution shall be increased to a number determined by multiplying the number of shares of Company Common Stock issuable upon the exercise of such Warrant immediately before the close of business on such date by a fraction, the numerator of which shall be the Market Value plus the Spin-off Market Value of the portion of those shares of Capital Stock or similar equity interests so distributed applicable to one share of Company Common Stock, and the denominator of which shall be the Market Value; and, in the event of any such adjustment, the Exercise Price in effect immediately prior to the close of business on the date fixed for determination of stockholders of the Company entitled to receive such distribution shall be reduced by multiplying the Exercise Price by a fraction, the numerator of which shall be the Market Value and the denominator of which shall be the Market Value plus the Spin-off Market Value of the portion of those shares of Capital Stock or similar equity interests so distributed applicable to one share of Company Common Stock. Any adjustments under this subparagraph (iv)(B) will occur on the date that is the earlier of (1) the close of business on the tenth Trading Day from, and including, the effective date of the Spin-off and (2) the date of the Initial Public Offering (if any) of the securities being distributed in the Spin-off, if that Initial Public Offering is effected simultaneously with the Spin-off.

(v) Tender Offers. In the case that a tender or exchange offer made by the Company or any Subsidiary of the Company for all or any portion of the Company Common Stock shall expire and such tender or exchange offer (as amended through the expiration thereof) shall require the payment to stockholders of the Company (based on the acceptance (up to any maximum specified in the terms of the tender or exchange offer) of Purchased Shares) of aggregate consideration having a fair market value (as determined in good faith by the Board, whose determination shall be conclusive and described in a Board Resolution) per share of Company Common Stock that exceeds the Closing Sale Price of the Company Common Stock on the Trading Day next succeeding the last date on which tenders or exchanges may be made pursuant to such tender or exchange offer, then, immediately prior to the opening of business on the day after the date of the last time (the “Expiration Time”) tenders or exchanges could have been made pursuant to such tender or exchange offer (as amended through the expiration thereof), the number of shares of Company Common Stock issuable upon the exercise of each Warrant immediately prior to the close of business on the date of the Expiration Time shall be increased to a number determined by multiplying the number of shares of Company Common Stock issuable upon exercise of each Warrant immediately prior to the close of business on the date of the Expiration Time by a fraction (A) the numerator of which shall be equal to (1) the product of (I) the Market Value on the date of the Expiration Time and (II) the number of shares of Company Common Stock outstanding (including any tendered or exchanged shares) on the date of the Expiration Time less the number of all shares validly tendered or exchanged, not withdrawn and accepted for payment on the date of the Expiration Time (such validly tendered or exchanged shares, up to any such maximum, being referred to as the “Purchased Shares”) plus (2) the amount of cash plus the fair market value (determined as aforesaid) of the aggregate consideration payable to stockholders of the Company pursuant to the tender or exchange offer (assuming the acceptance, up to any maximum specified in the terms of the tender or exchange offer, of Purchased Shares), and (B) the denominator of which shall be equal to the product of (1) the Market Value on the date of the Expiration Time and (2) the number of shares of Company Common Stock outstanding (including any tendered or exchanged shares) on the date of the Expiration Time; and, in the event of any such adjustment, the Exercise Price shall be reduced by multiplying the Exercise Price immediately prior to the close of business on the date of the Expiration Time by a fraction (A) the numerator of which shall be equal to the product of (1) the Market Value on the date of the Expiration Time and (2) the number of shares of Company Common Stock outstanding (including any tendered or exchanged shares) on the date of the Expiration Time, and (B) the denominator of which shall be equal to (1) the product of (I) the Market Value on the date of the Expiration Time and (II) the number of shares of Company Common Stock outstanding (including any tendered or exchanged shares) on the date of the Expiration Time less the number of Purchased Shares plus (2) the amount of cash plus the fair market value (determined as aforesaid)

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of the aggregate consideration payable to stockholders of the Company pursuant to the tender or exchange offer (assuming the acceptance, up to any maximum specified in the terms of the tender or exchange offer, of Purchased Shares).

(b) Calculation of Adjustments. Notwithstanding anything herein to the contrary, no adjustment under this Section 2.01 need be made to the number of shares issuable upon exercise of a Warrant or the Exercise Price unless such adjustment would require an increase or decrease of at least 1.0% of the number of shares issuable upon exercise of the Warrants or the Exercise Price immediately prior to the making of such adjustment. Any lesser adjustment shall be carried forward and shall be made at the time of and together with the next subsequent adjustment, if any, which, together with any adjustment or adjustments so carried forward, shall result in an increase or decrease of at least 1.0% of the number of shares issuable upon exercise of a Warrant or the Exercise Price immediately prior to the making of such adjustment; provided that any such adjustment of less than 1.0% that has not been made shall be made upon any exercise of the Warrants. No adjustment to the Exercise Price under this Section 2.01 shall be made if such adjustment will result in an Exercise Price that is less than the par value of the Company Common Stock. All adjustments to the number of shares issuable upon exercise of the Warrants or the Exercise Price shall be calculated to the nearest 1/10,000th of a share of Company Common Stock (or if there is not a nearest 1/10,000th of a share to the next lower 1/10,000th of a share) or the nearest $0.0001 (or if there is not a nearest $0.0001 to the next lower $0.0001), as the case may be. For the avoidance of doubt, if an event occurs that would trigger an adjustment pursuant to this Section 2.01 under more than one subsection hereof, such event, to the extent fully taken into account in a single adjustment, shall not result in multiple adjustments hereunder; provided, however, that if more than one subsection of this Section 2.01 is applicable to a single event, the subsection shall be applied that produces the largest adjustment.

(c) Stockholder Rights Plans. Upon exercise of the Warrants, to the extent that the Holder receives Company Common Stock, the Holder shall receive, in addition to the shares of Company Common Stock and any cash for fractional shares in accordance with Section 2.03, if any, the rights issued under any future stockholder rights plan the Company may establish whether or not such rights are separated from the Company Common Stock prior to exercise. A distribution of rights pursuant to any stockholder rights plan will not result in an adjustment to the number of shares issuable upon exercise of the Warrants or the Exercise Price pursuant to Section 2.01(a)(ii) or Section 2.01(a)(iv), provided that the Company has provided for the Holder to receive such rights upon exercise; provided, further, that the Holders shall not be permitted to receive such rights to the extent that any of the Holders or their respective Affiliates is the “Acquiring Person” under such stockholder rights plan.

(d) Reversal of Adjustment. If the Company shall take a record of the holders of Company Common Stock for the purpose of entitling them to receive a dividend or other distribution, and shall thereafter (and before the dividend or distribution has been paid or delivered to stockholders) legally abandon its plan to pay or deliver such dividend or distribution, then thereafter no adjustment in the number of shares issuable upon exercise of the Warrants or the Exercise Price then in effect shall be required by reason of the taking of such record.

(e) Exceptions to Adjustment. Notwithstanding the foregoing, the applicable number of shares issuable upon exercise of the Warrants and the Exercise Price shall not be adjusted:

(i) upon the issuance of any shares of Company Common Stock pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on the Company’s securities and the investment of additional optional amounts in shares of Company Common Stock under any such plan;

(ii) upon the issuance of any shares of Company Common Stock or options or rights to purchase those shares pursuant to any present or future employee, director or consultant benefit plan or program of or assumed by the Company or any of its Subsidiaries;

(iii) upon the issuance of any shares of Company Common Stock pursuant to any option, warrant, right or exercisable, exchangeable or convertible security outstanding as of the Issuance Date;

(iv) in connection with (A) the issuance of the Warrants or the Preferred Stock to the Holders or their Affiliates pursuant to the terms of the Investment Agreement, (B) the issuance of shares of Common Stock to the Holders upon the exercise of the Warrants or the conversion of the Preferred Stock, or (C) any other transactions contemplated by and consummated in accordance with the Investment Agreement (including the Cash Dividend and the Spin-Off (as such terms are defined in the Investment Agreement) and the reverse stock split of the Common Stock that became effective prior to the Issuance Date (the “Reverse Stock Split”));

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(v) for a change in the par value of the Company Common Stock; or

(vi) for accrued and unpaid dividends on the Preferred Stock.

SECTION 2.02 Recapitalizations, Reclassifications and Changes in the Company’s Stock. In the event of any reclassification of outstanding shares of Company Common Stock (other than a change in par value, or from par value to no par value, or from no par value to par value and other than the Reverse Stock Split), or any consolidation or merger of the Company with or into another Person or any merger of another Person with or into the Company (other than a consolidation or merger in which the Company is the resulting or surviving Person and that does not result in any reclassification or change of outstanding Company Common Stock), or any sale or other disposition to another Person of all or substantially all of the assets of the Company (computed on a consolidated basis) (any of the foregoing, a “Transaction”), upon exercise of the Warrants, the Holder will be entitled to receive the kind and amount of securities (of the Company or another issuer), cash and other property receivable upon such Transaction by a holder of the number of shares of Company Common Stock issuable upon exercise of the Warrants immediately prior to such Transaction, after giving effect to any adjustment event or, in the event holders of Company Common Stock have the opportunity to elect the form of consideration to be received in any Transaction, the weighted average of the forms and amounts of consideration received by the holders of Company Common Stock, and, prior to or at the effective time of such Transaction, the Company or the successor or purchasing person, as the case may be, shall (and the Company shall cause such successor or purchasing person to) execute with the Holder an amendment to this Agreement providing for such change in the rights to exercise the Warrants. In the event that at any time, as a result of an adjustment made pursuant to this Warrant Certificate, the Holder shall become entitled upon exercise to any securities other than, or in addition to, shares of Company Common Stock, thereafter the number or amount of such other securities so receivable upon exercise and the Exercise Price therefor shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Company Common Stock set forth in this Warrant Certificate.

SECTION 2.03 Fractional Shares. No fractional shares of Company Common Stock shall be issued to the Holder upon exercise of any Warrant. In lieu of any fraction of a share of Company Common Stock that would otherwise be issuable upon exercise of the aggregate number of Warrants exercised by the Holder, the Holder shall have the right to receive an amount in cash (computed to the nearest cent) equal to the same fraction of the Closing Sale Price of a share of Company Common Stock on the Trading Day next preceding the date of exercise.

SECTION 2.04 Notice of Adjustment. Whenever the number of shares of Company Common Stock or other stock or property issuable upon the exercise of each Warrant or the Exercise Price is adjusted, as herein provided, the Company shall (a) compute such adjustment in accordance with this Article II and prepare and transmit to the Transfer Agent an Officer’s Certificate setting forth the adjustment, the method of calculation thereof in reasonable detail and the facts requiring such adjustment and upon which such adjustment is based and (b) as soon as practicable following the occurrence of an event that requires an adjustment pursuant to this Article II (or if the Company is not aware of such occurrence, as soon as practicable after becoming so aware), the Company or, at the request and expense of the Company, the Transfer Agent shall provide a written notice to the holders of Warrants (including the Holder) of the occurrence of such event and a statement setting forth in reasonable detail the method by which the adjustment was determined and setting forth the adjusted amount.

ARTICLE III

Warrant Transfer Books

SECTION 3.01 Warrant Transfer Books. (a) The Company shall keep at its principal place of business a register in which the Company shall provide for the registration of Warrant Certificates and of any exchanges of Warrant Certificates as herein provided.

(b) At the option of the Holder, Warrant Certificates may be exchanged at such office and upon payment of the charges hereinafter provided. Whenever any Warrant Certificates are so surrendered for exchange, the Company shall execute and deliver the Warrant Certificates that the Holder is entitled to receive.

(c) All Warrant Certificates issued upon any registration of transfer or exchange of Warrant Certificates shall be the valid obligations of the Company, evidencing the same obligations, and entitled to the same benefits, as the Warrant Certificates surrendered for such registration of transfer or exchange.

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(d) Every Warrant Certificate surrendered for registration of exchange shall (if so required by the Company) be duly endorsed, or be accompanied by a written instrument of transfer in form reasonably satisfactory to the Company, duly executed by the Holder or his attorney duly authorized in writing.

(e) No service charge shall be payable by the Holder for any registration of transfer or exchange of this Warrant Certificate, and the Company shall pay any taxes or other governmental charges that may be imposed in connection with any registration of exchange of Warrant Certificates.

(f) This Warrant Certificate when duly endorsed in blank shall be deemed negotiable and when this Warrant Certificate shall have been so endorsed, the Holder hereof may be treated by the Company and all other Persons dealing therewith as the absolute owner hereof for any purpose and as the Person entitled to exercise the rights represented hereby.

ARTICLE IV

Voting

SECTION 4.01 No Voting Rights. Prior to the exercise of the Warrants, the Holder, in its capacity as such, shall not be entitled to any rights of a stockholder of the Company, including the right to vote or to consent with respect to any matter.

ARTICLE V

Covenants

SECTION 5.01 Reservation of Company Common Stock for Issuance on Exercise of Warrants. The Company covenants that it will at all times reserve and keep available, free from preemptive rights and solely for the purpose of issue upon exercise of the Warrants as herein provided, out of its authorized but unissued Company Common Stock, such number of shares of Company Common Stock as shall then be issuable upon the exercise of all Warrants issuable hereunder and all other Warrant Certificates. The Company covenants that all shares of Company Common Stock issuable upon exercise of the Warrants shall, upon such issue, be duly and validly issued and fully paid and non-assessable, free from preemptive rights and free from all taxes, liens, charges and security interests with respect to the issuance thereof.

SECTION 5.02 Notice of Dividends. At any time when the Company declares any dividend or other distribution on the Company Common Stock, it shall give notice to the holders of all the then outstanding Warrants (including the Holder) of any such declaration not less than 15 days prior to the related record date for such dividend or distribution.

SECTION 5.03 HSR Act Compliance. If the Holder determines that a notification under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder (the “HSR Act”), is required in connection with the exercise of the Warrants represented by this Warrant Certificate, the Company shall reasonably cooperate with the Holder by (a) promptly effecting all necessary notifications and other filings under the HSR Act that are required to be made by the Company and (b) responding as promptly as reasonably practicable to all inquiries or requests received from the United States Federal Trade Commission (the “FTC”), the Department of Justice (the “DOJ”) or any other governmental authority in connection with such notifications and other filings. For the avoidance of doubt, nothing in this Section 5.03 shall require that the Company or any of its Subsidiaries commit to any divestiture, license or hold separate or similar arrangement with respect to the business, assets or properties of the Company or any of its Subsidiaries. Any such notifications and responses by the Company will be in full compliance with the requirements of the HSR Act. The Company shall, to the extent legally permissible, keep the Holder reasonably apprised of the status of any communications with, and any inquiries or requests for additional information from, the FTC, the DOJ or such other governmental authority. The Company shall pay the filing fees in connection with the above filings, and shall otherwise each bear its costs and expenses in connection with the preparation of such filings and responses to inquires or requests.

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SECTION 5.04 Certain Other Events. If any event occurs as to which the provisions of Article II are not strictly applicable or, if strictly applicable, would not fairly protect the rights of the holders of the Warrants in accordance with the essential intent and principles of such provisions, then the Board shall make such adjustments in the application of such provisions, in accordance with such essential intent and principles, as shall be reasonably necessary, in the good faith judgment of the Board, to protect such purchase rights as aforesaid; provided that no adjustments shall be made pursuant to this Section 5.04 if such adjustment would adversely affect the Holder.

ARTICLE VI

Miscellaneous

SECTION 6.01 Tax Matters. The Company shall pay all transfer, stamp, documentary, issue and other similar taxes due with respect to the issuance or delivery of the Warrants or shares of Company Common Stock or other securities or property upon exercise of the Warrants.

SECTION 6.02 Surrender of Warrant Certificate. This Warrant Certificate, if surrendered for exercise or purchase, shall be promptly canceled by the Company and shall not be reissued by the Company. The Company shall destroy such canceled Warrant Certificate.

SECTION 6.03 Mutilated, Destroyed, Lost or Stolen Warrant Certificate. (a) If (i) this Warrant Certificate is mutilated and surrendered to the Company or (ii) the Company receives evidence to its satisfaction of the destruction, loss or theft of this Warrant Certificate, and there is delivered to the Company such appropriate affidavit of loss, applicable processing fee and indemnity as may be reasonably required by the Company to save it harmless, then, in the absence of notice to the Company that this Warrant Certificate has been acquired by a bona fide purchaser, the Company shall execute and deliver, in exchange for this Warrant Certificate if mutilated or in lieu of this Warrant Certificate if destroyed, lost or stolen, a new Warrant Certificate of like tenor and for a like aggregate number of Warrants.

(b) Upon the issuance of any new Warrant Certificate under this Section 6.03, the Company shall pay any taxes or other governmental charges that may be imposed in relation thereto and other expenses in connection therewith.

(c) Every new Warrant Certificate executed and delivered pursuant to this Section 6.03 in lieu of any destroyed, lost or stolen Warrant Certificate shall constitute an original contractual obligation of the Company, whether or not the destroyed, lost or stolen Warrant Certificate shall be at any time enforceable by anyone.

(d) The provisions of this Section 6.03 are exclusive and shall preclude (to the extent lawful) all other rights or remedies with respect to the replacement of a mutilated, destroyed, lost or stolen Warrant Certificate.

SECTION 6.04 Removal of Legends. (a) In the event (i) the transfer of the Warrants or the shares of Company Common Stock issued upon exercise of the Warrants is registered under the Securities Act or (ii) there is delivered to the Company such satisfactory evidence, which may include an Opinion of Counsel licensed to practice law in the State of New York, as may be reasonably required by the Company, that such Warrants or shares are not “restricted securities” within the meaning of Rule 144 under the Securities Act, the Company shall, or shall direct the Transfer Agent to, and the Transfer Agent shall, upon surrender by the Holder of this Warrant Certificate or certificates evidencing such shares of Company Common Stock, as applicable, to the Company or the Transfer Agent, exchange such certificates for certificates without the legend set forth on the first page of this Warrant Certificate as of the Issuance Date or referred to in Section 1.05(b), as applicable.

(b) In order to effect a Sale of Warrants or shares of Company Common Stock issued upon exercise of the Warrants (other than pursuant to an effective registration statement under the Securities Act), the Holder shall (i) give written notice to the Company of its intention to effect such Sale, which notice shall describe the manner and circumstances of the proposed transaction in reasonable detail and shall include a certification by the Holder to the effect that such proposed Sale may be effected without registration under the Securities Act or under applicable state securities laws, and (ii) provide such additional certifications of the Holder or its transferee or Opinions of Counsel (which shall be reasonably satisfactory to the Company) as the Company may reasonably request solely in order to confirm the availability of the applicable exemption from the registration requirements of applicable securities laws.

SECTION 6.05 Notices. All notices referred to herein shall be in writing and, unless otherwise specified herein, all notices hereunder shall be deemed to have been given upon the earlier of receipt thereof or three (3) Business Days after the mailing thereof if sent by registered or certified mail with postage prepaid, or by private courier service

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addressed: (i) if to the Company, to its office at 5 American Lane, Greenwich, CT 06831 (Attention: Chief Executive Officer), (ii) if to any Holder, to such Holder at the address of such Holder as listed in the stock record books of the Company (which may include the records of the Transfer Agent) or (iii) to such other address as the Company or any such Holder, as the case may be, shall have designated by notice similarly given.

SECTION 6.06 Applicable Law. This Warrant Certificate and each Warrant represented hereby and all rights arising hereunder shall be construed in accordance with the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof.

SECTION 6.07 Persons Benefiting. This Warrant Certificate shall be binding upon and inure to the benefit of the Company and its successors, assigns, beneficiaries, executors and administrators, and the Holder from time to time of the Warrants represented hereby. Except as otherwise expressly provided herein, nothing in this Warrant Certificate is intended or shall be construed to confer upon any Person, other than the Company and the Holder from time to time of the Warrants represented hereby, any right, remedy or claim under or by reason of this Warrant Certificate or any part hereof.

SECTION 6.08 Supplements or Amendments. This Warrant Certificate may not be supplemented or amended without the written approval of both the Holder and the Company.

SECTION 6.09 Headings. The descriptive headings of the several Articles and Sections of this Warrant Certificate are inserted for convenience and shall not control or affect the meaning or construction of any of the provisions hereof.

SECTION 6.10 Copies of Agreements. Copies of the Investment Agreement and the Registration Rights Agreement referred to herein are on file at the principal place of business of the Company and may be obtained by writing to the Company at the address set forth in Section 6.05.

ARTICLE VII

Definitions.

As used in this Warrant Certificate, the following terms shall have the following meanings:

“Affiliate” means a Person that directly, or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with, the Person specified.

“Board” means the board of directors of the Company.

“Board Resolution” means a copy of a resolution certified by the Secretary or an Assistant Secretary of the Company to have been duly adopted by the Board and to be in full force and effect on the date of such certification, and delivered to the Transfer Agent.

“Business Day” means any day other than a Saturday or Sunday or any other day on which banks in the City of New York are authorized or required by law or executive order to close.

“Capital Stock” of any Person means any and all shares, interests, participations or other equivalents however designated of corporate stock or other equity participations, including partnership interests, whether general or limited, of such Person and any rights (other than debt securities convertible or exchangeable into an equity interest), warrants or options to acquire an equity interest in such Person.

The “Closing Sale Price” of a security on any date means the closing sale price per share (or if no closing sale price is reported, the average of the closing bid and ask prices or, if more than one in either case, the average of the average closing bid and the average closing ask prices) on such date as reported on the over-the-counter “Pink Sheets” market or, if the security is listed on a national securities exchange, the principal national securities exchange on which the security is traded. In the absence of such a quotation, the Closing Sale Price of the security will be an amount determined in good faith by the Board to be the fair market value of such security, and such determination shall be conclusive.

“Company” has the meaning set forth in the introduction to this Warrant Certificate, and its successors and assigns.

“Company Common Stock” has the meaning set forth in the introduction to this Warrant Certificate.

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“DOJ” has the meaning set forth in Section 5.03.

“Exercise Price” has the meaning set forth in the introduction to this Warrant Certificate.

“Expiration Date” means the tenth anniversary of the Issuance Date.

“Expiration Time” has the meaning set forth in Section 2.01(a)(v).

“FTC” has the meaning set forth in Section 5.03.

“Holder” means the initial Holder of this Warrant Certificate and any permitted assignee or transferee thereof, in such Person’s capacity as a holder of Warrants.

“HSR Act” has the meaning set forth in Section 5.03.

“including” means “including, without limitation.”

“Initial Public Offering” means, in the event of a Spin-off, the first time securities of the same class or type as the securities being distributed in the Spin-off are bona fide offered to the public for cash.

“Investment Agreement” has the meaning set forth in the introduction to this Warrant Certificate.

“Issuance Date” means [•].5

“Market Value” means, with respect to any date of determination, the average Closing Sale Price of the Company Common Stock for a five consecutive Trading Day period preceding the earlier of (a) the day preceding the date of determination and (b) the day before the “ex date” with respect to the issuance or distribution requiring such computation; provided that, solely for purposes of Section 2.01(a)(iv)(B), the Market Value means the average of the daily Closing Sale Price of the Company Common Stock for the first 10 consecutive Trading Days after the effective date of the Spin-off (provided, further, that if an Initial Public Offering of the securities being distributed in the Spin-off is to be effected simultaneously with the Spin-off, the Market Value of the Company Common Stock means the Closing Sale Price of the Company Common Stock on the Trading Day on which the Initial Public Offering price of the securities being distributed in the Spin-off is determined). For purposes of this definition, the term “ex date,” when used with respect to any issuance or distribution, means the first date on which the Company Common Stock trades, regular way, on the over-the-counter “Pink Sheets” market or, if the Company Common Stock is listed on a national securities exchange, the principal national securities exchange on which the Company Common Stock is traded at that time, without the right to receive the issuance or distribution.

“Officer” means the Chairman of the Board, President, Chief Executive Officer, any Vice President, the Chief Financial Officer, the Chief Accounting Officer, the Treasurer, any Assistant Treasurer, the Controller, any Assistant Controller, the Secretary or any Assistant Secretary of the Company.

“Officer’s Certificate” means a certificate signed by two Officers.

“Opinion of Counsel” means a written opinion from legal counsel who is reasonably acceptable to the Company or the Transfer Agent. The counsel may be an employee of or counsel to the Company or the Transfer Agent.

“Person” means any natural person, corporation, limited liability company, partnership, joint venture, trust, business association, governmental entity or other entity.

“Preferred Stock” has the meaning set forth in the Investment Agreement.

“Purchased Shares” has the meaning set forth in Section 2.01(a)(v).

“Sale” has the meaning set forth in Section 1.05(a).

“Securities Act” means the Securities Act of 1933, as amended.

“Spin-off” means a dividend or other distribution of shares of Capital Stock of any class or series, or similar equity interests, of or relating to a Subsidiary or other business unit of the Company.

____________

5        To be the Closing Date of the Equity Investment.

Annex A-79

“Spin-off Market Value” means (a) in the case of securities to be distributed to the holders of the Common Stock in connection with a Spin-off that is not effected simultaneously with an Initial Public Offering of the securities being distributed in the Spin-off and where such securities are listed or quoted (or will be listed or quoted upon consummation of the Spin-off) on a U.S. national securities exchange, the average of the Closing Sale Price of those securities over the first 10 consecutive Trading Days after the effective date of the Spin-off, (b) in the case of securities being distributed in any Spin-off that is effected simultaneously with an Initial Public Offering, the Initial Public Offering price and (c) in the case of securities being distributed in any Spin-off not involving any Initial Public Offering of such securities and where such securities are not and will not be listed or quoted on a U.S. national securities exchange, the fair market value (on a per share basis) of such securities (as determined in good faith by the Board of Directors, whose determination shall be conclusive and described in a Board Resolution).

“Subsidiary” of any Person means any other Person (a) more than 50% of whose outstanding shares or securities representing the right to vote for the election of directors or other managing authority of such other Person are, now or hereafter, owned or controlled, directly or indirectly, by such first Person, but such other Person shall be deemed to be a Subsidiary only so long as such ownership or control exists, or (b) which does not have outstanding shares or securities with such right to vote, as may be the case in a partnership, joint venture or unincorporated association, but more than 50% of whose ownership interest representing the right to make the decisions for such other Person is, now or hereafter, owned or controlled, directly or indirectly, by such first Person, but such other Person shall be deemed to be a Subsidiary only so long as such ownership or control exists.

“Trading Day” means a day during which trading in securities generally occurs on the over-the-counter “Pink Sheets” market or, if the Company Common Stock is listed on a national securities exchange, the principal national securities exchange on which the Company Common Stock is traded.

“Transaction” has the meaning set forth in Section 2.02.

“Transfer Agent” means Pacific Stock Transfer Company unless and until a successor is selected by the Company, and then such successor.

“Triggering Event” means a specified event the occurrence of which entitles the holders of rights, options or warrants to exercise such rights, options or warrants.

“Warrants” has the meaning set forth in the introduction to this Warrant Certificate.

SILVERSUN TECHNOLOGIES, INC.
By
Name:
Title:

Annex A-80

ANNEX I

EXERCISE SUBSCRIPTION FORM

(To be executed only upon exercise of Warrant)

To: SilverSun Technologies, Inc. (the “Company”)

The undersigned irrevocably exercises the Warrants represented by the Warrant Certificate for the purchase of one share (subject to adjustment in accordance with the Warrant Certificate) of Company Common Stock, par value $0.00001 per share, for each such Warrant.

The undersigned:

☐ herewith makes payment of $_______ (such payment being by bank wire transfer in immediately available funds), all at the Exercise Price and on the terms and conditions specified in the Warrant Certificate.

☐ hereby elects the cancellation of such number of shares of Company Common Stock as is necessary, in accordance with the formula set forth in Section 1.04(d) of the Warrant Certificate, to exercise this Warrant with respect to the number of shares of Company Common Stock purchasable pursuant to the cashless exercise procedure set forth in Section 1.04(d) of the Warrant Certificate.

The undersigned surrenders this Warrant Certificate and all right, title and interest therein to the Company and directs that the shares of Company Common Stock deliverable upon the exercise of such Warrants be registered in the name and delivered at the address specified below.

Date:

(Signature of Owner)*

(Street Address)

(City)	(State)	(Zip Code)

Securities to be issued to:

Please insert social security or identifying number:

Name:

Street Address:

City, State and Zip Code:

____________

*        The signature must correspond with the name as written upon the face of the Warrant Certificate in every particular, without alteration or any change whatsoever.

Annex A-81

Exhibit C

SUMMARY OF PRINCIPAL REGISTRATION RIGHTS PROVISIONS

Parties:	SilverSun Technologies, Inc. (“Issuer” or the “Company”), Jacobs Private Equity II, LLC and the other Investors listed on Schedule I to the Investment Agreement.[1]
Registrable Securities:

“Registrable Securities” means shares of Preferred Stock, Warrants and shares of Company Common Stock issued or issuable upon conversion of the Preferred Stock or upon exercise of the Warrants, in each case other than any such securities that are then freely transferable without registration by the Holder thereof pursuant to Rule 144 under the Securities Act without limitation as to volume, manner of sale or other restrictions under Rule 144.

Demand Registration Rights:

At any time on or after the Closing Date, Investors or transferees thereof who are affiliates of the transferor Investor (including any pledgee holding any of the following as collateral or temporarily upon foreclosure of the underlying obligation) (each, a “Holder”) holding Registrable Securities representing no less than a majority of the Company Common Stock constituting Registrable Securities or issuable upon conversion of Preferred Stock or exercise of Warrants constituting Registrable Securities (the “Majority Holders”) may request registration, by giving written notice thereof to the Company, of the sale of the Registrable Securities held by the Holders.

The Company shall then use reasonable best efforts to (a) file a registration statement (or amend an existing registration statement) registering such Registrable Securities (including for purposes of underwritten offerings, shelf takedowns and block trades) as promptly as reasonably practicable and in any event within 30 days (if on Form S-3) or 45 days (if on Form S-1) and (b) have such registration statement declared effective as promptly as reasonably practicable thereafter (subject to customary exceptions). The Majority Holders may request a total of ten demand registrations (“Demand Registration”).

Piggyback Registration Rights:

If the Company registers its securities on a registration statement that permits the inclusion of the Registrable Securities, the Company shall give the Principal Investor prompt written notice thereof. The Company shall then include on such registration statement all Registrable Securities requested to be included therein (subject to certain exceptions to be agreed).

Selection of Underwriters:

Managing underwriter(s) to be selected by Holder representing a majority of the Registrable Securities included in any Demand Registration, subject to the Issuer’s approval, not to be unreasonably withheld.

Expenses of Registration and Selling:

All expenses incurred in connection with the registration or sale of the Registrable Securities shall be borne by the Company, with the exception of brokers’ discounts or commissions on the sale of the Registrable Securities.

Suspension of Sales:

The Holders shall discontinue selling Registrable Securities during regularly scheduled black-out periods or upon request of the Company for the purpose of avoiding certain adverse disclosures in customary circumstances (which requests shall not be made (a) more than three times during any one-year period or (b) for any period exceeding 45 days individually or 90 days in the aggregate for any fiscal year). In all events the Company shall permit resumption of such sales as promptly as reasonably practicable.

____________

1        Capitalized terms used but not defined herein shall have the respective meanings set forth in the Investment Agreement.

Annex A-82

Indemnification:

The Company shall indemnify the Holders against losses related to material misstatements and omissions. Each Holder shall indemnify the Company against losses related to material misstatements and omissions made in reliance on information furnished by such Holder expressly for use in a registration statement.

Obligations of the Company:

The Company shall have certain other customary obligations, including requirements to file necessary amendments and supplements with the SEC, notify the Investor Representative of certain events relating to registration statements, enter into customary underwriting agreements, facilitate delivery of other documentation and deliverables, cause Company Common Stock to be listed on a national securities exchange and make management available for a customary “road show.”

Holder Information:	The Holders shall furnish certain information (regarding themselves, the Registrable Securities and the intended method of disposition) to the Company to effect each registered offering.
Rule 144 Reporting:	The Company shall use its reasonable best efforts to maintain compliance with the periodic reporting requirements of the Exchange Act.
Other Registration Rights:

The Company will not grant any person any registration rights with respect to its securities that are prior in right, in conflict or inconsistent with (including rights that would reduce the number of securities a Holder may include in any registration noted above) the rights of the Holders pursuant to the registration rights agreement, or that would allow for a holder to demand registration without providing the Holders piggyback rights.

Annex A-83

Exhibit D

FORM OF FIFTH AMENDED AND RESTATED CERTIFICATE OF INCORPORATION OF SILVERSUN TECHNOLOGIES, INC.

SilverSun Technologies, Inc. (the “Corporation”), a corporation organized and existing under the laws of the State of Delaware, pursuant to Sections 242 and 245 of the General Corporation Law of the State of Delaware, as it may be amended (the “DGCL”), hereby certifies as follows:

1.      The name of this Corporation is SilverSun Technologies, Inc. The original Certificate of Incorporation was filed with the office of the Secretary of State of the State of Delaware on October 3, 2002 under the name iVoice Acquisition 1, Inc.

2.      A Certificate of Amendment to the original Certificate of Incorporation was filed with the office of the Secretary of State of the State of Delaware on April 24, 2003 under the name Trey Industries, Inc.

3.      A second Certificate of Amendment to the original Certificate of Incorporation was filed with the office of the Secretary of State of the State of Delaware on September 5, 2003 under the name Trey Resources, Inc.

4.      A Second Amended and Restated Certificate of Incorporation was filed with the office of the Secretary of State of the State of Delaware on September 5, 2003.

5.      A Third Amended and Restated Certificate of Incorporation was filed with the office of the Secretary of State of the State of Delaware on February 11, 2004.

6.      A Fourth Amended and Restated Certificate of Incorporation was filed with the office of the Secretary of State of the State of Delaware on June 22, 2011 under the name SilverSun Technologies, Inc.

7.      A Certificate of Amendment to the Fourth Amended and Restated Certificate of Incorporation was filed with the office of the Secretary of State of the State of Delaware on January 29, 2015.

8.      Certificates of Elimination with respect to the Corporation’s previously issued Series A Preferred Stock and the Corporation’s previously issued Series B Preferred Stock were filed with the office of the Secretary of State of the State of Delaware on November 30, 2023 and September 9, 2019, respectively.

9.      In connection with the transactions contemplated by the Investment Agreement by and among the Corporation, Jacobs Private Equity II, LLC and the other parties thereto, dated as of December 3, 2023 (the “Investment Agreement”), this Fifth Amended and Restated Certificate of Incorporation (this “Amended and Restated Certificate of Incorporation”) was duly adopted by the Board of Directors of the Corporation (the “Board of Directors”) in accordance with the provisions of Sections 242 and 245 of the DGCL, and by the affirmative vote of a majority of its stockholders at a special meeting in accordance with Section 211 of the DGCL, and is to become effective as of 11:59 p.m., Eastern time, on [•].1

____________

1        Fifth A&R Certificate of Incorporation to be filed on the date that is two days prior to the Closing (as defined in the Investment Agreement) (or the business day prior to this date), and to be effective as of 11:59 p.m. on the date that is two days prior to the Closing.

Annex A-84

10.    This Amended and Restated Certificate of Incorporation restates and amends the Fourth Amended and Restated Certificate of Incorporation (as amended) to read in its entirety as follows:

ARTICLE 1
NAME OF CORPORATION

The name of the Corporation is SilverSun Technologies, Inc.

ARTICLE 2
REGISTERED OFFICE; REGISTERED AGENT

The address of the registered office of the Corporation in the State of Delaware is Corporation Trust Center, 1209 Orange Street, Wilmington, County of New Castle, Delaware 19801. The name of the registered agent of the Corporation at such address is The Corporation Trust Company. The Corporation may have such other offices, either inside or outside of the State of Delaware, as the Board of Directors may designate or as the business of the Corporation may from time to time require.

ARTICLE 3
PURPOSE

The purpose of the Corporation is to engage in any lawful act or activity for which a corporation may be organized under the DGCL.

ARTICLE 4
STOCK

Section 1. Authorized Stock. The total number of authorized shares of capital stock of the Corporation shall be 2,010,000,000 shares, consisting of (i) 2,000,000,000 shares of common stock, par value $0.00001 per share (the “Common Stock”), and (ii) 10,000,000 shares of preferred stock, par value $0.001 per share (the “Preferred Stock”). For the avoidance of doubt, this Section 1 gives effect to, and will not be affected by, the reverse stock split contemplated by Section 4 of this ARTICLE 4.

Section 2. Common Stock.

(a) Except as otherwise provided by law, by this Amended and Restated Certificate of Incorporation, or by the resolution or resolutions adopted by the Board of Directors designating the rights, powers and preferences of any series of Preferred Stock, the holders of outstanding shares of Common Stock shall have the right to vote on all matters, including the election of directors, to the exclusion of all other stockholders, and holders of Preferred Stock shall not be entitled to receive notice of any meeting of stockholders at which they are not entitled to vote (except where otherwise provided in the certificate of designations governing such series). Each holder of record of Common Stock shall be entitled to one vote for each share of Common Stock standing in the name of the stockholder on the books of the Corporation.

(b) Subject to any rights granted to holders of shares of any class or series of Preferred Stock then outstanding, the holders of shares of Common Stock shall be entitled to receive such dividends and other distributions in cash, property, stock or otherwise as may be declared thereon by the Board of Directors at any time and from time to time out of assets or funds of the Corporation legally available therefor and shall share equally on a per share basis in such dividends and distributions.

(c) In the event of any voluntary or involuntary liquidation, dissolution or winding-up of the Corporation, after payment or provision for payment of the debts and other liabilities of the Corporation, and subject to any rights granted to holders of shares of any class or series of Preferred Stock then outstanding, the holders of shares of Common Stock shall be entitled to receive all of the remaining assets of the Corporation available for distribution to its stockholders, ratably in proportion to the number of shares of Common Stock held by them.

Section 3. Preferred Stock. Shares of Preferred Stock may be authorized and issued in one (1) or more series. The Board of Directors (or any committee to which it may duly delegate the authority granted in this ARTICLE 4) is hereby empowered, by resolution or resolutions, to authorize the issuance from time to time of shares of Preferred Stock in one (1) or more series, for such consideration and for such corporate purposes as the Board of Directors (or such committee thereof) may from time to time determine, and by filing a certificate pursuant to

Annex A-85

applicable law of the State of Delaware as it presently exists or may hereafter be amended to establish from time to time for each such series the number of shares to be included in each such series and to fix the designations, powers, rights and preferences of the shares of each such series, and the qualifications, limitations and restrictions thereof to the fullest extent now or hereafter permitted by this Amended and Restated Certificate of Incorporation and the laws of the State of Delaware, including, without limitation, voting rights (if any), dividend rights, dissolution rights, conversion rights, exchange rights and redemption rights thereof, as shall be stated and expressed in a resolution or resolutions adopted by the Board of Directors (or such committee thereof) providing for the issuance of such series of Preferred Stock. Each series of Preferred Stock shall be distinctly designated. The authority of the Board of Directors with respect to each series of Preferred Stock shall include, but not be limited to, determination of the following:

(a) the designation of the series, which may be by distinguishing number, letter or title;

(b) the number of shares of the series, which number the Board of Directors may thereafter (except where otherwise provided in the certificate of designations governing such series) increase or decrease (but not below the number of shares thereof then outstanding);

(c) the amounts payable on, and the preferences, if any, of shares of the series in respect of dividends, and whether such dividends, if any, shall be cumulative or noncumulative;

(d) the dates at which dividends, if any, shall be payable;

(e) the redemption rights and price or prices, if any, for shares of the series;

(f) the terms and amount of any sinking fund provided for purchase or redemption of shares of the series;

(g) the amounts payable on, and the preferences, if any, of shares of the series in the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation;

(h) whether shares of the series shall be convertible into or exchangeable for shares of any other class or series, or any other security, of the Corporation or any other corporation, and, if so, the specification of such other class or series or such other security, the conversion or exchange price or prices or rate or rates, any adjustments thereof, the date or dates at which such shares shall be convertible or exchangeable and all other terms and conditions upon which such conversion or exchange may be made;

(i) the restrictions on the issuance of shares of the same series or of any other class or series; and

(j) the voting rights, if any, of the holders of shares of the series.

Section 4. Reverse Stock Split. Upon effectiveness of this Amended and Restated Certificate of Incorporation (the “Effective Time”), each eight (8) shares of the Common Stock then issued and outstanding or held by the Corporation as treasury stock shall, automatically and without any action on the part of the respective holders thereof, be combined and converted into one (1) share of Common Stock, without increasing or decreasing the par value of each share of Common Stock. No fractional shares shall be issued in connection with the foregoing combination and conversion and, in lieu thereof, any holder of Common Stock otherwise entitled to a fraction of a share of Common Stock shall, (i) in the case of a registered holder who holds Common Stock in book-entry form with the Corporation’s transfer agent, without further action on the part of such holder, and (ii) in the case of a registered holder who holds Common Stock in certificated form, upon delivery of a properly completed and duly executed transmittal letter from such holder and the surrender of such holder’s stock certificates, be entitled to receive cash for such holder’s fractional share based upon the net proceeds attributable to the sale of such fractional share following the aggregation and sale by the Corporation’s exchange agent of all fractional shares otherwise issuable. Each certificate and book-entry notation that immediately prior to the Effective Time represented shares of Common Stock (“Old Certificates”) shall thereafter represent that number of whole shares of Common Stock into which the shares of Common Stock represented by the Old Certificate shall have been combined, subject to the treatment of fractional share interests as described above.

Annex A-86

ARTICLE 5
TERM

The term of existence of the Corporation shall be perpetual.

ARTICLE 6
BOARD OF DIRECTORS

Section 1. Number of Directors. Subject to any rights of the holders of any class or series of Preferred Stock, the number of directors which shall constitute the Board of Directors shall be fixed from time to time exclusively pursuant to a resolution adopted by the affirmative vote of a majority of the total number of directors that the Corporation would have if there were no vacancies (the “Whole Board”).

Section 2. Term; Election of Directors. Subject to the rights of the holders of any series of Preferred Stock to appoint directors in specified circumstances provided for or fixed pursuant to this Amended and Restated Certificate of Incorporation (such directors, if any, the “Preferred Stock Directors”), at each annual meeting of stockholders, the directors shall be elected for terms expiring at the next annual meeting of stockholders. Each director shall hold office for the term for which he or she is elected or appointed and until his or her successor shall be elected and qualified or until his or her earlier death, resignation, retirement, disqualification, or removal from office. Unless and except to the extent that the Amended and Restated Bylaws of the Corporation (as may hereafter be amended, the “Bylaws”) shall so require, the election of directors of the Corporation need not be by written ballot. Advance notice of stockholder nominations for the election of directors shall be given in the manner and to the extent provided in the Bylaws.

Section 3. Newly Created Directorships and Vacancies. Subject to applicable law and the rights of the holders of any series of Preferred Stock with respect to such series of Preferred Stock, and unless the Board of Directors otherwise determines, vacancies resulting from death, resignation, retirement, disqualification, removal from office or other cause, and newly created directorships resulting from any increase in the authorized number of directors, may be filled only by the affirmative vote of a majority of the remaining directors, though less than a quorum of the Board of Directors, or by a sole remaining director, and directors so chosen shall hold office until the next annual meeting of stockholders and until his or her successor shall have been duly elected and qualified or until any such director’s earlier death, resignation, removal, retirement or disqualification. No decrease in the number of authorized directors constituting the Whole Board shall shorten the term of any incumbent director.

Section 4. Removal of Directors. Subject to the rights of the holders of any series of Preferred Stock, any director(s) of the Corporation may be removed from office, with or without cause, at any time by the affirmative vote of the holders of at least a majority of the voting power of all outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class (the “Voting Stock”).

Section 5. Rights of Holders of Preferred Stock. Notwithstanding the provisions of this ARTICLE 6, whenever the holders of one (1) or more series of Preferred Stock issued by the Corporation shall have the right, voting separately or together by series, to elect directors at an annual or special meeting of stockholders, the election, term of office, filling of vacancies and other features of such directorship shall be governed by the rights of such Preferred Stock as set forth in the certificate of designations governing such series.

Section 6. No Cumulative Voting. Except as may otherwise be set forth in the resolution or resolutions of the Board of Directors providing the issuance of a series of Preferred Stock, and then only with respect to such series of Preferred Stock, cumulative voting in the election of directors is specifically denied.

ARTICLE 7
STOCKHOLDER ACTION

Section 1. Stockholder Action by Written Consent. Subject to the rights of the holders of any series of Preferred Stock with respect to such series of Preferred Stock, any action required or permitted to be taken by the stockholders of the Corporation must be effected at a duly called annual or special meeting of stockholders of the Corporation and may not be effected by any consent in writing by such stockholders; provided that, if the Investors and their Affiliates (as such terms are defined in the Investment Agreement) collectively beneficially own at least 30% of the voting power of the outstanding shares of Voting Stock, then stockholders of the Corporation may act by written consent in lieu of a meeting to the extent permitted by the DGCL and in the manner provided in the Bylaws.

Annex A-87

Section 2. Special Meetings of Stockholders. Subject to the rights of the holders of any series of Preferred Stock with respect to such series of Preferred Stock, special meetings of stockholders may only be called by or at the direction of (1) the Chair of the Board of Directors, (2) the Lead Independent Director (if one has been appointed), or (3) the Board of Directors pursuant to a resolution adopted by a majority of the Whole Board, and any power of stockholders to call a special meeting is specifically denied. At any special meeting of stockholders, only such business shall be conducted or considered as shall have been properly brought before the meeting pursuant to the Corporation’s notice of meeting.

ARTICLE 8
DIRECTOR AND OFFICER LIABILITY

To the fullest extent permitted by the DGCL, as the same exists or may hereafter be amended, a director or officer of the Corporation shall not be personally liable either to the Corporation or to any of its stockholders for monetary damages for breach of fiduciary duty as a director. If the DGCL is amended after the filing of this Amended and Restated Certificate of Incorporation to authorize corporate action further eliminating or limiting the personal liability of directors or officers, then the liability of a director or officer of the Corporation, in addition to the limitation on personal liability provided herein, will be limited to the fullest extent permitted by that law, as so amended. Any repeal or modification of this ARTICLE 8 by the stockholders of the Corporation will be prospective only and will not adversely affect any limitation on the personal liability of a director or officer of the Corporation existing at the time of that repeal or modification.

ARTICLE 9
INDEMNIFICATION

Section 1. In General. Each person who was or is a party or is otherwise threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter, a “Proceeding”), by reason of the fact that he or she or a person of whom he or she is the legal representative is or was, at any time during which this ARTICLE 9 is in effect (whether or not such person continues to serve in such capacity at the time any indemnification or advancement of expenses pursuant hereto is sought or at the time any Proceeding relating thereto exists or is brought), a director or officer of the Corporation or, while serving as a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, trustee, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans maintained or sponsored by the Corporation (hereinafter, a “Covered Person”), shall be (and shall be deemed to have a contractual right to be) indemnified and held harmless by the Corporation (and any successor of the Corporation by merger or otherwise) to the fullest extent authorized by the DGCL as the same exists or may hereafter be amended or modified from time to time (but, in the case of any such amendment or modification, only to the extent that such amendment or modification permits the Corporation to provide greater indemnification rights than said law permitted the Corporation to provide prior to such amendment or modification), against all expense, liability and loss (including attorneys’ fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) actually and reasonably incurred or suffered by such person in connection with such Proceeding if the person acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. The termination of any Proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that the person’s conduct was unlawful. Such indemnification shall continue as to a person who has ceased to be a director or officer of the Corporation or ceased serving at the request of the Corporation as a director, officer, trustee, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans maintained or sponsored by the Corporation, and shall inure to the benefit of his or her heirs, executors and administrators; provided that, except as provided in Section 3 of this ARTICLE 9, the Corporation shall indemnify any such person seeking indemnification in connection with a Proceeding (or part thereof) initiated by such person only if such Proceeding (or part thereof) was authorized by the Board of Directors.

Annex A-88

Section 2. Mandatory Advancement of Expenses. To the fullest extent authorized by the DGCL as the same exists or may hereafter be amended or modified from time to time (but, in the case of any such amendment or modification, only to the extent that such amendment or modification permits the Corporation to provide greater rights to advancement of expenses than said law permitted the Corporation to provide prior to such amendment or modification), each Covered Person shall have (and shall be deemed to have a contractual right to have) the right, without the need for any action by the Board of Directors, to be paid by the Corporation (and any successor of the Corporation by merger or otherwise) the expenses incurred in connection with any Proceeding in advance of its final disposition, such advances to be paid by the Corporation within twenty (20) days after the receipt by the Corporation of a statement or statements from the claimant requesting such advance or advances from time to time; provided that if the DGCL requires, the payment of such expenses incurred by a director or officer in his or her capacity as a director or officer (and not, except to the extent specifically required by applicable law, in any other capacity in which service was or is rendered by such person while a director or officer, including, without limitation, service to an employee benefit plan) shall be made only upon delivery to the Corporation of an undertaking (hereinafter, the “Undertaking”) by or on behalf of such director or officer, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right of appeal (a “final disposition”) that such director or officer is not entitled to be indemnified for such expenses under this ARTICLE 9 or otherwise.

Section 3. Claims. If a claim for indemnification under this ARTICLE 9 is not paid in full by the Corporation within thirty (30) days after a written claim has been received by the Corporation, or if a request for advancement of expenses under Section 2 of this ARTICLE 9 is not paid in full by the Corporation within twenty (20) days after a statement pursuant to Section 2 of this ARTICLE 9 and the required Undertaking, if any, have been received by the Corporation, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim for indemnification or request for advancement of expenses and, if successful, in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim. It shall be a defense to any such action that, under the DGCL, the claimant has not met the standard of conduct which makes it permissible for the Corporation to indemnify the claimant for the amount claimed or that the claimant is not entitled to the requested advancement of expenses, but (except where the required Undertaking, if any, has not been tendered to the Corporation) the burden of proving such defense shall be on the Corporation. Neither the failure of the Corporation (including its Disinterested Directors (as defined in the Bylaws of the Corporation), Independent Counsel (as defined in the Bylaws of the Corporation) or stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the DGCL, nor an actual determination by the Corporation (including its Disinterested Directors, Independent Counsel or stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

Section 4. Contract Rights; Amendment and Repeal; Non-Exclusivity of Rights.

(a) All of the rights conferred in this ARTICLE 9, as to indemnification, advancement of expenses and otherwise, shall be contract rights between the Corporation and each Covered Person to whom such rights are extended that vest at the commencement of such Covered Person’s service to or at the request of the Corporation and: (x) any amendment or modification of this ARTICLE 9 that in any way diminishes or adversely affects any such rights shall be prospective only and shall not in any way diminish or adversely affect any such rights with respect to such person; and (y) all of such rights shall continue as to any such Covered Person who has ceased to be a director or officer of the Corporation or ceased to serve at the Corporation’s request as a director, officer, trustee, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, as described herein, and shall inure to the benefit of such Covered Person’s heirs, executors and administrators.

(b) All of the rights conferred in this ARTICLE 9, as to indemnification, advancement of expenses and otherwise: (i) shall not be exclusive of any other rights to which any person seeking indemnification or advancement of expenses may be entitled or hereafter acquire under any statute, provision of this Amended and Restated Certificate of Incorporation, Bylaws, agreement, vote of stockholders or Disinterested Directors or otherwise both as to action in such person’s official capacity and as to action in another capacity while holding such office; and (ii) cannot be terminated or impaired by the Corporation, the Board of Directors or the stockholders of the Corporation with respect to a person’s service prior to the date of such termination.

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Section 5. Insurance, Other Indemnification and Advancement of Expenses.

(a) The Corporation may maintain insurance, at its expense, to protect itself and any current or former director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the DGCL.

(b) The Corporation may, to the extent authorized from time to time by the Board of Directors or the Chief Executive Officer, grant rights to indemnification and rights to advancement of expenses incurred in connection with any Proceeding in advance of its final disposition, to any current or former officer, employee or agent of the Corporation to the fullest extent permitted by applicable law.

Section 6. Severability. If any provision or provisions of this ARTICLE 9 shall be held to be invalid, illegal or unenforceable for any reason whatsoever: (1) the validity, legality and enforceability of the remaining provisions of this ARTICLE 9 (including, without limitation, each portion of any paragraph of this ARTICLE 9 containing any such provision held to be invalid, illegal or unenforceable, that is not itself held to be invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby; and (2) to the fullest extent possible, the provisions of this ARTICLE 9 (including, without limitation, each such portion of any paragraph of this ARTICLE 9 containing any such provision held to be invalid, illegal or unenforceable) shall be construed so as to give effect to the intent manifested by the provision held invalid, illegal or unenforceable.

ARTICLE 10
AMENDMENTS

The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Amended and Restated Certificate of Incorporation, in the manner now or hereafter prescribed by the DGCL, and all rights herein are granted subject to this reservation.

ARTICLE 11
AMENDMENTS TO BYLAWS

In furtherance and not in limitation of the powers conferred by applicable law, the Board of Directors is expressly authorized to adopt, amend, alter or repeal the Bylaws of the Corporation, without the assent or vote of stockholders of the Corporation.

ARTICLE 12
EXCLUSIVE FORUM

Unless the Corporation consents in writing to the selection of an alternative forum, the sole and exclusive forum for: (a) any derivative action or proceeding brought on behalf of the Corporation, (b) any action asserting a claim for or based on a breach of a fiduciary duty owed by any current or former director or officer or other employee of the Corporation to the Corporation or to the Corporation’s stockholders, including a claim alleging the aiding and abetting of such a breach of fiduciary duty, (c) any action asserting a claim against the Corporation or any current or former director or officer or other employee of the Corporation arising pursuant to any provision of the DGCL or this Certificate of Incorporation or the Bylaws (as either may be amended from time to time), (d) any action asserting a claim related to or involving the Corporation that is governed by the internal affairs doctrine, or (e) any action asserting an “internal corporate claim” as that term is defined in Section 115 of the DGCL, shall be a state court located within the State of Delaware (or, if no state court located within the State of Delaware has jurisdiction, the federal court for the District of Delaware). Unless the Corporation consents in writing to the selection of an alternative forum, the federal district courts of the United States shall be the exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act of 1933, as amended. This exclusive forum provision does not apply to claims arising under the Securities Exchange Act of 1934, as amended.

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IN WITNESS WHEREOF, the undersigned has duly executed this Amended and Restated Certificate of Incorporation, this [•] day of [•].

By:
Name:	[•]
Title:	[•]

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Exhibit F

FORM OF VOTING AND SUPPORT AGREEMENT

This VOTING AND SUPPORT AGREEMENT, dated as of December 3, 2023 (this “Agreement”), is by and between Jacobs Private Equity II, LLC, a Delaware limited liability company (the “Principal Investor”) and each of the other parties set forth on the signature pages hereto (each a “Stockholder” and together, the “Stockholders”). The Principal Investor and the Stockholders are each sometimes referred to herein as a “Party,” and collectively, as the “Parties.”

RECITALS:

WHEREAS, concurrently with the execution and delivery of this Agreement, the Principal Investor, SilverSun Technologies, Inc., a Delaware corporation (the “Company”), and each of the other Investors (as defined in the Investment Agreement) listed on Schedule I thereto including the Principal Investor (each an “Investor,” and together, the “Investors”) are entering into an Investment Agreement (as may be amended from time to time, the “Investment Agreement”);

WHEREAS, as a condition and an inducement to the Principal Investor’s willingness to enter into the Investment Agreement, the Principal Investor has required that the Stockholders agree to, and the Stockholders have agreed to, enter into this Agreement with respect to all shares of the Company’s common stock, par value $0.00001 per share (the “Company Common Stock”) that the Stockholders Beneficially Own;

WHEREAS, the Board of Directors of the Company has, prior to the execution and delivery of this Agreement, unanimously (a) approved, adopted and declared advisable the Investment Agreement and the transactions contemplated by the Investment Agreement, including the Equity Investment, the Fifth A&R Certificate of Incorporation, the A&R Bylaws, the Spin-Off and the Cash Dividend, (b) declared that it is in the best interests of the Company and the stockholders of the Company that the Company enter into the Investment Agreement and consummate the Equity Investment, the Fifth A&R Certificate of Incorporation, adopt the A&R Bylaws, and consummate the Spin-Off and the Cash Dividend, on the terms and subject to the conditions set forth in the Investment Agreement, and (c) recommended to the stockholders of the Company that they vote in favor of the approval of (i) the Equity Investment and all of the other transactions contemplated by the Investment Agreement, (ii) the Fifth A&R Certificate of Incorporation (including the Reverse Split contemplated by the Fifth A&R Certificate of Incorporation) and (iii) any equity incentive plan proposed by the Principal Investor pursuant to the Investment Agreement;

WHEREAS, each Stockholder is the Beneficial Owner, and has either sole or shared voting power over, such number of shares of Company Common Stock as is indicated opposite each such Stockholder’s name on Schedule A attached hereto; and

WHEREAS, the Principal Investor desires that the Stockholders agree, and the Stockholders are willing to agree, not to Transfer any of their Subject Securities (other than Permitted Transfers), and to vote their Subject Securities in favor of the approval of (a) the Equity Investment and all of the other transactions contemplated by the Investment Agreement, (b) the Fifth A&R Certificate of Incorporation (including the Reverse Split contemplated by the Fifth A&R Certificate of Incorporation) and (c) any equity incentive plan proposed by the Principal Investor pursuant to the Investment Agreement, subject to the terms and conditions hereof.

NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth below and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereto, intending to be legally bound, do hereby agree as follows:

1. Definitions. Capitalized terms used but not otherwise defined herein shall have the respective meanings ascribed to such terms in the Investment Agreement. When used in this Agreement, the following terms in all of their tenses, cases and correlative forms shall have the meanings assigned to them in this Section 1 or elsewhere in this Agreement.

“Adverse Amendment” shall mean an amendment or modification to the Investment Agreement in the form as it exists as of the time of the execution of the Investment Agreement in a manner that alters or changes the amount or form of consideration to be paid to the Company or the Company’s stockholders in connection with the transactions

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contemplated by the Investment Agreement, including the Equity Investment, the Spin-Off and the Cash Dividend or otherwise amends or modifies the Investment Agreement in a manner adverse in any material respect to the Stockholders.

“Affiliates” shall have the meaning set forth in Rule 12b-2 of the Securities Exchange Act of 1934.

“Beneficially Own” or “Beneficial Ownership” has the meaning assigned to such term in Rule 13d-3 under the Securities Exchange Act of 1934 and the rules and regulations promulgated thereunder, and a Person’s beneficial ownership of securities shall be calculated in accordance with the provisions of such Rule (in each case, irrespective of whether or not such Rule is actually applicable in such circumstance). For the avoidance of doubt, Beneficially Own and Beneficial Ownership shall also include record ownership of securities.

“Beneficial Owners” shall mean Persons who Beneficially Own the referenced securities.

“Expiration Time” shall mean the earliest to occur of (i) the time that the Investment Agreement has been approved by stockholders of the Company and all of the other Stockholder Approvals have been obtained, (ii) the delivery of written notice of termination by the Stockholders to the Principal Investor following any Adverse Amendment made without the prior written consent of the Stockholders, (iii) such date and time as the Investment Agreement shall have been validly terminated pursuant to its terms and (iv) the termination of this Agreement by mutual written consent of the Parties.

“Permitted Transfer” shall mean, in each case, with respect to each Stockholder, any Transfer of Subject Securities by the Stockholder to another Stockholder or to an Affiliate of such Stockholder (as applicable, a “Permitted Transferee”), so long as (i) such Transfer is in accordance with applicable Law, (ii) such Stockholder is, and at all times has been, in compliance with this Agreement, and (iii) such Affiliate, in connection with, and prior to, such Transfer, executes a joinder to this Agreement, in form and substance reasonably acceptable to the Principal Investor, pursuant to which such Affiliate agrees to become a party to this Agreement and be subject to the restrictions and obligations applicable to such Stockholder and otherwise become a party for all purposes of this Agreement; provided that, notwithstanding the foregoing, no such Transfer shall relieve the transferring Stockholder from its obligations under this Agreement. In addition, the Stockholders, collectively, may sell and transfer up to fifty percent (50%) of the Subject Securities Beneficially Owned, collectively, by the Stockholders and any such sale and transfer shall be deemed to be a “Permitted Transfer” and each purchaser shall be a “Permitted Transferee” hereunder, so long as (A) such sale and transfer is in accordance with applicable Law, (B) each purchaser of such Subject Securities, in connection with, and prior to, such sale and transfer, executes a joinder to this Agreement, in form and substance reasonably acceptable to the Principal Investor, pursuant to which such purchaser agrees to become a party to this Agreement and be subject to the restrictions and obligations applicable to such Stockholder and otherwise become a party for all purposes of this Agreement, (C) such sale and transfer is effected as a private sale, pursuant to a private sale exception from the registration requirements of the securities laws and (D) such sale and transfer does not and would not reasonably be expected to prevent, impair, materially delay or materially adversely affect the consummation of the Equity Investment or any of the other transactions contemplated by the Investment Agreement.

“Person” shall mean a natural person, partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture or other entity or organization.

“Subject Securities” shall mean, collectively, shares of Company Common Stock and New Company Common Stock.

“Transfer” shall mean (i) any direct or indirect offer, sale, lease, assignment, encumbrance, loan, pledge, grant of a security interest, hypothecation, disposition or other transfer (by operation of law or otherwise), either voluntary or involuntary, or entry into any contract, option or other arrangement or understanding with respect to any offer, sale, lease, assignment, encumbrance, loan, pledge, hypothecation, disposition or other transfer (by operation of law or otherwise), of any capital stock or interest in any capital stock (or any security convertible or exchangeable into such capital stock), including in each case through the Transfer of any Person or any interest in any Person, or (ii) in respect of any capital stock or interest in any capital stock, entry into any swap or any other agreement, transaction or series of transactions that hedges or transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of such capital stock or interest in capital stock, whether any such swap, agreement, transaction or series of transactions is to be settled by delivery of securities, in cash or otherwise. For purposes of this Agreement, “capital stock” shall include interests in a partnership or limited liability company.

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2. Agreement to Retain Subject Securities.

2.1 Transfer of Subject Securities. Other than a Permitted Transfer, from the date of this Agreement until the Expiration Time, no Stockholder shall, with respect to any Subject Securities Beneficially Owned by such Stockholder, Transfer any such Subject Securities.

2.2 Additional Purchases; Adjustments. Each Stockholder agrees that any shares of Company Common Stock and any other shares of capital stock or other equity securities of the Company that such Stockholder purchases or otherwise acquires or with respect to which such Stockholder otherwise acquires voting power (or with respect to which the Stockholders collectively acquire voting power) after the execution of this Agreement and prior to the Expiration Time (the “New Company Common Stock”) shall be subject to the terms and conditions of this Agreement to the same extent as if they constituted Company Common Stock. In the event of any stock split, stock dividend, merger, reorganization, recapitalization, reclassification, combination, exchange of shares or the like of the capital stock of the Company affecting the Subject Securities, the terms of this Agreement shall apply to the resulting securities.

2.3 Unpermitted Transfers; Involuntary Transfers. Any Transfer or attempted Transfer of any Subject Securities in violation of this Section 2 shall, to the fullest extent permitted by Law, be null and void ab initio. If any involuntary Transfer of any of such Stockholder’s Subject Securities shall occur, the transferee (which term, as used herein, shall include any and all transferees and subsequent transferees of the initial transferee) shall take and hold such Subject Securities subject to all of the restrictions, liabilities and rights under this Agreement, which shall continue in full force and effect until the valid termination of this Agreement.

3. Agreement to Vote and Approve. From the date of this Agreement until the Expiration Time, at every meeting of the stockholders of the Company called with respect to any of the following matters, and at every adjournment or postponement thereof, and on every action or approval by written consent of the stockholders of the Company with respect to any of the following matters, each Stockholder shall, and shall cause each holder of record on any applicable record date to (including via proxy), vote the Subject Securities: (a) in favor of (i) the approval of (A) the Equity Investment and all of the other transactions contemplated by the Investment Agreement, (B) the Fifth A&R Certificate of Incorporation (including the Reverse Split contemplated by the Fifth A&R Certificate of Incorporation) and (C) any equity incentive plan proposed by the Principal Investor pursuant to the Investment Agreement and (ii) any proposal to adjourn or postpone such meeting of stockholders of the Company to a later date if there are not sufficient votes to approve the adoption of the Investment Agreement or to obtain the Stockholder Approvals; and (b) against (i) any action or agreement that would reasonably be expected to result in any condition set forth in Article VI of the Investment Agreement not being fulfilled, (ii) any Takeover Proposal, Alternative Acquisition Agreement or any of the transactions contemplated thereby, (iii) any action which would reasonably be expected to prevent, impair, materially delay or materially adversely affect the consummation of the Equity Investment or any of the other transactions contemplated by the Investment Agreement and (iv) any action which would reasonably be expected to result in a material breach of any representation, warranty, covenant or agreement of the Company in the Investment Agreement.

4. Representations and Warranties of the Stockholders. Each Stockholder, on behalf of itself and each other Stockholder, hereby severally, and not jointly and severally, represents and warrants to the Principal Investor as follows:

4.1 Due Authority. Such Stockholder has the full power and authority or capacity, as applicable to make, enter into and carry out the terms of this Agreement. This Agreement has been duly and validly executed and delivered by such Stockholder and, assuming the due and valid execution and delivery hereof by the Principal Investor, constitutes a valid and binding agreement of such Stockholder enforceable against it in accordance with its terms (except as such enforceability may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other similar laws of general applicability relating to or affecting creditor’s rights, and to general equitable principles).

4.2 Ownership of the Company Common Stock. As of the date hereof, such Stockholder (a) Beneficially Owns the shares of the Company Common Stock indicated on Schedule A hereto opposite such Stockholder’s name, free and clear of any and all Liens, other than those created by (i) this Agreement and (ii) any applicable restrictions on transfers under the Securities Act or any applicable state securities law, and (b) has sole voting power over all of the shares of Company Common Stock Beneficially Owned by such Stockholder. As of the date hereof, such Stockholder

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does not Beneficially Own any capital stock or other securities of the Company other than the shares of Company Common Stock set forth on Schedule A opposite such Stockholder’s name. As of the date hereof, such Stockholder does not Beneficially Own any rights to purchase or acquire any shares of voting stock or other voting securities of the Company except as set forth on Schedule A opposite such Stockholder’s name.

4.3 No Conflict; Consents.

(a) The execution and delivery of this Agreement by such Stockholder does not, and the performance by such Stockholder of the obligations under this Agreement and the compliance by such Stockholder with any provisions hereof do not and will not: (i) conflict with or violate any Laws applicable to such Stockholder, or (ii) result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a Lien on any of the shares of Company Common Stock Beneficially Owned by such Stockholder pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which such Stockholder is a party or by which such Stockholder is bound.

(b) No consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Entity or any other Person, is required by or with respect to such Stockholder in connection with the execution and delivery of this Agreement or the performance by such Stockholder of its obligations hereunder.

4.4 Absence of Litigation. There is no action, suit, investigation or Proceeding (whether judicial, arbitral, administrative or other) (each an “Action”) pending against, or, to the knowledge of such Stockholder, threatened against or affecting, such Stockholder that would reasonably be expected to prevent, impair, materially delay or materially adversely affect the ability of such Stockholder to perform such Stockholder’s obligations hereunder or to consummate the transactions contemplated hereby on a timely basis.

4.5 Reliance by the Principal Investor. Each Stockholder understands and acknowledges that the Principal Investor is entering into the Investment Agreement in reliance upon such Stockholder’s execution, and delivery of this Agreement and the performance of such Stockholder’s obligations hereunder.

5. Termination. This Agreement (except to the extent provided below in this Section 5) shall terminate and shall have no further force or effect immediately as of and following the Expiration Time; provided, that the provisions set forth in this Section 5, Section 7, Section 8 and Section 10 (other than Section 10.16) shall survive the termination of this Agreement unless the Investment Agreement is terminated prior to the Closing in accordance with its terms; provided, further, nothing herein shall relieve any Party for any breach of any provision of this Agreement prior to termination.

6. Notice of Certain Events. The Stockholders shall notify the Principal Investor in writing as promptly as reasonably practicable of any fact, event or circumstance that would cause, or reasonably be expected to cause or constitute, a breach in any material respect of the representations and warranties of the Stockholders under this Agreement; provided, that the delivery of any notice pursuant to this Section 6 shall not limit or otherwise affect the remedies available to any Party.

7. Waiver of Certain Actions. Each Stockholder hereby agrees not to commence or participate in, and to take all actions necessary to opt out of any class in any class action with respect to, any Legal Action, derivative or otherwise, against the Principal Investor, the Company or any of their respective Subsidiaries or successors (a) challenging the validity of, or seeking to enjoin or delay the operation of, any provision of this Agreement or the Investment Agreement (including any claim seeking to enjoin or delay the Closing) or (b) to the fullest extent permitted under Law, alleging a breach of any duty of the Board of Directors of the Company in connection with the Investment Agreement, this Agreement or the transactions contemplated thereby or hereby; provided, that this Section 7 shall not be deemed a waiver of any rights of any Stockholder or any Permitted Transferee thereof for any breach of the Investment Agreement.

8. Release. Effective as of the Closing, each of the Stockholders, for itself and for each of its Affiliates, and each of their respective heirs, beneficiaries, trustees, executors, administrators, Representatives, successors and assigns, hereby generally, irrevocably, fully, unconditionally and completely releases, acquits and forever discharges, to the fullest extent permitted by Law, the Company, the Affiliates and Subsidiaries of the Company, the Principal

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Investor, its Affiliates and the past, present or future officers, agents, directors, supervisors, insurers, trustees, partners, attorneys, employees, administrators, executors, predecessors, successors and assigns of each of the Company, its Affiliates and Subsidiaries, the Principal Investor and the Affiliates of the Principal Investor (hereinafter, the “Released Parties”) from any and all Released Claims. Each of the Stockholders shall not, in any federal court, state court, arbitration, regulatory agency, or other tribunal or forum commence, file, initiate, institute, cause to be instituted, assist in instituting, or permit to be instituted on their, his, her, or its behalf, or on behalf of any other Person, any Released Claims against any Released Party or challenging the validity of the release set forth in this Section 8.

For the purposes of this Agreement, (a) “Claims” means any actual or potential, charges, complaints, claims, counterclaims, duties, actions, causes of action in law or in equity, suits, liens, liabilities, debts due, sums of money, demands, obligations, accountings, damages, punitive damages, losses, costs or expenses, attorneys’ fees of any nature whatsoever and liabilities of any kind or nature whatsoever and (b) “Released Claims” means all Claims, known or unknown, suspected or unsuspected, whether arising under state, federal or other Law, or based on common law, statutory law, regulations or otherwise, that a Stockholder or any of its Affiliates at any time had or claimed to have or may have or claim to have, in each case in such capacity, against any of the Released Parties relating to any matter, occurrence, action or activity on, or prior to, the Closing.

The Stockholders may after the date of this Agreement discover facts in addition to or different from those that any of them now knows or knows as of the date of this Agreement or believes to be true with respect to the subject matter of the Released Claims; however, each of the Stockholders fully, finally, and forever settles and releases any and all Released Claims released hereunder, known or unknown, suspected or unsuspected, contingent or non-contingent, whether or not concealed or hidden, without regard to the subsequent discovery or existence of such different or additional facts. Each of the Stockholders and the Principal Investor acknowledges that the foregoing waiver was separately bargained for and a key element of this Agreement of which this release is a part.

9. Further Assurances. Each Stockholder agrees to execute and deliver, or cause to be executed and delivered, such additional instruments, and shall take such further actions, as the Principal Investor may reasonably request for the purpose of carrying out and furthering the intent of this Agreement.

10. Miscellaneous.

10.1 Severability. If any provision of this Agreement or the application of any such provision to any person or circumstance shall be held invalid, illegal or unenforceable in any respect by a court of competent jurisdiction, such invalidity, illegality or unenforceability shall not affect the validity, legality or enforceability of any other provision hereof and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

10.2 Successors and Assigns. Neither this Agreement nor any of the rights, interests or obligations of the Parties hereunder shall be assigned, in whole or in part, by operation of Law or otherwise by any of the Parties without the prior written consent of the other Party, and any attempt to make any such assignment without such consent shall be null and void; provided, that, for the avoidance of doubt, the Principal Investor’s consent shall not be required for any Permitted Transfer. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the Parties and their respective successors and permitted assigns.

10.3 Amendments and Modifications. No provision of this Agreement may be amended or modified unless such amendment or modification is in writing and signed by (a) the Principal Investor and (b) the Stockholders. No failure or delay by any Party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by applicable Law.

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10.4 Notices. All notices or other communications required or permitted to be given hereunder shall be in writing and shall be delivered by hand or sent by email or sent, postage prepaid, by registered, certified or express mail or reputable overnight courier service and shall be deemed given when so delivered by hand or sent by email, or if mailed, three (3) days after mailing (one (1) business day in the case of express mail or overnight courier service), as follows (or at such other address for a Party as shall be specified by notice given in accordance with this Section 10.4):

(a)    If to any of the Stockholders, to:

The address or email address of such Stockholder as it appears on the signature page of such Stockholder hereto.

with copies (which shall not be considered notice) to:

Lucosky Brookman LLP

101 Wood Avenue South, 5th Floor

Woodbridge, NJ 08830

Email:        jlucosky@lucbro.com

chaunschild@lucbro.com

Attention:  Joseph Lucosky

Chris Haunschild

(b)    if to the Principal Investor, to:

Jacobs Private Equity II, LLC

5 American Lane

Greenwich, CT 06831

Email:        [Intentionally omitted]

Attention:  Austin Landow

and with a copy (which shall not be considered notice) to:

Wachtell, Lipton, Rosen & Katz

51 West 52nd Street

New York, NY 10019

Email:        AOEmmerich@wlrk.com

VSapezhnikov@wlrk.com

Attention:  Adam O. Emmerich

Viktor Sapezhnikov

or to such other address as any Party may have furnished to the other in writing in accordance herewith, except that notices of change of address shall be effective upon receipt.

10.5 Governing Law. This Agreement shall be governed by, and construed in accordance with, the Laws of the State of Delaware, regardless of the Laws that might otherwise govern under applicable principles of conflicts of Laws thereof.

10.6 Consent to Jurisdiction; Service of Process; Venue. Each of the Parties hereto irrevocably and unconditionally submits to the exclusive jurisdiction of the Delaware Court of Chancery (and if the Delaware Court of Chancery shall be unavailable, any Delaware State court and the Federal court of the United States of America sitting in the State of Delaware) for the purposes of any suit, action or other proceeding arising out of this Agreement. Each of the Parties further agrees that, to the fullest extent permitted by applicable Law, service of any process, summons, notice or document by U.S. registered mail to such person’s respective address set forth above shall be effective service of process for any action, suit or proceeding in the State of Delaware with respect to any matters to which it has submitted to jurisdiction as set forth above in the immediately preceding sentence. Each of the Parties hereto irrevocably and unconditionally waives (and agrees not to plead or claim), any objection to the laying of venue of any action, suit or proceeding arising out of this Agreement in the Delaware Court of Chancery (and if the Delaware Court of Chancery shall be unavailable, in any Delaware State court or the Federal court of the United States of America sitting in the State of Delaware) or that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum.

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10.7 Enforcement. The Parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached and that money damages are an inadequate remedy for an actual or threatened breach of this Agreement because of the difficulty of ascertaining the amount of damage that will be suffered by the non-breaching Party in the event that this Agreement is breached. It is accordingly agreed that the Parties hereto shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in the Delaware Court of Chancery (and if the Delaware Court of Chancery shall be unavailable, in any Delaware State court or the Federal court of the United States of America sitting in the State of Delaware), this being in addition to any other remedy to which they are entitled at Law or in equity. Each of the Parties agrees that it will not oppose the granting of an injunction, specific performance and other equitable relief, without proof of actual damages, on the basis that (a) any Party has an adequate remedy at law or (b) an award of specific performance is not an appropriate remedy for any reason at law or equity. Each Party further agrees that no other Party or any other Person shall be required to obtain, furnish, secure or post any bond or similar instrument in connection with or as a condition to obtaining any remedy referred to in this Section 10.7, and each Party irrevocably waives any right it may have to require the obtaining, furnishing, securing or posting of any such bond or similar instrument.

10.8 WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY SUIT, ACTION OR OTHER PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT. EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH PARTY WOULD NOT, IN THE EVENT OF ANY ACTION, SUIT OR PROCEEDING, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT, BY, AMONG OTHER THINGS, THE MUTUAL WAIVER AND CERTIFICATIONS IN THIS SECTION 10.8.

10.9 Entire Agreement; No Third-Party Beneficiaries. This Agreement and the Investment Agreement (including the documents and the instruments referred to herein and therein) constitute the entire agreement and supersedes all prior agreements and understandings, both written and oral, between the Parties with respect to the subject matter of this Agreement and is not intended to confer upon any person other than the Parties hereto (and their respective successors and assigns) any rights (legal, equitable or otherwise) or remedies, whether as third party beneficiaries or otherwise, except as otherwise set forth herein, except, from and after the Closing Date, for the provisions of Section 9 and the rights of the Released Parties set forth therein.

10.10 Counterparts. This Agreement may be executed in one or more counterparts (including by any electronic signature complying with the U.S. ESIGN Act of 2000, e.g., www.docusign.com), all of which shall be considered one and the same agreement and shall become effective when one or more such counterparts have been signed by each of the Parties and delivered to the other Party.

10.11 Consents and Approvals. For any matter under this Agreement requiring the consent or approval of any Party to be valid and binding on the Parties hereto, such consent or approval must be in writing and executed and delivered to the other Party by a person duly authorized by such Party to do so.

10.12 No Agreement Until Executed. Irrespective of negotiations among the Parties or the exchanging of drafts of this Agreement, this Agreement shall not constitute or be deemed to evidence a contract, agreement, arrangement or understanding between the parties hereto unless and until (a) the Investment Agreement is executed and delivered by all parties thereto, and (b) this Agreement is executed and delivered by the Parties.

10.13 Expenses. All costs and expenses incurred in connection with this Agreement shall be paid by the Party incurring such cost or expense, whether or not the Equity Investment and the other transactions contemplated by the Investment Agreement are consummated.

10.14 Action in Stockholder Capacity Only. Notwithstanding anything to the contrary in this Agreement, (a) no Person executing this Agreement (or designee or Representative of such Person) who has been, is or becomes during the term of this Agreement a director or officer of the Company shall be deemed to make any agreement or understanding in this Agreement in such Person’s capacity as a director of the Company and (b) the Parties acknowledge and agree that this Agreement is entered into by the Stockholders solely in their capacity as the Beneficial Owner of shares of Company Common Stock and nothing in this Agreement shall restrict in any respect any actions taken by the

Annex A-98

Stockholders or their designees or Representatives who are a director of the Company solely in his or her capacity as a director of the Company. For the avoidance of doubt, nothing in this Section 10.14 shall in any way modify, alter or amend any of the terms of the Investment Agreement.

10.15 Documentation and Information. Except (a) for communications consistent with the final form of joint press release announcing the Investment Agreement and the investor presentation given to investors on the day of announcement of the Investment Agreement or (b) as may be required by applicable Law or stock exchange rule or regulation (provided that reasonable notice of any such disclosure will be provided to the Principal Investor), no Stockholder shall make any public announcement regarding this Agreement and the transactions contemplated hereby without the prior written consent of the Principal Investor. Notwithstanding the foregoing, each Stockholder consents to the Principal Investor and the Company publishing and disclosing in all documents and schedules filed with the SEC, and any press release or other disclosure document that the Principal Investor or the Company reasonably determines to be necessary in connection with the transactions contemplated by the Investment Agreement, the existence and the terms of this Agreement (including filing a copy of this Agreement).

10.16 Obligation to Update Schedule A. The Stockholders agree that in connection with any acquisitions or Transfers (to the extent permitted) of Subject Securities by any Stockholder, the Stockholders will, as promptly as practicable following the completion of such acquisition or Transfer, notify the Principal Investor in writing of such acquisition or Transfer and the Parties will update Schedule A to reflect the effect of such acquisition or Transfer.

10.17 Non-Survival of Representations and Warranties. The respective representations and warranties of the Stockholders and the Principal Investor contained herein shall not survive the closing of the Equity Investment and the other transactions contemplated hereby and by the Investment Agreement.

[Signature page follows]

Annex A-99

IN WITNESS WHEREOF, the Parties have duly executed this Agreement by their authorized representatives as of the date first above written.

JACOBS PRIVATE EQUITY II, LLC
By:
	Name:	Bradley S. Jacobs
	Title:	Managing Member

Annex A-100

IN WITNESS WHEREOF, the Parties have duly executed this Agreement by their authorized representatives as of the date first above written.

By:
	Name:	Mark Meller
Stockholder’s Formal Notice Information:
(to be used for formal notice)
Address:
c/o SilverSun Technologies Holdings, Inc.
120 Eagle Rock Avenue
East Hanover, NJ 07936
Attention:
Mark M. Meller, Chief Executive Officer
Meller@silversuntech.com

Annex A-101

IN WITNESS WHEREOF, the Parties have duly executed this Agreement by their authorized representatives as of the date first above written.

SHARIEVE MELLER FAMILY TRUST
By:
	Name:	Mark Meller
	Title:	Trustee
Stockholder’s Formal Notice Information: (to be used for formal notice)
Address:
c/o SilverSun Technologies Holdings, Inc.
120 Eagle Rock Avenue
East Hanover, NJ 07936
Attention:
Mark M. Meller, Chief Executive Officer
Meller@silversuntech.com

Annex A-102

IN WITNESS WHEREOF, the Parties have duly executed this Agreement by their authorized representatives as of the date first above written.

MARK M. MELLER FAMILY TRUST
By:
	Name:	Sharieve Meller
	Title:	Trustee
Stockholder’s Formal Notice Information: (to be used for formal notice)
c/o SilverSun Technologies Holdings, Inc.
120 Eagle Rock Avenue
East Hanover, NJ 07936
Attention:
Mark M. Meller, Chief Executive Officer
Meller@silversuntech.com

Annex A-103

Exhibit G

FORM OF STOCKHOLDERS AGREEMENT

among

JACOBS PRIVATE EQUITY II, LLC,

and

THE INITIAL OTHER INVESTORS

Dated as of [•]

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Annex A-105

STOCKHOLDERS AGREEMENT

This Stockholders Agreement (as the same may be amended from time to time in accordance with its terms, this “Agreement”) is entered into as of [•], by and among Jacobs Private Equity II, LLC, a Delaware limited liability company (the “Principal Investor”), and each of the other Investors listed on Schedule I hereto (collectively, the “Initial Other Investors” and, together with the Principal Investor, the “Investors”).

RECITALS

WHEREAS, the Investors entered into that certain Investment Agreement, dated as of December 3, 2023 (as may be amended from time to time, the “Investment Agreement”) by and among SilverSun Technologies, Inc., a Delaware corporation (the “Company”), and the Investors, pursuant to which each Investor purchased, and the Company issued and sold to each Investor, (a) that number of shares of Preferred Stock and (b) Warrants representing the right to purchase the number of shares of the Company’s common stock, par value $0.00001 per share (the “Company Common Stock”), in each case set forth opposite such Investor’s name in Schedule I to the Investment Agreement (the Preferred Stock and the Warrants, together with any shares of Company Common Stock issuable upon conversion of the Preferred Stock or exercise of the Warrants, collectively, the “Securities”);

WHEREAS, concurrently with and in connection with the Closing, the Investors desire to enter into this Agreement, effective upon the date hereof, to agree upon the respective rights and obligations after the Closing with respect to the securities of the Company now or hereafter issued and outstanding and held by the parties to this Agreement (including the Securities) and certain matters with respect to their investment in the Company; and

WHEREAS, prior to the Closing, the Board of Directors of the Company approved this Agreement.

AGREEMENT

NOW, THEREFORE, in consideration of the premises and the mutual covenants, representations, warranties and agreements contained herein, and other good and valid consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties to this Agreement hereby agree as follows:

Section 1. Definitions.

(a) As used in this Agreement, the following terms shall have the following meanings:

“Affiliate” means, when used with respect to any specified Person, a Person that directly or indirectly, including through one or more intermediaries, controls, is controlled by, or is under common control with such specified Person. As used herein, “control” (including, with correlative meanings, “controlled by” and “under common control by”), when used with respect to any such specified Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities or other interests, by contract, agreement, obligation, indenture, instrument, lease, promise, arrangement, release, warranty, commitment, undertaking or otherwise. Notwithstanding anything to the contrary set forth herein, none of the Initial Other Investors shall be an Affiliate of the Principal Investor, nor shall the Principal Investor be an Affiliate of any Initial Other Investor, in each case solely by virtue of this Agreement.

“Agreement” has the meaning set forth in the Preamble.

“Beneficial Ownership” by a Person of any securities or other equity interests includes record and/or beneficial ownership of such securities or other equity interests, and includes ownership of such securities or other equity interests by any Person who, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has or shares (i) voting power which includes the power to vote, or to direct the voting of, such security or other equity interests; and/or (ii) investment power which includes the power to dispose, or to direct the disposition, of such security or other equity interests; and shall otherwise be interpreted in accordance with the term “beneficial ownership” as defined in Rule 13d-3 adopted by the SEC under the Exchange Act; provided that (A) for purposes of determining Beneficial Ownership, a Person shall be deemed to be the Beneficial Owner of any securities or other equity interests which may be acquired by such Person pursuant to any agreement, arrangement or understanding or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise (irrespective of whether the right to acquire such securities or other equity interests is exercisable immediately or only after the passage of time, including the passage of time in excess of sixty (60) days, the satisfaction of any conditions, the occurrence of any event or any combination of the foregoing) and (B) solely for purposes of this Agreement, notwithstanding anything

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to the contrary set forth herein, none of the Initial Other Investors shall be deemed to have Beneficial Ownership of securities or other equity interests owned by the Principal Investor or by any other Initial Other Investor, nor shall the Principal Investor be deemed to have Beneficial Ownership of securities or other equity interests owned by any of the Initial Other Investors, in each case, solely by virtue of this Agreement. “Beneficially Own,” “Beneficially Owned” and “Beneficially Owning” shall have a correlative meaning.

“Capital Stock” means, with respect to any Person at any time, any and all shares, interests, participations or other equivalents (however designated, whether voting or non-voting) of capital stock, partnership interests (whether general or limited) or equivalent ownership interests in or issued by such Person.

“Closing” has the meaning set forth in the Investment Agreement.

“Closing Date” has the meaning set forth in the Investment Agreement.

“Company Common Stock” has the meaning set forth in the Recitals.

“Company” has the meaning set forth in the Preamble.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Governmental Entity” means any federal, state or local, domestic or foreign, government or any court, administrative agency or commission or other governmental, quasi-governmental or regulatory authority or agency, domestic or foreign.

“Group” shall have the meaning assigned to it in Section 13(d)(3) of the Exchange Act; provided, that solely for purposes of this Agreement, notwithstanding anything to the contrary set forth herein, none of the Initial Other Investors nor the Principal Investor, or any of their respective Affiliates shall be deemed to be a member of a Group with each other or each other’s Affiliates, in each case solely by virtue of this Agreement.

“Initial Other Investors” has the meaning set forth in the Preamble.

“Investment Agreement” has the meaning set forth in the Recitals.

“Investors” has the meaning set forth in the Preamble.

“Laws” means any federal, state, local or municipal, domestic or foreign, or other statute, law, code, ordinance, act, rule or regulation of any Governmental Entity, and any Orders.

“Lock-Up Period” means the period beginning on the Closing Date and ending on the date that is the fifth (5th) anniversary of the Closing Date.

“Order” means any orders, decisions, judgments, writs, injunctions, or decrees issued by any court, agency or other Governmental Entity.

“Permitted Transferee” means any Person to whom an Initial Other Investor is expressly permitted to Transfer Securities prior to the expiration of the Lock-Up Period pursuant to Section 3(b), in each case that becomes a party to and fully subject to and bound by this Agreement to the same extent as the transferring party by executing and delivering a joinder agreement to this Agreement in the form attached hereto as Exhibit A.

“Person” means any natural person, corporation, limited liability company, partnership, joint venture, trust, business association, Governmental Entity or other entity.

“Preferred Stock” has the meaning set forth in the Investment Agreement.

“SEC” means the United States Securities and Exchange Commission.

“Securities” has the meaning set forth in the Recitals.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

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“Stockholder Meeting” means each annual or special meeting of stockholders of the Company, or any action by written consent of the Company’s stockholders in lieu thereof, and any adjournment, postponement, rescheduling, continuation or meeting held in lieu thereof.

“Termination Date” has the meaning set forth in Section 6(m).

“Transfer” means any direct or indirect (including voluntary or involuntary) sale, disposition, conveyance, hypothecation, mortgage, encumbrance, gift, pledge, assignment, attachment or other transfer (including the creation of any derivative or synthetic interest, including a participation or other similar interest), whether by merger, testamentary disposition, pursuant to a judicial process, operation of law or otherwise, and including the entry into a definitive agreement with respect to any of the foregoing. “Transfer” shall also include, with respect to any Person that is a corporation, partnership, limited liability company or other legal entity whose primary assets are Securities, any event that causes such Person to cease to be controlled by the Person controlling such Person prior to such event.

“Voting Securities” means, at any time, shares of any class of Capital Stock or other securities of the Company, including shares of the Company Common Stock and shares of the Preferred Stock, which are entitled to vote generally in the election of directors of the Company.

“Warrants” has the meaning set forth in the Investment Agreement.

(b) In addition to the above definitions, unless the context requires otherwise:

(i) the headings contained in this Agreement or in any Schedule or Exhibit hereto and in the table of contents to this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement;

(ii) any capitalized terms used in any Schedule or Exhibit but not otherwise defined therein shall have the meaning as defined in this Agreement;

(iii) when a reference is made in this Agreement to an Article, Section, Subsection or Schedule or Exhibit, such reference shall be to a Section or Article of, or a Schedule or an Exhibit to, this Agreement unless otherwise indicated;

(iv) for all purposes hereof, the terms “include,” “includes” and “including” shall be deemed followed by the words “without limitation”;

(v) the words “hereof,” “hereto,” “hereby,” “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement;

(vi) the term “or” is not exclusive;

(vii) the word “extent” in the phrase “to the extent” means the degree to which a subject or other thing extends, and such phrase does not mean simply “if”;

(viii) the definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms;

(ix) any agreement or instrument defined or referred to herein or in any agreement or instrument that is referred to herein means such agreement or instrument as from time to time amended, modified or supplemented;

(x) “business day” means any day except a Saturday, a Sunday or other day on which the SEC or banks in the City of New York are authorized or required by Law to be closed;

(xi) references to a person are also to its permitted successors and assigns; and

(xii) when calculating the period of time between which, within which or following which any act is to be done or step taken pursuant to this Agreement, the date that is the reference date in calculating such period shall be excluded.

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(c) The parties hereto have participated jointly in the negotiation and drafting of this Agreement, and in the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as jointly drafted by the parties hereto and no presumption or burden of proof shall arise favoring or disfavoring any party hereto by virtue of the authorship of any provision of this Agreement.

Section 2. Voting Agreement. Each Initial Other Investor agrees that:

(a) such Initial Other Investor shall (i) appear in person or by proxy at any Stockholder Meeting and (ii) vote, or cause to be voted, or execute written consents with respect to, as applicable, all Voting Securities that it Beneficially Owns (A) in favor of the election of each candidate designated or nominated for election by the Principal Investor, (B) in favor of removal of each Person designated for removal by the Principal Investor and (C) except with respect to matters that would adversely affect such Initial Other Investor in a manner disproportionate to any other Investor, in accordance with the Principal Investor’s written direction with respect to any other matter presented at such Stockholder Meeting; and

(b) such Initial Other Investor shall take all other necessary or desirable actions within its control to effectuate the provisions of this Section 2.

Section 3. Lock-Up.

(a) Subject to Section 3(b) and Section 3(c), except with the prior written consent of the Principal Investor, each Initial Other Investor hereby acknowledges and agrees that it shall not, and shall cause its Affiliates not to, Transfer all or any portion of the Securities Beneficially Owned by such Person until the end of the Lock-Up Period.

(b) Notwithstanding the provisions set forth in Section 3(a), each Initial Other Investor or its respective Permitted Transferees may Transfer the Securities it Beneficially Owns during the Lock-Up Period (i) to Affiliates of such Initial Other Investor; (ii) in the case of an individual, to a member of such individual’s immediate family; (iii) in connection with a pledge to a financial institution pursuant to a bona fide financing, including the enforcement of any such pledge by a financial institution; or (iv) to any Person approved in writing by the Principal Investor; provided that, in the case of clauses (i) through (iv), no Initial Other Investor or its respective Permitted Transferee shall Transfer any Securities Beneficially Owned by it or them to any Permitted Transferee unless such Permitted Transferee becomes a party to and fully subject to and bound by this Agreement, to the same extent as the transferring party, by executing and delivering a joinder agreement to this Agreement in the form attached hereto as Exhibit A.

(c) Notwithstanding the provisions set forth in Section 3(a), (i) nothing in Section 3(a) shall apply to forfeitures of any Warrants pursuant to a “net” or “cashless” exercise thereof and (ii) if the Principal Investor Transfers (other than to an Affiliate) all or any portion of the Principal Investor’s Securities, then the restrictions set forth in Section 3(a) shall not apply solely with respect to the percentage of Securities Beneficially Owned by each such Initial Other Investor equal to (A) the amount of shares of Securities Transferred by the Principal Investor (other than to an Affiliate) divided by (B) the amount of shares of Securities Beneficially Owned by the Principal Investor as of the Closing Date. For illustrative purposes, if the Principal Investor Transfers five percent (5%) of the Securities that the Principal Investor Beneficially Owned as of the Closing Date, then notwithstanding anything to the contrary in Section 3(a), each Initial Other Investor may Transfer up to five percent (5%) of the Securities that such Initial Other Investor Beneficially Owned as of the Closing Date.

(d) The right of each Initial Other Investor or any of its respective Affiliates to Transfer Securities Beneficially Owned by such Person is subject to the restrictions set forth in this Section 3, and no Transfer by such Initial Other Investor or any of its Affiliates of Securities Beneficially Owned by such Person may be effected except in compliance with this Section 3. Any attempted Transfer in violation of this Agreement shall be of no effect and be null and void ab initio, regardless of whether the purported transferee has any actual or constructive knowledge of the Transfer restrictions set forth in this Agreement.

(e) Any additional Securities of which any Initial Other Investor acquires Beneficial Ownership following the date hereof shall be subject to the restrictions and commitments contained in this Agreement as fully as if such Securities, as applicable, were Beneficially Owned by such Person as of the date hereof.

Annex A-109

Section 4. Representations and Warranties of the Investors. Each Investor (and, in the case of an Initial Other Investor, its Permitted Transferees as of the date of the joinder agreement pursuant to which such Permitted Transferee became a party to this Agreement) hereby represents, warrants and covenants to the other Investors as follows:

(a) If such Investor is an entity, such Investor is duly organized and validly formed under the Laws of the jurisdiction of its organization.

(b) Such Investor has the right, power and authority (or capacity in the case of individuals) to execute and deliver this Agreement and to perform its obligations under this Agreement.

(c) The execution and delivery by such Investor of this Agreement and the performance by it of its obligations under this Agreement have been duly authorized by all necessary corporate or other analogous action on its part and does not require any corporate or other action by such Investor, other than those which have been obtained prior to the date hereof and are in full force and effect.

(d) This Agreement has been duly executed and delivered by such Investor and, assuming the due authorization, execution and delivery by the other Investors, constitutes a legal, valid and binding obligation of it, enforceable against such Investor in accordance with its terms, subject to bankruptcy, insolvency and other Laws of general applicability relating to or affecting creditors’ rights and to general principles of equity.

(e) The execution and delivery by such Investor of this Agreement and the performance by such Investor of its obligations under this Agreement do not and will not conflict with, result in a breach of or violate any provision of, or require the consent or approval of any Person (except for any such consents or approvals which have been obtained), or require any filing, under applicable Law, any trust instrument, organizational document, or any contract or agreement to which it is a party.

Section 5. Representations and Warranties of the Initial Other Investors. Each Initial Other Investor (and its Permitted Transferees as of the date of the joinder agreement pursuant to which such Permitted Transferee became a party to this Agreement) hereby represents, warrants and covenants to the Principal Investor that other than this Agreement, there are no voting trusts, stockholder agreements, proxies or other agreements in effect pursuant to which such Initial Other Investor has a contractual obligation with respect to the voting or Transfer of any Securities or which are otherwise inconsistent with or conflict with any provision of this Agreement.

Section 6. Miscellaneous.

(a) Notices. All notices or other communications required or permitted to be given hereunder shall be in writing and shall be delivered by hand or sent by email or sent, postage prepaid, by registered, certified or express mail or reputable overnight courier service and shall be deemed given when so delivered by hand or sent by email, or if mailed, three (3) days after mailing (one (1) business day in the case of express mail or overnight courier service), as follows (or at such other address for a party as shall be specified by notice given in accordance with this Section 6(a)):

if to the Principal Investor:

Jacobs Private Equity II, LLC

5 American Lane

Greenwich, CT 06831

Email:        [Intentionally omitted]

Attention:  Austin Landow

With a copy (which shall not constitute notice):

Wachtell, Lipton, Rosen & Katz

51 West 52nd Street

New York, NY 10019

Email:        AOEmmerich@wlrk.com

VSapezhnikov@wlrk.com

Attention:  Adam O. Emmerich

Viktor Sapezhnikov

Annex A-110

If to any of the Initial Other Investors:

The address or email address of such Initial Other Investor as it appears on the signature page of such Initial Other Investor hereto.

If to any Permitted Transferee, to such address as is designated by such Permitted Transferee in such Permitted Transferee’s joinder to this Agreement.

(b) Counterparts. This Agreement may be executed in one or more counterparts (including by any electronic signature complying with the U.S. ESIGN Act of 2000, e.g., www.docusign.com), all of which shall be considered one and the same agreement and shall become effective when one or more such counterparts have been signed by each of the parties and delivered to the other parties.

(c) Entire Agreement; No Third-Party Beneficiaries. This Agreement, together with the Investment Agreement, constitutes the entire agreement, and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter of this Agreement, and is not intended to confer upon any person other than the parties hereto (and their respective successors and assigns) any rights (legal, equitable or otherwise) or remedies, whether as third party beneficiaries or otherwise.

(d) Governing Law. This Agreement shall be governed by, and construed in accordance with, the Laws of the State of Delaware, regardless of the Laws that might otherwise govern under applicable principles of conflicts of Laws thereof.

(e) Assignment. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned, in whole or in part, by operation of law or otherwise by any of the parties without the prior written consent of the other parties. Subject to the preceding sentence, this Agreement shall be binding upon, inure to the benefit of and be enforceable by, the parties hereto and their respective successors and assigns.

(f) Amendment; Waiver. This Agreement may not be amended or otherwise modified, except by an instrument in writing signed on behalf of (i) the Principal Investor, on the one hand, and (ii) the Initial Other Investors, on the other hand. By an instrument in writing, the Principal Investor, on the one hand, or any of Initial Other Investors, on the other hand, may waive compliance by the other (but solely with respect to such Initial Other Investor) with any term or provision of this Agreement that the other party was or is obligated to comply with or perform. Such waiver or failure to insist on strict compliance with such term or provision shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure of compliance. The waiver by any party hereto of a breach of any term or provision of this Agreement shall not be construed as a waiver of any subsequent breach. No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

(g) Consent to Jurisdiction; Service of Process; Venue. Each of the parties hereto irrevocably and unconditionally submits to the exclusive jurisdiction of the Delaware Court of Chancery (and if the Delaware Court of Chancery shall be unavailable, any Delaware State court and the Federal court of the United States of America sitting in the State of Delaware) for the purposes of any suit, action or other proceeding arising out of this Agreement (and agrees that no such action, suit or proceeding relating to this Agreement shall be brought by it or any of its Subsidiaries except in such courts). Each of the parties further agrees that, to the fullest extent permitted by applicable Law, service of any process, summons, notice or document by U.S. registered mail to such person’s respective address set forth above shall be effective service of process for any action, suit or proceeding in the State of Delaware with respect to any matters to which it has submitted to jurisdiction as set forth above in the immediately preceding sentence. Each of the parties hereto irrevocably and unconditionally waives (and agrees not to plead or claim), any objection to the laying of venue of any action, suit or proceeding arising out of this Agreement (and if the Delaware Court of Chancery shall be unavailable, in any Delaware State court or the Federal court of the United States of America sitting in the State of Delaware) or that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum.

(h) WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY SUIT, ACTION OR OTHER PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT. EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR

Annex A-111

OTHERWISE, THAT SUCH PARTY WOULD NOT, IN THE EVENT OF ANY ACTION, SUIT OR PROCEEDING, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT, BY, AMONG OTHER THINGS, THE MUTUAL WAIVER AND CERTIFICATIONS IN THIS Section 6(h).

(i) Enforcement. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached and that money damages are an inadequate remedy for an actual or threatened breach of this Agreement because of the difficulty of ascertaining the amount of damage that will be suffered by the non-breaching party in the event that this Agreement is breached. It is accordingly agreed that the parties hereto shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in the Delaware Court of Chancery (and if the Delaware Court of Chancery shall be unavailable, in any Delaware State court or the Federal court of the United States of America sitting in the State of Delaware), this being in addition to any other remedy to which they are entitled at Law or in equity. Each of the parties agrees that it will not oppose the granting of an injunction, specific performance and other equitable relief, without proof of actual damages, on the basis that (i) any party has an adequate remedy at law or (ii) an award of specific performance is not an appropriate remedy for any reason at law or equity. Each party further agrees that no other party or any other Person shall be required to obtain, furnish, secure or post any bond or similar instrument in connection with or as a condition to obtaining any remedy referred to in this Section 6(i), and each Party irrevocably waives any right it may have to require the obtaining, furnishing, securing or posting of any such bond or similar instrument.

(j) Severability. If any provision of this Agreement or the application of any such provision to any person or circumstance shall be held invalid, illegal or unenforceable in any respect by a court of competent jurisdiction, such invalidity, illegality or unenforceability shall not affect the validity, legality or enforceability of any other provision hereof and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

(k) Inconsistent Agreements. No Initial Other Investor shall enter into any agreement or side letter with, or grant any proxy to, any other Person (whether or not such proxy, agreements or side letters are with other Investors, holders of Shares that are not parties to this Agreement or otherwise) that conflicts with the provisions of this Agreement or which would obligate such Person to breach any provision of this Agreement.

(l) Further Assurances. Each party to this Agreement shall cooperate and take such action as may be reasonably requested by another party to this Agreement in order to carry out the provisions and purposes of this Agreement and the transactions contemplated hereby.

(m) Term and Termination. This Agreement will be effective as of the date hereof and shall terminate on the earlier of (i) the dissolution or liquidation of the Company or (ii) upon the written election of the Principal Investor specifically terminating this Agreement (such date of termination, the “Termination Date”). This Agreement shall automatically terminate with respect to each Initial Other Investor on such date as such Initial Other Investor ceases to Beneficially Own any Securities and Voting Securities, so long as such Initial Other Investor has complied with the provisions hereof.

[Signature Page Follows]

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date and year first above written.

JACOBS PRIVATE EQUITY II, LLC,
By:
	Name:	Bradley S. Jacobs
	Title:	Managing Member
INITIAL OTHER INVESTORS:
By:
Name: [•]

Initial Other Investor’s Formal Notice Information: (to be used for formal notice)
Address:

Attention:
E-mail:

[Signature Page to Stockholders Agreement]

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SCHEDULE I

INITIAL OTHER INVESTORS

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EXHIBIT A

FORM OF JOINDER

The undersigned is executing and delivering this Joinder Agreement pursuant to that certain Stockholders Agreement, dated as of [•] (as amended, restated, supplemented or otherwise modified in accordance with the terms thereof, the “Stockholders Agreement”), by and among Jacobs Private Equity II, LLC, a Delaware limited liability company, and certain other parties named therein, and any Permitted Transferee that becomes a party to the Stockholders Agreement in accordance with the terms thereof. Capitalized terms used but not defined in this Joinder Agreement shall have the respective meanings ascribed to such terms in the Stockholders Agreement.

By executing and delivering this Joinder Agreement to the Stockholders Agreement, the undersigned hereby adopts and approves the Stockholders Agreement and agrees, effective commencing on the date hereof and as a condition to the undersigned’s becoming an Initial Other Investor, to become a party to, and to be bound by and comply with the provisions of, the Stockholders Agreement applicable to the Initial Other Investor, in the same manner as if the undersigned were an original signatory to the Stockholders Agreement as an Initial Other Investor.

The undersigned hereby represents and warrants that, pursuant to this Joinder Agreement and the Stockholders Agreement, it is a Permitted Transferee of [Insert Name of the Transferring Initial Other Investor].

The undersigned acknowledges and agrees that the provisions of the Stockholders Agreement are incorporated herein by reference, mutatis mutandis.

[Remainder of page intentionally left blank]

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Accordingly, the undersigned have executed and delivered this Joinder Agreement as of the ___ day of ___________, ____.

TRANSFEREE

Name:
Notice Information
Address:
Email:

[Signature Page to Joinder Agreement]

Annex A-116

AGREED AND ACCEPTED

as of the ____ day of _______________, _______.

JACOBS PRIVATE EQUITY II, LLC,

By:
	Name:	Bradley S. Jacobs
	Title:	Managing Member

[TRANSFEROR]

By:
Name:
Title:

Annex A-117

Exhibit I

FORM OF SEPARATION AND DISTRIBUTION AGREEMENT
BY AND BETWEEN
SILVERSUN TECHNOLOGIES, INC.,
AND
SILVERSUN TECHNOLOGIES HOLDINGS, INC.

DATED AS OF [•]1

____________

1        To be the date one day prior to the Distribution Date (as defined in the Investment Agreement).

Annex A-119

SCHEDULES
Schedule 1.1(a)	Transferred Entities
Schedule 1.1(b)	Parent Retained Assets
Schedule 1.1(c)	Parent Retained Liabilities
Schedule 1.1(d)	Plan of Reorganization
Schedule 5.2	Information Provided by the Principal Investor
Annex A-120

SEPARATION AND DISTRIBUTION AGREEMENT

This Separation and Distribution Agreement (this “Agreement”), dated as of [•] is by and between SilverSun Technologies, Inc., a Delaware corporation (“Parent”), and SilverSun Technologies Holdings, Inc., a Nevada corporation and direct wholly owned subsidiary of Parent (“SpinCo” and, together with Parent, the “Parties”).

RECITALS:

WHEREAS, Parent entered into that certain Investment Agreement, dated as of December 3, 2023 (the “Investment Agreement”), by and among Parent and the Investors (as defined in the Investment Agreement) thereto, pursuant to which Parent issued and sold to each Investor (as defined in the Investment Agreement) (a) that number of shares of Preferred Stock (as defined in the Investment Agreement) and (b) that number of Warrants (as defined in the Investment Agreement), in each case set forth opposite such Investor’s name in Schedule I to the Investment Agreement;

WHEREAS, Parent, acting through itself and its Subsidiaries, currently conducts the SpinCo Business;

WHEREAS, the board of directors of Parent (“Parent Board”) has determined that it is appropriate and desirable and in the best interests of Parent and its stockholders (a) to separate the SpinCo Business from Parent (the “Separation”) in accordance with the Plan of Reorganization, (b) subject to the terms and conditions set forth in this Agreement, at the Effective Time, to make a distribution to the holders of issued and outstanding shares of common stock, par value $0.00001 per share, of Parent (the “Parent Common Stock”) as of the Distribution Record Date, of all of the issued and outstanding shares of common stock, par value $0.0001 per share, of SpinCo (each such share is individually referred to as a “SpinCo Share” and collectively referred to as the “SpinCo Common Stock”), respectively, on the basis of the Distribution Ratio (the “Distribution”), and (c) subject to the terms and conditions set forth in this Agreement, at the Effective Time, to make a distribution to the holders of issued and outstanding shares of Parent Common Stock as of the Distribution Record Date, of the Cash Dividend (as defined below);

WHEREAS, in connection with declaring the Distribution and prior to the date hereof, Parent has declared a cash dividend, in an amount per share of Parent Common Stock equal to $[•] per share, which was calculated by dividing two million five hundred thousand U.S. dollars ($2,500,000) by the number of shares of Parent Common Stock issued and outstanding as of the Distribution Record Date, to the Record Holders (the “Cash Dividend”), to be paid on the Distribution Date;

WHEREAS, SpinCo is as of the date hereof, and prior to the Distribution will be, a direct wholly owned subsidiary of Parent;

WHEREAS, prior to the Distribution, in accordance with the Plan of Reorganization, Parent will contribute all of the issued and outstanding stock of the Subsidiaries of Parent, including those set forth on Schedule 1.1(a) (the “Transferred Entities”), to SpinCo, resulting in such entities being direct wholly owned Subsidiaries of SpinCo (the “Internal Contribution”);

WHEREAS, SpinCo and Parent have prepared, and SpinCo has filed with the SEC, the Registration Statement, which sets forth certain disclosures concerning SpinCo, the Separation and the Distribution;

WHEREAS, the Parent Board and the board of directors of SpinCo have each determined that the Internal Contribution, the Separation, the Distribution, the Cash Dividend and the other transactions contemplated by this Agreement, including the Ancillary Agreements (collectively, the “Transactions”) are in the best interests of their respective companies and stockholders, as applicable, and have approved this Agreement, the Transactions and each of the Ancillary Agreements;

WHEREAS, the Parties have determined to set forth the principal corporate and other transactions required to effect the Distribution and to set forth other agreements that will govern certain other matters prior to and following the completion of the Distribution; and

WHEREAS, the Parties acknowledge that this Agreement and the Ancillary Agreements represent the integrated agreement of Parent and SpinCo relating to the Transactions, are being entered into together, and would not have been entered into independently.

Annex A-121

NOW, THEREFORE, in consideration of the mutual covenants contained in this Agreement, the Parties hereby agree as follows:

ARTICLE I
DEFINITIONS

Section 1.1 Definitions. Unless otherwise defined herein or unless the context otherwise requires, as used in this Agreement, the following terms shall have the following meanings:

“Action” shall mean any demand, action, claim, dispute, suit, arbitration, inquiry, subpoena, proceeding or investigation, audit, counter suit, hearing or litigation of any nature whether administrative, civil, criminal, regulatory, legislative, prosecutorial or otherwise, by or before any Governmental Authority or any arbitration or mediation tribunal.

“Affiliate” shall mean, when used with respect to any specified Person, a Person that directly or indirectly, including through one or more intermediaries, controls, is controlled by, or is under common control with such specified Person. As used herein, “control” (including, with correlative meanings, “controlled by” and “under common control by”), when used with respect to any such specified Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities or other interests, by contract, agreement, obligation, indenture, instrument, lease, promise, arrangement, release, warranty, commitment, undertaking or otherwise. Unless expressly provided herein to the contrary, for purposes of this Agreement, at and after the Effective Time, no Parent Entity shall be deemed to be an Affiliate of any SpinCo Entity, and no SpinCo Entity shall be deemed to be an Affiliate of any Parent Entity.

“Agreement” shall have the meaning set forth in the Preamble to this Agreement.

“Agent” shall have the meaning set forth in Section 4.2(a).

“Ancillary Agreements” shall mean all of the written agreements, instruments, understandings, assignments or other arrangements (other than this Agreement) entered into by the Parties or any other members of their respective Groups (but only agreements as to which no Third-Party is a party) in connection with the Transactions, including the Employee Matters Agreement, the Transition Services Agreement (if any), the Tax Matters Agreement and the Transfer Documents.

“Applicable Rate” shall mean five percent (5%) over the Prime Rate (including any surcharge) as established from time to time, compounded quarterly.

“Arbitration Request” shall have the meaning set forth in Section 9.3.

“Asset” shall mean all rights, properties or other assets (including all claims, intellectual property rights and goodwill), in each case, whether real, personal or mixed, tangible or intangible, of any kind, nature and description, whether accrued, contingent or otherwise, and wheresoever situated and whether or not carried or reflected, or required to be carried or reflected, on the books and records or financial statements of the applicable Person.

“Assume” or “Assumption” shall have the meaning set forth in Section 3.1(b)(i).

“Business Day” shall mean any day other than a Saturday, Sunday or a day on which commercial banking institutions located in the City of New York are authorized or obligated by Law to be closed.

“Cash Dividend” shall have the meaning set forth in the Recitals.

“CEO Negotiation Request” shall have the meaning set forth in Section 9.2.

“Closing” has the meaning set forth in the Investment Agreement.

“Closing Date” has the meaning set forth in the Investment Agreement.

“Contract” shall mean any written, oral, implied or other contract, agreement, covenant, lease, license, guaranty, indemnity, representation, warranty, assignment, sales order, purchase order, power of attorney, instrument or other commitment, assurance, undertaking or arrangement that is binding on any Person or entity or any part of its property under applicable Law.

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“Corporate Policies” shall have the meaning set forth in Section 8.1.

“Dispute” shall have the meaning set forth in Section 9.1.

“Distribution” shall have the meaning set forth in the Recitals.

“Distribution Date” shall mean [•], which is the date of the consummation of the Distribution, and which shall be seven (7) days after the Distribution Record Date.

“Distribution Ratio” shall mean a number equal to eight (8).

“Distribution Record Date” shall mean the close of business on [•], which is the record date for determining holders of Parent Common Stock as of the Distribution Record Date entitled to receive SpinCo Shares pursuant to the Distribution. This date is one day prior to the Closing Date of the Equity Investment (as defined in the Investment Agreement).

“Effective Time” shall mean 12:01 a.m., New York City time, on the Distribution Date.

“e-mail” shall have the meaning set forth in Section 10.7.

“Employee Matters Agreement” shall mean the Employee Matters Agreement by and between Parent and SpinCo, which agreement shall be entered into prior to or on the Distribution Date, as may be amended from time to time.

“Entities” shall mean, as applicable, SpinCo and/or Parent (each, an “Entity”).

“Environmental Laws” shall mean any and all federal, state, local and foreign statutes, Laws, regulations, ordinances, rules, principles of common law, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or other governmental restrictions (including without limitation the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. 9601, et. seq.), whether now or hereafter in existence, relating to the environment, natural resources, human health or safety, endangered or threatened species of fish, wildlife and plants, or to emissions, discharges or releases of pollutants, contaminants, petroleum or petroleum products, chemicals or industrial, toxic or hazardous substances or wastes into the environment (including without limitation indoor or outdoor air, surface water, groundwater and surface or subsurface soils), or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants, petroleum or petroleum products, chemicals or industrial, toxic or hazardous substances or wastes or the investigation, cleanup or other remediation thereof.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, together with the rules and regulations promulgated thereunder.

“Force Majeure” shall mean, with respect to a Party, an event beyond the reasonable control of such Party (or any Person acting on its behalf), which event (a) does not arise or result from the fault or negligence of such Party (or any Person acting on its behalf) and (b) by its nature would not reasonably have been foreseen by such Party (or such Person), or, if it would reasonably have been foreseen, was unavoidable, and includes acts of God, acts of civil or military authority, embargoes, epidemics, pandemics, war, riots, insurrections, fires, explosions, earthquakes, floods, unusually severe weather conditions, labor problems or unavailability of parts, or, in the case of computer systems, any significant and prolonged failure in electrical or air conditioning equipment.

“Governmental Authority” shall mean any federal, state, local, foreign or international court, government, department, commission, board, bureau, agency, official, securities exchange (including the Nasdaq) or other regulatory, administrative or governmental or similar authority.

“Governmental Authorization” shall mean any authorization, approval, consent, waiver, license, registration, certificate or permit issued, granted or otherwise made available under the authority of any Governmental Authority.

“Group” shall mean either the SpinCo Entities, taken as a whole, or the Parent Entities, taken as a whole, as the context requires.

“Indemnifying Party” shall have the meaning set forth in Section 5.4(a)(i).

“Indemnitee” shall have the meaning set forth in Section 5.4(a)(i).

Annex A-123

“Information Statement” shall mean the information statement, attached as an exhibit to the Registration Statement, and any related documentation to be provided to holders of Parent Common Stock in connection with the Distribution, including any amendments or supplements thereto.

“Insurance Policy” shall mean any insurance policies and insurance Contracts, including general liability, property and casualty, workers’ compensation, automobile, marine, directors & officers liability, errors and omissions, employee dishonesty and fiduciary liability policies, whether, in each case, in the nature of primary, excess, umbrella or self-insurance overage, together with all rights, benefits and privileges thereunder.

“Insurance Proceeds” shall mean those monies: (a) received by an insured from an insurance carrier; or (b) paid by an insurance carrier on behalf of the insured.

“Internal Contribution” shall have the meaning set forth in the Recitals.

“Investment Agreement” shall have the meaning set forth in the Recitals.

“JAMS Streamlined Rules” shall have the meaning set forth in Section 9.3(a).

“Law” shall mean any national, supranational, federal, state, territorial, provincial, local or similar laws (including common law), statutes, codes, orders, ordinances, regulations, rules, treaties (including tax treaties), licenses, permits, authorizations, approvals, consents, decrees, injunctions, binding judicial or administrative interpretations or other requirements or pronouncements, in each case enacted, promulgated, issued or entered by a Governmental Authority.

“Liabilities” shall mean any and all debts, guarantees, assurances, commitments, liabilities, obligations, responsibilities, Losses, damages (whether compensatory, punitive or treble), remediations, deficiencies, fines, penalties, settlements, sanctions, costs, expenses and interest of any nature or kind, whether absolute or contingent, matured or unmatured, liquidated or unliquidated, foreseen or unforeseen, joint, several or individual, asserted or unasserted, accrued or unaccrued, known or unknown, reserved or unreserved, or determined or determinable, whenever arising, including those arising under or in connection with any Law (including any Environmental Law), Action, threatened Action, order or consent decree of any Governmental Authority or any award of any arbitration tribunal, and those arising under any contract, agreement, obligation, indenture, instrument, lease, promise, arrangement, release, warranty, guarantee, commitment or undertaking, whether sought to be imposed by a Governmental Authority, private party, or Party, whether based in contract, tort, implied or express warranty, strict liability, criminal or civil statute, or otherwise, and including any costs, expenses, interest, attorneys’ fees, disbursement and expense of counsel, expert and consulting fees and costs related thereto or to the investigation or defense thereof.

“Losses” shall mean all losses (including any diminution in value), liabilities, obligations, damages, claims, demands, penalties, judgments or settlements of any nature or kind, known or unknown, fixed, accrued, absolute or contingent, liquidated or unliquidated, including all costs and expenses (legal, accounting or otherwise as such costs are incurred, including costs of investigation and litigation).

“Nasdaq” shall mean the Nasdaq Stock Market LLC.

“Officer Negotiation Request” shall have the meaning set forth in Section 9.1.

“Parent” shall have the meaning set forth in the Preamble to this Agreement.

“Parent Board” shall have the meaning set forth in the Recitals.

“Parent Common Stock” shall have the meaning set forth in the Recitals.

“Parent Entities” shall mean Parent and each Person that is a Subsidiary of Parent (other than SpinCo and any other SpinCo Entity).

“Parent Indemnitees” shall mean:

(a) Parent and each Affiliate thereof after giving effect to the Distribution (including each Parent Entity);

Annex A-124

(b) each of the respective Representatives of any of the entities described in the immediately preceding clause (a) and each of the heirs, executors, successors and assigns of any of such Representatives, except in the case of clause (a) and this clause (b), the SpinCo Indemnitees; provided, that a Person who was a Representative of Parent or an Affiliate thereof may be a Parent Indemnitee in that capacity notwithstanding that such Person may also be a SpinCo Indemnitee; and

(c) all Persons who at any time prior to the Effective Time are or have been stockholders, directors, officers, agents or employees of SpinCo or a Transferred Entity and who are not, as of immediately following the Effective Time, directors, officers or employees of SpinCo or another SpinCo Entity.

“Parent Retained Assets” shall mean any and all Assets listed or described on Schedule 1.1(b). Notwithstanding the foregoing, the Parent Retained Assets shall not include any Assets related or attributable to, or arising in connection with, Taxes or Tax Returns, which shall be exclusively governed by the Tax Matters Agreement. For the avoidance of doubt and notwithstanding anything in this Agreement to the contrary, the proceeds received by Parent from the transactions contemplated by the Investment Agreement shall be Parent Retained Assets.

“Parent Retained Liabilities” shall mean any and all Liabilities listed on Schedule 1.1(c). Notwithstanding the foregoing, the Parent Retained Liabilities shall not include any Liabilities to the extent related or attributable to, or arising in connection with, Taxes or Tax Returns, which shall be exclusively governed by the Tax Matters Agreement.

“Parties” shall have the meaning set forth in the Preamble to this Agreement.

“Person” shall mean any natural person, corporation, business trust, limited liability entity, joint venture, association, company, general or limited partnership, trust, unincorporated organization, any other entity, or government, or any agency or political subdivision thereof.

“Plan of Reorganization” shall mean the steps plan set forth on Schedule 1.1(d) to transfer or assign, as applicable, all Assets and Liabilities in accordance with the terms of this Agreement.

“Prime Rate” shall mean the rate that Bloomberg displays as “Prime Rate by Country United States” or “Prime Rate by Country US-BB Comp” at http://www.bloomberg.com/quote/PRIME:IND or on a Bloomberg terminal at PRIMBB Index.

“Principal Investor” shall mean Jacobs Private Equity II, LLC, a Delaware limited liability company.

“Record Holders” shall mean the holders of record of shares of Parent Common Stock on the Distribution Record Date.

“Records” shall have the meaning set forth in Section 7.1.

“Registration Statement” shall mean the registration statement on Form 10 filed by SpinCo with the SEC, which includes the Information Statement, to effect the registration of the SpinCo Shares pursuant to the Exchange Act in connection with the Distribution, as such registration statement may be amended or supplemented from time to time prior to the Distribution.

“Representative” shall mean, with respect to any Person, any of such Person’s directors, officers, employees, agents, consultants, advisors, accountants, attorneys and representatives.

“SEC” shall mean the United Stated Securities and Exchange Commission.

“Separation” shall have the meaning set forth in the Recitals.

“SpinCo” shall have the meaning set forth in the Preamble to this Agreement.

“SpinCo Action” shall mean any current or future Action relating to the SpinCo Business or any SpinCo Liabilities in which one or more Parent Entities is a defendant or the party against whom a claim or investigation is directed.

“SpinCo Assets” shall mean (a) all issued and outstanding capital stock or other equity interests of the Transferred Entities and (b) all other Assets owned by Parent and its Subsidiaries immediately prior to the Effective Time, excluding the Parent Retained Assets. Notwithstanding the foregoing, the SpinCo Assets shall not include any assets related or attributable to, or arising in connection with, Taxes or Tax Returns, which shall be exclusively governed by the Tax Matters Agreement.

Annex A-125

“SpinCo Business” shall mean (a) the business conducted by Parent or any of its Subsidiaries prior to the Closing (as defined in the Investment Agreement) and (b) the business conducted by Parent or any of its Subsidiaries following the Closing and prior to the Effective Time (other than, in the case of this clause (b), the business of Parent that Parent conducts at the direction of the Parent Board from and after the Closing (other than the business described in the foregoing clause (a))). For the avoidance of doubt, the SpinCo Business includes the business application, technology and consulting businesses of Parent and its Subsidiaries (including the business of providing business management applications and technologies and professional consulting services and cyber defense products and security services business).

“SpinCo Common Stock” shall have the meaning set forth in the Recitals.

“SpinCo Entities” shall mean (a) prior to the Effective Time, SpinCo and each Person that will be a Subsidiary of SpinCo as of immediately after the Effective Time, including the Transferred Entities, even if, prior to the Effective Time, such Person is not a Subsidiary of SpinCo; and (b) on and after the Effective Time, SpinCo and each Person that is a Subsidiary of SpinCo.

“SpinCo Indemnitees” shall mean:

(a) SpinCo and each of the other SpinCo Entities; and

(b) each of the respective Representatives of any of the entities described in the immediately preceding clause (a) and each of the heirs, executors, successors and assigns of any of such Representatives, except in the case of clause (a) and this clause (b), the Parent Indemnitees; provided, that a Person who was a Representative of SpinCo or an Affiliate thereof may be a SpinCo Indemnitee in that capacity notwithstanding that such Person may also be a Parent Indemnitee.

“SpinCo Liabilities” shall mean (a) any and all Liabilities of Parent and/or its Subsidiaries that were Liabilities as of immediately prior to (or were incurred prior to or related to any period prior to) the Effective Time, including any and all Liabilities of Parent and/or its Subsidiaries related to the SpinCo Assets or the SpinCo Business, excluding only the Parent Retained Liabilities, and (b) any and all Liabilities arising out of claims made by any Third-Party (including Parent’s or SpinCo’s respective directors, officers, stockholders, employees and agents) against any Parent Entity or SpinCo Entity to the extent relating to, arising out of or resulting from this Agreement or the Investment Agreement or the transactions contemplated hereby or thereby or the SpinCo Business or the SpinCo Assets. Notwithstanding the foregoing, the SpinCo Liabilities shall not include any Liabilities to the extent related or attributable to, or arising in connection with, Taxes or Tax Returns, which shall be exclusively governed by the Tax Matters Agreement.

“SpinCo Share” shall have the meaning set forth in the Recitals.

“Spin-Off Expenses” shall have the meaning set forth in Section 10.6.

“Subsidiary” shall mean with respect to any specified Person, any corporation, limited liability company, joint venture, partnership or other legal entity of which such Person or any of its Subsidiaries controls or owns, directly or indirectly, more than fifty percent (50%) of the stock or other equity interests entitled to vote on the election of members to the board of directors or similar governing body or, in the case of a Person with no governing body, more than fifty percent (50%) of the equity or voting interests.

“Tax” shall have the meaning set forth in the Tax Matters Agreement.

“Tax Matters Agreement” shall mean the Tax Matters Agreement by and between Parent and SpinCo, which agreement shall be entered into prior to or on the Distribution Date, as may be amended from time to time.

“Tax Return” shall have the meaning set forth in the Tax Matters Agreement.

“Third-Party” shall mean any Person other than the Parties or any members of their respective Groups.

“Third-Party Claim” shall have the meaning set forth in Section 5.4(a)(i).

“Transactions” shall have the meaning set forth in the Recitals.

“Transfer” shall have the meaning set forth in Section 3.1(a)(i).

Annex A-126

“Transfer Documents” shall have the meaning set forth in Section 3.1(c).

“Transferred Entities” shall have the meaning set forth in the Recitals.

“Transition Services Agreement” shall mean the Transition Services Agreement (as it may be amended from time to time) which may be entered into by Parent and SpinCo in connection with the Separation, the Distribution or the other transactions contemplated by this Agreement, pursuant to Section 5.14 of the Investment Agreement.

Section 1.2 Reference; Interpretation. References in this Agreement and in any Ancillary Agreement to any gender include references to all genders, and references to the singular include references to the plural and vice versa. The words “include,” “includes” and “including” when used in this Agreement and in any Ancillary Agreement shall be deemed to be followed by the phrase “without limitation.” Unless the context otherwise requires, references in this Agreement and in any Ancillary Agreement to Articles, Sections and Schedules shall be deemed to be references to Articles and Sections of, and Schedules to, this Agreement (or the applicable Ancillary Agreement), unless otherwise specified. Unless the context otherwise requires, the words “hereof,” “hereby” and “herein” and words of similar meaning when used in this Agreement and in any Ancillary Agreement refer to this Agreement (or such Ancillary Agreement) in its entirety and not to any particular Article, Section or provision of this Agreement (or such Ancillary Agreement). Unless otherwise stated, all references to any agreement (including this Agreement and each Ancillary Agreement) shall be deemed to include the exhibits, schedules and annexes (including all Schedules, Exhibits and Appendixes) to such agreement. The word “or” when used in this Agreement and in any Ancillary Agreement shall not be exclusive. Unless otherwise specified in a particular case, the word “days” when used in this Agreement and in any Ancillary Agreement refers to calendar days. References herein to this Agreement or any other agreement contemplated herein shall be deemed to refer to this Agreement or such other agreement as of the date on which it is executed and as it may be amended, modified or supplemented thereafter, unless otherwise specified. Unless expressly stated to the contrary in this Agreement or in any Ancillary Agreement, all references to “the date hereof,” “the date of this Agreement,” “hereby” and “hereupon” and words of similar import shall all be references to [•].2 This Agreement and the Ancillary Agreements shall be deemed to be the joint work product of the Parties and neither this Agreement nor any Ancillary Agreement shall be construed against either Party as the principal draftsperson hereof or thereof.

ARTICLE II
TAX MATTERS

Section 2.1 Tax Matters. The Tax Matters Agreement, together with this Agreement, will govern Parent’s and SpinCo’s respective rights, responsibilities and obligations after the Distribution with respect to Taxes, including ordinary course of business Taxes and Taxes, if any, incurred as a result of the Distribution. The Tax Matters Agreement sets forth the respective obligations of Parent and SpinCo with respect to the filing of Tax Returns, the administration of Tax contests, cooperation and other matters. Except as expressly set forth in this Agreement or any Ancillary Agreement, all matters relating to Taxes in connection with the Transactions shall be governed exclusively by the Tax Matters Agreement.

ARTICLE III
THE SEPARATION

Section 3.1 Transfer of Assets; Assumptions of Liabilities.

(a) Transfer and Assignment of Assets. On or prior to the Effective Time, but in any case prior to the Distribution, in accordance with the Plan of Reorganization:

(i) Transfer and Assignment of SpinCo Assets. Parent shall, and shall cause the applicable members of its Group to, transfer, contribute, assign, convey and deliver, or cause to be transferred, contributed, assigned, conveyed and delivered (“Transfer”), to SpinCo or the applicable SpinCo Entity, and SpinCo or such SpinCo Entity shall accept from Parent or the applicable other Parent Entities, all of Parent’s and the Parent Entities’ respective direct or indirect right, title and interest in and to all of the SpinCo Assets (it being understood that if any SpinCo Asset shall be held by a Transferred Entity, such SpinCo Asset shall be deemed transferred, contributed, assigned, conveyed and delivered to SpinCo as a result of the transfer of all of the equity interests in such Transferred Entity from Parent or the applicable other Parent Entities to SpinCo or the other applicable SpinCo Entities); and

____________

2        To be the date of signing this Agreement.

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(ii) Transfer and Assignment of Parent Retained Assets. SpinCo shall, and shall cause the other applicable SpinCo Entities to, Transfer to Parent, and Parent shall accept from SpinCo and the other applicable SpinCo Entities, all of SpinCo’s and such other SpinCo Entities’ respective direct or indirect right, title and interest in and to all of the Parent Retained Assets. For the avoidance of doubt and notwithstanding anything in this Agreement to the contrary, Parent shall retain, and neither SpinCo nor any other SpinCo Entity shall acquire or be allowed to retain, any and all rights, title and interest in and to all of the Parent Retained Assets.

(b) Acceptance and Assumption of Liabilities. Except as otherwise specifically set forth in any Ancillary Agreement, on or prior to the Effective Time, but in any case prior to the Distribution, in accordance with the Plan of Reorganization:

(i) Acceptance and Assumption of Parent Retained Liabilities. Parent shall accept, assume (or, as applicable, retain) and agrees to faithfully perform, discharge and fulfill (“Assume” or “Assumption”) all of the Parent Retained Liabilities and Parent shall be responsible for all Parent Retained Liabilities in accordance with their respective terms, regardless of (A) when or where such Liabilities arose or arise (so long as they arose after the Closing), (B) whether the facts upon which they are based occurred prior to, on or subsequent to the Effective Time (so long as such facts occurred after the Closing), and (C) where or against whom such Liabilities are asserted or determined; and

(ii) Acceptance and Assumption of SpinCo Liabilities. SpinCo shall, and shall cause the other applicable SpinCo Entities to, Assume all the SpinCo Liabilities and SpinCo and the other SpinCo Entities shall be responsible for all SpinCo Liabilities in accordance with their respective terms regardless of (A) when or where such Liabilities arose or arise, (B) whether the facts upon which they are based occurred prior to, on or subsequent to the Effective Time, (C) where or against whom such Liabilities are asserted or determined and (D) regardless of whether arising from or alleged to arise from negligence, recklessness, violation of Law, fraud or misrepresentation by any Parent Entity or SpinCo Entity, as the case may be, or any of their past or present respective directors, officers, employees, agents, Subsidiaries or Affiliates.

(c) Transfer Documents. In furtherance of the Transfer of the Assets in accordance with Section 3.1(a) and the Assumption of the Liabilities in accordance with Section 3.1(b), (i) each Party shall execute and deliver, and shall cause the applicable members of its Group to execute and deliver, to the other Party, such bills of sale, quitclaim deeds, stock powers, certificates of title, assignments of contracts and other instruments of transfer, conveyance and assignment as and to the extent necessary to evidence the transfer, conveyance and assignment of all of such Party’s and the applicable members of its Group’s right, title and interest in and to such Assets to the other Party and the applicable members of its Group in accordance with Section 3.1(a), and (ii) each Party shall execute and deliver, and shall cause the applicable members of its Group to execute and deliver, to the other Party, such assumptions of contracts and other instruments of assumption as and to the extent necessary to evidence the valid and effective assumption of the Liabilities by such Party and the applicable members of its Group in accordance with Section 3.1(b). All of the foregoing documents contemplated by this Section 3.1(c) shall be referred to collectively herein as the “Transfer Documents.”

(d) Consents. The Parties shall use their commercially reasonable efforts to obtain, at SpinCo’s sole cost and expense, the required consents to Transfer any Assets, Contracts, licenses, permits and authorizations issued by any Governmental Authority or parts thereof, as contemplated by this Agreement, prior to the Effective Time, or, pursuant to Section 4.14, following the Effective Time.

(e) Waiver of Bulk-Sale and Bulk-Transfer Laws. To the extent permissible under applicable Law, SpinCo hereby waives compliance by each Parent Entity with the requirements and provisions of any “bulk-sale” or “bulk-transfer” Laws of any jurisdiction that may otherwise be applicable with respect to the transfer or sale of any or all of the SpinCo Assets. To the extent permissible under applicable Law, Parent hereby waives compliance by each SpinCo Entity with the requirements and provisions of any “bulk-sale” or “bulk-transfer” Laws of any jurisdiction that may otherwise be applicable with respect to the transfer or sale of any or all of the Parent Retained Assets.

Section 3.2 Transfers Not Effected on or Prior to the Effective Time; Transfers Deemed Effective as of the Effective Time.

(a) To the extent that any Transfers of Assets (including any entity) or Assumption of Liabilities contemplated by this Article III or any other Ancillary Agreement shall not have been consummated at or prior to the Effective Time, the Parties shall use commercially reasonable efforts to effect such Transfers or Assumptions as promptly following the Effective Time as shall be practicable.

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(b) In the event that any such Transfer of Assets (including any entity) or Assumption of Liabilities has not been consummated, from and after the Effective Time (i) the Party retaining such Asset shall thereafter hold such Asset for the use and benefit of the Party entitled thereto (at the expense of the Person entitled thereto) and (ii) the Party intended to Assume such Liability shall, or shall cause its applicable Subsidiary to, (A) pay or reimburse the Party retaining such Liability for all amounts paid or incurred in connection with the retention of such Liability and (B) perform any non-monetary Liabilities in the place of the Party retaining such Liability to the extent such performance is commercially practicable, permitted under applicable Law and does not result in a breach or default (or give rise to any termination rights, penalties or other remedies for the benefit of any counterparty) under any applicable Contract. To the extent the foregoing applies to any Contracts to be assigned for which any necessary consents or Governmental Authorizations are not received prior to the Effective Time, the treatment of such Contracts shall, for the avoidance of doubt, be subject to Section 4.14, to the extent applicable.

(c) If and when the consents, Governmental Authorizations and/or conditions, the absence or non-satisfaction of which caused the deferral of Transfer of any Asset or deferral of the Assumption of any Liability pursuant to Section 3.2(a), are obtained or satisfied, as applicable, the Transfer, assignment, Assumption or novation of the applicable Asset or Liability shall be effected in accordance with and subject to the terms of this Agreement and/or the applicable Ancillary Agreement, and shall be deemed to be effective as of the Effective Time.

(d) Except as otherwise stated herein or in any Ancillary Agreement, the Party retaining any Asset (including any entity) or Liability shall not be obligated to expend any money to Transfer such Asset to such other Party unless the necessary funds are advanced, assumed, or agreed in advance to be reimbursed by the Party entitled to such Asset or the Person intended to be subject to such Liability, other than reasonable attorneys’ fees and recording or similar fees, all of which shall be promptly reimbursed by the Party entitled to such Asset or the Person intended to be subject to such Liability.

(e) On and prior to the eighteen (18)-month anniversary following the Effective Time, if any Party owns any Asset, that, although not Transferred pursuant to this Agreement, is mutually agreed by such Party and the other Party in their good faith judgment to be an Asset that more properly (given the intention of this Agreement) belongs to the other Party or a Subsidiary of the other Party (other than (for the avoidance of doubt) any Asset acquired from an unaffiliated third party by a Parent Entity or SpinCo Entity following the Effective Time), then the Party owning such Asset shall, as applicable (i) Transfer any such Asset to the other Party or the Subsidiary of the other Party identified as the appropriate transferee and following such Transfer, such Asset shall be a Parent Retained Asset or SpinCo Asset, as the case may be, or (ii) grant such mutually agreeable rights with respect to such Asset to permit such continued use, subject to, and consistent with this Agreement, including with respect to Assumption of associated Liabilities.

(f) The Parties acknowledge that after the Effective Time, each Party may receive mail, packages and other communications properly belonging to the other Party. Accordingly, at all times after the Effective Time, each Party authorizes the other Party to receive and open all mail, packages and other communications received by the other Party and not unambiguously intended for the other Party, any Parent Entity or SpinCo Entity or any of their respective officers or directors, and to the extent that they do not relate to the business of the receiving Party, the receiving Party shall promptly deliver such mail, packages or other communications (or, in case the same relate to both businesses, copies thereof) to the other Party as provided for in Section 10.7. The provisions of this Section 3.2(f) are not intended to, and shall not, be deemed to constitute an authorization by any Party to permit the other to accept service of process on its behalf and no Party is or shall be deemed to be the agent of the other Party for service of process purposes.

Section 3.3 Termination of Affiliate Agreements.

(a) Except as set forth in Section 3.3(b), in furtherance of the releases and other provisions of Section 5.1, SpinCo and each of the other SpinCo Entities, on the one hand, and Parent and each other Parent Entity, on the other hand, hereby terminate any and all agreements, arrangements, commitments or understandings, whether or not in writing, between or among SpinCo and/or any other SpinCo Entities, on the one hand, and Parent and/or any other Parent Entities, on the other hand, effective as of the Effective Time, and without any further obligation or liability thereunder. No such terminated agreement, arrangement, commitment or understanding (including any provision thereof which purports to survive termination) shall be of any further force or effect after the Effective Time. Each Party shall, at the reasonable request of the other Party, take, or cause to be taken, such other actions as may be necessary to effect the foregoing.

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(b) Notwithstanding anything to the contrary herein, the provisions of Section 3.3(a) shall not apply to any of the following agreements, arrangements, commitments or understandings (or to any of the provisions thereof): this Agreement and the Ancillary Agreements and each other agreement or instrument expressly contemplated by this Agreement or any Ancillary Agreement to be entered into by any of the Parties or any of the members of their respective Groups or to be continued from and after the Effective Time.

ARTICLE IV
THE DISTRIBUTION

Section 4.1 Conditions to the Distribution.

(a) The consummation of the Distribution will be subject to the satisfaction or waiver by Parent in its sole and absolute discretion, of the following conditions:

(i) The SEC shall have declared effective the Form 10; no order suspending the effectiveness of the Form 10 shall be in effect; and no proceedings for such purposes shall have been instituted or threatened by the SEC;

(ii) The Information Statement shall have been mailed or otherwise made available to the holders of Parent Common Stock on the Distribution Record Date;

(iii) The Transfer of the SpinCo Assets and Assumption of the SpinCo Liabilities contemplated to be transferred from Parent (or the applicable members of its Group) to SpinCo (or the applicable members of its Group) on or prior to the Distribution shall have occurred as contemplated by Section 3.1(a) and Section 3.1(b), and the Transfer of the Parent Retained Assets and Assumption of the Parent Retained Liabilities contemplated to be transferred from SpinCo (or the applicable members of its Group) to Parent (or the applicable members of its Group) on or prior to the Distribution Date shall have occurred as contemplated by Section 3.1(a) and Section 3.1(b), in each case pursuant to the Plan of Reorganization and in accordance with and subject to the terms of this Agreement;

(iv) Each of the Ancillary Agreements shall have been duly executed and delivered by the applicable parties thereto;

(v) No order, injunction or decree issued by any Governmental Authority of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the Separation, the Distribution or any of the transactions related thereto shall be pending or in effect; and

(vi) The SpinCo Shares to be distributed to the Record Holders in the Distribution shall have been approved for quotation on OTCQX, subject to official notice of distribution.

(b) The foregoing conditions are for the benefit of Parent and shall not give rise to or create any duty on the part of Parent or the Parent Board to waive or not waive any such condition or in any way limit Parent’s right to terminate this Agreement as set forth in Section 10.12. If Parent waives any material condition, it shall promptly issue a press release disclosing such fact and file a Current Report on Form 8-K with the SEC describing such waiver.

Section 4.2 Distribution.

(a) Subject to Section 4.1 and Section 4.4, on or prior to the Distribution Date, Parent shall deliver to Pacific Stock Transfer, Inc. (the “Agent”) a stock ledger representing all of the issued and outstanding SpinCo Shares, in each case, endorsed by Parent, for the benefit of the Record Holders, and Parent shall instruct the Agent to distribute, on or as soon as practicable following the Distribution Date, such number of the SpinCo Shares to the Record Holders, all as further contemplated by the Registration Statement and hereby. SpinCo shall provide any share certificates that the Agent shall require in order to effect the Distribution. The Distribution shall be effective at the Effective Time. SpinCo and Parent, as the case may be, will provide to the Agent any information required in order to complete the Distribution. The Distribution shall be effective as of the Effective Time.

(b) The SpinCo Shares issued in the Distribution are intended to be distributed only pursuant to a book entry system. Parent shall instruct the Agent to deliver the SpinCo Shares previously delivered to the Agent to a depositary and to mail to each Record Holder a statement of the SpinCo Common Stock credited to such holder’s account.

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(c) Subject to Section 4.1(a) and Section 4.2(d), each Record Holder will be entitled to receive in the Distribution a number of whole SpinCo Shares equal to (A) the number of shares of Parent Common Stock held on the Distribution Record Date by such Record Holder multiplied by (B) the Distribution Ratio.

(d) For the avoidance of doubt, no fractional shares will be distributed or credited to book-entry accounts in connection with the Distribution.

Section 4.3 Cash Dividend. On the Distribution Date, the Cash Dividend shall be paid to the Record Holders.

Section 4.4 Cooperation. SpinCo shall cooperate with Parent in all respects to accomplish the Distribution and shall, at Parent’s direction, promptly take any and all actions necessary or desirable to effect the Distribution.

Section 4.5 Internal Contribution; Plan of Reorganization. Prior to the Distribution, Parent, SpinCo and each of their Subsidiaries shall take all necessary actions so that the Internal Contribution and the Plan of Reorganization shall have been completed prior to the Effective Time.

Section 4.6 Charter; Bylaws. On or prior to the Distribution Date, SpinCo and Parent shall take all necessary actions to adopt, as of the Effective Time, the forms of certificate of incorporation and bylaws of SpinCo in substantially the form filed by SpinCo with the SEC as exhibits to the Registration Statement.

Section 4.7 SpinCo Directors and Officers. On or prior to the Distribution Date, Parent and SpinCo shall take all necessary actions so that as of the Effective Time: (a) the directors and executive officers of SpinCo shall be those set forth in the Information Statement mailed or otherwise made available, prior to the Distribution Date, to the Record Holders, unless otherwise agreed by the Parties and (b) SpinCo shall have such other officers as SpinCo shall appoint.

Section 4.8 Securities Laws Matters. SpinCo shall file any amendments or supplements to the Form 10 as may be necessary or advisable in order to cause the Form 10 to become and remain effective as required by the SEC or federal, state or other applicable securities Laws. Parent and SpinCo shall take all such action as may be necessary or appropriate under the securities or blue sky Laws of the United States (and any comparable Laws under any foreign jurisdiction) in connection with the Distribution.

Section 4.9 Stock-Based Employee Benefit Plans. Parent and SpinCo shall take all actions as may be necessary to approve the grants of adjusted equity awards by Parent (in respect of Parent Common Stock) and SpinCo (in respect of SpinCo Shares) in connection with the Distribution in order to satisfy the requirements of Rule 16b-3 under the Exchange Act.

Section 4.10 OTCQX Application; Notice to OTC Markets.

(a) Prior to the Distribution Date, Parent and SpinCo shall prepare and file with OTC Markets an application and related documents and shall take all such other actions with respect thereto as shall be necessary or desirable in order to cause OTC Markets to quote SpinCo Shares on the OTCQX market tier on or prior to the Distribution Date, subject to official notice of issuance.

(b) Prior to the Distribution, Parent shall, to the extent possible, give Nasdaq not less than ten (10) days’ advance notice of the Distribution Record Date in compliance with Rule 10b-17 under the Exchange Act.

Section 4.11 Removal of Certain Guarantees; Releases from Liabilities.

(a) Prior to the Effective Time, SpinCo shall, and shall cause the respective members of its Group to, (i) fully and unconditionally release and discharge Parent and each other Parent Entity from all SpinCo Liabilities and (ii) obtain, or cause to be obtained, any consent, substitution or amendment required to novate, assign or extinguish all SpinCo Liabilities (with respect to the Parent Entities) of any nature whatsoever transferred under this Agreement or any Ancillary Agreement, or to obtain in writing the unconditional release of the assignor so that SpinCo (or an appropriate SpinCo Entity) shall be solely responsible for the SpinCo Liabilities. Whether or not any such consent, substitution, amendment or release is obtained, nothing in this Section 4.11 shall in any way limit the obligations of the Parties under Article V. If, as and when it becomes possible to delegate, assign, novate or extinguish any SpinCo Liabilities in accordance with the terms hereof, the Parties shall promptly sign all such documents and perform all such other acts as may be necessary to give effect to such delegation, novation, extinction or other release.

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(b) In the event that at any time after the Effective Time, Parent or SpinCo identifies any SpinCo Liability for which any Parent Entity is a guarantor or obligor, SpinCo shall remove such Entity removed as a guarantor of or obligor for any such SpinCo Liability as expeditiously as possible.

(c) If (i) SpinCo is unable to obtain, or to cause to be obtained, any such required removal as set forth in Section 4.11(a), or (ii) SpinCo Liabilities arise from and after the Effective Time but before the applicable Parent Entity, if such Parent Entity is a guarantor or obligor with reference to any such SpinCo Liability, is removed pursuant to Section 4.11(b), then, in either case, SpinCo shall indemnify each Parent Entity for all Liabilities incurred by any of them in such Person’s capacity as guarantor or obligor. Without limiting the foregoing, SpinCo shall, or shall cause a SpinCo Entity to, reimburse Parent as soon as practicable (but in no event later than thirty (30) days) following delivery by Parent to SpinCo of notice of a payment made pursuant to this Section 4.11 in respect of SpinCo Liabilities.

Section 4.12 Ancillary Agreements. Prior to or on the Distribution Date and prior to the Distribution, each of Parent and SpinCo shall execute and deliver all Ancillary Agreements and any other agreements in respect of the Distribution reasonably necessary or appropriate in connection with the Transactions.

Section 4.13 Acknowledgment by SpinCo. SpinCo, on behalf of itself and all SpinCo Entities, acknowledges, understands and agrees that, except as expressly set forth herein or in any Ancillary Agreement, (a) none of Parent or any other Person has, in this Agreement or in any other agreement or document, or otherwise made any representation or warranty of any kind whatsoever, express or implied, to SpinCo or any SpinCo Entity or to any director, officer, employee or agent thereof in any way with respect to any of the Transactions or the business, Assets, condition or prospects (financial or otherwise) of, or any other matter involving, the Assets, Liabilities or businesses of Parent or any Parent Entity, SpinCo or any SpinCo Entity, any SpinCo Assets, any SpinCo Liabilities or the SpinCo Business and (b) none of Parent or any other Person has made or makes any representation or warranty with respect to the Distribution or the entering into of this Agreement or the Ancillary Agreements or the Transactions. All such Assets are being Transferred on an “as is,” “where is” basis (and, in the case of any real property, by means of a quitclaim or similar form of deed or conveyance) and except as expressly set forth herein or in any other Ancillary Agreement, SpinCo and each SpinCo Entity shall bear the economic and legal risk that the SpinCo Assets shall prove to be insufficient, that the title to any SpinCo Assets shall be other than good and marketable and free from encumbrances or that any necessary approvals or notifications are not obtained or made or that any requirements of Laws or judgments are not complied with. The provisions of any related assignment agreement or other related documents are expressly subject to this Section 4.13 and Section 5.1.

Section 4.14 Further Assurances. If at any time after the Effective Time any further action is reasonably necessary or desirable to carry out the purposes of this Agreement and the Ancillary Agreements, the proper officers of each Party shall cooperate with the other Party, and without any further consideration, but at the expense of the requesting Party, take all such necessary action and do and perform all such acts and things, and execute and deliver all such agreements, assurances to the extent reasonably requested to do so by the other Party, each Party agrees to execute and deliver such documents, in a form reasonably satisfactory to such Party, as may be reasonably necessary to evidence the Transfers of the SpinCo Assets and Parent Retained Assets and the assignment and Assumption of the SpinCo Liabilities and the Parent Retained Liabilities hereunder. Without limiting the foregoing, each Party shall, at SpinCo’s sole cost and expense, use its commercially reasonable efforts promptly to obtain all consents and approvals, to enter into all agreements and to make all filings and applications that may be required for the consummation of the Transactions, including all applicable Governmental Authorizations. On or prior to the Effective Time, Parent and SpinCo, in their respective capacities as direct and indirect stockholders of the members of their Groups, shall each ratify any actions that are reasonably necessary or desirable to be taken by Parent, SpinCo or any of the members of their respective Groups, as the case may be, to effectuate the transactions contemplated by this Agreement and the Ancillary Agreements.

Section 4.15 Assumption of Certain Liabilities under Indemnification Agreements. Notwithstanding any provision to the contrary, SpinCo agrees that SpinCo Liabilities includes all Liabilities of the Parent Entities to any former director or officer of the Parent Entities under any indemnification agreement with such director or officer, solely to the extent that such Liabilities arise out of, or relate to, the SpinCo Assets, serving as a director or officer of the Parent Entities or SpinCo Entities, or the operation of the SpinCo Business prior to the Distribution Date.

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ARTICLE V
RELEASES; INDEMNIFICATION

Section 5.1 Release.

(a) SpinCo Release of Parent. Except as provided in Section 5.1(c) and Section 5.1(d), effective as of the Effective Time, SpinCo does hereby, on behalf of itself and each other SpinCo Entity, and their respective successors and assigns, remise, release and forever discharge each Parent Indemnitee, in each case from: (i) all SpinCo Liabilities, (ii) all Liabilities arising from or in connection with the transactions contemplated by this Agreement and all other activities to implement the Separation and the Distribution and (iii) all Liabilities arising from or in connection with actions, inactions, events, omissions, conditions, facts or circumstances occurring or existing prior to the Effective Time (whether or not such Liabilities cease being contingent, mature, become known, are asserted or foreseen, or accrue, in each case before, at or after the Effective Time), in each case to the extent relating to, arising out of or resulting from the SpinCo Business, the SpinCo Assets or the SpinCo Liabilities.

(b) Parent Release of SpinCo. Except as provided in Section 5.1(c) and Section 5.1(d), effective as of the Effective Time, Parent does hereby, for itself and each other Parent Entity and their respective successors and assigns, remise, release and forever discharge each SpinCo Indemnitee, in each case from (i) all Parent Retained Liabilities and (ii) all Liabilities arising from or in connection with actions, inactions, events, omissions, conditions, facts or circumstances occurring or existing prior to the Effective Time (whether or not such Liabilities cease being contingent, mature, become known, are asserted or foreseen, or accrue, in each case after the Closing), in each case to the extent relating to, arising out of or resulting from the Parent Retained Assets or the Parent Retained Liabilities.

(c) Obligations Not Affected. Nothing contained in this Section 5.1 shall impair any right of any Person to enforce this Agreement, any Ancillary Agreement or any agreements, arrangements, commitments or understandings that are specified in, or contemplated to continue pursuant to, this Agreement or any Ancillary Agreement. Without limiting the foregoing, nothing contained in this Section 5.1 shall release any Person from:

(i) any Liability assumed, transferred, assigned or allocated to such Person or any Entity affiliated with such Person in accordance with, or any other Liability of such Person or any Entity affiliated with such Person under, this Agreement or any Ancillary Agreement; and

(ii) any Liability that such Person may have with respect to indemnification or contribution pursuant to this Agreement or any Ancillary Agreement for claims brought by Third-Parties, which Liability shall be governed by the provisions of this Article V, Section 8.1 and, if applicable, the appropriate provisions of the Ancillary Agreements; and

(iii) any Liability the release of which would result in the release of any Person other than a Parent Indemnitee (in the case of the release by the SpinCo Entities) or a SpinCo Indemnitee (in the case of the release by the Parent Entities); provided that each Party agrees not to bring suit, or permit any Entity affiliated with such Party to bring suit, against any such Parent Indemnitee or SpinCo Indemnitee (as applicable) with respect to such Liability.

(d) No Claims. SpinCo shall not make, and shall not permit any other SpinCo Entity to make, any claim or demand, or commence any Action asserting any claim or demand, including any claim of contribution or indemnification, against any Parent Indemnitee with respect to any Liabilities released pursuant to Section 5.1(a). Parent shall not make, and shall not permit any other Parent Entity to make, any claim or demand, or commence any Action asserting any claim or demand, including any claim of contribution or any indemnification, against any SpinCo Indemnitee with respect to any Liabilities released pursuant to Section 5.1(b).

(e) Execution of Further Releases. It is the intent of each of Parent and SpinCo by virtue of the provisions of this Section 5.1 to provide for a full and complete release and discharge of all Liabilities existing or arising from all acts and events occurring or failing to occur or alleged to have occurred or to have failed to occur and all conditions existing or alleged to have existed at or before the Effective Time, between or among Parent or any other Parent Entity, on the one hand, and SpinCo or any other SpinCo Entity, on the other hand (including any contractual agreements or arrangements existing or alleged to exist between or among any such Entity(ies) at or before the Effective Time), except as expressly set forth in Section 5.1(c). At any time, at the reasonable request of a Party, the other Party will cause each Entity affiliated with such Party to execute and deliver releases reflecting the provisions hereof.

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Section 5.2 Indemnification by Parent. Except as otherwise specifically set forth in any provision of this Agreement or in any Ancillary Agreements, from and after the Distribution Date, Parent shall, and shall cause each other Parent Entity to, indemnify, defend and hold harmless the SpinCo Indemnitees from and against any and all Losses of (or incurred by) the SpinCo Indemnitees to the extent arising out of, relating to or resulting from, directly or indirectly, (a) the Parent Retained Liabilities, (b) any breach by any Parent Entity of this Agreement, (c) any failure of Parent, any other Parent Entities or any other Person to pay, perform or otherwise promptly discharge any Parent Retained Liabilities in accordance with their terms, whether prior to, on or after the Effective Time or (d) solely with respect to information regarding the Investors (as defined in the Investment Agreement) provided by or on behalf of the Principal Investor in writing to Parent or SpinCo expressly for inclusion in the Registration Statement or the Information Statement, any untrue statement or alleged untrue statement of a material fact or omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

Section 5.3 Indemnification by SpinCo. Except as otherwise specifically set forth in any provision of this Agreement or in any Ancillary Agreement, from and after the Distribution Date, SpinCo shall, and shall cause the other members of the SpinCo Entities to, indemnify, defend and hold harmless the Parent Indemnitees from and against any and all Losses of (or incurred by) the Parent Indemnitees to the extent arising out of, relating to or resulting from, directly or indirectly, (a) the SpinCo Assets, the SpinCo Liabilities or the SpinCo Business, (b) any breach by any SpinCo Entity of this Agreement, (c) any failure of SpinCo, any other SpinCo Entity or any other Person to pay, perform or otherwise promptly discharge any SpinCo Liabilities in accordance with their terms, whether prior to, on or after the Effective Time, (d) any guarantee, indemnification or contribution obligation, surety bond or other credit support agreement, arrangement, commitment or understanding for the benefit of any SpinCo Entity by any Parent Entity that survives following the Distribution or (e) all information contained in the Proxy Statement (as defined in the Investment Agreement), Registration Statement or the Information Statement or the documents incorporated by reference therein (other than any information provided by the Principal Investor and as expressly set forth on Schedule 5.2), any untrue statement or alleged untrue statement of a material fact or omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

Section 5.4 Procedures for Indemnification.

(a) Third-Party Claims.

(i) If a claim or demand is made by a Third-Party against a SpinCo Indemnitee or a Parent Indemnitee (each, an “Indemnitee”) (a “Third-Party Claim”) as to which such Indemnitee is entitled to indemnification pursuant to this Agreement, such Indemnitee shall notify the Party which is or may be required pursuant to Section 5.2 or Section 5.3 hereof to make such indemnification (the “Indemnifying Party”) in writing, and in reasonable detail, of the Third-Party Claim promptly (and in any event prior to the date that is the thirtieth (30th) Business Day after receipt by such Indemnitee of written notice of the Third-Party Claim); provided that failure to give such notice shall not affect the indemnification provided hereunder except to the extent the Indemnifying Party shall have been actually prejudiced as a result of such failure.

(ii) Thereafter, the Indemnitee shall deliver to the Indemnifying Party, promptly (and in any event within ten (10) Business Days after the Indemnitee’s receipt thereof), copies of all notices and documents (including court papers) received by the Indemnitee relating to the Third-Party Claim. Notice under this Section 5.4 shall be provided in accordance with Section 10.7.

(iii) Subject to Section 5.4(a)(v), if a Third-Party Claim is made against an Indemnitee, the Indemnifying Party shall be entitled to participate in the defense thereof and, if it so chooses and irrevocably acknowledges without condition or reservation its obligation to fully indemnify the Indemnitee therefor, to assume the defense thereof with counsel reasonably acceptable to the Indemnitee. Should the Indemnifying Party so elect to assume the defense of a Third-Party Claim, the Indemnifying Party shall, within thirty (30) days (or sooner if the nature of the Third-Party Claim so requires), notify the Indemnitee of its intent to do so, and the Indemnifying Party shall thereafter not be liable to the Indemnitee for legal defense expenses subsequently incurred by the Indemnitee in connection with the defense thereof; provided, that such Indemnitee shall have the right to employ counsel (including local counsel) to represent such Indemnitee if, in such Indemnitee’s reasonable judgment, (A) an actual or a potential conflict of interest between such Indemnitee and such Indemnifying Party exists in respect of such claim which would make representation of both such Parties by one counsel inappropriate or (B) the Third-Party Claim involves substantially different defenses for the Indemnifying Party and the Indemnitee, and in such event the fees and expenses of such separate counsel

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(including local counsel) shall be paid by such Indemnifying Party. If the Indemnifying Party assumes such defense, the Indemnitee shall have the right to participate in the defense thereof and to employ counsel, subject to the proviso of the preceding sentence, at its own expense, separate from the counsel employed by the Indemnifying Party, it being understood that the Indemnifying Party shall control such defense. The Indemnifying Party shall be liable for the fees and expenses of counsel employed by the Indemnitee for any period during which the Indemnifying Party has failed to assume the defense thereof (other than during the period prior to the time the Indemnitee shall have given notice of the Third-Party Claim as provided above). Additionally, the Indemnifying Party will lose his, her or its right to defend such Third-Party Claim if within thirty (30) days after receipt of written notice of such Third-Party Claim, it elects not to (or fails to elect to) defend such Third-Party Claim (or is not entitled to continue the defense of such Third-Party Claim) or it thereafter fails or ceases to defend such Third-Party Claim, diligently and in good faith, and in any such event, the Indemnitee will have the right to conduct and control the defense with counsel of his, her or its choice (the reasonable and documented out-of-pocket cost of which (including reasonable attorneys’ fees) will be an indemnifiable Loss) of such Third-Party Claim.

(iv) If the Indemnifying Party shall have assumed the defense of a Third-Party Claim as provided above, in no event will the Indemnitee admit any liability with respect to, or settle, compromise or discharge, any Third-Party Claim without the Indemnifying Party’s prior written consent (not to be unreasonably withheld, conditioned or delayed); provided, that the Indemnitee shall have the right to settle, compromise or discharge such Third-Party Claim without the consent of the Indemnifying Party if the Indemnitee releases the Indemnifying Party from its indemnification obligation hereunder with respect to such Third-Party Claim and such settlement, compromise or discharge would not otherwise adversely affect the Indemnifying Party. The Indemnifying Party shall not enter into any settlement, compromise or discharge of a Third-Party Claim without the consent (not to be unreasonably withheld, conditioned or delayed) of the Indemnitee if the settlement (A) has the effect of permitting any injunction, declaratory judgment, other order or other non-monetary relief to be entered, directly or indirectly, against the Indemnitee, (B) does not completely release the Indemnitee from all Liabilities and obligations with respect to such claim, (C) includes a statement or admission of fault, culpability or failure to act by or on behalf of the Indemnitee, or (D) is otherwise prejudicial to the Indemnitee. If an Indemnifying Party elects not to assume the defense of a Third-Party Claim, fails to notify an Indemnitee of its election to do so as provided herein or is not permitted to assume such defense as provided herein, such Indemnitee may compromise, settle or defend such Third-Party Claim; provided that the Indemnitee shall not compromise or settle such Third-Party Claim without the consent of the Indemnifying Party, which consent is not to be unreasonably withheld, conditioned or delayed; provided, further, that the consent of the Indemnifying Party shall not be required if such settlement or compromise is solely for monetary damages that are fully payable by the settling or compromising Party.

(v) Notwithstanding the foregoing, the Indemnifying Party shall not be entitled to assume the defense of any Third-Party Claim (and shall be liable for the fees and expenses of counsel incurred by the Indemnitee in defending such Third-Party Claim) if the Third-Party Claim (A) seeks an order, injunction or other equitable relief or relief for other than money damages against the Indemnitee which the Indemnitee reasonably determines, after conferring with its counsel, cannot be separated from any related claim for money damages or (B) alleges a criminal violation. If such equitable relief or other relief portion of the Third-Party Claim can be so separated from that for money damages, the Indemnifying Party shall be entitled to assume the defense of the portion relating to money damages.

(vi) Subrogation. In the event of payment by an Indemnifying Party to any Indemnitee in connection with any Third-Party Claim, such Indemnifying Party shall be subrogated to and shall stand in the place of such Indemnitee as to any events or circumstances in respect of which such Indemnitee may have any right or claim relating to such Third-Party Claim. Such Indemnitee shall cooperate with such Indemnifying Party in a reasonable manner, and at the cost and expense of such Indemnifying Party, in prosecuting any subrogated right or claim.

(vii) Substitution. In the event of an Action in which the Indemnifying Party is not a named defendant, if either the Indemnitee or Indemnifying Party shall so request, the Parties shall endeavor to substitute the Indemnifying Party for the named defendant. If such substitution or addition cannot be achieved for any reason or is not requested, the named defendant shall allow the Indemnifying Party to manage the Action as set forth in this Section 5.4, and the Indemnifying Party shall fully indemnify the named defendant against

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all reasonable costs of defending the Action (including court costs, sanctions imposed by a court, attorneys’ fees, experts fees and all other external expenses), the costs of any judgment or settlement and the cost of any interest or penalties relating to any judgment or settlement.

(b) Remedies Cumulative. The remedies provided in this Article V shall be cumulative and shall not preclude assertion by any Indemnitee of any other rights or the seeking of any and all other remedies against any Indemnifying Party.

Section 5.5 Indemnification Payments.

(a) Indemnification payments required by this Article V shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when bills are received or a Loss is incurred. If the Indemnifying Party fails to make an indemnification payment required by this Article V within thirty (30) days after receipt of a bill therefore or notice that a Loss has been incurred, the Indemnifying Party shall also be required to pay interest on the amount of such indemnification payment, from the date of receipt of the bill or notice of the Loss to but not including the date of payment, at the Applicable Rate.

(b) The amount of any claim by an Indemnitee under this Agreement shall be reduced to reflect any Insurance Proceeds actually received (net of costs, expenses or any premium increases) by any Indemnitee that result from the Losses that gave rise to such indemnity. Notwithstanding the foregoing, no Indemnitee will be obligated to seek recovery for any Losses from any Third-Party before seeking indemnification under this Agreement and in no event will an Indemnifying Party’s obligation to indemnify and hold harmless any Indemnitee pursuant to this Agreement be conditioned upon the status of the recovery of any offsetting amounts from any such Third-Party.

(c) The provisions of this Article V (other than this Section 5.5(c)) shall not apply to Taxes and Tax matters. It is understood and agreed that Taxes and Tax matters, including the control of Tax-related proceedings, shall be governed by the Tax Matters Agreement. In the case of any conflict or inconsistency between this Agreement and the Tax Matters Agreement in relation to any matters addressed by the Tax Matters Agreement, the Tax Matters Agreement shall prevail.

Section 5.6 Covenant Not to Sue. Each Party hereby covenants and agrees that none of it, the members of such Party’s Group or any Person claiming through it shall bring suit or otherwise assert any claim against any Indemnitee, or assert a defense against any claim asserted by any Indemnitee, before any court, arbitrator, mediator or administrative agency anywhere in the world, alleging that: (a) the assumption of any SpinCo Liabilities by SpinCo or any other SpinCo Entity on the terms and conditions set forth in this Agreement and the Ancillary Agreements is void or unenforceable for any reason; (b) the retention of any Parent Retained Liabilities by Parent or any other Parent Entity on the terms and conditions set forth in this Agreement and the Ancillary Agreements is void or unenforceable for any reason; or (c) the provisions of this Article V are void or unenforceable for any reason.

Section 5.7 Survival of Indemnities. The rights and obligations of each of Parent and SpinCo and their respective Indemnitees under this Article V will survive (a) the sale or transfer by any Party of any Assets or businesses or the assignment by it of any Liabilities or (b) any merger, consolidation, business combination, sale of all or substantially all of its Assets, restructuring, recapitalization, reorganization or similar transaction involving either Party or any of the members of its Group.

ARTICLE VI
LITIGATION MATTERS

Section 6.1 Litigation Matters. As of and following the Distribution Date, SpinCo shall, and, as applicable, shall cause the other SpinCo Entities to (a) diligently conduct, at its sole cost and expense, the defense of the SpinCo Actions and any applicable future SpinCo Actions; (b) notify Parent of material litigation developments related to the SpinCo Actions in which Parent is a named Party; and (c) agree not to file any cross claim or institute separate legal proceedings against Parent or any Parent Entity in relation to the SpinCo Actions. Upon the settlement or judgment of any SpinCo Action, SpinCo shall be responsible for all Liabilities arising out of such settlement or judgment. Parent shall promptly (i) provide any documents or other correspondence received in connection with any pending SpinCo Actions to SpinCo and (ii) pay any amounts received in such settlement of any SpinCo Actions to SpinCo (net of any amounts due and owing to Parent or any of its Subsidiaries from SpinCo or any of its Subsidiaries). SpinCo agrees that at all times from and after the Effective Time, if an Action currently exists or is commenced by a Third-Party with respect to which Parent (or any Parent Entity) is a named defendant but such Action is otherwise not a Liability

Annex A-136

allocated to Parent under this Agreement or any Ancillary Agreement, then SpinCo shall use commercially reasonable efforts to cause the named but not liable defendant to be removed from such Action. Notwithstanding anything in this Section 6.1 to the contrary, Parent shall have the right to participate in the defense of any SpinCo Action from which it has not been removed, and to be represented by attorneys of its own choosing and at SpinCo’s sole cost and expense. SpinCo shall indemnify and hold harmless Parent and the other Parent Entities against SpinCo Liabilities arising in connection with any Action.

ARTICLE VII
ACCESS TO INFORMATION; CONFIDENTIALITY

Section 7.1 Access to Information. Subject to Section 7.2, from and after the Distribution Date through the fifth anniversary thereof, each of Parent and SpinCo shall afford to the other and its authorized Representatives reasonable access during normal business hours, subject to appropriate processes for classified, privileged or confidential information, to the Representatives, properties, and records (“Records”) of, in the possession of or in the control of the non-requesting Party and its Subsidiaries (a) insofar as such access is reasonably required by the requesting Party and relates to such other Party or the conduct of its business prior to the Effective Time, (b) if such information is required by the requesting Party to comply with its obligations under this Agreement or any Ancillary Agreement or (c) such information is required by the requesting Party to comply with any laws or regulations or stock exchange rules or obligations imposed by any Governmental Authority, including the obligation to verify the accuracy of internal controls over information technology reporting of financial data and related processes employed in connection with verifying compliance with Section 404 of the Sarbanes-Oxley Act of 2002, in each case, at the requesting Party’s sole cost and expense. Notwithstanding the foregoing, neither Parent nor SpinCo shall be required to provide such access if it reasonably determines that it would (i) materially disrupt or impair the business or operations of Parent or SpinCo, as applicable, or any of its respective Subsidiaries, (ii) cause a violation of any Contract to which Parent or SpinCo is a party, (iii) constitute a violation of any applicable Law or (iv) cause a material risk of disclosure of any information that in the reasonable judgment of Parent or SpinCo, as applicable, would result in the disclosure of any trade secrets of Third-Parties. Nothing herein shall require Parent or SpinCo or any of their respective Subsidiaries to disclose information to the extent such information would result in a waiver of attorney-client privilege, work product doctrine or similar privilege or violate any confidentiality obligation of such Party existing as of the date of this Agreement (provided that such Party shall use reasonable best efforts to permit such disclosure to be made in a manner consistent with the protection of such privilege or to obtain any consent required to permit such disclosure to be made without violation of such confidentiality obligations, as applicable). Each Party shall cause its and its Subsidiaries’ employees to, and shall use commercially reasonable efforts to cause its Representatives’ employees to, when on the property of any Party or its Subsidiaries, or when given access to any facilities, systems, infrastructure or personnel of the other Party or any members of its Group, conform to the policies and procedures of such Party and its Group concerning health, safety, conduct and security that are made known or provided to the accessing Party from time to time. Without limiting the generality of the foregoing, until the end of Parent’s fiscal year during which the Distribution Date occurs (and for a reasonable period of time afterwards as required for each Party to prepare consolidated financial statements or complete a financial statement audit for the fiscal year during which the Distribution Date occurs), each Party shall use commercially reasonable efforts to cooperate with the other Party’s information requests to enable (A) the other Party to meet its timetable for dissemination of its earnings releases, financial statements and management’s assessment of the effectiveness of its disclosure controls and procedures and its internal control over financial reporting in accordance with Items 307 and 308, respectively, of Regulation S-K promulgated under the Exchange Act and (B) the other Party’s accountants to timely complete their review of the quarterly financial statements and audit of the annual financial statements, including, to the extent applicable to such Party, its auditor’s audit of its internal control over financial reporting and management’s assessment thereof in accordance with Section 404 of the Sarbanes-Oxley Act of 2002, the SEC’s and Public Company Accounting Oversight Board’s rules and auditing standards thereunder and any other applicable Laws.

Section 7.2 Confidentiality.

(a) From and after the Effective Time until the five (5)-year anniversary of the Effective Time, except as provided herein or except as required to comply with applicable Law, Parent and the other Parent Entities, on the one hand, and SpinCo and the other SpinCo Entities, on the other hand, shall not use or permit the use of and shall keep, and shall cause their respective Representatives to keep, confidential all confidential and proprietary information concerning the other Party or any members of the other Party’s Group that is either in its possession, custody or control or is furnished by any such other Party or any member of such Party’s Group or their respective Representatives at any time pursuant to this Agreement, any Ancillary Agreement or otherwise, and each Party shall not (without the prior written consent of the other) otherwise release or disclose such information to any other Person except such Party’s

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Representatives, except, in each case, to the extent that such confidential and proprietary information is required to be disclosed to comply with this Agreement or any Ancillary Agreement or has been (i) in the public domain or generally available to the public, other than as a result of a disclosure by such Party or any member of such Party’s Group or any of their respective Representatives in violation of this Agreement, (ii) later lawfully acquired from other sources by such Party (or any member of such Party’s Group), which sources are not themselves bound by a confidentiality obligation or other contractual, legal or fiduciary obligation of confidentiality with respect to such confidential and proprietary information, or (iii) independently developed or generated without reference to or use of any confidential or proprietary information of the other Party or any member of such Party’s Group. If any confidential and proprietary information of one Party or any member of its Group is disclosed to the other Party or any member of such other Party’s Group in connection with providing services to such first Party or any member of such first Party’s Group under this Agreement or any Ancillary Agreement, then such disclosed confidential and proprietary information shall be used only as required to perform such services.

(b) In the event that a Party or any member of its Group either determines on the advice of its counsel that it is required to disclose any information pursuant to applicable Law or receives any request or demand under lawful process or from any Governmental Authority to disclose or provide information of the other Party (or any member of the other Party’s Group) that is subject to the confidentiality provisions hereof, such Party shall notify the other Party (to the extent legally permitted) as promptly as practicable under the circumstances prior to disclosing or providing such information and shall cooperate, at the expense of the other Party, in seeking any appropriate protective order requested by the other Party. In the event that such other Party fails to receive such appropriate protective order in a timely manner and the Party receiving the request or demand reasonably determines that its failure to disclose or provide such information shall actually prejudice the Party receiving the request or demand, then the Party that received such request or demand may thereafter disclose or provide information to the extent required by such Law (as so advised by its counsel) or by lawful process or such Governmental Authority, and the disclosing Party shall promptly provide the other Party with a copy of the information so disclosed, in the same form and format so disclosed, together with a list of all Persons to whom such information was disclosed, in each case to the extent legally permitted.

(c) Each Party shall be deemed to have satisfied its obligation to hold confidential any information concerning or owned by the other Party or any Entity affiliated with the other Party, if it exercises the same care as it takes to preserve confidentiality for its own similar information.

Section 7.3 Ownership of Information. Any information owned by one Party or any of its Subsidiaries that is provided to a requesting Party pursuant to this Article VII shall be deemed to remain the property of the providing Person. Unless specifically set forth herein, nothing contained in this Agreement shall be construed as granting or conferring rights of license or otherwise in any such information.

Section 7.4 Retention of Records. Except (a) as provided in the Tax Matters Agreement or (b) when a longer retention period is otherwise required by Law or agreed to in writing by Parent and SpinCo, the Parent Entities and the SpinCo Entities shall use commercially reasonable efforts, which shall be no less rigorous than those used for retention of such Party’s own Records, to retain all Records in their respective possession or control at the Effective Time for the periods of time provided in each Party’s record retention policy (with respect to the documents of such Party and without regard to the Distribution or its effects) as in effect on the Distribution Date or such other policies as may be adopted by Parent after the Effective Time. Notwithstanding the foregoing, in lieu of retaining any specific Records, Parent or SpinCo may offer in writing to deliver such Records to the other and, if such offer is not accepted within ninety (90) days, the offered Records may be destroyed or otherwise disposed of at any time. If a recipient of such offer shall request in writing prior to the scheduled date for such destruction or disposal that any of Records proposed to be destroyed or disposed of be delivered to such requesting Party, the Party proposing the destruction or disposal shall promptly arrange for delivery of such of the Records as was requested (at the cost of the requesting Party). Notwithstanding the foregoing, each Party shall preserve and keep all documents subject to a litigation hold as of the date of this Agreement until such Party has been notified that such litigation hold is no longer applicable.

ARTICLE VIII
CERTAIN OTHER MATTERS

Section 8.1 Insurance. Parent and SpinCo acknowledge that the Insurance Policies and insurance coverage maintained in favor of the SpinCo Entities, are part of the corporate insurance program maintained by the SpinCo Entities and their respective Affiliates (such policies, the “Corporate Policies”), and such coverage will not be available or transferred to any other Parent Entity for any occurrence arising following the Distribution Date. In no event

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shall Parent or any other Parent Entities or any Parent Indemnitee have any Liability or obligation whatsoever to any SpinCo Entity in the event that any Corporate Policies or other Corporate Policy-related contract shall be terminated or otherwise cease to be in effect for any reason, shall be unavailable or inadequate to cover any Liability of any SpinCo Entity for any reason whatsoever or shall not be renewed or extended beyond the current expiration date.

Section 8.2 Post-Effective Time Conduct. The Parties acknowledge that, after the Effective Time, each Party shall be independent of the other Party, with responsibility for its own actions and inactions and its own Liabilities relating to, arising out of or resulting from the conduct of its business, operations and activities following the Effective Time, except as may otherwise be provided in any Ancillary Agreement, and each Party shall (except as otherwise provided in Article V) use commercially reasonable efforts to prevent such Liabilities from being inappropriately borne by the other Party.

Section 8.3 Late Payments. Except as expressly provided to the contrary in this Agreement or in any Ancillary Agreement, any amount not paid when due pursuant to this Agreement or any Ancillary Agreement (and any amounts billed or otherwise invoiced or demanded and properly payable that are not paid within thirty (30) days after receipt of such bill, invoice or other demand) shall accrue interest at the Applicable Rate.

Section 8.4 Inducement. SpinCo acknowledges and agrees that Parent’s willingness to cause, effect and consummate the Separation and the Distribution has been conditioned upon and induced by SpinCo’s covenants and agreements in this Agreement and the Ancillary Agreements, including SpinCo’s assumption of the SpinCo Liabilities pursuant to the Separation and the provisions of this Agreement and SpinCo’s covenants and agreements contained in Article V.

ARTICLE IX
DISPUTE RESOLUTION

Section 9.1 Good Faith Officer Negotiation. Subject to Section 9.4, either Party seeking resolution of any dispute, controversy or claim arising out of or relating to this Agreement or any Ancillary Agreement (including regarding whether any Assets are SpinCo Assets, any Liabilities are SpinCo Liabilities or the validity, interpretation, breach or termination of this Agreement or any Ancillary Agreement) (a “Dispute”), shall provide written notice thereof to the other Party (the “Officer Negotiation Request”). Within ten (10) days after the delivery of the Officer Negotiation Request, the Parties shall attempt to resolve the Dispute through good faith negotiation. All such negotiations shall be conducted by executives who hold, at a minimum, the title of Senior Vice President and who have authority to settle the Dispute. All such negotiations shall be confidential and shall be treated as compromise and settlement negotiations for purposes of applicable rules of evidence. If the Parties are unable for any reason to resolve a Dispute within ten (10) days after receipt of the Officer Negotiation Request, and such ten (10)-day period is not extended by mutual written consent of the Parties, the Chief Executive Officers of the Parties shall enter into good faith negotiations in accordance with Section 9.2.

Section 9.2 CEO Negotiation. If any Dispute is not resolved pursuant to Section 9.1, the Party that delivered the Officer Negotiation Request shall provide written notice of such Dispute to the Chief Executive Officer of each Party (a “CEO Negotiation Request”). As soon as reasonably practicable following receipt of a CEO Negotiation Request, the Chief Executive Officers of the Parties shall begin conducting good faith negotiations with respect to such Dispute. All such negotiations shall be confidential and shall be treated as compromise and settlement negotiations for purposes of applicable rules of evidence. If the Chief Executive Officers of the Parties are unable for any reason to resolve a Dispute within ten (10) days after receipt of a CEO Negotiation Request, and such ten (10)-day period is not extended by mutual written consent of the Parties, the Dispute shall be submitted to arbitration in accordance with Section 9.3.

Section 9.3 Arbitration.

(a) In the event that a Dispute has not been resolved within ten (10) days after the receipt of a CEO Negotiation Request in accordance with Section 9.2, or within such longer period as the Parties may agree in writing, then such Dispute shall, upon the written request of a Party (the “Arbitration Request”), be submitted to be finally resolved by binding arbitration. The JAMS Streamlined Arbitration Rules and Procedures (“JAMS Streamlined Rules”) in effect at the time of the arbitration shall govern the arbitration, except as they may be modified herein or by mutual written agreement of the Parties. The arbitration shall be held in (i) New York City, New York or (ii) such other place as the Parties may mutually agree in writing. Unless otherwise agreed by the Parties in writing, any Dispute to be decided pursuant to this Section 9.3 will be decided (x) before a sole arbitrator if the amount in dispute, inclusive of all claims and counterclaims, totals less than $500,000, or (y) by a panel of three (3) arbitrators if the amount in dispute, inclusive of all claims and counterclaims, totals $500,000 or more.

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(b) The panel of three (3) arbitrators will be chosen as follows: (i) within ten (10) days from the date of the receipt of the Arbitration Request, each Party will name an arbitrator; and (ii) the two (2) Party-appointed arbitrators will thereafter, within ten (10) days from the date on which the second (2nd) of the two (2) arbitrators was named, name a third (3rd), independent arbitrator who will act as chairperson of the arbitral tribunal. In the event that either Party fails to name an arbitrator within ten (10) days from the date of receipt of the Arbitration Request, then upon written application by either Party, that arbitrator shall be appointed pursuant to the JAMS Streamlined Rules. In the event that the two (2) Party-appointed arbitrators fail to appoint the third (3rd), then the third (3rd) independent arbitrator will be appointed pursuant to the JAMS Streamlined Rules. If the arbitration will be before a sole independent arbitrator, then the sole independent arbitrator will be appointed by agreement of the Parties within ten (10) days from the date of receipt of the Arbitration Request. If the Parties cannot agree to a sole independent arbitrator during such ten (10)-day period, then upon written application by either party, the sole independent arbitrator will be appointed pursuant to the JAMS Streamlined Rules.

(c) The arbitrator(s) will have the right to award, on an interim basis, or include in the final award, any relief that it deems proper in the circumstances, including money damages (with interest on unpaid amounts from the due date), injunctive relief (including specific performance) and attorneys’ fees and costs; provided that the arbitrator(s) will not award any relief not specifically requested by the Parties. Upon selection of the arbitrator(s) following any grant of interim relief by a special arbitrator or court pursuant to Section 9.4, the arbitrator(s) may affirm or disaffirm that relief, and the Parties will seek modification or rescission of the order entered by the court as necessary to accord with the decision of the arbitrator(s). The award of the arbitrator(s) shall be final and binding on the Parties, and may be enforced in any court of competent jurisdiction. The initiation of arbitration pursuant to this Article IX will toll the applicable statute of limitations for the duration of any such proceedings. Notwithstanding applicable state law, the arbitration and this agreement to arbitrate shall be governed by the Federal Arbitration Act, 9 U.S.C. § 1, et seq.

Section 9.4 Litigation and Unilateral Commencement of Arbitration. Notwithstanding the foregoing provisions of this Article IX, (a) a Party may seek preliminary provisional or injunctive judicial relief with respect to a Dispute without first complying with the procedures set forth in Section 9.1, Section 9.2 and Section 9.3 if such action is reasonably necessary to avoid irreparable damage, and (b) either Party may initiate arbitration before the expiration of the periods specified in Section 9.1, Section 9.2 and Section 9.3 if such Party has submitted an Officer Negotiation Request, a CEO Negotiation Request and/or an Arbitration Request and the other Party has failed to comply with Section 9.1, Section 9.2 and/or Section 9.3 in good faith with respect to such negotiation and/or the commencement and engagement in arbitration. In such event, the other Party may commence and prosecute such arbitration unilaterally in accordance with the provisions of the JAMS Streamlined Rules.

Section 9.5 Dispute Resolution Coordination. Except to the extent otherwise provided in the Tax Matters Agreement, the provisions of this Article IX (other than this Section 9.5) shall not apply with respect to the resolution of any dispute, controversy or claim arising out of or relating to Taxes or Tax matters (it being understood and agreed that the resolution of any dispute, controversy or claim arising out of or relating to Taxes or Tax matters shall be governed by the Tax Matters Agreement).

ARTICLE X
MISCELLANEOUS

Section 10.1 Complete Agreement; Construction. This Agreement, including the Schedules, and the Ancillary Agreements shall constitute the entire agreement between the Parties with respect to the subject matter hereof and shall supersede all previous agreements, negotiations, discussions, conversations, understandings, commitments and writings with respect to such subject matter, and there are no agreements or understandings between the Parties other than those set forth or referred to herein or therein. This Agreement and the Ancillary Agreements together govern the arrangements in connection with the Separation and the Distribution and would not have been entered into independently.

Section 10.2 Ancillary Agreements. Except as may be expressly stated herein, this Agreement is not intended to address, and should not be interpreted to address, the matters specifically and expressly covered by the Ancillary Agreements.

Section 10.3 Representations and Warranties. Each of Parent and SpinCo represents on behalf of itself, as follows: (a) each such Person has the requisite corporate or other power and authority and has taken all corporate or other action necessary in order to execute, deliver and perform this Agreement and each Ancillary Agreement to which it is a party and to consummate the transactions contemplated hereby and thereby and (b) this Agreement and each Ancillary Agreement to which it is a party has been duly executed and delivered by it and constitutes a valid and binding agreement of it enforceable in accordance with the terms thereof.

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Section 10.4 Counterparts. This Agreement and each Ancillary Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement, and shall become effective when one or more such counterparts have been signed by each of the Parties and delivered to the other Party.

Section 10.5 Survival of Agreements. Except as otherwise expressly set forth in this Agreement or any Ancillary Agreement, all covenants, agreements, representations and warranties of the Parties contained in this Agreement and each Ancillary Agreement, and Liability for breach of any obligations contained herein, shall survive the Separation and the Distribution and shall remain in full force and effect.

Section 10.6 Expenses. Except as otherwise expressly set forth in this Agreement, the Investment Agreement, or any Ancillary Agreement, all costs and expenses incurred prior to the Closing Date by any of the Parent Entities (other than those costs and expenses incurred by the Principal Investor) or SpinCo Entities (whether or not paid on or prior to the Closing Date) relating to or in connection with the preparation, execution, delivery, printing and implementation of this Agreement and any Ancillary Agreement, the Registration Statement, the Internal Contribution, the Plan of Reorganization, the Separation, the Distribution and the consummation of the transactions contemplated thereby (the “Spin-Off Expenses”), shall be charged to and paid by SpinCo, and shall be a SpinCo Liability hereunder. All costs and expenses incurred on or after the Closing Date by any of the Parent Entities (other than any costs or expenses relating to SpinCo, SpinCo’s Subsidiaries, SpinCo’s and its Subsidiaries’ respective directors, officers, employees, advisors or other representatives, the SpinCo Business, the SpinCo Liabilities, the SpinCo Assets, the Separation, the Distribution, this Agreement, the other Ancillary Agreements or any of the other transactions contemplated hereby or thereby or any actions taken by or at the request or direction of or on behalf of SpinCo, SpinCo’s Subsidiaries or their respective directors, officers or employees) shall be borne by Parent, and shall be a Liability of Parent. For the avoidance of doubt, the termination payment in the maximum aggregate amount equal to $3,000,000 owed to Mark Meller as a result of the Closing under the Meller Employment Agreement (as defined in the Investment Agreement) (as modified by the Meller Letter Agreement (as defined in the Investment Agreement)), shall be a Liability of Parent. For the avoidance of doubt, any and all other Liabilities under the Meller Employment Agreement (as modified by the Meller Letter Agreement) shall be a SpinCo Liability.

Except as otherwise set forth in this Agreement or any Ancillary Agreement, each Party shall bear its own costs and expenses incurred after the Distribution Date. Any amount or expense to be paid or reimbursed by any Party to any other Party shall be so paid or reimbursed promptly after the existence and amount of such obligation is determined and written demand therefor is made.

Section 10.7 Notices. All notices and other communications hereunder shall be in writing, shall reference this Agreement and shall be hand delivered or mailed by registered or certified mail (return receipt requested), or sent by electronic mail (“e-mail”), so long as no failure of delivery message is received, to the Parties at the following addresses (or at such other addresses for a Party as shall be specified by like notice) and will be deemed given on the date on which such notice is received:

If to Parent, then to:
SilverSun Technologies, Inc.
5 American Lane
Greenwich, CT 06831
Attention: Austin Landow
Email: [Intentionally omitted]
with a copy (which shall not constitute notice) to:
Wachtell, Lipton, Rosen & Katz
51 West 52nd Street
New York, New York 10019
Attention: Adam O. Emmerich
Viktor Sapezhnikov
E-mail: AOEmmerich@wlrk.com
VSapezhnikov@wlrk.com

Annex A-141

If to SpinCo (prior to the Effective Time), then to:

SilverSun Technologies Holdings, Inc.
120 Eagle Rock Avenue
East Hanover, NJ 07936
Attention: Mark Meller, Chief Executive Officer
E-Mail: meller@silversuntech.com

with copy to (which shall not constitute notice) to:

Lucosky Brookman LLP
101 Wood Avenue South, 5th Floor
Woodbridge, NJ 08830
Attention: Joseph Lucosky
Christopher Haunschild
E-Mail: jlucosky@lucbro.com
chaunschild@lucbro.com

If to SpinCo (after the Effective Time), then to:

SilverSun Technologies Holdings, Inc.
120 Eagle Rock Avenue
East Hanover, NJ 07936
Attention: Mark Meller, Chief Executive Officer
E-Mail: meller@silversuntech.com

with copy to (which shall not constitute notice) to:

Lucosky Brookman LLP
101 Wood Avenue South, 5th Floor
Woodbridge, NJ 08830
Attention: Joseph Lucosky
Christopher Haunschild
E-mail: jlucosky@lucbro.com
chaunschild@lucbro.com

Section 10.8 Waivers. The failure of any Party to require strict performance by any other Party of any provision in this Agreement will not waive or diminish that Party’s right to demand strict performance thereafter of that or any other provision hereof.

Section 10.9 Amendments; Waiver. This Agreement may not be amended or otherwise modified, except by an instrument in writing signed on behalf of each of the Parties hereto. By an instrument in writing, Parent, on the one hand, or SpinCo, on the other hand, may waive compliance by the other with any term or provision of this Agreement that the other Party was or is obligated to comply with or perform. Such waiver or failure to insist on strict compliance with such term or provision shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure of compliance. The waiver by any Party hereto of a breach of any term or provision of this Agreement shall not be construed as a waiver of any subsequent breach. No failure or delay by any Party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

Section 10.10 Assignment. Except as set forth in any Ancillary Agreement, neither Party may assign its rights or delegate its obligations under this Agreement or any Ancillary Agreement without the express prior written consent of the other Party hereto or other parties thereto, as applicable.

Section 10.11 Successors and Assigns. The provisions to this Agreement shall be binding upon, inure to the benefit of and be enforceable by the Parties and their respective successors and permitted assigns.

Section 10.12 Termination. This Agreement and the Distribution can only be amended, terminated, modified, or abandoned, as applicable, by mutual agreement of the Parties. In the event of such termination, no Party shall have any Liability of any kind to the other Party or any other Person.

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Section 10.13 Subsidiaries. Each of the Parties shall cause to be performed, and hereby guarantees the performance of, all actions, agreements and obligations set forth herein to be performed by any entity that is contemplated to be a Subsidiary of such Party after the Distribution Date.

Section 10.14 Third-Party Beneficiaries. Except (a) as provided in Section 5.1 for the release of any Person provided thereunder, (b) as provided in Article V relating to Indemnitees, and (c) as specifically provided in any Ancillary Agreement, the provisions of this Agreement and the Ancillary Agreements are solely for the benefit of the Parties and their respective Subsidiaries and Affiliates (including, with respect to Parent, the Parent Entities) and are not intended, and shall not be deemed, to confer upon any other Person any remedy, claim, Liability, reimbursement, cause of action or other right hereunder or thereunder.

Section 10.15 Titles and Headings. Titles and headings to Articles and Sections in this Agreement and in the Ancillary Agreements are inserted for convenience of reference purposes only and are not intended to be a part of or to affect the meaning or interpretation of this Agreement or any Ancillary Agreement.

Section 10.16 Schedules. The Schedules shall be construed with and as an integral part of this Agreement to the same extent as if the same had been set forth verbatim herein.

Section 10.17 Governing Law. This Agreement and, unless expressly provided therein, each Ancillary Agreement (and any claims or Disputes arising out of or related hereto or thereto or to the transactions contemplated hereby and thereby or to the inducement of any party to enter herein and therein, whether for breach of contract, tortious conduct or otherwise and whether predicated on common law, statute or otherwise) shall be governed by and construed and interpreted in accordance with the Laws of the State of Delaware irrespective of the choice of laws principles of the State of Delaware, including all matters of validity, construction, effect, enforceability, performance and remedies.

Section 10.18 Waiver of Jury Trial. THE PARTIES HEREBY IRREVOCABLY WAIVE ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT.

Section 10.19 Specific Performance. From and after the Distribution, in the event of any actual or threatened default in, or breach of, any of the terms, conditions and provisions of this Agreement or any Ancillary Agreement, the Parties agree that the Party who is, or is to be, thereby aggrieved shall have the right to specific performance and injunctive or other equitable relief of its rights under this Agreement or such Ancillary Agreement, in addition to any and all other rights and remedies at law or in equity, and all such rights and remedies shall be cumulative. The Parties agree that the remedies at law for any breach or threatened breach, including monetary damages, are inadequate compensation for any loss, that any defense in any action for specific performance that a remedy at law would be adequate is hereby waived, and that any requirements for the securing or posting of any bond with such remedy are hereby waived by each of the Parties.

Section 10.20 Severability. In the event any one or more of the provisions contained in this Agreement or any Ancillary Agreement or the application thereof to any Person or circumstance is determined by a court of competent jurisdiction to be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and therein shall not in any way be affected or impaired or invalidated thereby. The Parties shall endeavor in good faith negotiations to replace the invalid, illegal or unenforceable provisions with valid, suitable and equitable provisions, the economic effect of which comes as close as possible to that of the original intent of the Parties with respect to such invalid, illegal or unenforceable provisions.

Section 10.21 Force Majeure. No Party shall be deemed in default of this Agreement or, unless otherwise expressly provided therein, any Ancillary Agreement for any delay or failure to fulfill any obligation (other than a payment obligation) hereunder or thereunder so long as and to the extent to which any delay or failure in the fulfillment of such obligation is prevented, frustrated, hindered or delayed as a consequence of circumstances of Force Majeure. In the event of any such excused delay, the time for performance of such obligations (other than a payment obligation) shall be extended for a period equal to the time lost by reason of the delay. A Party claiming the benefit of this provision shall, as soon as reasonably practicable after the occurrence of any such event, (a) provide written notice to the other Party of the nature and extent of any such Force Majeure condition and (b) use commercially reasonable efforts to remove any such causes and resume performance under this Agreement and the Ancillary Agreements, as applicable, as soon as reasonably practicable.

[Signature Page Follows]

Annex A-143

IN WITNESS WHEREOF, the Parties have caused this Agreement to be duly executed as of the day and year first above written.

PARENT:
SilverSun Technologies, Inc.
By:
Name:	[•]
Title:	[•]
SPINCO:
SilverSun Technologies Holdings, Inc.
By:
Name:	[•]
Title:	[•]

[Signature Page to Separation and Distribution Agreement]

Annex A-144

Exhibit J

FORM OF TAX MATTERS AGREEMENT
BY AND BETWEEN
SILVERSUN TECHNOLOGIES, INC.
AND
SILVERSUN TECHNOLOGIES HOLDINGS, INC.
DATED AS OF [•]1

____________

1      To be the date one day prior to the Distribution Date (as defined in the Investment Agreement).

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Page
Section 7.10	Successors and Assigns	A-160
Section 7.11	Termination	A-160
Section 7.12	Subsidiaries	A-160
Section 7.13	Third-Party Beneficiaries	A-160
Section 7.14	Titles and Headings	A-160
Section 7.15	Governing Law	A-160
Section 7.16	Waiver of Jury Trial	A-160
Section 7.17	Specific Performance	A-160
Section 7.18	Severability	A-160
Section 7.19	Force Majeure	A-160
Section 7.20	Predecessors and Successors	A-161
Section 7.21	Further Assurances	A-161
Section 7.22	Rules of Construction	A-161

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TAX MATTERS AGREEMENT

This TAX MATTERS AGREEMENT (this “Agreement”), is made and entered into as of [•], by and between SilverSun Technologies, Inc., a Delaware corporation (“Parent”), and SilverSun Technologies Holdings, Inc., a Nevada corporation (“SpinCo,” and each of Parent and SpinCo, a “Party” and collectively the “Parties”). All capitalized terms not otherwise defined shall have the meanings set forth in Article I.

RECITALS

WHEREAS, Parent entered into that certain Investment Agreement, dated as of December 3, 2023 (the “Investment Agreement”) by and among Parent and the Investors (as defined in the Investment Agreement) thereto, pursuant to which Parent issued and sold to each Investor (as defined in the Investment Agreement) (a) that number of shares of Preferred Stock (as defined in the Investment Agreement) and (b) that number of Warrants (as defined in the Investment Agreement), in each case set forth opposite such Investor’s name in Schedule I to the Investment Agreement;

WHEREAS, Parent and certain of its subsidiaries have joined in filing consolidated federal Income Tax Returns and certain consolidated, combined or unitary state or local Income Tax Returns;

WHEREAS, Parent and SpinCo are entering into that certain Separation and Distribution Agreement, dated as of the date hereof (the “Separation Agreement”), pursuant to which, among other things, Parent will distribute all of the outstanding common stock of SpinCo to Parent’s stockholders as of the Distribution Record Date in connection with the Distribution;

WHEREAS, pursuant to the Distribution, SpinCo and its subsidiaries will leave the Pre-Spin Group;

WHEREAS, the Parties, on behalf of themselves and their Affiliates, wish to set forth their agreement regarding the rights and obligations of Parent, SpinCo and the members of the Parent Group and the SpinCo Group with respect to (a) the administration and allocation of federal, state, local and foreign Taxes incurred in the Tax Periods beginning prior to the Distribution Date; (b) Taxes resulting from the Distribution; and (c) certain related Tax matters;

WHEREAS, the Parties have agreed that (a) except as otherwise set forth in this Agreement, (i) all Tax liabilities for the Pre-Distribution Period and (ii) all Spin-Off Taxes in excess of one million five hundred thousand U.S. dollars ($1,500,000) shall be borne by SpinCo, and (b) except as otherwise set forth in this Agreement, (i) all Tax liabilities of Parent from the Post-Distribution Tax Period and (ii) Spin-Off Taxes up to one million five hundred thousand U.S. dollars ($1,500,000) shall be borne by Parent; and

WHEREAS, the Parties acknowledge that this Agreement, the Separation and Distribution Agreement and the other Ancillary Agreements represent the integrated agreement of Parent and SpinCo relating to the Separation and the Distribution and the other transactions contemplated by the Investment Agreement, are being entered into together and would not have been entered into independently.

NOW THEREFORE, in consideration of the foregoing and the respective covenants and agreements set forth below, the Parties agree as follows:

ARTICLE I
DEFINITIONS

When used herein the following terms shall have the following meanings:

“Accounting Firm” means a nationally recognized firm of independent certified public accountants mutually acceptable to Parent and SpinCo.

“Affiliate” has the meaning set forth in the Separation Agreement.

“Affiliated Group” means, with respect to a Tax Period, (a) an affiliated group of corporations within the meaning of Section 1504(a) of the Code or, for purposes of any state, local or foreign Tax matters, any consolidated, combined, unitary or similar group of corporations within the meaning of any similar provisions of Tax law for the jurisdiction in question, and (b) for purposes of any federal, state, local or foreign Income Tax matters, any entity owned by a corporation described in clause (a) that is disregarded as separate from its owner for such purposes under applicable law.

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“Applicable Rate” has the meaning set forth in the Separation Agreement.

“Audit” means any audit, assessment or other examination by any Taxing Authority or any proceeding relating to Taxes or appeal of such a proceeding, whether judicial or administrative.

“Code” means the Internal Revenue Code of 1986, as amended, or any successor thereto.

“Distribution” has the meaning set forth in the Separation Agreement.

“Distribution Date” has the meaning set forth in the Separation Agreement.

“Distribution Record Date” has the meaning set forth in the Separation Agreement.

“Effective Time” has the meaning set forth in the Separation Agreement.

“Final Determination” means (a) a decision, judgment, decree or other order by a court of competent jurisdiction, which has become final and unappealable; (b) a closing agreement or accepted offer in compromise under Section 7121 or 7122 of the Code, or comparable agreements under the laws of other jurisdictions; (c) any other final settlement with any Taxing Authority (including the execution of IRS Form 870 or 870-AD (or any successor forms thereto), or a comparable form under the laws of other jurisdictions, but excluding any such form that reserves (whether by its terms or by operation of law) the right of the taxpayer to file a claim for refund or the right of the Taxing Authority to assert a further deficiency); (d) the expiration of an applicable statute of limitations; (e) the allowance of a refund or credit, but only after the expiration of all periods during which such refund or credit may be recovered (including by way of offset); or (f) any other final disposition, including by mutual agreement of the Parties.

“Force Majeure” has the meaning set forth in the Separation Agreement.

“Income Tax” means any and all Taxes based upon or measured by net income (regardless of whether denominated as an “income tax,” a “franchise tax” or otherwise).

“Income Tax Return” means a Tax Return relating to an Income Tax.

“IRS” means the Internal Revenue Service or any successor thereto.

“Parent Affiliated Group” means, for any applicable Tax Period (or portion thereof), Parent and each entity that is a member of an Affiliated Group for such Tax Period (or portion thereof) with respect to which Parent is the common parent. For the avoidance of doubt, the Parent Affiliated Group shall include, for the portion of any Straddle Period that ends on the Distribution Date, SpinCo and other entities that will be members of the SpinCo Affiliated Group beginning on the day immediately after the Distribution Date.

“Parent Carryback” means any net operating loss, net capital loss, excess tax credit or other similar Tax Item of any Parent Member which may or must be carried from one Tax Period to another prior Tax Period under the Code or other applicable Tax law.

“Parent Group” has the meaning ascribed to the term “Parent Entities” in the Separation Agreement.

“Parent Member” means any entity that is a member of the Parent Group.

“Person” has the meaning set forth in the Separation Agreement.

“Plan of Reorganization” has the meaning set forth in the Separation Agreement.

“Post-Distribution Tax Period” means a Tax Period that begins after the Distribution Date.

“Pre-Distribution Tax Period” means a Tax Period that ends on or before the Distribution Date.

“Pre-Spin Group” means Parent and its Affiliates before the Distribution.

“Pre-Spin Member” means any entity that was a member of the Pre-Spin Group.

“Privilege” means any privilege that may be asserted under applicable law, including any privilege arising under or relating to the attorney-client relationship (including the attorney-client and work product privileges), the accountant-client privilege and any privilege relating to internal evaluation processes.

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“Representative” means, with respect to any Person, any of such Person’s or entity’s directors, officers, employees, agents, consultants, accountants, attorneys and other advisors.

“Responsible Party” means the Party responsible for the preparation and filing of a Tax Return pursuant to Section 2.1.

“Separation” has the meaning set forth in the Separation Agreement.

“SpinCo Affiliated Group” means SpinCo and each entity that is a member of an Affiliated Group with respect to which SpinCo is the common parent for any Post-Distribution Tax Period. For purposes of this Agreement, the SpinCo Affiliated Group shall exist from and after the beginning of the day immediately after the Distribution Date.

“SpinCo Group” has the meaning ascribed to the term “SpinCo Entities” in the Separation Agreement.

“SpinCo Member” means any entity that is a member of the SpinCo Group.

“Spin-Off” has the meaning set forth in the Separation Agreement.

“Spin-Off Market Value” means the average of the closing public trading price (on a per share basis) of the common stock of SpinCo on the first three (3) trading days immediately after the Effective Time, multiplied by the number of issued and outstanding common shares of SpinCo.

“Spin-Off Taxes” means any Taxes imposed on the Parent Group (including the SpinCo Group) as a result of, in connection with or relating to the Spin-Off (including the Separation and the Distribution).

“Straddle Period” means a Tax Period that begins on or before and ends after the Distribution Date.

“Subsidiary” has the meaning set forth in the Separation Agreement.

“Tax” means any federal, state, foreign or local income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental, customs duties, capital stock, franchise, profits, withholding, social security, unemployment, disability, real property, personal property, sales, use, transfer, registration, value added, alternative or add-on minimum, estimated or other tax, charge, fee, levy, duty or assessment of any kind whatsoever, including any interest, penalty or addition thereto.

“Tax Asset” means any Tax Item that has accrued for Tax purposes, but has not been used during a Tax Period, and that could reduce a Tax in another Tax Period, including, but not limited to, a net operating loss, net capital loss, investment tax credit, foreign tax credit, charitable deduction, credit related to alternative minimum tax and any other Tax credit.

“Taxing Authority” means the IRS or any other governmental authority responsible for the determination, collection or administration of any Tax.

“Tax Item” means any item of income, gain, loss, deduction, credit, recapture of credit or any other attribute or item (including the adjusted basis of property) that may have the effect of increasing or decreasing any Tax.

“Tax Period” means any period prescribed by law or any Taxing Authority for which a Tax Return is required to be filed or a Tax is required to be paid.

“Tax Practices” means the policies, procedures and practices customarily and consistently employed by the Pre-Spin Group in the preparation and filing of, and positions taken on, any Tax Returns of the Parent Affiliated Group or any Pre-Spin Member (or group thereof) for any Pre-Distribution Tax Period.

“Tax Refund” means any refund of Taxes, whether by payment, credit, offset, reduction in Tax or otherwise, plus any interest or other amounts received or payable with respect to such refund.

“Tax Return” means any return (including any information return), report, statement, declaration, notice, form, election, estimated Tax filing, claim for refund or other document (including any amendments thereof and attachments thereto) filed with or submitted to, or required to be filed with or submitted to, any Taxing Authority with respect to any Tax.

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“Treasury Regulations” means the income tax regulations promulgated under the Code, as such regulations may be amended from time to time (including corresponding provisions of succeeding regulations).

ARTICLE II
FILING OF TAX RETURNS AND PAYMENT OF TAXES

Section 2.1 Preparation and Filing of Tax Returns.

(a) Subject to Section 2.3, Parent shall prepare (or caused to be prepared) and timely file (or cause to be timely filed) (taking into account applicable extensions):

(i) all Tax Returns of the Parent Affiliated Group or any Pre-Spin Member (or group thereof) for any Straddle Period other than Tax Returns described in Section 2.1(b)(ii); and

(ii) all Tax Returns of the Parent Affiliated Group or any Parent Member (or group thereof) for all Post-Distribution Tax Periods.

(b) Subject to Section 2.3, SpinCo shall prepare (or caused to be prepared) and timely file (or cause to be timely filed) (taking into account applicable extensions):

(i) all Tax Returns of the Parent Affiliated Group or any Pre-Spin Member (or group thereof) for any Pre-Distribution Tax Period other than Tax Returns described in Section 2.1(a)(i);

(ii) all Tax Returns for any Straddle Period that relate solely to the SpinCo Group or any SpinCo Member (or group thereof); and

(iii) all Tax Returns of the SpinCo Affiliated Group or any SpinCo Member (or group thereof) for all Post-Distribution Tax Periods.

Section 2.2 Provision of Filing Information. Each Party shall cooperate with the Responsible Party in the preparation and filing of all Tax Returns relating to Pre-Distribution Tax Periods and Straddle Periods, including by providing the Responsible Party with (a) all necessary filing information in a manner consistent with past Tax Practices, (b) all other information reasonably requested in connection with the preparation of such Tax Returns, including permission to copy any applicable documents, and (c) such other assistance reasonably necessary or requested for the filing of such Tax Returns. Any information or documents required or reasonably requested by the Responsible Party to prepare any Tax Return shall be provided in such form as the Responsible Party reasonably requests and in sufficient time for such Tax Returns to be filed on a timely basis; provided, that, this Section 2.2 shall not apply to information governed by Section 2.11.

Section 2.3 Advance Review of Tax Returns.

(a) At least fifteen (15) business days, or such other reasonable time as mutually agreed to by Parent and SpinCo, prior to the filing of any Tax Return pursuant to Section 2.1(a)(i) that includes a SpinCo Member (each, a “Parent Prepared Tax Return”), Parent shall provide SpinCo for its review and comment a draft of the portion of such Tax Return that relates to the SpinCo Member.

(b) At least fifteen (15) business days, or such other reasonable time as mutually agreed to by Parent and SpinCo, prior to the filing of any Tax Return pursuant to Section 2.1(b)(i) or Section 2.1(b)(ii) (each, a “SpinCo Prepared Tax Return”), SpinCo shall provide Parent for its review and comment a draft of such Tax Return.

(c) In connection with SpinCo’s review of the applicable portion of a draft Parent Prepared Tax Return pursuant to Section 2.3(a), SpinCo and its Representatives shall have the right to review all work papers related to the portion of such Parent Prepared Tax Return relating to the applicable SpinCo Member prior to Parent’s filing of such Tax Return. SpinCo shall deliver to Parent reasonably promptly after SpinCo’s receipt of the applicable draft of the portion of the Parent Prepared Tax Return SpinCo’s written comments thereto. Parent shall consult in good faith with SpinCo and its Representatives regarding such comments and shall not file any such Parent Prepared Tax Return without SpinCo’s prior written consent (such consent not to be unreasonably withheld, conditioned or delayed); provided, that Parent shall not be obligated to consider (and SpinCo shall not be entitled to withhold consent as a result of) any comments the result of which would materially adversely affect (i) the amount of Spin-Off Taxes for which Parent is responsible pursuant to Section 2.7(b) or (ii) the Taxes of the Parent Affiliated Group (or any Parent Member) for any

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Straddle Period or Post-Distribution Tax Period, and Parent may condition the acceptance and incorporation of any such comments upon the receipt of appropriate indemnification from SpinCo for any increases in such Taxes that may result from the acceptance and incorporation of the applicable comment.

(d) In connection with Parent’s review of a draft SpinCo Prepared Tax Return pursuant to Section 2.3(b), Parent and its Representatives shall have the right to review all work papers related to such SpinCo Prepared Tax Return prior to SpinCo’s filing of such Tax Return. Parent shall deliver to SpinCo reasonably promptly after Parent’s receipt of the applicable draft SpinCo Prepared Tax Return Parent’s written comments thereto. SpinCo shall consult in good faith with Parent and its Representatives regarding such comments and shall not file any such SpinCo Prepared Tax Return without Parent’s prior written consent (such consent not to be unreasonably withheld, conditioned or delayed); provided, that SpinCo shall not be obligated to consider (and Parent shall not be entitled to withhold consent as a result of) any comments the result of which would materially adversely affect (i) the amount of Spin-Off Taxes for which SpinCo is responsible pursuant to Section 2.7(a) or (ii) the Taxes of the SpinCo Affiliated Group (or any SpinCo Member) for any Straddle Period or Post-Distribution Tax Period, and SpinCo may condition the acceptance and incorporation of any such comment upon the receipt of appropriate indemnification from Parent for any increases in such Taxes that may result from the acceptance and incorporation of the applicable comment.

Section 2.4 Positions on Tax Returns. The Responsible Party shall prepare all Tax Returns for all Pre-Distribution Tax Periods and Straddle Periods in a manner consistent with past Tax Practices, except (a) as otherwise required by (i) changes in applicable law or material underlying facts or (ii) a Final Determination or (b) as consented by Parent and SpinCo in writing, which consent shall not be unreasonably withheld, conditioned or delayed. Notwithstanding anything to the contrary in this Agreement, the Tax Return that includes the Spin-Off shall use the Spin-off Market Value to determine the taxable fair market value of SpinCo.

Section 2.5 Execution of Returns Prepared by Other Party. In the case of any Tax Return that is required to be prepared by one Party under this Agreement and that is required by law to be signed by another Party (or by its Representative), the Party that is legally required to sign such Tax Return shall not be required to sign such Tax Return under this Agreement unless there is at least a greater than fifty percent (50%) likelihood of prevailing on the merits for the Tax treatment of each material item reported on the Tax Return.

Section 2.6 Straddle Period Taxes.

(a) In the case of any Straddle Period, Tax Items shall be apportioned between Pre-Distribution Periods and Post-Distribution Periods in accordance with the principles of Treasury Regulations Section 1.1502-76(b) as reasonably interpreted and applied by Parent. With respect to the Parent Federal Consolidated Income Tax Return for the Tax Period that includes the Distribution, Parent may determine in its sole discretion whether to make a ratable allocation election under Treasury Regulations Section 1.1502-76(b)(2)(ii) with respect to SpinCo. SpinCo shall, and shall cause each SpinCo Member to, take all actions necessary to give effect to such election.

(b) In determining the apportionment of Tax Items between Pre-Distribution Periods and Post-Distribution Periods, any Tax Items relating to the Spin-Off shall be treated as extraordinary items described in Treasury Regulations Section 1.1502-76(b)(2)(ii)(C) and shall (to the extent arising on or prior to the Distribution Date) be allocated to the Pre-Distribution Period, and any Taxes related to such items shall be treated under Treasury Regulations Section 1.1502-76(b)(2)(iv) as relating to such extraordinary item and shall (to the extent arising on or prior to the Distribution Date) be allocated to the Pre-Distribution Period.

Section 2.7 Responsibility and Payment of Taxes.

(a) SpinCo shall be liable for and shall pay, without duplication, (i) other than any Spin-Off Taxes described in Section 2.7(b)(ii), all Taxes due and payable (including additional Taxes imposed as a result of a Final Determination) with respect to all Pre-Distribution Tax Periods and the portion of any Straddle Period ending on and including the Distribution Date of the Parent Affiliated Group and any Pre-Spin Member (or group thereof); (ii) all Taxes due and payable (including additional Taxes imposed as a result of a Final Determination) with respect to all Post-Distribution Tax Periods and the portion of any Straddle Period beginning the day after the Distribution Date of the SpinCo Affiliated Group, the SpinCo Group or any SpinCo Member (or group thereof); and (iii) all Spin-Off Taxes (including additional Spin-Off Taxes imposed as a result of a Final Determination), taken together in the aggregate with all other Spin-Off Taxes, in excess of one million five hundred thousand U.S. dollars ($1,500,000).

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(b) Parent shall be liable for and shall pay, without duplication, (i) other than any Spin-Off Taxes described in Section 2.7(a)(iii), all Taxes of the Parent Group or any Parent Member (or group thereof) due and payable with respect to all Post-Distribution Tax Periods and the portion of any Straddle Period beginning the day after the Distribution Date and (ii) that portion of any Spin-Off Taxes (including additional Spin-Off Taxes imposed as a result of a Final Determination) that, taken together in the aggregate with all other Spin-Off Taxes, are less than or equal to one million five hundred thousand U.S. dollars ($1,500,000).

(c) SpinCo or Parent, as applicable, shall pay to the other Party the amount required to be paid pursuant to this Section 2.7 within thirty (30) days after written demand is made by such other Party; provided, that any such amount shall not be payable earlier than ten (10) business days before the date on which the applicable Taxes are actually paid or required to be paid to the Taxing Authority.

Section 2.8 Amended Returns. Notwithstanding anything to the contrary in this Agreement, no Party may file, and shall cause its Affiliates not to file, any amendment to a Parent Prepared Tax Return or a SpinCo Prepared Tax Return without the other Party’s consent, which consent shall not be unreasonably withheld, conditioned or delayed.

Section 2.9 Refunds of Taxes.

(a) Except as set forth below, (i) Parent shall be entitled to any Tax Refund of Taxes for which Parent is liable hereunder, (ii) SpinCo shall be entitled to any Tax Refund of Taxes for which SpinCo is liable hereunder, and (iii) a Party receiving a Tax Refund to which another Party is entitled hereunder in whole or in part shall pay over such Tax Refund (or portion thereof), net of cost (including Taxes) resulting therefrom, to such other Party within thirty (30) days after such Tax Refund is received.

(b) Parent shall be entitled to any Tax Refund that is attributable to, and would not have arisen but for, a Parent Carryback arising in a Post-Distribution Period being claimed in a Pre-Distribution Period.

Section 2.10   Tax Elections. Nothing in this Agreement is intended to change or otherwise affect any previous Tax election made by or on behalf of the Parent Affiliated Group (including the election with respect to the calculation of earnings and profits under Section 1552 of the Code and the Treasury Regulations thereunder). Parent, as common parent of the Parent Affiliated Group, shall continue to have discretion, reasonably exercised, to make any and all elections with respect to all members of the Parent Affiliated Group for all Pre-Distribution Tax Periods and Straddle Periods; provided that elections for such Tax Returns that are SpinCo Prepared Tax Returns shall be made in a manner consistent with past Tax Practices. SpinCo, as common parent of the SpinCo Affiliated Group, shall have sole discretion to make any and all elections with respect to all members of the SpinCo Affiliated Group for all Tax Periods for which it is obligated to file Tax Returns under Section 2.1(b).

Section 2.11   Allocation of Tax Assets.

(a) If the Parent Affiliated Group has a Tax Asset, the portion, if any, of such Tax Asset apportioned to SpinCo or any SpinCo Member and treated as a carryover to the first post-Distribution period of SpinCo (or such SpinCo Member) shall be determined by Parent in accordance with Treasury Regulations Sections 1.1502-21, 1.1502-21T, 1.1502-22, 1.1502-79 and, if applicable, 1.1502-79A.

(b) No Tax Asset with respect to consolidated federal Income Tax of the Parent Affiliated Group, other than those described in Section 2.11(a), and no Tax Asset with respect to any consolidated, combined or unitary state or foreign Income Tax, in each case, arising in respect of a Joint Return shall be apportioned to SpinCo or any SpinCo Member, except as Parent (or such Parent Member as Parent shall designate) determines is otherwise required under applicable law.

(c) Parent shall use commercially reasonable efforts to determine or cause its designee to determine the portion, if any, of any Tax Asset that must (absent a Final Determination to the contrary) be apportioned to SpinCo or any SpinCo Member in accordance with this Section 2.11 and applicable law and the amount of Tax basis and earnings and profits to be apportioned to SpinCo or any SpinCo Member in accordance with this Section 2.11 and applicable law, and shall provide written notice of the calculation thereof to SpinCo as soon as reasonably practicable after Parent or its designee prepares such calculation. For the avoidance of doubt, Parent shall not be liable to SpinCo or any SpinCo Member for any failure of any determination under this Section 2.11 to be accurate or sustained under applicable law, including as the result of any Final Determination.

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(d) Any written notice delivered by Parent pursuant to Section 2.11(c) shall be binding on SpinCo and each member of the SpinCo Group and shall not be subject to dispute resolution. Except to the extent otherwise required by a change in applicable law or pursuant to a Final Determination, SpinCo shall not take any position (whether on a Tax Return or otherwise) that is inconsistent with the information contained in any such written notice.

(e) To the extent that the amount of any Tax Asset is later reduced or increased by a Taxing Authority or as a result of an Audit, such reduction or increase shall be allocated to the Party to which such Tax Asset was allocated pursuant to Section 2.11(a).

Section 2.12   Certain Expenses. SpinCo shall reimburse Parent for SpinCo’s share of the preparation and filing of any Parent Prepared Tax Return, which share shall be apportioned and allocated between the Parent Group and the SpinCo Group in the same manner as the liability for the Taxes with respect to such Tax Return was apportioned and allocated pursuant to Section 2.7.

Section 2.13   Taxable Year. The parties agree that, except to the extent required by a change in applicable law or a Final Determination, (a) the Tax Period with respect to federal and applicable state and local Income Taxes of the Parent Affiliated Group existing immediately before the Distribution (including the SpinCo Members) shall end as of the close of the Distribution Date, (b) the Distribution shall be reported on the last day of the taxable period of such Parent Affiliated Group ending as of the close of the Distribution Date, (c) the SpinCo Affiliated Group and each member thereof shall begin a new taxable year for purposes of such federal, state or local Income Taxes as of the beginning of the day after the Distribution Date and (e) all federal, state, local and foreign Tax Returns shall be filed consistently with this Section 2.13.

ARTICLE III
INDEMNIFICATION

Section 3.1 By Parent. Subject to Section 3.3, Parent shall indemnify and hold SpinCo and each SpinCo Member harmless against:

(a) any and all Taxes for which Parent is liable pursuant to Section 2.7; and

(b) any and all increases in the liability for Taxes of the SpinCo Group or any SpinCo Member (or group thereof) as a result of a Parent Member’s material inaccuracies in, or failure to timely provide, such information and assistance specified in Section 2.2.

Section 3.2 By SpinCo. Subject to Section 3.3, SpinCo shall indemnify and hold Parent and each Parent Member harmless against:

(a) any and all Taxes for which SpinCo is liable pursuant to Section 2.7; and

(b) any and all increases in the liability for Taxes of the Parent Affiliated Group or any Parent Member (or group thereof) as a result of a SpinCo Member’s material inaccuracies in, or failure to timely provide, such information and assistance specified in Section 2.2.

Section 3.3 Tax Treatment of the Distribution. The Parties expressly agree for all purposes to treat (a) the contributions made pursuant to step one of the Plan of Reorganization as contributions by Parent of the applicable stock to the capital of SpinCo under Section 118 of the Code, (b) the contributions made pursuant to step two of the Plan of Reorganization as contributions by Parent of the applicable assets, liabilities and employees to the capital of SpinCo under Section 118 of the Code, (c) the dividend made pursuant to step three of the Plan of Reorganization a taxable distribution to Parent’s shareholders governed by Sections 301 and 311 of the Code and (d) the Distribution as a taxable distribution to Parent’s shareholders governed by Sections 301 and 311 of the Code, in each case, except to the extent otherwise required by a Final Determination.

Section 3.4 Certain Reimbursements. Each Party shall notify the other Party of any Taxes paid by it or any of its Affiliates that are subject to indemnification under this Article III. Any notification pursuant to this Section 3.4 shall include a detailed calculation (including, if applicable, separate allocations of such Taxes between the Parties and supporting work papers) and a brief explanation of the basis for indemnification hereunder. Whenever such a notification is given, the indemnifying Party shall pay the amount requested in such notice to the indemnified party in accordance with Article IV, but only to the extent the indemnifying Party agrees with such request. To the extent the indemnifying Party disagrees with such request, it shall so notify the indemnified party within thirty (30) days

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of receipt of such notice, whereupon the Parties shall use their best efforts to resolve any such disagreement. Any indemnification payment made after such thirty (30)-day period shall include interest at the Applicable Rate from the date of receipt of the original indemnification notice. Any dispute as to any matter covered by this Article III shall be resolved pursuant to Section 5.6.

Section 3.5 Adjustments. The Parties agree to cooperate in good faith, without bias to any Parent Member or SpinCo Member, to make appropriate adjustments to accomplish the objectives of this Article III.

ARTICLE IV
METHOD AND TIMING OF PAYMENTS
REQUIRED BY THIS AGREEMENT

Section 4.1 Payment in Immediately Available Funds; Interest. All payments made pursuant to this Agreement shall be made in immediately available funds. Except as otherwise provided in the Agreement, all payments shall be made within fifteen (15) days of receipt of request therefor. For the avoidance of doubt, a Party may request payment for any costs incurred pursuant to Section 2.12 as soon as such costs are incurred. Except as otherwise provided in the Agreement, any payment not made within fifteen (15) days of receipt shall thereafter bear interest at the Applicable Rate.

Section 4.2 Characterization of Payments. Any payment (other than interest thereon) made hereunder or pursuant to Article 5 of the Separation Agreement by Parent to SpinCo, or by SpinCo to Parent, shall be treated by all Parties for all Tax purposes as a non-taxable (in accordance with Treasury Regulations Section 1.1502-13) distribution or capital contribution, as applicable, made immediately prior to the Distribution, except to the extent that Parent and SpinCo treat a payment as the settlement of an intercompany liability or as otherwise required by a change in law or a Final Determination. Notwithstanding anything herein to the contrary, to the extent one Party (“Indemnitor”) makes a payment of interest to another Party (“Indemnitee”) under this Agreement with respect to the period from the date that the Indemnitee made a payment of Tax to a Tax Authority to the date that the Indemnitor reimbursed the Indemnitee for such Tax payment, the interest payment shall be treated as interest expense to the Indemnitor (deductible to the extent provided by Law) and as interest income by the Indemnitee (includible in income to the extent provided by Law).

Section 4.3 Tax Gross Up. If, notwithstanding the manner in which payments described in Section 4.2 were reported, there is a Tax liability or an adjustment to a Tax liability of a Party as a result of its receipt of a payment pursuant to this Agreement, such payment shall be appropriately adjusted so that the amount of such payment, reduced by the amount of all Income Taxes payable with respect to the receipt thereof (but taking into account all correlative Tax benefits resulting from the payment of such Income Taxes), shall equal the amount of the payment that the Party receiving such payment would otherwise be entitled to receive.

Section 4.4 Payor and Payee. All indemnification payments under this Agreement shall be made by Parent directly to SpinCo and by SpinCo directly to Parent; provided, however, that if the Parties mutually agree with respect to any such indemnification payment, (a) any Parent Member may make such indemnification payment to any SpinCo Member and (b) any SpinCo Member may make such indemnification payment to any Parent Member.

ARTICLE V
COOPERATION; DOCUMENT RETENTION; CONFIDENTIALITY;
DISAGREEMENTS

Section 5.1 Provision of Cooperation, Documents and Other Information. Upon the reasonable request of any Party, Parent or SpinCo, as applicable, shall promptly provide (and shall cause its Affiliates to promptly provide) the requesting Party with such cooperation and assistance, documents and other information as may be necessary or reasonably helpful in connection with (a) the preparation and filing of any Tax Return, (b) the conduct of any Audit involving any Taxes or Tax Returns within the scope of this Agreement, (c) the verification by a Party of an amount payable to or receivable from the other Party or (d) determining the liability for and amount of any Taxes due (including estimated Taxes) or the right to and amount of any Tax Refund. Such cooperation and assistance shall include (i) the provision of books, records, Tax Returns, documentation or other information relating to any relevant Tax Return, (ii) the execution of any document that may be necessary or reasonably helpful in connection with the filing of any Tax Return, or in connection with any Audit, including the execution of powers of attorney and extensions of applicable statutes of limitations with respect to Tax Returns which Parent may be obligated to file on behalf of SpinCo Members pursuant to Section 2.1, (iii) the prompt and timely filing of appropriate claims for refund, and

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(iv) the use of reasonable best efforts to obtain any documentation from a governmental authority or a third party that may be necessary or reasonably helpful in connection with the foregoing. Each Party shall make its employees and facilities available on a mutually convenient basis to facilitate such cooperation. Parent and SpinCo acknowledge that time is of the essence in relation to any request for information, assistance or cooperation made by SpinCo or Parent pursuant to this Article V and failure to comply with the deadlines set forth herein or reasonable deadlines otherwise set by SpinCo or Parent could cause irreparable harm.

Section 5.2 Retention of Books and Records. Each Party shall retain or cause to be retained (and shall cause each of their Affiliates to retain or cause to be retained) all Tax Returns and all books, records, schedules, work papers and other documents relating thereto (“Tax Records”), until the later of (a) the date seven (7) years from the close of the applicable Tax Period, (b) the expiration of all applicable statutes of limitations (including any waivers or extensions thereof) and (c) the expiration of any retention period required by law (e.g., depreciation or inventory records) or pursuant to any record retention agreement. After such date, each Party may dispose of such Tax Records upon sixty (60) days’ prior written notice to the other Party and the notified Party shall have the opportunity, at its cost and expense, to copy or remove, within such sixty (60)-day period, all or any part of such Tax Records. Any notice of an intent to dispose given pursuant to this Section 5.2 shall include a list of the Tax Records to be disposed of describing in reasonable detail the files, books or other records being disposed. The Parties shall notify each other in writing of any waivers, extensions, or expirations of applicable statutes of limitations.

Section 5.3 Confidentiality of Documents and Information. Except as required by law or with the prior written consent of the other Party, all Tax Returns, documents, schedules, work papers and similar items and all information contained therein that are within the scope of this Agreement shall be kept confidential by the Parties and their Representatives, shall not be disclosed to any other Person and shall be used only for the purposes provided herein, except as may otherwise be necessary in connection with the filing of Tax Returns or in connection with any administrative or judicial proceedings relating to Taxes. Notwithstanding any other provision of this Agreement or any other agreement, in no event shall any of the Parties or their respective Affiliates be required to provide the other Party or any of its Affiliates or any other Person access to or copies of any information if such action could reasonably be expected to result in the waiver of any Privilege. In addition, in the event that the Parties determine that the provision of any information to the other Party or its Affiliates could be commercially detrimental, violate any law or agreement or waive any Privilege, the Parties shall use reasonable best efforts to permit compliance with their obligations under this Article V in a manner that avoids any such harm or consequence.

Section 5.4 Reliance by Parent. If any SpinCo Member supplies information to a Parent Member in connection with a Tax liability and an officer of a Parent Member signs a statement or other document under penalties of perjury in reliance upon the accuracy of such information, then, upon the written request of such Parent Member identifying the information being so relied upon, the chief financial officer of SpinCo (or any officer of SpinCo as designated by the chief financial officer of SpinCo) shall certify in writing that to his or her knowledge (based upon consultation with appropriate employees) the information so supplied is accurate and complete. SpinCo agrees to indemnify and hold harmless each member of the Parent Group and its directors, officers and employees from and against any fine, penalty or other cost or expense of any kind attributable to a SpinCo Member having supplied, pursuant to this Section 5.4, a Parent Member with inaccurate or incomplete information in connection with a Tax liability; provided, that, this Section 5.4 shall not apply to information governed by Section 2.11.

Section 5.5 Reliance by SpinCo. If any Parent Member supplies information to a SpinCo Member in connection with a Tax liability and an officer of a SpinCo Member signs a statement or other document under penalties of perjury in reliance upon the accuracy of such information, then, upon the written request of such SpinCo Member identifying the information being so relied upon, the chief financial officer of Parent (or any officer of Parent as designated by the chief financial officer of Parent) shall certify in writing that to his or her knowledge (based upon consultation with appropriate employees) the information so supplied is accurate and complete. Parent agrees to indemnify and hold harmless each SpinCo Member and its directors, officers and employees from and against any fine, penalty or other cost or expense of any kind attributable to a Parent Member having supplied, pursuant to this Section 5.5, a SpinCo Member with inaccurate or incomplete information in connection with a Tax liability; provided, that, this Section 5.5 shall not apply to information governed by Section 2.11.

Section 5.6 Disagreements. The Parties desire that collaboration will continue between them. Accordingly, they will use commercially reasonable efforts to resolve in good faith, and they will cause the Parent Members and the SpinCo Members, as applicable, to use commercially reasonable efforts to resolve in good faith all disagreements

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regarding their respective rights and obligations under this Agreement, including any amendments hereto. In furtherance thereof, in the event of any dispute or disagreement between any Parent Member and any SpinCo Member as to the interpretation of any provision of this Agreement or the performance of obligations hereunder, Representatives of the Parties shall negotiate in good faith to resolve such dispute. If such good faith negotiations do not resolve the dispute within thirty (30) days, then the matter will be referred to the Accounting Firm, which will function as an expert and not as an arbitrator. The Accounting Firm may, in its discretion, obtain the services of any third-party appraiser, accounting firm or consultant that the Accounting Firm deems necessary to assist it in resolving such disagreement. The Accounting Firm shall furnish written notice to the Parties of its resolution of any such dispute as soon as practical, but in any event no later than forty-five (45) days after its acceptance of the matter for resolution. Any such resolution by the Accounting Firm will be conclusive and binding on the Parties. Following receipt of the Accounting Firm’s written notice to the Parties of its resolution of the dispute, the Parties shall each take or cause to be taken any action necessary to implement such resolution of the Accounting Firm. Each Party shall pay its own fees and expenses (including the fees and expenses of its representatives) incurred in connection with the referral of the matter to the Accounting Firm. All fees and expenses of the Accounting Firm in connection with such referral shall be shared equally by the Parties. Nothing in this Section 5.6 will prevent either Party from seeking injunctive relief if any delay resulting from the efforts to resolve the dispute through the Accounting Firm could result in serious and irreparable injury to such Party. Notwithstanding anything to the contrary in this Agreement, Parent and SpinCo are the only members of the Parent Group and the SpinCo Group, respectively, entitled to commence a dispute resolution procedure under this Agreement, and each of Parent and SpinCo will cause the Parent Members and the SpinCo Members, respectively, not to commence any dispute resolution procedure other than through such Party as provided in this Section 5.6.

ARTICLE VI
AUDITS

Section 6.1 Notification and Status of Audits or Disputes. Upon the receipt by any Party (or any of its Affiliates) of notice of any pending or threatened Audit pertaining to (a) Taxes for which the other Party is responsible or (b) Taxes subject to indemnification under this Agreement, such Party shall promptly notify the other Party in writing of the receipt of such notice. Each Party shall use reasonable best efforts to keep the other Party advised as to the status of any Audits pertaining to (i) Taxes for which the other Party is responsible or (ii) Taxes subject to indemnification under this Agreement. To the extent relating to any such Tax, each Party shall promptly furnish the other Party with copies of any inquiries or requests for information from any Taxing Authority or any other administrative, judicial or other governmental authority, as well as copies of any revenue agent’s report or similar report, notice of proposed adjustment or notice of deficiency. The failure of one Party to notify the other of such communication in accordance with the immediately preceding sentences shall not relieve the other Party of any liability or obligation to pay such Tax or make indemnification payments under this Agreement, except to the extent that the failure to timely provide such notification actually prejudices the ability of such other Party to contest such Tax liability or increases the amount of such Tax liability.

Section 6.2 Control and Settlement.

(a) Parent shall have the right to control, and to represent the interests of all affected taxpayers in, any Audit relating, in whole or in part, to any Tax Return filed pursuant to Section 2.1(a)(i) and Section 2.1(a)(ii) and to employ counsel or other advisors of its choice and at its own cost; provided, that with respect to any issue arising on an Audit of a Parent Prepared Tax Return that may have an adverse effect on SpinCo or any SpinCo Member (including as a result of SpinCo’s indemnification obligations pursuant to Section 3.2), (i) Parent shall permit SpinCo to participate in such Audit with respect to such issue, and in no event shall Parent settle or otherwise resolve any such issue without the prior written consent of SpinCo, which consent shall not be unreasonably withheld, conditioned or delayed; (ii) SpinCo shall provide Parent a written response to any notification by Parent of a proposed settlement within ten (10) days of its receipt of such notification; and (iii) if SpinCo fails to respond within such ten (10)-day period, it shall be deemed to have consented to the proposed settlement. Parent and SpinCo shall bear their own costs incurred in participating in any proceeding relating to any Audit under this Section 6.2(a).

(b) SpinCo shall have the right to control, and to represent the interests of all affected taxpayers in, any Audit relating, in whole or in part, to any Tax Return filed pursuant to Section 2.1(b)(i), Section 2.1(b)(ii) and Section 2.1(b)(iii) and to employ counsel or other advisors of its choice at its own cost and expense; provided, however, that with respect to any issue arising on an Audit of a SpinCo Prepared Tax Return that may have an adverse effect on Parent or

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any Parent Member (including as a result of Parent’s indemnification obligations pursuant to Section 3.1), (i) SpinCo shall permit Parent to participate in such Audit with respect to such issue, and in no event shall SpinCo settle or otherwise resolve any such issue without the prior written consent of Parent, which consent shall not be unreasonably withheld, conditioned or delayed, (ii) Parent shall provide SpinCo a written response to any notification by SpinCo of a proposed settlement within ten (10) days of its receipt of such notification, and (iii) if Parent fails to respond within such ten (10)-day period, it shall be deemed to have consented to the proposed settlement. Each of Parent and SpinCo shall bear its own costs incurred in participating in any proceeding relating to any Audit under this Section 6.2(b).

(c) The payment of any Taxes as a result of a Final Determination with respect to an Audit, as well as any payments between Parent and SpinCo with respect to such Taxes, shall be governed by Section 2.7(c).

Section 6.3 Delivery of Powers of Attorney and Other Documents. Parent and SpinCo shall execute and deliver to the other Party, promptly upon request, powers of attorney authorizing such other Party to extend statutes of limitations, receive Tax Refunds, negotiate settlements and take such other actions that Parent or SpinCo, as applicable, reasonably considers to be appropriate in exercising its control rights pursuant to Section 6.2, and any other documents reasonably necessary thereto to effect the exercise of such control rights.

ARTICLE VII
MISCELLANEOUS

Section 7.1 Effectiveness. This Agreement shall be effective from and after the Distribution Date and shall survive until the expiration of any applicable statute of limitations. From and after the Distribution Date, all prior intercompany Tax allocation agreements or arrangements solely between or among any Parent Member, on the one hand, and any SpinCo Member, on the other hand, shall be terminated.

Section 7.2 Complete Agreement; Construction. This Agreement, together with all documents and instruments referred to herein, shall constitute the entire agreement between the Parties with respect to the subject matter hereof and shall supersede all previous agreements, negotiations, discussions, conversations, understandings, commitments and writings with respect to such subject matter, and there are no agreements or understandings between the Parties other than those set forth or referred to herein.

Section 7.3 Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement, and shall become effective when one or more such counterparts have been signed by each of the Parties and delivered to the other Party.

Section 7.4 Survival of Agreements. Except as otherwise expressly set forth in this Agreement, all covenants, agreements, representations and warranties of the Parties contained in this Agreement, and liability for breach of any obligations contained herein, shall survive the Separation and the Distribution and shall remain in full force and effect.

Section 7.5 Expenses. Except as expressly set forth in this Agreement, including in Section 2.7, each Party agrees to pay its own costs and expenses resulting from the fulfillment of its respective obligations hereunder.

Section 7.6 Notices. All notices and other communications hereunder shall be in writing, shall reference this Agreement and shall be hand delivered or mailed by registered or certified mail (return receipt requested), or sent by electronic mail (“e-mail”), so long as no failure of delivery message is received, to the Parties at the following addresses (or at such other addresses for a Party as shall be specified by like notice) and will be deemed given on the date on which such notice is received:

If to Parent, then to:

SilverSun Technologies, Inc.
5 American Lane
Greenwich, CT 06831
Attention: Austin Landow
Email: [Intentionally omitted]

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with a copy (which shall not constitute notice) to:
Wachtell, Lipton, Rosen & Katz
51 West 52nd Street
New York, New York 10019
Attention:	Adam O. Emmerich
Viktor Sapezhnikov
E-mail:	AOEmmerich@wlrk.com
VSapezhnikov@wlrk.com

If to SpinCo (prior to the Effective Time), then to:

SilverSun Technologies Holdings, Inc.
120 Eagle Rock Avenue
East Hanover, NJ 07936
Attention:	Mark Meller, Chief Executive Officer
E-Mail:	meller@silversuntech.com

with copy to (which shall not constitute notice) to:

Lucosky Brookman LLP
101 Wood Avenue South, 5th Floor
Woodbridge, NJ 08830
Attention:	Joseph Lucosky
Christopher Haunschild
E-mail:	jlucosky@lucbro.com
chaunschild@lucbro.com

If to SpinCo (after the Effective Time), then to:

SilverSun Technologies Holdings, Inc.
120 Eagle Rock Avenue
East Hanover, NJ 07936
Attention:	Mark Meller, Chief Executive Officer
E-Mail:	meller@[•].com

with copy to (which shall not constitute notice) to:

Lucosky Brookman LLP
101 Wood Avenue South, 5th Floor
Woodbridge, NJ 08830
Attention:	Joseph Lucosky
Christopher Haunschild
Email:	jlucosky@lucbro.com
chaunschild@lucbro.com

Section 7.7 Waivers. The failure of any Party to require strict performance by any other Party of any provision in this Agreement will not waive or diminish that Party’s right to demand strict performance thereafter of that or any other provision hereof.

Section 7.8 Amendments; Waiver. This Agreement may not be amended or otherwise modified, except by an instrument in writing signed on behalf of each of the Parties hereto. By an instrument in writing, Parent, on the one hand, or SpinCo, on the other hand, may waive compliance by the other with any term or provision of this Agreement that the other Party was or is obligated to comply with or perform. Such waiver or failure to insist on strict compliance with such term or provision shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure of compliance. The waiver by any Party hereto of a breach of any term or provision of this Agreement shall not be

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construed as a waiver of any subsequent breach. No failure or delay by any Party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

Section 7.9 Assignment. Neither Party may assign its rights or delegate its obligations under this Agreement without the express prior written consent of the other Party hereto.

Section 7.10   Successors and Assigns. The provisions to this Agreement shall be binding upon, inure to the benefit of and be enforceable by the Parties and their respective successors and permitted assigns.

Section 7.11   Termination. This Agreement can only be amended, terminated, modified or abandoned by mutual agreement of the Parties. In the event of such termination, no Party shall have any liability of any kind to the other Party or any other Person.

Section 7.12   Subsidiaries. Each of the Parties shall cause to be performed, and hereby guarantees the performance of, all actions, agreements and obligations set forth herein to be performed by any entity that is contemplated to be a Subsidiary of such Party after the Distribution Date.

Section 7.13   Third-Party Beneficiaries. The provisions of this Agreement are solely for the benefit of the Parties and their respective Subsidiaries and Affiliates (including, with respect to Parent, the Parent Group) and are not intended, and shall not be deemed, to confer upon any other Person any remedy, claim, liability, reimbursement, cause of action or other right hereunder or thereunder.

Section 7.14   Titles and Headings. Titles and headings to Articles and Sections in this Agreement are inserted for convenience of reference purposes only and are not intended to be a part of or to affect the meaning or interpretation of this Agreement.

Section 7.15   Governing Law. This Agreement (and any claims or Disputes (as defined in the Separation Agreement) arising out of or related hereto or to the transactions contemplated hereby or to the inducement of any Party to enter herein, whether for breach of contract, tortious conduct or otherwise and whether predicated on common law, statute or otherwise) shall be governed by and construed and interpreted in accordance with the laws of the State of Delaware irrespective of the choice of laws principles of the State of Delaware, including all matters of validity, construction, effect, enforceability, performance and remedies.

Section 7.16   Waiver of Jury Trial. THE PARTIES HEREBY IRREVOCABLY WAIVE ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT.

Section 7.17   Specific Performance. From and after the Distribution, in the event of any actual or threatened default in, or breach of, any of the terms, conditions and provisions of this Agreement, the Parties agree that the Party who is, or is to be, thereby aggrieved shall have the right to specific performance and injunctive or other equitable relief of its rights under this Agreement, in addition to any and all other rights and remedies at law or in equity, and all such rights and remedies shall be cumulative. The Parties agree that the remedies at law for any breach or threatened breach, including monetary damages, are inadequate compensation for any loss, that any defense in any action for specific performance that a remedy at law would be adequate is hereby waived, and that any requirements for the securing or posting of any bond with such remedy are hereby waived by each of the Parties.

Section 7.18   Severability. In the event any one or more of the provisions contained in this Agreement or the application thereof to any Person or circumstance is determined by a court of competent jurisdiction to be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and therein shall not in any way be affected or impaired or invalidated thereby. The Parties shall endeavor in good faith negotiations to replace the invalid, illegal or unenforceable provisions with valid, suitable and equitable provisions, the economic effect of which comes as close as possible to that of the original intent of the Parties with respect to such invalid, illegal or unenforceable provisions.

Section 7.19   Force Majeure. No Party shall be deemed in default of this Agreement for any delay or failure to fulfill any obligation (other than a payment obligation) hereunder or thereunder so long as and to the extent to which any delay or failure in the fulfillment of such obligation is prevented, frustrated, hindered or delayed as a consequence of circumstances of Force Majeure. In the event of any such excused delay, the time for performance of such obligations (other than a payment obligation) shall be extended for a period equal to the time lost by reason of the

Annex A-160

delay. A Party claiming the benefit of this provision shall, as soon as reasonably practicable after the occurrence of any such event, (a) provide written notice to the other Party of the nature and extent of any such Force Majeure condition and (b) use commercially reasonable efforts to remove any such causes and resume performance under this Agreement as soon as reasonably practicable.

Section 7.20   Predecessors and Successors. To the extent necessary to give effect to the purposes of this Agreement, any reference to any corporation or other entity shall also include any predecessors or successors thereto, by operation of law or otherwise.

Section 7.21   Further Assurances. Subject to the provisions hereof, the Parties shall make, execute, acknowledge and deliver such other instruments and documents, and take all such other actions, as may be reasonably required in order to effectuate the purposes of this Agreement and to consummate the transactions contemplated hereby. Subject to the provisions hereof, each Party shall, in connection with entering into this Agreement, performing its obligations hereunder and taking any and all actions relating hereto, comply with all applicable laws, regulations, orders and decrees, obtain all required consents and approvals and make all required filings with any governmental authority (including any regulatory or administrative agency, commission or similar authority) and promptly provide the other Party with all such information as it may reasonably request in order to be able to comply with the provisions of this sentence.

Section 7.22   Rules of Construction. References in this Agreement to any gender include references to all genders, and references to the singular include references to the plural and vice versa. The words “include,” “includes” and “including” when used in this Agreement shall be deemed to be followed by the phrase “without limitation.” Unless the context otherwise requires, the words “hereof,” “hereby” and “herein” and words of similar meaning when used in this Agreement refer to this Agreement in its entirety and not to any particular Article, Section or provision of this Agreement. The word “or” when used in this Agreement shall not be exclusive. Unless otherwise specified in a particular case, the word “days” when used in this Agreement refers to calendar days. References herein to this Agreement or any other agreement contemplated herein shall be deemed to refer to this Agreement or such other agreement as of the date on which it is executed and as it may be amended, modified or supplemented thereafter, unless otherwise specified. Unless expressly stated to the contrary in this Agreement, all references to “the date hereof,” “the date of this Agreement,” “hereby” and “hereupon” and words of similar import shall all be references to [•].2 This Agreement shall be deemed to be the joint work product of the Parties and this Agreement shall not be construed against either Party as the principal draftsperson hereof or thereof.

[Signature Page Follows]

____________

2      To be the date of signing this Agreement.

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IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed as of the date above written.

PARENT:
Silversun Technologies, Inc.
By:
Name:
Title:
SPINCO:
Silversun Technologies Holdings, Inc.
By:
Name:
Title:

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Exhibit K

FORM OF EMPLOYEE MATTERS AGREEMENT
BY AND BETWEEN
SILVERSUN TECHNOLOGIES, INC.,
AND
SILVERSUN TECHNOLOGIES HOLDINGS, INC.

DATED AS OF [•]1

____________

1       To be the date one day prior to the Distribution Date (as defined in the Investment Agreement).

SCHEDULES

Schedule 1.1(a)	Parent Benefit Plans
Schedule 1.1(b)	Parent Entities Employees

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EMPLOYEE MATTERS AGREEMENT

This EMPLOYEE MATTERS AGREEMENT (this “Agreement”), dated as of [•], is by and between SilverSun Technologies, Inc., a Delaware corporation (“Parent”), and SilverSun Technologies Holdings, Inc., a Nevada corporation and direct wholly owned subsidiary of Parent (“SpinCo” and, together with Parent, the “Parties”).

RECITALS:

WHEREAS, Parent entered into that certain Investment Agreement, dated as of December 3, 2023 (the “Investment Agreement”) by and among Parent and the Investors (as defined in the Investment Agreement) thereto, pursuant to which Parent issued and sold to each Investor (as defined in the Investment Agreement) (a) that number of shares of Preferred Stock (as defined in the Investment Agreement) and (b) that number of Warrants (as defined in the Investment Agreement), in each case set forth opposite such Investor’s name in Schedule I to the Investment Agreement;

WHEREAS, Parent, acting through itself and its Subsidiaries, currently conducts the SpinCo Business;

WHEREAS, the board of directors of Parent (“Parent Board”) has determined that it is appropriate and desirable and in the best interests of Parent and its stockholders (a) to separate the SpinCo Business from Parent (the “Separation”) in accordance with the Plan of Reorganization, (b) subject to the terms and conditions set forth in the Separation and Distribution Agreement, dated as of the date hereof, by and between the Parties (the “Separation and Distribution Agreement”), at the Effective Time, to make a distribution to the holders of issued and outstanding shares of common stock, par value $0.00001 per share, of Parent (the “Parent Common Stock”) as of the Distribution Record Date, of all of the issued and outstanding shares of common stock, par value $0.0001 per share, of SpinCo (each such share is individually referred to as a “SpinCo Share” and collectively referred to as the “SpinCo Common Stock”), on the basis of the Distribution Ratio (the “Distribution”), and (c) subject to the terms and conditions set forth in the Separation and Distribution Agreement, at the Effective Time, to make a distribution to the holders of issued and outstanding shares of Parent Stock as of the Distribution Record Date of the Cash Dividend;

WHEREAS, SpinCo is, and prior to the Distribution will be, a direct wholly owned subsidiary of Parent;

WHEREAS, prior to the Distribution, in accordance with the Plan of Reorganization, Parent will contribute all of the issued and outstanding stock of the Transferred Entities to SpinCo, resulting in such entities being direct wholly owned Subsidiaries of SpinCo (the “Internal Contribution”);

WHEREAS, SpinCo and Parent have prepared, and SpinCo has filed with the SEC, the Registration Statement, which sets forth disclosures concerning SpinCo, the Separation and the Distribution;

WHEREAS, the Parent Board and the board of directors of SpinCo have each determined that the Internal Contribution, the Separation, the Distribution, the Cash Dividend and the other transactions contemplated by this Agreement, including the Ancillary Agreements (collectively, the “Transactions”) are in the best interests of their respective companies and stockholders, as applicable, and have approved this Agreement, the Transactions and each of the Ancillary Agreements;

WHEREAS, in order to effectuate the Separation and Distribution, Parent and SpinCo are entering into the Separation and Distribution Agreement;

WHEREAS, in addition to the matters addressed by the Separation and Distribution Agreement, the Parties desire to enter into this Agreement to set forth the terms and conditions of certain employment, compensation and benefit matters; and

WHEREAS, the Parties acknowledge that this Agreement, the Separation and Distribution Agreement and the other Ancillary Agreements represent the integrated agreement of Parent and SpinCo relating to the Separation and the Distribution, are being entered into together and would not have been entered into independently.

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NOW, THEREFORE, in consideration of the mutual agreements, provisions and covenants contained in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, intending to be legally bound, hereby agree as follows:

ARTICLE I
DEFINITIONS

Section 1.01. Definitions. For purposes of this Agreement (including the recitals hereof), the following terms have the following meanings, and capitalized terms used but not otherwise defined herein shall have the meaning ascribed to them in the Separation and Distribution Agreement.

“Agreement” shall have the meaning set forth in the Preamble to this Agreement and shall include all Schedules hereto and all amendments, modifications, and changes hereto entered into pursuant to Section 6.06.

“Ancillary Agreements” shall mean all of the written agreements, instruments, understandings, assignments or other arrangements (other than this Agreement) entered into by the Parties or any other members of their respective Groups (but only agreements as to which no Third-Party is a party) in connection with the Transactions, including the Separation and Distribution Agreement, the Transition Services Agreement (if any), the Tax Matters Agreement and the Transfer Documents.

“Benefit Plan” shall mean any contract, agreement, policy, practice, program, plan, trust, commitment or arrangement providing for benefits, perquisites or compensation of any nature from an employer to any Employee or Former Employee, or to any family member, dependent, or beneficiary of any such Employee or Former Employee, including cash or deferred arrangement plans, profit-sharing plans, post-employment programs, pension plans, supplemental pension plans, welfare plans, stock purchase, and contracts, agreements, policies, practices, programs, plans, trusts, commitments and arrangements providing for terms of employment, fringe benefits, severance benefits, change-in-control protections or benefits, life, accidental death and dismemberment, disability and accident insurance, tuition reimbursement, adoption assistance, travel reimbursement, vacation, sick, personal or bereavement days, leaves of absences and holidays; provided, that the term “Benefit Plan” does not include any government-sponsored benefits, such as workers’ compensation, unemployment or any similar plans, programs or policies or Individual Agreements.

“COBRA” shall mean the U.S. Consolidated Omnibus Budget Reconciliation Act of 1985, as codified at Section 601 et seq. of ERISA and at Section 4980B of the Code and including all regulations promulgated thereunder.

“Code” shall have the meaning set forth in the Tax Matters Agreement.

“Director” shall mean (a) each nonemployee director of the Parent prior to the Closing and (b) each nonemployee director of SpinCo following the Closing.

“Distribution” shall have the meaning set forth in the Recitals.

“Employee” shall mean any Parent Entities Employee or SpinCo Entities Employee.

“ERISA” shall mean the U.S. Employee Retirement Income Security Act of 1974, as amended, and the regulations promulgated thereunder.

“Former Employee” shall mean any individual who is a former employee of Parent or any of its Subsidiaries or former Subsidiaries as of the Effective Time.

“Group” shall mean either the SpinCo Entities taken as a whole or the Parent Entities taken as a whole, as the context requires.

“Individual Agreement” shall mean any individual (a) employment contract, (b) retention, severance or change in control agreement or (c) other agreement containing restrictive covenants (including confidentiality, noncompetition and non-solicitation provisions) between a (i) Parent Entity or SpinCo Entity, on the one hand, and (ii) any Parent Entities Employee, SpinCo Entities Employee or Former Employee, on the other hand, in each case, as in effect immediately prior to the Effective Time.

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“Internal Contribution” shall have the meaning set forth in the Recitals.

“Parent” shall have the meaning set forth in the Preamble.

“Parent Benefit Plan” shall mean (a) the Parent New Equity Plan and (b) each other Benefit Plan that is listed on Schedule 1.01(a).2

“Parent Board” shall have the meaning set forth in the Recitals.

“Parent Common Stock” shall have the meaning set forth in the Recitals.

“Parent Entities Employees” shall mean the individuals listed on Schedule 1.01(b).3

“Parent New Equity Plan” shall mean the equity incentive plan of the Parent proposed by the Principal Investor (as defined in the Investment Agreement) and adopted by Parent after the date of the Investment Agreement as contemplated by the Investment Agreement.

“Parent Omnibus Plan” shall mean the SilverSun Technologies, Inc. 2019 Equity and Incentive Plan.

“Parent Option Award” shall mean an award of options to purchase shares of Parent Common Stock granted pursuant to the Parent Omnibus Plan at any time prior to the Effective Time (whether or not outstanding as of the Effective Time).

“Parties” shall have the meaning set forth in the Preamble.

“Separation” shall have the meaning set forth in the Recitals.

“Separation and Distribution Agreement” shall have the meaning set forth in the Recitals.

“SpinCo” shall have the meaning set forth in the Preamble.

“SpinCo Benefit Plan” shall mean any Benefit Plan established, sponsored, maintained or contributed to by any Parent Entity or SpinCo Entity, other than any Parent Benefit Plan.

“SpinCo Board” shall mean the Board of Directors of SpinCo.

“SpinCo Business” shall have the meaning set forth in the Separation and Distribution Agreement.

“SpinCo Common Stock” shall have the meaning set forth in the Recitals.

“SpinCo Entities Employees” shall mean all the employees of the Parent Entities and the SpinCo Entities as of immediately prior to the Effective Time, other than the Parent Entities Employees.

“SpinCo Share” shall have the meaning set forth in the Recitals.

“U.S.” shall mean the United States of America.

“Welfare Plan” shall mean any “welfare plan” (as defined in Section 3(1) of ERISA) or a “cafeteria plan” under Section 125 of the Code and any benefits offered thereunder, and any other plan offering health benefits (including medical, prescription drug, dental, vision, mental health, substance abuse and retiree health), disability benefits or life, accidental death and dismemberment, and business travel insurance, pre-Tax premium conversion benefits, dependent care assistance programs, employee assistance programs, paid time off programs, contribution funding toward a health savings account, flexible spending accounts or severance.

____________

2        Schedule to be provided by the Principal Investor (as defined in the Investment Agreement) prior to execution of this Agreement.

3        Schedule to be provided by the Principal Investor (as defined in the Investment Agreement) prior to execution of this Agreement.

Annex A-167

ARTICLE II
GENERAL PRINCIPLES FOR ALLOCATION OF LIABILITIES

Section 2.01. General Principles.

(a) Acceptance and Assumption of SpinCo Liabilities. Except as otherwise provided by this Agreement, on or prior to the Effective Time, but in any case prior to the Distribution, SpinCo and certain SpinCo Entities designated by SpinCo shall accept, assume and agree faithfully to perform, discharge and fulfill all of the following Liabilities in accordance with their respective terms (each of which shall be considered a SpinCo Liability), regardless of when or where such Liabilities arose or arise, or whether the facts on which they are based occurred prior to, at or subsequent to the Effective Time, regardless of where or against whom such Liabilities are asserted or determined (including any Liabilities arising out of claims made by Parent’s or SpinCo’s respective directors, officers, Employees, Former Employees, agents, Subsidiaries or Affiliates against any Parent Entity or SpinCo Entity) or whether asserted or determined prior to the date hereof, and regardless of whether arising from or alleged to arise from negligence, recklessness, violation of Law, fraud or misrepresentation by any Parent Entity or SpinCo Entity or any of their respective directors, officers, Employees, Former Employees, agents, Subsidiaries or Affiliates:

(i) any and all wages, salaries, incentive compensation, equity compensation, commissions, bonuses and any other employee compensation or benefits payable to or on behalf of any SpinCo Entities Employees and Former Employees, without regard to when such wages, salaries, incentive compensation, equity compensation, commissions, bonuses or other employee compensation or benefits are or may have been awarded or earned;

(ii) any and all Liabilities whatsoever with respect to claims under a (A) SpinCo Benefit Plan or (B) any Individual Agreement with any SpinCo Entities Employee or Former Employee;

(iii) any and all Liabilities arising out of, relating to or resulting from the employment, or termination of employment, of all SpinCo Entities Employees and Former Employees;

(iv) any and all Liabilities, including any Liabilities arising from any Action, relating to a Parent Option Award; and

(v) any and all Liabilities expressly assumed or retained by any SpinCo Entity pursuant to this Agreement.

(b) Acceptance and Assumption of Parent Liabilities. Except as otherwise provided by this Agreement, on or prior to the Effective Time, but in any case prior to the Distribution, Parent and certain Parent Entities designated by Parent shall accept, assume and agree faithfully to perform, discharge and fulfill all of the following Liabilities in accordance with their respective terms (each of which shall be considered a Parent Liability), regardless of when or where such Liabilities arose or arise, or whether the facts on which they are based occurred prior to, at or subsequent to the Effective Time, regardless of where or against whom such Liabilities are asserted or determined (including any Liabilities arising out of claims made by Parent’s or SpinCo’s respective directors, officers, Employees, Former Employees, agents, Subsidiaries or Affiliates against any member of the Parent Group or the SpinCo Group) or whether asserted or determined prior to the date hereof, and regardless of whether arising from or alleged to arise from negligence, recklessness, violation of Law, fraud or misrepresentation by any member of the Parent Group or the SpinCo Group or any of their respective directors, officers, Employees, Former Employees, agents, Subsidiaries or Affiliates:

(i) any and all wages, salaries, incentive compensation, equity compensation, commissions, bonuses and any other employee compensation or benefits payable to or on behalf of any Parent Entities Employees after the Effective Time, without regard to when such wages, salaries, incentive compensation, equity compensation, commissions, bonuses or other employee compensation or benefits are or may have been awarded or earned;

(ii) any and all Liabilities whatsoever with respect to claims under (A) a Parent Benefit Plan or (B) any Individual Agreement with a Parent Entities Employee; and

(iii) any and all Liabilities arising out of, relating to or resulting from the employment, or termination of employment, of all Parent Entities Employees.

Annex A-168

(c) Unaddressed Liabilities. To the extent that this Agreement does not address particular Liabilities under any Benefit Plan and the Parties later determine that they should be allocated in connection with the Distribution, the Parties shall agree in good faith on the allocation, taking into account the handling of comparable Liabilities under this Agreement.

(d) Non-U.S. Employees. SpinCo Entities Employees and Former Employees who are residents outside of the U.S. or otherwise are subject to non-U.S. Law and their related benefits and Liabilities shall be treated in the same manner as the SpinCo Entities Employees and Former Employees, respectively, who are residents of the U.S. and are not subject to non-U.S. Law. Notwithstanding anything in this Agreement to the contrary, all actions taken with respect to non-U.S. Employees or U.S. Employees working in non-U.S. jurisdictions, including any action under a Benefit Plan, shall be subject to and accomplished in accordance with applicable Law in the custom of the applicable jurisdictions and SpinCo may make such changes, modifications or amendments to the SpinCo Benefit Plans as may be required by applicable Law, vendor limitations or as are necessary to reflect the Separation.

Section 2.02. Service Credit Recognized by SpinCo and SpinCo Benefit Plans. As of the Effective Time, the SpinCo Benefit Plans shall, and SpinCo shall cause each SpinCo Entity to, recognize each SpinCo Entities Employee’s and each Former Employee’s full service with Parent or any of its Subsidiaries or predecessor entities at or before the Effective Time, to the same extent that such service was recognized by Parent for similar purposes prior to the Effective Time as if such full service had been performed for a SpinCo Entity, for purposes of eligibility, vesting and determination of level of benefits under any SpinCo Benefit Plans.

Section 2.03. No Duplication or Acceleration of Benefits. Notwithstanding anything to the contrary in this Agreement, the Separation and Distribution Agreement or any Ancillary Agreement, no participant in any Benefit Plan shall receive service credit or benefits or recognition of compensation or other factors to the extent that receipt of such service credit or benefits or recognition of compensation or other factors would result in duplication of benefits provided to such participant by the corresponding Benefit Plan or any other plan, program or arrangement sponsored or maintained by a member of the Group that sponsors the corresponding Benefit Plan. Furthermore, unless expressly provided for in this Agreement, the Separation and Distribution Agreement or in any Ancillary Agreement or required by applicable Law, no provision in this Agreement shall be construed to (a) create any right to accelerate vesting distributions or entitlements under any Benefit Plan sponsored or maintained by a Parent Entity or a SpinCo Entity on the part of any Employee or Former Employee or (b) limit the ability of a Parent Entity or a SpinCo Entity to amend, merge, modify, eliminate, reduce or otherwise alter in any respect any benefit under any Benefit Plan sponsored or maintained by a Parent Entity or a SpinCo Entity, respectively, or any trust, insurance policy or funding vehicle related thereto.

Section 2.04. Beneficiaries. References to Parent Entities Employees, SpinCo Entities Employees, Former Employees, and current and former nonemployee directors of either Parent or SpinCo shall be deemed to refer to their beneficiaries, dependents, survivors and alternate payees, as applicable.

ARTICLE III
ASSIGNMENT OF EMPLOYEES

Section 3.01. Active Employees.

(a) Assignment and Transfer of Employees. Effective as of no later than the Effective Time and except as otherwise agreed to by the Parties, (i) SpinCo shall have taken such actions as are necessary to ensure that each individual who is a SpinCo Entities Employee is employed by a SpinCo Entity and (ii) Parent shall have taken such actions as are necessary to ensure that each individual who is a Parent Entities Employee is employed by a Parent Entity. Each of the Parties agrees to execute, and to seek to have the applicable Employees execute, such documentation, if any, as may be necessary to reflect such assignment and/or transfer.

(b) At-Will Status. Nothing in this Agreement shall create any obligation on the part of any Parent Entity or any SpinCo Entity to (i) continue the employment of any Employee or permit the return from a leave of absence for any period after the Effective Time (except as required by applicable Law) or (ii) change the employment status of any Employee from “at-will,” to the extent that such Employee is an “at-will” employee under applicable Law. Except as provided in this Agreement, this Agreement shall not limit the ability of the Parent Entities or the SpinCo Entities to change the position, compensation or benefits of any Employees for performance-related, business or any other reason.

Annex A-169

(c) Non-Compete, Severance, Change in Control, or Other Payments. The Parties acknowledge and agree that the Separation, the Distribution and the assignment, transfer or continuation of the employment of Employees as contemplated by this Section 3.01 shall not be deemed an involuntary termination of employment entitling any SpinCo Entities Employee to non-compete, severance, change in control, or other payments or benefits.

Section 3.02. Individual Agreements.

(a) Assignment by Parent. To the extent necessary, Parent shall assign, or cause an applicable Parent Entity to assign, to SpinCo or another SpinCo Entity, as designated by SpinCo, all Individual Agreements with SpinCo Entities Employees or Former Employees, with such assignment to be effective as of no later than the Effective Time; provided, that to the extent that assignment of any such Individual Agreement is not permitted by the terms of such agreement or by applicable Law, effective as of the Effective Time, each SpinCo Entity shall be considered to be a successor to Parent Entity for purposes of, and a third-party beneficiary with respect to, such Individual Agreement, such that each member of the SpinCo Group shall enjoy all the rights and benefits under such agreement (including rights and benefits as a third-party beneficiary).

(b) Assumption by SpinCo. Effective as of the Effective Time, SpinCo shall, or shall cause the other SpinCo Entities to, assume and honor each Individual Agreement with a SpinCo Entities Employee or Former Employee and all obligations thereunder.

ARTICLE IV
EQUITY, INCENTIVE AND EXECUTIVE COMPENSATION

Section 4.01. Termination of Parent Omnibus Plan. The Parent Omnibus Plan is hereby terminated effective as of immediately prior to Closing.

Section 4.02. Director Compensation. SpinCo shall be responsible for the payment of any outstanding unpaid fees for the service of a Director who was a nonemployee director on the Parent Board. SpinCo shall be responsible for the payment of any fees for the service of a Director who is a nonemployee director of SpinCo. Parent shall not have any responsibility for any payments to Directors described in this Section 4.02.

ARTICLE V
EMPLOYEE BENEFIT PLANS

Section 5.01. Welfare Plans. Effective as of the Effective Time and except as provided in Section 5.05, the SpinCo Entities (a) shall continue to retain (or assume as necessary) all SpinCo Welfare Plans and all outstanding Liabilities relating to, arising out of or resulting from health and welfare claims incurred by or on behalf of SpinCo Entities Employees and Former Employees and (b) shall be solely responsible for all Liabilities thereunder.

Section 5.02. COBRA. Effective as of the Effective Time, the SpinCo Entities shall continue to retain (or assume as necessary) responsibility for complying with, and providing coverage pursuant to, the health care continuation requirements of COBRA and the corresponding provisions of the SpinCo Welfare Plans with respect to any SpinCo Entities Employees or Former Employees (and their covered dependents) who experience a qualifying event under the SpinCo Welfare Plans before, as of or after the Effective Time. The Parties agree that the consummation of the transactions contemplated by the Separation and Distribution Agreement shall not constitute a COBRA qualifying event for any purpose of COBRA.

Section 5.03. Disability Plans. Effective as of the Effective Time, the SpinCo Entities shall assume and retain all Liabilities for disability with respect to any SpinCo Entities Employee or Former Employee.

Section 5.04. 401(k) Plan. Without limiting the generality of any other provision hereof, effective as of the Effective Time, the SpinCo Entities shall assume and retain all Liabilities with respect to the SWK Technologies 401(k) Profit Sharing Plan and Trust.

Section 5.05. Vacation, Holidays and Leaves of Absence. Effective as of the Effective Time, the SpinCo Entities shall assume (or retain, as applicable) all Liabilities with respect to vacation, holiday, annual leave or other leave of absence and required payments related thereto, for each SpinCo Entities Employee and Former Employee. The Parent Entities shall retain all Liabilities, if any, with respect to vacation, holiday, annual leave or other leave of absence and required payments related thereto, for each Parent Entities Employee.

Annex A-170

Section 5.06. Workers’ Compensation. Effective as of the Effective Time, the SpinCo Entities shall assume or retain, as applicable, all Liabilities for workers compensation with respect to any Employee or Former Employee; provided, that with respect to Parent Employees, the SpinCo Entities shall assume and retain all Liabilities only with respect to the period prior to the Effective Time and only to the extent covered by insurance.

ARTICLE VI
MISCELLANEOUS

Section 6.01. Preservation of Rights to Amend. Except as set forth in this Agreement, the rights of each Parent Entity and each SpinCo Entity to amend, waive, or terminate any plan, arrangement, agreement, program or policy referred to herein shall not be limited in any way by this Agreement.

Section 6.02. Information Sharing and Access.

(a) Sharing of Information. Subject to any limitations imposed by applicable Law, each of Parent and SpinCo (acting directly or through the Parent Entities or the SpinCo Entities, respectively) shall provide to the other Party and its authorized agents and vendors all information necessary (including information for purposes of determining benefit eligibility, participation, vesting and calculation of benefits) on a timely basis under the circumstances for the Party to perform its duties under this Agreement. Such information shall include information relating to equity awards under stock plans. To the extent that such information is maintained by a third-party vendor, each Party shall use its commercially reasonable efforts to require the third-party vendor to provide the necessary information and assist in resolving discrepancies or obtaining missing data.

(b) Access to Records. To the extent not inconsistent with this Agreement, the Separation and Distribution Agreement or any applicable Law, including privacy protection Laws or regulations, reasonable access to Employee-related and Benefit Plan-related records after the Effective Time shall be provided to Parent Entities and SpinCo Entities pursuant to the terms and conditions of Article VII of the Separation and Distribution Agreement.

(c) Maintenance of Records. With respect to retaining and destroying all Employee-related information, Parent and SpinCo shall comply with Section 7.4 of the Separation and Distribution Agreement (Record Retention) and the requirements of applicable Law.

(d) Confidentiality. Notwithstanding anything in this Agreement to the contrary, all confidential records and data relating to Employees to be shared or transferred pursuant to this Agreement shall be subject to Section 7.2 of the Separation and Distribution Agreement (Confidentiality) and the requirements of applicable Law.

Section 6.03. Third-Party Beneficiaries. The provisions of this Agreement are solely for the benefit of the Parties and their respective Subsidiaries and Affiliates (including, with respect to Parent, the Parent Entities) and are not intended, and shall not be deemed, to confer upon any other Person any remedy, claim, Liability, reimbursement, cause of action or other right hereunder. For the avoidance of doubt, no current or former Employee, officer, director or independent contractor or any other individual associated therewith shall be regarded for any purpose as a third-party beneficiary of this Agreement. Nothing in this Agreement is intended to amend any employee benefit plan or affect the applicable plan sponsor’s right to amend or terminate any employee benefit plan pursuant to the terms of such plan.

Section 6.04. Further Assurances. Each Party hereto shall take or cause to be taken any and all reasonable actions, including the execution, acknowledgment, filing and delivery of any and all documents and instruments that any other Party hereto may reasonably request to effect the intent and purpose of this Agreement and the transactions contemplated hereby.

Section 6.05. Dispute Resolution. The dispute resolution procedures set forth in Article IX of the Separation and Distribution Agreement shall apply to any dispute, controversy or claim arising out of or relating to this Agreement.

Section 6.06. Incorporation of Separation and Distribution Agreement Provisions. Article X of the Separation and Distribution Agreement (other than Section 10.2 (Ancillary Agreements) and Section 10.14 (Third-Party Beneficiaries)) is incorporated herein by reference and shall apply to this Agreement as if set forth herein mutatis mutandis.

[Remainder of page intentionally left blank]

Annex A-171

IN WITNESS WHEREOF, the Parties have caused this Employee Matters Agreement to be executed by their duly authorized representatives as of the date first written above.

PARENT:
SilverSun Technologies, Inc.
By:
Name:	[•]
Title:	[•]
SPINCO:
SilverSun Technologies Holdings, Inc.
By:
Name:	[•]
Title:	[•]

Annex A-172

Exhibit L

FORM OF LETTER AGREEMENT

This LETTER AGREEMENT (this “Agreement”), executed and effective as of December 3, 2023 (the “Effective Date”), is made by and among SilverSun Technologies, Inc., a Delaware Corporation (“SilverSun”), and Mark Meller, an individual (the “Executive,” and collectively with SilverSun, the “Parties”), the Parties to that certain Amended and Restated Employment Agreement, dated as of February 4, 2016 (as amended, the “Employment Agreement”).

WITNESSETH:

WHEREAS, the Employment Agreement was executed on February 4, 2016 and amended on November 11, 2021;

WHEREAS, Section 5(b)(ii) of the Employment Agreement provides that, upon certain qualifying terminations of the Executive’s employment described therein and except as otherwise provided in Section 5(d) thereof, SilverSun shall pay as severance to the Executive a lump sum severance payment (such payment, the “Termination Payment”) equal to 300% of an average annual amount actually paid by SilverSun or any parent or subsidiary of SilverSun to the Executive and included in the Executive’s gross income for services rendered in each of the five (5) calendar years prior to termination, less $100;

WHEREAS, effective as of the date hereof, SilverSun has entered into an Investment Agreement with Jacobs Private Equity II, LLC and certain other investors (the “Investment Agreement”), and the Parties agree that the consummation of the transactions contemplated by the Investment Agreement and the Executive’s cessation of employment with the Company upon the occurrence of the Spin-Off (as defined in the Investment Agreement) will entitle the Executive to receive the Termination Payment under the Employment Agreement; and

WHEREAS, the Parties wish to terminate and liquidate the Employment Agreement effective immediately prior to the Closing (as defined in the Investment Agreement) and provide for a payment to the Executive in full satisfaction of any and all obligations of SilverSun pursuant to the Employment Agreement.

NOW, THEREFORE, in consideration of good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, SilverSun and the Executive agree as follows:

              1.    No earlier than thirty (30) days prior to the Closing, SilverSun shall take all action necessary to cause the Employment Agreement to be terminated pursuant to Treasury Regulation Section 1.409A-3(j)(4)(ix)(B) effective as of immediately prior to the Closing.

              2.    Contingent upon (a) the occurrence of the Closing, (b) the Executive’s continued employment with SilverSun through the Closing, and (c) the termination of the Employment Agreement effective as of immediately prior to the Closing as contemplated by Section 1 of this Agreement, the Company shall cause the Termination Payment (calculated as of immediately prior to the Closing) to be paid to the Executive in a single lump sum and subject to applicable tax withholding, no later than the second (2nd) regularly scheduled payroll date following the Closing; provided that, the Parties agree that if the calculation of the Termination Payment as of immediately prior to the Closing would equal an amount greater than $3,000,000, then the Termination Payment will be deemed to equal, and will in no event exceed, $3,000,000.

              3.    The Executive agrees that the Termination Payment shall fully satisfy any and all of the Executive’s rights under the Employment Agreement, including with respect to his termination, and the Executive shall not be entitled to receive any other severance or other compensation payments or benefits under the Employment Agreement.

              4.    This Agreement may be amended or modified in whole or part, only if such amendment or modification is in writing and signed by each Party and only with the prior written consent of the Principal Investor (as defined in the Investment Agreement).

              5.    This Agreement may be executed in any number of counterparts (including by means of facsimile and electronically transmitted portable document format (.pdf) signature pages), each of which shall be an original but all of which together shall constitute one and the same instrument.

[Signature Page Follows]

Annex A-173

IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the Effective Date.

SILVERSUN
SilverSun Technologies, Inc.
By:
Name:	Joe Macaluso
Title:	Chief Financial Officer
EXECUTIVE

Mark Meller

Annex A-174

Annex B

FORM OF FIFTH AMENDED AND RESTATED CERTIFICATE OF INCORPORATION OF SILVERSUN TECHNOLOGIES, INC.

SilverSun Technologies, Inc. (the “Corporation”), a corporation organized and existing under the laws of the State of Delaware, pursuant to Sections 242 and 245 of the General Corporation Law of the State of Delaware, as it may be amended (the “DGCL”), hereby certifies as follows:

1.      The name of this Corporation is SilverSun Technologies, Inc. The original Certificate of Incorporation was filed with the office of the Secretary of State of the State of Delaware on October 3, 2002 under the name iVoice Acquisition 1, Inc.

2.      A Certificate of Amendment to the original Certificate of Incorporation was filed with the office of the Secretary of State of the State of Delaware on April 24, 2003 under the name Trey Industries, Inc.

3.      A second Certificate of Amendment to the original Certificate of Incorporation was filed with the office of the Secretary of State of the State of Delaware on September 5, 2003 under the name Trey Resources, Inc.

4.      A Second Amended and Restated Certificate of Incorporation was filed with the office of the Secretary of State of the State of Delaware on September 5, 2003.

5.      A Third Amended and Restated Certificate of Incorporation was filed with the office of the Secretary of State of the State of Delaware on February 11, 2004.

6.      A Fourth Amended and Restated Certificate of Incorporation was filed with the office of the Secretary of State of the State of Delaware on June 22, 2011 under the name SilverSun Technologies, Inc.

7.      A Certificate of Amendment to the Fourth Amended and Restated Certificate of Incorporation was filed with the office of the Secretary of State of the State of Delaware on January 29, 2015.

8.      Certificates of Elimination with respect to the Corporation’s previously issued Series A Preferred Stock and the Corporation’s previously issued Series B Preferred Stock were filed with the office of the Secretary of State of the State of Delaware on November 30, 2023 and September 9, 2019, respectively.

9.      In connection with the transactions contemplated by the Investment Agreement by and among the Corporation, Jacobs Private Equity II, LLC and the other parties thereto, dated as of December 3, 2023 (the “Investment Agreement”), this Fifth Amended and Restated Certificate of Incorporation (this “Amended and Restated Certificate of Incorporation”) was duly adopted by the Board of Directors of the Corporation (the “Board of Directors”) in accordance with the provisions of Sections 242 and 245 of the DGCL, and by the affirmative vote of a majority of its stockholders at a special meeting in accordance with Section 211 of the DGCL, and is to become effective as of 11:59 p.m., Eastern time, on [•].1

____________

1        Fifth A&R Certificate of Incorporation to be filed on the date that is two days prior to the Closing (as defined in the Investment Agreement) (or the business day prior to this date), and to be effective as of 11:59 p.m. on the date that is two days prior to the Closing.

Annex B-1

10.    This Amended and Restated Certificate of Incorporation restates and amends the Fourth Amended and Restated Certificate of Incorporation (as amended) to read in its entirety as follows:

ARTICLE 1
NAME OF CORPORATION

The name of the Corporation is SilverSun Technologies, Inc.

ARTICLE 2
REGISTERED OFFICE; REGISTERED AGENT

The address of the registered office of the Corporation in the State of Delaware is Corporation Trust Center, 1209 Orange Street, Wilmington, County of New Castle, Delaware 19801. The name of the registered agent of the Corporation at such address is The Corporation Trust Company. The Corporation may have such other offices, either inside or outside of the State of Delaware, as the Board of Directors may designate or as the business of the Corporation may from time to time require.

ARTICLE 3
PURPOSE

The purpose of the Corporation is to engage in any lawful act or activity for which a corporation may be organized under the DGCL.

ARTICLE 4
STOCK

Section 1.            Authorized Stock. The total number of authorized shares of capital stock of the Corporation shall be 2,010,000,000 shares, consisting of (i) 2,000,000,000 shares of common stock, par value $0.00001 per share (the “Common Stock”), and (ii) 10,000,000 shares of preferred stock, par value $0.001 per share (the “Preferred Stock”). For the avoidance of doubt, this Section 1 gives effect to, and will not be affected by, the reverse stock split contemplated by Section 4 of this ARTICLE 4.

Section 2.            Common Stock.

(a)         Except as otherwise provided by law, by this Amended and Restated Certificate of Incorporation, or by the resolution or resolutions adopted by the Board of Directors designating the rights, powers and preferences of any series of Preferred Stock, the holders of outstanding shares of Common Stock shall have the right to vote on all matters, including the election of directors, to the exclusion of all other stockholders, and holders of Preferred Stock shall not be entitled to receive notice of any meeting of stockholders at which they are not entitled to vote (except where otherwise provided in the certificate of designations governing such series). Each holder of record of Common Stock shall be entitled to one vote for each share of Common Stock standing in the name of the stockholder on the books of the Corporation.

(b)         Subject to any rights granted to holders of shares of any class or series of Preferred Stock then outstanding, the holders of shares of Common Stock shall be entitled to receive such dividends and other distributions in cash, property, stock or otherwise as may be declared thereon by the Board of Directors at any time and from time to time out of assets or funds of the Corporation legally available therefor and shall share equally on a per share basis in such dividends and distributions.

(c)         In the event of any voluntary or involuntary liquidation, dissolution or winding-up of the Corporation, after payment or provision for payment of the debts and other liabilities of the Corporation, and subject to any rights granted to holders of shares of any class or series of Preferred Stock then outstanding, the holders of shares of Common Stock shall be entitled to receive all of the remaining assets of the Corporation available for distribution to its stockholders, ratably in proportion to the number of shares of Common Stock held by them.

Section 3.            Preferred Stock. Shares of Preferred Stock may be authorized and issued in one (1) or more series. The Board of Directors (or any committee to which it may duly delegate the authority granted in this ARTICLE 4) is hereby empowered, by resolution or resolutions, to authorize the issuance from time to time of shares of Preferred Stock in one (1) or more series, for such consideration and for such corporate purposes as the

Annex B-2

Board of Directors (or such committee thereof) may from time to time determine, and by filing a certificate pursuant to applicable law of the State of Delaware as it presently exists or may hereafter be amended to establish from time to time for each such series the number of shares to be included in each such series and to fix the designations, powers, rights and preferences of the shares of each such series, and the qualifications, limitations and restrictions thereof to the fullest extent now or hereafter permitted by this Amended and Restated Certificate of Incorporation and the laws of the State of Delaware, including, without limitation, voting rights (if any), dividend rights, dissolution rights, conversion rights, exchange rights and redemption rights thereof, as shall be stated and expressed in a resolution or resolutions adopted by the Board of Directors (or such committee thereof) providing for the issuance of such series of Preferred Stock. Each series of Preferred Stock shall be distinctly designated. The authority of the Board of Directors with respect to each series of Preferred Stock shall include, but not be limited to, determination of the following:

(a)         the designation of the series, which may be by distinguishing number, letter or title;

(b)         the number of shares of the series, which number the Board of Directors may thereafter (except where otherwise provided in the certificate of designations governing such series) increase or decrease (but not below the number of shares thereof then outstanding);

(c)         the amounts payable on, and the preferences, if any, of shares of the series in respect of dividends, and whether such dividends, if any, shall be cumulative or noncumulative;

(d)         the dates at which dividends, if any, shall be payable;

(e)         the redemption rights and price or prices, if any, for shares of the series;

(f)          the terms and amount of any sinking fund provided for purchase or redemption of shares of the series;

(g)         the amounts payable on, and the preferences, if any, of shares of the series in the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation;

(h)         whether shares of the series shall be convertible into or exchangeable for shares of any other class or series, or any other security, of the Corporation or any other corporation, and, if so, the specification of such other class or series or such other security, the conversion or exchange price or prices or rate or rates, any adjustments thereof, the date or dates at which such shares shall be convertible or exchangeable and all other terms and conditions upon which such conversion or exchange may be made;

(i)the restrictions on the issuance of shares of the same series or of any other class or series; and

(j)          the voting rights, if any, of the holders of shares of the series.

Section 4.            Reverse Stock Split. Upon effectiveness of this Amended and Restated Certificate of Incorporation (the “Effective Time”), each eight (8) shares of the Common Stock then issued and outstanding or held by the Corporation as treasury stock shall, automatically and without any action on the part of the respective holders thereof, be combined and converted into one (1) share of Common Stock, without increasing or decreasing the par value of each share of Common Stock. No fractional shares shall be issued in connection with the foregoing combination and conversion and, in lieu thereof, any holder of Common Stock otherwise entitled to a fraction of a share of Common Stock shall, (i) in the case of a registered holder who holds Common Stock in book-entry form with the Corporation’s transfer agent, without further action on the part of such holder, and (ii) in the case of a registered holder who holds Common Stock in certificated form, upon delivery of a properly completed and duly executed transmittal letter from such holder and the surrender of such holder’s stock certificates, be entitled to receive cash for such holder’s fractional share based upon the net proceeds attributable to the sale of such fractional share following the aggregation and sale by the Corporation’s exchange agent of all fractional shares otherwise issuable. Each certificate and book-entry notation that immediately prior to the Effective Time represented shares of Common Stock (“Old Certificates”) shall thereafter represent that number of whole shares of Common Stock into which the shares of Common Stock represented by the Old Certificate shall have been combined, subject to the treatment of fractional share interests as described above.

Annex B-3

ARTICLE 5
TERM

The term of existence of the Corporation shall be perpetual.

ARTICLE 6
BOARD OF DIRECTORS

Section 1.            Number of Directors. Subject to any rights of the holders of any class or series of Preferred Stock, the number of directors which shall constitute the Board of Directors shall be fixed from time to time exclusively pursuant to a resolution adopted by the affirmative vote of a majority of the total number of directors that the Corporation would have if there were no vacancies (the “Whole Board”).

Section 2.            Term; Election of Directors. Subject to the rights of the holders of any series of Preferred Stock to appoint directors in specified circumstances provided for or fixed pursuant to this Amended and Restated Certificate of Incorporation (such directors, if any, the “Preferred Stock Directors”), at each annual meeting of stockholders, the directors shall be elected for terms expiring at the next annual meeting of stockholders. Each director shall hold office for the term for which he or she is elected or appointed and until his or her successor shall be elected and qualified or until his or her earlier death, resignation, retirement, disqualification, or removal from office. Unless and except to the extent that the Amended and Restated Bylaws of the Corporation (as may hereafter be amended, the “Bylaws”) shall so require, the election of directors of the Corporation need not be by written ballot. Advance notice of stockholder nominations for the election of directors shall be given in the manner and to the extent provided in the Bylaws.

Section 3.            Newly Created Directorships and Vacancies. Subject to applicable law and the rights of the holders of any series of Preferred Stock with respect to such series of Preferred Stock, and unless the Board of Directors otherwise determines, vacancies resulting from death, resignation, retirement, disqualification, removal from office or other cause, and newly created directorships resulting from any increase in the authorized number of directors, may be filled only by the affirmative vote of a majority of the remaining directors, though less than a quorum of the Board of Directors, or by a sole remaining director, and directors so chosen shall hold office until the next annual meeting of stockholders and until his or her successor shall have been duly elected and qualified or until any such director’s earlier death, resignation, removal, retirement or disqualification. No decrease in the number of authorized directors constituting the Whole Board shall shorten the term of any incumbent director.

Section 4.             Removal of Directors. Subject to the rights of the holders of any series of Preferred Stock, any director(s) of the Corporation may be removed from office, with or without cause, at any time by the affirmative vote of the holders of at least a majority of the voting power of all outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class (the “Voting Stock”).

Section 5.            Rights of Holders of Preferred Stock. Notwithstanding the provisions of this ARTICLE 6, whenever the holders of one (1) or more series of Preferred Stock issued by the Corporation shall have the right, voting separately or together by series, to elect directors at an annual or special meeting of stockholders, the election, term of office, filling of vacancies and other features of such directorship shall be governed by the rights of such Preferred Stock as set forth in the certificate of designations governing such series.

Section 6.            No Cumulative Voting. Except as may otherwise be set forth in the resolution or resolutions of the Board of Directors providing the issuance of a series of Preferred Stock, and then only with respect to such series of Preferred Stock, cumulative voting in the election of directors is specifically denied.

ARTICLE 7
STOCKHOLDER ACTION

Section 1.            Stockholder Action by Written Consent. Subject to the rights of the holders of any series of Preferred Stock with respect to such series of Preferred Stock, any action required or permitted to be taken by the stockholders of the Corporation must be effected at a duly called annual or special meeting of stockholders of the Corporation and may not be effected by any consent in writing by such stockholders; provided that, if the Investors and their Affiliates (as such terms are defined in the Investment Agreement) collectively beneficially own at least 30% of the voting power of the outstanding shares of Voting Stock, then stockholders of the Corporation may act by written consent in lieu of a meeting to the extent permitted by the DGCL and in the manner provided in the Bylaws.

Annex B-4

Section 2.            Special Meetings of Stockholders. Subject to the rights of the holders of any series of Preferred Stock with respect to such series of Preferred Stock, special meetings of stockholders may only be called by or at the direction of (1) the Chair of the Board of Directors, (2) the Lead Independent Director (if one has been appointed), or (3) the Board of Directors pursuant to a resolution adopted by a majority of the Whole Board, and any power of stockholders to call a special meeting is specifically denied. At any special meeting of stockholders, only such business shall be conducted or considered as shall have been properly brought before the meeting pursuant to the Corporation’s notice of meeting.

ARTICLE 8
DIRECTOR AND OFFICER LIABILITY

To the fullest extent permitted by the DGCL, as the same exists or may hereafter be amended, a director or officer of the Corporation shall not be personally liable either to the Corporation or to any of its stockholders for monetary damages for breach of fiduciary duty as a director. If the DGCL is amended after the filing of this Amended and Restated Certificate of Incorporation to authorize corporate action further eliminating or limiting the personal liability of directors or officers, then the liability of a director or officer of the Corporation, in addition to the limitation on personal liability provided herein, will be limited to the fullest extent permitted by that law, as so amended. Any repeal or modification of this ARTICLE 8 by the stockholders of the Corporation will be prospective only and will not adversely affect any limitation on the personal liability of a director or officer of the Corporation existing at the time of that repeal or modification.

ARTICLE 9
INDEMNIFICATION

Section 1.            In General. Each person who was or is a party or is otherwise threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter, a “Proceeding”), by reason of the fact that he or she or a person of whom he or she is the legal representative is or was, at any time during which this ARTICLE 9 is in effect (whether or not such person continues to serve in such capacity at the time any indemnification or advancement of expenses pursuant hereto is sought or at the time any Proceeding relating thereto exists or is brought), a director or officer of the Corporation or, while serving as a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, trustee, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans maintained or sponsored by the Corporation (hereinafter, a “Covered Person”), shall be (and shall be deemed to have a contractual right to be) indemnified and held harmless by the Corporation (and any successor of the Corporation by merger or otherwise) to the fullest extent authorized by the DGCL as the same exists or may hereafter be amended or modified from time to time (but, in the case of any such amendment or modification, only to the extent that such amendment or modification permits the Corporation to provide greater indemnification rights than said law permitted the Corporation to provide prior to such amendment or modification), against all expense, liability and loss (including attorneys’ fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) actually and reasonably incurred or suffered by such person in connection with such Proceeding if the person acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. The termination of any Proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that the person’s conduct was unlawful. Such indemnification shall continue as to a person who has ceased to be a director or officer of the Corporation or ceased serving at the request of the Corporation as a director, officer, trustee, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans maintained or sponsored by the Corporation, and shall inure to the benefit of his or her heirs, executors and administrators; provided that, except as provided in Section 3 of this ARTICLE 9, the Corporation shall indemnify any such person seeking indemnification in connection with a Proceeding (or part thereof) initiated by such person only if such Proceeding (or part thereof) was authorized by the Board of Directors.

Annex B-5

Section 2.            Mandatory Advancement of Expenses. To the fullest extent authorized by the DGCL as the same exists or may hereafter be amended or modified from time to time (but, in the case of any such amendment or modification, only to the extent that such amendment or modification permits the Corporation to provide greater rights to advancement of expenses than said law permitted the Corporation to provide prior to such amendment or modification), each Covered Person shall have (and shall be deemed to have a contractual right to have) the right, without the need for any action by the Board of Directors, to be paid by the Corporation (and any successor of the Corporation by merger or otherwise) the expenses incurred in connection with any Proceeding in advance of its final disposition, such advances to be paid by the Corporation within twenty (20) days after the receipt by the Corporation of a statement or statements from the claimant requesting such advance or advances from time to time; provided that if the DGCL requires, the payment of such expenses incurred by a director or officer in his or her capacity as a director or officer (and not, except to the extent specifically required by applicable law, in any other capacity in which service was or is rendered by such person while a director or officer, including, without limitation, service to an employee benefit plan) shall be made only upon delivery to the Corporation of an undertaking (hereinafter, the “Undertaking”) by or on behalf of such director or officer, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right of appeal (a “final disposition”) that such director or officer is not entitled to be indemnified for such expenses under this ARTICLE 9 or otherwise.

Section 3.            Claims. If a claim for indemnification under this ARTICLE 9 is not paid in full by the Corporation within thirty (30) days after a written claim has been received by the Corporation, or if a request for advancement of expenses under Section 2 of this ARTICLE 9 is not paid in full by the Corporation within twenty (20) days after a statement pursuant to Section 2 of this ARTICLE 9 and the required Undertaking, if any, have been received by the Corporation, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim for indemnification or request for advancement of expenses and, if successful, in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim. It shall be a defense to any such action that, under the DGCL, the claimant has not met the standard of conduct which makes it permissible for the Corporation to indemnify the claimant for the amount claimed or that the claimant is not entitled to the requested advancement of expenses, but (except where the required Undertaking, if any, has not been tendered to the Corporation) the burden of proving such defense shall be on the Corporation. Neither the failure of the Corporation (including its Disinterested Directors (as defined in the Bylaws of the Corporation), Independent Counsel (as defined in the Bylaws of the Corporation) or stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the DGCL, nor an actual determination by the Corporation (including its Disinterested Directors, Independent Counsel or stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

Section 4.            Contract Rights; Amendment and Repeal; Non-Exclusivity of Rights.

(a)         All of the rights conferred in this ARTICLE 9, as to indemnification, advancement of expenses and otherwise, shall be contract rights between the Corporation and each Covered Person to whom such rights are extended that vest at the commencement of such Covered Person’s service to or at the request of the Corporation and: (x) any amendment or modification of this ARTICLE 9 that in any way diminishes or adversely affects any such rights shall be prospective only and shall not in any way diminish or adversely affect any such rights with respect to such person; and (y) all of such rights shall continue as to any such Covered Person who has ceased to be a director or officer of the Corporation or ceased to serve at the Corporation’s request as a director, officer, trustee, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, as described herein, and shall inure to the benefit of such Covered Person’s heirs, executors and administrators.

(b)         All of the rights conferred in this ARTICLE 9, as to indemnification, advancement of expenses and otherwise: (i) shall not be exclusive of any other rights to which any person seeking indemnification or advancement of expenses may be entitled or hereafter acquire under any statute, provision of this Amended and Restated Certificate of Incorporation, Bylaws, agreement, vote of stockholders or Disinterested Directors or otherwise both as to action in such person’s official capacity and as to action in another capacity while holding such office; and (ii) cannot be terminated or impaired by the Corporation, the Board of Directors or the stockholders of the Corporation with respect to a person’s service prior to the date of such termination.

Annex B-6

Section 5.            Insurance, Other Indemnification and Advancement of Expenses.

(a)         The Corporation may maintain insurance, at its expense, to protect itself and any current or former director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the DGCL.

(b)         The Corporation may, to the extent authorized from time to time by the Board of Directors or the Chief Executive Officer, grant rights to indemnification and rights to advancement of expenses incurred in connection with any Proceeding in advance of its final disposition, to any current or former officer, employee or agent of the Corporation to the fullest extent permitted by applicable law.

Section 6.            Severability. If any provision or provisions of this ARTICLE 9 shall be held to be invalid, illegal or unenforceable for any reason whatsoever: (1) the validity, legality and enforceability of the remaining provisions of this ARTICLE 9 (including, without limitation, each portion of any paragraph of this ARTICLE 9 containing any such provision held to be invalid, illegal or unenforceable, that is not itself held to be invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby; and (2) to the fullest extent possible, the provisions of this ARTICLE 9 (including, without limitation, each such portion of any paragraph of this ARTICLE 9 containing any such provision held to be invalid, illegal or unenforceable) shall be construed so as to give effect to the intent manifested by the provision held invalid, illegal or unenforceable.

ARTICLE 10
AMENDMENTS

The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Amended and Restated Certificate of Incorporation, in the manner now or hereafter prescribed by the DGCL, and all rights herein are granted subject to this reservation.

ARTICLE 11
AMENDMENTS TO BYLAWS

In furtherance and not in limitation of the powers conferred by applicable law, the Board of Directors is expressly authorized to adopt, amend, alter or repeal the Bylaws of the Corporation, without the assent or vote of stockholders of the Corporation.

ARTICLE 12
EXCLUSIVE FORUM

Unless the Corporation consents in writing to the selection of an alternative forum, the sole and exclusive forum for: (a) any derivative action or proceeding brought on behalf of the Corporation, (b) any action asserting a claim for or based on a breach of a fiduciary duty owed by any current or former director or officer or other employee of the Corporation to the Corporation or to the Corporation’s stockholders, including a claim alleging the aiding and abetting of such a breach of fiduciary duty, (c) any action asserting a claim against the Corporation or any current or former director or officer or other employee of the Corporation arising pursuant to any provision of the DGCL or this Certificate of Incorporation or the Bylaws (as either may be amended from time to time), (d) any action asserting a claim related to or involving the Corporation that is governed by the internal affairs doctrine, or (e) any action asserting an “internal corporate claim” as that term is defined in Section 115 of the DGCL, shall be a state court located within the State of Delaware (or, if no state court located within the State of Delaware has jurisdiction, the federal court for the District of Delaware). Unless the Corporation consents in writing to the selection of an alternative forum, the federal district courts of the United States shall be the exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act of 1933, as amended. This exclusive forum provision does not apply to claims arising under the Securities Exchange Act of 1934, as amended.

Annex B-7

IN WITNESS WHEREOF, the undersigned has duly executed this Amended and Restated Certificate of Incorporation, this [•] day of [•].

By:
Name:	[•]
Title:	[•]

Annex B-8

Annex C

QXO, Inc.
2024 OMNIBUS INCENTIVE COMPENSATION PLAN

SECTION 1. Purpose. The purpose of this QXO, Inc. 2024 Omnibus Incentive Compensation Plan (the “Plan”) is to promote the interests of the Company and its stockholders by (a) attracting and retaining exceptional directors, officers, employees and consultants (including prospective directors, officers, employees and consultants) of the Company (as defined below) and its Affiliates (as defined below) and (b) enabling such individuals to participate in the long-term growth and financial success of the Company.

SECTION 2. Definitions. As used herein, the following terms shall have the meanings set forth below:

“Affiliate” means (a) any entity that, directly or indirectly, is controlled by, controls or is under common control with, the Company and/or (b) any entity in which the Company has a significant equity interest, in each case, as determined by the Committee.

“Award” means any award that is permitted under SECTION 6 and was granted under the Plan.

“Award Agreement” means any written or electronic agreement, contract or other instrument or document evidencing any Award, which may (but need not) require execution or acknowledgment by a Participant.

“Applicable Exchange” means the Nasdaq Stock Market LLC or any other national stock exchange or quotation system on which the Shares may be listed or quoted.

“Board” means the Board of Directors of the Company.

“Cash Incentive Award” means an Award (a) that is granted pursuant to SECTION 6(f) of the Plan, (b) that is settled in cash and (c) the value of which is set by the Committee and is not calculated by reference to the Fair Market Value of Shares.

“Change of Control” shall (a) have the meaning set forth in an Award Agreement; provided, however, that except in the case of a transaction described in subparagraph (b)(iii) below, any definition of Change of Control set forth in an Award Agreement shall provide that a Change of Control shall not occur until consummation or effectiveness of a change in control of the Company, rather than upon the announcement, commencement, stockholder approval or other potential occurrence of any event or transaction that, if completed, would result in a change in control of the Company, or (b) if there is no definition set forth in an Award Agreement, mean the occurrence of any of the following events:

(i)          during any period, individuals who were directors of the Company on the first day of such period (the “Incumbent Directors”) cease for any reason to constitute a majority of the Board; provided, however, that any individual becoming a director subsequent to the first day of such period whose election, or nomination by the Board for election by the Company’s stockholders, was approved by a vote of at least a majority of the Incumbent Directors shall be considered as though such individual were an Incumbent Director, but excluding for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person (as defined below) other than the Board (including without limitation any settlement thereof);

(ii)         the consummation of a merger, consolidation, statutory share exchange or similar form of corporate transaction (but not, for the avoidance of doubt, a sale of assets) involving the Company (each, a “Reorganization”) if such Reorganization requires the approval of the Company’s stockholders under the law of the Company’s jurisdiction of organization (whether such approval is required for such Reorganization or for the issuance of securities of the Company in such Reorganization), unless, immediately following such Reorganization, (1) individuals and entities who were the “beneficial owners” (as such term is defined in Rule 13d-3 under the Exchange Act (or a successor rule thereto)) of the securities eligible to vote for the election of the Board (“Company Voting Securities”) outstanding immediately prior to the consummation of such Reorganization continue to beneficially own, directly or indirectly, more than 50% of the combined voting power of the then outstanding voting securities of the corporation or other entity resulting from such Reorganization (including a corporation that, as a result of such transaction, owns the Company either directly or through one or more subsidiaries) (the “Continuing Company”) in substantially the same proportion as the voting power of such Company Voting

Annex C-1

Securities among the holders thereof immediately prior to the Reorganization (excluding, for such purposes, any outstanding voting securities of the Continuing Company that such beneficial owners hold immediately following the consummation of the Reorganization as a result of their ownership prior to such consummation of voting securities of any corporation or other entity involved in or forming part of such Reorganization other than the Company), (2) no “person” (as such term is used in Section 13(d) of the Exchange Act) (each, a “Person”) (excluding (x) any employee benefit plan (or related trust) sponsored or maintained by the Continuing Company or any corporation controlled by the Continuing Company and (y) any one or more Specified Stockholders) beneficially owns, directly or indirectly, 30% or more of the combined voting power of the then outstanding voting securities of the Continuing Company and (3) at least 50% of the members of the board of directors of the Continuing Company (or equivalent body) were Incumbent Directors at the time of the execution of the definitive agreement providing for such Reorganization or, in the absence of such an agreement, at the time at which approval of the Board was obtained for such Reorganization;

(iii)        the stockholders of the Company approve a plan of complete liquidation or dissolution of the Company unless such liquidation or dissolution is part of a transaction or series of transactions described in paragraph (ii) above that does not otherwise constitute a Change of Control; or

(iv)        any Person, corporation or other entity or “group” (as used in Section 14(d)(2) of the Exchange Act) (other than (A) the Company, (B) any trustee or other fiduciary holding securities under an employee benefit plan of the Company or an Affiliate, (C) any company owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of the voting power of the Company Voting Securities or (D) any one or more Specified Stockholders, including any group in which a Specified Stockholder is a member) becomes the beneficial owner, directly or indirectly, of securities of the Company representing 30% or more of the combined voting power of the Company Voting Securities; provided, however, that for purposes of this subparagraph (iv), the following acquisitions shall not constitute a Change of Control: (w) any acquisition directly from the Company, (x) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or an Affiliate, (y) any acquisition by an underwriter temporarily holding such Company Voting Securities pursuant to an offering of such securities or any acquisition by a pledgee of Company Voting Securities holding such securities as collateral or temporarily holding such securities upon foreclosure of the underlying obligation or (z) any acquisition pursuant to a Reorganization that does not constitute a Change of Control for purposes of subparagraph (ii) above.

“Code” means the Internal Revenue Code of 1986, as amended from time to time, or any successor statute thereto, and the regulations promulgated thereunder.

“Committee” means the Compensation Committee of the Board or a subcommittee thereof, or such other committee of the Board as may be designated by the Board to administer the Plan.

“Company” means QXO, Inc. (formerly known as SilverSun Technologies, Inc.), a corporation organized under the laws of Delaware, together with any successor thereto.

“Deferred Share Unit” means a deferred share unit Award that represents an unfunded and unsecured promise to deliver Shares in accordance with the terms of the applicable Award Agreement.

“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, or any successor statute thereto, and the regulations promulgated thereunder.

“Exercise Price” means (a) in the case of each Option, the price specified in the applicable Award Agreement as the price-per-Share at which Shares may be purchased pursuant to such Option or (b) in the case of each SAR, the price specified in the applicable Award Agreement as the reference price-per-Share used to calculate the amount payable to the applicable Participant pursuant to such SAR.

“Fair Market Value” means, except as otherwise provided in the applicable Award Agreement, (a) with respect to any property other than Shares, the fair market value of such property determined by such methods or procedures as shall be established from time to time by the Committee and (b) with respect to Shares as of any date, (i) the closing per-share sales price of the Shares as reported by the Applicable Exchange for such stock exchange for such date or if there were no sales on such date, on the closest preceding date on which there were sales of Shares or (ii) in the event there shall be no public market for the Shares on such date, the fair market value of the Shares as determined in good faith by the Committee.
Annex C-2

“Incentive Stock Option” means an option to purchase Shares from the Company that (a) is granted under SECTION 6(b) of the Plan and (b) is intended to qualify for special Federal income tax treatment pursuant to Sections 421 and 422 of the Code, as now constituted or subsequently amended, or pursuant to a successor provision of the Code, and which is so designated in the applicable Award Agreement.

“Independent Director” means a member of the Board (a) who is neither an employee of the Company nor an employee of any Affiliate, and (b) who, at the time of acting, is a “Non-Employee Director” under Rule 16b-3.

“Nonqualified Stock Option” means an option to purchase Shares from the Company that (a) is granted under SECTION 6(b) of the Plan and (b) is not an Incentive Stock Option.

“Option” means an Incentive Stock Option or a Nonqualified Stock Option or both, as the context requires.

“Participant” means any director, officer, employee or consultant (including any prospective director, officer, employee or consultant) of the Company or its Affiliates who is eligible for an Award under SECTION 5 and who is selected by the Committee to receive an Award under the Plan.

“Performance Criteria” means any criterion or criteria that the Committee shall select for purposes of establishing the Performance Goal(s) for a Performance Period with respect to any Performance Award.

“Performance Formula” means, for a Performance Period, the one or more objective formulas applied against the relevant Performance Goal to determine, with regard to the Performance Award of a particular Participant, whether all, some portion but less than all, or none of such Award has been earned for the Performance Period.

“Performance Goal” means, for a Performance Period, the one or more goals established by the Committee for the Performance Period based upon the Performance Criteria.

“Performance Period” means the one or more periods of time as the Committee may select over which the attainment of one or more Performance Goals shall be measured for the purpose of determining a Participant’s right to and the payment of a Performance Award.

“Performance Award” means an Award under SECTION 6(e) of the Plan that is subject to the achievement of Performance Goals, which value may be paid to the Participant by delivery of such property as the Committee shall determine, including without limitation, cash or Shares, or any combination thereof, upon achievement of such Performance Goals during the relevant Performance Period as the Committee shall establish at the time of such Award or thereafter.

“Preferred Shares” means shares of convertible perpetual preferred stock of the Company, par value $0.001, that are convertible into Shares.

“Restricted Share” means a Share that is granted under SECTION 6(d) of the Plan that is subject to certain transfer restrictions, forfeiture provisions and/or other terms and conditions specified herein and in the applicable Award Agreement.

“RSU” means a restricted stock unit Award that is granted under SECTION 6(d) of the Plan and is designated as such in the applicable Award Agreement and that represents an unfunded and unsecured promise to deliver Shares, cash, other securities, other Awards or other property in accordance with the terms of the applicable Award Agreement.

“Rule 16b-3” means Rule 16b-3 as promulgated and interpreted by the SEC under the Exchange Act or any successor rule or regulation thereto as in effect from time to time.

“SAR” means a stock appreciation right Award that is granted under SECTION 6(c) of the Plan and that represents an unfunded and unsecured promise to deliver Shares, cash, other securities, other Awards or other property equal in value to the excess, if any, of the Fair Market Value per Share over the Exercise Price per Share of the SAR, subject to the terms of the applicable Award Agreement.

“SEC” means the Securities and Exchange Commission or any successor thereto and shall include the staff thereof.

“Shares” means shares of common stock of the Company, $0.00001 par value, or such other securities of the Company (a) into which such shares shall be changed by reason of a recapitalization, merger, consolidation, split-up, combination, exchange of shares or other similar transaction or (b) as may be determined by the Committee pursuant to SECTION 4(b).

Annex C-3

“Specified Stockholder” means Bradley S. Jacobs, Jacobs Private Equity II LLC and its Affiliates, or any other entity or organization controlled, directly or indirectly, by Bradley S. Jacobs.

“Subsidiary” means any entity in which the Company, directly or indirectly, possesses 50% or more of the total combined voting power of all classes of its stock.

“Treasury Regulations” means all proposed, temporary and final regulations promulgated under the Code, as such regulations may be amended from time to time (including corresponding provisions of succeeding regulations).

SECTION 3. Administration.

(a) Composition of the Committee. The Plan shall be administered by the Committee, which shall be composed of one or more directors, as determined by the Board; provided that, to the extent necessary to comply with the rules of the Applicable Exchange and Rule 16b-3 and to satisfy any other applicable laws or rules, the Committee shall be composed of two or more directors, all of whom shall be Independent Directors and all of whom shall meet the independence requirements of the Applicable Exchange.

(b) Authority of the Committee. Subject to the terms of the Plan and applicable law, and in addition to the other express powers and authorizations conferred on the Committee by the Plan, the Committee shall have sole and plenary authority to administer the Plan, including the authority to (i) designate Participants, (ii) determine the type or types of Awards to be granted to a Participant, (iii) determine the number of Shares to be covered by, or with respect to which payments, rights or other matters are to be calculated in connection with, Awards, (iv) determine the terms and conditions of any Awards, (v) determine the vesting schedules of Awards and, if certain performance criteria must be attained in order for an Award to vest or be settled or paid, establish such performance criteria and certify whether, and to what extent, such performance criteria have been attained, (vi) determine whether, to what extent and under what circumstances Awards may be settled or exercised in cash, Shares, other securities, other Awards or other property, or canceled, forfeited or suspended and the method or methods by which Awards may be settled, exercised, canceled, forfeited or suspended, (vii) determine whether, to what extent and under what circumstances cash, Shares, other securities, other Awards, other property and other amounts payable with respect to an Award shall be deferred either automatically or at the election of the holder thereof or of the Committee, (viii) interpret, administer, reconcile any inconsistency in, correct any default in and/or supply any omission in, the Plan and any instrument or agreement relating to, or Award made under, the Plan, (ix) establish, amend, suspend or waive such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan, (x) accelerate the vesting or exercisability of, payment for or lapse of restrictions on, Awards, (xi) amend an outstanding Award or grant a replacement Award for an Award previously granted under the Plan if, in its sole discretion, the Committee determines that (A) the tax consequences of such Award to the Company or the Participant differ from those consequences that were expected to occur on the date the Award was granted or (B) clarifications or interpretations of, or changes to, tax law or regulations permit Awards to be granted that have more favorable tax consequences than initially anticipated and (xii) make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the Plan.

(c) Committee Decisions. Unless otherwise expressly provided in the Plan, all designations, determinations, interpretations and other decisions under or with respect to the Plan or any Award shall be within the sole and plenary discretion of the Committee, may be made at any time and shall be final, conclusive and binding upon all Persons, including the Company, any Affiliate, any Participant, any holder or beneficiary of any Award and any stockholder.

(d) Indemnification. No member of the Board, the Committee or any employee of the Company (each such person, a “Covered Person”) shall be liable for any action taken or omitted to be taken or any determination made in good faith with respect to the Plan or any Award. Each Covered Person shall be indemnified and held harmless by the Company from and against (i) any loss, cost, liability or expense (including attorneys’ fees) that may be imposed upon or incurred by such Covered Person in connection with or resulting from any action, suit or proceeding to which such Covered Person may be a party or in which such Covered Person may be involved by reason of any action taken or omitted to be taken under the Plan or any Award Agreement and (ii) any and all amounts paid by such Covered Person, with the Company’s approval, in settlement thereof, or paid by such Covered Person in satisfaction of any judgment in any such action, suit or proceeding against such Covered Person; provided that the Company shall have the right, at its own expense, to assume and defend any such action, suit or proceeding, and, once the Company gives notice of its intent to assume the defense, the Company shall

Annex C-4

have sole control over such defense with counsel of the Company’s choice. The foregoing right of indemnification shall not be available to a Covered Person to the extent that a court of competent jurisdiction in a final judgment or other final adjudication, in either case not subject to further appeal, determines that the acts or omissions of such Covered Person giving rise to the indemnification claim resulted from such Covered Person’s bad faith, fraud or willful criminal act or omission or that such right of indemnification is otherwise prohibited by law or by the Company’s Restated Certificate of Incorporation or Amended and Restated Bylaws, in each case, as may be amended from time to time. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which Covered Persons may be entitled under the Company’s Restated Certificate of Incorporation or Amended and Restated Bylaws, as a matter of law, or otherwise, or any other power that the Company may have to indemnify such persons or hold them harmless.

(e) Delegation of Authority to Officers. The Committee may delegate, on such terms and conditions as it determines in its sole and plenary discretion, to one or more officers of the Company the authority to make grants of Awards to officers (other than any officer subject to Section 16 of the Exchange Act), employees and consultants of the Company and its Affiliates (including any prospective officer (other than any such officer who is expected to be subject to Section 16 of the Exchange Act), employee or consultant) and all necessary and appropriate decisions and determinations with respect thereto.

(f) Awards to Non-Employee Directors. Notwithstanding anything to the contrary contained herein, the Board may, in its sole and plenary discretion, at any time and from time to time, grant Awards to non-employee directors or administer the Plan with respect to such Awards. In any such case, the Board shall have all the authority and responsibility granted to the Committee herein.

SECTION 4. Shares Available for Awards; Cash Payable Pursuant to Awards.

(a) Shares Available. Subject to adjustment as provided in SECTION 4(b), the maximum aggregate number of Shares that may be delivered pursuant to Awards granted under the Plan shall be equal to 30,000,000 (the “Plan Share Limit”), of which 30,000,000 Shares may be delivered pursuant to Incentive Stock Options granted under the Plan (such amount, the “Plan ISO Limit”). The number of Shares covered by the Plan Share Limit shall automatically increase on January 1 of each calendar year commencing with January 1, 2025 and on each January 1 thereafter until the Expiration Date (as defined in Section 10) in an amount equal to three percent (3%) of the sum of (1) the number of Shares outstanding on December 31 of the preceding calendar year and (2) the number of Shares into which the Preferred Shares outstanding on December 31 of the preceding calendar year are convertible. Notwithstanding the foregoing, the Board or the Committee may in its sole discretion act prior to the first day of any calendar year to provide that there shall be no increase in the number of Shares for such calendar year or that the increase in the number of Shares for such calendar year shall be a lesser number of Shares than would otherwise occur pursuant to the preceding sentence. The following Shares shall not be treated as delivered pursuant to Awards granted under the Plan for purposes of applying the Plan Share Limit: (i) Shares subject to an Award that is forfeited (or otherwise expires, terminates or is canceled without the delivery of all Shares subject thereto), (ii) Shares issued or issuable upon exercise, vesting or settlement of an Award that are surrendered to the Company in payment of the Exercise Price of an Award (including any SAR) or any taxes required to be withheld in respect of an Award, and (iii) Shares subject to an Award that is settled in cash. In any calendar year, the total (A) grant date value of Shares covered by Awards granted to any non-employee director in such year, plus (B) the total cash compensation paid to such non-employee director during such calendar year, shall not exceed $1,000,000.

(b) Adjustments for Changes in Capitalization and Similar Events.

(i)   In the event of any extraordinary dividend or other extraordinary distribution (whether in the form of cash, Shares, other securities or other property), recapitalization, rights offering, stock split, reverse stock split, split-up or spin-off, the Committee shall equitably adjust any or all of (A) the number of Shares or other securities of the Company (or number and kind of other securities or property) with respect to which Awards may be granted, including (1) the Plan Share Limit, and (2) the Plan ISO Limit, and (B) the terms of any outstanding Award, including (1) the number of Shares or other securities of the Company (or number and kind of other securities or property) subject to outstanding Awards or to which outstanding Awards relate, (2) the Exercise Price, if applicable, with respect to any Award, and (3) the Performance Goals applicable to any Award; provided, however, that the Committee shall determine the method and manner in which to effect such equitable adjustment.

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(ii)  In the event that the Committee determines that any reorganization, merger, consolidation, combination, repurchase or exchange of Shares or other securities of the Company, issuance of warrants or other rights to purchase Shares or other securities of the Company, or other similar corporate transaction or event affects the Shares (including any Change of Control) such that an adjustment is determined by the Committee in its discretion to be appropriate or desirable, then the Committee may (A) in such manner as it may deem appropriate or desirable, equitably adjust any or all of (1) the number of Shares or other securities of the Company (or number and kind of other securities or property) with respect to which Awards may be granted, including (i) the Plan Share Limit, and (ii) the Plan ISO Limit, and (2) the terms of any outstanding Award, including (i) the number of Shares or other securities of the Company (or number and kind of other securities or property) subject to outstanding Awards or to which outstanding Awards relate, (ii) the Exercise Price, if applicable, with respect to any Award and (iii) the Performance Goals applicable to any Award, (B) if deemed appropriate or desirable by the Committee, make provision for a cash payment to the holder of an outstanding Award in consideration for the cancelation of such Award, including, in the case of an outstanding Option or SAR, a cash payment to the holder of such Option or SAR in consideration for the cancelation of such Option or SAR in an amount equal to the excess, if any, of the Fair Market Value (as of a date specified by the Committee) of the Shares subject to such Option or SAR over the aggregate Exercise Price of such Option or SAR, and (C) if deemed appropriate or desirable by the Committee, cancel and terminate any Option or SAR having a per-Share Exercise Price equal to, or in excess of, the Fair Market Value of a Share subject to such Option or SAR without any payment or consideration therefor.

(c) Substitute Awards. Awards may, in the discretion of the Committee, be granted under the Plan in assumption of, or in substitution for, outstanding awards previously granted by the Company or any of its Affiliates or a company acquired by the Company or any of its Affiliates or with which the Company or any of its Affiliates combines (“Substitute Awards”); provided, however, that in no event may any Substitute Award be granted in a manner that would violate the prohibitions on repricing of Options and SARs, as set forth in clauses (i), (ii) and (iii) of SECTION 7(b). The number of Shares underlying any Substitute Awards shall be counted against the Plan Share Limit; provided, however, that Substitute Awards issued in connection with the assumption of, or in substitution for, outstanding awards previously granted by an entity that is acquired by the Company or any of its Affiliates or with which the Company or any of its Affiliates combines shall not be counted against the Plan Share Limit; provided further, however, that Substitute Awards issued in connection with the assumption of, or in substitution for, outstanding stock options intended to qualify for special tax treatment under Sections 421 and 422 of the Code that were previously granted by an entity that is acquired by the Company or any of its Affiliates or with which the Company or any of its Affiliates combines shall be counted against the maximum aggregate number of Shares available for Incentive Stock Options under the Plan.

(d) Sources of Shares Deliverable Under Awards. Any Shares delivered pursuant to an Award may consist, in whole or in part, of authorized and unissued Shares or of treasury Shares.

SECTION 5. Eligibility. Any director, officer, employee or consultant (including any prospective director, officer, employee or consultant) of the Company or any of its Affiliates shall be eligible to be designated a Participant.

SECTION 6. Awards.

(a) Types of Awards. Awards may be made under the Plan in the form of (i) Options, (ii) SARs, (iii) Restricted Shares, (iv) RSUs, (v) Deferred Share Units, (vi) Performance Awards (vii) Cash Incentive Awards and (viii) other equity-based or equity-related Awards that the Committee determines are consistent with the purpose of the Plan and the interests of the Company. Awards may be granted in tandem with other Awards. No Incentive Stock Option (other than an Incentive Stock Option that may be assumed or issued by the Company in connection with a transaction to which Section 424(a) of the Code applies) may be granted to a person who is ineligible to receive an Incentive Stock Option under the Code.

(b) Options.

(i) Grant. Subject to the provisions of the Plan, the Committee shall have sole and plenary authority to determine (A) the Participants to whom Options shall be granted, (B) subject to SECTION 4(a), the number of Shares subject to each Option to be granted to each Participant, (C) whether each Option shall be an Incentive Stock Option or a Nonqualified Stock Option and (D) the terms and conditions of each Option, including the vesting criteria, term, methods of exercise and methods and form of settlement. In the case

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of Incentive Stock Options, the terms and conditions of such grants shall be subject to and comply with such rules as may be prescribed by Section 422 of the Code and any regulations related thereto, as may be amended from time to time. Each Option granted under the Plan shall be a Nonqualified Stock Option unless the applicable Award Agreement expressly states that the Option is intended to be an Incentive Stock Option. If an Option is intended to be an Incentive Stock Option, and if, for any reason, such Option (or any portion thereof) shall not qualify as an Incentive Stock Option, then, to the extent of such nonqualification, such Option (or portion thereof) shall be regarded as a Nonqualified Stock Option appropriately granted under the Plan; provided that such Option (or portion thereof) otherwise complies with the Plan’s requirements relating to Nonqualified Stock Options.

(ii) Exercise Price. The Exercise Price of each Share covered by each Option shall be not less than 100% of the Fair Market Value of such Share (determined as of the date the Option is granted); provided, however, in the case of each Incentive Stock Option granted to an employee who, at the time of the grant of such Option, owns stock representing more than 10% of the voting power of all classes of stock of the Company or any Affiliate, the per-Share Exercise Price shall be no less than 110% of the Fair Market Value per Share on the date of the grant.

(iii) Vesting and Exercise. Subject to Section 6(i), each Option shall be vested and exercisable at such times, in such manner and subject to such terms and conditions as the Committee may, in its sole and plenary discretion, specify in the applicable Award Agreement or thereafter. Except as otherwise specified by the Committee in the applicable Award Agreement, each Option may only be exercised to the extent that it has already vested at the time of exercise. Each Option shall be deemed to be exercised when written or electronic notice of such exercise has been given to the Company in accordance with the terms of the Award by the person entitled to exercise the Award and full payment pursuant to SECTION 6(b)(iv) for the Shares with respect to which the Award is exercised has been received by the Company. Exercise of each Option in any manner shall result in a decrease in the number of Shares that thereafter may be available for sale under the Option and, except as expressly set forth in SECTION 4(a) and SECTION 4(c), in the number of Shares that may be available for purposes of the Plan, by the number of Shares as to which the Option is exercised. The Committee may impose such conditions with respect to the exercise of each Option, including any conditions relating to the application of Federal or state securities laws, as it may deem necessary or advisable.

(iv) Payment.

(A)        No Shares shall be delivered pursuant to any exercise of an Option until payment in full of the aggregate Exercise Price therefor is received by the Company, and the Participant has paid to the Company (or the Company has withheld in accordance with SECTION 9(d)) an amount equal to any Federal, state, local and foreign income and employment taxes required to be withheld. Such payments may be made in cash (or its equivalent) or, in the Committee’s sole and plenary discretion, (1) by exchanging Shares owned by the Participant (which are not the subject of any pledge or other security interest), (2) if there shall be a public market for the Shares at such time, subject to such rules as may be established by the Committee, through delivery of irrevocable instructions to a broker to sell the Shares otherwise deliverable upon the exercise of the Option and to deliver cash promptly to the Company, (3) by having the Company withhold Shares from the Shares otherwise issuable pursuant to the exercise of the Option or (4) through any other method (or combination of methods) as approved by the Committee; provided that the combined value of all cash and cash equivalents and the Fair Market Value of any such Shares so tendered to the Company, together with any Shares withheld by the Company in accordance with this SECTION 6(b)(iv) or SECTION 9(d), as of the date of such tender, is at least equal to such aggregate Exercise Price and the amount of any Federal, state, local or foreign income or employment taxes required to be withheld, if applicable.

(B)         Wherever in the Plan or any Award Agreement a Participant is permitted to pay the Exercise Price of an Option or taxes relating to the exercise of an Option by delivering Shares, the Participant may, subject to procedures satisfactory to the Committee, satisfy such delivery requirement by presenting proof of beneficial ownership of such Shares, in which case the Company shall treat the Option as exercised without further payment and shall withhold such number of Shares from the Shares acquired by the exercise of the Option.

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(v) Expiration. Except as otherwise set forth in the applicable Award Agreement, each Option shall expire immediately, without any payment, upon the earlier of (A) the tenth anniversary of the date the Option is granted (or, in the case of each Incentive Stock Option granted to an employee who, at the time of the grant of such Option, owns stock representing more than 10% of the voting power of all classes of stock of the Company or any Affiliate, the fifth anniversary of the date the Option is granted) and (B) three months after the date the Participant who is holding the Option ceases to be a director, officer, employee or consultant of the Company or one of its Affiliates. In no event may an Option be exercisable after the tenth anniversary of the date the Option is granted.

(c) SARs.

(i) Grant. Subject to the provisions of the Plan, the Committee shall have sole and plenary authority to determine (A) the Participants to whom SARs shall be granted, (B) subject to SECTION 4(a), the number of SARs to be granted to each Participant, (C) the Exercise Price thereof and (D) the conditions and limitations applicable to the exercise thereof.

(ii) Exercise Price. The Exercise Price of each Share covered by a SAR shall be not less than 100% of the Fair Market Value of such Share (determined as of the date the SAR is granted).

(iii) Vesting and Exercise. Each SAR shall entitle the Participant to receive an amount upon exercise equal to the excess, if any, of the Fair Market Value of a Share on the date of exercise of the SAR over the Exercise Price thereof. The Committee shall determine, in its sole and plenary discretion, whether a SAR shall be settled in cash, Shares, other securities, other Awards, other property or a combination of any of the foregoing. Subject to Section 6(i), each SAR shall be vested and exercisable at such times, in such manner and subject to such terms and conditions as the Committee may, in its discretion, specify in the applicable Award Agreement or thereafter.

(iv) Other Terms and Conditions. Subject to the terms of the Plan and any applicable Award Agreement, the Committee shall determine, at or after the grant of a SAR, the vesting criteria, term, methods of exercise, methods and form of settlement and any other terms and conditions of any SAR; provided, however, that in no event may any SAR be exercisable after the tenth anniversary of the date the SAR is granted. Any determination by the Committee that is made pursuant to this SECTION 6(c)(iv) may be changed by the Committee from time to time and may govern the exercise of SARs granted or exercised thereafter.

(v) Substitution SARs. The Committee shall have the ability to substitute, without the consent of the affected Participant or any holder or beneficiary of SARs, SARs settled in Shares (or SARs settled in Shares or cash in the Committee’s discretion) (“Substitution SARs”) for outstanding Nonqualified Stock Options (“Substituted Options”); provided that (A) the substitution shall not otherwise result in a modification of the terms of any Substituted Option, (B) the number of Shares underlying the Substitution SARs shall be the same as the number of Shares underlying the Substituted Options and (C) the Exercise Price of the Substitution SARs shall be equal to the Exercise Price of the Substituted Options. If, in the opinion of the Company’s auditors, this provision creates adverse accounting consequences for the Company, it shall be considered null and void.

(vi) Expiration. Except as otherwise set forth in the applicable Award Agreement, each SAR shall expire immediately, without any payment, upon the earlier of (A) the tenth anniversary of the date the SAR is granted and (B) three months after the date the Participant who is holding the SAR ceases to be a director, officer, employee or consultant of the Company or one of its Affiliates. In no event may a SAR be exercisable after the tenth anniversary of the date the SAR is granted.

(d) Restricted Shares and RSUs.

(i) Grant. Subject to the provisions of the Plan, the Committee shall have sole and plenary authority to determine (A) the Participants to whom Restricted Shares and RSUs shall be granted, (B) subject to SECTION 4(a), the number of Restricted Shares and RSUs to be granted to each Participant, (C) the duration of the period during which, and the conditions, if any, under which, the Restricted Shares and RSUs may vest or may be forfeited to the Company and (D) the terms and conditions of each such Award, including the vesting criteria, term, methods of exercise and methods and form of settlement.

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(ii) Transfer Restrictions. Restricted Shares and RSUs may not be sold, assigned, transferred, pledged or otherwise encumbered except as provided in the Plan or as may be provided in the applicable Award Agreement; provided, however, that the Committee may in its discretion, determine that Restricted Shares and RSUs may be transferred by the Participant for no consideration. Each Restricted Share may be evidenced in such manner as the Committee shall determine. If certificates representing Restricted Shares are registered in the name of the applicable Participant, such certificates must bear an appropriate legend referring to the terms, conditions and restrictions applicable to such Restricted Shares, and the Company may, at its discretion, retain physical possession of such certificates until such time as all applicable restrictions lapse.

(iii) Payment/Lapse of Restrictions. Each RSU shall be granted with respect to a specified number of Shares (or a number of Shares determined pursuant to a specified formula) or shall have a value equal to the Fair Market Value of a specified number of Shares (or a number of Shares determined pursuant to a specified formula). RSUs shall be paid in cash, Shares, other securities, other Awards or other property, as determined in the sole and plenary discretion of the Committee, upon the lapse of restrictions applicable thereto, or otherwise in accordance with the applicable Award Agreement.

(e) Performance Awards.

(i) Grant. Subject to the provisions of the Plan, the Committee shall have sole and plenary authority to determine the Participants to whom Performance Awards shall be granted.

(ii) Performance Goals. The Committee shall set Performance Goals in its discretion which, depending on the extent to which they are met during a Performance Period, will determine in accordance with SECTION 4(a) the number of Shares and/or amount of cash or other property that will be paid out to the Participant pursuant to the Performance Award.

(iii) Earning of Performance Awards. Subject to the provisions of the Plan, after the applicable Performance Period has ended, the holder of Performance Awards shall be entitled to receive, subject to the terms and conditions of, and at the times specified in, the applicable Award Agreement, a payout of the Shares, cash or other property earned by the Participant over the Performance Period pursuant to the Performance Award, to be determined by the Committee, in its sole and plenary discretion, as a function of the extent to which the corresponding Performance Goals have been achieved.

(iv) Form and Timing of Payment of Performance Awards. Subject to the provisions of the Plan, the Committee, in its sole and plenary discretion, may pay earned Performance Awards in the form of Shares, cash or other property (or in a combination thereof) that have an aggregate Fair Market Value equal to the value of the earned Performance Awards at the close of the applicable Performance Period. Such Shares may be granted subject to any restrictions in the applicable Award Agreement deemed appropriate by the Committee. The determination of the Committee with respect to the form and timing of payout of such Awards shall be set forth in the applicable Award Agreement.

(f) Cash Incentive Awards.

(i) Grant. Subject to the provisions of the Plan, the Committee, in its sole and plenary discretion, shall have the authority to determine (A) the Participants to whom Cash Incentive Awards shall be granted, (B) subject to SECTION 4(a), the number of Cash Incentive Awards to be granted to each Participant, (C) the duration of the period during which, and the conditions, if any, under which, the Cash Incentive Awards may vest or may be forfeited to the Company and (D) the other terms and conditions of the Cash Incentive Awards. Each Cash Incentive Award shall have an initial value that is established by the Committee at the time of grant. The Committee shall set performance goals or other payment conditions in its discretion, which, depending on the extent to which they are met during a specified performance period, shall determine the number and/or value of Cash Incentive Awards that shall be paid to the Participant.

(ii) Earning of Cash Incentive Awards. Subject to the provisions of the Plan, after the applicable vesting period has ended, the holder of Cash Incentive Awards shall be entitled to receive a payout of the number and value of Cash Incentive Awards earned by the Participant over the specified performance period, to be determined by the Committee, in its sole and plenary discretion, as a function of the extent to which the corresponding performance goals or other conditions to payment have been achieved.

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(g) Other Stock-Based Awards. Subject to the provisions of the Plan, the Committee shall have the sole and plenary authority to grant to Participants other equity-based or equity-related Awards (including, but not limited to, Deferred Share Units and fully vested Shares) (whether payable in cash, equity or otherwise) in such amounts and subject to such terms and conditions as the Committee shall determine; provided that any such Awards must comply, to the extent deemed desirable by the Committee, with Rule 16b-3 and applicable law.

(h) Dividends and Dividend Equivalents. In the sole and plenary discretion of the Committee, an Award, other than an Option or SAR or a Cash Incentive Award, may provide the Participant with dividends or dividend equivalents, payable in cash, Shares, other securities, other Awards or other property, on such terms and conditions as may be determined by the Committee in its sole and plenary discretion, including, (i) payment directly to the Participant, or (ii) reinvestment in additional Shares, Restricted Shares or other Awards; provided, however, that no dividend or dividend equivalent may be delivered or paid in respect of an Award prior to the vesting of such Award.

SECTION 7. Amendment and Termination.

(a) Amendments to the Plan. Subject to any applicable law or government regulation and to the rules of the Applicable Exchange, the Plan may be amended, modified or terminated by the Board without the approval of the stockholders of the Company, except that stockholder approval shall be required for any amendment that would (i) increase the Plan Share Limit or the Plan ISO Limit, (ii) change the class of employees or other individuals eligible to participate in the Plan, (iii) constitute a material increase in the benefits to be provided to eligible employees within the meaning of the Applicable Exchange rules as of the date hereof, or (iv) result in the amendment, cancelation or action described in clause (i), (ii) or (iii) of the second sentence of SECTION 7(b) being permitted without approval by the Company’s stockholders; provided, however, that any adjustment under SECTION 4(b) shall not constitute an increase for purposes of SECTION 7(a)(i). No amendment, modification or termination of the Plan may, without the consent of the Participant to whom any Award shall theretofore have been granted, materially and adversely affect the rights of such Participant (or his or her transferee) under such Award, unless otherwise provided by the Committee in the applicable Award Agreement.

(b) Amendments to Awards. The Committee may waive any conditions or rights under, amend any terms of, or alter, suspend, discontinue, cancel or terminate any Award theretofore granted, prospectively or retroactively; provided, however, that, except as set forth in the Plan, unless otherwise provided by the Committee in the applicable Award Agreement, any such waiver, amendment, alteration, suspension, discontinuance, cancelation or termination that would materially and adversely impair the rights of any Participant or any holder or beneficiary of any Award theretofore granted shall not to that extent be effective without the consent of the applicable Participant, holder or beneficiary. Notwithstanding the preceding sentence, in no event may any Option or SAR (i) be amended to decrease the Exercise Price thereof, (ii) be cancelled at a time when its Exercise Price exceeds the Fair Market Value of the underlying Shares in exchange for another Option or SAR or any Restricted Share, RSU, other equity-based Award, award under any other equity-compensation plan or any cash payment or (iii) be subject to any action that would be treated, for accounting purposes, as a “repricing” of such Option or SAR, unless such amendment, cancellation or action is approved by the Company’s stockholders. For the avoidance of doubt, an adjustment to the Exercise Price of an Option or SAR that is made in accordance with SECTION 4(b) or SECTION 8 shall not be considered a reduction in Exercise Price or “repricing” of such Option or SAR.

(c) Adjustment of Awards Upon the Occurrence of Certain Unusual or Nonrecurring Events. Subject to the final sentence of SECTION 7(b), the Committee is hereby authorized to make adjustments in the terms and conditions of, and the criteria included in, Awards in recognition of unusual or nonrecurring events (including, without limitation, the events described in SECTION 4(b) or the occurrence of a Change of Control) affecting the Company, any Affiliate, or the financial statements of the Company or any Affiliate, or of changes in applicable rules, rulings, regulations or other requirements of any governmental body or securities exchange, accounting principles or law (i) whenever the Committee, in its sole and plenary discretion, determines that such adjustments are appropriate or desirable, including, without limitation, providing for a substitution or assumption of Awards, accelerating the exercisability of, lapse of restrictions on, or termination of, Awards or providing for a period of time for exercise prior to the occurrence of such event, (ii) if deemed appropriate or desirable by the Committee, in its sole and plenary discretion, by providing for a cash payment to the holder of an Award in consideration for the cancelation of such Award, including, in the case of an outstanding Option or SAR, a cash payment to the holder of such Option or SAR in consideration for the cancelation of such Option or SAR in an amount equal to the excess,

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if any, of the Fair Market Value (as of a date specified by the Committee) of the Shares subject to such Option or SAR over the aggregate Exercise Price of such Option or SAR and (iii) if deemed appropriate or desirable by the Committee, in its sole and plenary discretion, by canceling and terminating any Option or SAR having a per-Share Exercise Price equal to, or in excess of, the Fair Market Value of a Share subject to such Option or SAR without any payment or consideration therefor.

SECTION 8. Change of Control.

(a) General. The provisions of this Section 8 shall, subject to Section 4(b), apply notwithstanding any other provision of the Plan to the contrary, except to the extent the Committee specifically provides otherwise in an Award Agreement.

(b) Impact of Change of Control. Upon the occurrence of a Change of Control, except as otherwise provided in Section 8(e), each Award shall be replaced pursuant to Section 4(b) with an award that meets the requirements of this Section 8(b) (any award meeting the requirements of this Section 8(b), a “Replacement Award” and any award intended to be replaced by a Replacement Award, a “Replaced Award”). An Award shall meet the conditions of this Section 8(b) (and hence qualify as a Replacement Award) if: (i) it is of the same type as the Replaced Award; (ii) it has a value equal to the value of the Replaced Award as of the date of the Change of Control; (iii) if the underlying Replaced Award was an equity-based award, it relates to publicly traded equity securities of the Company or the entity surviving the Company following the Change of Control; (iv) it contains terms relating to vesting (including with respect to a termination of employment or service) that are substantially identical to those of the Replaced Award; and (v) its other terms and conditions are not less favorable to the Participant than the terms and conditions of the Replaced Award (including the provisions that would apply in the event of a subsequent Change of Control) as of the date of the Change of Control. Without limiting the generality of the foregoing, a Replacement Award may take the form of a continuation of the applicable Replaced Award if the requirements of the preceding sentence are satisfied. If a Replacement Award is granted, the Replaced Award shall not vest upon the Change of Control. The determination whether the conditions of this Section 8(b) are satisfied shall be made by the Committee, as constituted immediately before the Change of Control, in its sole discretion.

(c) Termination of Employment. Upon a termination of employment or service of a Participant occurring upon or during the two years immediately following the date of a Change of Control by reason of death, disability, by the Company without Cause (as defined in Section 8(d)), or, only to the extent specified in an Award Agreement, by the Participant for “Good Reason” (as defined in as defined in the applicable Award Agreement), (i) all Replacement Awards held by such Participant shall vest in full, be free of restrictions, and be earned in an amount equal to the full value of such Replacement Award, and (ii) unless otherwise provided in the applicable Award Agreement, notwithstanding any other provision of the Plan to the contrary, any Option or SAR held by the Participant as of the date of the Change of Control that remains outstanding as of the date of such termination of employment or service may thereafter be exercised, until (A) in the case of Incentive Stock Options, the last date on which such Incentive Stock Options would be exercisable in the absence of this Section 8(c), and (B) in the case of Nonqualified Stock Options and SARs, the later of (x) the last date on which such Nonqualified Stock Option or SAR would be exercisable upon the relevant termination of employment in the absence of this Section 8(c) and (y) the earlier of (1) the first anniversary of such termination of employment or service and (2) expiration of the term of such Nonqualified Stock Option or SAR.

(d) Definitions. Unless otherwise determined by the Committee and set forth in an applicable Award Agreement, “Cause” shall mean (A) the Participant’s dereliction of duties or gross negligence or failure to perform his duties or refusal to follow any lawful directive of the officer to whom he reports; (B) the Participant’s abuse of or dependency on alcohol or drugs (illicit or otherwise) that adversely affects his performance of duties for the Company; (C) the Participant’s commission of any fraud, embezzlement, theft or dishonesty or any deliberate misappropriation of money or other assets of the Company; (D) the Participant’s breach of any fiduciary duties of the Company; (E) any act, or failure to act, by the Participant in bad faith to the detriment of the Company; (F) the Participant’s failure to cooperate in good faith with a governmental or internal investigation of the Company or any of its directors, managers, officers or employees, if the Company requests the Participant’s cooperation; (G) the Participant’s failure to follow Company policies, including the Company’s code of conduct and/or ethics policy, as may be in effect from time to time; or (H) the Participant’s conviction of, or plea of nolo contendere to, a felony or any serious crime; provided that in cases where cure is possible, the Participant shall first be provided with a 15-day cure period.

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(e) Awards not Replaced. Notwithstanding the foregoing, unless otherwise provided in the applicable Award Agreement, in the event that an Award shall not be replaced pursuant to Section 4(b) with a Replacement Award meeting the requirements of Section 8(b), any such Award that is (i) an outstanding Option or SAR then held by a Participant that is unexercisable or otherwise unvested shall automatically become exercisable or otherwise vested, as the case may be, as of immediately prior to the Change of Control, (ii) a Cash Incentive Award or a Performance Award shall be paid out as if the date of the Change of Control were the last day of the applicable Performance Period and “target” performance levels had been attained and (iii) not described in clause (i) or (ii) of this Section 8(e) then held by a Participant that is unexercisable, unvested or still subject to restrictions or forfeiture, shall automatically be exercisable and vested and all restrictions and forfeiture provisions related thereto shall lapse as of immediately prior to such Change of Control. Notwithstanding the foregoing, if any Award is subject to Section 409A of the Code, this Section 8 shall be applicable only to the extent specifically provided in the Award Agreement and permitted pursuant to Section 11(e). Nothing in this Section 8 shall preclude the Company from settling upon a Change of Control an Award if it is not replaced by a Replacement Award, to the extent effectuated in accordance with Treas. Reg. § 1.409A-3(j)(ix).

SECTION 9. General Provisions.

(a) Nontransferability. Except as otherwise specified in the applicable Award Agreement, during the Participant’s lifetime each Award (and any rights and obligations thereunder) shall be exercisable only by the Participant, or, if permissible under applicable law, by the Participant’s legal guardian or representative, and no Award (or any rights and obligations thereunder) may be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by a Participant otherwise than by will or by the laws of descent and distribution, and any such purported assignment, alienation, pledge, attachment, sale, transfer or encumbrance shall be void and unenforceable against the Company or any Affiliate; provided that (i) the designation of a beneficiary shall not constitute an assignment, alienation, pledge, attachment, sale, transfer or encumbrance and (ii) the Board or the Committee may permit further transferability, on a general or specific basis, and may impose conditions and limitations on any permitted transferability; provided, however, that Incentive Stock Options shall not be transferable in any way that would violate Section 1.422-2(a)(2) of the Treasury Regulations and in no event may any Award (or any rights and obligations thereunder) be transferred in any way in exchange for value. All terms and conditions of the Plan and all Award Agreements shall be binding upon any permitted successors and assigns.

(b) No Rights to Awards. No Participant or other Person shall have any claim to be granted any Award, and there is no obligation for uniformity of treatment of Participants or holders or beneficiaries of Awards. The terms and conditions of Awards and the Committee’s determinations and interpretations with respect thereto need not be the same with respect to each Participant and may be made selectively among Participants, whether or not such Participants are similarly situated.

(c) Share Certificates. All certificates for Shares or other securities of the Company or any Affiliate delivered under the Plan pursuant to any Award or the exercise thereof shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the Plan, the applicable Award Agreement or the rules, regulations and other requirements of the SEC, the Applicable Exchange and any applicable Federal or state laws, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

(d) Withholding.

(i) Authority to Withhold. A Participant may be required to pay to the Company or any Affiliate, and the Company or any Affiliate shall have the right and is hereby authorized to withhold from any Award, from any payment due or transfer made under any Award or under the Plan or from any compensation or other amount owing to a Participant, the amount (in cash, Shares, other securities, other Awards or other property) of any applicable withholding taxes in respect of an Award, its exercise or any payment or transfer under an Award or under the Plan and to take such other action as may be necessary in the opinion of the Committee or the Company to satisfy all obligations for the payment of such taxes.

(ii) Alternative Ways to Satisfy Withholding Liability. Without limiting the generality of clause (i) above, the Committee may, in its sole and plenary discretion, permit a Participant to satisfy, in whole or in part, the foregoing withholding liability by (A) making a payment to the Company in cash (or its equivalent), (B) by exchanging Shares owned by the Participant (which are not the subject of any pledge or other security

Annex C-12

interest), (C) if there shall be a public market for the Shares at such time, subject to such rules as may be established by the Committee, through delivery of irrevocable instructions to a broker to sell the Shares otherwise deliverable pursuant to the Award and to deliver cash promptly to the Company, (D) by having the Company withhold Shares from the Shares otherwise issuable pursuant to the Award, or (E) through any other method (or combination of methods) as approved by the Committee.

(e) Section 409A.

(i)   It is intended that the provisions of the Plan comply with Section 409A of the Code, and all provisions of the Plan shall be construed and interpreted in a manner consistent with the requirements for avoiding taxes or penalties under Section 409A of the Code. Each payment under any Award shall be treated as a separate payment for purposes of Section 409A of the Code. In no event may a Participant, directly or indirectly, designate the calendar year of any payment to be made under any Award.

(ii)  No Participant or the creditors or beneficiaries of a Participant shall have the right to subject any deferred compensation (within the meaning of Section 409A of the Code) payable under the Plan to any anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, attachment or garnishment. Except as permitted under Section 409A of the Code, any deferred compensation (within the meaning of Section 409A of the Code) payable to any Participant or for the benefit of any Participant under the Plan may not be reduced by, or offset against, any amount owing by any such Participant to the Company or any of its Affiliates.

(iii) If, at the time of a Participant’s separation from service (within the meaning of Section 409A of the Code), (A) such Participant shall be a specified employee (within the meaning of Section 409A of the Code and using the identification methodology selected by the Company from time to time) and (B) the Company shall make a good faith determination that an amount payable pursuant to an Award constitutes deferred compensation (within the meaning of Section 409A of the Code) the payment of which is required to be delayed pursuant to the six-month delay rule set forth in Section 409A of the Code in order to avoid taxes or penalties under Section 409A of the Code, then the Company shall not pay such amount on the otherwise scheduled payment date but shall instead pay it on the first business day after such six-month period. Such amount shall be paid without interest, unless otherwise determined by the Committee, in its sole discretion, or as otherwise provided in any applicable employment agreement between the Company and the relevant Participant.

(iv) Notwithstanding any provision of the Plan to the contrary, in light of the uncertainty with respect to the proper application of Section 409A of the Code, the Company reserves the right to make amendments to any Award as the Company deems necessary or desirable to avoid the imposition of taxes or penalties under Section 409A of the Code. In any case, a Participant shall be solely responsible and liable for the satisfaction of all taxes and penalties that may be imposed on such Participant or for such Participant’s account in connection with an Award (including any taxes and penalties under Section 409A of the Code), and neither the Company nor any of its Affiliates shall have any obligation to indemnify or otherwise hold such Participant harmless from any or all of such taxes or penalties.

(f) Award Agreements. Each Award hereunder shall be evidenced by an Award Agreement, which shall be delivered to the Participant and shall specify the terms and conditions of the Award and any rules applicable thereto, including the effect on such Award of the death, disability or termination of employment or service of a Participant and the effect, if any, of such other events as may be determined by the Committee.

(g) No Limit on Other Compensation Arrangements. Nothing contained in the Plan shall prevent the Company or any Affiliate from adopting or continuing in effect other compensation arrangements, which may, but need not, provide for the grant of options, restricted stock, shares, other types of equity-based awards (subject to stockholder approval if such approval is required) and cash incentive awards, and such arrangements may be either generally applicable or applicable only in specific cases.

(h) No Right to Employment. The grant of an Award shall not be construed as giving a Participant the right to be retained as a director, officer, employee or consultant of or to the Company or any Affiliate, nor shall it provide a Participant with any rights to continued service on the Board. Further, the Company or an Affiliate may at any time dismiss a Participant from employment or discontinue any directorship or consulting relationship, free from any liability or any claim under the Plan, unless otherwise expressly provided in the Plan or in any Award Agreement.

Annex C-13

(i) No Rights as a Stockholder. No Participant or holder or beneficiary of any Award shall have any rights as a stockholder with respect to any Shares to be distributed under the Plan until he or she has become the holder of such Shares. In connection with each grant of Restricted Shares, except as provided in the applicable Award Agreement, the Participant shall be entitled to the rights of a stockholder (including the right to vote) in respect of such Restricted Shares. Except as otherwise provided in SECTION 4(b), SECTION 7(c) or the applicable Award Agreement, no adjustments shall be made for dividends or distributions on (whether ordinary or extraordinary, and whether in cash, Shares, other securities or other property), or other events relating to, Shares subject to an Award for which the record date is prior to the date such Shares are delivered.

(j) Governing Law. The validity, construction and effect of the Plan and any rules and regulations relating to the Plan and any Award Agreement shall be determined in accordance with the laws of the State of Delaware, without giving effect to the conflict of laws provisions thereof.

(k) Severability. If any provision of the Plan or any Award is or becomes or is deemed to be invalid, illegal or unenforceable in any jurisdiction or as to any Person or Award, or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to the applicable laws, or if it cannot be construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan or the Award, such provision shall be construed or deemed stricken as to such jurisdiction, Person or Award and the remainder of the Plan and any such Award shall remain in full force and effect.

(l) Other Laws; Restrictions on Transfer of Shares. The Committee may refuse to issue or transfer any Shares or other consideration under an Award if, acting in its sole and plenary discretion, it determines that the issuance or transfer of such Shares or such other consideration might violate any applicable law or regulation or entitle the Company to recover the same under Section 16(b) of the Exchange Act, and any payment tendered to the Company by a Participant, other holder or beneficiary in connection with the exercise of such Award shall be promptly refunded to the relevant Participant, holder or beneficiary. Without limiting the generality of the foregoing, no Award granted hereunder shall be construed as an offer to sell securities of the Company, and no such offer shall be outstanding, unless and until the Committee in its sole and plenary discretion has determined that any such offer, if made, would be in compliance with all applicable requirements of the Federal and any other applicable securities laws.

(m) No Trust or Fund Created. Neither the Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company or any Affiliate, on one hand, and a Participant or any other Person, on the other. To the extent that any Person acquires a right to receive payments from the Company or any Affiliate pursuant to an Award, such right shall be no greater than the right of any unsecured general creditor of the Company or such Affiliate.

(n) Recoupment of Awards. The Company may recoup all or any portion of an Award in accordance with any compensation recovery policy maintained by the Company, as in effect from time to time, including any such policy mandated by applicable law or Applicable Exchange rules. This SECTION 9(n) shall not be the Company’s exclusive remedy with respect to such matters.

(o) No Fractional Shares. No fractional Shares shall be issued or delivered pursuant to the Plan or any Award, and the Committee shall determine whether cash, other securities or other property shall be paid or transferred in lieu of any fractional Shares or whether such fractional Shares or any rights thereto shall be canceled, terminated or otherwise eliminated.

(p) Requirement of Consent and Notification of Election Under Section 83(b) of the Code or Similar Provision. No election under Section 83(b) of the Code (to include in gross income in the year of transfer the amounts specified in Section 83(b) of the Code) or under a similar provision of law may be made unless expressly permitted by the terms of the applicable Award Agreement or by action of the Committee in writing prior to the making of such election. If an Award recipient, in connection with the acquisition of Shares under the Plan or otherwise, is expressly permitted under the terms of the applicable Award Agreement or by such Committee action to make such an election and the Participant makes the election, the Participant shall notify the Committee of such election within ten days of filing notice of the election with the Internal Revenue Service (or any successor thereto) or other governmental authority, in addition to any filing and notification required pursuant to regulations issued under Section 83(b) of the Code or any other applicable provision.

Annex C-14

(q) Requirement of Notification Upon Disqualifying Disposition Under Section 421(b) of the Code. If any Participant shall make any disposition of Shares delivered pursuant to the exercise of an Incentive Stock Option under the circumstances described in Section 421(b) of the Code (relating to certain disqualifying dispositions) or any successor provision of the Code, such Participant shall notify the Company of such disposition within ten days of such disposition.

(r) Headings and Construction. Headings are given to the Sections and subsections of the Plan solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of the Plan or any provision thereof. Whenever the words “include”, “includes” or “including” are used in this Plan, they shall be deemed to be followed by the words “but not limited to”.

SECTION 10. Term of the Plan.

(a) Effective Date. The Plan shall be effective as of, and subject to the occurrence of, the closing of the equity investment contemplated by the Investment Agreement, dated as of December 3, 2023, by and among the Company, JPE Private Equity II, LLC, and the other investors listed on Schedule I thereto occurs (the “Effective Date”), provided that it is approved by the shareholders of the Company prior to such date.

(b) Expiration Date. No Award shall be granted under the Plan after the tenth anniversary of the Effective Date. Unless otherwise expressly provided in the Plan or in an applicable Award Agreement, any Award granted hereunder, and the authority of the Board or the Committee to amend, alter, adjust, suspend, discontinue or terminate any such Award or to waive any conditions or rights under any such Award, shall nevertheless continue thereafter.

Annex C-15

Annex D

December 3, 2023

STRICTLY CONFIDENTIAL

The Board of Directors
SilverSun Technologies, Inc.

To the Board of Directors:

We understand that SilverSun Technologies, Inc. (“SSNT”, the “Company”) is considering a transaction (the “Transaction”) to be effected by entering into an investment agreement (the “Agreement”) by and among the Company, Jacobs Private Equity II, LLC (“JPE”, the “Principal Investor”) and each of the other investors listed on Schedule I of the Agreement (including the Principal Investor, each an “Investor,” and together, the “Investors”) pursuant to which, as currently contemplated: (i) each Investor wishes to purchase, and the Company wishes to sell to each Investor, (a) that number of shares of the Company’s convertible perpetual preferred stock having the terms set forth in Exhibit A to the Agreement (the “Preferred Stock”), and (b) warrants in the form of Exhibit B to the Agreement (the “Warrants”) representing the right to purchase the number of shares of the Company’s common stock, par value $0.00001 per share (the “Company Common Stock”), in each case for the price and upon the terms and conditions set forth in the Agreement (the Preferred Stock and the Warrants, collectively, the “Securities”); (ii) the Company intends to separate (the “Separation”) its business application, technology and consulting businesses (including the business of providing business management applications and technologies and professional consulting services, and its cyber defense products and security services business) into SilverSun Technologies Holdings, Inc., a Nevada corporation and direct wholly owned subsidiary of the Company (“SpinCo”) and, seven (7) days following the Record Date (such seven (7)-day period, the “Post-Closing Spin-Off Period”), distribute (the “Distribution” and the date of such distribution, the “Distribution Date”) all of the issued and outstanding shares of common stock of SpinCo (such common stock, the “SpinCo Common Stock”) to each stockholder of the Company as of the close of business on the date that is one (1) day prior to the Closing Date (the “Record Date,” and the Separation and the Distribution, the “Spin-Off” ), pursuant to that certain Separation and Distribution Agreement, by and between the Company and SpinCo (the “Separation Agreement”); (iii) in connection with the Spin-Off, the Company intends to enter into a Tax Matters Agreement, by and between the Company and SpinCo (the “Tax Matters Agreement”) pursuant to which the Parties have agreed that (a) except as otherwise set forth in the Agreement, (i) all Tax liabilities for the Pre-Distribution Period and (ii) all Spin-Off Taxes in excess of $1,500,000 shall be borne by SpinCo, and (b) except as otherwise set forth in the Agreement, (i) all Tax liabilities of Parent from the Post-Distribution Tax Period and (ii) Spin-Off Taxes up to $1,500,000 shall be borne by Parent; (iv) in connection with declaring the Distribution, the Company shall declare a cash dividend, in an amount per share of Company Common Stock equal to $2,500,000 divided by the number of shares of Company Common Stock issued and outstanding as of the Record Date, to the Company’s stockholders of record as of the Record Date (the “Cash Dividend”), to be funded by proceeds to be received by the Company from the Equity Investment and to be paid on the Distribution Date; (v) the Principal Investor shall pay, or cause to be paid, up to $900,000 of the out-of-pocket expenses incurred by the Company in connection with the Agreement and the transactions and related agreements contemplated hereby and thereby (the “Company Transaction Expenses”); (vi) Shares of the Preferred Stock shall have an initial conversion price of $0.571 per share of Company Common Stock; without giving effect to the 8:1 Reverse Split, and dividends on the Convertible Preferred Stock shall be payable quarterly, when, as and if declared by the Board of Directors or a duly authorized committee thereof, at the rate per annum of 9% per share on the Accreted Liquidation Preference in effect at such time; (vii) the Investors will receive a total number of Warrants equal to the number of shares of Common Stock that the Investors would be entitled to receive if the Investors converted all of their respective shares of Preferred Stock immediately following the Closing; and (viii) the Warrants shall have an Expiration Date on the 10th anniversary of the Issuance Date and an initial exercise price of 50% of the Warrants shall be $0.571 per share of Company Common Stock, without giving effect to the 8:1

The Benchmark Company, LLC — Member FINRA, SIPC

150 East 58th Street, 17th Floor, New York, NY 10155 — Tel: 212-312-6700

Annex D-1

Reverse Split; the initial exercise price of 25% of the Warrants shall be $0.856 per share of Company Common Stock, without giving effect to the 8:1 Reverse Split; and the initial exercise price of 25% of the Warrants shall be $1.712 per share of Company Common Stock, without giving effect to the 8:1 Reverse Split. Terms capitalized but otherwise not defined shall have their respective meanings set forth in the Agreement.

The board of directors of the Company (the “Board”) has requested that The Benchmark Company, LLC (“Benchmark”) provide a written opinion (the “Opinion”) to the Board as to whether the Transaction is fair to the Company’s shareholders from a financial point of view.

In exchange for our services in rendering this Opinion, the Company has agreed to pay a fee to Benchmark, which is not contingent upon either the conclusion expressed herein or the consummation of the Transaction. The Company has also agreed to indemnify us against certain potential liabilities in connection with our services in rendering this Opinion and to reimburse us for certain of our expenses incurred in connection with our engagement with the Company. We may seek to provide other financial advisory or investment banking services to the Company and/or its affiliates and other participants in the Transaction in the future for which we may receive compensation.

This Opinion is addressed to, and is intended for the use, information and benefit of the Board (solely in their capacity as such) and may not be used for any other purpose without our prior written consent. This Opinion is not intended to be, and does not constitute, a recommendation to the Board, any security holder or any other party as to how to act or vote with respect to any matter relating to the Transaction or otherwise.

We have not been requested to opine as to, and this Opinion does not express an opinion as to or otherwise address, among other things: (1) the underlying business decision of the Board, the Company, its security holders or any other party to proceed with or effect the Transaction, (ii) the terms of any arrangements, understandings, agreements or documents related to, or the form, structure or any other portion or aspect of, the Transaction or otherwise (other than the consideration to the extent expressly specified herein), (iii) the fairness of any portion or aspect of the Transaction to the holders of any class of securities, creditors or other constituencies of the Company, or to any other party, except if and only to the extent expressly set forth in the last sentence of this Opinion, (iv) the relative merits of the Transaction as compared to any alternative business strategies or transactions that might be available for the Company or any other party, (v) the fairness of any portion or aspect of the Transaction to any one class or group of the Company’s or any other party’s security holders or other constituents vis-à-vis any other class or group of the Company’s or such other party’s security holders or other constituents (including, without limitation, the allocation of any consideration amongst or within such classes or groups of security holders or other constituents), (vi) the solvency, creditworthiness or fair value of the Company or any other participant in the Transaction, or any of their respective assets, under any applicable laws relating to bankruptcy, insolvency, fraudulent conveyance or similar matters, or (vii) the fairness, financial or otherwise, of the amount, nature or any other aspect of any compensation to or consideration payable to or received by any officers, directors or employees of any party to the Transaction, any class of such persons or any other party, relative to the consideration or otherwise. Furthermore, no opinion, counsel or interpretation is intended in matters that require legal, regulatory, accounting, insurance, tax or other similar professional advice. It is assumed that such opinions, counsel or interpretations have been or will be obtained from the appropriate professional sources. Furthermore, we have relied, with the consent of the Board, on the assessments by the Board, the Company and its advisors, as to all legal, regulatory, accounting, insurance and tax matters with respect to the Company, the Transaction or otherwise. The issuance of this Opinion was approved by a committee authorized to approve opinions of this nature.

In arriving at this Opinion, we reviewed and considered such financial and other matters as we deemed relevant, including, among other things:

•        An execution version of the Agreement provided to us by the Company, dated December 3, 2023;

•        discussions with certain members of the management of the Company and certain of its advisors and representatives regarding the Company, the Transaction and related matters;

•        the current and historical market prices, trading characteristics and financial performance of the publicly traded securities of certain companies that we deemed to be relevant;

•        such other information, economic and market criteria and data, financial studies, analyses and investigations and such other factors as Benchmark deemed relevant.

Annex D-2

We have relied upon and assumed, without independent verification, the accuracy and completeness of all data, material and other information furnished, or otherwise made available, to us, discussed with or reviewed by us, or publicly available, and do not assume any responsibility with respect to such data, material and other information. We have relied upon and assumed, without independent verification, that there has been no change in the business, assets, liabilities, financial condition, results of operations, cash flows or prospects of the Company since the respective dates of the most recent financial statements, filings and other information, financial or otherwise, provided to us that would be material to our analyses or this Opinion, and that there is no information or any facts that would make any of the information reviewed by us incomplete or misleading. Benchmark has further relied upon the assurance of the management of the Company that they are unaware of any facts that would make the information provided to Benchmark incomplete or misleading in any material respect. In connection with its review and arriving at this Opinion, Benchmark did not assume any responsibility for the independent verification of any of the foregoing information and relied on the completeness and accuracy as represented by the Company. In addition, we have relied upon and assumed, without independent verification, that the final form of the Agreement will not differ in any material respect from the version of the Agreement provided to us as identified above. In addition, Benchmark did not make any independent evaluation or appraisal of the assets or liabilities of the Company, nor was Benchmark furnished with any such independent evaluations or appraisals. This Opinion is necessarily based upon financial, economic, market and other conditions as they existed on, and should be evaluated as of, the date hereof. Although subsequent developments might affect this Opinion, Benchmark does not have any obligation to update, revise or reaffirm this Opinion.

Benchmark has assumed that the Transaction will be consummated on terms substantially similar to those set forth in the draft of the Agreement provided to us as identified above. Furthermore, the Company represented to Benchmark that the Transaction was negotiated by the parties on an arm’s length basis.

In the ordinary course of our business, Benchmark may have actively traded the equity or debt securities of the Company and may continue to actively trade such equity or debt securities. In addition, certain individuals who are employees of, or are affiliated with, Benchmark may have in the past and may currently be stockholders of the Company.

Based upon and subject to the foregoing, and in reliance thereon, it is our opinion that, as of the date hereof, the Transaction pursuant to the Agreement is fair to the Company’s shareholders from a financial point of view.

Very truly yours,
THE BENCHMARK COMPANY, LLC
By:	/s/ John J. Borer III
Name:	John J. Borer III
Title:	Senior Managing Director & Co-Head of Investment Banking

Annex D-3

Annex E

VOTING AND SUPPORT AGREEMENT

This VOTING AND SUPPORT AGREEMENT, dated as of December 3, 2023 (this “Agreement”), is by and between Jacobs Private Equity II, LLC, a Delaware limited liability company (the “Principal Investor”) and each of the other parties set forth on the signature pages hereto (each a “Stockholder” and together, the “Stockholders”). The Principal Investor and the Stockholders are each sometimes referred to herein as a “Party,” and collectively, as the “Parties.”

RECITALS:

WHEREAS, concurrently with the execution and delivery of this Agreement, the Principal Investor, SilverSun Technologies, Inc., a Delaware corporation (the “Company”), and each of the other Investors (as defined in the Investment Agreement) listed on Schedule I thereto including the Principal Investor (each an “Investor,” and together, the “Investors”) are entering into an Investment Agreement (as may be amended from time to time, the “Investment Agreement”);

WHEREAS, as a condition and an inducement to the Principal Investor’s willingness to enter into the Investment Agreement, the Principal Investor has required that the Stockholders agree to, and the Stockholders have agreed to, enter into this Agreement with respect to all shares of the Company’s common stock, par value $0.00001 per share (the “Company Common Stock”) that the Stockholders Beneficially Own;

WHEREAS, the Board of Directors of the Company has, prior to the execution and delivery of this Agreement, unanimously (a) approved, adopted and declared advisable the Investment Agreement and the transactions contemplated by the Investment Agreement, including the Equity Investment, the Fifth A&R Certificate of Incorporation, the A&R Bylaws, the Spin-Off and the Cash Dividend, (b) declared that it is in the best interests of the Company and the stockholders of the Company that the Company enter into the Investment Agreement and consummate the Equity Investment, the Fifth A&R Certificate of Incorporation, adopt the A&R Bylaws, and consummate the Spin-Off and the Cash Dividend, on the terms and subject to the conditions set forth in the Investment Agreement, and (c) recommended to the stockholders of the Company that they vote in favor of the approval of (i) the Equity Investment and all of the other transactions contemplated by the Investment Agreement, (ii) the Fifth A&R Certificate of Incorporation (including the Reverse Split contemplated by the Fifth A&R Certificate of Incorporation) and (iii) any equity incentive plan proposed by the Principal Investor pursuant to the Investment Agreement;

WHEREAS, each Stockholder is the Beneficial Owner, and has either sole or shared voting power over, such number of shares of Company Common Stock as is indicated opposite each such Stockholder’s name on Schedule A attached hereto; and

WHEREAS, the Principal Investor desires that the Stockholders agree, and the Stockholders are willing to agree, not to Transfer any of their Subject Securities (other than Permitted Transfers), and to vote their Subject Securities in favor of the approval of (a) the Equity Investment and all of the other transactions contemplated by the Investment Agreement, (b) the Fifth A&R Certificate of Incorporation (including the Reverse Split contemplated by the Fifth A&R Certificate of Incorporation) and (c) any equity incentive plan proposed by the Principal Investor pursuant to the Investment Agreement, subject to the terms and conditions hereof.

NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth below and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereto, intending to be legally bound, do hereby agree as follows:

1. Definitions. Capitalized terms used but not otherwise defined herein shall have the respective meanings ascribed to such terms in the Investment Agreement. When used in this Agreement, the following terms in all of their tenses, cases and correlative forms shall have the meanings assigned to them in this Section 1 or elsewhere in this Agreement.

“Adverse Amendment” shall mean an amendment or modification to the Investment Agreement in the form as it exists as of the time of the execution of the Investment Agreement in a manner that alters or changes the amount or form of consideration to be paid to the Company or the Company’s stockholders in connection with the transactions contemplated by the Investment Agreement, including the Equity Investment, the Spin-Off and the Cash Dividend or otherwise amends or modifies the Investment Agreement in a manner adverse in any material respect to the Stockholders.

Annex E-1

“Affiliates” shall have the meaning set forth in Rule 12b-2 of the Securities Exchange Act of 1934.

“Beneficially Own” or “Beneficial Ownership” has the meaning assigned to such term in Rule 13d-3 under the Securities Exchange Act of 1934 and the rules and regulations promulgated thereunder, and a Person’s beneficial ownership of securities shall be calculated in accordance with the provisions of such Rule (in each case, irrespective of whether or not such Rule is actually applicable in such circumstance). For the avoidance of doubt, Beneficially Own and Beneficial Ownership shall also include record ownership of securities.

“Beneficial Owners” shall mean Persons who Beneficially Own the referenced securities.

“Expiration Time” shall mean the earliest to occur of (i) the time that the Investment Agreement has been approved by stockholders of the Company and all of the other Stockholder Approvals have been obtained, (ii) the delivery of written notice of termination by the Stockholders to the Principal Investor following any Adverse Amendment made without the prior written consent of the Stockholders, (iii) such date and time as the Investment Agreement shall have been validly terminated pursuant to its terms and (iv) the termination of this Agreement by mutual written consent of the Parties.

“Permitted Transfer” shall mean, in each case, with respect to each Stockholder, any Transfer of Subject Securities by the Stockholder to another Stockholder or to an Affiliate of such Stockholder (as applicable, a “Permitted Transferee”), so long as (i) such Transfer is in accordance with applicable Law, (ii) such Stockholder is, and at all times has been, in compliance with this Agreement, and (iii) such Affiliate, in connection with, and prior to, such Transfer, executes a joinder to this Agreement, in form and substance reasonably acceptable to the Principal Investor, pursuant to which such Affiliate agrees to become a party to this Agreement and be subject to the restrictions and obligations applicable to such Stockholder and otherwise become a party for all purposes of this Agreement; provided that, notwithstanding the foregoing, no such Transfer shall relieve the transferring Stockholder from its obligations under this Agreement. In addition, the Stockholders, collectively, may sell and transfer up to fifty percent (50%) of the Subject Securities Beneficially Owned, collectively, by the Stockholders and any such sale and transfer shall be deemed to be a “Permitted Transfer” and each purchaser shall be a “Permitted Transferee” hereunder, so long as (A) such sale and transfer is in accordance with applicable Law, (B) each purchaser of such Subject Securities, in connection with, and prior to, such sale and transfer, executes a joinder to this Agreement, in form and substance reasonably acceptable to the Principal Investor, pursuant to which such purchaser agrees to become a party to this Agreement and be subject to the restrictions and obligations applicable to such Stockholder and otherwise become a party for all purposes of this Agreement, (C) such sale and transfer is effected as a private sale, pursuant to a private sale exception from the registration requirements of the securities laws and (D) such sale and transfer does not and would not reasonably be expected to prevent, impair, materially delay or materially adversely affect the consummation of the Equity Investment or any of the other transactions contemplated by the Investment Agreement.

“Person” shall mean a natural person, partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture or other entity or organization.

“Subject Securities” shall mean, collectively, shares of Company Common Stock and New Company Common Stock.

“Transfer” shall mean (i) any direct or indirect offer, sale, lease, assignment, encumbrance, loan, pledge, grant of a security interest, hypothecation, disposition or other transfer (by operation of law or otherwise), either voluntary or involuntary, or entry into any contract, option or other arrangement or understanding with respect to any offer, sale, lease, assignment, encumbrance, loan, pledge, hypothecation, disposition or other transfer (by operation of law or otherwise), of any capital stock or interest in any capital stock (or any security convertible or exchangeable into such capital stock), including in each case through the Transfer of any Person or any interest in any Person, or (ii) in respect of any capital stock or interest in any capital stock, entry into any swap or any other agreement, transaction or series of transactions that hedges or transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of such capital stock or interest in capital stock, whether any such swap, agreement, transaction or series of transactions is to be settled by delivery of securities, in cash or otherwise. For purposes of this Agreement, “capital stock” shall include interests in a partnership or limited liability company.

2.         Agreement to Retain Subject Securities.

2.1       Transfer of Subject Securities. Other than a Permitted Transfer, from the date of this Agreement until the Expiration Time, no Stockholder shall, with respect to any Subject Securities Beneficially Owned by such Stockholder, Transfer any such Subject Securities.

Annex E-2

2.2       Additional Purchases; Adjustments. Each Stockholder agrees that any shares of Company Common Stock and any other shares of capital stock or other equity securities of the Company that such Stockholder purchases or otherwise acquires or with respect to which such Stockholder otherwise acquires voting power (or with respect to which the Stockholders collectively acquire voting power) after the execution of this Agreement and prior to the Expiration Time (the “New Company Common Stock”) shall be subject to the terms and conditions of this Agreement to the same extent as if they constituted Company Common Stock. In the event of any stock split, stock dividend, merger, reorganization, recapitalization, reclassification, combination, exchange of shares or the like of the capital stock of the Company affecting the Subject Securities, the terms of this Agreement shall apply to the resulting securities.

2.3       Unpermitted Transfers; Involuntary Transfers. Any Transfer or attempted Transfer of any Subject Securities in violation of this Section 2 shall, to the fullest extent permitted by Law, be null and void ab initio. If any involuntary Transfer of any of such Stockholder’s Subject Securities shall occur, the transferee (which term, as used herein, shall include any and all transferees and subsequent transferees of the initial transferee) shall take and hold such Subject Securities subject to all of the restrictions, liabilities and rights under this Agreement, which shall continue in full force and effect until the valid termination of this Agreement.

3.         Agreement to Vote and Approve. From the date of this Agreement until the Expiration Time, at every meeting of the stockholders of the Company called with respect to any of the following matters, and at every adjournment or postponement thereof, and on every action or approval by written consent of the stockholders of the Company with respect to any of the following matters, each Stockholder shall, and shall cause each holder of record on any applicable record date to (including via proxy), vote the Subject Securities: (a) in favor of (i) the approval of (A) the Equity Investment and all of the other transactions contemplated by the Investment Agreement, (B) the Fifth A&R Certificate of Incorporation (including the Reverse Split contemplated by the Fifth A&R Certificate of Incorporation) and (C) any equity incentive plan proposed by the Principal Investor pursuant to the Investment Agreement and (ii) any proposal to adjourn or postpone such meeting of stockholders of the Company to a later date if there are not sufficient votes to approve the adoption of the Investment Agreement or to obtain the Stockholder Approvals; and (b) against (i) any action or agreement that would reasonably be expected to result in any condition set forth in Article VI of the Investment Agreement not being fulfilled, (ii) any Takeover Proposal, Alternative Acquisition Agreement or any of the transactions contemplated thereby, (iii) any action which would reasonably be expected to prevent, impair, materially delay or materially adversely affect the consummation of the Equity Investment or any of the other transactions contemplated by the Investment Agreement and (iv) any action which would reasonably be expected to result in a material breach of any representation, warranty, covenant or agreement of the Company in the Investment Agreement.

4.         Representations and Warranties of the Stockholders. Each Stockholder, on behalf of itself and each other Stockholder, hereby severally, and not jointly and severally, represents and warrants to the Principal Investor as follows:

4.1       Due Authority. Such Stockholder has the full power and authority or capacity, as applicable to make, enter into and carry out the terms of this Agreement. This Agreement has been duly and validly executed and delivered by such Stockholder and, assuming the due and valid execution and delivery hereof by the Principal Investor, constitutes a valid and binding agreement of such Stockholder enforceable against it in accordance with its terms (except as such enforceability may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other similar laws of general applicability relating to or affecting creditor’s rights, and to general equitable principles).

4.2       Ownership of the Company Common Stock. As of the date hereof, such Stockholder (a) Beneficially Owns the shares of the Company Common Stock indicated on Schedule A hereto opposite such Stockholder’s name, free and clear of any and all Liens, other than those created by (i) this Agreement and (ii) any applicable restrictions on transfers under the Securities Act or any applicable state securities law, and (b) has sole voting power over all of the shares of Company Common Stock Beneficially Owned by such Stockholder. As of the date hereof, such Stockholder does not Beneficially Own any capital stock or other securities of the Company other than the shares of Company Common Stock set forth on Schedule A opposite such Stockholder’s name. As of the date hereof, such Stockholder does not Beneficially Own any rights to purchase or acquire any shares of voting stock or other voting securities of the Company except as set forth on Schedule A opposite such Stockholder’s name.

Annex E-3

4.3       No Conflict; Consents.

(a)        The execution and delivery of this Agreement by such Stockholder does not, and the performance by such Stockholder of the obligations under this Agreement and the compliance by such Stockholder with any provisions hereof do not and will not: (i) conflict with or violate any Laws applicable to such Stockholder, or (ii) result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a Lien on any of the shares of Company Common Stock Beneficially Owned by such Stockholder pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which such Stockholder is a party or by which such Stockholder is bound.

(b)        No consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Entity or any other Person, is required by or with respect to such Stockholder in connection with the execution and delivery of this Agreement or the performance by such Stockholder of its obligations hereunder.

4.4       Absence of Litigation. There is no action, suit, investigation or Proceeding (whether judicial, arbitral, administrative or other) (each an “Action”) pending against, or, to the knowledge of such Stockholder, threatened against or affecting, such Stockholder that would reasonably be expected to prevent, impair, materially delay or materially adversely affect the ability of such Stockholder to perform such Stockholder’s obligations hereunder or to consummate the transactions contemplated hereby on a timely basis.

4.5       Reliance by the Principal Investor. Each Stockholder understands and acknowledges that the Principal Investor is entering into the Investment Agreement in reliance upon such Stockholder’s execution, and delivery of this Agreement and the performance of such Stockholder’s obligations hereunder.

5.         Termination. This Agreement (except to the extent provided below in this Section 5) shall terminate and shall have no further force or effect immediately as of and following the Expiration Time; provided, that the provisions set forth in this Section 5, Section 7, Section 8 and Section 10 (other than Section 10.16) shall survive the termination of this Agreement unless the Investment Agreement is terminated prior to the Closing in accordance with its terms; provided, further, nothing herein shall relieve any Party for any breach of any provision of this Agreement prior to termination.

6.         Notice of Certain Events. The Stockholders shall notify the Principal Investor in writing as promptly as reasonably practicable of any fact, event or circumstance that would cause, or reasonably be expected to cause or constitute, a breach in any material respect of the representations and warranties of the Stockholders under this Agreement; provided, that the delivery of any notice pursuant to this Section 6 shall not limit or otherwise affect the remedies available to any Party.

7.         Waiver of Certain Actions. Each Stockholder hereby agrees not to commence or participate in, and to take all actions necessary to opt out of any class in any class action with respect to, any Legal Action, derivative or otherwise, against the Principal Investor, the Company or any of their respective Subsidiaries or successors (a) challenging the validity of, or seeking to enjoin or delay the operation of, any provision of this Agreement or the Investment Agreement (including any claim seeking to enjoin or delay the Closing) or (b) to the fullest extent permitted under Law, alleging a breach of any duty of the Board of Directors of the Company in connection with the Investment Agreement, this Agreement or the transactions contemplated thereby or hereby; provided, that this Section 7 shall not be deemed a waiver of any rights of any Stockholder or any Permitted Transferee thereof for any breach of the Investment Agreement.

8.         Release. Effective as of the Closing, each of the Stockholders, for itself and for each of its Affiliates, and each of their respective heirs, beneficiaries, trustees, executors, administrators, Representatives, successors and assigns, hereby generally, irrevocably, fully, unconditionally and completely releases, acquits and forever discharges, to the fullest extent permitted by Law, the Company, the Affiliates and Subsidiaries of the Company, the Principal Investor, its Affiliates and the past, present or future officers, agents, directors, supervisors, insurers, trustees, partners, attorneys, employees, administrators, executors, predecessors, successors and assigns of each of the Company, its Affiliates and Subsidiaries, the Principal Investor and the Affiliates of the Principal Investor (hereinafter, the “Released Parties”) from any and all Released Claims. Each of the Stockholders shall not, in any federal court, state court, arbitration, regulatory agency, or other tribunal or forum commence, file, initiate, institute, cause to be instituted, assist in instituting, or permit to be instituted on their, his, her, or its behalf, or

Annex E-4

on behalf of any other Person, any Released Claims against any Released Party or challenging the validity of the release set forth in this Section 8.

For the purposes of this Agreement, (a) “Claims” means any actual or potential, charges, complaints, claims, counterclaims, duties, actions, causes of action in law or in equity, suits, liens, liabilities, debts due, sums of money, demands, obligations, accountings, damages, punitive damages, losses, costs or expenses, attorneys’ fees of any nature whatsoever and liabilities of any kind or nature whatsoever and (b) “Released Claims” means all Claims, known or unknown, suspected or unsuspected, whether arising under state, federal or other Law, or based on common law, statutory law, regulations or otherwise, that a Stockholder or any of its Affiliates at any time had or claimed to have or may have or claim to have, in each case in such capacity, against any of the Released Parties relating to any matter, occurrence, action or activity on, or prior to, the Closing.

The Stockholders may after the date of this Agreement discover facts in addition to or different from those that any of them now knows or knows as of the date of this Agreement or believes to be true with respect to the subject matter of the Released Claims; however, each of the Stockholders fully, finally, and forever settles and releases any and all Released Claims released hereunder, known or unknown, suspected or unsuspected, contingent or non-contingent, whether or not concealed or hidden, without regard to the subsequent discovery or existence of such different or additional facts.  Each of the Stockholders and the Principal Investor acknowledges that the foregoing waiver was separately bargained for and a key element of this Agreement of which this release is a part.

9.      Further Assurances. Each Stockholder agrees to execute and deliver, or cause to be executed and delivered, such additional instruments, and shall take such further actions, as the Principal Investor may reasonably request for the purpose of carrying out and furthering the intent of this Agreement.

10.    Miscellaneous.

10.1  Severability. If any provision of this Agreement or the application of any such provision to any person or circumstance shall be held invalid, illegal or unenforceable in any respect by a court of competent jurisdiction, such invalidity, illegality or unenforceability shall not affect the validity, legality or enforceability of any other provision hereof and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

10.2  Successors and Assigns. Neither this Agreement nor any of the rights, interests or obligations of the Parties hereunder shall be assigned, in whole or in part, by operation of Law or otherwise by any of the Parties without the prior written consent of the other Party, and any attempt to make any such assignment without such consent shall be null and void; provided, that, for the avoidance of doubt, the Principal Investor’s consent shall not be required for any Permitted Transfer. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the Parties and their respective successors and permitted assigns.

10.3  Amendments and Modifications. No provision of this Agreement may be amended or modified unless such amendment or modification is in writing and signed by (a) the Principal Investor and (b) the Stockholders. No failure or delay by any Party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by applicable Law.

10.4  Notices. All notices or other communications required or permitted to be given hereunder shall be in writing and shall be delivered by hand or sent by email or sent, postage prepaid, by registered, certified or express mail or reputable overnight courier service and shall be deemed given when so delivered by hand or sent by email, or if mailed, three (3) days after mailing (one (1) business day in the case of express mail or overnight courier service), as follows (or at such other address for a Party as shall be specified by notice given in accordance with this Section 10.4):

(a)              If to any of the Stockholders, to:

The address or email address of such Stockholder as it appears on the signature page of such Stockholder hereto.

Annex E-5

with copies (which shall not be considered notice) to:

Lucosky Brookman LLP

101 Wood Avenue South, 5th Floor

Woodbridge, NJ 08830

Email:        jlucosky@lucbro.com

chaunschild@lucbro.com

Attention:  Joseph Lucosky

Chris Haunschild

(b)if to the Principal Investor, to:

Jacobs Private Equity II, LLC

5 American Lane

Greenwich, CT 06831

Email:        Austin.Landow@jpe.com

Attention:  Austin Landow

and with a copy (which shall not be considered notice) to:

Wachtell, Lipton, Rosen & Katz

51 West 52nd Street

New York, NY 10019

Email:        AOEmmerich@wlrk.com

VSapezhnikov@wlrk.com

Attention:  Adam O. Emmerich

Viktor Sapezhnikov

or to such other address as any Party may have furnished to the other in writing in accordance herewith, except that notices of change of address shall be effective upon receipt.

10.5     Governing Law. This Agreement shall be governed by, and construed in accordance with, the Laws of the State of Delaware, regardless of the Laws that might otherwise govern under applicable principles of conflicts of Laws thereof.

10.6     Consent to Jurisdiction; Service of Process; Venue. Each of the Parties hereto irrevocably and unconditionally submits to the exclusive jurisdiction of the Delaware Court of Chancery (and if the Delaware Court of Chancery shall be unavailable, any Delaware State court and the Federal court of the United States of America sitting in the State of Delaware) for the purposes of any suit, action or other proceeding arising out of this Agreement. Each of the Parties further agrees that, to the fullest extent permitted by applicable Law, service of any process, summons, notice or document by U.S. registered mail to such person’s respective address set forth above shall be effective service of process for any action, suit or proceeding in the State of Delaware with respect to any matters to which it has submitted to jurisdiction as set forth above in the immediately preceding sentence. Each of the Parties hereto irrevocably and unconditionally waives (and agrees not to plead or claim), any objection to the laying of venue of any action, suit or proceeding arising out of this Agreement in the Delaware Court of Chancery (and if the Delaware Court of Chancery shall be unavailable, in any Delaware State court or the Federal court of the United States of America sitting in the State of Delaware) or that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum.

10.7     Enforcement. The Parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached and that money damages are an inadequate remedy for an actual or threatened breach of this Agreement because of the difficulty of ascertaining the amount of damage that will be suffered by the non-breaching Party in the event that this Agreement is breached. It is accordingly agreed that the Parties hereto shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in the

Annex E-6

Delaware Court of Chancery (and if the Delaware Court of Chancery shall be unavailable, in any Delaware State court or the Federal court of the United States of America sitting in the State of Delaware), this being in addition to any other remedy to which they are entitled at Law or in equity. Each of the Parties agrees that it will not oppose the granting of an injunction, specific performance and other equitable relief, without proof of actual damages, on the basis that (a) any Party has an adequate remedy at law or (b) an award of specific performance is not an appropriate remedy for any reason at law or equity. Each Party further agrees that no other Party or any other Person shall be required to obtain, furnish, secure or post any bond or similar instrument in connection with or as a condition to obtaining any remedy referred to in this Section 10.7, and each Party irrevocably waives any right it may have to require the obtaining, furnishing, securing or posting of any such bond or similar instrument.

10.8     WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY SUIT, ACTION OR OTHER PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT. EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH PARTY WOULD NOT, IN THE EVENT OF ANY ACTION, SUIT OR PROCEEDING, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT, BY, AMONG OTHER THINGS, THE MUTUAL WAIVER AND CERTIFICATIONS IN THIS Section 10.8.

10.9     Entire Agreement; No Third-Party Beneficiaries. This Agreement and the Investment Agreement (including the documents and the instruments referred to herein and therein) constitute the entire agreement and supersedes all prior agreements and understandings, both written and oral, between the Parties with respect to the subject matter of this Agreement and is not intended to confer upon any person other than the Parties hereto (and their respective successors and assigns) any rights (legal, equitable or otherwise) or remedies, whether as third party beneficiaries or otherwise, except as otherwise set forth herein, except, from and after the Closing Date, for the provisions of Section 9 and the rights of the Released Parties set forth therein.

10.10   Counterparts. This Agreement may be executed in one or more counterparts (including by any electronic signature complying with the U.S. ESIGN Act of 2000, e.g., www.docusign.com), all of which shall be considered one and the same agreement and shall become effective when one or more such counterparts have been signed by each of the Parties and delivered to the other Party.

10.11   Consents and Approvals. For any matter under this Agreement requiring the consent or approval of any Party to be valid and binding on the Parties hereto, such consent or approval must be in writing and executed and delivered to the other Party by a person duly authorized by such Party to do so.

10.12   No Agreement Until Executed. Irrespective of negotiations among the Parties or the exchanging of drafts of this Agreement, this Agreement shall not constitute or be deemed to evidence a contract, agreement, arrangement or understanding between the parties hereto unless and until (a) the Investment Agreement is executed and delivered by all parties thereto, and (b) this Agreement is executed and delivered by the Parties.

10.13   Expenses. All costs and expenses incurred in connection with this Agreement shall be paid by the Party incurring such cost or expense, whether or not the Equity Investment and the other transactions contemplated by the Investment Agreement are consummated.

10.14   Action in Stockholder Capacity Only. Notwithstanding anything to the contrary in this Agreement, (a) no Person executing this Agreement (or designee or Representative of such Person) who has been, is or becomes during the term of this Agreement a director or officer of the Company shall be deemed to make any agreement or understanding in this Agreement in such Person’s capacity as a director of the Company and (b) the Parties acknowledge and agree that this Agreement is entered into by the Stockholders solely in their capacity as the Beneficial Owner of shares of Company Common Stock and nothing in this Agreement shall restrict in any respect any actions taken by the Stockholders or their designees or Representatives who are a director of the Company solely in his or her capacity as a director of the Company. For the avoidance of doubt, nothing in this Section 10.14 shall in any way modify, alter or amend any of the terms of the Investment Agreement.

Annex E-7

10.15   Documentation and Information. Except (a) for communications consistent with the final form of joint press release announcing the Investment Agreement and the investor presentation given to investors on the day of announcement of the Investment Agreement or (b) as may be required by applicable Law or stock exchange rule or regulation (provided that reasonable notice of any such disclosure will be provided to the Principal Investor), no Stockholder shall make any public announcement regarding this Agreement and the transactions contemplated hereby without the prior written consent of the Principal Investor. Notwithstanding the foregoing, each Stockholder consents to the Principal Investor and the Company publishing and disclosing in all documents and schedules filed with the SEC, and any press release or other disclosure document that the Principal Investor or the Company reasonably determines to be necessary in connection with the transactions contemplated by the Investment Agreement, the existence and the terms of this Agreement (including filing a copy of this Agreement).

10.16   Obligation to Update Schedule A. The Stockholders agree that in connection with any acquisitions or Transfers (to the extent permitted) of Subject Securities by any Stockholder, the Stockholders will, as promptly as practicable following the completion of such acquisition or Transfer, notify the Principal Investor in writing of such acquisition or Transfer and the Parties will update Schedule A to reflect the effect of such acquisition or Transfer.

10.17   Non-Survival of Representations and Warranties. The respective representations and warranties of the Stockholders and the Principal Investor contained herein shall not survive the closing of the Equity Investment and the other transactions contemplated hereby and by the Investment Agreement.

[Signature page follows]

Annex E-8

IN WITNESS WHEREOF, the Parties have duly executed this Agreement by their authorized representatives as of the date first above written.

JACOBS PRIVATE EQUITY II, LLC
By:	/s/ Bradley S. Jacobs
Name:	Bradley S. Jacobs
Title:	Managing Member

[Signature Page to Voting and Support Agreement]

Annex E-9

IN WITNESS WHEREOF, the Parties have duly executed this Agreement by their authorized representatives as of the date first above written.

By:	/s/ Mark Meller
Name:	Mark Meller
Stockholder’s Formal Notice Information: (to be used for formal notice)
Address:
c/o SilverSun Technologies Holdings, Inc. 120 Eagle Rock Avenue East Hanover, NJ 07936
Attention:
Mark M. Meller, Chief Executive Officer Meller@silversuntech.com

[Signature Page to Voting and Support Agreement]

Annex E-10

IN WITNESS WHEREOF, the Parties have duly executed this Agreement by their authorized representatives as of the date first above written.

SHARIEVE MELLER FAMILY TRUST
By:	/s/ Mark Meller, Trustee
Name:	Mark Meller
Title:	Trustee
Stockholder’s Formal Notice Information: (to be used for formal notice)
Address:
c/o SilverSun Technologies Holdings, Inc. 120 Eagle Rock Avenue East Hanover, NJ 07936
Attention:
Mark M. Meller, Chief Executive Officer Meller@silversuntech.com

[Signature Page to Voting and Support Agreement]

Annex E-11

IN WITNESS WHEREOF, the Parties have duly executed this Agreement by their authorized representatives as of the date first above written.

MARK M. MELLER FAMILY TRUST
By:	/s/ Sharieve Meller, Trustee
Name:	Sharieve Meller
Title:	Trustee
Stockholder’s Formal Notice Information: (to be used for formal notice)
Address:
c/o SilverSun Technologies Holdings, Inc. 120 Eagle Rock Avenue East Hanover, NJ 07936
Attention:
Mark M. Meller, Chief Executive Officer Meller@silversuntech.com

[Signature Page to Voting and Support Agreement]

Annex E-12

Schedule A

Stockholder Name	Number of Shares of Company Common Stock Beneficially Owned
Mark Meller	406,534
Mark M. Meller Family Trust	800,000
Sharieve Meller Family Trust	800,000

Annex E-13

Annex F

FORM OF AMENDED AND RESTATED BYLAWS OF SilverSun technologies, inc. (the “Corporation”) Incorporated under the Laws of the State of Delaware

Article I
OFFICES AND RECORDS

Section 1.1          Registered Office. The registered office of the Corporation in Delaware shall be as stated from time to time in the Certificate of Incorporation of the Corporation (as the same may be amended or restated from time to time, the “Certificate of Incorporation”).

Section 1.2          Other Offices. The Corporation may have such other offices, either inside or outside the State of Delaware, as the Board of Directors of the Corporation (the “Board of Directors”) may from time to time designate or as the business of the Corporation may require.

Section 1.3          Books and Records. The books and records of the Corporation may be kept inside or outside the State of Delaware at such place or places as may from time to time be designated by the Board of Directors.

Article II
STOCKHOLDERS

Section 2.1          Annual Meeting. The annual meeting of the stockholders of the Corporation shall be held on such date and at such time as may be fixed by resolution of the Board of Directors.

Section 2.2          Special Meeting. Subject to the rights of the holders of any series of stock having a preference over the Common Stock of the Corporation as to dividends, voting or upon liquidation (the “Preferred Stock”) with respect to such series of Preferred Stock, special meetings of the stockholders may only be called by or at the direction of: (1) the Chair of the Board of Directors, (2) the Lead Independent Director (if one has been appointed), or (3) the Board of Directors pursuant to a resolution adopted by the affirmative vote of a majority of the total number of directors that the Corporation would have if there were no vacancies (the “Whole Board”), and any power of stockholders to call a special meeting is specifically denied. At any special meeting of stockholders, only such business shall be conducted or considered as shall have been properly brought before the meeting pursuant to the Corporation’s notice of meeting. The Board of Directors may postpone, reschedule or cancel any special meeting of stockholders previously scheduled by the Board of the Directors.

Section 2.3          Date, Time and Place of Meeting. The Board of Directors or the Chair of the Board of the Board of Directors, as the case may be, may determine the date, time and place, if any, of meeting for any annual or special meeting of the stockholders, or may designate that the meeting be held by means of remote communication. If no determination is so made, the place of meeting shall be the principal office of the Corporation.

Section 2.4          Notice of Meeting. Written or printed notice, stating the place, if any, date and hour of the meeting, the means of remote communications, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such meeting, the record date for determining the stockholders entitled to vote at the meeting (if such date is different from the record date for stockholders entitled to notice of the meeting), and in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be given by the Corporation not less than ten (10) days nor more than sixty (60) days before the date of the meeting, either personally, by electronic transmission in the manner provided in Section 232 of the General Corporation Law of the State of Delaware (except to the extent prohibited by Section 232(e) of the General Corporation Law of the State of Delaware) or by mail, to each stockholder of record entitled to vote at such meeting. If mailed, such notice shall be deemed to be given when deposited in the United States mail with postage thereon prepaid, addressed to the stockholder at such stockholder’s address as it appears on the records of the Corporation. If notice is given by electronic transmission, such notice shall

Annex F-1

be deemed to be given at the times provided in the General Corporation Law of the State of Delaware. Such further notice shall be given as may be required by applicable law. Meetings may be held without notice if all stockholders entitled to vote are present, or if notice is waived by those not present in accordance with Section 7.4 of these Bylaws. Any previously scheduled meeting of the stockholders may be postponed, and (unless the Certificate of Incorporation otherwise provides) any special meeting of the stockholders may be cancelled, by resolution of the Board of Directors upon public notice given prior to the date previously scheduled for such meeting of stockholders.

Section 2.5          Quorum and Adjournment. Except as otherwise provided by law or by the Certificate of Incorporation, the holders of a majority of the Voting Stock (with all of the Voting Stock considered as a single class), represented in person or by proxy, shall constitute a quorum at a meeting of stockholders, except that when specified business is to be voted on by a class or series of stock voting as a class, the holders of a majority of the shares of such class or series shall constitute a quorum of such class or series for the transaction of such business. The chair of the meeting, as set forth in Section 2.6 of these Bylaws, may adjourn the meeting from time to time, whether or not there is a quorum and for any reason. No notice of the time and place, if any, of adjourned meetings need be given except as required by applicable law. The stockholders present at a duly called meeting at which a quorum is present may continue to transact business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum.

Section 2.6          Organization. Meetings of stockholders shall be presided over by such person as the Board of Directors may designate (including by specifying in the Corporation’s Corporate Governance Guidelines, if any) as chair of the meeting (who may be any of the officers or other persons specified below), or in the absence of such a designation or in the absence or inability to act of such person, the Chair of the Board, or if none or in the Chair of the Board’s absence or inability to act, the Chief Executive Officer, or if none or in the Chief Executive Officer’s absence or inability to act, a Vice President, or, if none of the foregoing is present or able to act, by a chair to be chosen by the holders of a majority of the shares entitled to vote who are present in person or by proxy at the meeting. The Secretary, or in the Secretary’s absence, an Assistant Secretary, shall act as secretary of every meeting, but if neither the Secretary nor an Assistant Secretary is present, the presiding officer of the meeting shall appoint any person present to act as secretary of the meeting. The Board of Directors shall be entitled to make such rules or regulations for the conduct of meetings of stockholders as it shall deem necessary, appropriate or convenient. Subject to such rules and regulations of the Board of Directors, if any, the chair of the meeting shall have the right and authority to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such chair, are necessary, appropriate or convenient for the proper conduct of the meeting, including, without limitation, (a) establishing an agenda or order of business for the meeting, (b) rules and procedures for maintaining order at the meeting and the safety of those present, (c) limitations on participation in the meeting to stockholders of record of the Corporation, their duly authorized and constituted proxies and such other persons as the chair shall permit, (d) restrictions on entry to the meeting after the time fixed for the commencement thereof, (e) limitations on the time allotted to questions or comments by participants and regulation of the opening and closing of the polls for balloting and matters which are to be voted on by ballot and (f) restricting the use of cell phones, audio or video recording devices and similar devices at the meeting. Unless and to the extent determined by the Board of Directors or the chair of the meeting, meetings of stockholders shall not be required to be held in accordance with the rules of parliamentary procedure.

Section 2.7          Proxies. At all meetings of stockholders, a stockholder may vote by proxy executed in writing (or in such manner prescribed by the General Corporation Law of the State of Delaware) by the stockholder, or by such stockholder’s duly authorized attorney in fact. Any stockholder directly or indirectly soliciting proxies from other stockholders must use a proxy card color other than white, which shall be reserved for exclusive use by the Board of Directors.

Section 2.8          Order of Business.

(A)             Annual Meetings of Stockholders. At any annual meeting of the stockholders, only such nominations of individuals for election to the Board of Directors shall be made, and only such other business shall be conducted or considered, as shall have been properly brought before the meeting. For nominations to be properly made at an annual meeting, and for other business to be properly brought before an annual meeting, such nominations and other business must be: (a) specified in the Corporation’s notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors; (b) otherwise made at the annual meeting by or at the direction of the Board of Directors; (c) otherwise properly requested to be brought before the annual meeting by a stockholder of the Corporation in accordance with Section 2.8 and Section 2.9 of these Bylaws; or (d) in accordance with Section 2.10. For nominations

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of individuals for election to the Board of Directors or other business to be properly requested by a stockholder to be made at or brought before an annual meeting pursuant to clause (c) above, a stockholder must: (i) be a stockholder of record at the time of giving of notice of such annual meeting by or at the direction of the Board of Directors, on the record date for determination of stockholders entitled to vote at such meeting, and at the time of the annual meeting; (ii) be entitled to vote at such annual meeting; and (iii) comply with the procedures set forth in these Bylaws as to such nomination or other business. Clauses (c) and (d) of this Section 2.8 shall be the exclusive means for a stockholder to make nominations and such clause (c) shall be the exclusive means for a stockholder to bring other business (other than matters properly brought under Rule 14a-8 under the Exchange Act and included in the Corporation’s notice of meeting) before an annual meeting of stockholders.

(B)             Special Meetings of Stockholders. At any special meeting of the stockholders, only such business shall be conducted or considered as shall have been properly brought before the meeting. To be properly brought before a special meeting, such business must be: (a) specified in the Corporation’s notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors; or (b) otherwise brought before the special meeting by or at the direction of the Board of Directors.

Nominations of individuals for election to the Board of Directors may be made at a special meeting of stockholders at which directors are to be elected pursuant to the Corporation’s notice of meeting: (a) by or at the direction of the Board of Directors; or (b) by any stockholder of the Corporation who: (i) is a stockholder of record at the time of giving of notice of such special meeting, on the record date for determination of stockholders entitled to vote at such meeting, and at the time of the special meeting; (ii) is entitled to vote at the meeting; and (iii) complies with the procedures set forth in these Bylaws as to such nomination. This Section 2.8(B) shall be the exclusive means for a stockholder to make nominations before a special meeting of stockholders.

(C)             General. Except as otherwise provided by law, the Certificate of Incorporation or these Bylaws, the chair of any annual or special meeting shall have the power to determine whether a nomination or any other business proposed to be brought before the meeting was made or proposed, as the case may be, in accordance with these Bylaws and, if any proposed nomination or other business is not in compliance with these Bylaws, to declare that no action shall be taken on such nomination or other business and such nomination or other business shall be disregarded.

Section 2.9          Advance Notice of Stockholder Business and Nominations.

(A)             Annual Meeting of Stockholders. Without qualification or limitation, for any nominations or any other business to be properly brought before an annual meeting by a stockholder pursuant to Section 2.8(A) of these Bylaws, the stockholder must have given timely notice thereof in writing to the Secretary in proper form, and in accordance with this Section 2.9 or Section 2.10, as applicable.

To be timely, a stockholder’s notice shall be delivered to the Secretary at the principal executive offices of the Corporation not earlier than the Close of Business on the one hundred and twentieth (120th) day and not later than the Close of Business on the ninetieth (90th) day prior to the first anniversary of the preceding year’s annual meeting; provided, however, that in the event that no annual meeting was held in the previous year or the date of the annual meeting is more than thirty (30) days before or more than sixty (60) days after such anniversary date, notice by the stockholder must be so delivered not earlier than the Close of Business on the one hundred and twentieth (120th) day prior to the date of such annual meeting and not later than the Close of Business on the later of the ninetieth (90th) day prior to the date of such annual meeting or, if the first Public Announcement of the date of such annual meeting is less than one hundred (100) days prior to the date of such annual meeting, the tenth (10th) day following the day on which Public Announcement of the date of such meeting is first made by the Corporation. In no event shall any adjournment, recess, rescheduling or postponement of an annual meeting, or the Public Announcement thereof, commence a new time period for the giving of a stockholder’s notice as described above. For the avoidance of doubt, a stockholder shall not be entitled to make additional or substitute nominations following the expiration of the time periods set forth in these Bylaws.

Notwithstanding anything in the immediately preceding paragraph to the contrary, in the event that the number of directors to be elected to the Board of Directors is increased by the Board of Directors, and there is no Public Announcement by the Corporation naming all of the nominees for director or specifying the size of the increased Board of Directors at least ten (10) days prior to the deadline for nominations that would otherwise be applicable under this Section 2.9(A), a stockholder’s notice required by this Section 2.9(A) shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the Secretary at the principal executive offices of the Corporation not later than the Close of Business on the tenth (10th) day following the day on which such Public Announcement is first made by the Corporation.

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(B)             Special Meetings of Stockholders. In the event a special meeting of stockholders is called pursuant to Section 2.2, a purpose of which is the election of one or more directors to the Board of Directors, any stockholder may nominate an individual or individuals (as the case may be) for election to such position(s) as specified in the Corporation’s notice of meeting; provided that the stockholder gives timely notice thereof. To be timely, a stockholder’s notice shall be delivered to the Secretary at the principal executive offices of the Corporation not earlier than the Close of Business on the one hundred and twentieth (120th) day prior to the date of such special meeting and not later than the Close of Business on the later of the ninetieth (90th) day prior to the date of such special meeting or, if the first Public Announcement of the date of such special meeting is less than one hundred (100) days prior to the date of such special meeting, the tenth (10th) day following the day on which Public Announcement is first made of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting. In no event shall any adjournment, recess, rescheduling or postponement of a special meeting of stockholders, or the Public Announcement thereof, commence a new time period for the giving of a stockholder’s notice as described above. For the avoidance of doubt, a stockholder shall not be entitled to make additional or substitute nominations following the expiration of the time periods set forth in these Bylaws.

Notwithstanding anything in the immediately preceding paragraph to the contrary, in the event that the number of directors to be elected to the Board of Directors is increased by the Board of Directors, and there is no Public Announcement by the Corporation naming all of the nominees for director or specifying the size of the increased Board of Directors at least ten (10) days prior to the deadline for nominations that would otherwise be applicable under this Section 2.9(B), a stockholder’s notice required by this Section 2.9(B) shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the Secretary at the principal executive offices of the Corporation not later than the Close of Business on the tenth (10th) day following the day on which such Public Announcement is first made by the Corporation.

(C)             Disclosure Requirements. To be in proper form, a stockholder’s notice pursuant to Section 2.8 or this Section 2.9 must include the following, as applicable:

(1)         As to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination is made or business is brought, as applicable, a stockholder’s notice must set forth: (i) the name and address of such stockholder, as they appear on the Corporation’s books, of such beneficial owner, if any, and any persons that are acting in concert therewith; (ii) a representation that the stockholder giving the notice is a holder of record of Voting Stock entitled to vote at such meeting, will continue to be a stockholder of record of Voting Stock entitled to vote at such meeting through the date of such meeting and intends to appear in person or by proxy at the meeting to make such nomination or to propose such business; (iii) (A) the class or series and number of shares of the Corporation which are, directly or indirectly, owned of record and owned beneficially by such stockholder, such beneficial owner and their respective affiliates or associates, or others acting in concert therewith, (B) any option, warrant, convertible security, stock appreciation right, or similar right with an exercise or conversion privilege or a settlement payment or mechanism at a price related to any security of the Corporation or with a value derived, in whole or in part, from the value of any security of the Corporation, or any derivative or synthetic arrangement having the characteristics of a long position in any security of the Corporation, or any contract, derivative, swap or other transaction or series of transactions designed to produce economic benefits and risks that correspond substantially to the ownership of any security of the Corporation, including due to the fact that the value of such contract, derivative, swap or other transaction or series of transactions is determined by reference to the price, value or volatility of any security of the Corporation, whether or not such instrument, contract or right shall be subject to settlement in the underlying securities of the Corporation, through the delivery of cash or other property, or otherwise, and without regard to whether the stockholder of record, the beneficial owner, if any, or any of their respective affiliates or associates, or others acting in concert therewith, may have entered into transactions that hedge or mitigate the economic effect of such instrument, contract or right, or any other direct or indirect opportunity to profit or share in any profit derived from any increase or decrease in the value of securities of the Corporation (any of the foregoing, a “Derivative Instrument”) directly or indirectly owned beneficially by such stockholder, the beneficial owner, if any, or any of their respective affiliates or associates, or others acting in concert therewith, (C) any proxy, contract, arrangement, understanding, or relationship pursuant to which such stockholder, such beneficial owner or any of their respective affiliates or associates, or others acting in concert therewith has or pursuant to any proxy, contract, understanding or relationship may acquire any right to vote any security of the Corporation, (D) any agreement, arrangement, understanding, relationship or otherwise, including any repurchase or similar so-called “stock borrowing” agreement or arrangement, involving such stockholder, such beneficial owner or any of their respective affiliates

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or associates, or others acting in concert therewith, directly or indirectly, the intent, purpose or effect of which may be to mitigate loss to, transfer to or from any such person, in whole or in part, any of the economic consequences of ownership, or reduce the economic risk (of ownership or otherwise) of any security of the Corporation by, manage the risk of share price changes for, or increase or decrease the voting power of, such stockholder, such beneficial owner or any of their respective affiliates or associates, or others acting in concert therewith, with respect to any security of the Corporation, or which provides, directly or indirectly, the opportunity to profit or share in any profit derived from any decrease in the price or value of any securities of the Corporation (any of the foregoing, a “Short Interest”); (E) any rights to dividends on the shares of the Corporation owned beneficially by such stockholder, such beneficial owner or any of their respective affiliates or associates, or others acting in concert therewith, that are separated or separable from the underlying shares of the Corporation; (F) any proportionate interest in securities of the Corporation or Derivative Instruments held, directly or indirectly, by a general or limited partnership or similar entity in which such stockholder, such beneficial owner or any of their respective affiliates or associates, or others acting in concert therewith, is a general partner or, directly or indirectly, beneficially owns an interest in a general partner or is the manager or managing member or, directly or indirectly, beneficially owns any interest in the manager or managing member of such general or limited partnership or similar entity; (G) any performance-related fees (other than an asset-based fee) that such stockholder, such beneficial owner or any of their respective affiliates or associates, or others acting in concert therewith, is entitled to based on any increase or decrease in the value of securities of the Corporation or Derivative Instruments or Short Interests, if any; (H) any direct or indirect interest, including significant equity interests or any Derivative Instruments or Short Interests in any principal competitor of the Corporation held by such stockholder, such beneficial owner or any of their respective affiliates or associates, or others acting in concert therewith and (I) any direct or indirect interest of such stockholder, such beneficial owner and their respective affiliates or associates, or others acting in concert therewith, in any contract with, or any litigation involving, the Corporation, any affiliate of the Corporation or any principal competitor of the Corporation (including, in any such case, any employment agreement, collective bargaining agreement or consulting agreement) (sub-clauses (A) through (I) above of this Section 2.9(C)(1)(iii) shall be referred, collectively, as the “Ownership Information”); (iv) if any such stockholder, such beneficial owner or any of their respective affiliates or associates, or others acting in concert therewith, intends to engage in a solicitation with respect to a nomination or other business pursuant to this Section 2.9 or Section 2.10, a statement disclosing the name of each participant in such solicitation (as defined in Item 4 of Schedule 14A under the Exchange Act) and if involving a nomination a representation that such stockholder, such beneficial owner or any of their respective affiliates or associates, or others acting in concert, therewith intends to deliver a proxy statement and form of proxy to holders of at least sixty-seven percent (67%) of the Voting Stock; (v) a certification that each such stockholder, such beneficial owner or any of their respective affiliates or associates, or others acting in concert therewith, has complied with all applicable federal, state and other legal requirements in connection with its acquisition of shares or other securities of the Corporation and such person’s acts or omissions as a stockholder of the Corporation; (vi) the names and addresses of other shareholders (including beneficial owners) known by any such stockholder, such beneficial owner or any of their respective affiliates or associates, or others acting in concert therewith, to financially or otherwise materially support (it being understood, for example, that statement of an intent to vote for, or delivery of a revocable proxy to such proponent, does not require disclosure under this section, but solicitation of other stockholders by such supporting stockholder would require disclosure under this section) such nomination(s) or proposal(s), and to the extent known the class and number of all shares of the Corporation’s capital stock owned beneficially or of record by, and any other information contemplated by clause (iii) of this Section 2.9(C)(1) with respect to, such other stockholder(s) or other beneficial owner(s); (vii) all information that would be required to be set forth in a Schedule 13D filed pursuant to Rule 13d-1(a) or an amendment pursuant to Rule 13d-2(a) if such a statement were required to be filed under the Exchange Act and the rules and regulations promulgated thereunder by such stockholder, such beneficial owner and their respective affiliates or associates, or others acting in concert therewith, if any; and (viii) any other information relating to such stockholder, such beneficial owner or any of their respective affiliates or associates or others acting in concert therewith, if any, that would be required to be disclosed in a proxy statement and form or proxy or other filings required to be made in connection with solicitations of proxies for, as applicable, the business proposal and/or for the election of directors in a contested election pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder;

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(2)         If the notice includes any business other than a nomination of a director or directors that the stockholder proposes to bring before the meeting, a stockholder’s notice must, in addition to the matters set forth in Section 2.9(C)(1), also set forth: (i) a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest of such stockholder, such beneficial owner and each of their respective affiliates or associates or others acting in concert therewith, if any, in such business; (ii) the text of the business proposal (including the text of any resolutions proposed for consideration and, in the event that such proposal includes a proposal to amend the Bylaws of the Corporation, the text of the proposed amendment); and (iii) a description of all agreements, arrangements and understandings between such stockholder, such beneficial owner and each of their respective affiliates or associates or others acting in concert therewith, if any, on the one hand, and any other person or persons (including their names), on the other hand, in connection with the business proposal by such stockholder;

(3)         As to each individual, if any, whom the stockholder proposes to nominate for election or reelection to the Board of Directors, a stockholder’s notice must, in addition to the matters set forth in Section 2.9(C)(1), also set forth: (i) the name, age, business and residence address of such person; (ii) the principal occupation or employment of such person (present and for the past five (5) years); (iii) the completed and signed questionnaire, representation, agreement and majority voting-related conditional resignation required by Section 2.11 of these Bylaws; (iv) all information relating to such individual that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors in a contested election pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder (including such individual’s written consent to being named in a proxy statement as a nominee) and a written statement of intent to serve as a director for the full term if elected; and (v) a description of all direct and indirect compensation and other material monetary agreements, arrangements and understandings during the past three (3) years, and any other material relationships, between or among such stockholder and beneficial owner, if any, and their respective affiliates and associates, or others acting in concert therewith, on the one hand, and each proposed nominee, and his or her respective affiliates and associates, or others acting in concert therewith, on the other hand, including, without limitation, all biographical and related party transaction and other information that would be required to be disclosed pursuant to Rule 404 promulgated under Regulation S-K if the stockholder making the nomination and any beneficial owner on whose behalf the nomination is made, if any, or any affiliate or associate thereof or person acting in concert therewith, were the “registrant” for purposes of such rule and the nominee were a director or executive officer of such registrant;

(4)         In addition, to be considered timely, a stockholder’s notice shall further be updated and supplemented, if necessary, so that the information provided or required to be provided in such notice shall be true and correct as of the record date for determining the stockholders of record entitled to notice of the meeting (or any adjournment, recess, rescheduling or postponement thereof) and as of the date that is ten (10) days prior to the meeting (or any adjournment, recess, rescheduling or postponement thereof), and such update and supplement shall be delivered to the Secretary at the principal executive offices of the Corporation not later than (a) the later of (i) ten (10) days after the record date for determining the stockholders of record entitled to notice of the meeting (or any adjournment, recess, rescheduling or postponement thereof) or (ii) the first Public Announcement of the date of notice of such record date in the case of the update and supplement required to be made as of the record date, and (b) not later than eight (8) days prior to the date for the meeting (or any adjournment, recess, rescheduling or postponement thereof) in the case of the update and supplement required to be made as of ten (10) days prior to the meeting or any adjournment, recess, rescheduling or postponement thereof. The obligation to update and supplement as set forth in this paragraph or any other Section of these Bylaws shall not limit the Corporation’s rights with respect to any deficiencies in any notice provided by a stockholder, extend any applicable deadlines hereunder or enable or be deemed to permit a stockholder who has previously submitted notice hereunder to amend or update any nomination or business proposal or to submit any new nomination or business proposal, including by changing or adding nominees, matters, business and or resolutions proposed to be brought before a meeting of the stockholders. In addition, if the stockholder giving the notice has delivered to the Corporation a notice relating to the nomination of directors, the stockholder giving the notice shall deliver to the Corporation no later than five (5) business days prior to the date of the meeting or, if practicable, any adjournment, recess, rescheduling or postponement thereof (or, if not practicable, on the first practicable date prior to the date to which the meeting has been adjourned, recessed, rescheduled, or postponed) reasonable evidence that it has complied with the requirements of Rule 14a-19 of the Exchange Act.

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(5)         The Corporation may also, as a condition to any such nomination or business being deemed properly brought before an annual or special meeting, require any stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or business proposal, as applicable, is made, or any proposed nominee to deliver to the Secretary, within five (5) business days of any such request, such other information as may reasonably be required by the Corporation or its Board of Directors, in its sole discretion, to determine (a) the eligibility of such proposed nominee to serve as a director of the Corporation, (b) whether such nominee qualifies as an “independent director” or “audit committee financial expert” under applicable law, securities exchange rule or regulation, or any publicly disclosed corporate governance guideline or committee charter of the Corporation or (c) such other information that the Board of Directors determines, in its sole discretion, could be material to a reasonable stockholder’s understanding of the independence, or lack thereof, of such nominee. Notwithstanding anything to the contrary, only persons who are nominated in accordance with the procedures set forth in these Bylaws, including, without limitation, Section 2.8, Section 2.9, Section 2.10, and Section 2.11 hereof, shall be eligible for election as directors; and

(6)         Notwithstanding anything to the contrary in this Section 2.9, to the extent the stockholder of record giving the notice is acting solely at the direction of the beneficial owner and not also on its own behalf or in concert with a beneficial owner, and is not an affiliate or associate or such beneficial owner, information otherwise required by clauses (iii), (iv), (v) and (vi) of Section 2.9(C)(1) shall not be required of or with respect to such stockholder of record.

(D)             Notwithstanding the provisions of these Bylaws, a stockholder giving the notice shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Bylaw; provided, however, that any references in these Bylaws to the Exchange Act or the rules promulgated thereunder are not intended to and shall not limit the separate and additional requirements set forth in these Bylaws with respect to nominations or proposals as to any other business to be considered.

(E)              Only persons who are nominated by stockholders in accordance with the procedures set forth in Section 2.8 and Section 2.9 or Section 2.10 shall be eligible to be elected at an annual or special meeting of stockholders of the Corporation to serve as directors and only such business shall be conducted at a meeting of stockholders as shall have been brought before the meeting in accordance with the procedures set forth in Section 2.8 and Section 2.9 or Section 2.10, as applicable. The procedures set forth in Section 2.8 and Section 2.9 or Section 2.10 for nomination for the election of directors by stockholders are in addition to, and not in limitation of, any procedures now in effect or hereafter adopted by or at the direction of the Board of Directors or any committee thereof.

(F)              Notwithstanding the foregoing provisions of Section 2.8 and Section 2.9, if the stockholder giving the notice (or a qualified representative thereof) does not appear at the annual or special meeting of stockholders of the Corporation to present a nomination or proposed business, such nomination shall be disregarded and such proposed business shall not be transacted, notwithstanding that proxies in respect of such vote may have been received by the Corporation.

(G)             Except as otherwise provided by law, the Board of Directors or the chair of the meeting shall have the power (a) to determine whether a nomination or any business proposed to be brought before the meeting was made or proposed, as the case may be, in accordance with the procedures set forth in Section 2.8 and Section 2.9 (including whether the stockholder or beneficial owner, if any, on whose behalf the nomination or business proposal is made solicited (or is part of a group which solicited) or did not so solicit, as the case may be, proxies in support of such stockholder’s nominee or business proposal in compliance with such stockholder’s representation as required by Section 2.9(C)(1)(v)) and (b) if any proposed nomination or business was not made or proposed in compliance with this Section 2.8 and Section 2.9, or if any of the information provided to the Company pursuant to this Section 2.8 or Section 2.9 was inaccurate, to declare that such nomination shall be disregarded or that such proposed business shall not be transacted.

(H)             Nothing in these Bylaws shall be deemed to affect any rights: (a) of stockholders to request inclusion of business proposals in the Corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act; or (b) of the holders of any series of Preferred Stock if and to the extent provided for under law, the Certificate of Incorporation or these Bylaws. Subject to Rule 14a-8 under the Exchange Act and Section 2.10 of these Bylaws, nothing in these Bylaws shall be construed to permit any stockholder, or give any stockholder the right, to include or have disseminated or described in the Corporation’s proxy statement any nomination of director or directors or any other business proposal.

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Section 2.10        Inclusion of Stockholder Director Nominations in the Corporation’s Proxy Materials.

(A)             Subject to the terms and conditions set forth in these Bylaws, the Corporation shall include in its proxy materials for an annual meeting of stockholders the name, together with the Required Information (as defined below), of any person nominated for election (the “Stockholder Nominee”) to the Board of Directors by a stockholder or group of stockholders that satisfy the requirements of Section 2.9 and this Section 2.10, including qualifying as an Eligible Stockholder (as defined in paragraph (E) below) and that expressly elects at the time of providing the written notice required by this Section 2.10 (a “Proxy Access Notice”) to have its nominee included in the Corporation’s proxy materials pursuant to this Section 2.10.

(B)             For purposes of this Section 2.10, the “Required Information” that the Corporation will include in its proxy statement is: (i) the information concerning the Stockholder Nominee and the Eligible Stockholder that the Corporation determines is required to be disclosed in the Corporation’s proxy statement by the regulations promulgated under the Exchange Act; and (ii) if the Eligible Stockholder so elects, a Statement (as defined in paragraph (G) below). The Corporation shall also include the name of the Stockholder Nominee in its proxy card. For the avoidance of doubt, and any other provision of these Bylaws notwithstanding, the Corporation may in its sole discretion solicit against, and include in the proxy statement (and other proxy materials) its own statements or other information relating to, any Eligible Stockholder and/or Stockholder Nominee, including any information provided to the Corporation with respect to the foregoing.

(C)             To be timely, a stockholder’s Proxy Access Notice must be delivered to the principal executive offices of the Corporation within the time periods applicable to stockholder notices of nominations pursuant to Section 2.9(A) of these Bylaws. In no event shall any adjournment, recess, rescheduling or postponement of an annual meeting, the date of which has been announced by the Corporation, commence a new time period for the giving of a Proxy Access Notice.

(D)             The number of Stockholder Nominees (including Stockholder Nominees that were submitted by an Eligible Stockholder for inclusion in the Corporation’s proxy materials pursuant to this Section 2.10 but either are subsequently withdrawn or that the Board of Directors decides to nominate as Board of Directors’ nominees) appearing in the Corporation’s proxy materials with respect to an annual meeting of stockholders shall not exceed the greater of (x) two (2) and (y) the largest whole number that does not exceed twenty percent (20%) of the number of directors in office as of the last day on which a Proxy Access Notice may be delivered in accordance with the procedures set forth in this Section 2.10 (such greater number, the “Permitted Number”); provided, however, that the Permitted Number shall be reduced by:

(1)    the number of such director candidates for which the Corporation shall have received one or more valid stockholder notices nominating director candidates pursuant to Section 2.8 and Section 2.9 (but not Section 2.10) of these Bylaws, but only to the extent the Permitted Number after such reduction with respect to this clause equals or exceeds one (1);

(2)    the number of directors in office or director candidates that in either case will be included in the Corporation’s proxy materials with respect to such annual meeting as an unopposed (by the Corporation) nominee pursuant to an agreement, arrangement or other understanding with a stockholder or group of stockholders (other than any such agreement, arrangement or understanding entered into in connection with an acquisition of Voting Stock, by such stockholder or group of stockholders, from the Corporation), other than any such director referred to in this clause who at the time of such annual meeting will have served as a director continuously, as a nominee of the Board of Directors, for at least two (2) annual terms, but only to the extent the Permitted Number after such reduction with respect to this clause equals or exceeds one (1); and

(3)    the number of directors in office that will be included in the Corporation’s proxy materials with respect to such annual meeting for whom access to the Corporation’s proxy materials was previously provided pursuant to this Section 2.10, other than any such director referred to in this clause who at the time of such annual meeting will have served as a director continuously, as a nominee of the Board of Directors, for at least two (2) annual terms;

provided, further, that in the event the Board of Directors resolves to reduce the size of the Board of Directors effective on or prior to the date of the annual meeting, the Permitted Number shall be calculated based on the number of directors in office as so reduced. An Eligible Stockholder submitting more than one Stockholder Nominee for inclusion in the Corporation’s proxy statement pursuant to this Section 2.10 shall rank such Stockholder Nominees

Annex F-8

based on the order that the Eligible Stockholder desires such Stockholder Nominees to be selected for inclusion in the Corporation’s proxy statement and include such specified rank in its Proxy Access Notice. If the number of Stockholder Nominees pursuant to this Section 2.10 for an annual meeting of stockholders exceeds the Permitted Number, then the highest ranking qualifying Stockholder Nominee from each Eligible Stockholder will be selected by the Corporation for inclusion in the proxy statement until the Permitted Number is reached, going in order of the amount (largest to smallest) of the ownership position as disclosed in each Eligible Stockholder’s Proxy Access Notice. If the Permitted Number is not reached after the highest ranking Stockholder Nominee from each Eligible Stockholder has been selected, this selection process will continue as many times as necessary, following the same order each time, until the Permitted Number is reached.

(E)              An “Eligible Stockholder” is one or more stockholders of record who own and have owned, or are acting on behalf of one or more beneficial owners who own and have owned (in each case as defined above), in each case continuously for at least three (3) years as of both the date that the Proxy Access Notice is received by the Corporation pursuant to this Section 2.10, and as of the record date for determining stockholders eligible to vote at the annual meeting, at least three percent (3%) of the aggregate voting power of the Voting Stock (the “Proxy Access Request Required Shares”), and who continue to own the Proxy Access Request Required Shares at all times between the date such Proxy Access Notice is received by the Corporation and the date of the applicable annual meeting; provided that the aggregate number of stockholders, and, if and to the extent that a stockholder is acting on behalf of one or more beneficial owners, of such beneficial owners, whose stock ownership is counted for the purpose of satisfying the foregoing ownership requirement shall not exceed twenty (20). Two (2) or more collective investment funds that are part of the same family of funds by virtue of being under common management and investment control, under common management and sponsored primarily by the same employer or a “group of investment companies” (as such term is defined in Section 12(d)(1)(G)(ii) of the Investment Company Act of 1940, as amended) (a “Qualifying Fund”) shall be treated as one stockholder for the purpose of determining the aggregate number of stockholders in this paragraph (E); provided that each fund included within a Qualifying Fund otherwise meets the requirements set forth in this Section 2.10. No shares may be attributed to more than one group constituting an Eligible Stockholder under this Section 2.10 (and, for the avoidance of doubt, no stockholder may be a member of more than one group constituting an Eligible Stockholder). A record holder acting on behalf of one or more beneficial owners will not be counted separately as a stockholder with respect to the shares owned by beneficial owners on whose behalf such record holder has been directed in writing to act, but each such beneficial owner will be counted separately, subject to the other provisions of this paragraph (E), for purposes of determining the number of stockholders whose holdings may be considered as part of an Eligible Stockholder’s holdings. For the avoidance of doubt, Proxy Access Request Required Shares will qualify as such if and only if the beneficial owner of such shares as of the date of the Proxy Access Notice has itself individually beneficially owned such shares continuously for the three-year (3 year) period ending on that date and through the other applicable dates referred to above (in addition to the other applicable requirements being met).

(F)              No later than the final date when a Proxy Access Notice pursuant to this Section 2.10 may be timely delivered to the Secretary, an Eligible Stockholder (including each Constituent Holder) must provide the following information in writing to the Secretary:

(1)         with respect to each Constituent Holder, the name and address of, and number of shares of Voting Stock owned by, such person;

(2)         one or more written statements from the record holder of the shares (and from each intermediary through which the shares are or have been held during the requisite three-year (3-year) holding period) verifying that, as of a date within seven (7) days prior to the date the Proxy Access Notice is delivered to the Corporation, such person owns, and has owned continuously for the preceding three (3) years, the Proxy Access Request Required Shares, and such person’s agreement to provide:

i.            within ten (10) days after the record date for the annual meeting, written statements from the record holder and intermediaries verifying such person’s continuous ownership of the Proxy Access Request Required Shares through the record date, together with any additional information reasonably requested to verify such person’s ownership of the Proxy Access Request Required Shares; and

ii.           immediate notice if the Eligible Stockholder ceases to own any of the Proxy Access Request Required Shares prior to the date of the applicable annual meeting of stockholders;

Annex F-9

(3)         the information, representations and agreements contemplated by Section 2.9(C)(1), Section 2.9(C)(3), Section 2.9(C)(4) and Section 2.9(C)(5) of these Bylaws (with references to a “stockholder” therein to include such Eligible Stockholder (including each Constituent Holder));

(4)         a representation that such person:

i.            acquired the Proxy Access Request Required Shares in the ordinary course of business and neither the Eligible Stockholder nor the Stockholder Nominee nor their respective affiliates and associates acquired or is holding any securities of the Corporation with the intent to change or influence control of the Corporation;

ii.           has not nominated and will not nominate for election to the Board of Directors at the annual meeting any person other than the Stockholder Nominee(s) being nominated pursuant to this Section 2.10;

iii.          has not engaged and will not engage in, and has not been and will not be a “participant” in another person’s, “solicitation” within the meaning of Rule 14a-1(l) under the Exchange Act in support of the election of any individual as a director at the annual meeting other than its Stockholder Nominee(s) or a nominee of the Board of Directors;

iv.          will not distribute to any stockholder any form of proxy for the annual meeting other than the form distributed by the Corporation; and

v.           will provide facts, statements and other information in all communications with the Corporation and its stockholders that are and will be true and correct in all material respects and do not and will not omit to state a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading, and will otherwise comply with all applicable laws, rules and regulations in connection with any actions taken pursuant to this Section 2.10;

(5)         in the case of a nomination by a group of stockholders that together is such an Eligible Stockholder, the designation by all group members of one group member that is authorized to act on behalf of all members of the nominating stockholder group with respect to the nomination and matters related thereto, including withdrawal of the nomination; and

(6)         an undertaking that such person agrees to:

i.            assume all liability stemming from, and indemnify and hold harmless the Corporation and each of its directors, officers, and employees individually against any liability, loss or damages in connection with any threatened or pending action, suit or proceeding, whether legal, administrative or investigative, against the Corporation or any of its directors, officers or employees arising out of any legal or regulatory violation arising out of the Eligible Stockholder’s communications with the stockholders of the Corporation or out of the information that the Eligible Stockholder (including such person) provided to the Corporation

ii.           promptly provide to the Corporation such other information as the Corporation may reasonably request; and

iii.          file with the Securities and Exchange Commission any solicitation by the Eligible Stockholder of stockholders of the Corporation relating to the annual meeting at which the Stockholder Nominee will be nominated.

In addition, no later than the final date when a nomination pursuant to this Section 2.10 may be delivered to the Corporation, a Qualifying Fund whose stock ownership is counted for purposes of qualifying as an Eligible Stockholder must provide to the Secretary documentation reasonably satisfactory to the Board of Directors that demonstrates that the funds included within the Qualifying Fund satisfy the definition thereof. In order to be considered timely, any information required by this Section 2.10 to be provided to the Corporation must be supplemented (by delivery to the Secretary): (1) no later than ten (10) days following the record date for the applicable annual meeting, to disclose the foregoing information as of such record date; and (2) no later than eight (8) days before the annual meeting, to disclose the foregoing information as of the date that is no earlier than ten (10) days prior to such annual

Annex F-10

meeting. For the avoidance of doubt, the requirement to update and supplement such information shall not permit any Eligible Stockholder or other person to change or add any proposed Stockholder Nominee or be deemed to cure any defects or limit the remedies (including, without limitation, under these Bylaws) available to the Corporation relating to any defect.

(G)        The Eligible Stockholder may provide to the Secretary, at the time the information required by this Section 2.10 is originally provided, a written statement for inclusion in the Corporation’s proxy statement for the annual meeting, not to exceed five hundred (500) words, in support of the candidacy of such Eligible Stockholder’s Stockholder Nominee (the “Statement”).

(H)        Notwithstanding anything to the contrary contained in this Section 2.10, the Corporation may omit from its proxy materials any information or Statement that it, in good faith, believes is untrue in any material respect (or omits a material fact necessary in order to make the statements made, in light of the circumstances under which they are made, not misleading), or would violate any applicable law, rule, regulation or listing standard.

(I)          No later than the final date when a nomination pursuant to this Section 2.10 may be delivered to the Corporation, each Stockholder Nominee must provide the completed and signed questionnaire, representation, agreement and majority voting-related conditional resignation required by Section 2.11 of these Bylaws and:

(1)         provide an executed agreement, in a form deemed satisfactory by the Board of Directors or its designee (which form shall be provided by the Corporation reasonably promptly upon written request of a stockholder), that such Stockholder Nominee consents to being named in the Corporation’s proxy statement and form of proxy card as a nominee and intends to serve as a director of the Corporation for the entire term if elected;

(2)         complete, sign and submit all questionnaires, representations and agreements required by Section 2.11 of these Bylaws or of the Corporation’s directors generally; and

(3)         provide such additional information as necessary to permit the Board of Directors to determine: (a) if any of the matters referred to in paragraph (K) below apply; (b) if such Stockholder Nominee has any direct or indirect relationship with the Corporation other than those relationships that have been deemed categorically immaterial pursuant to the Corporation’s Corporate Governance Guidelines; or (c) is or has been subject to any event specified in Rule 506(d)(1) of Regulation D (or any successor rule) under the Securities Act of 1933 or Item 401(f) of Regulation S-K (or any successor rule) under the Exchange Act, without reference to whether the event is material to an evaluation of the ability or integrity of such Stockholder Nominee.

In the event that any information or communications provided by the Eligible Stockholder (or any Constituent Holder) or the Stockholder Nominee to the Corporation or its stockholders ceases to be true and correct in all material respects or omits a material fact necessary to make the statements made, in light of the circumstances under which they were made, not misleading, each Eligible Stockholder or Stockholder Nominee, as the case may be, shall promptly notify the Secretary of any defect in such previously provided information and of the information that is required to correct any such defect; it being understood for the avoidance of doubt that providing any such notification shall not be deemed to cure any such defect or limit the remedies (including, without limitation, under these Bylaws) available to the Corporation relating to any such defect.

(J)          Any Stockholder Nominee who is included in the Corporation’s proxy materials for a particular annual meeting of stockholders but either (1) withdraws from or becomes ineligible or unavailable for election at that annual meeting (other than by reason of such Stockholder Nominee’s disability or other health reason) or (2) does not receive votes cast in favor of the Stockholder Nominee’s election of at least twenty-five (25) percent of the shares represented in person or by proxy at the annual meeting will be ineligible to be a Stockholder Nominee pursuant to this Section 2.10 for the next two annual meetings. Any Stockholder Nominee who is included in the Corporation’s proxy statement for a particular annual meeting of stockholders, but subsequently is determined not to satisfy the eligibility requirements of this Section 2.10 or any other provision of these Bylaws, the Certificate of Incorporation or any applicable regulation any time before the annual meeting of stockholders, will not be eligible for election at the relevant annual meeting of stockholders.

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(K)        The Corporation shall not be required to include, pursuant to this Section 2.10, a Stockholder Nominee in its proxy materials for any annual meeting of stockholders, or, if the proxy statement already has been filed, to allow the nomination of (or vote with respect to) a Stockholder Nominee (and may declare such nomination ineligible), notwithstanding that proxies in respect of such vote may have been received by the Corporation:

(1)         who is not independent under the listing standards of the principal U.S. exchange upon which the common stock of the Corporation is listed, any applicable rules of the Securities and Exchange Commission and any publicly disclosed standards used by the Board of Directors in determining and disclosing independence of the Corporation’s directors, who is not a “non-employee director” for the purposes of Rule 16b-3 under the Exchange Act (or any successor rule), in each case as determined by the Board of Directors;

(2)         whose service as a member of the Board of Directors would violate or cause the Corporation to be in violation of these Bylaws, the Certificate of Incorporation, the rules and listing standards of the principal U.S. exchange upon which the common stock of the Corporation is traded, or any applicable law, rule or regulation;

(3)         who is or has been, within the past (3) years, an officer or director of a competitor, as defined in Section 8 of the Clayton Antitrust Act of 1914, as amended, or who is a subject of a pending criminal proceeding, has been convicted in a criminal proceeding within the past ten (10) years or is subject to an order of the type specified in Rule 506(d) of Regulation D promulgated under the Securities Act;

(4)         if the Eligible Stockholder (or any Constituent Holder) or applicable Stockholder Nominee otherwise breaches or fails to comply in any material respect with its obligations pursuant to this Section 2.10 or any agreement, representation or undertaking required by this Section; or

(5)         if the Eligible Stockholder ceases to be an Eligible Stockholder for any reason, including, but not limited to, not owning the Proxy Access Request Required Shares through the date of the applicable annual meeting.

Clauses (1), (2), and (3) and, to the extent related to a breach or failure by the Stockholder Nominee, clause (4), will result in the exclusion from the proxy materials pursuant to this Section 2.10 of the specific Stockholder Nominee to whom the ineligibility applies, or, if the proxy statement already has been filed, the ineligibility of such Stockholder Nominee to be nominated; provided, however, that clause (5) and, to the extent related to a breach or failure by an Eligible Stockholder (or any Constituent Holder), clause (4) will result in the Voting Stock owned by such Eligible Stockholder (or Constituent Holder) being excluded from the Proxy Access Request Required Shares (and, if as a result the Proxy Access Notice shall no longer have been filed by an Eligible Stockholder, the exclusion from the proxy materials pursuant to this Section 2.10 of all of the applicable stockholder’s Stockholder Nominees from the applicable annual meeting of stockholders or, if the proxy statement has already been filed, the ineligibility of all of such stockholder’s Stockholder Nominees to be nominated).

(L)              Notwithstanding the foregoing provisions of Section 2.10, if the Eligible Stockholder giving the Proxy Access Notice (or a qualified representative thereof) does not appear at the annual meeting of stockholders of the Corporation to present a nomination or proposed business, such nomination shall be disregarded and such proposed business shall not be transacted, notwithstanding that proxies in respect of such vote may have been received by the Corporation.

Section 2.11        Submission of Questionnaire, Representation and Agreement. To be eligible to be a nominee of any stockholder for election or reelection as a director of the Corporation, a person must deliver (in accordance with the time periods prescribed for delivery of notice under Section 2.9 or Section 2.10 of these Bylaws, as applicable) to the Secretary at the principal executive offices of the Corporation a written questionnaire with respect to the background and qualification of such individual and the background of any other person or entity on whose behalf, directly or indirectly, the nomination is being made, an irrevocable conditional resignation in accordance with the Corporation’s resignation policy in connection with majority voting and Section 2.12 of these Bylaws, and a written representation and agreement (in the form of such questionnaire, irrevocable conditional resignation and representation and agreement provided by the Secretary, which form shall be provided by the Secretary upon written

Annex F-12

request of any stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or business proposal, as applicable, is made; provided such written request identifies both the stockholder making such request and the beneficial owner(s), if any, on whose behalf such request is being made) that such individual:

(A)             (1) is not and will not become a party to: (a) any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity as to how such person, if elected as a director of the Corporation, will act or vote on any issue or question (a “Voting Commitment”) that has not been disclosed to the Corporation; and (b) any Voting Commitment that could limit or interfere with such individual’s ability to comply, if elected as a director of the corporation, with such individual’s fiduciary duties under applicable law; and (2) is not and will not become a party to any agreement, arrangement or understanding with any person or entity other than the Corporation with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a director that has not been disclosed therein;

(B)             agrees to promptly provide to the Corporation such other information as the Corporation may reasonably request; and

(C)             in such individual’s personal capacity and on behalf of any person or entity on whose behalf, directly or indirectly, the nomination is being made, would be in compliance, if elected as a director of the Corporation, and will comply, with all applicable corporate governance, conflict of interest, confidentiality and stock ownership and trading policies and guidelines of the Corporation publicly disclosed from time to time.

Section 2.12        Procedure for Election of Directors; Required Vote.

(A)             Except as set forth below, election of directors at all meetings of the stockholders at which directors are to be elected shall be by ballot, and, subject to the rights of the holders of any series of Preferred Stock to elect directors under specified circumstances, a majority of the votes cast at any meeting for the election of directors at which a quorum is present shall elect directors. For purposes of this Section 2.12, a majority of votes cast shall mean that the number of shares voted “for” a director’s election exceeds 50% of the number of votes cast with respect to that director’s election. Votes cast shall include direction to withhold authority in each case and exclude abstentions with respect to that director’s election. Notwithstanding the foregoing, in the event of a “contested election” of directors, directors shall be elected by the vote of a plurality of the votes cast at any meeting for the election of directors at which a quorum is present. For purposes of this Section 2.12, a “contested election” shall mean any election of directors in which the number of candidates for election as directors exceeds the number of directors to be elected, with the determination thereof being made by the Secretary as of the closing of the applicable notice of nomination period set forth in Section 2.9(A) and Section 2.9(B) of these Bylaws or under applicable law, based on whether one or more notice(s) of nomination were timely filed in accordance with said paragraphs of Section 2.9; provided, however, that the determination that an election is a “contested election” shall not be determinative as to the validity of a notice of nomination. If, prior to the time the Corporation mails its initial proxy statement in connection with such election of directors, one or more notices of nomination are withdrawn such that the number of candidates for election as director no longer exceeds the number of directors to be elected, the election shall not be considered a contested election, but in all other cases, once an election is determined to be a contested election, directors shall be elected by the vote of a plurality of the votes cast.

(B)             If a nominee for director who is an incumbent director is not elected and no successor has been elected at such meeting, the director shall promptly tender his or her resignation to the Board of Directors in accordance with the agreement contemplated by Section 2.11 of these Bylaws. The committee delegated responsibility for director nominations and governance matters (the “Nominating and Corporate Governance Committee”) shall make a recommendation to the Board of Directors as to whether to accept or reject the tendered resignation, or whether other action should be taken. The Board of Directors shall act on the tendered resignation, taking into account the Nominating and Corporate Governance Committee’s recommendation, and publicly disclose (by a press release, a filing with the Securities and Exchange Commission or other broadly disseminated means of communication) its decision regarding the tendered resignation and the rationale behind the decision within ninety (90) days from the date of the certification of the election results. The Nominating and Corporate Governance Committee in making its recommendation, and the Board of Directors in making its decision, may each consider any factors or other information that it considers appropriate and relevant. The director who tenders his or her resignation shall not participate in the recommendation of the Nominating and Corporate Governance Committee or the decision of the Board of Directors with respect to his or her resignation. If such incumbent director’s resignation is not accepted by the Board of Directors, such director shall continue to serve until the next annual meeting and until his or her successor is duly elected, or his or her earlier

Annex F-13

resignation or removal. If a director’s resignation is accepted by the Board of Directors pursuant to this Bylaw, or if a nominee for director is not elected and the nominee is not an incumbent director, then the Board of Directors, in its sole discretion, may fill any resulting vacancy pursuant to the provisions of Section 3.9 of these Bylaws or may decrease the size of the Board of Directors pursuant to the provisions of Section 3.2 of these Bylaws.

(C)             Except as otherwise provided by law, the Certificate of Incorporation, or these Bylaws, in all matters other than the election of directors, the affirmative vote of a majority of the shares present in person or represented by proxy at the meeting and entitled to vote on the matter shall be the act of the stockholders.

(D)             Any individual who is nominated for election to the Board of Directors, including pursuant to Section 2.9 or Section 2.10, shall tender an irrevocable resignation in advance of the annual meeting. Unless otherwise determined by the Board of Directors, such resignation shall become effective upon a determination by the Board of Directors or any committee thereof that: (1) the information provided pursuant to the Corporation by such individual or, if applicable, by the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination was made, who nominated such individual under Section 2.8 and Section 2.9, or, if applicable, by the Eligible Stockholder (or any stockholder, fund and/or beneficial owner whose stock ownership is counted for the purposes of qualifying as an Eligible Stockholder) who nominated such individual, was untrue in any material respect or omitted to state a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading; or (2) such individual or, if applicable, by the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination was made, who nominated such individual under Section 2.8 and Section 2.9, or, if applicable, the Eligible Stockholder (including each stockholder, fund and/or beneficial owner whose stock ownership is counted for the purposes of qualifying as an Eligible Stockholder) who nominated such individual, shall have breached any representations or obligations owed to the Corporation under these Bylaws.

Section 2.13        Inspectors of Elections; Opening and Closing the Polls. The Board of Directors by resolution shall appoint one or more inspectors, which inspector or inspectors may, but does not need to, include individuals who serve the Corporation in other capacities, including, without limitation, as officers, employees, agents or representatives, to act at the meetings of stockholders and make a written report thereof. One or more persons may be designated as alternate inspectors to replace any inspector who fails to act. If no inspector or alternate has been appointed to act or is able to act at a meeting of stockholders, the chair of the meeting shall appoint one or more inspectors to act at the meeting. Each inspector, before discharging his or her duties, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of his or her ability. The inspectors shall have the duties prescribed by law.

The chair of the meeting shall be appointed by the inspector or inspectors to fix and announce at the meeting the date and time of the opening and the closing of the polls for each matter upon which the stockholders will vote at a meeting.

Section 2.14        Stockholder Action by Written Consent. Stockholders of the Corporation may act by written consent solely to the extent permitted by the Certificate of Incorporation and these Bylaws. In the case of action to be taken by a stockholder or stockholders by written consent, no written consent shall be effective to take the action referred to therein, unless written consents signed by a sufficient number of stockholders to take such action are delivered to and received by the Corporation in accordance with this Section 2.14 within sixty (60) days of the date the earliest dated written consent was received by the Corporation in accordance with this Section 2.14.

Every written consent shall be signed by one or more persons who as of the record date are stockholders of record on such record date, shall bear the date of signature of each such stockholder, and shall set forth the name and address, as they appear in the Corporation’s books, of each stockholder signing such consent and the class and number of shares of the Corporation that are owned of record and beneficially by each such stockholder and shall be delivered to and received by the Secretary at the Corporation’s principal office by hand or by certified or registered mail, return receipt requested.

Section 2.15              Record Date for Action by Written Consent. In order that the Corporation may determine the stockholders entitled to consent to corporate action in writing without a meeting, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which date shall not be more than ten (10) days after the date upon which the resolution fixing the record date is adopted by the Board of Directors. Any stockholder of record seeking to have the stockholders authorize or take corporate action by written consent shall request the Board of Directors to fix a record date, which

Annex F-14

request shall be in proper form and delivered to the Secretary at the principal executive offices of the Corporation. To be in proper form, such request must be in writing and shall state the purpose or purposes of the action or actions proposed to be taken by written consent.

The Board of Directors shall promptly, but in all events within ten (10) days after the date on which such a request is received, adopt a resolution fixing the record date. If no record date has been fixed by the Board of Directors within ten (10) days of the date on which such a request is received, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting, when no prior action by the Board of Directors is required by applicable law, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Corporation by delivery to its registered office in Delaware, its principal place of business or to any officer or agent of the Corporation having custody of the book in which proceedings of meetings of stockholders are recorded. Delivery made to the Corporation’s registered office shall be by hand or by certified or registered mail, return receipt requested. If no record date has been fixed by the Board of Directors and prior action by the Board of Directors is required by applicable law, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting shall be at the close of business on the date on which the Board of Directors adopts the resolution taking such prior action.

Section 2.16        Inspectors of Written Consent. In the event of the delivery, in the manner provided by Section 2.14 of these Bylaws, to the Corporation of the requisite written consent or consents to take corporate action and/or any related revocation or revocations, the Corporation shall engage nationally recognized independent inspectors of elections for the purpose of promptly performing a ministerial review of the validity of the consents and revocations. For the purpose of permitting the inspectors to perform such review, no action by written consent without a meeting shall be effective until such date as the independent inspectors certify to the Corporation that the consents delivered to the Corporation in accordance with Section 2.14 of these Bylaws represent at least the minimum number of votes that would be necessary to take the corporate action. Nothing contained in this Section 2.16 shall in any way be construed to suggest or imply that the Corporation or any stockholder shall not be entitled to contest the validity of any consent or revocation thereof, whether before or after such certification by the independent inspectors, or to take any other action (including, without limitation, the commencement, prosecution or defense of any litigation with respect thereto, and the seeking of injunctive relief in such litigation).

Article III
BOARD OF DIRECTORS

Section 3.1          General Powers. The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors. In addition to the powers and authorities by these Bylaws expressly conferred upon them, the Board of Directors may exercise all such powers of the Corporation and do all such lawful acts and things as are not by statute or by the Certificate of Incorporation or by these Bylaws required to be exercised or done by the stockholders.

Section 3.2          Number, Tenure and Qualifications. Subject to the rights of the holders of any series of Preferred Stock to elect directors under specified circumstances, the number of directors shall be fixed from time to time exclusively pursuant to a resolution adopted by a majority of the Whole Board. No decrease in the number of authorized directors constituting the Whole Board shall shorten the term of any incumbent director.

The directors shall be elected at the annual meetings of stockholders as specified in the Certificate of Incorporation, except as otherwise provided in the Certificate of Incorporation and in these Bylaws, and each director of the Corporation shall hold office until such director’s successor is elected and qualified or until such director’s earlier death, resignation or removal.

Section 3.3          Regular Meetings. A regular meeting of the Board of Directors shall be held without other notice than this Bylaw immediately after, and at the same place as, the annual meeting of stockholders. The Board of Directors may, by resolution, provide the time and place, if any, for the holding of additional regular meetings without other notice than such resolution.

Section 3.4          Special Meetings. Special meetings of the Board of Directors shall be called at the request of the Chair of the Board, the Chief Executive Officer, or a majority of the Board of Directors then in office. The person or persons authorized to call special meetings of the Board of Directors may fix the place, if any, and time of the meetings.

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Section 3.5          Notice. Notice of any special meeting of directors shall be given to each director at such person’s business or residence in writing by hand delivery, first-class or overnight mail or courier service, email or facsimile transmission, or orally by telephone. If mailed by first-class mail, such notice shall be deemed adequately delivered when deposited in the United States mails so addressed, with postage thereon prepaid, at least five (5) days before such meeting. If by overnight mail or courier service, such notice shall be deemed adequately delivered when delivered to the overnight mail or courier service company at least twenty-four (24) hours before such meeting. If by email, facsimile transmission, telephone or by hand, such notice shall be deemed adequately delivered when the notice is transmitted at least twelve (12) hours before such meeting. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board of Directors need be specified in the notice of such meeting, except for amendments to these Bylaws, as provided under Section 9.2 of these Bylaws. A meeting may be held at any time without notice if all the directors are present or if those not present waive notice of the meeting in accordance with Section 7.4 of these Bylaws.

Section 3.6          Action by Consent of Board of Directors. Any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting if all members of the Board of Directors or committee, as the case may be, consent thereto in writing, or by electronic transmission and the writing or writings or electronic transmission or transmissions are filed with the minutes of proceedings of the Board, or committee. Such filing shall be in paper form if the minutes are maintained in paper form and shall be in electronic form if the minutes are maintained in electronic form.

Section 3.7          Virtual Meetings. Members of the Board of Directors, or any committee thereof, may participate in a meeting of the Board of Directors or such committee by means of conference telephone, video conference or other communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at such meeting.

Section 3.8          Quorum. Subject to Section 3.9 of these Bylaws, a whole number of directors equal to at least a majority of the Whole Board shall constitute a quorum for the transaction of business, but if at any meeting of the Board of Directors there shall be less than a quorum present, a majority of the directors present may adjourn the meeting from time to time without further notice. The act of the majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors. The directors present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough directors to leave less than a quorum.

Section 3.9          Vacancies. Subject to applicable law and the rights of the holders of any series of Preferred Stock to elect additional directors under specified circumstances, vacancies resulting from death, resignation, retirement, disqualification, removal from office or other cause, and newly created directorships resulting from any increase in the authorized number of directors, may be filled only by the affirmative vote of a majority of the remaining directors, though less than a quorum of the Board of Directors, or the sole remaining director and directors so chosen shall hold office for a term expiring at the next annual meeting of stockholders and until such director’s successor shall have been duly elected and qualified. No decrease in the number of authorized directors constituting the Board of Directors shall shorten the term of any incumbent director.

Section 3.10        Committees. The Board may designate any such committee as the Board considers appropriate, which shall consist of one or more directors of the Corporation. The Board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. Any such committee may to the extent permitted by law exercise such powers and shall have such responsibilities as shall be specified in the designating resolution. Each committee shall keep written minutes of its proceedings and shall report such proceedings to the Board when required.

A majority of any committee may determine its action and fix the time and place of its meetings, unless the Board shall otherwise provide. Notice of such meetings shall be given to each member of the committee in the manner provided for in Section 3.5 of these Bylaws. The Board shall have power at any time to fill vacancies in, to change the membership of, or to dissolve, any such committee. Nothing herein shall be deemed to prevent the Board from appointing one or more committees consisting, in whole or in part, of persons who are not directors of the Corporation; provided, however, that no such committee shall have or may exercise any authority of the Board.

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Section 3.11        Removal. Subject to the rights of the holders of any series of Preferred Stock with respect to such series of Preferred Stock, any director, or the entire Board of Directors, may be removed from office at any time, with or without cause, only by the affirmative vote of the holders of at least a majority of the voting power of all of the then-outstanding shares of Voting Stock, voting together as a single class.

Article IV
OFFICERS

Section 4.1          Elected Officers. The elected officers of the Corporation shall be a Chief Executive Officer, a Secretary, a Treasurer, and such other officers (including, without limitation, a Chief Financial Officer) as the Board of Directors from time to time may deem proper. Any number of offices may be held by the same person. All officers elected by the Board of Directors shall each have such powers and duties as generally pertain to their respective offices, subject to the specific provisions of this Article IV. Such officers shall also have such powers and duties as from time to time may be conferred by the Board of Directors or by any committee thereof. The Board or any committee thereof may from time to time elect, or the Chief Executive Officer may appoint, such other officers (including one or more Assistant Vice Presidents, Assistant Secretaries and Assistant Treasurers) and such agents, as may be necessary or desirable for the conduct of the business of the Corporation. Such other officers and agents shall have such duties and shall hold their offices for such terms as shall be provided in these Bylaws or as may be prescribed by the Board or such committee or by the Chief Executive Officer, as the case may be.

Section 4.2          Election and Term of Office. The elected officers of the Corporation shall be elected by the Board of Directors. Each officer shall hold office until such officer’s successor shall have been duly elected and shall have qualified or until such officer’s earlier resignation or removal.

Section 4.3          Chair of the Board. The Chair of the Board shall preside at all meetings of the stockholders and of the Board of Directors and shall have such powers and duties as may be conferred by the Board of Directors or contemplated by the Corporation’s Corporate Governance Guidelines and shall be the Chief Executive Officer of the Corporation.

Section 4.4          Chief Executive Officer. The Chief Executive Officer shall be responsible for the general management of the affairs of the Corporation and shall perform all duties incidental to his office which may be required by applicable law and all such other duties as are properly required of him by the Board of Directors. He shall make reports to the Board of Directors and the stockholders, and shall see that all orders and resolutions of the Board of Directors and of any committee thereof are carried into effect.

Section 4.5          Other Officers. The other officers of the Corporation shall have such powers and duties not inconsistent with these Bylaws as may from time to time be conferred upon them in or pursuant to resolutions of the Board of Directors, and shall have such additional powers and duties not inconsistent with such resolutions as may from time to time be assigned to them by any competent superior officer. The Board of Directors shall assign to one or more of the officers of the Corporation the duty to record the proceedings of the meetings of the stockholders and the Board of Directors in a book to be kept for that purpose.

Section 4.6          Removal. Any officer elected, or agent appointed, by the Board of Directors may be removed from office with or without cause by the affirmative vote of a majority of the Whole Board. Any officer or agent appointed by the Chief Executive Officer may be removed by the officer that appointed such officer or agent with or without cause. No elected officer shall have any contractual rights against the Corporation for compensation by virtue of such election beyond the date of the election of his or her successor, his or her death, or his or her resignation or removal, whichever event shall first occur, except as otherwise provided in an employment contract or under an employee deferred compensation plan. Except to the extent otherwise specifically provided by the Board of Directors or the Chief Executive Officer, any officer that is also an employee of the Corporation will cease to be an officer at such time as he or she ceases to be an employee of the Corporation.

Section 4.7          Vacancies. A newly created elected office and a vacancy in any elected office because of death, resignation, or removal may be filled by the Board of Directors. Any vacancy in an office appointed by the Chief Executive Officer because of death, resignation, or removal may be filled by the Chief Executive Officer.

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Article V
STOCK CERTIFICATES AND TRANSFERS

Section 5.1          Certificated and Uncertificated Stock; Transfers. The interest of each stockholder of the Corporation may be evidenced by certificates for shares of stock in such form as the appropriate officers of the Corporation may from time to time prescribe or be uncertificated.

The shares of the stock of the Corporation shall be transferred on the books of the Corporation, in the case of certificated shares of stock, by the holder thereof in person or by such person’s attorney duly authorized in writing, upon surrender for cancellation of certificates for at least the same number of shares, with an assignment and power of transfer endorsed thereon or attached thereto, duly executed, with such proof of the authenticity of the signature as the Corporation or its agents may reasonably require; and, in the case of uncertificated shares of stock, upon receipt of proper transfer instructions from the registered holder of the shares or by such person’s attorney duly authorized in writing, and upon compliance with appropriate procedures for transferring shares in uncertificated form. No transfer of stock shall be valid as against the Corporation for any purpose until it shall have been entered in the stock records of the Corporation by an entry showing from and to whom transferred.

The certificates of stock, if any, shall be signed, countersigned and registered in such manner as the Board of Directors may by resolution prescribe, which resolution may permit all or any of the signatures on such certificates to be in facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate has ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if such person were such officer, transfer agent or registrar at the date of issue.

Notwithstanding anything to the contrary in these Bylaws, at all times that the Corporation’s stock is listed on a stock exchange, the shares of the stock of the Corporation shall comply with all direct registration system eligibility requirements established by such exchange, including any requirement that shares of the Corporation’s stock be eligible for issue in book-entry form. All issuances and transfers of shares of the Corporation’s stock shall be entered on the books of the Corporation with all information necessary to comply with such direct registration system eligibility requirements, including the name and address of the person to whom the shares of stock are issued, the number of shares of stock issued and the date of issue. The Board of Directors shall have the power and authority to make such rules and regulations as it may deem necessary or proper concerning the issue, transfer and registration of shares of stock of the Corporation in both the certificated and uncertificated form.

Section 5.2          Lost, Stolen or Destroyed Certificates. No certificate for shares of stock in the Corporation shall be issued in place of any certificate alleged to have been lost, destroyed or stolen, except on production of such evidence of such loss, destruction or theft and on delivery to the Corporation of a bond of indemnity in such amount, upon such terms and secured by such surety, as the Board of Directors or any financial officer may in its or such person’s discretion require.

Section 5.3          Record Owners. The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise required by applicable law.

Section 5.4          Transfer and Registry Agents. The Corporation may from time to time maintain one or more transfer offices or agencies and registry offices or agencies at such place or places as may be determined from time to time by the Board of Directors or by the Chief Executive Officer.

Article VI
INDEMNIFICATION

Section 6.1          Indemnification.

(A)             Each person who was or is a party or is otherwise threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter, a “Proceeding”), by reason of the fact that he or she or a person of whom he or she is the legal representative is or was, at any time during which this Bylaw is in effect (whether or not such person continues to serve in such capacity

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at the time any indemnification or advancement of expenses pursuant hereto is sought or at the time any Proceeding relating thereto exists or is brought), a director or officer of the Corporation or, while serving as a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, trustee, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans maintained or sponsored by the Corporation (hereinafter, a “Covered Person”), shall be (and shall be deemed to have a contractual right to be) indemnified and held harmless by the Corporation (and any successor of the Corporation by merger or otherwise) to the fullest extent authorized by the General Corporation Law of the State of Delaware as the same exists or may hereafter be amended or modified from time to time (but, in the case of any such amendment or modification, only to the extent that such amendment or modification permits the Corporation to provide greater indemnification rights than said law permitted the Corporation to provide prior to such amendment or modification), against all expense, liability and loss (including attorneys’ fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) actually and reasonably incurred or suffered by such person in connection with such Proceeding if the person acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. The termination of any Proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that the person’s conduct was unlawful. Such indemnification shall continue as to a person who has ceased to be a director or officer of the Corporation or ceased serving at the request of the Corporation as a director, officer, trustee, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans maintained or sponsored by the Corporation, and shall inure to the benefit of his or her heirs, executors and administrators; provided that, except as provided in Section 6.1(D), the Corporation shall indemnify any such person seeking indemnification in connection with a Proceeding (or part thereof) initiated by such person only if such Proceeding (or part thereof) was authorized by the Board of Directors.

(B)             Mandatory Advancement of Expenses. To the fullest extent authorized by the General Corporation Law of the State of Delaware as the same exists or may hereafter be amended or modified from time to time (but, in the case of any such amendment or modification, only to the extent that such amendment or modification permits the Corporation to provide greater rights to advancement of expenses than said law permitted the Corporation to provide prior to such amendment or modification), each Covered Person shall have (and shall be deemed to have a contractual right to have) the right, without the need for any action by the Board of Directors, to be paid by the Corporation (and any successor of the Corporation by merger or otherwise) the expenses incurred in connection with any Proceeding in advance of its final disposition, such advances to be paid by the Corporation within twenty (20) days after the receipt by the Corporation of a statement or statements from the claimant requesting such advance or advances from time to time; provided that if the General Corporation Law of the State of Delaware requires, the payment of such expenses incurred by a director or officer in his or her capacity as a director or officer (and not, except to the extent specifically required by applicable law, in any other capacity in which service was or is rendered by such person while a director or officer, including, without limitation, service to an employee benefit plan) shall be made only upon delivery to the Corporation of an undertaking (hereinafter, the “Undertaking”) by or on behalf of such director or officer, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right of appeal (a “final disposition”) that such director or officer is not entitled to be indemnified for such expenses under this Bylaw or otherwise.

(C)             Indemnification in Respect of Successful Defense. Any indemnification of a director or officer of the Corporation or advance of expenses (including attorneys’ fees, costs and charges) under Section 6.1(A) or Section 6.1(B) shall be made promptly, and in any event within forty-five (45) days (or, in the case of an advance of expenses, twenty (20) days), provided that the director or officer has delivered the undertaking contemplated by Section 6.1(B), upon the written request of the director or officer. If a determination by the Corporation that the director or officer is entitled to indemnification pursuant to this Article VI is required, and the Corporation fails to respond within sixty days to a written request for indemnity, the Corporation shall be deemed to have approved the request.

(D)             Procedure. To obtain indemnification under this Article VI, a claimant shall submit to the Corporation a written request, including therein or therewith such documentation and information as is reasonably available to the claimant and is reasonably necessary to determine whether and to what extent the claimant is entitled to indemnification. Upon written request by a claimant for indemnification, a determination, if required by applicable

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law, with respect to the claimant’s entitlement thereto shall be made as follows: (1) by a majority of Disinterested Directors (as hereinafter defined), even though less than a quorum; or (2) by a committee of Disinterested Directors designated by majority vote of the Disinterested Directors, even though less than a quorum; or (3) if there are no Disinterested Directors, or if the Disinterested Directors so direct, by Independent Counsel (as hereinafter defined), in a written opinion to the Board of Directors, a copy of which shall be delivered to the claimant; or (4) if a majority of the Disinterested Directors so directs, by a majority vote of the stockholders of the Corporation. In the event the determination of entitlement to indemnification is to be made by Independent Counsel, the Independent Counsel shall be selected by the Disinterested Directors, unless there shall have occurred within two years prior to the date of the commencement of the Proceeding for which indemnification is claimed a “Change of Control” as defined in the QXO, Inc. 2024 Omnibus Incentive Compensation Plan, in which case the Independent Counsel shall be selected by the claimant, unless the claimant shall request that such selection be made by the Disinterested Directors. If it is so determined that the claimant is entitled to indemnification, payment to the claimant shall be made within ten (10) days after such determination. If a claim for indemnification under this Article VI is not paid in full by the Corporation within thirty (30) days after a written claim pursuant to this Section 6.1(D) has been received by the Corporation, or if a request for advancement of expenses under this Article VI is not paid in full by the Corporation within twenty (20) days after a statement pursuant to Section 6.1(B) of these Bylaws and the required Undertaking, if any, have been received by the Corporation, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim for indemnification or request for advancement of expenses and, if successful, in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim. It shall be a defense to any such action that, under the General Corporation Law of the State of Delaware, the claimant has not met the standard of conduct which makes it permissible for the Corporation to indemnify the claimant for the amount claimed or that the claimant is not entitled to the requested advancement of expenses, but (except where the required Undertaking, if any, has not been tendered to the Corporation) the burden of proving such defense shall be on the Corporation. Neither the failure of the Corporation (including its Disinterested Directors, Independent Counsel or stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the General Corporation Law of the State of Delaware, nor an actual determination by the Corporation (including its Disinterested Directors, Independent Counsel or stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

(E)              If a determination shall have been made pursuant to Section 6.1 of these Bylaws that the claimant is entitled to indemnification, the Corporation shall be bound by such determination in any judicial proceeding commenced pursuant to Section 6.1.

(F)              The Corporation shall be precluded from asserting in any judicial proceeding commenced pursuant to Section 6.1 that the procedures and presumptions of this Bylaw are not valid, binding and enforceable and shall stipulate in such proceeding that the Corporation is bound by all the provisions of this Bylaw.

Section 6.2           Contract Rights; Amendment and repeal; Non-Exclusivity of Rights

(A)             All of the rights conferred in this Article VI, as to indemnification, advancement of expenses and otherwise, shall be contract rights between the Corporation and each Covered Person to whom such rights are extended that vest at the commencement of such Covered Person’s service to or at the request of the Corporation and: (x) any amendment or modification of this Article VI that in any way diminishes or adversely affects any such rights shall be prospective only and shall not in any way diminish or adversely affect any such rights with respect to such person; and (y) all of such rights shall continue as to any such Covered Person who has ceased to be a director or officer of the Corporation or ceased to serve at the Corporation’s request as a director, officer, trustee, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, as described herein, and shall inure to the benefit of such Covered Person’s heirs, executors and administrators.

(B)             All of the rights conferred in this Article VI, as to indemnification, advancement of expenses and otherwise: (i) shall not be exclusive of any other rights to which any person seeking indemnification or advancement of expenses may be entitled or hereafter acquire under any statute, provision of the Certificate of Incorporation, Bylaws, agreement, vote of stockholders or Disinterested Directors or otherwise both as to action in such person’s official capacity and as to action in another capacity while holding such office; and (ii) cannot be terminated or impaired by the Corporation, the Board of Directors or the stockholders of the Corporation with respect to a person’s service prior to the date of such termination.

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Section 6.3           Insurance, Other Indemnification and Advancement of Expenses.

(A)             The Corporation may maintain insurance, at its expense, to protect itself and any current or former director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the General Corporation Law of the State of Delaware.

(B)             The Corporation may, to the extent authorized from time to time by the Board of Directors or the Chief Executive Officer, grant rights to indemnification and rights to advancement of expenses incurred in connection with any Proceeding in advance of its final disposition, to any current or former officer, employee or agent of the Corporation to the fullest extent permitted by applicable law.

Section 6.4          Notice. Any notice, request or other communication required or permitted to be given to the Corporation under this Article VI shall be in writing and either delivered in person or sent by telecopy, telex, telegram, overnight mail or courier service, or certified or registered mail, postage prepaid, return receipt requested, to the Secretary and shall be effective only upon receipt by the Secretary.

Section 6.5          Severability. If any provision or provisions of this Article VI shall be held to be invalid, illegal or unenforceable for any reason whatsoever: (1) the validity, legality and enforceability of the remaining provisions of this Article VI (including, without limitation, each portion of any paragraph of this Article VI containing any such provision held to be invalid, illegal or unenforceable, that is not itself held to be invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby; and (2) to the fullest extent possible, the provisions of this Article VI (including, without limitation, each such portion of any paragraph of this Article VI containing any such provision held to be invalid, illegal or unenforceable) shall be construed so as to give effect to the intent manifested by the provision held invalid, illegal or unenforceable.

Article VII
MISCELLANEOUS PROVISIONS

Section 7.1          Fiscal Year. The fiscal year of the Corporation shall begin on the first day of January and end on the thirty-first day of December of each year.

Section 7.2          Dividends. The Board of Directors may from time to time declare, and the Corporation may pay, dividends on its outstanding shares in the manner and upon the terms and conditions provided by law and the Certificate of Incorporation.

Section 7.3          Seal. The corporate seal shall have inscribed thereon the words “Corporate Seal,” the year of incorporation and around the margin thereof the words “SilverSun Technologies, Inc. – Delaware.”

Section 7.4          Waiver of Notice. Whenever any notice is required to be given to any stockholder or director of the Corporation under the provisions of the General Corporation Law of the State of Delaware, the Certificate of Incorporation or these Bylaws, a waiver thereof in writing, signed by the person or persons entitled to such notice, or a waiver by electronic transmission by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice. Neither the business to be transacted at, nor the purpose of, any annual or special meeting of the stockholders or the Board of Directors or committee thereof need be specified in any waiver of notice of such meeting.

Section 7.5          Audits. The accounts, books and records of the Corporation shall be audited upon the conclusion of each fiscal year by an independent certified public accountant selected by the Board of Directors.

Section 7.6          Resignations. Any director or any officer, whether elected or appointed, may resign at any time by giving written notice of such resignation to the Chair of the Board, the Chief Executive Officer, or the Secretary, and such resignation shall be deemed to be effective as of the close of business on the date said notice is received by the Chair of the Board, the Chief Executive Officer, or the Secretary, or at such later time as is specified therein. Except to the extent specified in such notice, no formal action shall be required of the Board of Directors or the stockholders to make any such resignation effective.

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Section 7.7          Definitions. For purposes of these Bylaws:

(1)    “affiliate” and “associate” shall have the meanings ascribed thereto in Rule 405 under the Exchange Act; provided, however, that the term “partner” as used in the definition of “associate” shall not include any limited partner that is not involved in the management of the relevant partnership and the term “registrant” as used in such definition shall be deemed to also include any (a) stockholder giving a notice (or beneficial owner on whose behalf such notice is given) under Section 2.8 or Section 2.9 or (b) any Eligible Stockholder under Section 2.10 giving the Proxy Access Notice, in each case, or any affiliate or associate thereof.

(2)    For purposes of these Bylaws (other than Section 2.9(C)(1)(iii)), “beneficial owner” shall have the meaning ascribed thereto under Section 13(d) of the Exchange Act, and “beneficially own” and “own beneficially” shall have correlative meanings. For purposes of Section 2.9(C)(1)(iii) of these Bylaws, “beneficial owner” shall have the meaning ascribed thereto under Section 13(d) of the Exchange Act, except that a person will also be deemed to be the beneficial owner of securities or other interests which such person has the right to acquire (whether such right is exercisable immediately or only after the passage of time) pursuant to the exercise of any securities or under any agreement, arrangement or understanding (whether or not in writing), regardless of when such right may be exercised and regardless of whether or not they are conditional, and “beneficially own” and “own beneficially” shall have correlative meanings.

(3)    “business day” shall mean each Monday, Tuesday, Wednesday, Thursday and Friday that is not a day on which banking institutions in New York, NY are authorized or obligated by law or executive order to close.

(4)    “Close of Business” shall mean 5:00 p.m. local time at the principal executive offices of the Corporation, and if an applicable deadline falls on the Close of Business on a day that is not a business day, then the applicable deadline shall be deemed to be the Close of Business on the immediately preceding business day.

(5)    “Constituent Holder” shall mean any stockholder, collective investment fund included within a Qualifying Fund (as defined in Section 2.10(E)) or beneficial holder whose stock ownership is counted for the purpose of qualifying as holding the Proxy Access Request Required Shares (as defined in Section 2.10(E)) or qualifying as an Eligible Stockholder (as defined in Section 2.10(E));

(6)    “delivery” of any notice or materials by a stockholder as required to be “delivered” under Section 2.9 shall be made by hand delivery, overnight courier service, or by certified or registered mail, return receipt required, in each case, to the Secretary at the principal executive offices of the Corporation.

(7)    “Disinterested Director” means a director of the Corporation who is not and was not a party to the matter in respect of which indemnification is sought by the claimant.

(8)    “Independent Counsel” means a law firm, a member of a law firm, or an independent practitioner, that is experienced in matters of corporation law and shall include any person who, under the applicable standards of professional conduct then prevailing, would not have a conflict of interest in representing either the Corporation or the claimant in an action to determine the claimant’s rights under this Bylaw.

(9)    For purposes of Section 2.10 of these Bylaws, a stockholder (including any Constituent Holder) shall be deemed to “own” only those outstanding shares of Voting Stock as to which the stockholder itself (or such Constituent Holder itself) possesses: (a) the full voting rights pertaining to the shares; (b) the full economic interest in (including the opportunity for profit and risk of loss on) such shares; and (c) the full power to dispose of or direct the disposition of such shares. The number of shares calculated in accordance with the foregoing clauses (a), (b) and (c) shall be deemed not to include (and to the extent any of the following arrangements have been entered into by affiliates of the stockholder (or of any Constituent Holder), shall be reduced by) any shares (x) sold by such stockholder or Constituent Holder (or any of either’s affiliates) in any transaction that has not been settled or closed, including any short sale, (y) borrowed by such stockholder or Constituent Holder (or any of either’s affiliates) for any purposes or purchased by such stockholder or Constituent Holder (or any of either’s affiliates) pursuant to an agreement to resell, or (z) subject to any option, warrant, forward contract, swap, contract of sale, other derivative or similar instrument, agreement or understanding entered into by such stockholder or Constituent Holder (or any of either’s affiliates), whether any such instrument, agreement or understanding is to be settled with shares or with cash based on the notional amount or value of Voting Stock, in any such case which instrument, or agreement or understanding has, or is intended to have, or if exercised by either party thereto would have, the purpose or effect of: (i) reducing in any manner, to any extent or at any

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time in the future, such stockholder’s or Constituent Holder’s (or either’s affiliate’s) full right to vote or direct the voting of any such shares; and/or (ii) hedging, offsetting or altering to any degree gain or loss arising from the full economic ownership of such shares by such stockholder or Constituent Holder (or either’s affiliate), other than any such arrangements solely involving a national or multi-national market index. A stockholder (including any Constituent Holder) shall “own” shares held in the name of a nominee or other intermediary so long as the stockholder itself (or such Constituent Holder itself) retains the right to instruct how the shares are voted with respect to the election of directors and the right to direct the disposition thereof and possesses the full economic interest in the shares. A stockholder’s (including any Constituent Holder’s) ownership of shares shall be deemed to continue during any period in which such person has (A) loaned such shares provided that such person has the power to recall such loaned shares on not more than five (5) business days’ notice or (B) delegated any voting power over such shares by means of a proxy, power of attorney or other instrument or arrangement which in all such cases is revocable at any time by the stockholder without any condition. The terms “owned,” “owning” and other variations of the word “own” shall have correlative meanings.

(10)   “Public Announcement” shall mean any method (or combination of methods) of disclosure that is reasonably designed to provide broad, non-exclusionary distribution of the information to the public or the furnishing or filing of any document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act and the rules and regulations promulgated thereunder.

(11)  “Public Company” shall mean any person with a class of equity securities registered pursuant to Section 12 of the Exchange Act, whether or not trading in such securities has been suspended.

(12)  “Voting Stock” shall mean the outstanding shares of capital stock of the Corporation entitled to vote generally for the election of directors.

Article VIII
Contracts, Proxies, Etc.

Section 8.1          Contracts. Except as otherwise required by applicable law, the Certificate of Incorporation or these Bylaws, any contracts or other instruments may be executed and delivered in the name and on behalf of the Corporation by such officer or officers of the Corporation as the Board of Directors may from time to time direct. Such authority may be general or confined to specific instances as the Board may determine. Without limiting the foregoing, the Chair of the Board and the Chief Executive Officer may execute bonds, contracts, deeds, leases and other instruments to be made or executed by or on behalf of the Corporation. Subject to any restrictions imposed by the Board of Directors, the Chair of the Board and the Chief Executive Officer may delegate contractual powers to others under his jurisdiction, it being understood, however, that any such delegation of power shall not relieve such officer of responsibility with respect to the exercise of such delegated power.

Section 8.2           Proxies. Unless otherwise provided by resolution adopted by the Board of Directors, the Chair of the Board, the Chief Executive Officer, or any Vice President may from time to time appoint an attorney or attorneys or agent or agents of the Corporation, in the name and on behalf of the Corporation, to cast the votes which the Corporation may be entitled to cast as the holder of stock or other securities in any other corporation, any of whose stock or other securities may be held by the Corporation, at meetings of the holders of the stock or other securities of such other corporation, or to consent in writing, in the name of the Corporation as such holder, to any action by such other corporation, and may instruct the person or persons so appointed as to the manner of casting such votes or giving such consent, and may execute or cause to be executed in the name and on behalf of the Corporation and under its corporate seal or otherwise, all such written proxies or other instruments as he or she may deem necessary or proper in the premises.

Article IX
AMENDMENTS

Section 9.1          By the Stockholders. Subject to the provisions of the Certificate of Incorporation, these Bylaws may be altered, amended or repealed, or new Bylaws enacted, at any special meeting of the stockholders if duly called for that purpose (provided that in the notice of such special meeting, notice of such purpose shall be given), or at any annual meeting, by the affirmative vote of a majority of the Voting Stock, voting together as a single class.

Section 9.2          By the Board of Directors. Subject to the laws of the State of Delaware, the Certificate of Incorporation and these Bylaws, these Bylaws may also be altered, amended or repealed, or new Bylaws enacted, by the Board of Directors.

Annex F-23

SCAN TO VIEW MATERIALS & VOTE SILVERSUN TECHNOLOGIES, INC. 120 EAGLE ROCK AVENUE, SUITE 330 EAST HANOVER, NEW JERSEY 07936 UNITED STATES VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 p.m. Eastern Time on March 13, 2024. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 p.m. Eastern Time on March 13, 2024. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: V29425-S82663 KEEP THIS PORTION FOR YOUR RECORDS SILVERSUN TECHNOLOGIES, INC. THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY The Board of Directors recommends you vote FOR each of the following proposals: For Against Abstain 1. To approve the issuance and sale to the Investors of the Securities (including shares of common stock that may be issued pursuant to the Securities) in accordance with the Investment Agreement, and the other transactions contemplated by the Investment Agreement (the “Investment Proposal”). A copy of the Investment Agreement is attached as Annex A to the accompanying proxy statement. 2. 1. To approve the adoption of the Fifth Amended and Restated Certificate of Incorporation (the “Amended and Restated Certificate of Incorporation”), a copy of the form of which is attached as Annex B to the accompanying proxy statement, which, if approved, would become effective prior to and in connection with the closing of the Equity Investment (the “General Charter Proposal”). 3. To approve separately a feature of the Amended and Restated Certificate of Incorporation implementing the Reverse Stock Split. 4. 1. To approve separately a feature of the Amended and Restated Certificate of Incorporation effecting an increase in the number of authorized shares of Common Stock to 2,000,000,000 and an increase in the number of authorized shares of Preferred Stock to 10,000,000. 5. 1. To approve separately a feature of the Amended and Restated Certificate of Incorporation specifying the circumstances under which stockholders are able to act by written consent in lieu of a stockholder meeting. 6. To approve separately a feature of the Amended and Restated Certificate of Incorporation specifying the circumstances under which a special meeting of stockholders may be called. 7. To approve separately a feature of the Amended and Restated Certificate of Incorporation designating the exclusive forums in which certain claims relating to the Company may be brought. 8. To approve separately a feature of the Amended and Restated Certificate of Incorporation providing for exculpation of directors and officers to the extent permitted by the Delaware General Corporation Law (this Proposal, together with the General Charter Proposal and Proposals 3 through 7, collectively, the “Charter Proposals”). 9. To approve the QXO, Inc. 2024 Omnibus Incentive Plan, a copy of which is attached as Annex C to the accompanying proxy statement (the “2024 Plan Proposal”). 10. 1. To approve one or more adjournments of the Special Meeting to a later date or dates, if necessary or appropriate, to solicit additional proxies if there are insufficient votes for the approval of the Investment Proposal, the Charter Proposals or the 2024 Plan Proposal at the time of the Special Meeting. NOTE: Such other business as may properly come before the meeting or any adjournment thereof. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting: The Notice and Proxy Statement is available at www.proxyvote.com V29426-S82663 SILVERSUN TECHNOLOGIES, INC. Special Meeting of Shareholders March 14, 2024 at 9:00 A.M. EST This proxy is solicited by the Board of Directors The undersigned hereby appoints Mark Meller, Chief Executive Officer of SilverSun Technologies, Inc., as Proxy with full power of substitution to vote all the shares of Common Stock which the undersigned would be entitled to vote if personally present at the Special Meeting of Shareholders to be held on March 14, 2024 at 9:00 A.M. EST at 120 Eagle Rock Avenue, East Hanover, New Jersey 07936 or at any postponement or adjournment thereof, and upon any and all matters which may properly be brought before the Special Meeting or any postponement or adjournments thereof, hereby revoking all former proxies. This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendations. Continued and to be signed on reverse side